UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Dominion Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JOINT PROXY STATEMENT/PROSPECTUS
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:
On behalf of the boards of directors of NextEra Energy, Inc. (“NextEra Energy”) and Dominion Energy, Inc. (“Dominion Energy”), we are pleased to enclose the accompanying joint proxy statement/prospectus relating to the business combination of NextEra Energy and Dominion Energy. We are requesting that you take certain actions as a NextEra Energy or Dominion Energy shareholder.
On May 15, 2026, NextEra Energy and Dominion Energy entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”) with WG Development Corp., a direct wholly owned subsidiary of NextEra Energy (“Merger Sub Corp”), and CS Holdco, LLC, a direct wholly owned subsidiary of NextEra Energy (“LLC Sub”), pursuant to which NextEra Energy will combine with Dominion Energy through a series of mergers. Upon the terms and subject to the conditions set forth in the merger agreement and the related plans of merger (as defined in the accompanying joint proxy statement/prospectus), (i) Merger Sub Corp will merge with and into Dominion Energy, with Dominion Energy as the surviving corporation (the “surviving corporation”) and a wholly owned subsidiary of NextEra Energy (the “first merger”), and (ii) immediately following the first merger, the surviving corporation intends to merge with and into LLC Sub, with LLC Sub as the surviving entity (the “surviving entity”) and a wholly owned subsidiary of NextEra Energy (the “second merger” and, together with the first merger, the “mergers”).
Under the terms of the merger agreement and the first plan of merger (as defined in the accompanying joint proxy statement/prospectus), at the effective time of the first merger (the “effective time”): (a) each share of common stock, without par value, of Dominion Energy (“Dominion Energy common stock”) issued and outstanding immediately prior to the effective time (other than certain shares to be cancelled, as described in clause (b) below) will be cancelled and cease to exist, and each such share will be automatically converted into the right to receive (i) its pro rata portion, calculated using the closing share count (as defined in the accompanying joint proxy statement/prospectus), of an aggregate amount equal to $360 million in cash, without interest, and (ii) 0.8138 (the “exchange ratio”) shares of common stock, par value $0.01 per share, of NextEra Energy (“NextEra Energy common stock”); (b) each share of Dominion Energy common stock owned by NextEra Energy or Dominion Energy, or by any wholly owned subsidiary of NextEra Energy (including Merger Sub Corp), or Dominion Energy, will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor; and (c) each share of capital stock of Merger Sub Corp issued and outstanding immediately prior to the effective time will be converted into one share of capital stock of the surviving corporation. The exchange ratio is fixed and will not be adjusted for changes in the market price of either NextEra Energy common stock or Dominion Energy common stock between the signing of the merger agreement and the effective time. Under the terms of the merger agreement and the second plan of merger (as defined in the accompanying joint proxy statement/prospectus), at the effective time of the second merger (the “second effective time”): (a) each share of capital stock of the surviving corporation issued and outstanding immediately prior to the second effective time will be cancelled without any conversion thereof and no consideration will be delivered in exchange therefor; and (b) the membership interests of LLC Sub will remain outstanding as membership interests of the surviving entity. The merger agreement also specifies the treatment of Dominion Energy’s outstanding equity awards in connection with the first merger.
Immediately following the closing of the first merger, it is anticipated that, based on the number of shares of NextEra Energy common stock and Dominion Energy common stock outstanding as of July 24, 2026, persons who were shareholders of NextEra Energy and Dominion Energy immediately prior to the first merger will own approximately 74.5% and 25.5% of the combined company, respectively.
NextEra Energy and Dominion Energy will each hold special meetings of their respective shareholders in connection with the mergers (as may be adjourned or postponed from time to time, respectively, the “NextEra Energy special meeting” and “Dominion Energy special meeting”).

The NextEra Energy special meeting will be held virtually via webcast at www.virtualshareholdermeeting.com/ NEE2026SM on September 3, 2026, at 9:00 a.m., Eastern Time (unless it is adjourned or postponed to a later date). At the NextEra Energy special meeting, NextEra Energy shareholders will be asked to consider and vote on (1) a proposal to approve the issuance of NextEra Energy common stock to Dominion Energy shareholders in the first merger (the “NextEra Energy share issuance proposal”), (2) a proposal to approve an amendment to NextEra Energy’s articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares, as described in this joint proxy statement/prospectus and as reflected in the form of Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. attached as Annex G to this joint proxy statement/prospectus (the “NextEra Energy charter amendment proposal”) and (3) a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day (the “NextEra Energy adjournment proposal”). The NextEra Energy board unanimously recommends that NextEra Energy shareholders vote “FOR” the proposals to be considered at the NextEra Energy special meeting.
The Dominion Energy special meeting will be held virtually at www.virtualshareholdermeeting.com/D2026SM on September 3, 2026, at 9:30 a.m., Eastern Time (unless it is adjourned or postponed to a later date). The Dominion Energy special meeting will be held in a virtual meeting format only. Dominion Energy shareholders will not be able to attend the special meeting physically in person. At the Dominion Energy special meeting, Dominion Energy shareholders will be asked to consider and vote on (1) a proposal to approve the merger agreement and the first plan of merger (the “Dominion Energy merger proposal”), (2) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Dominion Energy’s named executive officers in connection with the first merger and (3) a proposal to approve the adjournment of the Dominion Energy special meeting to solicit additional proxies if there is a quorum present and there are not sufficient votes at the time of the Dominion Energy special meeting to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Dominion Energy shareholders. The Dominion Energy board unanimously recommends that Dominion Energy shareholders vote “FOR” each of the proposals to be considered at the Dominion Energy special meeting.
Although the number of shares of NextEra Energy common stock that Dominion Energy shareholders will receive in exchange for their shares of Dominion Energy common stock is fixed, the market value of the merger consideration (as defined in the accompanying joint proxy statement/prospectus) will fluctuate with the market price of NextEra Energy common stock and will not be known at the time Dominion Energy shareholders vote to approve the Dominion Energy merger proposal or at the time NextEra Energy shareholders vote to approve the NextEra Energy share issuance proposal. Based on the closing price of the NextEra Energy common stock on the New York Stock Exchange (“NYSE”) on May 15, 2026, the last full trading day before the public announcement of the mergers, the exchange ratio represented approximately $76.38 in value for each share of Dominion Energy common stock. Based on the closing price of NextEra Energy common stock on the NYSE on July 24, 2026, the last practicable trading day for which such information was available, of $89.78, the exchange ratio represented approximately $73.47 in value for each share of Dominion Energy common stock.
NextEra Energy common stock is traded on the NYSE under the symbol “NEE,” and Dominion Energy common stock is traded on the NYSE under the symbol “D.” The market prices of both NextEra Energy common stock and Dominion Energy common stock will fluctuate before the mergers, and you should obtain current stock price quotations for the NextEra Energy common stock and Dominion Energy common stock.
Your vote is very important.   The obligations of NextEra Energy and Dominion Energy to complete the mergers and other transactions contemplated by the merger agreement and the plans of merger are subject to the satisfaction or (to the extent permitted by law) waiver of a number of conditions set forth in the merger agreement, including certain approvals by the shareholders of NextEra Energy and Dominion Energy. We cannot complete the first merger unless the NextEra Energy shareholders vote to approve the NextEra Energy share issuance proposal and the Dominion Energy shareholders vote to approve the Dominion Energy merger proposal. Approval of the NextEra Energy charter amendment proposal is not a condition to the completion of the first merger.
This document is a prospectus relating to the NextEra Energy common stock to be issued to Dominion Energy shareholders in the first merger and a joint proxy statement for NextEra Energy and Dominion Energy to solicit proxies for their respective special meetings of shareholders. It contains answers to frequently asked questions and a summary of the important terms of the mergers, the merger agreement and the related transactions, followed by a more detailed discussion.

Please carefully read this entire document, including “Risk Factors” beginning on page 33, for a discussion of the risks relating to NextEra Energy, Dominion Energy and the mergers.
Sincerely,
/s/ John W. Ketchum Chairman, President and Chief Executive Officer NextEra Energy, Inc.	/s/ Robert M. Blue Chair, President and Chief Executive Officer Dominion Energy, Inc.

Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the mergers or the securities to be issued under this joint proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The date of the accompanying joint proxy statement/prospectus is July 24, 2026, and it is first being mailed or otherwise delivered to NextEra Energy shareholders and Dominion Energy shareholders on or about July 28, 2026.

NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 3, 2026
To the Shareholders of NextEra Energy, Inc.:
We are pleased to invite you to participate in the special meeting of shareholders of NextEra Energy, Inc., a Florida corporation (“NextEra Energy”), which will be held virtually via webcast at www.virtualshareholdermeeting.com/NEE2026SM, on September 3, 2026, at 9:00 a.m., Eastern Time (the “NextEra Energy special meeting”), for the purpose of voting on a proposal:
1.
to approve the issuance of shares of NextEra Energy common stock, par value $0.01 per share (“NextEra Energy common stock”), to shareholders of Dominion Energy, Inc. (“Dominion Energy”) in the first merger contemplated by the Agreement and Plan of Merger, dated as of May 15, 2026, by and among NextEra Energy, Dominion Energy, WG Development Corp., a Virginia corporation and direct wholly owned subsidiary of NextEra Energy (“Merger Sub Corp”), and CS Holdco, LLC, a Virginia limited liability company and direct wholly owned subsidiary of NextEra Energy (“LLC Sub”) (as that agreement may be amended from time to time, the “merger agreement”), and the first plan of merger, copies of which are included as Annex A and Annex B, respectively, to the accompanying joint proxy statement/prospectus (the “NextEra Energy share issuance proposal”);

2.
to approve an amendment to NextEra Energy’s articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares, as described in this joint proxy statement/prospectus and as reflected in the form of Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. attached as Annex G to this joint proxy statement/prospectus (the “NextEra Energy charter amendment proposal”); and

3.
to adjourn the NextEra Energy special meeting to a later date or time, if necessary or appropriate, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day (the “NextEra Energy adjournment proposal”).

NextEra Energy will transact no other business at the NextEra Energy special meeting except such business as may properly be brought before the NextEra Energy special meeting by or at the direction of the NextEra Energy board of directors (the “NextEra Energy board”). References to the NextEra Energy special meeting in the joint proxy statement/prospectus are to such special meeting, as may be adjourned or postponed from time to time. Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the NextEra Energy special meeting.
The NextEra Energy board has fixed the close of business on July 24, 2026 as the record date for the NextEra Energy special meeting. Only NextEra Energy shareholders of record at that time are entitled to receive notice of, and to vote at, the NextEra Energy special meeting. A list of the NextEra Energy shareholders of record who are entitled to vote at the NextEra Energy special meeting will be available for inspection at NextEra Energy’s executive offices at 700 Universe Boulevard, Juno Beach, Florida 33408, during ordinary business hours, for a period of no less than 10 days before the NextEra Energy special meeting.
The obligations of NextEra Energy and Dominion Energy to complete the mergers and other transactions contemplated by the merger agreement are subject to the satisfaction or (to the extent permitted by law) waiver of a number of conditions set forth in the merger agreement, including certain approvals by the shareholders of NextEra Energy and Dominion Energy. Closing of the first merger is conditioned on NextEra Energy shareholders’ approval of the NextEra Energy share issuance proposal, in accordance with the rules and regulations of the New York Stock Exchange and NextEra Energy’s organizational documents. The NextEra Energy share issuance proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the share issuance proposal exceed the number of votes cast by such shareholders opposing the share issuance proposal at the NextEra Energy special meeting at which a quorum is present.
Approval of the NextEra Energy charter amendment proposal is not a condition to the completion of the first merger. The NextEra Energy charter amendment proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy charter amendment proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy charter amendment proposal at the NextEra Energy special meeting at which a quorum is present.
The NextEra Energy board unanimously has (a) determined, in accordance with its good faith business judgment, that the merger agreement, the plans of merger attached thereto (the “plans of merger”) and the transactions contemplated thereby, including the mergers and the issuance of shares of NextEra Energy common stock in connection with the first merger, and an amendment to the NextEra Energy articles of incorporation to increase the number of authorized shares of NextEra Energy common stock, are in the best interests of NextEra Energy and, with respect to the merger agreement, the plans of merger and the transactions contemplated thereby, as the sole shareholder of Merger Sub Corp and sole member of LLC Sub, of Merger Sub Corp and LLC Sub, (b) approved and declared advisable the merger agreement, the plans of merger and the transactions contemplated thereby, the mergers, the issuance of shares of NextEra Energy common stock in connection with the first merger and an amendment to the NextEra Energy articles of incorporation to increase the number of authorized shares of NextEra Energy common stock, (c) directed that the NextEra Energy share issuance proposal, the NextEra Energy charter amendment proposal and NextEra Energy adjournment proposal be submitted to the holders of NextEra Energy common stock for their consideration at the NextEra Energy special meeting and (d) resolved to recommend that the NextEra Energy shareholders vote in favor of the approval of the NextEra Energy share issuance proposal, the NextEra Energy charter amendment proposal and the NextEra Energy adjournment proposal at the NextEra Energy special meeting. The NextEra Energy board unanimously recommends that NextEra Energy shareholders vote “FOR” the NextEra Energy share issuance proposal, “FOR” the NextEra Energy charter amendment proposal and “FOR” the NextEra Energy adjournment proposal.
Your vote is very important regardless of the number of shares that you own. If you plan to attend the NextEra Energy special meeting virtually, please follow the instructions as outlined in this joint proxy statement/prospectus. Whether or not you expect to attend the NextEra Energy special meeting virtually, to ensure your representation at the NextEra Energy special meeting, we urge you to vote your shares by submitting a proxy to vote your shares as promptly as possible by (i) accessing the internet site listed on the NextEra Energy proxy card, (ii) calling the toll-free number listed on the NextEra Energy proxy card or (iii) submitting your NextEra Energy proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting at the NextEra Energy special meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of NextEra Energy common stock who is present at the NextEra Energy special meeting may vote, thereby cancelling any previous proxy. In any event, a proxy may be revoked at any time before the NextEra Energy special meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by such broker, bank or other nominee.
The enclosed joint proxy statement/prospectus provides a detailed description of the mergers, the merger agreement and the other matters to be considered at the NextEra Energy special meeting. The enclosed joint proxy statement/prospectus, which both summarizes the merger agreement and attaches a copy thereof, is attached to this notice, and incorporated by reference into this notice. We urge you to read carefully the joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes in their entirety. If you have any questions concerning the mergers or the joint proxy statement/prospectus or if you would like additional copies or need help voting your shares of NextEra Energy common stock, please contact NextEra Energy’s proxy solicitor:

D.F. King & Co., Inc.
Banks and brokers, please call: (212) 596-7580
All others, please call toll-free: (888) 280-6942
E-mail: NextEra@DFKing.com
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ John W. Ketchum

John W. Ketchum
Chairman of the Board
July 28, 2026

Dominion Energy, Inc.
600 East Canal Street
Richmond, Virginia 23219
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 3, 2026
To the Shareholders of Dominion Energy, Inc.:
We are pleased to invite you to attend the special meeting of shareholders of Dominion Energy, Inc., a Virginia corporation (“Dominion Energy”), which will be held virtually at www.virtualshareholdermeeting.com/D2026SM on September 3, 2026, at 9:30 a.m., Eastern Time, for the following purposes (the “Dominion Energy special meeting”):
1.
to vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 15, 2026, by and among NextEra Energy, a Florida corporation (“NextEra Energy”), WG Development Corp., a Virginia corporation and direct wholly owned subsidiary of NextEra Energy (“Merger Sub Corp”), CS Holdco, LLC, a Virginia limited liability company and direct wholly owned subsidiary of NextEra Energy (“LLC Sub”), and Dominion Energy (as that agreement may be amended from time to time, the “merger agreement”), and the first plan of merger (as defined in the accompanying joint proxy statement/prospectus), copies of which are included as Annex A and Annex B, respectively, to the accompanying joint proxy statement/prospectus (the “Dominion Energy merger proposal”);

2.
to vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Dominion Energy’s named executive officers in connection with the first merger (the “Dominion Energy compensation proposal”); and

3.
to vote on a proposal to approve the adjournment of the Dominion Energy special meeting to solicit additional proxies if there is a quorum present and there are not sufficient votes at the time of the Dominion Energy special meeting to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Dominion Energy shareholders (the “Dominion Energy adjournment proposal”).

Dominion Energy will transact no other business at the Dominion Energy special meeting. References to the Dominion Energy special meeting in the accompanying joint proxy statement/prospectus are to such special meeting as adjourned or postponed. Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the Dominion Energy special meeting.
The Dominion Energy special meeting will be held in a virtual meeting format only. Dominion Energy shareholders will not be able to attend the special meeting physically in person.
The Dominion Energy board of directors (the “Dominion Energy board”) has fixed the close of business on July 24, 2026 as the record date for the Dominion Energy special meeting. Only Dominion Energy shareholders of record at that time are entitled to receive notice of, and to vote at, the Dominion Energy special meeting.
Closing of the first merger (as defined in the accompanying joint proxy statement/prospectus) is subject to a number of conditions, including the approval of the Dominion Energy merger proposal. Approval of the Dominion Energy merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Dominion Energy common stock entitled to vote on such proposal.
The Dominion Energy board, in accordance with its good faith business judgment and subject to the provision of the merger agreement requiring the parties to forego the second merger (as defined in the accompanying joint proxy statement/prospectus) in certain circumstances, unanimously (a) determined that it is in the best interests of Dominion Energy and its shareholders that Dominion Energy enter into the merger agreement and consummate the mergers (as defined in the accompanying joint proxy statement/prospectus) and the other transactions contemplated by the merger agreement, (b) adopted the merger agreement and the plans of merger and approved the mergers and the other transactions contemplated by the merger agreement with respect to the mergers, (c) directed that the approval of the merger agreement and the first plan of merger be submitted to a vote of Dominion Energy’s shareholders and (d) resolved to recommend that Dominion Energy’s shareholders approve the merger agreement and the first plan of merger. The Dominion Energy board unanimously recommends that Dominion Energy shareholders vote “FOR” the Dominion Energy merger proposal, “FOR” the Dominion Energy compensation proposal and “FOR” the Dominion Energy adjournment proposal.
Your vote is very important regardless of the number of shares that you own. Regardless of whether you expect to attend the Dominion Energy special meeting virtually, to ensure your representation at the Dominion Energy special meeting, we urge you to vote your shares as promptly as possible by (i) accessing the internet site listed on the Dominion Energy proxy card, (ii) calling the toll-free number listed on the Dominion Energy proxy card or (iii) submitting your Dominion Energy proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting virtually at the Dominion Energy special meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Dominion Energy common stock who is present at the Dominion Energy special meeting may vote virtually at the Dominion Energy special meeting, thereby cancelling any previous proxy. In any event, a proxy may be revoked at any time before the Dominion Energy special meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by such broker, bank or other nominee.
The enclosed joint proxy statement/prospectus provides a detailed description of the merger agreement, the first plan of merger and the other matters to be considered at the Dominion Energy special meeting. We urge you to read carefully the joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes in their entirety. If you have any questions concerning the mergers or the joint proxy statement/prospectus or if you would like additional copies or need help voting your shares of Dominion Energy common stock, please contact Dominion Energy’s proxy solicitor:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, New York 10019
(877) 816-8696
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Robert M. Blue

Robert M. Blue
Chair of the Board
July 28, 2026

ADDITIONAL INFORMATION
Each of NextEra Energy and Dominion Energy files annual, quarterly and current reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”) electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You can also obtain these documents, free of charge, from NextEra Energy at www.investor.nexteraenergy.com and from Dominion Energy at www.investors.dominionenergy.com, as applicable. The information contained on, or that may be accessed through, the respective websites of NextEra Energy and Dominion Energy is not incorporated by reference into, and is not a part of, this joint proxy statement/prospectus.
NextEra Energy has filed a registration statement on Form S-4 with respect to the shares of NextEra Energy common stock to be issued in the first merger, of which this joint proxy statement/prospectus forms a part. As permitted by SEC rules, this joint proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement. You may read the registration statement, including any amendments and exhibits, at the SEC’s website mentioned above. Statements contained in this joint proxy statement/prospectus as to the contents of any contract or other documents referred to in this joint proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable agreement or other document filed as an exhibit to the registration statement or provided as an Annex to this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates important business and financial information about NextEra Energy and Dominion Energy from documents that are not attached to this joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus, including copies of financial statements and management’s discussion and analysis of financial condition and results of operations, free of charge by requesting them in writing or by telephone from the appropriate company or its proxy solicitor at the following addresses and telephone numbers:
For NextEra Energy shareholders:	For Dominion Energy shareholders:
NextEra Energy, Inc. Attn: Investor Relations 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Dominion Energy, Inc. Attn: Investor Relations 600 East Canal Street Richmond, Virginia 23219 (804) 819-2438
D.F. King & Co., Inc. Banks and brokers, please call: (212) 596-7580 All others, please call toll-free: (888) 280-6942 E-mail: NextEra@DFKing.com	Georgeson LLC (877) 816-8696
If you would like to request any documents, please do so by August 27, 2026, which is five business days prior to the date of the NextEra Energy special meeting and the Dominion Energy special meeting, in order to receive them before the applicable meeting.
For a more detailed description of the information incorporated by reference into this joint proxy statement/prospectus and how you may obtain it, please see “Where You Can Find More Information.”

i

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of the registration statement on Form S-4 filed with the SEC by NextEra Energy, constitutes a prospectus of NextEra Energy under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of NextEra Energy common stock to be issued to Dominion Energy shareholders in the first merger. This document also constitutes a proxy statement of each of NextEra Energy and Dominion Energy under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a notice of meeting with respect to each of the NextEra Energy special meeting and the Dominion Energy special meeting.
You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/prospectus. Neither NextEra Energy nor Dominion Energy has authorized anyone to provide you with information that is different from, or in addition to, that contained in, or incorporated by reference into, this joint proxy statement/prospectus.
This joint proxy statement/prospectus is dated July 24, 2026, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date. Further, you should also assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate only as of the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to NextEra Energy shareholders or Dominion Energy shareholders nor the issuance by NextEra Energy of shares of NextEra Energy common stock in the first merger will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. NextEra Energy has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to NextEra Energy, and Dominion Energy has supplied all such information relating to Dominion Energy. NextEra Energy and Dominion Energy have both contributed to the information related to the mergers contained in this joint proxy statement/prospectus.
All currency amounts referenced in this joint proxy statement/prospectus are in U.S. dollars.

COMMONLY USED TERMS
The following terms have the following meanings in this joint proxy statement/prospectus:
•
“articles of incorporation” means, with respect to NextEra Energy, the Second Restated Articles of Incorporation of NextEra Energy, and, with respect to Dominion Energy, the Amended and Restated Articles of Incorporation of Dominion Energy dated December 17, 2024;

•
“business day” means any day other than a Saturday or Sunday or a day on which banks in the City of New York are required or authorized to be closed;

•
“bylaws” means, with respect to NextEra Energy, the Amended and Restated Bylaws of NextEra Energy effective July 8, 2026, and, with respect to Dominion Energy, the Bylaws of Dominion Energy, as amended and restated, effective June 26, 2025;

•
“closing” means the closing of the first merger;

•
“closing date” means the date on which the effective time occurs;

•
“closing share count” means the sum of (1) the number of shares of Dominion Energy common stock issued and outstanding immediately prior to the effective time (including each restricted stock award in respect of Dominion Energy common stock but excluding cancelled shares), (2) the number of shares of Dominion Energy common stock underlying all Dominion Energy PSU awards outstanding immediately prior to the effective time (with such number of shares of Dominion Energy common stock determined based upon the number of shares of Dominion Energy common stock that would be earned if the performance level achieved was the greater of (A) the “target” level of performance and (B) the “actual” level of performance measured based on a shortened performance period ending immediately prior to the effective time, as reasonably determined by the Compensation and Talent Development Committee of the Dominion Energy board in good faith (following consultation with NextEra Energy)) and (3) the number of shares of Dominion Energy common stock underlying all Dominion Energy deferred units outstanding immediately prior to the effective time;

•
“combined company” means NextEra Energy immediately following the effective time;

•
“combined company board” means the board of directors of NextEra Energy immediately following the effective time;

•
“DERI Notes” means Variable Denomination Floating Rate Demand Notes issued under the Dominion Energy Reliability Investment Plan;

•
“Dominion Energy” means Dominion Energy, Inc., a Virginia corporation;

•
“Dominion Energy common stock” means the common stock, without par value, of Dominion Energy;

•
“Dominion Energy deferred unit” means a deferred unit in respect of shares of Dominion Energy common stock credited or deemed credited to a stock unit account under Dominion Energy’s Non-Employee Directors Compensation Plan;

•
“Dominion Energy equity awards” means Dominion Energy PSU awards, Dominion Energy restricted stock awards and Dominion Energy deferred units, collectively;

•
“Dominion Energy LTIP” means, collectively, the Dominion Energy Incentive Compensation Plan, Dominion Energy’s Non-Employee Directors Compensation Plan and the Dominion Energy 2014 Incentive Compensation Plan, each as amended and restated from time to time;

•
“Dominion Energy proposals” means the Dominion Energy merger proposal, the Dominion Energy compensation proposal and the Dominion Energy adjournment proposal, collectively;

•
“Dominion Energy PSU award” means a performance share award or performance share unit in respect of Dominion Energy common stock granted under the Dominion Energy LTIP;

•
“Dominion Energy required vote” means approval of the Dominion Energy merger proposal by the affirmative vote of holders of a majority of the outstanding shares of Dominion Energy common stock entitled to vote on such proposal, in accordance with the Virginia Stock Corporation Act and Dominion Energy’s articles of incorporation and bylaws;

•
“Dominion Energy restricted stock award” means a restricted stock award in respect of Dominion Energy common stock granted under the Dominion Energy LTIP;

•
“Dominion Energy special meeting” means the special meeting of the Dominion Energy shareholders to be held for the purpose of obtaining the Dominion Energy required vote, as may be adjourned or postponed from time to time;

•
“Dominion Energy shareholders” means the holders of Dominion Energy common stock;

•
“Dominion Energy South Carolina” or “DESC” means Dominion Energy South Carolina, Inc.;

•
“Dominion Energy Virginia” or “DEV” means Virginia Electric and Power Company;

•
“effective time” means the effective time of the first merger;

•
“eligible share of Dominion Energy common stock” means each share of Dominion Energy common stock issued and outstanding immediately prior to the effective time (other than shares of Dominion Energy common stock owned by NextEra Energy, Dominion Energy, or any wholly owned subsidiary of NextEra Energy (including Merger Sub Corp or LLC Sub) or Dominion Energy);

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•
“exchange ratio” means the ratio of 0.8138 shares of NextEra Energy common stock per issued and outstanding share of Dominion Energy common stock that will be issued to holders of eligible shares of Dominion Energy common stock in connection with the first merger;

•
“existing Series C preferred stock” means Dominion Energy’s 4.35% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, with a redemption price of $1,000 per share;

•
“FCC” means the Federal Communications Commission;

•
“FERC” means the Federal Energy Regulatory Commission;

•
“first merger” means the merger of Merger Sub Corp with and into Dominion Energy pursuant to the merger agreement and the first plan of merger, with Dominion Energy surviving as a wholly owned subsidiary of NextEra Energy;

•
“first plan of merger” means the plan of merger providing for the first merger to be filed with the VSCC and attached hereto as Annex B;

•
“GAAP” means accounting principles generally accepted in the United States;

•
“LLC Sub” means CS Holdco, LLC, a Virginia limited liability company and direct wholly owned subsidiary of NextEra Energy;

•
“merger agreement” means the Agreement and Plan of Merger, dated as of May 15, 2026, by and among NextEra Energy, Merger Sub Corp, LLC Sub and Dominion Energy, as attached hereto as Annex A and as may be amended from time to time;

•
“Merger Sub Corp” means WG Development Corp., a Virginia corporation and direct wholly owned subsidiary of NextEra Energy;

•
“mergers” means the first merger and the second merger, together;

•
“NCUC” means the North Carolina Utilities Commission;

•
“NextEra Energy” means NextEra Energy, Inc., a Florida corporation;

•
“NextEra Energy board” means the board of directors of NextEra Energy;

•
“NextEra Energy common stock” means the common stock, par value $0.01 per share, of NextEra Energy;

•
“NextEra Energy restricted stock award” means an award of restricted shares of NextEra Energy common stock;

•
“NextEra Energy restricted stock unit award” means a restricted stock unit award in respect of shares of NextEra Energy common stock;

•
“NextEra Energy shareholder approval” means that the votes cast in favor of the NextEra Energy share issuance proposal by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal exceed the number of votes cast by such shareholders opposing the share issuance proposal at the NextEra Energy special meeting at which a quorum is present, or any adjournment or postponement thereof, in accordance with the rules and regulations of the NYSE and NextEra Energy’s organizational documents;

•
“NextEra Energy special meeting” means the special meeting of the NextEra Energy shareholders to be held for the purpose of obtaining the NextEra Energy shareholder approval, as may be adjourned or postponed from time to time;

•
“NextEra Energy shareholders” means the holders of NextEra Energy common stock;

•
“NRC” means the U.S. Nuclear Regulatory Commission;

•
“NYSE” means the New York Stock Exchange;

•
“per share cash amount” means an amount in cash, without interest, equal to (a) $360 million divided by (b) the closing share count;

•
“plans of merger” means the first plan of merger and the second plan of merger, collectively;

•
“regulatory clearances” mean the consents, clearances, approvals, orders, authorizations, waivers, licenses, notice filings, registrations, declarations, actions or non-actions of or under and compliance with any other applicable requirements of the HSR Act, the FERC, the NRC, the FCC, the VSCC, the NCUC and the SCPSC;

•
“replacement preferred stock” means preference securities of NextEra Energy with such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the existing Series C preferred stock immediately prior to the effective time;

•
“SEC” means the U.S. Securities and Exchange Commission;

•
“SEC Reports” means all forms, statements, certifications, reports and other documents NextEra Energy or Dominion Energy is required or otherwise obligated to file or furnish with the SEC, including (i) those filed or furnished subsequent to the date of the merger agreement and (ii) all exhibits and other information incorporated therein and all amendments and supplements thereto;

•
“second effective time” means the effective time of the second merger;

•
“second merger” means the merger of the surviving corporation with and into LLC Sub pursuant to the merger agreement and the second plan of merger, with LLC Sub surviving;

•
“second plan of merger” means the plan of merger providing for the second merger to be filed with the VSCC;

•
“Securities Act” means the Securities Act of 1933, as amended;

•
“special meetings” means the NextEra Energy special meeting and the Dominion Energy special meeting, together;

•
“SCPSC” means the South Carolina Public Service Commission;

•
“surviving corporation” means Dominion Energy as the surviving corporation of the first merger, a wholly owned subsidiary of NextEra Energy;

•
“surviving entity” means LLC Sub as the surviving entity of the second merger, a wholly owned subsidiary of NextEra Energy;

•
“VSCA” means the Virginia Stock Corporation Act; and

•
“VSCC” means the Virginia State Corporation Commission.

v

QUESTIONS AND ANSWERS ABOUT THE MEETINGS
The following are some questions that you, as a shareholder of either NextEra Energy or Dominion Energy, may have regarding the mergers and the other matters being considered at the special meetings of each company’s shareholders, and brief answers to those questions. You are urged to carefully read this joint proxy statement/prospectus, the Annexes to this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus in their entirety. You may obtain the information incorporated by reference into this joint proxy statement/prospectus for free by following the instructions in “Additional Information.”
Q:
Why am I receiving this joint proxy statement/prospectus?

A:
You are receiving this joint proxy statement/prospectus because NextEra Energy and Dominion Energy have entered into the merger agreement, pursuant to which, upon the terms and subject to the conditions set forth in the merger agreement and the related plans of merger, (i) Merger Sub Corp will merge with and into Dominion Energy, with Dominion Energy surviving as a wholly owned subsidiary of NextEra Energy, and (ii) immediately following the first merger, Dominion Energy, as the surviving corporation in the first merger, intends to merge with and into LLC Sub, with LLC Sub as the surviving entity and a wholly owned subsidiary of NextEra Energy. Your vote is required in connection with the first merger. The merger agreement, which governs the terms of the mergers, is attached to this joint proxy statement/prospectus as Annex A.

In order to complete the mergers, NextEra Energy shareholders must approve, in accordance with the rules of the NYSE, the issuance of shares of NextEra Energy common stock in the first merger (the “NextEra Energy share issuance proposal”).
NextEra Energy is also proposing that NextEra Energy shareholders approve an amendment to NextEra Energy’s articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares, as described in this joint proxy statement/prospectus and as reflected in the form of Articles of Amendment to Second Restated Articles of Incorporation attached as Annex G to this joint proxy statement/prospectus (the “NextEra Energy charter amendment proposal”). Approval of the NextEra Energy charter amendment proposal is not a condition to the completion of the first merger.
Also, in order to complete the mergers, and in accordance with the VSCA, Dominion Energy shareholders must approve the merger agreement and the first plan of merger (the “Dominion Energy merger proposal”). In addition, Dominion Energy shareholders will be asked to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Dominion Energy’s named executive officers in connection with the first merger (the “Dominion Energy compensation proposal”) and to approve the adjournment of the Dominion Energy special meeting to solicit additional proxies if there is a quorum present and there are not sufficient votes at the time of the Dominion Energy special meeting to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Dominion Energy shareholders (the “Dominion Energy adjournment proposal”).
This joint proxy statement/prospectus serves as the proxy statement through which (i) NextEra Energy and Dominion Energy are each soliciting proxies to obtain the necessary shareholder approvals for the first merger, (ii) NextEra Energy is soliciting proxies to obtain the necessary shareholder approval of each of the NextEra Energy charter amendment proposal and the NextEra Energy adjournment proposal and (iii) Dominion Energy is soliciting proxies to obtain the necessary shareholder approval of the Dominion Energy compensation proposal and the Dominion Energy adjournment proposal. It also serves as the prospectus by which NextEra Energy will issue shares of its common stock as consideration in the first merger.
This joint proxy statement/prospectus, which you should carefully read in its entirety, contains important information about the mergers and the other matters being considered at the NextEra Energy special meeting and the Dominion Energy special meeting.
Q:
When and where is the NextEra Energy special meeting?

A:
The special meeting of NextEra Energy shareholders will be held virtually via webcast at www.virtualshareholdermeeting.com/NEE2026SM, on September 3, 2026, at 9:00 a.m., Eastern Time.

Q:
What if the NextEra Energy special meeting encounters technical difficulties?

A:
If NextEra Energy experiences technical difficulties during the NextEra Energy special meeting (e.g., a temporary or prolonged power outage), the chairman of the NextEra Energy special meeting will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, NextEra Energy will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/NEE2026SM. There will be technicians available to assist with any technical difficulties NextEra Energy shareholders may have accessing the NextEra Energy special meeting live audio webcast. Online check-in will begin at 8:45 a.m., Eastern Time, on September 3, 2026, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support numbers posted on the virtual meeting log-in page at www.virtualshareholdermeeting.com/NEE2026SM.
Q:
When and where is the Dominion Energy special meeting?

A:
The special meeting of Dominion Energy shareholders will be held virtually at www.virtualshareholdermeeting.com/D2026SM, on September 3, 2026, at 9:30 a.m., Eastern Time.

Q:
What if the Dominion Energy special meeting encounters technical difficulties?

A:
If Dominion Energy experiences technical difficulties during the Dominion Energy special meeting (e.g., a temporary or prolonged power outage), the chair of the Dominion Energy special meeting will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, Dominion Energy will promptly notify shareholders of the decision. Online check-in will begin at 9:15 a.m., Eastern Time, on September 3, 2026, and you should allow ample time for the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support numbers posted on the virtual meeting log-in page at www.virtualshareholdermeeting.com/D2026SM.

Q:
What will Dominion Energy shareholders receive for their shares of Dominion Energy common stock in the first merger?

A:
Under the terms of the merger agreement and the first plan of merger, at the effective time, each eligible share of Dominion Energy common stock issued and outstanding immediately prior to the effective time will be cancelled and cease to exist, and each such share will be converted automatically into the right to receive (i) the per share cash amount (i.e., $360 million divided by the closing share count, without interest) (the “cash consideration”), and (ii) 0.8138 shares of NextEra Energy common stock (together with the cash consideration, the “merger consideration”). For additional information on the calculation of the cash consideration, please see “The Merger Agreement — Effects of the Mergers.”

In addition, at the effective time, each Dominion Energy equity award will be treated as described in “The Merger Agreement — Effects of the Mergers.”
For additional information regarding the consideration to be received in the first merger, please see “The Merger Agreement — Effects of the Mergers” and “The Merger Agreement — Exchange and Payment Procedures.”
Q:
If I am a Dominion Energy shareholder, how will I receive the merger consideration to which I am entitled?

A:
If you are a holder of certificates that represent eligible shares of Dominion Energy common stock (“Dominion Energy common stock certificates”), a letter of transmittal and instructions for the surrender of your Dominion Energy common stock certificates, if applicable, will be mailed to you as soon as reasonably practicable after the effective time. After receiving proper documentation from you, the paying and exchange agent will send to you the cash consideration, the number of whole shares of NextEra Energy common stock in uncertificated book-entry form that you have a right to receive pursuant to the merger agreement, the amount of any dividends or other distributions payable (to the extent the applicable payment date has occurred) pursuant to the merger agreement to which you are entitled and any cash in lieu of fractional shares of NextEra Energy common stock payable pursuant to the merger agreement to which you may be entitled in respect of any such fractional shares.

If you are a holder of book-entry shares representing eligible shares of Dominion Energy common stock (“Dominion Energy book-entry shares”), the paying and exchange agent will send you, promptly after the effective time, the cash consideration, the number of whole shares of NextEra Energy common stock in uncertificated, book-entry form that you have a right to receive pursuant to the merger agreement, the amount of any dividends or other distributions payable (to the extent the applicable payment date has occurred) pursuant to the merger agreement to which you are entitled and any cash in lieu of fractional shares of NextEra Energy common stock payable pursuant to the merger agreement to which you may be entitled in lieu of any such fractional shares.
No interest will be paid or accrued on the cash consideration or any unpaid dividends and distributions or cash in lieu of fractional shares, if any, payable to holders of Dominion Energy common stock certificates or Dominion Energy book-entry shares.

For additional information on the exchange of Dominion Energy common stock for the merger consideration, please see “The Merger Agreement — Exchange and Payment Procedures.”
Q:
What will holders of Dominion Energy equity awards receive in the first merger?

A:
At the effective time, each outstanding equity award issued pursuant to the Dominion Energy LTIP will be treated as follows:

•
each Dominion Energy PSU award that is outstanding immediately prior to the effective time will, automatically and without any action on the part of the holder thereof, be assumed by NextEra Energy and converted into a NextEra Energy restricted stock unit award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (i) the number of shares of Dominion Energy common stock subject to such Dominion Energy PSU award immediately prior to the effective time (with such number of shares of Dominion Energy common stock determined based upon the number of shares of Dominion Energy common stock that would be earned if the performance level achieved was the greater of (a) the “target” level of performance and (b) the “actual” level of performance measured based on a shortened performance period ending immediately prior to the effective time, as reasonably determined by the Compensation and Talent Development Committee of the Dominion Energy board in good faith (following consultation with NextEra Energy)), and (ii) 0.8138 (the “equity award exchange ratio”), with the same terms and conditions (including service-based vesting conditions, forfeiture conditions and dividend equivalent rights, but excluding performance-based vesting conditions) that applied to such Dominion Energy PSU award immediately prior to the effective time;

•
each Dominion Energy restricted stock award that is outstanding immediately prior to the effective time will be assumed by NextEra Energy and converted into a NextEra Energy restricted stock award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Dominion Energy common stock subject to such Dominion Energy restricted stock award immediately prior to the effective time, and (b) the equity award exchange ratio, with the same terms and conditions (including dividend rights) that applied to such Dominion Energy restricted stock award immediately prior to the effective time; and

•
each Dominion Energy deferred unit that is outstanding immediately prior to the effective time will automatically be converted into a number of NextEra Energy deferred units in respect of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number, of (a) the number of shares of Dominion Energy common stock subject to such Dominion Energy deferred unit (including any additional shares of Dominion Energy common stock credited as accumulated dividend equivalent rights with respect to such Dominion Energy deferred unit immediately prior to the effective time) multiplied by (b) the equity award exchange ratio, to be payable pursuant to the terms of Dominion Energy’s Non-Employee Directors Compensation Plan.

Each outstanding Dominion Energy equity award that is converted into a NextEra Energy restricted stock award, NextEra Energy restricted stock unit award or NextEra Energy deferred unit in accordance with the preceding three bullets will include the right to receive an amount in cash (the “equity award cash distribution right”) equal to (a) the number of NextEra Energy shares subject to such conversion award, divided by (b) the equity award exchange ratio, multiplied by (c) the per share cash amount. The equity award cash distribution right will be subject to the same vesting, payment and forfeiture terms as the conversion award to which such equity award cash distribution right relates.
Q:
Who will own NextEra Energy immediately following the first merger?

A:
NextEra Energy and Dominion Energy estimate that, based on the number of shares of NextEra Energy common stock and Dominion Energy common stock outstanding as of July 24, 2026, immediately following the closing of the first merger NextEra Energy shareholders as of immediately prior to the first merger will hold approximately 74.5%, and Dominion Energy shareholders as of immediately prior to the first merger will hold approximately 25.5%, of the issued and outstanding shares of NextEra Energy common stock (without giving effect to any shares of NextEra Energy common stock held by Dominion Energy shareholders prior to the first merger). The exact equity stake of Dominion Energy shareholders in NextEra Energy immediately following the effective time will depend on the number of shares of NextEra Energy common stock and Dominion Energy common stock issued and outstanding immediately prior to the effective time.

Q:
What will be the composition of the board of directors and management of the combined company following the completion of the first merger?

A:
Pursuant to the merger agreement, NextEra Energy will, subject to the occurrence of the effective time, take all necessary action as soon as practical after the effective time to cause the combined company board at the effective time to consist of 14 members and appoint four mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management, one of whom will be Robert M. Blue, Chair, President and Chief Executive Officer of Dominion Energy, as directors to serve on the combined company board. The other individuals to be selected to serve on the combined company board, including the three other mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management to be appointed pursuant to the merger agreement, have not yet been identified and are expected to be agreed to prior to the closing.

The chairman of the NextEra Energy board immediately prior to the effective time will continue to serve as chairman of the combined company board. The chief executive officer of NextEra Energy immediately prior to the effective time will, at the effective time, be the chief executive officer of the combined company. Mr. Blue will be appointed to serve as president and chief executive officer of NextEra Energy’s regulated utilities business effective at the effective time. In addition, each existing president of each of Dominion Energy Virginia and Dominion Energy South Carolina will continue in such role following the mergers. For additional information, please see “The Mergers — Board of Directors and Management of the Combined Company.”
Q:
How important is my vote?

A:
Your vote “FOR” each proposal presented at the NextEra Energy special meeting and the Dominion Energy special meeting is very important and you are encouraged to vote your shares by submitting a proxy (or, if you hold your shares in “street name” through a bank, broker or other nominee, providing voting instructions to such bank, broker or other nominee) as soon as possible. The mergers cannot be completed without, among other things, the approval of the NextEra Energy share issuance proposal by NextEra Energy shareholders and the approval of the Dominion Energy merger proposal by Dominion Energy shareholders.

Q:
What shareholder vote is required for the approval of each proposal at the NextEra Energy special meeting and the Dominion Energy special meeting?

A:
NextEra Energy.   The NextEra Energy share issuance proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy share issuance proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy share issuance proposal at the NextEra Energy special meeting at which a quorum is present. Abstentions will not be counted as votes cast in favor or against the NextEra Energy share issuance proposal and will have no effect on the outcome of the NextEra Energy share issuance proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the NextEra Energy share issuance proposal.

The NextEra Energy charter amendment proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy charter amendment proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy charter amendment proposal at the NextEra Energy special meeting at which a quorum is present. A quorum will be deemed present for the purpose of approving the NextEra Energy charter amendment proposal if at least a majority of the shares entitled to be cast on the NextEra Energy charter amendment proposal are present virtually or represented by proxy at the NextEra Energy special meeting. Abstentions will not be counted as votes cast in favor or against the NextEra Energy charter amendment proposal and will have no effect on the outcome of the NextEra Energy charter amendment proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the NextEra Energy charter amendment proposal.
The NextEra Energy adjournment proposal will, assuming a quorum is present, be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy adjournment proposal exceed the number of votes cast by such shareholders opposing the adjournment proposal at the NextEra Energy special meeting. Abstentions will not be counted as votes cast in favor or against the NextEra Energy adjournment proposal and will have no effect on the outcome of the NextEra Energy adjournment proposal if a quorum is present. In the absence of a quorum, the affirmative vote of the holders of a majority of the shares of NextEra Energy common stock present virtually or represented by proxy and entitled to vote on such proposal at the NextEra Energy special meeting may vote to adjourn the NextEra special meeting to a later date or time. In the absence of a quorum, abstentions will be counted in determining the total number of shares present and “entitled to vote” on the NextEra Energy adjournment proposal and will have the same effect as a vote against the NextEra Energy adjournment proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the NextEra Energy adjournment proposal.
Dominion Energy.   Approval of the Dominion Energy merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Dominion Energy common stock entitled to vote on such proposal. Accordingly, any failure to vote (including any failure to provide voting instructions to the applicable bank, broker or other nominee with respect to shares held in “street name”), abstentions and broker non-votes (if any) will have the same effect as a vote “AGAINST” the Dominion Energy merger proposal.
Approval of the Dominion Energy compensation proposal requires that the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal, assuming a quorum is present. Any failure to vote (including any failure to provide voting instructions to the applicable bank, broker or other nominee with respect to shares held in “street name”), abstentions and broker non-votes (if any) will have no effect on the vote for the Dominion Energy compensation proposal.
Approval of the Dominion Energy adjournment proposal requires that the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal, assuming a quorum is present. Any failure to vote (including any failure to provide voting instructions to the applicable bank, broker or other nominee with respect to shares held in “street name”), abstentions and broker non-votes (if any) will have no effect on the vote for the Dominion Energy adjournment proposal.
Q:
What is the NextEra Energy charter amendment proposal?

A:
The NextEra Energy charter amendment proposal is a proposal to approve an amendment to NextEra Energy’s articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares. The proposed amendment would increase the total number of shares of capital stock that NextEra Energy is authorized to issue from 3,300,000,000 shares to 5,100,000,000 shares, consisting of 100,000,000 shares of NextEra Energy serial preferred stock and 5,000,000,000 shares of NextEra Energy common stock. The proposed amendment would not change the number of authorized shares of NextEra Energy serial preferred stock. The form of Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. reflecting the proposed amendment is attached as Annex G to this joint proxy statement/prospectus.

Q:
Why is NextEra Energy seeking approval of the NextEra Energy charter amendment proposal?

A:
NextEra Energy is seeking approval of the NextEra Energy charter amendment proposal in order to increase the number of authorized shares of NextEra Energy common stock available for issuance. As of July 24, 2026, NextEra Energy had 3,200,000,000 shares of NextEra Energy common stock authorized, of which approximately 2.1 billion shares were issued and outstanding and approximately 329 million shares were reserved for issuance pursuant to various financings and other arrangements. Based on the estimated maximum number of shares of NextEra Energy common stock issuable in the mergers, assuming Dominion Energy will issue an estimated maximum number of shares of Dominion Energy common stock and grant an estimated maximum number of Dominion Energy equity awards prior to closing, in each case, as permitted by the terms of the merger agreement, NextEra Energy may issue up to approximately 808 million shares of NextEra Energy common stock to Dominion Energy shareholders in the first merger. After giving effect to the NextEra Energy charter amendment proposal and the issuance of the estimated maximum number of shares to Dominion Energy shareholders in the first merger, NextEra Energy would expect to have approximately 1.8 billion shares of NextEra Energy common stock authorized but unissued. If, for illustrative purposes, Dominion Energy does not issue any additional shares of Dominion Energy common stock or grant any additional Dominion Energy equity awards prior to closing, NextEra Energy would issue approximately 740 million shares of NextEra Energy common stock in the first merger. Regardless of the number, if any, of shares of NextEra Energy common stock that are issued in the first merger, the NextEra Energy board believes the proposed increase is advisable and in the best interests of NextEra Energy and its shareholders because it is expected to provide sufficient authorized shares to maintain an appropriate reserve of authorized but unissued shares for general corporate purposes whether or not the mergers close.

Q:
What happens if the NextEra Energy charter amendment proposal is not approved?

A:
Approval of the NextEra Energy charter amendment proposal is not a condition to completion of the first merger. However, if the NextEra Energy charter amendment proposal is not approved, NextEra Energy may need to seek approval of an additional charter amendment or take other actions to increase or make available a sufficient number of authorized shares, the failure of which could prevent or delay completion of the first merger.

Q:
How do the NextEra Energy board and the Dominion Energy board recommend that I vote?

A:
The NextEra Energy board unanimously recommends that NextEra Energy shareholders vote “FOR” the NextEra Energy share issuance proposal, “FOR” the NextEra Energy charter amendment proposal and “FOR” the NextEra Energy adjournment proposal. For additional information regarding how the NextEra Energy board recommends that NextEra Energy shareholders vote, see the section titled “The Mergers — Recommendation of the NextEra Energy Board and Reasons for the Mergers.”

The Dominion Energy board unanimously recommends that Dominion Energy shareholders vote “FOR” the Dominion Energy merger proposal, “FOR” the Dominion Energy compensation proposal and “FOR” the Dominion Energy adjournment proposal. For additional information regarding how the Dominion Energy board recommends that Dominion Energy shareholders vote, see the section titled “The Mergers — Recommendation of the Dominion Energy Board and Reasons for the Mergers.”
Q:
Will the shares of NextEra Energy common stock that I acquire in the first merger receive a dividend?

A:
After the closing, as a holder of NextEra Energy common stock, you will receive the same dividends on shares of NextEra Energy common stock that all other holders of NextEra Energy common stock will receive for any dividend with a record date that occurs after the effective time. The amount and timing of dividends payable on shares of NextEra Energy common stock are within the sole discretion of the NextEra Energy board.

Q:
Will the shares of NextEra Energy common stock received at the time of the closing be traded on an exchange?

A:
Yes. It is a condition to the consummation of the first merger that the shares of NextEra Energy common stock issuable to Dominion Energy shareholders in the first merger be approved for listing on the NYSE, subject to official notice of issuance. NextEra Energy common stock currently trades on the NYSE under the stock symbol “NEE” and Dominion Energy common stock currently trades on the NYSE under the stock symbol “D.” When the first merger is completed, Dominion Energy common stock will cease to be traded on the NYSE and will thereafter be deregistered under the Exchange Act. Please see the section titled “The Mergers — Delisting and Deregistration of Dominion Energy Common Stock.”

Q:
How will NextEra Energy shareholders be affected by the mergers?

A:
Upon the closing, each NextEra Energy shareholder will hold the same number of shares of NextEra Energy common stock that such shareholder held immediately prior to the closing. As a result of the first merger, NextEra Energy shareholders will own shares in a larger company with more assets.

However, because NextEra Energy will be issuing additional shares of NextEra Energy common stock to Dominion Energy shareholders in exchange for their eligible shares of Dominion Energy common stock in the first merger, each share of NextEra Energy common stock issued and outstanding immediately prior to the mergers will represent a smaller percentage of the aggregate number of shares of NextEra Energy common stock issued and outstanding after the mergers.
Q:
What are the material U.S. federal income tax consequences of the mergers to Dominion Energy shareholders?

A:
Subject to the discussion in the following paragraph, NextEra Energy and Dominion Energy intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The obligation of NextEra Energy and Dominion Energy to consummate the mergers is not conditioned upon the receipt of an opinion from counsel. However, in connection with the registration statement of which this joint proxy statement/prospectus is a part, Kirkland & Ellis LLP (“Kirkland”), counsel to NextEra Energy, and McGuireWoods LLP (“McGuireWoods”), counsel to Dominion Energy, have each delivered a legal opinion to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Provided that the mergers, taken together, do so qualify, a U.S. holder will generally not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of eligible shares of Dominion Energy common stock for the merger consideration, except with respect to the receipt of the cash consideration and the receipt of any cash in lieu of a fractional share of NextEra Energy common stock, as more fully described under the heading “The Mergers — Material U.S. Federal Income Tax Consequences.”

Under certain circumstances, NextEra Energy and Dominion Energy will forego the second merger and proceed solely with the first merger. See “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.” If the second merger does not occur, NextEra Energy and Dominion Energy expect the first merger, standing alone, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, but there can be no assurance as to such treatment due to certain factual uncertainties as of the date of this joint proxy statement/prospectus. If the first merger, standing alone, does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the receipt of the merger consideration will constitute a taxable transaction.
Please see “The Mergers — Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the material U.S. federal income tax consequences of the mergers to U.S. holders. Dominion Energy shareholders are strongly encouraged to consult their tax advisors as to the specific tax consequences of the mergers to them, including the applicability and effect of any U.S. federal, U.S. state or local or non-U.S. tax laws.
Q:
When do NextEra Energy and Dominion Energy expect to complete the mergers?

A:
NextEra Energy and Dominion Energy currently expect to complete the mergers in the second half of 2027. However, neither NextEra Energy nor Dominion Energy can predict the actual date on which the mergers will be completed, nor can the parties provide any assurances that the mergers will be completed at all, because closing is subject to certain conditions beyond the control of either company. Please see “The Mergers — Regulatory Approvals” and “The Merger Agreement — Conditions to the Completion of the First Merger.”

Q:
What happens if the first merger is not completed?

A:
If the Dominion Energy merger proposal is not approved by the Dominion Energy shareholders, the NextEra Energy share issuance proposal is not approved by NextEra Energy shareholders or the first merger is not otherwise completed for any other reason, Dominion Energy shareholders will not receive any payment for shares of Dominion Energy common stock they own. Instead, Dominion Energy will remain an independent public company, Dominion Energy common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and Dominion Energy will continue to file periodic reports with the SEC.

Under specified circumstances, NextEra Energy or Dominion Energy may be required to pay a termination fee upon or subsequent to termination of the merger agreement, as described in “The Merger Agreement — Termination Fees.”
Q:
Is the second merger required?

A:
No. However, the parties may forego the second merger only in limited circumstances. If the second merger would reasonably be expected to materially increase the risk of not obtaining any material consent (including any regulatory clearance) with respect to the first merger, or would reasonably be expected to prevent, prohibit, impede, interfere with, hinder or delay the first merger, the merger agreement requires the parties to forego the second merger. For additional information, see “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.”

Q:
Who can vote at, and what are the record dates of, each of the NextEra Energy special meeting and the Dominion Energy special meeting?

A:
All NextEra Energy shareholders who hold shares of NextEra Energy common stock of record at the close of business on July 24, 2026, the record date for the NextEra Energy special meeting (the “NextEra Energy record date”), are entitled to receive notice of and to vote at the NextEra Energy special meeting.

All Dominion Energy shareholders who hold shares of Dominion Energy common stock of record at the close of business on July 24, 2026, the record date for the Dominion Energy special meeting (the “Dominion Energy record date”), are entitled to receive notice of and to vote at the Dominion Energy special meeting.
Q:
How many votes may I cast?

A:
Each issued and outstanding share of NextEra Energy common stock entitles its holder of record to one vote on each matter to be considered at the NextEra Energy special meeting. The NextEra Energy shareholders of record on the NextEra Energy record date are the only NextEra Energy shareholders who are entitled to receive notice of, and to vote at, the NextEra Energy special meeting.

Each issued and outstanding share of Dominion Energy common stock entitles its holder of record to one vote on each matter to be considered at the Dominion Energy special meeting. The Dominion Energy shareholders of record on the Dominion Energy record date are the only Dominion Energy shareholders who are entitled to receive notice of, and to vote at, the Dominion Energy special meeting.
Q:
What constitutes a quorum at each of the NextEra Energy special meeting and the Dominion Energy special meeting?

A:
In order for business to be conducted at the NextEra Energy and Dominion Energy special meetings, a quorum must be present.

The presence at the NextEra Energy special meeting, virtually or by proxy, of the holders of a majority of the shares outstanding as of the record date will constitute a quorum, permitting the business of the NextEra Energy special meeting to be conducted.
Holders of a majority of the outstanding shares of Dominion Energy common stock entitled to vote at the Dominion Energy special meeting, present virtually or represented by proxy at the Dominion Energy special meeting, will constitute a quorum for the transaction of business to be considered at such meeting.
Virtual attendance at each of the NextEra Energy special meeting and the Dominion Energy special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at each special meeting. Abstentions will be included in determining whether a quorum is present at each of the NextEra Energy special meeting and the Dominion Energy special meeting. Broker non-votes (if any) would also be included in determining whether a quorum is present for such meeting. However, because brokers, banks and other nominees do not have discretionary authority to vote on any of the proposals to be voted on at the NextEra Energy special meeting or the Dominion Energy special meeting, it is not expected that any broker non-votes will occur.
Q:
What do I need to do now?

A:
After you have carefully read and considered the information contained in and incorporated by reference into this joint proxy statement/prospectus, please vote your shares by submitting your proxy via the internet or by telephone in accordance with the instructions set forth on the applicable proxy card or voting instruction form you received, or complete, sign, date, and return the applicable proxy card or voting instruction form in the self-addressed, stamped envelope provided as soon as possible so that your shares will be represented and voted at the NextEra Energy special meeting or the Dominion Energy special meeting, as applicable.

For additional information on voting procedures, please see “NextEra Energy Special Meeting” and “Dominion Energy Special Meeting.”
Q:
How will my shares be voted?

A:
If you submit your proxy via the internet, by telephone, or by completing, signing, dating and returning the applicable proxy card or voting instruction form, your shares will be voted in accordance with your instructions. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted in accordance with the recommendation of the NextEra Energy board or the Dominion Energy board, as applicable.

For additional information on voting procedures, please see “NextEra Energy Special Meeting” and “Dominion Energy Special Meeting.”
Q:
What should I do if I receive more than one set of voting materials for the NextEra Energy special meeting or the Dominion Energy special meeting?

A:
You may receive more than one set of voting materials for the NextEra Energy special meeting, the Dominion Energy special meeting, or both, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares of NextEra Energy common stock or your shares of Dominion Energy common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy card or voting instruction form that you receive by following the instructions set forth in each separate proxy card or voting instruction form. If you fail to submit each separate proxy card or voting instruction form that you receive, not all of your shares will be voted.

Q:
What is the difference between holding shares of record and holding shares as a beneficial owner of shares of NextEra Energy common stock or Dominion Energy common stock?

A:
If your shares of NextEra Energy common stock are registered directly in your name with NextEra Energy’s registrar and transfer agent, Computershare Trust Company, N.A., or your shares of Dominion Energy common stock are registered directly in your name with Dominion Energy’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the shareholder of record. If you are a shareholder of record, then this joint proxy statement/prospectus and your proxy card have been sent directly to you by NextEra Energy or Dominion Energy, as applicable.

If your shares of NextEra Energy common stock or Dominion Energy common stock are held through a broker, bank or other nominee, you are considered, with respect to those shares, the beneficial owner, and those shares are held in “street name” by your broker, bank or other nominee. In that case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions for voting, and you are also invited to attend the NextEra Energy special meeting or the Dominion Energy special meeting, as applicable.
Q:
If my shares of NextEra Energy common stock or Dominion Energy common stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:
No. If your shares of NextEra Energy common stock or Dominion Energy common stock are held in the name of a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your broker, bank or other nominee and follow the voting procedures provided by your broker, bank or other nominee on your voting instruction form.

You should instruct your broker, bank or other nominee how to vote your shares of NextEra Energy common stock or Dominion Energy common stock, as applicable. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the NextEra Energy special meeting or the Dominion Energy special meeting. As a result, no broker will be permitted to vote your shares of NextEra Energy common stock or Dominion Energy common stock at the applicable special meeting without receiving instructions. A “broker non-vote” occurs with respect to a particular proposal when a broker, bank or other holder of record that holds shares for a beneficial owner (i) does not receive any voting instructions from the beneficial owner with respect to such shares, (ii) does not have discretionary authority to vote on that particular proposal and (iii) does have discretionary authority to vote on, and returns a valid proxy with respect to, another proposal presented on the same proxy. Because brokers, banks or other nominees do not have discretionary authority to vote on any of the proposals scheduled to be voted on at the NextEra Energy special meeting or the Dominion Energy special meeting, it is not expected that any “broker non-votes” will occur at either meeting. For NextEra Energy shareholders, failure to instruct your broker on how to vote your shares will have no effect on the NextEra Energy share issuance proposal, the NextEra Energy charter amendment proposal or the NextEra Energy adjournment proposal. For Dominion Energy shareholders, failure to instruct your broker on how to vote your shares will (i) have the same effect as a vote “AGAINST” the Dominion Energy merger proposal but (ii) have no effect on the Dominion Energy compensation proposal and the Dominion Energy adjournment proposal.
If your shares are held by the trustee of the NextEra Energy, Inc. Employee Retirement Savings Plan (the “NextEra Energy Plan”), you are considered a beneficial owner of those shares held in street name. See “— How do I vote my NextEra Energy, Inc. Employee Retirement Savings Plan (401(k)) shares?” below for more information on voting NextEra Energy Plan shares.
If your shares are held by the trustee of the employee 401(k) plans sponsored by Dominion Energy or its subsidiaries, you are considered a beneficial owner of those shares held in street name. If your shares are held under one of the plans, then the applicable trustee must receive your proxy instructions no later than 11:59 p.m., Eastern Time, on August 26, 2026. Shares beneficially owned through the plans will be voted in accordance with the terms of the plans, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974, as amended. Please refer to the instructions forwarded to you by the trustee for more information.
For additional information on voting procedures, please see “NextEra Energy Special Meeting” and “Dominion Energy Special Meeting.”
Q:
How do I vote my NextEra Energy, Inc. Employee Retirement Savings Plan (401(k)) shares?

A:
If you participate in the NextEra Energy Plan, you may give voting instructions to Fidelity Management Trust Company, as trustee of the NextEra Energy Plan (“NextEra Energy Plan Trustee”). If you are a non-bargaining NextEra Energy employee, or a bargaining unit employee outside the state of Florida, you may give your voting instructions to the NextEra Energy Plan Trustee by following the instructions you received in an e-mail from NextEra Energy, Inc. id@ProxyVote.com sent to your work e-mail address (unless you opted to receive a paper copy of the proxy materials). If you are a Florida Power & Light Company bargaining unit employee in Florida, a participant in the NextEra Energy Plan who is not a current employee of NextEra Energy or its subsidiaries or if you opted out of e-mail delivery, you may give your voting instructions to the NextEra Energy Plan Trustee on the internet or by telephone by following the instructions on your proxy/confidential voting instruction card, or you may give your voting instructions to the NextEra Energy Plan Trustee by mail by completing and returning the proxy/confidential voting instruction card accompanying this joint proxy statement/prospectus.
Your instructions will tell the NextEra Energy Plan Trustee how to vote the number of shares of NextEra Energy common stock in the NextEra Energy Plan reflecting your proportionate interest in the NextEra Energy, Inc. Stock Fund (the “NextEra Energy Stock Fund”) and the NextEra Energy, Inc. Leveraged ESOP Fund (the “NextEra Energy Leveraged ESOP Fund”). You have this right because the NextEra Energy Plan deems you to be a “named fiduciary” of the shares of NextEra Energy common stock allocated to your account for voting purposes. Your instructions will also determine the vote of a proportionate number of shares of NextEra Energy common stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If you do not give the NextEra Energy Plan Trustee voting instructions, the number of shares reflecting your proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund will be voted by the NextEra Energy Plan Trustee in the same manner as it votes proportionate interests for which it receives voting instructions and your proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the NextEra Energy Plan Trustee in the same manner as it votes unallocated shares for which instructions are received. The NextEra Energy Plan Trustee will vote your shares in accordance with your duly executed instructions received by 11:59 p.m., Eastern time, on Monday, August 31, 2026.
You may also revoke previously given voting instructions by 11:59 p.m., Eastern time, on Monday, August 31, 2026, by filing written notice of revocation with the NextEra Energy Plan Trustee or by giving new voting instructions in any of the ways described above. The NextEra Energy Plan Trustee will follow the last timely voting instructions which it receives from you. Your voting instructions will be kept confidential by the NextEra Energy Plan Trustee.
Q:
What do I do if I am a NextEra Energy shareholder and I want to revoke my proxy?

A:
NextEra Energy shareholders of record may revoke their proxies at any time before their shares of NextEra Energy common stock are voted at the NextEra Energy special meeting in any of the following ways:

•
delivering written notice of revocation of the proxy to NextEra Energy’s Corporate Secretary at NextEra Energy’s executive offices at P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408, by no later than 11:59 p.m., Eastern Time, on September 2, 2026;

•
delivering another properly signed proxy card with a later date to the address provided on the proxy card, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•
submitting another proxy via the internet or by telephone at a later date, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

•
attending the NextEra Energy special meeting virtually and voting his, her or its shares during the meeting; attendance at the NextEra Energy special meeting will not, in and of itself, revoke a valid proxy that was previously delivered unless you give written notice of revocation to the NextEra Energy Corporate Secretary before the proxy is exercised or unless the shareholder votes his, her or its shares virtually during the NextEra Energy special meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you deliver voting instructions with respect to those shares, you may only revoke the voting of those shares in accordance with your instruction by following the instructions provided by the broker, bank or other nominee.
For additional information, please see “NextEra Energy Special Meeting.”
Q:
What do I do if I am a Dominion Energy shareholder and I want to revoke my proxy?

A:
Dominion Energy shareholders of record may revoke their proxies at any time before their shares of Dominion Energy common stock are voted at the Dominion Energy special meeting in any of the following ways:

•
delivering written notice of revocation of the proxy to Dominion Energy’s Corporate Secretary at Dominion Energy’s principal executive offices at 600 East Canal Street, Richmond, Virginia 23219, by no later than 11:59 p.m., Eastern Time, on September 2, 2026;

•
delivering another properly signed proxy card with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•
submitting another proxy via the internet or by telephone at a later date, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

•
attending the Dominion Energy special meeting virtually and voting his, her or its shares during the meeting; attendance at the Dominion Energy special meeting will not, in and of itself, revoke a valid proxy that was previously delivered unless the shareholder votes his, her or its shares virtually during the Dominion Energy special meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you deliver voting instructions with respect to those shares, you may only revoke the voting of those shares in accordance with your instruction by following the instructions provided by the broker, bank or other nominee.
For additional information, please see “Dominion Energy Special Meeting.”
Q:
Are there any risks that I should consider as a NextEra Energy shareholder or Dominion Energy shareholder in deciding how to vote?

A:
Yes. You should read and carefully consider the risks set forth in “Risk Factors.” You also should read and carefully consider the risk factors of NextEra Energy and Dominion Energy contained in the documents that are incorporated by reference into this joint proxy statement/prospectus.

Q:
What happens if I sell or otherwise transfer my shares of NextEra Energy common stock before the NextEra Energy special meeting?

A:
The NextEra Energy record date is prior to the date of the NextEra Energy special meeting. If you sell or otherwise transfer your shares of NextEra Energy common stock after the NextEra Energy record date but before the NextEra Energy special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of NextEra Energy common stock, you will retain your right to vote such shares at the NextEra Energy special meeting but will otherwise transfer ownership of and the economic interest in your shares of NextEra Energy common stock.

Q:
What happens if I sell or otherwise transfer my shares of Dominion Energy common stock before the Dominion Energy special meeting?

A:
The Dominion Energy record date is prior to the date of the Dominion Energy special meeting. If you sell or otherwise transfer your shares of Dominion Energy common stock after the Dominion Energy record date but before the Dominion Energy special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Dominion Energy common stock, you will retain your right to vote such shares at the Dominion Energy special meeting but will otherwise transfer ownership of and the economic interest in your shares of Dominion Energy common stock.

Q:
What happens if I sell or otherwise transfer my shares of Dominion Energy common stock before the completion of the first merger?

A:
Only Dominion Energy shareholders as of immediately prior to the effective time will become entitled to receive the merger consideration. If you sell your shares of Dominion Energy common stock prior to the completion of the first merger, you will not be entitled to receive the merger consideration.

Q:
Do any of the officers or directors of NextEra Energy have interests in the mergers that may differ from or be in addition to my interests as a NextEra Energy shareholder?

A:
Yes. In considering the recommendation of the NextEra Energy board that NextEra Energy shareholders vote to approve the NextEra Energy share issuance proposal, NextEra Energy shareholders should be aware that, aside from their interests as shareholders of NextEra Energy, NextEra Energy’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of NextEra Energy shareholders generally. The NextEra Energy board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated therein, in approving the mergers, and in recommending the approval of the NextEra Energy share issuance proposal.

For more information on these interests and quantification of certain of these interests, please see “The Mergers — Interests of NextEra Energy Directors and Executive Officers in the Mergers.”
Q:
Do any of the officers or directors of Dominion Energy have interests in the mergers that may differ from or be in addition to my interests as a Dominion Energy shareholder?

A:
Yes. In considering the recommendation of the Dominion Energy board that Dominion Energy shareholders vote to approve the Dominion Energy merger proposal and the Dominion Energy compensation proposal, Dominion Energy shareholders should be aware that, aside from their interests as shareholders of Dominion Energy, Dominion Energy’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Dominion Energy shareholders generally. The Dominion Energy board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated therein, in approving the mergers, and in recommending the approval of the Dominion Energy merger proposal and the Dominion Energy compensation proposal.
For more information on these interests and quantification of certain of these interests, please see “The Mergers — Interests of Dominion Energy Directors and Executive Officers in the Mergers.”
Q:
If I am a NextEra Energy shareholder and I oppose the NextEra Energy share issuance proposal or if I am a Dominion Energy shareholder and I oppose the Dominion Energy merger proposal, but all such proposals are approved, what are my rights?

A:
Under Florida law, NextEra Energy shareholders are not entitled to appraisal rights or dissenters’ rights in connection with the NextEra Energy share issuance proposal as contemplated by the merger agreement.

Under Virginia law, because shares of Dominion Energy common stock are listed on the NYSE and holders of eligible shares of Dominion Energy common stock are not required to receive consideration other than the per share cash amount, shares of NextEra Energy common stock, which are also listed on the NYSE, and any cash received in lieu of fractional shares of NextEra Energy common stock, Dominion Energy shareholders are not entitled to appraisal rights in connection with the first merger.
For more information regarding appraisal rights, please see “The Mergers — Appraisal Rights or Dissenters’ Rights.”
Q:
Where can I find voting results of the NextEra Energy special meeting and the Dominion Energy special meeting?

A:
NextEra Energy and Dominion Energy intend to announce their respective preliminary voting results at each of the NextEra Energy and Dominion Energy special meetings and disclose their respective final voting results in Current Reports on Form 8-K that will be filed with the SEC following the NextEra Energy and Dominion Energy special meetings. All reports that NextEra Energy and Dominion Energy file with the SEC are publicly available when filed. Please see “Where You Can Find More Information.”

Q:
How can I find more information about NextEra Energy and Dominion Energy?

A:
You can find more information about NextEra Energy and Dominion Energy from various sources described in “Where You Can Find More Information.”

Q:
Who can answer any questions I may have about the NextEra Energy special meeting, the Dominion Energy special meeting or the mergers and the other transactions contemplated by the merger agreement?

A:
If you have any questions about the NextEra Energy special meeting, the Dominion Energy special meeting, the mergers, the NextEra Energy share issuance proposal, the NextEra Energy charter amendment proposal, the NextEra Energy adjournment proposal, the Dominion Energy merger proposal, the Dominion Energy compensation proposal, the Dominion Energy adjournment proposal or how to vote your shares, or if you need additional copies of this joint proxy statement/prospectus or documents incorporated by reference into this joint proxy statement/prospectus, the applicable enclosed proxy card or voting instructions, you should contact:

For NextEra Energy shareholders:	For Dominion Energy shareholders:
NextEra Energy, Inc. Attn: Investor Relations 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Dominion Energy, Inc. Attn: Investor Relations 600 East Canal Street Richmond, Virginia 23219 (804) 819-2438
D.F. King & Co., Inc. Banks and brokers, please call: (212) 596-7580 All others, please call toll-free: (888) 280-6942 E-mail: NextEra@DFKing.com	Georgeson LLC (877) 816-8696

SUMMARY
The following summary highlights selected information described in more detail elsewhere in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus and may not contain all the information that may be important to you. To understand the mergers and the matters being voted on by NextEra Energy and Dominion Energy shareholders at their respective special meetings more fully, and to obtain a more complete description of the legal terms of the merger agreement and the agreements related thereto, you should carefully read this entire document, including the Annexes hereto and the other documents incorporated by reference herein and to which NextEra Energy and Dominion Energy refer you. Items in this summary include page references directing you to a more complete description of the topics. See “Where You Can Find More Information.”
The Parties
NextEra Energy
NextEra Energy is the largest electric power and energy infrastructure company in North America. For the year ended December 31, 2025, NextEra Energy had consolidated revenues of approximately $27.4 billion, and as of December 31, 2025, NextEra Energy had approximately 80 gigawatts of net generation and storage capacity, and approximately 17,400 employees. Headquartered in Juno Beach, Florida, NextEra Energy’s principal businesses are Florida Power & Light Company, which serves more than 6 million customer accounts in Florida and is the largest electric utility in Florida and the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is one of the largest energy infrastructure developers in the United States. NextEra Energy seeks to create value in its two principal businesses by meeting customer needs more economically and reliably than its competitors and continues to develop and implement enterprise-wide initiatives, including deploying advanced technologies such as artificial intelligence and proprietary tools, focused on improving processes, lowering costs and driving growth. Its common stock trades on the NYSE under the ticker symbol “NEE.” NextEra Energy’s principal executive office is located at 700 Universe Boulevard, Juno Beach, Florida 33408 and its telephone number is (561) 694-4000.
Additional information about NextEra Energy and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”
WG Development Corp.
Merger Sub Corp, a direct wholly owned subsidiary of NextEra Energy, is a Virginia corporation formed for the purpose of effecting the first merger. Under the merger agreement, Merger Sub Corp will merge with and into Dominion Energy, with Dominion Energy surviving the first merger as the surviving corporation. Merger Sub Corp has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers.
CS Holdco, LLC
LLC Sub, a direct wholly owned subsidiary of NextEra Energy, is a Virginia limited liability company formed for the purpose of effecting the second merger. Under the merger agreement, the surviving corporation (with respect to the first merger) intends to merge with and into LLC Sub, with LLC Sub surviving the second merger as the surviving entity and a direct wholly owned subsidiary of NextEra Energy. LLC Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the mergers.
Dominion Energy
Dominion Energy, headquartered in Richmond, Virginia, provides regulated electricity service to customers in Virginia, North Carolina and South Carolina, and regulated natural gas service to customers in South Carolina. At December 31, 2025, Dominion Energy’s portfolio of assets included approximately 30.7 gigawatts of electric generation capacity, 10,800 miles of electric transmission lines and 80,400 miles of electric distribution lines. Dominion Energy’s mission is to provide the reliable, affordable and increasingly clean energy that powers its customers every day. Dominion Energy conducts its operations primarily through its subsidiaries Dominion Energy Virginia and Dominion Energy South Carolina. Dominion Energy’s common stock trades on the NYSE under the ticker symbol “D.” Dominion Energy’s principal executive offices are located at 600 East Canal Street, Richmond, Virginia 23219 and its telephone number is (804) 819-2284.
Additional information about Dominion Energy and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 203.

The Mergers and the Merger Agreement
(See pages 61 and 141)
Upon satisfaction or (to the extent permitted by law) waiver of the conditions to closing in the merger agreement, at the effective time, Merger Sub Corp will merge with and into Dominion Energy, with Dominion Energy surviving as a direct wholly owned subsidiary of NextEra Energy. Immediately following the first merger, at the second effective time, Dominion Energy, as the surviving corporation of the first merger, intends to merge with and into LLC Sub, with LLC Sub surviving as a direct wholly owned subsidiary of NextEra Energy. At the effective time, each eligible share of Dominion Energy common stock will be converted automatically into the right to receive (i) the per share cash amount (i.e., $360 million divided by the closing share count, without interest) and (ii) 0.8138 shares of NextEra Energy common stock, with cash paid in lieu of the issuance of any fractional shares of NextEra Energy common stock. In addition, at the effective time, each outstanding Dominion Energy equity award will be treated as described in “The Merger Agreement — Effects of the Mergers.” Under limited circumstances described in the merger agreement, NextEra Energy and Dominion Energy will forego the second merger and proceed solely with the first merger. For additional information, see “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.”
NextEra Energy Special Meeting
(See page 44)
The special meeting of NextEra Energy shareholders will be held virtually via webcast at www.virtualshareholdermeeting.com/NEE2026SM, on September 3, 2026, at 9:00 a.m., Eastern Time. The special meeting of NextEra Energy shareholders is being held to consider and vote on proposals:
•
to approve the issuance of NextEra Energy common stock to Dominion Energy shareholders in the first merger;

•
to approve an amendment to NextEra Energy’s articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares, as described in this joint proxy statement/prospectus and as reflected in the form of Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. attached as Annex G to this joint proxy statement/prospectus; and

•
to adjourn the special meeting to a later date or time, if necessary or appropriate, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day.

The closing is conditioned on approval by NextEra Energy shareholders of the NextEra Energy share issuance proposal. Approval of the NextEra Energy charter amendment proposal is not a condition to the completion of the first merger.
Only record holders of shares of NextEra Energy common stock at the close of business on July 24, 2026, the record date for the NextEra Energy special meeting, are entitled to notice of, and to vote at, the NextEra Energy special meeting, or any adjournment or postponement thereof. At the close of business on the record date, 2,085,978,209 shares of NextEra Energy common stock were issued and outstanding, of which 3,084,580 were beneficially owned and entitled to be voted by NextEra Energy directors and executive officers, as a group, which constitutes less than 1% of the issued and outstanding shares of NextEra Energy common stock. The NextEra Energy directors and executive officers are expected to vote their shares in favor of the NextEra Energy share issuance proposal.
With respect to each of the NextEra Energy proposals listed above, NextEra Energy shareholders may cast one vote for each share of NextEra Energy common stock that they own as of the NextEra Energy record date. The NextEra Energy share issuance proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy share issuance proposal exceed the number of votes cast by such shareholders opposing the share issuance proposal at the NextEra Energy special meeting at which a quorum is present. The NextEra Energy charter amendment proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy charter amendment proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy charter amendment proposal at the NextEra Energy special meeting at which a quorum is present. The NextEra Energy adjournment proposal will, assuming a quorum is present, be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy adjournment proposal exceed the number of votes cast by such shareholders opposing the adjournment proposal at the NextEra Energy special meeting. In the absence of a quorum, the affirmative vote of the holders of a majority of the shares of NextEra Energy common stock present virtually or represented by proxy and entitled to vote on such proposal at the NextEra Energy special meeting may vote to adjourn the NextEra special meeting to a later date or time.
No business may be transacted at the NextEra Energy special meeting unless a quorum is present. Even if a quorum is present, the NextEra Energy special meeting may be adjourned upon the approval of the NextEra Energy adjournment proposal, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day. Unless the NextEra Energy board fixes a new record date for the adjourned special meeting or law otherwise requires, no notice of an adjourned meeting need be given if the date, time and place of the resumption of the meeting are announced at the adjourned meeting.
Adjournment
If the NextEra Energy adjournment proposal is approved by the requisite number of votes at the NextEra Energy special meeting, and there are not sufficient votes for the approval of the NextEra Energy share issuance proposal, NextEra Energy expects that the special meeting will be adjourned to solicit additional proxies. The adjourned meeting may take place without further notice other than by an announcement made at the NextEra Energy special meeting. In a subsequent reconvening of the NextEra Energy special meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the NextEra Energy special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
The NextEra Energy board unanimously recommends that the NextEra Energy shareholders vote “FOR” the NextEra Energy share issuance proposal, “FOR” the NextEra Energy charter amendment proposal and “FOR” the NextEra Energy adjournment proposal.
For additional information on the recommendation of the NextEra Energy board, please see “The Mergers — Recommendation of the NextEra Energy Board and Reasons for the Mergers.”
Dominion Energy Special Meeting
(See page 53)
The Dominion Energy special meeting will be held virtually at www.virtualshareholdermeeting.com/D2026SM on September 3, 2026, at 9:30 a.m., Eastern Time. The Dominion Energy special meeting is being held to consider and vote on:
1.
a proposal to approve the merger agreement and the first plan of merger;

2.
a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Dominion Energy’s named executive officers in connection with the first merger; and

3.
a proposal to approve the adjournment of the Dominion Energy special meeting to solicit additional proxies if there is a quorum present and there are not sufficient votes at the time of the Dominion Energy special meeting to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Dominion Energy shareholders.

Closing is conditioned on the approval by Dominion Energy shareholders of the Dominion Energy merger proposal, but not the approval by Dominion Energy shareholders of the Dominion Energy compensation proposal or the Dominion Energy adjournment proposal.
Only record holders of shares of Dominion Energy common stock at the close of business on July 24, 2026, the record date for the Dominion Energy special meeting, are entitled to notice of, and to vote at, the Dominion Energy special meeting. At the close of business on the record date, 879,525,949 shares of Dominion Energy common stock were issued and outstanding, of which approximately 1,130,319 were beneficially owned and entitled to be voted by Dominion Energy directors and executive officers, as a group, which constitutes less than 1% of the issued and outstanding shares of Dominion Energy common stock. The Dominion Energy directors and executive officers are currently expected to vote their shares in favor of each Dominion Energy proposal listed above.
With respect to each Dominion Energy proposal listed above, Dominion Energy shareholders may cast one vote for each share of Dominion Energy common stock that they own as of the Dominion Energy record date. Approval of the Dominion Energy merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Dominion Energy common stock entitled to vote on such proposal. Approval of the Dominion Energy compensation proposal requires that the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal. Approval of the Dominion Energy adjournment proposal requires that the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.
No business may be transacted at the Dominion Energy special meeting unless a quorum is present. If a quorum is not present at the Dominion Energy special meeting (or any adjournment or postponement thereof), the Dominion Energy special meeting may be adjourned or postponed by the chair of the meeting to another place, date or time.
No notice of the reconvened meeting is required to be given if the date, time and place are announced at the Dominion Energy special meeting unless the reconvened meeting is more than 120 days after the date of the original convening of the Dominion Energy special meeting or a new record date for the Dominion Energy shareholders entitled to vote is fixed for the adjourned meeting.
If a quorum is present at the Dominion Energy special meeting (or any adjournment or postponement thereof) but there are not sufficient votes to approve the Dominion Energy merger proposal, then Dominion Energy shareholders may be asked to vote on the Dominion Energy adjournment proposal.
The Dominion Energy board unanimously recommends that Dominion Energy shareholders vote “FOR” the Dominion Energy merger proposal, “FOR” the Dominion Energy compensation proposal and “FOR” the Dominion Energy adjournment proposal.
For additional information on the recommendation of the Dominion Energy board, please see “The Mergers — Recommendation of the Dominion Energy Board and Reasons for the Mergers.”
Opinions of NextEra Energy’s Financial Advisors
Opinion of Lazard Frères & Co. LLC
(See page 87 and Annex C)
NextEra Energy has retained Lazard Frères & Co. LLC (“Lazard”) as one of its financial advisors in connection with the mergers. In connection with Lazard’s engagement, NextEra Energy requested that Lazard evaluate the fairness, from a financial point of view, to NextEra Energy of the merger consideration to be paid by NextEra Energy in the first merger. On May 15, 2026, at a meeting of the NextEra Energy board, Lazard rendered to the NextEra Energy board its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated May 15, 2026, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the merger consideration to be paid by NextEra Energy in the first merger was fair, from a financial point of view, to NextEra Energy.
The full text of Lazard’s written opinion, dated May 15, 2026, which describes the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. For a summary of Lazard’s opinion and the methodology that Lazard used to render its opinion, please see the section of this joint proxy statement/prospectus captioned “— Opinions of NextEra Energy’s Financial Advisors — Opinion of Lazard Frères & Co. LLC.” The summary of the written opinion of Lazard, dated May 15, 2026, set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex C. Shareholders are encouraged to read Lazard’s opinion and the summary contained in this joint proxy statement/prospectus carefully and in their entirety.
Lazard’s engagement and its opinion were for the benefit of the NextEra Energy board (in its capacity as such) and Lazard’s opinion was rendered to the NextEra Energy board in connection with its evaluation of the mergers and addressed only the fairness, as of the date of the opinion, from a financial point of view, to NextEra Energy of the merger consideration to be paid by NextEra Energy in the first merger. Lazard’s opinion did not address the relative merits of the first merger as compared to any other transaction or business strategy in which NextEra Energy might engage or the merits of the underlying decision by NextEra Energy to engage in the first merger. Lazard’s opinion is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the first merger or any matter relating thereto.
For additional information on the opinion of Lazard, please see the section entitled “The Mergers — Opinions of NextEra Energy’s Financial Advisors — Opinion of Lazard Frères & Co. LLC” beginning on page 87 and the full text of the written opinion of Lazard attached as Annex C to this joint proxy statement/prospectus.

Opinion of BofA Securities, Inc.
(See page 98 and Annex D)
NextEra Energy also has retained BofA Securities, Inc. (“BofA Securities”) to act as one of NextEra Energy’s financial advisors in connection with the mergers. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. NextEra Energy selected BofA Securities to act as one of NextEra Energy’s financial advisors in connection with the mergers on the basis of BofA Securities’ experience in transactions similar to the mergers, its reputation in the investment community and its familiarity with NextEra Energy and its business.
On May 15, 2026, at a meeting of the NextEra Energy board held to evaluate the mergers, BofA Securities delivered to the NextEra Energy board an oral opinion, which was confirmed by delivery of a written opinion, dated May 15, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the merger consideration to be paid in the first merger by NextEra Energy was fair, from a financial point of view, to NextEra Energy.
The full text of BofA Securities’ written opinion to the NextEra Energy board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the NextEra Energy board for the benefit and use of the NextEra Energy board (in its capacity as such) in connection with and for purposes of its evaluation of the mergers. BofA Securities expressed no opinion or view as to any terms or other aspects of the mergers (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the mergers in comparison to other strategies or transactions that might be available to NextEra Energy or in which NextEra Energy might engage or as to the underlying business decision of NextEra Energy to proceed with or effect the mergers. BofA Securities’ opinion does not constitute a recommendation as to how any shareholder should vote or act in connection with the mergers or any related matter.
For additional information on the opinion of BofA Securities, please see the section entitled “The Mergers — Opinions of NextEra Energy’s Financial Advisors — Opinion of BofA Securities, Inc.” beginning on page 98 and the full text of the written opinion of BofA Securities attached as Annex D to this joint proxy statement/prospectus.
Opinions of Dominion Energy’s Financial Advisors
Opinion of Goldman Sachs & Co. LLC
(See page 106 and Annex E)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Dominion Energy board that, as of May 15, 2026 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than NextEra Energy and its affiliates) of the outstanding shares of Dominion Energy common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated May 15, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated by reference herein. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Dominion Energy board in connection with its consideration of the mergers. Goldman Sachs’ opinion is not a recommendation as to how any holder of Dominion Energy common stock or NextEra Energy common stock should vote with respect to the mergers or any other matter. Pursuant to an engagement letter between Dominion Energy and Goldman Sachs, Dominion Energy has agreed to pay Goldman Sachs a transaction fee of approximately $47 million, $5 million of which became payable upon the presentation of the results of the study to the Dominion Energy board, and the remainder of which is contingent upon consummation of the mergers.
For additional information regarding the opinion of Goldman Sachs, please see the section entitled “The Mergers — Opinions of Dominion Energy’s Financial Advisors” beginning on page 106 and the full text of the written opinion of Goldman Sachs attached as Annex E to this joint proxy statement/prospectus.
Opinion of J.P. Morgan Securities LLC
(See page 114 and Annex F)
At the meeting of the Dominion Energy board on May 15, 2026, J.P. Morgan Securities LLC (“J.P. Morgan”) rendered its oral opinion to the Dominion Energy board, that, as of such date and based upon and subject to the assumptions, qualifications, and limitations and other matters set forth in its opinion, the merger consideration to be paid to holders of Dominion Energy common stock in the proposed mergers was fair, from a financial point of view, to such shareholders. J.P. Morgan confirmed its May 15, 2026 oral opinion by delivering its written opinion to the Dominion Energy board, dated as of May 18, 2026, that, as of such date, the merger consideration to be paid to holders of Dominion Energy common stock in the proposed mergers was fair, from a financial point of view, to such shareholders.
The full text of the written opinion of J.P. Morgan, dated as of May 18, 2026, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of Dominion Energy common stock are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Dominion Energy board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed mergers, and was limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Dominion Energy common stock in the mergers and did not address any other aspect of the mergers. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the mergers to the holders of any other class of securities, creditors or other constituencies of Dominion Energy or as to the underlying decision by Dominion Energy to engage in the proposed mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of Dominion Energy as to how such shareholder should vote with respect to the proposed mergers or any other matter.
For additional information on the opinion of J.P. Morgan, please see the section entitled “The Mergers — Opinions of Dominion Energy’s Financial Advisors” beginning on page 106 and the full text of the written opinion of J.P. Morgan attached as Annex F to this joint proxy statement/prospectus.
Interests of NextEra Energy Directors and Executive Officers in the Mergers
(See page 125)
In considering the recommendation of the NextEra Energy board that NextEra Energy shareholders vote to approve the NextEra Energy share issuance proposal, NextEra Energy shareholders should be aware that, aside from their interests as shareholders of NextEra Energy, NextEra Energy’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of NextEra Energy shareholders generally. The NextEra Energy board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated therein, in approving the mergers, and in recommending the approval of the NextEra Energy share issuance proposal.
For more information on these interests and quantification of certain of these interests, please see “The Mergers — Interests of NextEra Energy Directors and Executive Officers in the Mergers.”
Treatment of Dominion Energy Indebtedness
(See page 126)
Completion of the first merger would trigger change of control, termination, prepayment, consent and/or similar rights under various Dominion Energy credit facilities, bilateral letter of credit facilities and capital lease arrangements. Accordingly, absent obtaining requisite counterparty consents or any necessary waivers, as applicable, NextEra Energy expects each such credit facility to be replaced, or repaid and terminated, the applicable issued letters of credit to be replaced or reimbursed, and the capital leases to be terminated (with the purchase options thereunder exercised).
The consummation of the mergers is not expected to provide the holders of the Dominion Energy notes, the Dominion Energy Virginia notes or the Dominion Energy South Carolina notes with any rights.
NextEra Energy expects that these notes will remain outstanding following consummation of the mergers or that it may commence purchases on the open market, tender offers, exchange offers and/or consent solicitations in connection therewith.
Under the terms of the merger agreement, Dominion Energy is required to redeem or call for redemption all DERI Notes prior to closing. Dominion Energy is also required to redeem all of its currently issued and outstanding existing Series C preferred stock prior to the effective time if the effective time occurs after January 15, 2027. If the effective time occurs on or prior to January 15, 2027, then, at the effective time, each share of existing Series C preferred stock will be exchanged for one share of NextEra Energy preferred stock with terms that are not materially less favorable to holders. Accordingly, the holders of shares of existing Series C preferred stock will not have voting rights with respect to the first merger. For further information, see “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.”

This joint proxy statement/prospectus does not constitute an offer to sell or the solicitation of an offer to buy any debt securities or preferred stock of NextEra Energy or Dominion Energy or its subsidiaries. It does not constitute a prospectus or prospectus equivalent document for any such securities. No offering of any debt securities of NextEra Energy will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom. This joint proxy statement/prospectus also does not constitute a notice of redemption with respect to any Dominion Energy securities. Notice of any redemption of Dominion Energy securities will be given in accordance with the provisions of the applicable document governing the terms of the applicable securities.
For a more detailed discussion of the treatment of Dominion Energy’s indebtedness and existing Series C preferred stock in connection with the mergers, see “The Mergers — Treatment of Dominion Energy Indebtedness and Existing Series C Preferred Stock.”
For a description of NextEra Energy’s and Dominion Energy’s existing indebtedness, see NextEra Energy’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 13, 2026, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 23, 2026, and Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 23, 2026 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”
Treatment of Dominion Energy Equity-Based Awards
(See page 128)
At the effective time, each outstanding equity award issued pursuant to the Dominion Energy LTIP will be treated as follows:
•
each Dominion Energy PSU award that is outstanding immediately prior to the effective time will, automatically and without any action on the part of the holder thereof, be assumed by NextEra Energy and converted into a NextEra Energy restricted stock unit award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (i) the number of shares of Dominion Energy common stock subject to such Dominion Energy PSU award immediately prior to the effective time (with such number of shares of Dominion Energy common stock determined based upon the number of shares of Dominion Energy common stock that would be earned if the performance level achieved was the greater of (a) the “target” level of performance and (b) the “actual” level of performance measured based on a shortened performance period ending immediately prior to the effective time, as reasonably determined by the Compensation and Talent Development Committee of the Dominion Energy board in good faith (following consultation with NextEra Energy)), and (ii) the equity award exchange ratio, with the same terms and conditions (including service-based vesting conditions, forfeiture conditions and dividend equivalent rights, but excluding performance-based vesting conditions) that applied to such Dominion Energy PSU award immediately prior to the effective time;

•
each Dominion Energy restricted stock award that is outstanding immediately prior to the effective time will be assumed by NextEra Energy and converted into a NextEra Energy restricted stock award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Dominion Energy common stock subject to such Dominion Energy restricted stock award immediately prior to the effective time, and (b) the equity award exchange ratio, with the same terms and conditions (including dividend rights) that applied to such Dominion Energy restricted stock award immediately prior to the effective time; and

•
each Dominion Energy deferred unit that is outstanding immediately prior to the effective time will automatically be converted into a number of NextEra Energy deferred units in respect of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number, of (a) the number of shares of Dominion Energy common stock subject to such Dominion Energy deferred unit (including any additional shares of Dominion Energy common stock credited as accumulated dividend equivalent rights with respect to such Dominion Energy deferred unit immediately prior to the effective time) multiplied by (b) the equity award exchange ratio, to be payable pursuant to the terms of Dominion Energy’s Non-Employee Directors Compensation Plan.

Each outstanding Dominion Energy equity award that is converted into a NextEra Energy restricted stock award, NextEra Energy restricted stock unit award or NextEra Energy deferred unit in accordance with the preceding three bullets will include an equity award cash distribution right providing for the right to receive an amount in cash equal to (a) the number of shares of NextEra Energy common stock subject to such conversion award, divided by (b) the equity award exchange ratio, multiplied by (c) the per share cash amount. The equity award cash distribution right will be subject to the same vesting, payment and forfeiture terms as the conversion award to which such equity award cash distribution right relates.

Interests of Dominion Energy Directors and Executive Officers in the Mergers
(See page 127)
In considering the recommendation of the Dominion Energy board that shareholders vote “FOR” the Dominion Energy merger proposal and the Dominion Energy compensation proposal, Dominion Energy shareholders should be aware that the executive officers and directors of Dominion Energy have interests in the first merger that may be different from, or in addition to, those of Dominion Energy shareholders generally. Such interests include the following and are more fully summarized below:
•
Dominion Energy PSU awards, Dominion Energy restricted stock awards and Dominion Energy deferred units will be treated as set forth in the merger agreement, as described in more detail in “The Mergers — Interests of Dominion Energy Directors and Executive Officers in the Mergers — Treatment of Dominion Energy Equity-Based Awards”;

•
each of the current executive officers of Dominion Energy is eligible for certain change in control payments and benefits under their employment continuity agreements, including maintenance of specified compensation and benefits levels for the three-year period following a change in control and severance payments and benefits upon a qualifying termination. Dominion Energy’s non-employee directors hold deferred units that will be treated as described under “The Mergers — Interests of Dominion Energy Directors and Executive Officers in the Mergers — Treatment of Dominion Energy Equity-Based Awards” and may be eligible for departure stock grants under Dominion Energy’s Non-Employee Directors Compensation Plan upon cessation of board service; and

•
Dominion Energy’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies.

The Dominion Energy board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the mergers, in approving the merger agreement, and in recommending the Dominion Energy merger proposal and the Dominion Energy compensation proposal. For a further discussion of the interests of Dominion Energy directors and executive officers in the mergers, see “The Mergers — Interests of Dominion Energy Directors and Executive Officers in the Mergers.”
Board of Directors and Management of the Combined Company
Pursuant to the merger agreement, NextEra Energy will, subject to the occurrence of the effective time, take all necessary action as soon as practical after the effective time to cause the combined company board at the effective time to consist of 14 members and appoint four mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management, one of whom will be Robert M. Blue, Chair, President and Chief Executive Officer of Dominion Energy, as directors to serve on the combined company board. The other individuals to be selected to serve on the combined company board, including the three other mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management to be appointed pursuant to the merger agreement, have not yet been identified and are expected to be agreed to prior to the closing.
The chairman of the NextEra Energy board immediately prior to the effective time will continue to serve as chairman of the combined company board. The chief executive officer of NextEra Energy immediately prior to the effective time will, at the effective time, be the chief executive officer of the combined company. Mr. Blue will be appointed to serve as president and chief executive officer of NextEra Energy’s regulated utilities business effective at the effective time. In addition, each existing president of each of Dominion Energy Virginia and Dominion Energy South Carolina will continue in such role following the mergers. For additional information, please see “The Mergers — Board of Directors and Management of the Combined Company.”
Material U.S. Federal Income Tax Consequences
(See page 136)
Subject to the discussion in the following paragraph, NextEra Energy and Dominion Energy intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The obligation of NextEra Energy and Dominion Energy to consummate the mergers is not conditioned upon the receipt of an opinion from counsel. However, in connection with the registration statement of which this joint proxy statement/prospectus is a part, Kirkland, counsel to NextEra Energy, and McGuireWoods, counsel to Dominion Energy, have each delivered a legal opinion to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the mergers, taken together, do so qualify, a U.S. holder will generally not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of eligible shares of Dominion Energy common stock for the merger consideration, except with respect to the receipt of the cash consideration and the receipt of any cash in lieu of a fractional share of NextEra Energy common stock, as more fully described under the heading “The Mergers — Material U.S. Federal Income Tax Consequences.”
Under certain circumstances, NextEra Energy and Dominion Energy will forego the second merger and proceed solely with the first merger. See “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.” If the second merger does not occur, NextEra Energy and Dominion Energy expect the first merger, standing alone, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, but there can be no assurance as to such treatment due to certain factual uncertainties as of the date of this joint proxy statement/prospectus. If the first merger, standing alone, does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the receipt of the merger consideration will constitute a taxable transaction.
Please see “The Mergers — Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the material U.S. federal income tax consequences of the mergers to U.S. holders. Dominion Energy shareholders are strongly encouraged to consult their tax advisors as to the specific tax consequences of the mergers to them, including the applicability and effect of any U.S. federal, U.S. state or local or non-U.S. tax laws.
Accounting Treatment of the Mergers
(See page 139)
NextEra Energy prepares its financial statements in accordance with GAAP. The mergers will be accounted for as a business combination, using the acquisition method of accounting with NextEra Energy being considered the accounting acquirer of Dominion Energy. This means that NextEra Energy will record all assets acquired and liabilities assumed from Dominion Energy at their fair values at the effective date of the mergers.
Regulatory Approvals
(See page 139)
Antitrust Clearance
The closing is subject to the antitrust laws of the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, the mergers and the other transactions contemplated by the merger agreement cannot be completed until the parties to the merger agreement have filed the required notification with the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) and until the applicable waiting period under the HSR Act has expired or has been terminated.
At any time before or after consummation of the mergers, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the closing of the mergers or seeking the divestiture of substantial assets of NextEra Energy or Dominion Energy or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
Other Regulatory Approvals
The U.S. federal and state approvals, consents and filings required under the terms of the merger agreement to complete the first merger include the following:
•
approval of the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA”);

•
consent of the U.S. Nuclear Regulatory Commission (the “NRC”);

•
approval of the Virginia State Corporation Commission (the “VSCC”) under Virginia Code §§ 56-88 et seq.;

•
approval of the North Carolina Utilities Commission (the “NCUC”), under North Carolina General Statutes § 62-111(a); and

•
approval by the South Carolina Public Service Commission (the “SCPSC”) pursuant to South Carolina Code § 58-27-1300 and a finding that the transaction is in the public interest.

Although not a condition to the closing, the transfer of control of Dominion Energy and certain of its subsidiaries holding FCC licenses will require consent from the FCC pursuant to Section 310(d) of the Communications Act of 1934, as amended (the “Communications Act”), for the indirect transfer of control of the licenses.
NextEra Energy and Dominion Energy have made or intend to make various filings and submissions for the above-mentioned authorizations and approvals. NextEra Energy and Dominion Energy cannot assure that they will obtain such consents or approvals on terms and subject to conditions that will satisfy the requirements of the merger agreement. Please see the section entitled “The Mergers — Regulatory Approvals.”

Securities and Exchange Commission
NextEra Energy has filed a registration statement on Form S-4 with the SEC under the Securities Act, of which this joint proxy statement/prospectus forms a part, which has been declared effective by the SEC, pursuant to which the issuance of shares of NextEra Energy common stock issuable upon the effective time will be registered with the SEC.
NYSE
Shares of NextEra Energy common stock currently trade on the NYSE under the stock symbol “NEE.” The closing is subject to approval for listing on the NYSE of the shares of NextEra Energy common stock to be issued in the first merger, subject to official notice of issuance.
Impact of the Second Merger
If the second merger would reasonably be expected to materially increase the risk of not obtaining any material consent (including any regulatory clearance) with respect to the first merger, or would reasonably be expected to prevent, prohibit, impede, interfere with, hinder or delay the first merger, NextEra Energy and Dominion Energy will forego the second merger and proceed solely with the first merger. See “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.”
Appraisal Rights or Dissenters’ Rights
(See page 140)
Under Florida law, NextEra Energy shareholders are not entitled to appraisal rights or dissenters’ rights in connection with the NextEra Energy share issuance proposal as contemplated by the merger agreement.
Under Virginia law, because shares of Dominion Energy common stock are listed on the NYSE and holders of eligible shares of Dominion Energy common stock are not required to receive consideration other than the per share cash amount, shares of NextEra Energy common stock, which are also listed on the NYSE, and any cash received in lieu of fractional shares of NextEra Energy common stock in the first merger, Dominion Energy shareholders are not entitled to appraisal rights in connection with the first merger.
Listing of NextEra Energy Common Stock; Delisting and Deregistration of Dominion Energy Common Stock
Shares of NextEra Energy common stock currently trade on the NYSE under the symbol “NEE.” Closing is conditioned on the shares of NextEra Energy common stock issuable to Dominion Energy shareholders pursuant to the merger agreement being approved for listing on the NYSE, subject to official notice of issuance.
Shares of Dominion Energy common stock currently trade on the NYSE under the stock symbol “D.” When the first merger is completed, Dominion Energy common stock will cease to be traded on the NYSE and will thereafter be deregistered under the Exchange Act.
No Solicitation; Recommendations
Subject to certain exceptions, each of NextEra Energy, Dominion Energy, their respective subsidiaries and their respective directors and officers will not, and NextEra Energy and Dominion Energy will each instruct and use its reasonable best efforts to cause its and its subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors or representatives (“representatives”) not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate any acquisition proposal (as defined in this joint proxy statement/prospectus), or the making of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal or (iii) furnish, provide or afford access to any information or data to any person in connection with any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal. For a more detailed discussion of the ability of NextEra Energy and Dominion Energy to consider other acquisition proposals, please see “The Merger Agreement — Non-Solicitation of Alternative Proposals by Dominion Energy” and “The Merger Agreement — Non-Solicitation of Alternative Proposals by NextEra Energy.”
Conditions to the Completion of the First Merger
(See page 145)
The obligations of the parties to consummate the first merger are subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following mutual conditions:
•
the receipt of the Dominion Energy required vote;

•
the receipt of the NextEra Energy shareholder approval of the NextEra Energy share issuance proposal;

•
the absence of any law, executive order, ruling, judgment, injunction or other order (collectively, “orders”), enacted, entered, promulgated or enforced by any federal, state, local or non-U.S. government, any court or tribunal, any administrative, regulatory (including any stock exchange) or other governmental or quasi-governmental agency, commission, branch or authority or other governmental entity or body (each, a “governmental entity”), in each case, of competent jurisdiction, that is in effect and restrains, enjoins, prevents or otherwise prohibits the consummation of the first merger or makes the consummation of the first merger illegal (the “orders closing condition”);

•
the expiration or earlier termination of all waiting periods applicable to the consummation of the first merger under the HSR Act (or any extension thereof);

•
the issuance of certain orders by the FERC, NRC, VSCC, NCUC and SCPSC (together with the expiration or earlier termination of the waiting periods in the immediately preceding bullet, the “regulatory clearances closing condition”);

•
the absence of any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or any other measure, including any structural or remedial actions, imposed or required by regulatory clearances or orders with respect to the first merger, and solely to the extent they relate to the first merger, that, individually or in the aggregate, constitute a burdensome condition (described in the section entitled “The Merger Agreement — Reasonable Best Efforts to Obtain Regulatory Approvals” beginning on page 148 of this joint proxy statement/prospectus) (the “absence of burdensome condition closing condition”);

•
the shares of NextEra Energy common stock issuable in accordance with the merger agreement being approved for listing on the NYSE, subject to official notice of issuance; and

•
the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, becoming effective and not being subject to any stop order or proceeding seeking a stop order.

The obligations of NextEra Energy and Merger Sub Corp to effect the first merger are also subject to the satisfaction or (to the extent permitted by law) waiver by NextEra Energy at or prior to the closing of each of the following additional conditions:
•
the accuracy of the representations and warranties of Dominion Energy, as of the date of the merger agreement and as of the closing date as though made on and as of such date, as follows:

•
the representations and warranties of Dominion Energy relating to Dominion Energy’s capitalization each being true and correct in all respects, except for de minimis inaccuracies;

•
the representations and warranties of Dominion Energy relating to (i) Dominion Energy’s authority to execute and deliver the merger agreement and perform its obligations under the merger agreement and (ii) broker’s and advisor’s fees and commissions owed by Dominion Energy to brokers or other financial advisors in connection with the mergers, each being true and correct in all material respects;

•
the representations and warranties of Dominion Energy relating to (i) the absence of any changes since January 1, 2026 that have or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in “The Merger Agreement — Material Adverse Effect” in this joint proxy statement/prospectus) and (ii) the Dominion Energy required vote being the only vote of the holders of any class or series of capital stock of Dominion Energy necessary for Dominion Energy to approve the merger agreement, first plan of merger and complete the first merger and the other transactions contemplated by the merger agreement with respect to the first merger, each being true and correct in all respects; and

•
the representations and warranties of Dominion Energy other than those referred to in the three immediately preceding bullets, each being true and correct in all respects, except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
Dominion Energy’s performance of, in all material respects, its obligations under the merger agreement required to be performed on or prior to the closing date;

•
the receipt by NextEra Energy of a certificate signed by the chief executive officer or the chief financial officer of Dominion Energy certifying that the conditions in the immediately preceding bullets with respect to representations and warranties and performance of obligations have been satisfied; and

•
the absence of any change or changes since the date of the merger agreement that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (which Company Material Adverse Effect is continuing).

The obligation of Dominion Energy to effect the first merger is also subject to the satisfaction, or (to the extent permitted by law) waiver by Dominion Energy, on or prior to the closing of each of the following additional conditions:
•
the accuracy of the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub, as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), as follows:

•
the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub relating to their respective capitalization, each being true and correct in all respects, except for de minimis inaccuracies;

•
the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub relating to (i) NextEra Energy’s, Merger Sub Corp’s and LLC Sub’s authority to execute and deliver the merger agreement and perform its respective obligations under the merger agreement and (ii) broker’s and advisor’s fees and commissions owed by NextEra Energy, Merger Sub Corp and LLC Sub to brokers or other financial advisors in connection with the mergers, each being true and correct in all material respects;

•
the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub relating to (i) the absence of any change since January 1, 2026 that has or would be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in “The Merger Agreement — Material Adverse Effect” in this joint proxy statement/prospectus) and (ii) (x) NextEra Energy shareholder approval, (y) the approval of the merger agreement and the first plan of merger by the sole shareholder of Merger Sub Corp and (z) the approval of the merger agreement and second plan of merger by the sole shareholder of the surviving corporation being the only vote or consent of the holders of any class or series of capital stock of NextEra Energy necessary for NextEra Energy, Merger Sub Corp and LLC Sub to approve the merger agreement, plans of merger and the mergers and consummate the mergers and the other transactions contemplated by the merger agreement, each being true and correct in all respects; and

•
the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub other than those referred to in the three immediately preceding bullets above each being true and correct in all respects, except where the failure of such representations and warranties to be so true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•
NextEra Energy, Merger Sub Corp and LLC Sub’s performance of, in all material respects, their respective obligations under the merger agreement required to be performed on or prior to the closing date;

•
the receipt by Dominion Energy of a certificate signed by the chief executive officer or the chief financial officer of NextEra Energy certifying that the conditions in the immediately preceding bullets with respect to representations and warranties and performance of obligations have been satisfied; and

•
the absence of any change or changes since the date of the merger agreement that have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (which Parent Material Adverse Effect is continuing).

As further discussed under the section titled “Risk Factors,” neither NextEra Energy nor Dominion Energy can be certain when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be completed.
Termination of the Merger Agreement
(See page 157)
NextEra Energy and Dominion Energy may mutually agree in writing to terminate the merger agreement before consummating the first merger.
In addition, either NextEra Energy or Dominion Energy may terminate the merger agreement:
•
if the first merger shall not have been completed on or before November 15, 2027 (such date, as may be extended, the “termination date”), except that such date may be extended by either party to August 15, 2028 if any of the orders closing condition, the regulatory clearances closing condition or the absence of burdensome condition closing condition have not been satisfied; provided, however, that this termination right will not be available to a party (in NextEra Energy’s case, treating NextEra Energy, Merger Sub Corp and LLC Sub as one party) whose breach of its obligations under the merger agreement was the principal cause of, or resulted in, the failure of a condition to closing (a “termination date termination”);

•
if the Dominion Energy required vote is not obtained at the Dominion Energy special meeting (or any adjournment or postponement thereof) (a “Dominion Energy “no” vote termination”);

•
if the NextEra Energy shareholder approval is not obtained at the NextEra Energy special meeting (or any adjournment or postponement thereof) (a “NextEra Energy “no” vote termination”); or

•
if any order permanently restraining, enjoining, preventing or otherwise prohibiting completion of the first merger has become final and non-appealable, provided, however, that this termination right will not be available to a party whose breach of its obligations under the merger agreement was the principal cause of or resulted in such order (a “permanent order termination”).

In addition, Dominion Energy may terminate the merger agreement prior to the effective time:
•
if, prior to obtaining the Dominion Energy required vote, the Dominion Energy board has effected a Dominion Energy board adverse recommendation change with respect to a superior proposal in accordance with the procedures set forth in the merger agreement and shall have approved, and concurrently with the termination of the merger agreement, Dominion Energy shall have entered into, an alternative acquisition agreement with respect to a superior proposal and pays to NextEra Energy the applicable termination fee (a “Dominion Energy superior proposal termination”);

•
if NextEra Energy, Merger Sub Corp or LLC Sub has breached any of its respective representations or warranties or failed to perform any of its respective covenants under the merger agreement where such breach (i) would give rise to a failure of the applicable additional Dominion Energy closing condition and (ii) cannot be cured by NextEra Energy, Merger Sub Corp or LLC Sub by the termination date, or, if capable of being cured, is not cured by NextEra Energy, Merger Sub Corp or LLC Sub prior to the earlier of (a) the 30th day after Dominion Energy provides NextEra Energy written notice of such breach and (b) the third business day immediately preceding the termination date provided, however, that Dominion Energy will not have this termination right if Dominion Energy is then in material breach of the merger agreement (a “NextEra Energy breach termination”); or

•
if, prior to obtaining the NextEra Energy shareholder approval, the NextEra Energy board (or a committee thereof) has effected a NextEra Energy board adverse recommendation change (a “NextEra Energy adverse recommendation change termination”).

In addition, NextEra Energy may terminate the merger agreement:
•
if, prior to obtaining the Dominion Energy required vote, the Dominion Energy board (or a committee thereof) has effected a Dominion Energy board adverse recommendation change (a “Dominion Energy adverse recommendation change termination”);

•
if Dominion Energy has breached any of its representations or warranties or failed to perform any of its covenants under the merger agreement, where such breach, (i) would give rise to a failure of the applicable additional NextEra Energy closing condition and (ii) cannot be cured by Dominion Energy by the termination date, or, if capable of being cured, is not cured by Dominion Energy prior to the earlier of (a) the 30th day after NextEra Energy provides Dominion Energy written notice of such breach and (b) the third business day immediately preceding the termination date, except that NextEra Energy will not have this termination right if NextEra Energy, Merger Sub Corp or LLC Sub is then in material breach of the merger agreement (a “Dominion Energy breach termination”); or

•
if, prior to obtaining the NextEra Energy shareholder approval, the NextEra Energy board has effected a NextEra Energy board adverse recommendation change with respect to a superior proposal in accordance with the procedures set forth in the merger agreement and shall have approved, and concurrently with the termination of the merger agreement, NextEra Energy shall have entered into, an alternative acquisition agreement with respect to a superior proposal and pays to Dominion Energy the applicable termination fee (a “NextEra Energy superior proposal termination”).

Termination Fees
(See page 158)
Termination Fees Payable by Dominion Energy
Dominion Energy will be required to pay to NextEra Energy a termination fee of $2.24 billion if:
•
Dominion Energy effects a Dominion Energy superior proposal termination;

•
(i) NextEra Energy or Dominion Energy effects a Dominion Energy “no” vote termination or NextEra Energy effects a Dominion Energy breach termination, (ii) a bona fide acquisition proposal with respect to Dominion

Energy has been publicly announced or publicly disclosed and has not been withdrawn (a) in the case of a Dominion Energy breach termination, prior to the date of such termination, and (b) in the case of a Dominion Energy “no” vote termination, prior to the Dominion Energy special meeting, and (iii) thereafter during the 12-month period immediately following such termination, (a) Dominion Energy enters into an alternative acquisition agreement or (b) an acquisition proposal with respect to Dominion Energy is completed (except that for the purpose of determining whether Dominion Energy will be required to pay the Dominion Energy termination fee under these circumstances, the references to “twenty percent (20%)” in the definition of acquisition proposal with respect to Dominion Energy in the merger agreement shall be deemed to be references to “fifty percent (50%)”); or
•
NextEra Energy effects a Dominion Energy adverse recommendation change termination.

Termination Fees Payable by NextEra Energy
NextEra Energy will be required to pay to Dominion Energy a termination fee of $6.52 billion if:
•
NextEra Energy effects a NextEra Energy superior proposal termination;

•
(i) Dominion Energy or NextEra Energy effects a NextEra Energy “no” vote termination or Dominion Energy effects a NextEra Energy breach termination, (ii) a bona fide acquisition proposal with respect to NextEra Energy has been publicly announced or publicly disclosed and not withdrawn (a) in the case of a NextEra Energy breach termination, prior to the date of such termination or (b) in the case of a NextEra Energy “no” vote termination, prior to or at the NextEra Energy special meeting, and (iii) thereafter during the 12-month period immediately following such termination, (a) NextEra Energy enters into an alternative acquisition agreement or (b) an acquisition proposal with respect to NextEra Energy is consummated (except that for the purpose of determining whether NextEra Energy will be required to pay the NextEra Energy termination fee under these circumstances, the references to “twenty percent (20%)” in the definition of acquisition proposal with respect to NextEra Energy in the merger agreement shall be deemed to be references to “fifty percent (50%)”); or

•
Dominion Energy effects a NextEra Energy adverse recommendation change termination.

Additionally, NextEra Energy will be required to pay Dominion Energy a regulatory termination fee of $4.83 billion if:
•
either NextEra Energy or Dominion Energy effects a termination date termination and, at the time of such termination, (i) any of the orders closing condition (other than due to an excluded order), the regulatory clearances closing condition or the absence of burdensome condition closing condition has not been satisfied or waived and (ii) all of the additional NextEra Energy closing conditions have been satisfied or waived (other than those whose failure to be satisfied relates to a failure to satisfy the orders closing condition, the regulatory clearances closing condition or the absence of burdensome condition closing condition, or those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at the time of such termination);

•
either NextEra Energy or Dominion Energy effects a permanent order termination (other than due to an excluded order) and, at the time of such termination, the shareholder approvals condition (if the NextEra Energy special meeting and the Dominion Energy special meeting have occurred) and the additional NextEra Energy closing conditions have been satisfied or waived (other than those whose failure to be satisfied relates to a failure to satisfy the orders closing condition, the regulatory clearances closing condition or the absence of burdensome condition closing condition, or those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at the time of such termination);

•
Dominion Energy terminates the merger agreement as a result of a material breach by NextEra Energy or either of Merger Sub Corp or LLC Sub of their respective obligations to take certain actions to avoid or resolve proceedings or take all actions to obtain the regulatory clearances, and at the time of such termination any of the orders closing condition, the regulatory clearances closing condition or the absence of the burdensome condition closing condition has not been satisfied or waived; or

•
(a) NextEra Energy has delivered a remedial order notice to Dominion Energy, (b) all of the mutual closing conditions and the additional NextEra closing conditions would have been satisfied or waived (other than those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at such time) absent such delivery at the time NextEra Energy delivers the remedial order notice or at any time thereafter, and (c) the merger agreement is terminated by either NextEra Energy or Dominion Energy other than by NextEra Energy effecting a Dominion Energy breach termination.

Notwithstanding the foregoing, in the case of a termination date termination, NextEra Energy will not be obligated to pay the regulatory termination fee if, at least five business days prior to the effectiveness of such termination date termination, (i) NextEra Energy has irrevocably waived in writing the absence of a burdensome condition closing condition, (ii) all of the other mutual closing conditions and the additional Dominion Energy closing conditions (other than those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at the time of such termination) have been satisfied or waived, (iii) NextEra Energy has delivered to Dominion Energy written notice that it stands ready, willing and able to consummate the closing and (iv) Dominion Energy has not waived the absence of burdensome condition closing condition.
In the event the merger agreement is terminated under circumstances in which (i) Dominion Energy is required to pay the Dominion Energy termination fee or (ii) NextEra Energy is required to pay the NextEra Energy termination fee or the regulatory termination fee and such termination fee, as applicable, is paid, the payment of such termination fee will be the sole and exclusive remedy of NextEra Energy, Merger Sub Corp and LLC Sub against Dominion Energy, or of Dominion Energy against NextEra Energy, Merger Sub Corp and LLC Sub, as applicable, except for a willful breach or fraud.
Specific Performance
(See page 169)
In addition to any other available remedies a party may have in equity or at law, each party will be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof.
Closing and Effectiveness of the Mergers
Unless NextEra Energy and Dominion Energy otherwise agree, the closing will take place on the third business day following the day on which the last to be satisfied or (to the extent permissible) waived of the conditions for closing set forth in the merger agreement (other than those conditions that by their nature must be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) is satisfied or waived in accordance with the merger agreement. Approval of the NextEra Energy charter amendment proposal is not a condition to the completion of the first merger. See “The Merger Agreement — Completion of the Mergers.”
NextEra Energy and Dominion Energy are working to complete the first merger prior to November 15, 2027 (subject to extension in certain circumstances to August 15, 2028, pursuant to the terms of the merger agreement). It is possible that various factors, including factors outside the control of both companies, could result in the first merger being completed at a different time, or not at all. See “The Merger Agreement — Conditions to the Completion of the First Merger.”
NextEra Energy and Dominion Energy expect the second merger to be consummated immediately following the first merger. If the second merger would reasonably be expected to materially increase the risk of not obtaining any material consent (including any regulatory clearance) with respect to the first merger, or would reasonably be expected to prevent, prohibit, impede, interfere with, hinder or delay the first merger, the merger agreement requires the parties to forego the second merger. For additional information, see “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.”
Comparison of Shareholders’ Rights
(See page 184)
Dominion Energy shareholders receiving NextEra Energy common stock in the first merger will have different rights once they become shareholders of NextEra Energy due to differences between the applicable laws of the State of Florida and the Commonwealth of Virginia and between the governing documents of NextEra Energy and Dominion Energy. These differences are described in more detail in “Comparison of Shareholders’ Rights.”
Risk Factors
(See page 33)
Before voting at the NextEra Energy special meeting or the Dominion Energy special meeting, you should carefully consider all of the information contained in and incorporated by reference into this joint proxy statement/prospectus, including the specific risk factors in the section titled “Risk Factors.”

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial information has been prepared from the respective historical consolidated financial statements of NextEra Energy and Dominion Energy, adjusted to give effect to the mergers. The following summary unaudited pro forma condensed combined balance sheet data combines the historical consolidated balance sheets of NextEra Energy and Dominion Energy as of March 31, 2026, giving effect to the mergers as if they had been consummated on March 31, 2026. The following summary unaudited pro forma condensed combined statements of income data combines the historical consolidated statements of income of NextEra Energy and Dominion Energy for the three months ended March 31, 2026 and the year ended December 31, 2025, giving effect to the mergers as if they had been consummated on January 1, 2025.
This summary unaudited pro forma condensed combined financial information is presented for illustrative and informational purposes only and is not intended to represent what the combined company’s results of operations or financial position would have been had the mergers occurred on the dates indicated, nor is it intended to project the results of operations or financial position of the combined company for any future period or as of any future date. The summary unaudited pro forma condensed combined financial information is based on currently available information and certain assumptions, including, among other things, that (a) the effective time will not occur on or before January 15, 2027 and, in turn, that the existing Series C preferred stock will be redeemed by Dominion Energy prior to the effective time as required under the merger agreement, (b) the DERI Notes will be redeemed or called for redemption by Dominion Energy prior to the effective time as required under the merger agreement, (c) the requisite counterparty consents and any necessary waivers under certain of Dominion Energy’s credit facilities, under which there are outstanding loans, letter of credit commitments or other commitments that would be subject to termination upon the completion of the first merger, will be obtained, and (d) counterparty consents will be obtained with respect to capital lease arrangements of Dominion Energy and certain of its subsidiaries that require such consent prior to the completion of the first merger. The pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analyses are performed. The actual financial position and results of operations of the combined company following completion of the mergers may differ materially from the unaudited pro forma amounts reflected in this joint proxy statement/prospectus because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 33 of this joint proxy statement/prospectus.
The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 172 of this joint proxy statement/prospectus.
As of March 31, 2026
(unaudited) (in millions)
Pro Forma Condensed Combined Balance Sheet Data
Cash and cash equivalents	$1,739
Total assets	$373,216
Long-term debt	$139,000
Total equity	$132,758
	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
	(unaudited) (in millions, except per share amounts)
Pro Forma Condensed Combined Statements of Income Data:
Operating revenues	$11,439	$42,922
Net income from continuing operations attributable to NEE	$2,593	$8,950
Earnings from continuing operations per share attributable to NEE: Basic	$0.92	$3.20
Earnings from continuing operations per share attributable to NEE: Assuming dilution	$0.92	$3.19

MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
NextEra Energy’s common stock is listed on the NYSE under the symbol “NEE,” and Dominion Energy’s common stock is listed on the NYSE under the symbol “D.”
As of July 24, 2026, there were 2,085,978,209 shares of NextEra Energy common stock issued and outstanding and 879,525,949 shares of Dominion Energy common stock issued and outstanding.
The exchange ratio is fixed and will not be adjusted for changes in the market price of either NextEra Energy common stock or Dominion Energy common stock between the signing of the merger agreement and the effective time. Accordingly, the market value of NextEra Energy common stock that Dominion Energy shareholders will have the right to receive on the date the first merger is completed may vary significantly from the market value of the NextEra Energy common stock that Dominion Energy shareholders would receive if the first merger were completed on the date of this joint proxy statement/prospectus. As a result, you should obtain recent market prices of NextEra Energy common stock and Dominion Energy common stock prior to voting your shares. Please see “Risk Factors.”
The following table sets forth the closing sale price per share of NextEra Energy common stock as reported on the NYSE and Dominion Energy common stock as reported on the NYSE, in each case as of (i) May 15, 2026, the last full trading day prior to the public announcement of the mergers, and (ii) July 24, 2026, the last practicable trading day before the mailing of this joint proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration proposed for each share of Dominion Energy common stock as of the same dates. The implied value was calculated by multiplying the closing price of a share of NextEra Energy common stock on the relevant date by the exchange ratio of 0.8138 shares of NextEra Energy common stock for each share of Dominion Energy common stock, plus, in the case of May 15, 2026, $0.4082, which represents the cash consideration, as calculated based on the total number of shares of Dominion Energy common stock (other than shares of Dominion Energy common stock owned by NextEra Energy, Merger Sub Corp, any other wholly owned subsidiary of NextEra Energy, Dominion Energy or any wholly owned subsidiary of Dominion Energy) and shares of Dominion Energy common stock underlying Dominion Energy equity awards (assuming achievement of any applicable performance goals at the greater of (A) the “target” level of performance and (B) the “actual” level of performance) outstanding as of May 14, 2026, and, in the case of July 24, 2026, $0.4090, which represents the cash consideration, as calculated based on the total number of shares of Dominion Energy common stock (other than shares of Dominion Energy common stock owned by NextEra Energy, Merger Sub Corp, any other wholly owned subsidiary of NextEra Energy, Dominion Energy or any wholly owned subsidiary of Dominion Energy) and shares of Dominion Energy common stock underlying Dominion Energy equity awards (assuming achievement of any applicable performance goals at the greater of (A) the “target” level of performance and (B) the “actual” level of performance) outstanding as of July 24, 2026. As the total amount of cash consideration is fixed, any increase or decrease in the total number of shares of Dominion Energy common stock outstanding prior to the effective time will affect the amount of cash consideration each share of Dominion Energy common stock is entitled to receive. See “The Merger Agreement — Effects of the Mergers” for more detailed information regarding the calculation of the per share cash amount.
	NextEra Energy Common Stock	Dominion Energy Common Stock	Exchange Ratio	Implied Per Share Value of Merger Consideration
May 15, 2026	$93.36	$61.73	0.8138	$76.38
July 24, 2026	$89.78	$71.10	0.8138	$73.47
The market prices of NextEra Energy common stock and Dominion Energy common stock have fluctuated since the date of the announcement of the execution of the merger agreement and will continue to fluctuate prior to the completion of the first merger and thereafter (in the case of NextEra Energy common stock). No assurance can be given concerning the market prices of NextEra Energy common stock or Dominion Energy common stock before completion of the first merger or of NextEra Energy common stock after completion of the mergers. Because the exchange ratio, which in part determines the merger consideration, is fixed and will not be adjusted for changes in the market prices of either NextEra Energy common stock or Dominion Energy common stock, the market price of NextEra Energy common stock (and, therefore, the value of the merger consideration) when received by Dominion Energy shareholders after the first merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to shareholders in determining how to vote with respect to the proposals described in this joint proxy statement/prospectus. Shareholders are encouraged to obtain current market quotations for NextEra Energy common stock and Dominion Energy common stock and to review carefully the other information contained in this joint proxy statement/prospectus. Please see “Risk Factors — Risks Relating to the Mergers — Because the market price of NextEra Energy common stock will fluctuate, Dominion Energy shareholders cannot be sure of the value of the shares of NextEra Energy common stock they will receive in connection with the first merger. In addition, because the exchange ratio is fixed, the number of shares of NextEra Energy common stock to be received by Dominion Energy shareholders in connection with the first merger will not change between now and the time the first merger is completed to reflect changes in the trading prices of NextEra Energy common stock or Dominion Energy common stock.”
Dividends
NextEra Energy
NextEra Energy has declared a quarterly cash dividend during each fiscal quarter for the past 20 years. During the year ended December 31, 2025, NextEra Energy paid $4.68 billion in dividends to its shareholders. Dividends paid reflect $2.27 per share of NextEra Energy common stock during the year ended December 31, 2025. The declaration, payment and amount of future dividends, whether before or after the mergers, remain at the discretion of the NextEra Energy board (or the combined company board, as applicable) and may be dependent upon and subject to NextEra Energy’s future earnings, financial condition, compliance with certain covenants under its credit facilities, continued payment of interest on NextEra Energy Capital Holdings, Inc.’s outstanding junior subordinated debentures and other factors that the NextEra Energy board may deem relevant. In addition, the ability of NextEra Energy to pay dividends on NextEra Energy common stock is currently subject to, and in the future may be limited by, various contractual restrictions on the dividend-paying ability of NextEra Energy and its subsidiaries contained in outstanding financing arrangements, as well as business-related risks that may in certain instances limit the ability of NextEra Energy’s subsidiaries to pay dividends to NextEra Energy.
Dominion Energy
Dominion Energy or its predecessor company has declared a quarterly cash dividend during each fiscal quarter for the past 98 years. During the year ended December 31, 2025, Dominion Energy paid $2.28 billion in dividends to holders of its common stock. Dividends paid reflect $2.67 per share of Dominion Energy common stock during the year ended December 31, 2025. The declaration, payment and amount of future dividends remain at the discretion of the Dominion Energy board and may be dependent upon and subject to Dominion Energy’s future earnings, financial condition, compliance with certain covenants under its credit facilities, continued payment of dividends with respect to its existing Series C preferred stock and interest on its outstanding junior subordinated notes, and other factors that the Dominion Energy board may deem relevant.
Merger Agreement
Pursuant to the terms of the merger agreement, until the earlier of the effective time and termination of the merger agreement, NextEra Energy has agreed not to declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or property) with respect to any of its capital stock, except for regular quarterly cash dividends payable on NextEra Energy common stock, dividends or distributions by a NextEra Energy subsidiary to NextEra Energy or any of its wholly owned subsidiaries, or dividends or distributions by a NextEra Energy subsidiary as required by and in accordance with the organizational documents of such NextEra Energy subsidiary, or as permitted thereby and as has been done routinely in the ordinary course of business.
Similarly, until the closing, Dominion Energy has agreed not to declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or property) with respect to any of its capital stock, except for regular quarterly cash dividends payable in respect of Dominion Energy common stock not in excess of a certain amount, semi-annual cash dividends payable in respect of the existing Series C preferred stock in accordance with its terms, dividends or distributions by a Dominion Energy subsidiary to Dominion Energy or any of its wholly owned subsidiaries, or dividends or distributions required by, or in accordance with, the organizational documents of a Dominion Energy subsidiary or as permitted thereby and has been done routinely in the ordinary course of business.
In addition, NextEra Energy and Dominion Energy have agreed to coordinate the declaration of any dividends on their respective common stock, including the related record and payment dates, with the intent that holders of NextEra Energy common stock and Dominion Energy common stock do not receive two dividends for the same quarter, or miss a dividend entirely, including with respect to their shares of Dominion Energy common stock and the shares of NextEra Energy common stock they receive in the first merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus that address events or developments that NextEra Energy and Dominion Energy expect, believe, or anticipate will or may occur in the future, including statements regarding the closing and the anticipated closing date, are forward-looking statements. The words “ambition,” “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” the negative of such terms or other variations thereof and words and terms of similar substance are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, outcomes or results and are subject to numerous risks, uncertainties and other factors, many of which are beyond NextEra Energy’s or Dominion Energy’s control, that could cause actual performance, outcomes or results to differ materially from what is expressed or implied in a given forward-looking statement. In evaluating these forward-looking statements, you should carefully consider the risks described herein and in other reports that NextEra Energy and Dominion Energy file with the SEC. The following important factors and uncertainties, and those set forth under “Risk Factors” included in this joint proxy statement/prospectus, among others, could cause actual results or events to differ materially from those expressed or implied in forward-looking statements:
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a failure by NextEra Energy to successfully integrate Dominion Energy’s businesses and technologies, which may result in the combined company not operating as effectively and efficiently as expected;

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the risk that the expected benefits of the proposed transactions may not be fully realized or may take longer to realize than expected;

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the significant costs required to complete the mergers and integrate operations of NextEra Energy and Dominion Energy;

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each party’s ability to obtain the approval of its shareholders required to consummate the proposed transactions and the timing of the closing, including the risk that the conditions to closing are not satisfied on a timely basis or at all or the failure of the mergers and the other transactions contemplated by the merger agreement to close for any other reason or to close on the anticipated terms, including with the anticipated tax treatment;

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the risk that any governmental or regulatory approval, consent or authorization that may be required for the proposed transactions is not obtained, is delayed or is obtained subject to conditions that are not anticipated or that cause the termination of the merger agreement and abandonment of the mergers and the other transactions contemplated by the merger agreement;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement by either party and the risk that a termination fee may be payable in certain circumstances by either NextEra Energy or Dominion Energy to the other party;

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the risk that certain provisions in the merger agreement or the pendency of the mergers and the other transactions contemplated by the merger agreement may impact either party’s ability to pursue certain business opportunities or strategic transactions;

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unanticipated difficulties, liabilities or expenditures relating to the mergers and the other transactions contemplated by the merger agreement, including the impact of potential litigation relating to the mergers;

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the effect of the announcement, pendency or completion of the proposed transactions on the parties’ business relationships and business operations generally, including the parties’ relationship with regulators, suppliers, vendors and customers;

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the effect of the announcement or pendency of the proposed transactions on the parties’ common stock prices and uncertainty as to the long-term value of either party’s common stock;

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risks that the proposed transactions disrupt either party’s current plans and operations, including due to the diversion of the attention of management from ordinary course business operations, and potential difficulties in hiring or retaining employees as a result of the proposed transactions;

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any rating agency actions;

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the impact of the announcement or pendency of the proposed transactions on either party’s ability to access capital, including the short- and long-term debt markets, on a timely and affordable basis;

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general worldwide economic conditions and related uncertainties;

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the effect and timing of changes in laws or in governmental regulations (including environmental);

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fluctuations in trading prices of securities of NextEra Energy and in the financial results of NextEra Energy or Dominion Energy;

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whether merger-related litigation will occur and, if so, the results of any litigation, settlements and investigations;

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the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and

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other financial, operational and legal risks and uncertainties detailed from time to time in either NextEra Energy’s or Dominion Energy’s SEC filings.

NextEra Energy and Dominion Energy caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in NextEra Energy’s and Dominion Energy’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, neither NextEra Energy nor Dominion Energy undertakes any obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise. In the event that NextEra Energy or Dominion Energy does update any forward-looking statement, no inference should be made that it will make additional updates with respect to that statement, related matters or any other forward-looking statements. All subsequent written and oral forward-looking statements concerning NextEra Energy, Dominion Energy, the mergers or other matters and attributable to NextEra Energy or Dominion Energy or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

RISK FACTORS
In addition to the other information included or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote. In addition, you should read and carefully consider the risks associated with each of NextEra Energy and Dominion Energy and their respective businesses. These risks can be found in NextEra Energy’s and Dominion Energy’s Annual Reports on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. For further information regarding the documents incorporated into this joint proxy statement/prospectus by reference, please see the section titled “Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described elsewhere in this joint proxy statement/prospectus or in the documents incorporated by reference could have a material adverse effect on NextEra Energy’s, Dominion Energy’s or the combined company’s businesses, financial condition, cash flows and results of operations.
Risks Relating to the Mergers
Because the market price of NextEra Energy common stock will fluctuate, Dominion Energy shareholders cannot be sure of the value of the shares of NextEra Energy common stock they will receive in connection with the first merger. In addition, because the exchange ratio is fixed, the number of shares of NextEra Energy common stock to be received by Dominion Energy shareholders in connection with the first merger will not change between now and the time the first merger is completed to reflect changes in the trading prices of NextEra Energy common stock or Dominion Energy common stock.
Each eligible share of Dominion Energy common stock will be converted automatically in the first merger into the right to receive (i) the per share cash amount and (ii) 0.8138 shares of NextEra Energy common stock, with cash paid in lieu of the issuance of any fractional shares of NextEra Energy common stock. The exchange ratio is fixed, which means that it will not change between now and the closing date, regardless of whether the market price of either NextEra Energy common stock or Dominion Energy common stock changes. Therefore, the value of the merger consideration will depend on the market price of NextEra Energy common stock at the effective time. The market price of NextEra Energy common stock has fluctuated since the date of the announcement of the parties’ entry into the merger agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Dominion Energy special meeting, the date the first merger is completed and thereafter. The market price of NextEra Energy common stock, when received by Dominion Energy shareholders pursuant to the first merger, could be greater than, less than or the same as the market price of NextEra Energy common stock on the date of this joint proxy statement/prospectus or at the time of the Dominion Energy special meeting.
Because the value of the merger consideration will depend on the market price of NextEra Energy common stock at the time the first merger is completed, Dominion Energy shareholders will not know, or be able to determine at the time of the Dominion Energy special meeting, the market value of the merger consideration they would receive upon the closing. Similarly, NextEra Energy shareholders will not know, or be able to determine at the time of the NextEra Energy special meeting, the market value of the shares of NextEra Energy common stock to be issued as merger consideration to Dominion Energy shareholders in the first merger compared to the market value of the shares of Dominion Energy common stock that are being exchanged in the first merger. Shareholders are encouraged to obtain current stock price quotations for NextEra Energy common stock and Dominion Energy common stock before deciding how to vote or abstain from voting on any of the proposals described in this joint proxy statement/prospectus. For additional information, please see “The Merger Agreement — Effects of the Mergers” and “Market Price and Dividend Information.”
The market price for NextEra Energy common stock following the closing may be affected by factors different from those that historically have affected or currently affect NextEra Energy common stock or Dominion Energy common stock.
Upon completion of the first merger, holders of eligible shares of Dominion Energy common stock and holders of Dominion Energy equity awards will receive shares of NextEra Energy common stock. NextEra Energy’s financial position may differ from its financial position before the closing, and the results of operations of the combined company may be affected by factors that are different from those currently affecting the results of operations of NextEra Energy and those currently affecting the results of operations of Dominion Energy. Accordingly, the market price and performance of NextEra Energy common stock is likely to be different from the performance of Dominion Energy common stock in the absence of the mergers. In addition, general fluctuations in trading activity and prices on the NYSE could have a material adverse effect on the market for, or liquidity of, NextEra Energy common stock, regardless of NextEra Energy’s actual operating performance. For a discussion of the businesses of NextEra Energy and

Dominion Energy and important factors to consider in connection with those businesses, see the documents incorporated by reference into this joint proxy statement/prospectus and referred to in “Where You Can Find More Information.”
NextEra Energy shareholders and Dominion Energy shareholders, in each case, as of immediately prior to the first merger, will have reduced ownership in the combined company as compared to their respective ownership of NextEra Energy and Dominion Energy prior to the first merger.
Based on the number of issued and outstanding shares of Dominion Energy common stock as of July 24, 2026, and the number of issued and outstanding Dominion Energy equity awards currently estimated to be payable in shares of NextEra Energy common stock in connection with the first merger, NextEra Energy anticipates issuing approximately 716 million shares of NextEra Energy common stock in the first merger. The actual number of shares of NextEra Energy common stock to be issued in the first merger will be determined at the closing based on the number of shares of Dominion Energy common stock issued and outstanding immediately prior to such time and the number of issued and outstanding Dominion Energy equity awards payable in shares of NextEra Energy common stock in connection with the first merger. The issuance of these new shares could have the effect of depressing the market price of NextEra Energy common stock, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, NextEra Energy’s earnings per share could cause the price of NextEra Energy common stock to decline or increase at a reduced rate.
Immediately following the closing, it is expected that, based on the number of shares of NextEra Energy common stock and Dominion Energy common stock outstanding as of July 24, 2026, NextEra Energy shareholders as of immediately prior to the first merger will own approximately 74.5%, and Dominion Energy shareholders as of immediately prior to the first merger will own approximately 25.5%, of the issued and outstanding shares of NextEra Energy common stock. As a result, NextEra Energy’s current shareholders and Dominion Energy’s current shareholders will have less influence on the policies of the combined company than they currently have on the policies of NextEra Energy and Dominion Energy, respectively.
The completion of the mergers is subject to the receipt of consents, approvals and/or findings from governmental entities, which may impose conditions that could have an adverse effect on NextEra Energy or Dominion Energy or could cause either NextEra Energy or Dominion Energy to abandon the mergers.
NextEra Energy and Dominion Energy are not required to and cannot complete the mergers until after the applicable waiting period under the HSR Act expires or terminates and the requisite authorizations, approvals, consents and/or permits are received from the FERC, NRC, VSCC, NCUC and SCPSC. Any of the relevant governmental entities may oppose the mergers, fail to approve the mergers, fail to make required findings in favor of the mergers, or impose certain requirements or obligations as conditions for their consent, approval or findings or in connection with their review. Regulatory approvals of the mergers or findings with respect to the mergers may not be obtained on a timely basis or at all, and such approvals or findings may include conditions that could have an adverse effect on NextEra Energy and/or Dominion Energy, and/or result in the abandonment of the mergers. The terms of any conditions imposed in order to obtain the requisite regulatory approvals or findings may not be known by the date of the special meeting. Neither NextEra Energy nor Dominion Energy can provide any assurance that they will obtain the necessary approvals or findings or that any required conditions will not have an adverse effect on NextEra Energy following the mergers. If Dominion Energy shareholders vote in favor of the Dominion Energy merger proposal at the Dominion Energy special meeting, NextEra Energy or Dominion Energy may make decisions after the Dominion Energy special meeting to waive a condition or approve certain actions required to obtain regulatory approvals or findings without seeking further approval of the Dominion Energy shareholders.
Subject to the terms and conditions set forth in the merger agreement, the merger agreement may require NextEra Energy to accept conditions from regulators that could adversely impact NextEra Energy after the mergers without either of NextEra Energy or Dominion Energy having the right to refuse to close the mergers on the basis of those regulatory conditions, except that NextEra Energy is generally not required, and Dominion Energy is generally not required to and not permitted to, without NextEra Energy’s prior written consent, take any action or accept any condition that constitutes a burdensome condition, as described in the section entitled “The Merger Agreement — Reasonable Best Efforts to Obtain Regulatory Approvals” beginning on page 148 of this joint proxy statement/prospectus. In addition, if the second merger would reasonably be expected to materially increase the risk of not obtaining any material consent (including any regulatory clearance) with respect to the first merger, or would reasonably be expected to prevent, prohibit, impede, interfere with, hinder or delay the first merger, NextEra Energy and Dominion Energy will forego the second merger and proceed solely with the first merger. See “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.”
NextEra Energy and Dominion Energy can provide no assurance that these risks will not materialize and either adversely impact Dominion Energy prior to or NextEra Energy after the completion of the mergers or result in the abandonment of the mergers and adversely impact the results of operations, cash flows and financial condition of NextEra Energy or Dominion Energy if the required authorizations, approvals, consents and/or permits are not obtained or received. See the sections entitled “The Mergers — Regulatory Approvals” beginning on page 139 of this joint proxy statement/prospectus.
The obligations of each of NextEra Energy and Dominion Energy to complete the first merger are subject to a number of conditions, which, if not fulfilled, or not fulfilled in a timely manner, may delay closing or result in termination of the merger agreement.
The obligations of each of the parties to effect the first merger are subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following mutual conditions:
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the receipt of the NextEra Energy shareholder approval of the NextEra Energy share issuance proposal and the Dominion Energy required vote;

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the orders closing condition;

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the regulatory clearances closing condition;

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the absence of burdensome condition closing condition;

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the shares of NextEra Energy common stock issuable in accordance with the merger agreement being approved for listing on the NYSE, subject to official notice of issuance; and

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the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, becoming effective and not being subject to any stop order or proceeding seeking a stop order.

Additionally, the respective obligations of each of Dominion Energy, NextEra Energy and Merger Sub Corp to effect the first merger are subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following conditions:
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subject to certain exceptions and materiality standards provided in the merger agreement, the representations and warranties of the other party must be true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date;

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the other party must have performed in all material respects with all obligations required to be performed by it under the merger agreement on or prior to the closing date;

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the receipt by NextEra Energy and Dominion Energy of a certificate signed by the chief executive officer or the chief financial officer of Dominion Energy or NextEra Energy, respectively, certifying that the conditions in the immediately preceding bullets with respect to representations and warranties and performance of obligations have been satisfied; and

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the absence of any change or changes since the date of the merger agreement that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable (each such term, as defined in “The Merger Agreement — Material Adverse Effect” in this joint proxy statement/prospectus).

Many of the conditions to closing of the first merger are not within either NextEra Energy’s or Dominion Energy’s control, and neither company can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the outside date, it is possible that the merger agreement may be terminated. Although NextEra Energy and Dominion Energy have agreed in the merger agreement to use reasonable best efforts, subject to certain limitations, to consummate the mergers and the other transactions contemplated by the merger agreement, these and other conditions to the closing of the mergers may fail to be satisfied. In addition, satisfying the conditions to and completing the first merger may take longer and could cost more than NextEra Energy and Dominion Energy expect. Furthermore, the requirements for obtaining the required clearances and approvals could delay the closing of the first merger for a significant period of time or prevent the first merger from closing at all. Any delay in completing the first merger may adversely affect the benefits that NextEra Energy and Dominion Energy expect to achieve if the first merger and the integration of the companies’ respective businesses are completed within the expected timeframe. There can be no assurance that all required regulatory approvals will be obtained prior to the termination date. For additional information, please see “The Merger Agreement — Conditions to the Completion of the First Merger.”
Failure to approve the NextEra Energy charter amendment proposal may require NextEra Energy to seek approval at a separate shareholder meeting or take other action.
As of July 24, 2026, NextEra Energy had 3,200,000,000 shares of NextEra Energy common stock authorized, of which approximately 2.1 billion shares were issued and outstanding and approximately 329 million shares were reserved for issuance pursuant to various financings and other arrangements. Based on the estimated maximum number of shares of NextEra Energy common stock issuable in the mergers, assuming Dominion Energy will issue an estimated maximum number of shares of Dominion Energy common stock and grant an estimated maximum number of Dominion Energy equity awards prior to closing, in each case, as permitted by the terms of the merger agreement, NextEra Energy may issue up to approximately 808 million shares of NextEra Energy common stock to Dominion Energy shareholders in the first merger.
Approval of the NextEra Energy charter amendment proposal is not a condition to completion of the mergers. However, if the NextEra Energy charter amendment proposal is not approved, NextEra Energy may need to seek approval of an additional charter amendment or take other actions to increase or make available a sufficient number of authorized shares of common stock, the failure of which could prevent or delay completion of the mergers. There can be no assurance that any such additional approval or other action could be obtained or completed on a timely basis or at all.
If the mergers, taken together, do not (or if the first merger, standing alone, does not) qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Dominion Energy shareholders may be required to pay substantial taxes.
Subject to the following paragraph, NextEra Energy and Dominion Energy intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The obligation of NextEra Energy and Dominion Energy to consummate the mergers is not conditioned upon the receipt of an opinion from counsel. However, in connection with the registration statement of which this joint proxy statement/prospectus is a part, Kirkland, counsel to NextEra Energy, and McGuireWoods, counsel to Dominion Energy, have each delivered a legal opinion to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each opinion is based on representations from each of NextEra Energy and Dominion Energy and on customary factual assumptions, as well as certain covenants and undertakings by NextEra Energy and Dominion Energy. If any of such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the U.S. federal income tax consequences of the mergers, taken together, could differ materially from those described in this joint proxy statement/prospectus. An opinion of counsel represents such counsel’s best legal judgment but is not binding on the U.S. Internal Revenue Service (the “IRS”) or any court, so there can be no certainty that the IRS will not challenge the conclusion reflected in the opinions described above or that a court will not sustain such a challenge. Neither NextEra Energy nor Dominion Energy intends to obtain a ruling from the IRS with respect to the tax consequences of the mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code.
In addition, under certain circumstances, NextEra Energy and Dominion Energy will forego the second merger and proceed solely with the first merger. See “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.” If the second merger does not occur, NextEra Energy and Dominion Energy expect the first merger, standing alone, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, but there can be no assurance as to such treatment due to certain factual uncertainties as of the date of this joint proxy statement/prospectus and no opinions will be given as to the qualification of the first merger, standing alone, as a “reorganization.”
If the mergers, taken together, do not (or if the first merger, standing alone, does not) qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the receipt of the merger consideration will constitute a taxable transaction, in which case Dominion Energy shareholders may be required to pay substantial taxes. Please see “The Mergers — Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the material U.S. federal income tax consequences of the mergers to U.S. holders. Dominion Energy shareholders are strongly encouraged to consult their tax advisors as to the specific tax consequences of the mergers to them, including the applicability and effect of any U.S. federal, U.S. state or local or non-U.S. tax laws.
NextEra Energy’s ability to utilize certain tax attributes may be limited as a result of the ownership change.
NextEra Energy’s ability to utilize Dominion Energy’s historic tax attributes may be limited.
NextEra Energy’s ability to utilize any such tax attributes to reduce future taxable income and reduce future tax liability following the consummation of the mergers depends on many factors, including its future income, which cannot be assured. Sections 382 and 383 of the Code (“Sections 382 and 383”) generally impose an annual limitation on the amount of attributes that can be used when a corporation has undergone an “ownership change” (as determined under Sections 382 and 383). An ownership change generally occurs if one or more shareholders (or groups of shareholders) who are each deemed to own at least 5% of such corporation’s stock has increased their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. In the event that an ownership change occurs, utilization of the relevant corporation’s tax attributes would be subject to an annual limitation under Sections 382 and 383.
It is expected that Dominion Energy will undergo an ownership change as a result of the mergers. In the event of any such ownership change, the amount of deferred tax assets presented in the pro forma financial information relating to these tax attributes may differ from the amount that is recorded in the financial statements after completion of the mergers and a full analysis under Sections 382 and 383 is finalized.
Uncertainties associated with the mergers may cause a loss of management personnel and other key employees of NextEra Energy or Dominion Energy, which could adversely affect the future business and operations of the combined company.
NextEra Energy and Dominion Energy are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. The combined company’s success after the mergers will depend in part upon its ability to retain key management personnel and other key employees. Current and prospective employees of NextEra Energy or Dominion Energy may experience uncertainty about their roles within the combined company following the mergers or other concerns regarding the timing and closing of the mergers or the operations of the combined company following the mergers, any of which may have an adverse effect on the ability of NextEra Energy or Dominion Energy to retain or attract key management and other key personnel. In addition, the loss of key NextEra Energy or Dominion Energy personnel could diminish the anticipated benefits of the mergers and may make the integration of the companies more difficult. Furthermore, the combined company may have to incur significant costs in identifying, hiring and retaining replacements for departing personnel and may lose significant expertise and talent relating to the business of each of NextEra Energy and Dominion Energy. No assurance can be given that the combined company will be able to retain or attract key management personnel and other key employees of NextEra Energy or Dominion Energy to the same extent that NextEra Energy and Dominion Energy have previously been able to retain or attract their own employees.
The business relationships of NextEra Energy and Dominion Energy may be subject to disruption due to uncertainty associated with the mergers, which could have a material adverse effect on the results of operations, cash flows and financial position of NextEra Energy or Dominion Energy pending and following the mergers.
Parties with which NextEra Energy or Dominion Energy do business may experience uncertainty associated with the mergers, including with respect to current or future business relationships with NextEra Energy or Dominion Energy. NextEra Energy’s and Dominion Energy’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors, joint venture partners and other business partners may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than NextEra Energy or Dominion Energy prior to or following the mergers. These disruptions could have a material adverse effect on the results of operations, cash flows and financial position of NextEra Energy or Dominion Energy, regardless of whether the mergers are completed, as well as a material adverse effect on NextEra Energy’s ability to realize the expected benefits of the mergers. The risk, and adverse effect, of any disruption could be exacerbated by a delay in closing of the mergers or termination of the merger agreement.
The merger agreement subjects NextEra Energy and Dominion Energy to restrictions on their respective business activities prior to the effective time.
The merger agreement subjects NextEra Energy and Dominion Energy to restrictions on their respective business activities prior to the effective time. The merger agreement obligates NextEra Energy and Dominion Energy to each, among other things, carry on its business in all material respects in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact its business organization, maintain adequate and comparable insurance coverage, preserve its relationships with its employees, counterparties, customers and suppliers and governmental entities with jurisdiction over it. The merger agreement also restricts NextEra Energy and Dominion Energy from taking certain corporate actions pending the closing date. These restrictions could prevent NextEra Energy and Dominion Energy from pursuing certain business opportunities that arise prior to the effective time and are outside the ordinary course of business. See “The Merger Agreement — Conduct of Business” for additional details.
Dominion Energy directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of the Dominion Energy shareholders generally.
In considering the recommendation of the Dominion Energy board that Dominion Energy shareholders vote in favor of the Dominion Energy merger proposal and the Dominion Energy compensation proposal, Dominion Energy shareholders should be aware of and take into account the fact that Dominion Energy directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Dominion Energy shareholders generally. These interests include, among others, severance rights, rights to continuing indemnification and directors’ and officers’ liability insurance and accelerated vesting of outstanding equity awards in accordance with their terms at the effective time for certain Dominion Energy restricted stock awards or upon a qualifying termination following the effective time for other Dominion Energy equity awards. See “The Mergers — Interests of Dominion Energy Directors and Executive Officers in the Mergers” for a more detailed description of these interests. The Dominion Energy board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and overseeing the negotiation, of the mergers, in approving the merger agreement and the other transactions contemplated thereby, including the mergers, and in recommending that the Dominion Energy shareholders approve the Dominion Energy merger proposal and the Dominion Energy compensation proposal.
NextEra Energy directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of the NextEra Energy shareholders generally.
In considering the recommendation of the NextEra Energy board that NextEra Energy shareholders vote to approve the NextEra Energy share issuance proposal, NextEra Energy shareholders should be aware that, aside from their interests as shareholders of NextEra Energy, NextEra Energy’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of NextEra Energy shareholders generally. For more information on these interests and quantification of certain of these interests, please see “The Mergers — Interests of NextEra Energy Directors and Executive Officers in the Mergers.” The NextEra Energy board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the other transactions contemplated therein, in approving the mergers, and in recommending the approval of the NextEra Energy share issuance proposal.
The merger agreement limits NextEra Energy’s and Dominion Energy’s respective ability to pursue alternatives to the mergers, may discourage other companies from making a favorable alternative transaction proposal and, in specified circumstances, could require NextEra Energy or Dominion Energy to pay the other party a termination fee.
The merger agreement contains provisions that, subject to certain exceptions, restrict Dominion Energy’s ability to initiate, solicit, knowingly encourage, facilitate or discuss competing third-party proposals to acquire all or a significant part of Dominion Energy, or provide information to a third party that could reasonably be expected to lead to such a proposal. See the section entitled “The Merger Agreement — Non-Solicitation of Alternative Proposals by Dominion Energy.” Additionally, the merger agreement contains provisions that, subject to certain exceptions, restrict NextEra Energy’s ability to initiate, solicit, knowingly encourage, facilitate or discuss competing third-party proposals or provide information to a third party that could reasonably be expected to lead to such a proposal. See the section entitled “The Merger Agreement — Non-Solicitation of Alternative Proposals by NextEra Energy.” In addition, NextEra Energy generally has an opportunity to offer to modify the terms of the mergers in response to any superior acquisition proposal that may be made before the Dominion Energy board is permitted to withdraw or qualify its recommendation. In some circumstances on termination of the merger agreement, each party may be required to pay to the other party a termination fee. See the sections entitled “The Merger Agreement — Non-Solicitation of Alternative Proposals by Dominion Energy,” “The Merger Agreement — Non-Solicitation of Alternative Proposals by NextEra Energy,” “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees.”
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Dominion Energy or NextEra Energy, as applicable, from considering or proposing such acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the merger consideration, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable by Dominion Energy or NextEra Energy, as applicable, in certain circumstances.
The financial forecasts are based on various assumptions that may not be realized.
The unaudited prospective financial information set forth in the forecasts included under the sections “The Mergers — Certain NextEra Energy Unaudited Prospective Financial Information” and “The Mergers — Certain Dominion Energy Unaudited Prospective Financial Information” was prepared solely for internal use and is subjective in many respects. NextEra Energy’s and Dominion Energy’s prospective financial information were based solely upon assumptions of, and information available to, NextEra Energy’s management and Dominion Energy’s management, as applicable, when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond NextEra Energy’s and Dominion Energy’s control and may not be realized. Many factors mentioned in this joint proxy statement/prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from NextEra Energy’s and Dominion Energy’s estimates. In view of these uncertainties, the inclusion of prospective financial information in this joint proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.
The unaudited prospective financial information set forth in the forecasts included under the sections “The Mergers — Certain NextEra Energy Unaudited Prospective Financial Information” and “The Mergers — Certain Dominion Energy Unaudited Prospective Financial Information” was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Further, any forward-looking statement speaks only as of the date on which it is made, and neither NextEra Energy nor Dominion Energy undertakes any obligation, other than as required by applicable law, to update, correct or otherwise revise the unaudited prospective financial information in this joint proxy statement/prospectus to reflect events or circumstances after the date such prospective financial information was prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances, even in the event that any or all of the assumptions underlying any such prospective financial information are no longer appropriate (even in the short term).
The unaudited prospective financial information and financial estimates of NextEra Energy and Dominion Energy included in this joint proxy statement/prospectus have been prepared by, and are the responsibility of, the management of NextEra Energy and Dominion Energy, as applicable. None of NextEra Energy’s independent registered public accounting firm, Dominion Energy’s independent registered public accounting firm or any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information and financial estimates. The reports of such independent registered public accounting firm included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this joint proxy statement/prospectus and should not be read to do so. See “The Mergers — Certain NextEra Energy Unaudited Prospective Financial Information” and “The Mergers — Certain Dominion Energy Unaudited Prospective Financial Information” and “Experts” for more information.
The opinions of NextEra Energy’s and Dominion Energy’s respective financial advisors will not reflect changes in circumstances between the signing of the merger agreement and the closing of the mergers.
Each of NextEra Energy and Dominion Energy has received opinions from its respective financial advisors in connection with the signing of the merger agreement, but has not obtained any updated opinions from its respective financial advisors as of the date of this joint proxy statement/prospectus. Changes in the operations and prospects of NextEra Energy or Dominion Energy, general market and economic conditions and other factors that may be beyond the control of NextEra Energy or Dominion Energy, and on which the companies’ respective financial advisors’ opinions were based, may significantly alter the value of NextEra Energy or Dominion Energy or the prices of the shares of NextEra Energy common stock or Dominion Energy common stock by the time the mergers are completed. The opinions do not speak as of the time the mergers will be completed or as of any date other than the date of such opinions. Because neither NextEra Energy nor Dominion Energy currently anticipates asking its financial advisors to update their opinions, the opinions will not address the fairness of the merger consideration from a financial point of view at the time the mergers are completed. The NextEra Energy board’s recommendation that NextEra Energy shareholders vote in favor of the NextEra Energy share issuance proposal and the Dominion Energy board’s recommendation that Dominion Energy shareholders vote in favor of the Dominion Energy merger proposal, however, are made as of the date of this joint proxy statement/prospectus.
Failure to complete the mergers could negatively impact NextEra Energy’s or Dominion Energy’s stock price and have a material adverse effect on their results of operations, cash flows and financial positions.
If the mergers are not completed for any reason, including as a result of failure to obtain all requisite regulatory approvals or if the NextEra Energy shareholders or Dominion Energy shareholders fail to approve the applicable proposals, the ongoing businesses of NextEra Energy and Dominion Energy may be materially adversely affected and, without realizing any of the benefits of having completed the mergers, NextEra Energy and Dominion Energy would be subject to a number of risks, including the following:
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NextEra Energy and Dominion Energy may experience negative reactions from the financial markets, including negative impacts on their respective stock prices, adverse changes in their credit ratings or outlook, increases in their costs of borrowing or limitations on their ability to access the short- or long-term debt markets;

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NextEra Energy and Dominion Energy may experience negative reactions from regulators or other governmental agencies or government officials;

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NextEra Energy and Dominion Energy may experience negative reactions from their respective customers, distributors, suppliers, vendors, joint venture partners and other business partners;

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NextEra Energy and Dominion Energy will still be required to pay certain significant costs relating to the mergers, such as legal, accounting, consulting, financial advisor and printing fees;

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NextEra Energy or Dominion Energy may be required to pay a termination fee as required by the merger agreement;

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matters relating to the mergers (including integration planning) require substantial commitments of time and resources by each company’s management, which may distract each company’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

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litigation may be commenced related to any failure to complete the mergers or related to any enforcement proceeding commenced against NextEra Energy or Dominion Energy to perform their respective obligations pursuant to the merger agreement.

If the mergers are not completed, the risks described above may materialize and they could have a material adverse effect on NextEra Energy’s or Dominion Energy’s results of operations, cash flows, financial position and stock price.
The shares of NextEra Energy common stock to be received by Dominion Energy shareholders upon the closing will have different rights from shares of Dominion Energy common stock.
Upon the closing, Dominion Energy shareholders will no longer be shareholders of Dominion Energy. Instead, former Dominion Energy shareholders will become NextEra Energy shareholders and their rights as NextEra Energy shareholders will be governed by the laws of the state of Florida and the terms of the NextEra Energy articles of incorporation and bylaws. Applicable laws of the state of Florida and the terms of the NextEra Energy articles of incorporation and bylaws are in some respects different than applicable laws of the Commonwealth of Virginia and the terms of the Dominion Energy articles of incorporation and bylaws, which currently govern the rights of Dominion Energy shareholders. See “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with shares of NextEra Energy common stock and shares of Dominion Energy common stock.
NextEra Energy and Dominion Energy are expected to incur significant transaction costs in connection with the mergers, which may be in excess of those anticipated by them.
NextEra Energy and Dominion Energy have incurred and are expected to continue to incur significant non-recurring costs associated with negotiating and completing the mergers and combining the operations of the two companies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by NextEra Energy and Dominion Energy whether or not the mergers are completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs and filing fees. NextEra Energy will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Additional unanticipated costs may be incurred in connection with the mergers and the integration of the two companies’ businesses. While NextEra Energy and Dominion Energy have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of efficiencies related to the integration of the businesses, may not offset integration-related costs or achieve a net benefit in the near term or at all. Further, the merger agreement provides that under specified circumstances, including after receipt of certain alternative acquisition proposals, Dominion Energy may be required to pay NextEra Energy a cash termination fee equal to $2.24 billion or NextEra Energy may be required to pay Dominion Energy a cash termination fee equal to $6.52 billion or a regulatory termination fee equal to $4.83 billion. The costs described above and any unanticipated costs and expenses, many of which will be borne by NextEra Energy or Dominion Energy even if the mergers are not completed, could have an adverse effect on NextEra Energy’s or Dominion Energy’s results of operations and financial condition.
Litigation relating to the mergers could result in an injunction preventing the closing of the mergers and/or substantial costs to NextEra Energy and Dominion Energy.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger, or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on NextEra Energy’s and Dominion Energy’s respective liquidity and financial condition.

Lawsuits against NextEra Energy, Dominion Energy or their respective directors could also seek, among other things, injunctive or other equitable relief, including a request to rescind parts of the merger agreement already implemented and to otherwise enjoin the parties from consummating the mergers. One of the conditions to the closing of the first merger is that no law or governmental order is in effect that restrains, enjoins, makes illegal or otherwise prohibits the closing of the first merger. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting closing of the first merger, that injunction may delay or prevent the mergers from being completed within the expected timeframe or at all, which may adversely affect NextEra Energy’s and Dominion Energy’s financial condition and operating results. Either NextEra Energy or Dominion Energy may terminate the merger agreement if any governmental order permanently restraining, enjoining or otherwise prohibiting the consummation of the first merger and the other transactions contemplated by the merger agreement becomes final and nonappealable, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to prevent the entry of and to remove such governmental order in accordance with the terms of the merger agreement.
There can be no assurance that any of the defendants will be successful in the outcome of any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the first merger is completed may adversely affect NextEra Energy’s or Dominion Energy’s results of operations and financial condition.
The mergers may be completed even though adverse changes that are material to either or both parties may occur subsequent to the announcement of the mergers.
NextEra Energy can refuse to complete the first merger if there is a Company Material Adverse Effect (as defined in “The Merger Agreement — Material Adverse Effect” in this joint proxy statement/prospectus) and Dominion Energy can refuse to complete the first merger if there is a Parent Material Adverse Effect (as defined in “The Merger Agreement — Material Adverse Effect” in this joint proxy statement/prospectus). However, not all changes that would have a material adverse effect on the applicable party or otherwise negatively impact the applicable party materially would constitute a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable. For example, a material worsening of NextEra Energy’s or Dominion Energy’s results of operations or financial condition due to general economic conditions, changes in laws or other factors would not give the other party the right to refuse to complete the first merger. In addition, the parties have the ability, but are under no obligation, to waive any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, that results in the failure of a closing condition and instead proceed with completing the first merger. If adverse changes occur that materially affect either party but the parties are still required or voluntarily decide to complete the first merger and the other transactions contemplated by the merger agreement, NextEra Energy’s results of operations and financial condition after the mergers may suffer.
Dominion Energy shareholders are not entitled to appraisal rights in connection with the first merger.
Appraisal rights are statutory rights that enable shareholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the applicable transaction. Under the VSCA, Dominion Energy shareholders will not have rights to an appraisal of the fair value of their shares in connection with the first merger because their shares of Dominion Energy common stock are listed on the NYSE and they are not required to receive consideration other than the per share cash amount, shares of NextEra Energy common stock, which are also listed on the NYSE and any cash received in lieu of fractional shares of NextEra Energy common stock.
Risks Relating to the Combined Company
NextEra Energy may be unable to integrate the business of Dominion Energy successfully or realize the anticipated benefits of the mergers.
The mergers involve the combination of companies that currently operate as independent public companies. The combination of independent businesses is complex, costly and time consuming, and each of NextEra Energy and Dominion Energy will be required to devote significant management attention and resources to integrating their respective businesses. Potential difficulties that the companies may encounter as part of the integration process include:
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the inability to successfully combine the businesses of Dominion Energy with NextEra Energy in a manner that permits NextEra Energy to achieve, on a timely basis or at all, the enhanced revenue opportunities anticipated to result from the mergers;

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complexities associated with managing the combined businesses, including difficulties addressing differences in operational philosophies and challenges integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;
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the assumption of contractual obligations with less favorable or more restrictive terms; and

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potential unknown liabilities and unforeseen increased expenses or delays associated with the mergers.

In addition, NextEra Energy and Dominion Energy have previously operated and, until the closing, will continue to operate, independently. It is possible that the integration process could result in:
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diversion of the attention of each company’s management; and

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the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the mergers and could reduce each company’s earnings or otherwise adversely affect the business and financial results of NextEra Energy following the mergers.
The benefits attributable to the mergers may vary from expectations.
NextEra Energy may fail to realize the anticipated benefits expected from the mergers, which could adversely affect its business, financial condition and operating results. The success of the mergers will depend, in significant part, on NextEra Energy’s ability to successfully integrate Dominion Energy’s business and realize the anticipated strategic benefits from the combination. The anticipated benefits of the mergers and the other transactions contemplated by the merger agreement may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the combined company is not able to achieve these objectives and realize the anticipated other benefits expected from the mergers within the anticipated timing or at all, the combined company’s business, results of operations and financial condition may be adversely affected.
Legal proceedings and governmental investigations could have a negative impact on the business, results of operations and financial condition of the combined company.
The business of the combined company may be susceptible to legal proceedings and governmental investigations. In addition, during periods of depressed market conditions, the combined company may be subject to an increased risk of its customers, vendors, employees and others initiating legal proceedings against it. Lawsuits or claims against the combined company, including pending lawsuits and claims against NextEra Energy and Dominion Energy, could have a material adverse effect on the combined company’s business, results of operations and financial condition. Any legal proceedings or claims, even if fully indemnified or insured, could negatively affect the combined company’s reputation among its customers and the public and make it more difficult for the combined company to compete effectively or obtain adequate insurance in the future.
The future results of the combined company following the mergers will suffer if it does not effectively manage its expanded operations.
Following the mergers, the size and geographic footprint of the business of the combined company will increase. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and geographies and associated increased costs and complexities. The combined company may also face increased scrutiny from governmental authorities as a result of its increased size.
The mergers may result in a loss of customers, distributors, suppliers, vendors, joint venture partners and other business partners and may result in the modification or termination of existing contracts.
Following the mergers, some of the customers, distributors, suppliers, vendors, joint venture partners and other business partners of NextEra Energy or Dominion Energy may modify, terminate or scale back their current or prospective business relationships with the combined company. In addition, NextEra Energy and Dominion Energy have contracts with customers, distributors, suppliers, vendors, joint venture partners and other business partners that may require NextEra Energy or Dominion Energy to obtain consents from these other parties in connection with the mergers, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, joint venture partners and other business partners are adversely affected by the mergers, or if the combined company loses the benefits of the contracts of NextEra Energy or Dominion Energy, the combined company’s business and financial performance could suffer.

The unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus are based on a number of preliminary estimates and assumptions, and the actual results of operations, cash flows and financial condition of the combined company after the mergers may differ materially.
The unaudited pro forma information in this joint proxy statement/prospectus is presented for illustrative purposes only, has been prepared based on available information and certain assumptions and estimates that NextEra Energy and Dominion Energy believe are reasonable, and is not necessarily indicative of what NextEra Energy’s actual results of operations or financial condition would have been had the pro forma events been completed on the dates indicated. Further, NextEra Energy’s actual results and financial condition after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial statements have been prepared with the assumption that the mergers will be accounted for as a business combination, with NextEra Energy being the acquirer under GAAP, and reflect adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed.
Following the mergers, the market price of NextEra Energy common stock may be depressed by the perception that Dominion Energy shareholders may sell their shares of NextEra Energy common stock.
Subject to applicable securities laws, former Dominion Energy shareholders may seek to sell shares of NextEra Energy common stock received by them in connection with the first merger. The merger agreement contains no restriction on the ability of the former Dominion Energy shareholders to sell such shares of NextEra Energy common stock. Sales of NextEra Energy common stock (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of NextEra Energy common stock, may affect the market for, and the market price of, shares of NextEra Energy common stock in an adverse manner.
The proposed increase in authorized shares of NextEra Energy common stock could allow NextEra Energy to issue additional shares in the future, which could dilute existing shareholders.
If the NextEra Energy charter amendment proposal is approved, the number of authorized shares of NextEra Energy common stock will increase from 3,200,000,000 shares to 5,000,000,000 shares. After giving effect to the charter amendment proposal and the issuance of the estimated maximum number of shares to Dominion Energy shareholders in the first merger as described elsewhere in this joint proxy statement/prospectus, NextEra Energy would expect to have approximately 1.8 billion shares of common stock authorized but unissued. The additional authorized shares would be available for issuance from time to time for general corporate purposes, including future acquisitions, financings, equity compensation arrangements and other corporate purposes, subject to applicable law and the rules of the NYSE.
Future issuances of NextEra Energy common stock could dilute the ownership and voting interests of existing NextEra Energy shareholders and, depending on the circumstances, could adversely affect the market price of NextEra Energy common stock. Except as required by applicable law, the rules of the NYSE or the terms of any applicable securities or agreements, NextEra Energy generally would not be required to obtain additional shareholder approval before issuing additional authorized shares of common stock.
Other Risks Relating to NextEra Energy and Dominion Energy
As a result of entering into the merger agreement, NextEra Energy’s and Dominion Energy’s businesses are and will be subject to the risks described above. In addition, NextEra Energy and Dominion Energy are, and following the effective time, the combined company will be, subject to the risks described in NextEra Energy’s and Dominion Energy’s Annual Reports on Form 10-K for the year ended December 31, 2025, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.

NEXTERA ENERGY SPECIAL MEETING
General
This joint proxy statement/prospectus is being provided to NextEra Energy shareholders as part of a solicitation of proxies by the NextEra Energy board for use at the NextEra Energy special meeting. This joint proxy statement/prospectus provides NextEra Energy shareholders with important information about the NextEra Energy special meeting and should be read carefully in its entirety.
Date, Time and Place of the NextEra Energy Special Meeting
The special meeting of NextEra Energy shareholders will be held virtually via webcast at www.virtualshareholdermeeting.com/NEE2026SM, on September 3, 2026, at 9:00 a.m., Eastern Time.
Purpose of the NextEra Energy Special Meeting
The NextEra Energy special meeting is being held to consider and vote on a proposal:
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to approve the issuance of NextEra Energy common stock to Dominion Energy shareholders in the first merger;

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to approve an amendment to NextEra Energy’s articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares, as described in this joint proxy statement/prospectus and as reflected in the form of Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. attached as Annex G to this joint proxy statement/prospectus; and

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to adjourn the NextEra Energy special meeting to a later date or time, if necessary or appropriate, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day.

The closing is conditioned on approval by NextEra Energy shareholders of the NextEra Energy share issuance proposal. Approval of the NextEra Energy charter amendment proposal is not a condition to the completion of the first merger.
Recommendation of the NextEra Energy Board
The NextEra Energy board unanimously recommends that NextEra Energy shareholders vote “FOR” the NextEra Energy share issuance proposal, “FOR” the NextEra Energy charter amendment proposal and “FOR” the NextEra Energy adjournment proposal.
This joint proxy statement/prospectus contains important information regarding the NextEra Energy share issuance proposal and NextEra Energy adjournment proposal and factors that NextEra Energy shareholders should consider when deciding how to cast their votes. NextEra Energy shareholders are encouraged to read the entire document carefully, including the Annexes to, and the other documents incorporated by reference into, this joint proxy statement/prospectus, for more detailed information regarding the merger agreement, including the mergers and other transactions contemplated by the merger agreement, and the NextEra Energy share issuance proposal.
Voting by Directors and Executive Officers
On the NextEra Energy record date, NextEra Energy directors and executive officers, as a group, beneficially owned and were entitled to vote 3,084,580 shares of NextEra Energy common stock, which constitutes less than 1% of the issued and outstanding shares of NextEra Energy common stock. Although none of them has entered into any agreement obligating them to do so as a director or executive officer of NextEra Energy, NextEra Energy currently expects that all of its directors and executive officers will vote their shares “FOR” the NextEra Energy share issuance proposal, “FOR” the NextEra Energy charter amendment proposal and “FOR” the NextEra Energy adjournment proposal.
Record Date
The NextEra Energy board has fixed the close of business on July 24, 2026 as the NextEra Energy record date for the determination of the NextEra Energy shareholders entitled to receive notice of, and to vote at, the NextEra Energy special meeting. The NextEra Energy shareholders of record on the NextEra Energy record date are the only NextEra Energy shareholders that are entitled to receive notice of, and to vote at, the NextEra Energy special meeting.
Outstanding Shares and Voting Rights of NextEra Energy Shareholders
At the close of business on the record date, 2,085,978,209 shares of NextEra Energy common stock were issued and outstanding, held of record by 11,692 holders. Each share of NextEra Energy common stock outstanding on the record date is entitled to one vote on each proposal and any other matter coming before the NextEra Energy special meeting.
Quorum
No business may be transacted at the NextEra Energy special meeting unless a quorum is present. The presence at the NextEra Energy special meeting, virtually or by proxy, of the holders of a majority of the shares outstanding as of the record date will constitute a quorum, permitting the business of the NextEra Energy special meeting to be conducted. Virtual attendance at the NextEra Energy special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Shares held by NextEra Energy as treasury shares are not entitled to vote and do not count toward a quorum. Abstentions count as present for purposes of establishing a quorum at the NextEra Energy special meeting. Abstentions occur when shareholders are present at the NextEra Energy special meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which shareholders are voting.
Broker non-votes (if any) that do not provide direction on any proposal at the NextEra Energy special meeting will be excluded in determining whether a quorum is present for such meeting. A “broker non-vote” occurs with respect to a particular proposal when a broker, bank or other holder of record that holds shares for a beneficial owner (i) does not receive any voting instructions from the beneficial owner with respect to such shares, (ii) does not have discretionary authority to vote on that particular proposal and (iii) does have discretionary authority to vote on, and returns a valid proxy with respect to, another proposal presented on the same proxy. Banks, brokers, and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the NextEra Energy proposals described in this joint proxy statement/prospectus, and we do not anticipate any broker non-votes in connection with the NextEra Energy special meeting.
Adjournment
Failure of a quorum to be represented at the NextEra Energy special meeting may result in an adjournment of the NextEra Energy special meeting and may subject NextEra Energy to additional expense. Even if a quorum is present, the NextEra Energy special meeting may be adjourned if sufficient votes are cast in favor of the NextEra Energy adjournment proposal, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day.
Unless the NextEra Energy board fixes a new record date for the adjourned special meeting or law otherwise requires, no notice of an adjourned meeting need be given if the date, time and place of the resumption of the meeting are announced at the adjourned meeting. At any reconvened NextEra Energy special meeting at which a quorum is present, (i) any business may be transacted that may have been transacted at the NextEra Energy special meeting had a quorum been present and (ii) all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the NextEra Energy special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
If the NextEra Energy special meeting is adjourned or postponed for the purpose of soliciting additional votes to approve the NextEra Energy share issuance proposal, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposal. If you submit your proxy via the internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the NextEra Energy special meeting.
Vote Required
The required votes to approve the NextEra Energy proposals are as follows:
•
The NextEra Energy share issuance proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy share issuance proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy share issuance proposal at the NextEra Energy special meeting at which a quorum is present. Abstentions will not be counted as votes cast in favor or against the share issuance proposal and will have no effect on the outcome of the NextEra Energy share issuance proposal. Broker non-votes (if any) will not be counted as votes cast in favor or against the NextEra Energy share issuance proposal and will have no effect on the outcome of the vote on the NextEra Energy share issuance proposal;
•
The NextEra Energy charter amendment proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy charter amendment proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy charter amendment proposal at the NextEra Energy special meeting at which a quorum is present. A quorum will be deemed present for the purpose of approving the NextEra Energy charter amendment proposal if at least a majority of the shares entitled to be cast on the NextEra Energy charter amendment proposal are present virtually or represented by proxy at the NextEra Energy special meeting. Abstentions will not be counted as votes cast in favor or against the NextEra Energy charter amendment proposal and will have no effect on the outcome of the NextEra Energy charter amendment proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the NextEra Energy charter amendment proposal; and

•
The NextEra Energy adjournment proposal will, assuming a quorum is present, be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy adjournment proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy adjournment proposal at the NextEra Energy special meeting. Abstentions will not be counted as votes cast in favor or against the NextEra Energy adjournment proposal and will have no effect on the outcome of the NextEra Energy adjournment proposal if a quorum is present. In the absence of a quorum, the affirmative vote of the holders of a majority of the shares of NextEra Energy common stock present virtually or represented by proxy and entitled to vote on such proposal at the NextEra Energy special meeting may vote to adjourn the NextEra special meeting to a later date or time. In the absence of a quorum, abstentions will be counted in determining the total number of shares present and “entitled to vote” on the NextEra Energy adjournment proposal and will have the same effect as a vote against the NextEra Energy adjournment proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the NextEra Energy adjournment proposal.

Voting of Shares by Holders of Record
If you were a record holder of NextEra Energy common stock at the close of business on the record date for the NextEra Energy special meeting, a proxy card is enclosed for your use. NextEra Energy requests that you vote your shares as promptly as possible by (i) accessing the internet site listed on the NextEra Energy proxy card, (ii) calling the toll-free number listed on the NextEra Energy proxy card or (iii) submitting your NextEra Energy proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are set forth on the enclosed proxy card. When the enclosed proxy card is returned properly executed, the shares of NextEra Energy common stock represented by it will be voted at the NextEra Energy special meeting in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxy holders to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
If a proxy card is returned without an indication as to how the shares of NextEra Energy common stock represented are to be voted, the NextEra Energy common stock represented by the proxy will be voted in accordance with the recommendation of the NextEra Energy board of directors and, therefore, “FOR” the NextEra Energy share issuance proposal, “FOR” the NextEra Energy charter amendment proposal and “FOR” the NextEra Energy adjournment proposal.
Your vote is important. Accordingly, if you were a record holder of NextEra Energy common stock on the record date for the NextEra Energy special meeting, please sign and return the enclosed proxy card or vote via the internet or telephone regardless of whether you plan to attend the NextEra Energy special meeting virtually. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on September 2, 2026, to ensure that the proxies are voted.
Voting of Shares Held in Street Name
If you hold shares of NextEra Energy common stock through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to NextEra Energy or by voting virtually at the NextEra Energy special meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of NextEra Energy common stock on behalf of their customers may not give a proxy to NextEra Energy to vote those shares without specific instructions from their customers.
If you are a NextEra Energy shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on the NextEra Energy share issuance proposal, the NextEra Energy charter amendment proposal or the NextEra Energy adjournment proposal.
If your shares are held by the NextEra Energy Plan Trustee, you are considered a beneficial owner of those shares held in street name. See “Questions and Answers about the Meetings — How do I vote my NextEra Energy, Inc. Employee Retirement Savings Plan (401(k)) shares?” for more information on voting NextEra Energy Plan shares.
Attendance and Voting at the NextEra Energy Special Meeting
The special meeting will be held virtually via webcast at www.virtualshareholdermeeting.com/NEE2026SM on September 3, 2026, at 9:00 a.m., Eastern Time. NextEra Energy shareholders may attend virtually and vote at the NextEra Energy special meeting. To attend the special meeting via webcast, visit www.virtualshareholdermeeting.com/NEE2026SM and enter the 16-digit control number on the proxy card or voting instruction form you received. NextEra Energy shareholders of record who wish to vote at the virtual special meeting should follow the instructions at www.proxyvote.com/NEE. Online check-in will begin at 8:45 a.m., Eastern Time. Please allow time for online check-in procedures.
Proxies and Revocation
NextEra Energy shareholders of record may revoke their proxies at any time before their shares of NextEra Energy common stock are voted at the NextEra Energy special meeting in any of the following ways:
•
delivering written notice of revocation of the proxy to NextEra Energy’s Corporate Secretary at NextEra Energy’s executive offices at P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408, by no later than 11:59 p.m., Eastern Time, on September 2, 2026;

•
delivering another properly signed proxy card with a later date to the address provided on the proxy card, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•
submitting another proxy via the internet or by telephone at a later date, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

•
attending the NextEra Energy special meeting virtually and voting his, her or its shares during the meeting; attendance at the NextEra Energy special meeting will not, in and of itself, revoke a valid proxy that was previously delivered unless the shareholder votes his, her or its shares virtually during the NextEra Energy special meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you deliver voting instructions with respect to those shares, you may only revoke the voting of those shares in accordance with your instruction by following the instructions provided by the broker, bank or other nominee.
Solicitation of Proxies
NextEra Energy will pay all costs of soliciting proxies related to the NextEra Energy special meeting. NextEra Energy has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for total fees of $25,000, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, electronic mail or via the Internet. In addition, NextEra Energy’s directors, officers and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be compensated for soliciting the proxies but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. NextEra Energy may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of NextEra Energy common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.
Other Matters
At the date hereof, NextEra Energy has no knowledge of any business that will be presented for consideration at the NextEra Energy special meeting and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in NextEra Energy’s Notice of Special Meeting of Shareholders. If any other matter is properly presented at the NextEra Energy special meeting for consideration, it is intended that the individuals named in the enclosed form of proxy card and acting thereunder will vote in accordance with their best judgment on such matter.
Householding of Joint Proxy Statement/Prospectus
NextEra Energy shareholders of record who have the same address and last name will receive only one copy of this joint proxy statement/prospectus until such time as one or more of these shareholders notify NextEra Energy that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of this joint proxy statement/prospectus, please submit a request to NextEra Energy’s Corporate Secretary at P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408, or call (561) 694-4000, and NextEra Energy will promptly send such materials to you at no cost. You may also contact NextEra Energy’s Corporate Secretary at the address and phone number above if you receive multiple copies of this joint proxy statement/prospectus and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their broker, bank or other nominee.
Questions and Additional Information
NextEra Energy shareholders may contact NextEra Energy’s proxy solicitor with any questions about the NextEra Energy share issuance proposal, the NextEra Energy charter amendment proposal, the NextEra Energy adjournment proposal or how to vote or to request additional copies of any materials at:
D.F. King & Co., Inc.
Banks and brokers, please call: (212) 596-7580
All others, please call toll-free: (888) 280-6942
E-mail: NextEra@DFKing.com

THE NEXTERA ENERGY SHARE ISSUANCE PROPOSAL
This joint proxy statement/prospectus is being furnished to you as a shareholder of NextEra Energy as part of the solicitation of proxies by the NextEra Energy board for use at the NextEra Energy special meeting to consider and vote upon a proposal to approve the issuance of shares of NextEra Energy common stock in the first merger pursuant to the terms of the merger agreement and the first plan of merger, which are attached as Annex A and Annex B, respectively, to this joint proxy statement/prospectus.
Under the NYSE rules, a company listed on the NYSE is required to obtain shareholder approval prior to the issuance of common stock in any business combination if the number of shares of common stock to be issued in such transaction is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. If the first merger is completed, it is currently estimated that NextEra Energy will issue approximately 716 million shares of NextEra Energy common stock based on the number of shares of Dominion Energy common stock outstanding as of July 24, 2026, which will exceed 20% of the shares of NextEra Energy common stock outstanding before such issuance and for this reason NextEra Energy must obtain the approval of NextEra Energy shareholders for that issuance.
In the event the NextEra Energy share issuance proposal is approved by the NextEra Energy shareholders, but the merger agreement is terminated (without the mergers being completed) prior to the issuance of shares of NextEra Energy common stock in the first merger, NextEra Energy will not issue any shares of NextEra Energy common stock as a result of the approval of the NextEra Energy share issuance proposal.
IF YOU ARE A NEXTERA ENERGY SHAREHOLDER, THE NEXTERA ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NEXTERA ENERGY SHARE ISSUANCE PROPOSAL.

THE NEXTERA ENERGY CHARTER AMENDMENT PROPOSAL
This joint proxy statement/prospectus is being furnished to you as a shareholder of NextEra Energy as part of the solicitation of proxies by the NextEra Energy board for use at the NextEra Energy special meeting to consider and vote upon a proposal to approve an amendment to NextEra Energy’s articles of incorporation to increase the number of authorized shares of NextEra Energy common stock from 3,200,000,000 shares to 5,000,000,000 shares, as described in this joint proxy statement/prospectus and as reflected in the form of Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. attached as Annex G to this joint proxy statement/prospectus. If adopted by the NextEra Energy shareholders, the amendment would become effective upon the filing and acceptance of the articles of amendment by the Florida Department of State, or at such later effective time as may be specified in the filing. The proposed amendment would replace Section I of Article III of NextEra Energy’s articles of incorporation with the following with the only changes being the replacement of “3,300,000,000” and “3,200,000,000” in the existing articles of incorporation with “5,100,000,000” and “5,000,000,000”, respectively, where indicated:
“The aggregate number of shares which the Corporation is authorized to issue is 5,100,000,000 shares, consisting of 100,000,000 shares of Serial Preferred Stock, $.01 par value, and 5,000,000,000 shares of Common Stock, $.01 par value.”
As of July 24, 2026, NextEra Energy had 3,200,000,000 shares of NextEra Energy common stock authorized, of which approximately 2.1 billion shares were issued and outstanding and approximately 329 million shares were reserved for issuance pursuant to various financings and other arrangements. Based on the estimated maximum number of shares of NextEra Energy common stock issuable in the mergers, which assumes Dominion Energy will issue an estimated maximum number of shares of Dominion Energy common stock and grant an estimated maximum number of Dominion Energy equity awards prior to closing, in each case, as permitted by the terms of the merger agreement, NextEra Energy may issue up to approximately 808 million shares of NextEra Energy common stock to Dominion Energy shareholders in the first merger(1). After giving effect to the NextEra Energy charter amendment proposal and the issuance of the estimated maximum number of shares to Dominion Energy shareholders in the first merger, NextEra Energy expects to have approximately 1.8 billion shares of NextEra Energy common stock authorized but unissued. The NextEra Energy board believes the proposed increase is advisable and in the best interests of NextEra Energy and its shareholders because it is expected to provide sufficient authorized shares to maintain an appropriate reserve of authorized but unissued shares for general corporate purposes, whether or not the mergers close.
The NextEra Energy charter amendment proposal will be approved if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy charter amendment proposal exceed the number of votes cast by such shareholders opposing the NextEra Energy charter amendment proposal at the NextEra Energy special meeting at which a quorum is present. A quorum will be deemed present for the purpose of approving the NextEra Energy charter amendment proposal if at least a majority of the shares entitled to be cast on the NextEra Energy charter amendment proposal are present virtually or represented by proxy at the NextEra Energy special meeting. Abstentions will not be counted as votes cast in favor or against the NextEra Energy charter amendment proposal and will have no effect on the outcome of the NextEra Energy charter amendment proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the NextEra Energy charter amendment proposal.
Approval of the NextEra Energy charter amendment proposal is not a condition to the completion of the first merger. While NextEra Energy believes, under a reasonable range of scenarios, that it will have sufficient authorized but unissued and unreserved shares of NextEra Energy common stock to complete the mergers, it believes that approving the NextEra Energy charter amendment proposal is necessary to remove any doubt that sufficient authorized shares of NextEra Energy common stock will be available to complete the mergers.
If Dominion Energy issues an estimated maximum number of shares of Dominion Energy common stock that it is permitted to issue pursuant to the merger agreement prior to closing, the increase in authorized shares of NextEra Energy common stock will be necessary in order for NextEra Energy to issue all of the shares of NextEra Energy common stock that comprise the merger consideration, absent a reduction in the number of shares of common stock currently reserved for issuance or the repurchase of shares of common stock by NextEra Energy.
Independent of the mergers, the NextEra Energy board also believes that the increased number of authorized shares of NextEra Energy common stock contemplated by the NextEra Energy charter amendment proposal is

(1)
If, for illustrative purposes, Dominion Energy does not issue any additional shares of Dominion Energy common stock or grant any additional Dominion Energy equity awards prior to closing, NextEra Energy would issue approximately 740 million shares of NextEra Energy common stock in the first merger.

important to NextEra Energy in order for additional shares to be available for issuance from time to time, without further action or authorization by the NextEra Energy shareholders (except as required by applicable law or NYSE rules), for such corporate purposes as may be determined by the NextEra Energy board, including, but not limited to, financings, grants under equity compensation plans, stock dividends, stock splits, and potential strategic transactions, as well as other general corporate purposes. The additional shares authorized would be a part of the existing class of NextEra Energy common stock and, if issued, would have the same rights and privileges as the shares of NextEra Energy common stock presently issued and outstanding.
The vote on the NextEra Energy charter amendment proposal is a vote separate and apart from the vote to approve the NextEra Energy share issuance proposal or the NextEra Energy adjournment proposal. Accordingly, a NextEra Energy shareholder may vote to approve the NextEra Energy charter amendment proposal and vote not to approve the NextEra Energy share issuance proposal or the NextEra Energy adjournment proposal, and vice versa.
Other than (i) the issuance of shares in the first merger, (ii) any issuances of securities permitted under the terms of the merger agreement, (iii) any permitted issuances of securities as set forth in the last mutually agreed financing plan of NextEra Energy provided to Dominion Energy prior to the date of the merger agreement, (iv) issuances pursuant to NextEra Energy’s equity incentive plans and at the market program, or (v) issuances of securities made in the ordinary course of business as previously publicly disclosed, NextEra Energy has no current plan, commitment, arrangement, understanding or agreement to issue additional shares of NextEra Energy common stock to be authorized in connection with the adoption of the proposed charter amendment. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing NextEra Energy shareholders, any future issuance of additional authorized shares of NextEra Energy common stock may, among other things, dilute the earnings per share of NextEra Energy common stock and the equity and voting rights of those NextEra Energy shareholders at the time the additional shares are issued.
In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of NextEra Energy common stock may make it more difficult to, or discourage an attempt to, obtain control of NextEra Energy by means of a takeover bid that the NextEra Energy board determines is not in the best interest of NextEra Energy and its shareholders. However, the NextEra Energy board does not intend or view the proposed increase in the number of authorized shares of NextEra Energy common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of NextEra Energy.
IF YOU ARE A NEXTERA ENERGY SHAREHOLDER, THE NEXTERA ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NEXTERA ENERGY CHARTER AMENDMENT PROPOSAL.

THE NEXTERA ENERGY ADJOURNMENT PROPOSAL
This joint proxy statement/prospectus is being furnished to you as a shareholder of NextEra Energy as part of the solicitation of proxies by the NextEra Energy board for use at the NextEra Energy special meeting to consider and vote upon a proposal to adjourn the NextEra Energy special meeting to a later date or time, if necessary or appropriate, (i) if there are not sufficient votes at the time of the NextEra Energy special meeting to approve the NextEra Energy share issuance proposal in order to solicit additional proxies, (ii) as required by law or (iii) in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day.
The NextEra Energy adjournment proposal will only be presented at the NextEra Energy special meeting if there are not sufficient votes to approve the NextEra Energy share issuance proposal. If the NextEra Energy adjournment proposal is presented at the NextEra Energy special meeting and is not approved, the chairman of the NextEra Energy special meeting will not be able to adjourn the NextEra Energy special meeting to a later date in order to solicit additional proxies.
The NextEra Energy special meeting may be adjourned in the absence of a quorum by the affirmative vote of the holders of a majority of the shares of NextEra Energy common stock present virtually or represented by proxy and entitled to vote on such proposal at the NextEra Energy special meeting may vote to adjourn the NextEra Energy special meeting to a later date or time. Even if a quorum is present, the NextEra Energy special meeting could be adjourned in order to provide more time to solicit additional votes or proxies in favor of approval of the NextEra Energy share issuance proposal if the votes cast by NextEra Energy shareholders present virtually or represented by proxy and entitled to vote on such proposal favoring the NextEra Energy adjournment proposal exceed the number of votes cast by such shareholders opposing the adjournment proposal at the NextEra Energy special meeting. Among other things, approval of the NextEra Energy adjournment proposal could mean that, even if NextEra Energy had received proxies representing a sufficient number of votes to defeat the NextEra Energy share issuance proposal, NextEra Energy could adjourn the NextEra Energy special meeting without a vote on the NextEra Energy share issuance proposal and seek to convince NextEra Energy shareholders to change their proxies in favor of the NextEra Energy share issuance proposal. The NextEra Energy special meeting could also be adjourned as required by law, or in the event that Dominion Energy postpones the Dominion Energy special meeting pursuant to the terms of the merger agreement, NextEra Energy shall, upon the reasonable request of Dominion Energy, postpone or adjourn the NextEra Energy special meeting once for up to 30 days so that the special meetings may occur on the same calendar day.
Except in limited circumstances, if the NextEra Energy special meeting is adjourned, no notice of the adjourned meeting is required to be given to NextEra Energy shareholders, other than an announcement at the NextEra Energy special meeting of the time and place to which the NextEra Energy special meeting is adjourned. If after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the NextEra Energy special meeting. If the NextEra Energy special meeting is adjourned, NextEra Energy shareholders who have already submitted their proxies will be able to revoke them at any time before their use.
IF YOU ARE A NEXTERA ENERGY SHAREHOLDER, THE NEXTERA ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NEXTERA ENERGY ADJOURNMENT PROPOSAL.

DOMINION ENERGY SPECIAL MEETING
General
This joint proxy statement/prospectus is being provided to Dominion Energy shareholders as part of a solicitation of proxies by the Dominion Energy board for use at the Dominion Energy special meeting. This joint proxy statement/prospectus provides Dominion Energy shareholders with important information about the Dominion Energy special meeting and should be read carefully in its entirety.
Date, Time and Place of the Dominion Energy Special Meeting
The special meeting of Dominion Energy shareholders will be held virtually at www.virtualshareholdermeeting.com/D2026SM on September 3, 2026, at 9:30 a.m., Eastern Time.
Purpose of the Dominion Energy Special Meeting
The Dominion Energy special meeting is being held to consider and vote on:
1.
a proposal to approve the merger agreement and the first plan of merger;

2.
a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Dominion Energy’s named executive officers in connection with the first merger; and

3.
a proposal to approve the adjournment of the Dominion Energy special meeting to solicit additional proxies if there is a quorum present and there are not sufficient votes at the time of the Dominion Energy special meeting to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Dominion Energy shareholders.

Closing is conditioned on the approval by Dominion Energy shareholders of the Dominion Energy merger proposal, but not on the approval by Dominion Energy shareholders of the Dominion Energy compensation proposal or the Dominion Energy adjournment proposal.
Recommendation of the Dominion Energy Board
The Dominion Energy board unanimously recommends that Dominion Energy shareholders vote “FOR” the Dominion Energy merger proposal, “FOR” the Dominion Energy compensation proposal and “FOR” the Dominion Energy adjournment proposal.
This joint proxy statement/prospectus contains important information regarding the Dominion Energy merger proposal, the Dominion Energy compensation proposal, the Dominion Energy adjournment proposal and factors that Dominion Energy shareholders should consider when deciding how to cast their votes. Dominion Energy shareholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this joint proxy statement/prospectus, for more detailed information regarding the merger agreement, including the mergers and other transactions contemplated by the merger agreement, and the Dominion Energy merger proposal, the Dominion Energy compensation proposal and the Dominion Energy adjournment proposal.
Voting by Directors and Executive Officers
On the Dominion Energy record date, Dominion Energy directors and executive officers, as a group, beneficially owned and were entitled to vote 1,130,319 shares of Dominion Energy common stock, which constitutes less than 1% of the issued and outstanding shares of Dominion Energy common stock. Although none of them has entered into any agreement obligating them to do so as a director or executive officer of Dominion Energy, Dominion Energy currently expects that all of its directors and executive officers will vote their shares “FOR” the Dominion Energy merger proposal, “FOR” the Dominion Energy compensation proposal and “FOR” the Dominion Energy adjournment proposal.
Record Date
The Dominion Energy board has fixed the close of business on July 24, 2026 as the Dominion Energy record date for the determination of the Dominion Energy shareholders entitled to receive notice of, and to vote at, the Dominion Energy special meeting. The Dominion Energy shareholders of record on the Dominion Energy record date are the only Dominion Energy shareholders who are entitled to receive notice of, and to vote at, the Dominion Energy special meeting.

Outstanding Shares and Voting Rights of Dominion Energy Shareholders
At the close of business on the record date, 879,525,949 shares of Dominion Energy common stock were issued and outstanding, held by approximately 103,463 holders of record. Each share of Dominion Energy common stock outstanding on the record date is entitled to one vote on each proposal and any other matter coming before the Dominion Energy special meeting.
Quorum
No business may be transacted at the Dominion Energy special meeting unless a quorum is present. Holders of a majority of the outstanding shares of Dominion Energy common stock entitled to vote at the Dominion Energy special meeting, present virtually or represented by proxy at the Dominion Energy special meeting, will constitute a quorum for the transaction of business to be considered at such meeting. Abstentions will be included in determining whether a quorum is present at the Dominion Energy special meeting. Broker non-votes (if any) would also be included in determining whether a quorum is present for such meeting. However, because brokers, banks and other nominees do not have discretionary authority to vote on any of the proposals to be voted on at the Dominion Energy special meeting, it is not expected that any broker non-votes will occur.
Adjournment
If a quorum is not present at the Dominion Energy special meeting (or any adjournment or postponement thereof), the chair of the Dominion Energy special meeting may adjourn or postpone the meeting to another place, date or time.
If a quorum is present at the Dominion Energy special meeting (or any adjournment or postponement thereof) but there are not sufficient votes at the time of the Dominion Energy special meeting to approve the Dominion Energy merger proposal, then Dominion Energy shareholders may be asked to vote on the Dominion Energy adjournment proposal.
No notice of the reconvened meeting is required to be given if the date, time and place are announced at the Dominion Energy special meeting unless the reconvened meeting is more than 120 days after the date of the original convening of the Dominion Energy special meeting or a new record date for the Dominion Energy shareholders entitled to vote is fixed for the adjourned meeting. At any reconvened Dominion Energy special meeting at which a quorum is present, (i) any business may be transacted that may have been transacted at the Dominion Energy special meeting had a quorum been present and (ii) all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Dominion Energy special meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.
Vote Required
The required votes to approve the Dominion Energy proposals are as follows:
•
Approval of the Dominion Energy merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Dominion Energy common stock entitled to vote on such proposal. Accordingly, any failure to vote (including any failure to provide voting instructions to the applicable bank, broker or other nominee with respect to shares held in “street name”), abstentions and broker non-votes (if any) will have the same effect as a vote “AGAINST” the approval of such proposal.

•
Approval of the Dominion Energy compensation proposal requires that the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal, assuming a quorum is present. Any failure to vote (including any failure to provide voting instructions to the applicable bank, broker or other nominee with respect to shares held in “street name”), abstentions and broker non-votes (if any) will have no effect on the vote for such proposal.

•
Approval of the Dominion Energy adjournment proposal requires that the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal, assuming a quorum is present. Any failure to vote (including any failure to provide voting instructions to the applicable bank, broker or other nominee with respect to shares held in “street name”), abstentions and broker non-votes (if any) will have no effect on the vote for such proposal.

Voting of Shares by Holders of Record
If you were a record holder of Dominion Energy common stock at the close of business on the record date for the Dominion Energy special meeting, a proxy card is enclosed for your use to vote your shares of Dominion Energy common stock. Dominion Energy requests that you vote your shares as promptly as possible by (i) accessing the internet site listed on the Dominion Energy proxy card, (ii) calling the toll-free number listed on the Dominion Energy proxy card or (iii) submitting your Dominion Energy proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are set forth on the enclosed proxy card. When the enclosed proxy card is returned properly executed, the shares of Dominion Energy common stock represented by it will be voted at the Dominion Energy special meeting in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxy holders to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
If a proxy card is signed and returned without an indication as to how the shares of Dominion Energy common stock represented are to be voted with regard to a particular proposal, the Dominion Energy common stock represented by the proxy will be voted in accordance with the recommendation of the Dominion Energy board and, therefore, “FOR” the Dominion Energy merger proposal, “FOR” the Dominion Energy compensation proposal and “FOR” the Dominion Energy adjournment proposal.
Your vote is important. Accordingly, if you were a record holder of Dominion Energy common stock on the record date for the Dominion Energy special meeting, please sign and return the enclosed proxy card or vote via the internet or telephone regardless of whether you plan to attend the Dominion Energy special meeting virtually. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on September 2, 2026, to ensure that they are voted.
Voting of Shares Held in Street Name
If you hold shares of Dominion Energy common stock through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Dominion Energy or by voting virtually at the Dominion Energy special meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee.
If you are a Dominion Energy shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee cannot vote your shares on any of the Dominion Energy proposals.
If your shares are held by the trustee of the employee 401(k) plans sponsored by Dominion Energy or its subsidiaries, you are considered a beneficial owner of those shares held in street name. If your shares are held under one of the plans, then the applicable trustee must receive your proxy instructions no later than 11:59 p.m., Eastern Time, on August 26, 2026. Shares beneficially owned through the plans will be voted in accordance with the terms of the plans, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974, as amended. Please refer to the instructions forwarded to you by the trustee for more information.
Attendance at the Dominion Energy Special Meeting and Voting Virtually
The Dominion Energy special meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual special meeting will be held on September 3, 2026, at 9:30 a.m., Eastern Time. To attend the special meeting, visit www.virtualshareholdermeeting.com/D2026SM and enter the 16-digit control number on the proxy card or voting instruction form you received. Dominion Energy shareholders of record who wish to vote at the special meeting should follow the instructions at www.proxyvote.com. Online check-in will begin at 9:15 a.m., Eastern Time. Please allow time for online check-in procedures.
The virtual shareholder meeting format uses technology designed to increase shareholder access, save Dominion Energy and Dominion Energy shareholders time and money, and provide Dominion Energy shareholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide Dominion Energy shareholders with an opportunity to hear all portions of the official meeting and vote online during the meeting.

Proxies and Revocation
Dominion Energy shareholders of record may revoke their proxies at any time before their shares of Dominion Energy common stock are voted at the Dominion Energy special meeting in any of the following ways:
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delivering written notice of revocation of the proxy to Dominion Energy’s Corporate Secretary at Dominion Energy’s principal executive offices at 600 East Canal Street, Richmond, Virginia 23219, by no later than 11:59 p.m., Eastern Time, on September 2, 2026;

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delivering another properly signed proxy card with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

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submitting another proxy via the internet or by telephone at a later date, by no later than 11:59 p.m., Eastern Time, on September 2, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

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attending the Dominion Energy special meeting virtually and voting his, her or its shares during the meeting; attendance at the Dominion Energy special meeting will not, in and of itself, revoke a valid proxy that was previously delivered unless the shareholder votes his, her or its shares virtually during the Dominion Energy special meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you deliver voting instructions with respect to those shares, you may only revoke the voting of those shares in accordance with your instruction by following the instructions provided by the broker, bank or other nominee.
Solicitation of Proxies
Dominion Energy will pay for the proxy solicitation costs related to the Dominion Energy special meeting. In addition to sending and making available these materials, some of Dominion Energy’s directors, officers and other employees may solicit proxies by contacting Dominion Energy shareholders by telephone, by mail, by e-mail or online. Dominion Energy shareholders may also be solicited by, among others, news releases issued by Dominion Energy and/or NextEra Energy, postings on Dominion Energy’s or NextEra Energy’s websites and social media accounts and advertisements in periodicals. None of Dominion Energy’s directors, officers or employees will receive any extra compensation for their solicitation services. Dominion Energy has also retained Georgeson LLC as its proxy solicitor to assist in the solicitation of proxies. For these proxy solicitation services, Georgeson LLC will receive an estimated fee of approximately $45,000, plus reasonable out-of-pocket expenses and fees for any additional services. Dominion Energy will also reimburse brokers, banks and other nominees for their expenses in sending proxy solicitation materials to the beneficial owners of shares of Dominion Energy common stock and obtaining their proxies.
Other Matters
At the date hereof, the Dominion Energy board has no knowledge of any business that will be presented for consideration at the Dominion Energy special meeting and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in Dominion Energy’s Notice of Special Meeting of Shareholders. If any other matter is properly presented at the Dominion Energy special meeting for consideration, it is intended that the individuals named in the enclosed proxy card and acting thereunder will vote in accordance with their best judgment on such matter.
Householding of Joint Proxy Statement/Prospectus
Dominion Energy shareholders of record who have the same address and last name will receive only one copy of this joint proxy statement/prospectus until such time as one or more of these shareholders notify Dominion Energy that they want to receive separate copies. This procedure reduces printing costs and postage fees. Shareholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of this joint proxy statement/prospectus, please submit a request to Dominion Energy, Inc., Shareholder Services, P.O. Box 26532, Richmond, Virginia 23261; by calling Dominion Energy at (800) 552-4034; or by emailing Dominion Energy at shareholderrelations@dominionenergy.com, and Dominion Energy will promptly send such materials to you at no cost. You may also contact Dominion Energy Shareholder Services using the information shown above if you receive multiple copies of this joint proxy statement/prospectus and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their broker, bank or other nominee.
Questions and Additional Information
Dominion Energy shareholders may contact Dominion Energy’s proxy solicitor with any questions about the Dominion Energy merger proposal, the Dominion Energy compensation proposal, the Dominion Energy adjournment proposal or how to vote or to request additional copies of any materials at:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, New York 10019
(877) 816-8696

THE DOMINION ENERGY MERGER PROPOSAL
This joint proxy statement/prospectus is being furnished to you as a shareholder of Dominion Energy as part of the solicitation of proxies by the Dominion Energy board for use at the Dominion Energy special meeting to consider and vote upon a proposal to approve the merger agreement and the first plan of merger, which are attached as Annex A and Annex B, respectively, to this joint proxy statement/prospectus.
The Dominion Energy board, in accordance with its good faith business judgment and subject to the provision of the merger agreement requiring the parties to forego the second merger in certain circumstances, unanimously (a) determined that it is in the best interests of Dominion Energy and its shareholders that Dominion Energy enter into the merger agreement and consummate the mergers and the other transactions contemplated by the merger agreement, (b) adopted the merger agreement and the plans of merger and approved the mergers and the other transactions contemplated by the merger agreement with respect to the mergers, (c) directed that the approval of the merger agreement and the first plan of merger be submitted to a vote of Dominion Energy’s shareholders and (d) resolved to recommend that Dominion Energy’s shareholders approve the merger agreement and the first plan of merger. Accordingly, the Dominion Energy board unanimously recommends that Dominion Energy shareholders vote to approve the merger agreement, attached as Annex A to this joint proxy statement/prospectus, and the first plan of merger, attached as Annex B to this joint proxy statement/prospectus.
IF YOU ARE A DOMINION ENERGY SHAREHOLDER, THE DOMINION ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DOMINION ENERGY MERGER PROPOSAL.

THE DOMINION ENERGY COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Dominion Energy is seeking a non-binding advisory shareholder approval of the compensation of Dominion Energy’s named executive officers that is based on or otherwise relates to the first merger as disclosed in “The Mergers — Interests of Dominion Energy Directors and Executive Officers in the Mergers — Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers.” The Dominion Energy compensation proposal gives Dominion Energy shareholders the opportunity to express their views on the merger-related compensation of Dominion Energy’s named executive officers.
Accordingly, Dominion Energy is asking Dominion Energy shareholders to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:
“RESOLVED, that Dominion Energy shareholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Dominion Energy’s named executive officers in connection with the first merger, as disclosed pursuant to Item 402(t) of Regulation S-K under “The Mergers — Interests of Dominion Energy Directors and Executive Officers in the Mergers — Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers” of this joint proxy statement/prospectus (which disclosure includes the compensation table and related narrative named executive officer compensation disclosures required pursuant to Item 402(t) of Regulation S-K).”
The vote on the Dominion Energy compensation proposal is a vote separate and apart from the vote to approve the Dominion Energy merger proposal. Accordingly, Dominion Energy shareholders may vote for the approval of the Dominion Energy merger proposal and against the approval of the Dominion Energy compensation proposal, and vice versa. If the first merger is completed, the merger-related compensation may be paid to Dominion Energy’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Dominion Energy shareholders vote against the approval of the Dominion Energy compensation proposal.

IF YOU ARE A DOMINION ENERGY SHAREHOLDER, THE DOMINION ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DOMINION ENERGY COMPENSATION PROPOSAL.

THE DOMINION ENERGY ADJOURNMENT PROPOSAL
The Dominion Energy special meeting may be adjourned to another time and place if necessary to permit solicitation of additional proxies if there is a quorum present and there are not sufficient votes to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Dominion Energy shareholders.
Dominion Energy is asking its shareholders to authorize the holder of any proxy solicited by the Dominion Energy board to vote in favor of any adjournment to the Dominion Energy special meeting to solicit additional proxies if there is a quorum present and there are not sufficient votes to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Dominion Energy shareholders.

IF YOU ARE A DOMINION ENERGY SHAREHOLDER, THE DOMINION ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DOMINION ENERGY ADJOURNMENT PROPOSAL.

THE MERGERS
This section of the joint proxy statement/prospectus describes the material aspects of the proposed mergers. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus, including the full text of the merger agreement and the first plan of merger, copies of which are attached to this joint proxy statement/prospectus as Annex A and Annex B, respectively, for a more complete understanding of the proposed mergers and the transactions related thereto. In addition, important business and financial information about each of NextEra Energy and Dominion Energy is included in or incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
Background of the Mergers
The terms of the merger agreement are the result of arm’s-length negotiations between Dominion Energy and NextEra Energy. The following is a summary of material events leading up to the signing of the merger agreement and key meetings, negotiations, discussions and actions by and between Dominion Energy and NextEra Energy and their respective advisors that preceded the public announcement of the transaction, as well as a summary of meetings and discussions had by Dominion Energy with another potential third-party merger partner. This summary does not purport to catalogue every conversation or interaction among representatives of NextEra Energy, Dominion Energy or any other parties.
The Dominion Energy board and the NextEra Energy board regularly review their respective overall businesses, financial performance, growth prospects, competitive positioning and strategic objectives. During 2023 and 2024, the Dominion Energy board implemented a comprehensive business review designed to enhance long-term value for its shareholders, which included evaluating business operations, capital structure and credit profile, capital investments, asset sales and partnerships, and total shareholder return proposition. As part of the Dominion Energy board’s and the NextEra Energy board’s regular review of their respective businesses, they also consider their respective standalone plans along with their respective strategic positioning, considering economic, competitive, regulatory and other conditions, trends and developments. As large utilities headquartered in the Southeast, Dominion Energy and NextEra Energy are well known to each other. From time to time, various members of management of both companies have met or been on industry calls or events and have discussed their industry and respective businesses.
At its regularly scheduled meeting, in late October 2025, the NextEra Energy board authorized the NextEra Energy management team to approach Dominion Energy with a non-binding, indicative proposal with respect to a potential business combination transaction.
In late October 2025, John W. Ketchum, Chairman, President and Chief Executive Officer of NextEra Energy, requested a meeting with Robert M. Blue, Chair, President and Chief Executive Officer of Dominion Energy, at the upcoming Institute of Nuclear Power Operations industry event that they both were attending. On November 4, 2025, Mr. Ketchum and Mr. Blue met and discussed topics of mutual interest in the utility industry. Mr. Ketchum expressed his view that a potential combination of Dominion Energy and NextEra Energy would provide meaningful benefits to both parties and their shareholders as well as customers, communities, and employees. Mr. Ketchum presented Mr. Blue with a preliminary, unsolicited confidential written proposal that outlined the business rationale for a combination of the companies, including combined benefits and growth projections. The preliminary proposal contemplated (i) an all-stock transaction with a proposed exchange ratio of approximately 0.87 (based on market data as of October 31, 2025) and stated that the transaction would represent a premium of 20.2% compared to the closing price of Dominion Energy common stock on October 31, 2025, (ii) a one-time cash payment of $600 million to Dominion Energy’s shareholders designed to mitigate potential shareholder dividend dilution, (iii) dual headquarters in Juno Beach, Florida and Richmond, Virginia, (iv) a continuing executive role for Mr. Blue having oversight of the regulated utilities business of the combined company and (v) four seats on the NextEra Energy board (which board would consist of 12 members) to be held by mutually agreeable current members of the Dominion Energy board, one of which would be Mr. Blue. Mr. Ketchum stated that this proposal was not a formal offer but that if Mr. Blue wanted to continue discussions, Mr. Ketchum suggested that the parties execute a mutual non-disclosure and standstill agreement and commence due diligence. Mr. Blue advised Mr. Ketchum that he would discuss NextEra Energy’s preliminary proposal with the Dominion Energy board at an upcoming meeting.
On November 5, 2025, Mr. Blue discussed the preliminary proposal with Susan N. Story, the lead independent director on the Dominion Energy board. Also on November 5, 2025, Mr. Blue and Dominion Energy’s Senior Vice President and Chief Legal and Human Resources Officer, Regina J. Elbert, informed McGuireWoods, Dominion Energy’s outside legal counsel, of the proposal and shared with them a draft of the Non-Disclosure and Standstill Agreement.

On November 7, 2025, the Executive Vice President and Chief Financial Officer of Dominion Energy, Steven D. Ridge, and the Executive Vice President, Finance and Chief Financial Officer of NextEra Energy, Michael Dunne, along with Dominion Energy’s Senior Vice President — Strategy and Segment Planning (Commercial), Prabir Purohit, and NextEra Energy’s Executive Vice President, Corporate Development and Strategy, Mark E. Hickson, had a conference call to discuss NextEra Energy’s preliminary proposal so that the Dominion Energy team could better understand the proposal. On the conference call, the participants discussed the potential benefits of a combination for Dominion Energy, including the value of enhanced scale, the proposed exchange ratio and premium, potential increased earnings per share growth rate, potential increase to Dominion Energy’s price to earnings multiple and other benefits. The participants also discussed the valuation proposed and NextEra Energy’s desire to commence the exchange of private information.
On November 12, 2025, Mr. Ketchum and Mr. Blue had an update phone call during which Mr. Blue informed Mr. Ketchum that Dominion Energy needed additional time to evaluate its standalone business plan. Mr. Ketchum and Mr. Blue discussed timing, and Mr. Blue indicated he would provide an update after the regularly scheduled Dominion Energy board meeting on December 11, 2025 and in the meantime the companies would work to execute the mutual non-disclosure and standstill agreement. On November 14, 2025, after negotiation of the terms, Dominion Energy and NextEra Energy executed a mutual non-disclosure and standstill agreement, effective November 4, 2025, to further support continuing discussions.
On November 20, 2025, at an already scheduled special meeting of the Dominion Energy board, Mr. Blue briefed the Dominion Energy board on the unsolicited preliminary proposal from NextEra Energy, including the material terms of the proposal. Mr. Blue also informed the Dominion Energy board that Dominion Energy management was, consistent with the company’s standard practice and timeline for refreshing its long-term forecast, in the process of updating its standalone business plan, which would be shared with the board, in normal course, at the end of January. A representative of McGuireWoods provided an overview of the Dominion Energy board’s fiduciary duties and an overview of the Non-Disclosure and Standstill Agreement. After discussion, the Dominion Energy board instructed management to continue preparing Dominion Energy’s standalone business plan. The Dominion Energy board also approved the engagement of financial advisors to begin to analyze the preliminary proposal presented to Mr. Blue.
Following the November 20, 2025 special meeting of the Dominion Energy board, Dominion Energy asked J.P. Morgan to advise it on matters relating to NextEra Energy’s proposal. Dominion Energy selected J.P. Morgan to advise in connection with the transaction based on, among other things, its qualifications, experience and expertise in the industries in which Dominion Energy and NextEra Energy operate and familiarity with Dominion Energy, NextEra Energy and the landscape of the potential strategic counterparties for Dominion Energy.
On December 11, 2025, the Dominion Energy board held a regularly scheduled meeting, together with management and representatives of J.P. Morgan and McGuireWoods. Mr. Blue informed the Dominion Energy board that management was continuing to prepare its standalone business plan. Mr. Ridge, noting that the completed standalone plan update would be presented to the board, per typical practice, at the end of January, gave a preliminary overview of certain key aspects and drivers of the in-process business plan. Representatives of J.P. Morgan then presented, on a preliminary basis, an overview of NextEra Energy’s business and an analysis of the financial terms of the preliminary proposal from NextEra Energy. In addition, representatives of J.P. Morgan reviewed other potential strategic alternatives for Dominion Energy, including other potential merger counterparties as well as alternative transaction structures including minority interest sales, business line divestitures and potential acquisitions.
The Dominion Energy board then engaged in a discussion with the representatives of J.P. Morgan and the Dominion Energy senior management team regarding, among other matters, the projected earnings and dividend growth of both companies based on publicly available information, potential credit and balance sheet benefits, items related to NextEra Energy’s unregulated business and other considerations, including closing certainty and potential strategic alternatives. The Dominion Energy board also engaged in an extensive discussion as to whether any of the strategic alternatives were appealing, evaluating strategic, financial, operational, regulatory and other factors. Following the discussion, the Dominion Energy board authorized management to engage in a limited sharing of due diligence information with NextEra Energy so that Dominion Energy could better understand and evaluate NextEra Energy’s unregulated business. The Dominion Energy board instructed management to provide NextEra Energy with publicly available information with respect to Dominion Energy, but not to exchange any private information. In addition, the Dominion Energy board directed management to continue to finalize its standalone business plan to present at the next regularly scheduled board meeting. After consideration and discussion, the Dominion Energy board determined that outreach to potential alternative parties was not merited at this time, as Dominion Energy was not being offered for sale, and the Dominion Energy board was assessing the preliminary proposal from NextEra Energy and its merits against the standalone business plan of Dominion Energy, which had not been finalized.

On December 11, 2025, Mr. Blue called Mr. Ketchum to give him an update from the Dominion Energy board meeting. Mr. Blue explained that Dominion Energy would continue working on its standalone business plan. However, the discussions merited the exchange of limited publicly available information to help further evaluate the preliminary proposal and to better understand and evaluate NextEra Energy’s unregulated business. On December 12, 2025, and several times throughout the following weeks, Mr. Purohit and Mr. Hickson had follow-up conversations to discuss timing and process for the due diligence.
On December 11, 2025, the NextEra Energy board held a special meeting at which Mr. Ketchum provided an update on the discussion he had with Mr. Blue shortly before the NextEra Energy board meeting. Mr. Ketchum summarized the feedback from Dominion Energy on the November 4, 2025 proposal that NextEra Energy had presented, including that Dominion Energy was focused on finalizing its financial plan. Mr. Ketchum noted that Mr. Blue indicated that Dominion Energy would continue discussions regarding a potential transaction, with a focus on developing a timeline for Dominion Energy and NextEra Energy to engage in reciprocal due diligence. Following discussion, Mr. Ketchum provided an overview of the terms and assumptions underlying NextEra Energy’s indicative proposal, expected benefits to the transaction and required regulatory approvals.
On January 8, 2026, Mr. Ketchum and Mr. Blue had an update call to discuss the timeline and diligence process. Mr. Ketchum inquired whether Dominion Energy’s standalone business plan was on track to be finalized by the January Dominion Energy board meeting, which Mr. Blue confirmed. In addition, Mr. Ketchum inquired about the status of significant capital projects of Dominion Energy. Mr. Blue gave a general status update on the progress of such projects.
Between January 8, 2026, and January 30, 2026, Mr. Purohit and Mr. Hickson had several calls regarding diligence and timing, and management of both companies exchanged various questions and answers with respect to publicly available information shared between the two parties. Mr. Hickson reiterated NextEra Energy’s interest in pursuing the merger and provided a proposed timeline for announcement in mid-March. Mr. Purohit acknowledged NextEra Energy’s proposed timeline but reiterated that Dominion Energy was evaluating the proposal and its standalone plan and could not commit to any timeline. In addition, Dominion Energy management reviewed publicly available information of NextEra Energy as well as the responses to the high-level diligence questions.
On January 23, 2026, the Dominion Energy board held a meeting during which Mr. Ridge presented the company’s updated standalone business plan, which the board reviewed and discussed with management.
At the next regularly scheduled Dominion Energy board meeting on January 30, 2026, Mr. Blue presented an update, including with respect to the exchange of publicly available diligence information between the parties. Mr. Ridge then recapped Dominion Energy’s standalone business plan, and the Dominion Energy board engaged in a discussion regarding the standalone business plan. Representatives of J.P. Morgan then presented, on behalf of Dominion Energy’s management, preliminary results on the financial diligence conducted by Dominion Energy and its advisors on NextEra Energy, including on its unregulated business. Management of Dominion Energy also discussed risks and regulatory considerations in NextEra Energy’s preliminary proposal, NextEra Energy’s track record on closing certain significant transactions and an overview of the state and federal approvals that would be required for the transaction. Management of Dominion Energy further elaborated on the regulatory process and some of the risks to obtaining approvals. J.P. Morgan representatives also discussed with the Dominion Energy board selected potential alternative counterparties (including Party A (as defined below)) and, based on a preliminary analysis using publicly available information, their likely ability to pay a premium, their growth potential and selected other key considerations.
The Dominion Energy board discussed in detail the various alternatives, the NextEra Energy proposal and the Dominion Energy standalone business plan, and the value drivers and risks in each such alternative, including strategic, financial, operational, regulatory and other factors. After discussion and consideration, the Dominion Energy board determined not to reach out to alternative parties at that time for various reasons, including the risk that the discussions with NextEra Energy could be leaked to the public and the Dominion Energy board’s view of the low potential, informed by J.P. Morgan’s preliminary analysis, of an alternative party’s ability to deliver more value as compared to Dominion Energy’s standalone business plan or the NextEra Energy proposal. The Dominion Energy board determined that there were benefits to a potential merger but instructed management to request a meaningful increase in the premium and a more definitive proposal regarding some of the key considerations, including regulatory commitments. The Dominion Energy board directed management to continue discussions with NextEra Energy on this basis and exchange private due diligence information, including each company’s business plan.
Mr. Blue called Mr. Ketchum after the Dominion Energy board meeting on January 30, 2026, to inform him that the Dominion Energy board noted the merits of a potential combination as well as the risks and requested a meaningful upwards adjustment to the premium. Mr. Blue also asked for clarification on whether the exchange ratio was meant to be fixed or whether the premium was fixed. Mr. Ketchum responded that NextEra Energy would continue to evaluate the appropriate premium based on its review of Dominion Energy’s business plan and confirmed that whether the exchange ratio or premium was fixed was still under consideration. Mr. Blue also conveyed to Mr. Ketchum that regulatory commitments were of critical importance to Dominion Energy and should be addressed as part of any revised proposal. Mr. Blue and Mr. Ketchum then discussed next steps, including exchanging business plans. Mr. Blue also informed Mr. Ketchum that Dominion Energy planned to engage outside consultants to assist with diligence regarding NextEra Energy’s unregulated business. Mr. Blue further informed Mr. Ketchum that an announcement in early or mid-March was premature because it would take time for Dominion Energy to appropriately evaluate the transaction including NextEra Energy business operations and financial forecasts. Also on January 30, 2026, Mr. Purohit and Mr. Hickson discussed the diligence process and the exchange of business plans.
On February 3, 2026, Mr. Ketchum and Mr. Blue had a phone call, during which, Mr. Ketchum emphasized that the NextEra Energy team would support the diligence effort, including with respect to NextEra Energy’s unregulated business, drivers and growth plans. Following this call, Mr. Purohit and Mr. Hickson had multiple calls to coordinate regarding diligence and upcoming meetings.
Dominion Energy and NextEra Energy exchanged business plans on February 9, 2026. On February 11, 2026, certain members of management of each company, together with Dominion Energy’s outside legal counsel, had an introductory call regarding regulatory approvals. On that call, NextEra Energy reviewed certain of its past transactions, the reasons why certain of those transactions did not close and discussed possible approaches the companies could take to position the proposed transaction for successful completion. In addition, Dominion Energy and NextEra Energy agreed that periodic calls on regulatory approvals would be helpful to further evaluate any proposal. Following those calls, diligence continued to be exchanged by written questions to each other on respective financial plans and business developments.
On February 12, 2026, at a special meeting of the NextEra Energy board, Mr. Ketchum provided an update on developments with respect to the potential transaction with Dominion Energy since the last board update, including certain due diligence items, as well as feedback from the Dominion Energy board’s January 30, 2026 meeting. He indicated that the parties agreed to continue with reciprocal due diligence as Dominion Energy continued to prepare for its February 23, 2026 release of its full-year 2025 earnings results. Mr. Ketchum also reviewed the strategic rationale for the proposed transaction, certain due diligence items, an indicative timeline to signing of definitive agreements, and preliminary estimates of transaction economics.
On February 18, 2026, at the New York offices of McGuireWoods, management from Dominion Energy and NextEra Energy, together with representatives of Lazard, J.P. Morgan and McGuireWoods, attended management presentations. At the management presentations, representatives of Dominion Energy presented its business plan and representatives of NextEra Energy and its advisors asked follow-up questions. Representatives of NextEra Energy then presented its business plan and representatives of Dominion Energy and its advisors asked follow-up questions.
The Dominion Energy board held a special meeting on February 19, 2026. Mr. Blue reviewed the financial, regulatory and governance aspects of NextEra Energy’s proposal. Mr. Ridge then presented an overview of the due diligence findings to date, a review of the management presentations that took place and an update on the regulatory workstreams that were ongoing. On behalf of Dominion Energy management, representatives of J.P. Morgan also presented preliminary observations on the recent discussions with NextEra Energy and reviewed with the Dominion Energy board various focus areas for continued evaluation during Dominion Energy management’s ongoing diligence, including NextEra Energy’s growth and credit profile, financing and tax equity strategy and earnings mix. The Dominion Energy board and management discussed the need for further diligence to assess the proposal against Dominion Energy’s standalone business plan. The Dominion Energy board instructed management to seek an updated proposal from NextEra Energy by March 16, 2026, so it could be reviewed at the next regularly scheduled board meeting on March 25, 2026. In addition to an increased premium, the Dominion Energy board wanted to seek more clarity on other key elements of the transaction, such as commitments with respect to customers and employees.
On February 20, 2026, Mr. Blue communicated to Mr. Ketchum the feedback resulting from the prior day’s meeting of the Dominion Energy board, requesting a response by March 16, 2026.
Further, on or about February 24, 2026, Dominion Energy retained PA Consulting to perform diligence on NextEra Energy, specifically focusing on its unregulated business and NextEra Energy’s development pipeline.
Between February 20, 2026, and March 16, 2026, Dominion Energy and NextEra Energy continued significant mutual diligence efforts, which included the provision of access to a virtual data room and numerous diligence calls (approximately 15) with representatives and advisors of the companies. To facilitate these diligence efforts, on February 27, 2026, NextEra Energy engaged Secretariat as an economic consultant to assist with the transaction, including market power analyses for the regulatory approvals. Further, on March 3, 2026, Dominion Energy executed a joint defense agreement with NextEra Energy and entered into a non-disclosure agreement with EconOne, which NextEra Energy had engaged as an economic consultant to assist with the transaction, including market power analyses for the regulatory approvals.
On or about March 1, 2026, Dominion Energy asked Goldman Sachs to also advise it on matters relating to NextEra Energy’s proposal. Dominion Energy selected Goldman Sachs to advise in connection with the transaction based on, among other things, its qualifications, experience and expertise in the industries in which Dominion Energy and NextEra Energy operate.
On March 4, 2026, Mr. Purohit, Mr. Hickson, Charles E. Sieving, Executive Vice President and Chief Legal, Environmental and Federal Regulatory Affairs Officer of NextEra Energy, and representatives of McGuireWoods met to discuss potential parameters for each party’s regulatory commitments and to preview potential merger agreement language with respect thereto. Also on March 4, 2026, Mr. Ridge, Mr. Purohit, Mr. Hickson, Mr. Dunne and Mr. Sieving, together with representatives of Lazard, J.P. Morgan, Goldman Sachs and McGuireWoods, met to review financial forecasts of Dominion Energy and NextEra Energy and discuss certain financial and strategic aspects of the potential transaction.
On March 6, 2026, a third party (“Party A”) made an unsolicited outreach to Mr. Blue requesting a call on March 10, 2026. Mr. Blue and Party A’s CEO met telephonically, and Party A’s CEO indicated interest in a combination transaction with Dominion Energy. Party A’s CEO stated that a merger would have significant benefits to both companies, the combined scale would allow them to have more resources to meet growing power demand and investment needs and that the cultures of the companies were well aligned. No financial value or specific deal proposal was made; however Party A’s CEO said Party A was prepared to complete execution of a merger agreement by the end of the month. Mr. Blue responded that Dominion Energy was executing well on its standalone business plan and that more specific terms would be needed for Dominion Energy to assess any combination transaction. Mr. Blue noted that he would discuss any proposal with the Dominion Energy board at the next regularly scheduled Board meeting, scheduled for March 25, 2026. Party A’s CEO indicated that he would discuss the conversation with the board of directors of Party A. Party A’s CEO followed up on March 11, 2026, to reaffirm that Party A’s board was very interested in a transaction and would be in a position to deliver an indicative proposal before the March 25, 2026 Dominion Energy board meeting.
Also on March 6, 2026, at a special meeting of the NextEra Energy board, Mr. Ketchum provided an update on developments with respect to the potential transaction with Dominion Energy since the last board meeting, including on the prior and upcoming meetings of the working groups of Dominion Energy and NextEra Energy and Dominion Energy’s feedback on NextEra Energy’s indicative economic proposal for the transaction. Mr. Ketchum also reviewed the strategic rationale for the proposed transaction, certain due diligence items and an indicative timeline to signing of definitive agreements. Thereafter, Mr. Ketchum provided an overview of the NextEra Energy management team’s current views on transaction economics.
On March 10, 2026, NextEra Energy retained Kirkland, as legal advisor to NextEra Energy on NextEra Energy’s proposed business combination with Dominion Energy.
A representative of McGuireWoods had a follow-up call with Mr. Sieving on March 12, 2026, to provide initial feedback on the regulatory framework discussed on March 4, 2026.
At a regularly scheduled NextEra Energy board meeting on March 13, 2026, representatives of the NextEra Energy management team provided an update on the potential transaction, which included an overview of key economic, regulatory requirements and considerations, personnel considerations, certain due diligence items and updated transaction economics. As part of the update, a representative of Lazard presented certain preliminary financial analyses and discussed certain other financial aspects regarding the potential transaction. At the conclusion of the update, the NextEra Energy board indicated its support for the NextEra Energy management team to increase the acquisition premium that NextEra Energy could offer in response to Dominion Energy’s most recent feedback.
On March 16, 2026, Mr. Ketchum and Mr. Blue met, and Mr. Ketchum provided Mr. Blue with an updated proposal from NextEra Energy. The updated proposal increased the premium to 22.3% and indicated that the exchange ratio would be subsequently fixed in line with the 22.3% premium if the parties decided to proceed with the transaction. The updated proposal eliminated the previously proposed $600 million dividend make-whole payment and committed to $1.35 billion in bill credits to customers.
In addition, the updated proposal specified that NextEra Energy would use reasonable best efforts to obtain the regulatory approvals, except if a condition constituted a “Burdensome Condition,” which was defined based on the size of Dominion Energy. The updated proposal also noted that customary reverse termination fees and triggers would be provided and gave a summary of precedent transactions on these points.

Mr. Ketchum also noted that he understood and agreed that employees were an important part of the transaction and that the updated proposal offered employment for 12 months to all employees and salary and benefit continuation for 24 months. The updated proposal indicated that the number of Dominion Energy board seats on the board of directors of the combined company would be three (one of which would be held by Mr. Blue) and that the board of directors of the combined company would consist of 13 members. In addition, Mr. Blue’s role was proposed as a member of the Senior Executive Leadership Team. The updated proposal confirmed the dual headquarters of NextEra Energy in Juno Beach, Florida and Richmond, Virginia.
Party A’s CEO and Mr. Blue spoke on March 24, 2026 during which Party A’s CEO outlined terms of a potential transaction which was based on publicly available information, assumed an all-stock transaction and was subject to change based on further diligence. Party A’s CEO provided an indicative premium which was materially below the premium proposed by NextEra Energy. Party A’s CEO also gave Party A’s reasons for why a merger would be beneficial and discussed maintaining a continued local presence and a combined board and management team. Mr. Blue inquired about what regulatory commitments Party A would be willing to provide. Party A’s CEO gave an overview of Party A’s history of successful significant transactions and stated that Party A believed that regulators would view a proposed merger positively but did not provide any specific proposal for customer bill credits or similar regulatory commitments. Party A’s CEO also said that Party A was ready to commit the resources to an expedited diligence process and thought a merger agreement could be executed in April. Mr. Blue informed Party A’s CEO that he would discuss Party A’s indicative proposal with the Dominion Energy board.
On March 24, 2026, Dominion Energy received a relationship disclosure letter from Goldman Sachs.
On March 25, 2026, Dominion Energy held its regularly scheduled board meeting. Mr. Blue and Mr. Ridge were present, along with the other members of the executive leadership team of Dominion Energy, and representatives of J.P. Morgan, Goldman Sachs and McGuireWoods. A representative of McGuireWoods began the meeting with an overview of the Dominion Energy board’s fiduciary duties. Mr. Blue provided an update on NextEra Energy’s revised offer, including the proposed premium of 22.3% (which would correspond to an exchange ratio of 0.8138 based on the stock prices of both companies as of March 25, 2026), proposed use of reasonable best efforts to obtain regulatory approvals, that the “Burdensome Condition” definition would be based on the size of Dominion Energy, as well as other terms including the customer and employee commitments and the proposed governance and management of the combined company. Mr. Blue also informed the Dominion Energy board that he had discussions with Party A’s CEO and had received a proposal from Party A for a merger with a premium that was significantly lower than NextEra Energy’s proposed premium and that Party A’s CEO highlighted Party A’s track record of merger approval success and a compatible culture. Mr. Ridge led a presentation that reviewed Dominion Energy’s standalone business plan, including relative positioning of the company’s financial performance and outlook relative to peers, investor and analyst perspectives, long-term earnings growth rate and potential business plan sensitivities. The Dominion Energy board discussed the effect of various factors on Dominion Energy’s market position and share price. Representatives of J.P. Morgan and Goldman Sachs each presented preliminary independent financial analyses of the standalone business plans of Dominion Energy and NextEra Energy as provided by Dominion Energy management for the purposes of such preliminary analyses. The Dominion Energy board also reviewed with the financial advisors and management a preliminary illustrative pro forma analysis of the combined company compared to Dominion Energy’s standalone plan.
Dominion Energy’s Executive Vice President and Chief Regulatory and Customer Officer reviewed the required state regulatory approvals with the Dominion Energy board. Dominion Energy management, representatives of McGuireWoods and the Dominion Energy board engaged in a thorough discussion with respect to state and federal regulatory processes. The updated NextEra Energy proposal was then further discussed along with Party A’s proposal. The Dominion Energy board instructed management to proceed with negotiating a merger agreement with NextEra Energy and to also engage with Party A to expedite diligence, seek a higher premium and a better proposal on key terms, including on regulatory commitments.
On March 26, 2026, Mr. Blue called Mr. Ketchum to give him feedback on the NextEra Energy revised proposal. Mr. Blue informed Mr. Ketchum that the Dominion Energy board required greater alignment on the customer bill credits and a regulatory termination fee equal to 7% of the Dominion Energy equity value. In addition, Mr. Blue indicated that the revised terms should provide that the NextEra Energy board have four members from Dominion Energy with a 14-member board, more favorable employee protections, clarity on continuity of management, a cash payment at closing to Dominion Energy’s shareholders designed to mitigate potential shareholder dividend dilution, in line with the preliminary proposal, and certain social commitments, including increased community giving levels. Mr. Ketchum said he would discuss with his management and Board and get back to Mr. Blue.
On March 26, 2026, Mr. Blue also called Party A’s CEO and informed him that the board of Dominion Energy required a higher premium from Party A but was prepared to move forward with diligence subject to the execution of a non-disclosure and standstill agreement so that Party A could have a better understanding of Dominion Energy and support an increased premium. Mr. Purohit and Ms. Elbert then engaged with Party A’s chief legal officer on the diligence process and the execution of a non-disclosure and standstill agreement. On March 27, 2026, the Non-Disclosure and Standstill Agreement with Party A was executed.
From March 27, 2026, through May 1, 2026, Party A and Dominion Energy engaged in diligence on each other, including exchanging questions and answers and sharing information via a virtual data room. Party A also engaged external financial and legal advisors with respect to a potential transaction. On April 3, 2026, members of Party A’s management team and Dominion Energy’s management team, and together with their respective financial and legal advisors, engaged in mutual management presentations. In addition, during such time, Party A and Dominion Energy management had numerous due diligence calls, including regarding major Dominion Energy capital projects, large load customers, financial forecasts and regulatory matters. In addition, the CEOs of Party A and Dominion Energy had several follow up calls on the status of diligence and progression of a possible transaction, including a dinner on April 6, 2026, to discuss the progress of diligence and a call on April 22, 2026. On the April 22, 2026 call, Party A’s CEO presented a revised proposal, which continued to be materially lower than the premium offered by NextEra Energy, and reiterated the strengths of a combination, the commitment to obtaining regulatory approvals and desire to allow continued local management of the utilities. Such proposal did not include a customer bill credit. The revised proposal also proposed board representation proportionate to the combined company’s proforma ownership, that Party A would use reasonable best efforts to obtain the regulatory approvals, except if a condition constituted a burdensome condition, which was defined based on the size of Dominion Energy, and that employee continuation provisions would be customary. The revised proposal also included high-level guidance regarding Party A’s financial outlook. On May 1, 2026, the CEOs of Party A and Dominion Energy had a follow-up call in which Party A’s CEO provided additional context on Party A’s proposal regarding regulatory approvals, pro forma credit metrics, dividend policy, market power analysis and integration matters including board representation and a transition committee. Party A also indicated it could perform confirmatory due diligence and provide a draft merger agreement to support a target announcement date of May 20, 2026.
On March 29, 2026, the NextEra Energy board held a special meeting regarding the potential transaction following Mr. Ketchum’s receipt of Dominion Energy’s feedback on March 26, 2026. Following discussion of a variety of matters related to the potential transaction, including a review of the current status of the key transaction terms (including the proposed regulatory termination fee equal to 7% of the Dominion Energy equity value), certain due diligence items, rating agency considerations and expected financial impact of the potential transaction, the NextEra Energy board provided its input and indicated its support for the NextEra Energy management team to proceed with further negotiation of the potential transaction and provide a revised proposal to Dominion Energy, subject to further updates and consideration of proposed final terms.
On April 1, 2026, following the March 29, 2026 special meeting of the NextEra Energy board and at the direction of the NextEra Energy board, NextEra Energy provided a written revised proposal to Dominion Energy, and Mr. Ketchum and Mr. Blue had a call to discuss the proposal. The NextEra Energy revised proposal included a higher customer bill credit amount (which Mr. Ketchum verbally indicated would be $2.25 billion), accepted the 7% reverse termination fee, clarified employee protections and the roles of the CEO and senior executives and agreed to increased community giving. The updated proposal did not include any cash payment as part of the consideration to be received by Dominion Energy shareholders. In addition, in exchange for the 7% regulatory termination fee, NextEra Energy proposed it would lead and control the regulatory proceedings with respect to the merger and proposed that the outside date for termination of the merger agreement be extendable to 27 months to obtain regulatory approvals. Mr. Blue advised that he appreciated the changes but would need to discuss the revised proposal with the Dominion Energy board.
On April 2, 2026, representatives of McGuireWoods had a follow-up conversation with Mr. Sieving on the revised proposal. On the call, Mr. Sieving confirmed the proposed $2.25 billion in customer bill credits and discussed other aspects of the revised proposal. Representatives of McGuireWoods and Mr. Sieving discussed the proposed 27-month outside date to complete the merger, employee protections, control of the federal regulatory approval process and termination fee triggers.
On April 3, 2026, the NextEra Energy board held a special meeting in order to receive an update regarding the potential transaction following Mr. Ketchum’s discussion with Mr. Blue on April 1, 2026. Mr. Ketchum reviewed the history of NextEra Energy’s proposals to Dominion Energy and the key terms thereof. Thereafter, the NextEra Energy board reviewed, among other matters, the material terms of certain covenants in the draft merger agreement, including the regulatory approvals covenants, the proposed economic terms and the strategic rationale for the potential transaction.
After briefing the Dominion Energy board on April 7, 2026, and receiving guidance to proceed, Mr. Blue called Mr. Ketchum on April 8, 2026 to advise that the counterproposal was directionally acceptable but that the merger consideration needed to include a cash payment to serve as a make-whole dividend of at least $360 million, and that the period during which employees would be offered employment would need to be 18 months rather than 12 months to all employees. Further, Mr. Blue indicated the exchange ratio should imply a premium of at least 22% regardless of fluctuations in stock price of the companies after March 25, 2026. Mr. Blue and Mr. Ketchum also discussed the need for certain credit rating agencies (i.e., S&P Global Ratings, Moody’s Ratings and Fitch Ratings, collectively, the “rating agencies”) to review the proposed combination, to begin developing a joint communication plan and to prepare a market power analysis for regulatory approvals.
On April 10, 2026, the Dominion Energy board held an update phone call with Mr. Blue, Mr. Ridge and Ms. Elbert, and other members of the Dominion Energy management team and financial and legal advisors. Mr. Blue updated the Dominion Energy board on the proposals from NextEra Energy and Party A and obtained guidance on obtaining revised terms and progressing negotiations with both parties.
On April 10, 2026, the NextEra Energy board held a special meeting to receive an update on the status of negotiations regarding the potential transaction. Mr. Ketchum and Mr. Sieving provided an update regarding, among other items, the parties’ progress toward conceptual agreement on certain key indicative terms of the potential transaction, timing considerations around a possible signing of definitive agreements and certain key due diligence items. Thereafter, Mr. Dunne reviewed the current updated transaction economics and assumptions. The NextEra Energy board then discussed the review of the potential transaction by ratings agencies, financing considerations and investor considerations in connection with the potential transaction.
Between April 10, 2026 and April 13, 2026, representatives of Kirkland and certain representatives of the NextEra Energy management team had several calls to discuss the terms of the draft merger agreement, which was being prepared by Kirkland and NextEra Energy. On April 13, 2026, Kirkland delivered the first draft of the merger agreement to McGuireWoods and Dominion Energy.
Beginning on April 17, 2026, Mr. Ketchum and Mr. Blue began having weekly update calls to discuss progress of the transaction, including the ongoing diligence and negotiations by their respective teams, which continued through the signing of the merger agreement. Additionally, Mr. Dunne, Mr. Hickson, Mr. Ridge and Mr. Purohit began having weekly update calls on similar matters, which continued through the signing of the merger agreement. Ms. Elbert and NextEra Energy’s Executive Vice President, Human Resources and Corporate Services also began having regular update calls on employee matters.
From April 8, 2026, through May 5, 2026, several due diligence and coordination calls took place between representatives of Dominion Energy and NextEra Energy. Additionally, on April 30, 2026, Mr. Blue, Mr. Ketchum and the lead independent directors of Dominion Energy and NextEra Energy had a dinner meeting to discuss the benefits of the potential combination, management continuity and the importance of social and regulatory commitments.
On April 21, 2026, representatives of McGuireWoods and Kirkland and Mr. Sieving had an initial call during which representatives of Kirkland provided context on their approach to certain key provisions of the draft merger agreement, including termination provisions, acquisition proposals, interim covenants and regulatory approval covenants. Representatives of McGuireWoods discussed these points with the Dominion Energy management team, including Mr. Blue, Ms. Elbert, Mr. Ridge, and Mr. Purohit, and on April 24, 2026, McGuireWoods sent its initial mark-up of the merger agreement to Kirkland and NextEra Energy.
On April 20, 2026, representatives from Dominion Energy and NextEra Energy management met with the rating agencies to discuss the potential merger and to solicit formal feedback on the credit ratings methodologies, ultimate ratings and credit metric considerations of the combined entity.
On April 24, 2026, the Dominion Energy board held an update phone call with Mr. Blue, Mr. Ridge and Ms. Elbert, and other members of the Dominion Energy management team and financial and legal advisors. Among other topics, management discussed the meetings with the rating agencies with the Dominion Energy board and an update on Party A’s revised proposal.
Between April 24, 2026, and May 10, 2026, numerous calls were held between representatives of Kirkland and representatives of the NextEra Energy management team to discuss the terms and key issues in the draft merger agreement.
On April 29, 2026, members of the Dominion Energy and NextEra Energy management teams and representatives of McGuireWoods and Kirkland had a call to discuss the covenants restricting each party’s conduct between signing of the merger agreement and the effective time. On May 1, 2026, Kirkland sent a revised draft of the merger agreement to McGuireWoods and Dominion Energy. McGuireWoods reviewed the key issues in the revised draft of the merger agreement with the Dominion Energy management team, including Mr. Blue, Ms. Elbert, Mr. Ridge, and Mr. Purohit on May 2, 2026. McGuireWoods previewed proposed changes to Kirkland on May 2, 2026, and provided a further revised draft of the merger agreement to Kirkland and NextEra Energy on May 4, 2026.

The Dominion Energy board held a regularly scheduled meeting on May 5, 2026. After review of the board’s fiduciary duties by McGuireWoods, Mr. Blue presented an update on discussions with Party A, including its revised proposal and key terms thereof. The Dominion Energy board gave instructions that discussions should continue with Party A but to inform Party A that the premium needed to be higher, and that certain key terms needed to be better defined, including on governance and management continuity, employee considerations and customer commitments. Next, representatives of J.P. Morgan and Goldman Sachs presented a financial update, including an overview of recent trading performance for each of NextEra Energy, Dominion Energy and Party A, the changes in the premium implied by the NextEra Energy proposal since the March 25, 2026 discussions held by the Dominion Energy board, as well as illustrative shareholder returns. The Dominion Energy board then discussed with management and the Dominion Energy advisors the expected outcome from the discussions with the rating agencies, an update on the proposed regulatory commitments from NextEra Energy and the timing of regulatory approvals, due diligence findings and an overview of the communications plan. In addition, Ms. Elbert and a representative of McGuireWoods provided a summary of the draft merger agreement, including the key issues and potential outcomes on such issues, and the Dominion Energy board gave guidance and input on such issues. Mr. Ketchum also had an introductory lunch with the Dominion Energy board and certain members of the management team but did not attend the Dominion Energy board meeting.
In addition, from May 5, 2026, until the announcement of the transaction, the parties had regular calls on communications and human resources matters, logistics and outreach plans.
On May 6, 2026, Dominion Energy received a revised NextEra Energy business forecast. Dominion Energy and its financial advisors reviewed the revised plan and had several discussions with representatives of NextEra Energy management to diligence the revised plan. On May 7, 2026, Kirkland provided a further revised draft of the merger agreement to McGuireWoods and Dominion Energy.
On May 8, 2026, Mr. Blue and Party A’s CEO had a follow-up discussion. Mr. Blue requested certainty on customer benefits and management continuity, a higher premium in line with a market control premium and a proposal addressing dividend dilution. Party A’s CEO agreed to give a response before the May 15, 2026 Dominion Energy board meeting. Further, on May 12, 2026, Party A’s financial advisors and Dominion Energy’s financial advisors discussed comparable precedent transactions and related valuation considerations.
Representatives of McGuireWoods and Kirkland held calls on May 4, 2026, May 5, 2026 and May 7, 2026 to discuss the draft merger agreement shared by McGuireWoods on May 4, 2026 and by Kirkland on May 7, 2026. The legal advisors of both companies together with members of each company’s management teams held a conference call on May 6, 2026, to discuss transaction structuring and considerations, and another call on May 8, 2026, to further discuss the interim covenants.
On May 8, 2026, the NextEra Energy board held a special meeting to receive an update on the potential transaction. Mr. Ketchum provided an update on key indicative terms of the potential transaction. He then reviewed, among other items, certain due diligence items, certain governance and management structure matters, an indicative timeline to signing of definitive agreements, and matters related to integration planning. Mr. Dunne provided an update on the positive outcome of the review of the potential transaction by the rating agencies and reviewed the current updated transaction economics and assumptions.
On May 8, 2026, representatives of McGuireWoods discussed the outstanding issues in the draft merger agreement with the Dominion Energy management team, including Mr. Blue, Ms. Elbert, Mr. Ridge, and Mr. Purohit. These matters included key issues with respect to the regulatory approvals covenant and the triggers for the regulatory termination fee. Representatives of McGuireWoods previewed proposed changes to representatives of Kirkland on May 8, 2026, and provided a further revised draft of the merger agreement to Kirkland and NextEra Energy on May 9, 2026. In addition, between May 8, 2026 and May 9, 2026, Mr. Blue and Mr. Ketchum had several calls to resolve remaining key open issues.
On May 9, 2026 and May 10, 2026, representatives of Kirkland discussed the outstanding issues in the draft merger agreement with certain representatives of the NextEra Energy management team, including Mr. Sieving, Mr. Hickson and Mr. Dunne. These matters included key issues with respect to the regulatory approvals covenant, the triggers for the regulatory termination fee and the proposed financing plans.
Between May 9, 2026, and May 15, 2026, multiple turns of the merger agreement were shared between McGuireWoods and Kirkland and numerous calls were held between representatives of McGuireWoods and Kirkland to negotiate and resolve the remaining issues in the draft merger agreement.
McGuireWoods delivered the first draft of the Dominion Energy disclosure letter to Kirkland on May 8, 2026, and on May 12, 2026, Kirkland delivered the first draft of the NextEra Energy disclosure letter to McGuireWoods.

Thereafter, negotiations occurred and various drafts of the schedules were exchanged between the companies. In addition, diligence between the parties continued with a final legal due diligence call on each of Dominion Energy and NextEra Energy on May 14, 2026. Also, on May 14, 2026, management from Dominion Energy and NextEra Energy and their respective legal counsels had conference calls with their outside consultants on federal regulatory approvals.
Between May 10, 2026, and May 15, 2026, numerous calls were held between representatives of Kirkland and representatives of the NextEra Energy management team and between representatives of McGuireWoods and representatives of the Dominion Energy management team to discuss and resolve remaining issues in the draft merger agreement and the disclosure letters.
On May 13, 2026, Dominion Energy received a relationship disclosure letter from J.P. Morgan. On May 14, 2026, Dominion Energy received an updated relationship disclosure letter from Goldman Sachs.
On May 14, 2026, Mr. Blue and Party A’s CEO met in person in Richmond, Virginia. Party A’s CEO presented a revised proposal which remained materially below the NextEra Energy proposed premium. The revised proposal proposed that customer benefits would be agreed mutually but did not contemplate any bill credits to be included in a potential merger agreement. The proposal elaborated that the previously proposed integration committee would be co-chaired by the Party A and Dominion Energy CEOs, and that Virginia and South Carolina leaders would serve on Party A’s management council. After discussion, Mr. Blue informed Party A’s CEO that he would discuss the revised proposal with the Dominion Energy board on the following day at the scheduled Dominion Energy board meeting.
On May 14, 2026, Dominion Energy executed an engagement letter with Goldman Sachs. On May 15, 2026, Dominion Energy executed an engagement letter with J.P. Morgan.
Also on May 14, 2026 and May 15, 2026, NextEra Energy executed engagement letters with its financial advisors, Lazard and BofA Securities, respectively.
Also on May 14, 2026, the parties confirmed that the proposed exchange ratio was expected to be 0.8138, subject to approval by each company’s respective board, the absence of significant changes in either company’s stock price and final confirmation after market close by the parties on May 15, 2026. Negotiation of the merger agreement, the disclosure letters and the other transaction documents continued throughout May 15, 2026.
The Dominion Energy board held a special meeting on May 15, 2026, together with management and representatives of J.P. Morgan, Goldman Sachs and McGuireWoods. Mr. Blue discussed Party A’s updated proposal with the Dominion Energy board. Mr. Ridge and the financial advisors then reviewed the NextEra Energy updated business plan identifying changes from the prior business plan and discussing any new risks associated with the updated plan. Ms. Elbert presented an overview of the merger agreement, key terms and results of negotiations on the previously open issues. Representatives of Dominion Energy’s management also reviewed with the Dominion Energy board the regulatory commitments agreed to by NextEra Energy, the joint communications plan, the market power analyses from EconOne and Secretariat and the regulatory approval processes. Following the discussion, representatives of J.P. Morgan reviewed with the Dominion Energy board J.P. Morgan’s financial analyses performed regarding the proposed transaction with NextEra Energy based on the proposed exchange ratio, following which representatives of J.P. Morgan rendered to the Dominion Energy board its oral opinion that, as of such date, and based upon and subject to the assumptions, qualifications and limitations to be set forth in its written opinion, the consideration pursuant to the merger agreement was fair, from a financial point of view, to the Dominion Energy shareholders. J.P. Morgan confirmed its May 15, 2026 oral opinion by delivering its written opinion to the Dominion Energy board dated as of May 18, 2026. See “— Opinions of Dominion Energy’s Financial Advisors” beginning on page 106 of this joint proxy statement/prospectus. Also at the May 15, 2026 meeting of the Dominion Energy board, representatives of Goldman Sachs reviewed with the Dominion Energy board Goldman Sachs’ financial analyses performed regarding the proposed transaction with NextEra Energy based on the proposed exchange ratio, following which representatives of Goldman Sachs rendered to the Dominion Energy board its oral opinion that, as of such date, and based upon and subject to the assumptions, qualifications and limitations to be set forth in its written opinion, the consideration pursuant to the merger agreement was fair, from a financial point of view, to the Dominion Energy shareholders. Goldman Sachs confirmed its May 15, 2026 oral opinion by delivering its written opinion to the Dominion Energy board dated as of May 15, 2026. See “— Opinions of Dominion Energy’s Financial Advisors” beginning on page 106 of this joint proxy statement/prospectus. After discussion and consideration, the Dominion Energy board, in accordance with its good faith business judgment, unanimously (a) determined that it was in the best interests of Dominion Energy to enter into the merger agreement and consummate the mergers and the other transactions contemplated by the merger agreement on the terms and subject to the conditions in the merger agreement, (b) adopted the merger agreement and the plans of merger and approved the transactions contemplated by the merger agreement, (c) directed that the approval of the merger agreement and first plan of merger be submitted to a vote at a meeting of the shareholders of Dominion Energy and (d) resolved to recommend that the shareholders of Dominion Energy approve the merger agreement and the first plan of merger.

The NextEra Energy board held a special meeting on May 15, 2026, together with management and representatives of Lazard, BofA Securities and Kirkland. Representatives of the NextEra Energy management team reviewed the substantially final terms of the proposed transaction, updated transaction economics and other key considerations. Thereafter, representatives from Kirkland provided the NextEra Energy board with an overview of the NextEra Energy board’s fiduciary duties and described certain features of the merger agreement specific to the transaction. Also at this meeting, Lazard reviewed with the NextEra Energy board its financial analyses of the proposed merger consideration and delivered to the NextEra Energy board an oral opinion, which was confirmed by delivery of a written opinion dated May 15, 2026, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion, the merger consideration to be paid by NextEra Energy in the first merger was fair, from a financial point of view, to NextEra Energy. Also at this meeting, BofA Securities reviewed its financial analysis of the proposed merger consideration with the NextEra Energy board and delivered to the NextEra Energy board an oral opinion, which was confirmed by delivery of a written opinion dated May 15, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by BofA Securities in connection with the opinion, the merger consideration to be paid by NextEra Energy in the first merger, was fair, from a financial point of view, to NextEra Energy. See “— Opinion of NextEra Energy’s Financial Advisors” beginning on page 87 of this joint proxy statement/prospectus.
After discussion and consideration, the NextEra Energy board unanimously (a) determined, in accordance with its good faith business judgment, that the merger agreement, the plans of merger and the transactions contemplated thereby, including the mergers and the issuance of shares of NextEra Energy common stock in connection with the first merger, are in the best interests of NextEra Energy and, as the sole shareholder of Merger Sub Corp and sole member of LLC Sub, Merger Sub Corp and LLC Sub, (b) approved and declared advisable the merger agreement, the plans of merger and the transactions contemplated thereby, including the mergers and the issuance of shares of NextEra Energy common stock in connection with the first merger, (c) directed that the NextEra Energy share issuance proposal and NextEra Energy adjournment proposal be submitted to the holders of NextEra Energy common stock for their consideration at the NextEra Energy special meeting and (d) resolved to recommend that the NextEra Energy shareholders vote in favor of the approval of the NextEra Energy share issuance proposal and the NextEra Energy adjournment proposal at the NextEra Energy special meeting.
Following approval of the merger agreement by the Dominion Energy board and NextEra Energy board, and finalization of the merger agreement, disclosure letters and the other transaction documents, Dominion Energy and NextEra Energy executed the merger agreement on May 15, 2026.
On the morning of May 18, 2026, prior to the opening of trading on the NYSE, Dominion Energy and NextEra Energy issued a joint press release announcing their entry into the merger agreement. Later that morning, Dominion Energy and NextEra Energy held a joint investor call to discuss the transaction.
Recommendation of the NextEra Energy Board and Reasons for the Mergers
At a meeting held on May 15, 2026, the NextEra Energy board unanimously (a) determined, in accordance with its good faith business judgment, that the merger agreement, the plans of merger and the transactions contemplated thereby, including the mergers and the issuance of shares of NextEra Energy common stock in connection with the first merger, are in the best interests of NextEra Energy and, as the sole shareholder of Merger Sub Corp and sole member of LLC Sub, Merger Sub Corp and LLC Sub, (b) approved and declared advisable the merger agreement, the plans of merger and the transactions contemplated thereby, including the mergers and the issuance of shares of NextEra Energy common stock in connection with the first merger, (c) directed that the NextEra Energy share issuance proposal and NextEra Energy adjournment proposal be submitted to the holders of NextEra Energy common stock for their consideration at the NextEra Energy special meeting and (d) resolved to recommend that the NextEra Energy shareholders vote in favor of the approval of the NextEra Energy share issuance proposal and the NextEra Energy adjournment proposal at the NextEra Energy special meeting. Additionally, the NextEra Energy board has unanimously resolved to recommend that the NextEra Energy shareholders vote in favor of the NextEra Energy charter amendment proposal. The NextEra Energy board unanimously recommends that NextEra Energy shareholders vote “FOR” the NextEra Energy share issuance proposal, “FOR” the NextEra Energy charter amendment proposal and “FOR” the NextEra Energy adjournment proposal.
In deciding to approve the merger agreement and to recommend that NextEra Energy shareholders approve the NextEra Energy share issuance proposal, the NextEra Energy board consulted with NextEra Energy’s management and financial and legal advisors.
The NextEra Energy board considered a number of factors when evaluating the merger agreement, many of which support the NextEra Energy board’s determination that the merger agreement and the transactions contemplated by the merger agreement were in the best interests of NextEra Energy and its shareholders. The NextEra Energy board considered these factors as a whole and without assigning relative weights to each such factor, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. These factors included:
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Increased Scale and Scope.   The NextEra Energy board considered that the mergers would create the largest utility in the United States and the third-largest energy infrastructure company in the United States, with an enterprise value of approximately $420 billion, a market capitalization of approximately $249 billion, approximately 10 million utility customers across four states, approximately 110 gigawatts of power generation capacity and a rate base of approximately $138 billion. The NextEra Energy board also considered that the combined company is expected to be a world leader in renewables and energy storage, supported by the largest gas-fired generation fleet and the second largest nuclear fleet in the United States, with the opportunity to develop over 115 gigawatts of new generation over the next decade. The NextEra Energy board considered that the combined company’s scale, financial strength and flexibility, operational breadth and expertise, enhanced supply chain positioning and industry-leading operating efficiencies would enable it to buy, build, finance and operate more efficiently than it could on a standalone basis, which will inure to the benefit of its customers and shareholders.

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Impact on Customers.   The NextEra Energy board evaluated the expected impact of the mergers on Dominion Energy’s customers. Specifically, the NextEra Energy board considered that the mergers would provide substantial direct and immediate customer benefits through approximately $2.25 billion in bill credits for customers of the combined company in Virginia, North Carolina and South Carolina, allocated over the first two years post-closing. The NextEra Energy board also considered that the combined company’s increased scale, improved credit profile and enhanced financial resiliency and flexibility are expected to benefit customers over the long term through lower financing costs and improved operating efficiencies, and that the combined company’s ability to buy, build, finance and operate more efficiently is expected to enhance the company’s ability to provide safe, reliable, and affordable energy service to customers while deploying significant capital to meet customer power demands. Additionally, the NextEra Energy board considered the combined company’s commitments with respect to employees to preserve the standards of service, quality and reliability that NextEra Energy’s and Dominion Energy’s customers expect. Finally, the NextEra Energy board considered the combined company’s commitments to increase local charitable and civic group giving which will allow these organizations to continue to provide valuable services to the communities that the combined company will serve.

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Regulatory and Geographic Diversification.   The NextEra Energy board considered that the mergers should result in the combined company’s earnings being derived from more diversified operations, supported by more than 15 distinct growth drivers balanced across regulated and long-term contracted businesses. Following the mergers, the combined company expects to have an 80% regulated business mix and 90 to 95% regulated and long-term contracted business mix while serving utility customers in four rate-regulated jurisdictions (Florida, Virginia, North Carolina and South Carolina) each of which is experiencing significant population and economic growth. The NextEra Energy board considered that the mergers should improve the combined company’s business risk profile by enhancing the diversification of its principal revenue streams and decreasing its potential exposure to any particular adverse event in any single regulatory jurisdiction or with respect to any single project.

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Complementary Strengths and Combined Expertise.   The NextEra Energy board considered that both NextEra Energy and Dominion Energy are premier operators and that the mergers will combine complementary areas of expertise of each company, enabling it to draw upon the intellectual capital, technical expertise and best practices of the combined company, including taking into account the results of NextEra Energy’s due diligence review of Dominion Energy. The NextEra Energy board considered the combined company’s advanced data and analytics capabilities and deployment of artificial intelligence to drive operating efficiency which is expected to enhance the combined company’s ability to provide safe, reliable, and affordable energy service to customers while deploying significant capital to meet customer power demands.

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Growing Power Demand.   The NextEra Energy board considered the unprecedented demand growth in U.S. electricity (which is expected to grow approximately 60% by 2045) and accelerating data center demand growth, and the increased size and complexity of projects required to serve such demands. The NextEra Energy board believes that the combined company’s enhanced scale in operations, procurement, construction and financing will make it well-positioned to meet such demand growth. The NextEra Energy board also considered that the combined company is anticipated to have greater access to large-load and infrastructure opportunities, including a large-load customer pipeline of more than 130 gigawatts across the United States.

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Merger Consideration.   The NextEra Energy board considered that each outstanding share of Dominion Energy common stock would be converted into the right to receive 0.8138 shares of NextEra Energy common stock and a pro rata portion of an aggregate $360 million one-time cash payment. NextEra Energy shareholders would own approximately 74.5% of the combined company (based on the number of shares of NextEra Energy common stock and Dominion Energy common stock outstanding as of May 14, 2026) and be able to participate in the growth and accretion in the equity value of the combined company.
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Tax Consequences.   The NextEra Energy board considered the expected treatment of the mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, as more fully described in “— Material U.S. Federal Income Tax Consequences.”

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Increased EPS Growth Rate.   The NextEra Energy board considered the expectation that the mergers will be immediately accretive to adjusted earnings per share at closing, with a compound annual growth rate in adjusted earnings per share of over 9% through 2032 and a target compound annual growth rate in adjusted earnings per share of over 9% through 2035 (in each case as derived from NextEra Energy’s 2025 adjusted earnings per share), providing NextEra Energy shareholders the opportunity to participate in a higher earnings per share growth rate.

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Enhanced Balance Sheet and Credit Profile.   The NextEra Energy board considered that, upon completion of the mergers, the combined company would become a larger company with a more robust balance sheet and access to greater financial resources, which could lower its cost of capital and provide the ability and resources to meet the infrastructure investment needs facing its service territories, including taking into account the results of NextEra Energy’s due diligence review of Dominion Energy. The NextEra Energy board also considered the combined company’s regulated and long-term contracted business mix. The NextEra Energy board considered that S&P Global Ratings has indicated that it expects the mergers to result in a ratings upgrade at Dominion Energy and Dominion Energy Virginia, that Moody’s Ratings and Fitch Ratings, Ltd. have indicated that they expect the mergers to result in a ratings upgrade at Dominion Energy and that all three credit ratings agencies have indicated that they expect the mergers to improve the downgrade thresholds for NextEra Energy.

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Dividend Policy.   The NextEra Energy board considered that NextEra Energy’s existing dividend policy is expected to remain in place for the combined company post-closing, providing combined company shareholders the opportunity to participate in an annual dividend growth policy of 6% through 2028.

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Capital Investment Opportunities.   The NextEra Energy board considered that the combined company is expected to have substantial regulated capital investment opportunities with an expected regulatory employed capital growth of approximately 11% annually through 2032.

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Recommendation of Management.   The NextEra Energy board considered the recommendation of NextEra Energy’s senior management in favor of the mergers, including the assessment that the combination is expected to be beneficial for the company and its shareholders, including by benefitting its customers, its employees and the communities it serves.

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Opinion of Financial Advisors to NextEra Energy.   The NextEra Energy board considered the oral opinion of Lazard, which was confirmed by delivery of a written opinion dated, May 15, 2026, to the NextEra Energy board to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the merger consideration to be paid in the first merger by NextEra Energy was fair, from a financial point of view to NextEra Energy, as more fully described below in the section entitled “— Opinions of NextEra Energy’s Financial Advisors — Opinion of Lazard Frères & Co. LLC.” The NextEra Energy board also considered the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated May 15, 2026, to the NextEra Energy board to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the merger consideration to be paid in the first merger by NextEra Energy was fair, from a financial point of view, to NextEra Energy, as more fully described below in the section entitled “— Opinions of NextEra Energy’s Financial Advisors — Opinion of BofA Securities, Inc.”

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Terms of the Merger Agreement.   The NextEra Energy board reviewed and considered the terms of the merger agreement, including the representations, obligations and rights of the parties, the conditions to each party’s obligation to complete the mergers, the obligation of each party to use reasonable best efforts to obtain the required regulatory approvals, the circumstances in which each party is permitted to terminate the merger agreement and the related termination fees payable by each party in the event of termination of the merger agreement under specified circumstances. The NextEra Energy board considered the possibility that Dominion Energy may be required to pay NextEra Energy a $2.24 billion termination fee if the merger agreement is terminated under certain circumstances. The NextEra Energy board considered that the merger agreement allows it to change or withdraw its recommendation regarding the merger proposal if a superior transaction proposal is received from a third party, subject to the payment of a termination fee under certain circumstances.

See “The Merger Agreement” beginning on page 141 of this joint proxy statement/prospectus for a detailed discussion of the terms and conditions of the merger agreement.
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Likelihood of Completion of the Mergers.   The NextEra Energy board considered the likelihood that the mergers will be completed on a timely basis, including the likelihood that the mergers will receive approvals from both companies’ shareholders and all necessary federal and state regulatory approvals without unacceptable conditions.

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Impact on Employees.   The NextEra Energy board considered that the combined company would provide 18 months of job protection post-closing for Dominion Energy non-union employees, along with 24 months of compensation and benefits protection. Dominion Energy employees covered by collective bargaining agreements will continue under the terms of such agreements.

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Impact on Communities.   The NextEra Energy board considered that the combined company would increase charitable giving by approximately $10 million per year for five years, distributed among Virginia, North Carolina and South Carolina.

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Corporate Governance.   The NextEra Energy board considered that the board of directors of the combined company will be overseen by an experienced, diverse and majority-independent board composed of 14 directors, including 10 current members of the NextEra Energy board, including the chairman of the NextEra Energy board, and four mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management, one of whom will be Robert M. Blue, Chair, President and Chief Executive Officer of Dominion Energy. The NextEra Energy board also considered that the chief executive officer of NextEra Energy will be the chief executive officer of the combined company, and that Mr. Blue will serve as president and chief executive officer of the combined company’s regulated utilities business.

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Shared Culture, Local Presence and Leadership.   The NextEra Energy board considered that NextEra Energy and Dominion Energy share similar cultures emphasizing safety, ethics, excellence, continuous improvement and community. The NextEra Energy board believes this shared culture will help enable the successful integration of the two companies and the complementary focus will enhance the combined company’s ability to support local economic growth, power local economies and create jobs by supporting economic development and attracting new investment to the states it will serve. The NextEra Energy board also considered that the combined company will maintain dual headquarters in Richmond, Virginia and Juno Beach, Florida, with operational headquarters continuing in Cayce, South Carolina, while providing employee protections and enhanced charitable giving. The NextEra Energy board also considered that the combined company will benefit from an industry-leading management team with strong continuity across the enterprise.

The NextEra Energy board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated thereby. These factors included:
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the possibility that the mergers may not be completed or that closing may be unduly delayed for reasons beyond the control of NextEra Energy or Dominion Energy, including the failure to obtain shareholder approval of the NextEra Energy share issuance proposal or the Dominion Energy merger proposal;

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that the exchange ratio provides for a fixed number of shares of NextEra Energy common stock, and, as such, NextEra Energy shareholders cannot be certain at the time of the NextEra Energy special meeting of the market value of the merger consideration to be paid, and the possibility that NextEra Energy shareholders could be adversely affected in the event that the market price of NextEra Energy common stock increases relative to the market price of Dominion Energy common stock between the date of the merger agreement and the closing;

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the possibility that the combined company may not realize the anticipated improved financial metrics from the mergers, including the anticipated growth rate in adjusted earnings per share or regulatory capital employed or the anticipated credit ratings improvements;

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that there are significant risks inherent in integrating the operations of Dominion Energy with NextEra Energy, and that successful integration will require the dedication of significant management resources, which might temporarily draw attention from the day-to-day businesses of the combined company;

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the substantial costs to be incurred in the mergers, including those incurred regardless of whether the mergers are consummated and the costs of integrating the businesses of NextEra Energy and Dominion Energy;

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that the merger agreement provides that, in certain circumstances, NextEra Energy would be required to pay a termination fee of $6.52 billion or a regulatory termination fee of $4.83 billion to Dominion Energy;

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the possibility that the $2.24 billion termination fee that Dominion Energy would be required to pay under the merger agreement upon termination of the merger agreement under certain circumstances would be insufficient to compensate NextEra Energy for its costs incurred in connection with the merger agreement, and the possibility that under certain circumstances NextEra Energy would receive no termination fee;
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that the mergers might not be completed as a result of a failure to satisfy the conditions contained in the merger agreement, including failure to receive necessary regulatory approvals or that governmental authorities or third parties may seek to impose unfavorable terms or conditions on the required approvals;

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the expected length of time until completion of the mergers, including the ability of Dominion Energy to lead the state regulatory approvals timing and process;

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the ability of the Dominion Energy board, in certain circumstances, to effect a change of recommendation;

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the potential for litigation relating to the mergers and the associated costs, burden and inconvenience involved in defending those proceedings;

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that the restrictions on the conduct of NextEra Energy’s business prior to the consummation of the mergers, although believed to be reasonable and not unduly burdensome, may delay or prevent NextEra Energy from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of NextEra Energy pending the consummation of the mergers;

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that the merger agreement restricts NextEra Energy’s ability to entertain other acquisition proposals unless certain conditions are satisfied and requires the payment of a termination fee of $6.52 billion to Dominion Energy in order to terminate the merger agreement to enter into a superior proposal;

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the possibility of losing management personnel and other key employees and skilled workers due to uncertainties associated with the combined company when the mergers are completed;

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that the executive officers and directors of NextEra Energy have interests in the first merger that may be different from, or in addition to, those of NextEra Energy shareholders generally (see “— Interests of NextEra Energy Directors and Executive Officers in the Mergers” beginning on page 125 of this joint proxy statement/prospectus); and

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other risks of the type and nature described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

This discussion of the information and factors considered by the NextEra Energy board in reaching its conclusion and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In addition, different members of the NextEra Energy board may have given different weight to different factors. The NextEra Energy board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and the transactions contemplated thereby.
It should be noted that this explanation of the reasoning of the NextEra Energy board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of the Dominion Energy Board and Reasons for the Mergers
At a meeting held on May 15, 2026, the Dominion Energy board, in accordance with its good faith business judgment, unanimously (a) determined that it is in the best interests of Dominion Energy and the Dominion Energy shareholders that Dominion Energy enter into the merger agreement and consummate the mergers and the other transactions contemplated by the merger agreement, (b) adopted the merger agreement and the plans of merger and approved the transactions contemplated by the merger agreement, including the mergers, (c) directed that the approval of the merger agreement and the first plan of merger be submitted to a vote at a meeting of the Dominion Energy shareholders and (d) resolved to recommend that the Dominion Energy shareholders vote in favor of the approval of the merger agreement and the first plan of merger. The Dominion Energy board unanimously recommends that Dominion Energy shareholders vote “FOR” the Dominion Energy merger proposal, “FOR” the Dominion Energy compensation proposal and “FOR” the Dominion Energy adjournment proposal.
In deciding to adopt the merger agreement and the plans of merger and recommend that Dominion Energy shareholders approve the Dominion Energy merger proposal, the Dominion Energy board consulted with Dominion Energy’s management and its legal and financial advisors.
The Dominion Energy board considered a number of factors when evaluating the merger agreement, many of which support its determination discussed above. The Dominion Energy board considered these factors as a whole and without assigning relative weights to each such factor, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. These factors included the following.
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Increased Scale and Scope.   The Dominion Energy board considered that the merger would create the largest utility in the United States and the third-largest energy infrastructure company in the United States, with an enterprise value of approximately $420 billion, a market capitalization of approximately $249 billion, approximately 10 million utility customers across four states, approximately 110 gigawatts of power generation capacity and a rate base of approximately $138 billion. The Dominion Energy board also considered that the combined company is expected to be a world leader in renewables and energy storage, supported by the largest gas-fired generation fleet and the second largest nuclear fleet in the United States, with the opportunity to develop over 115 gigawatts of new generation over the next decade. The Dominion Energy board considered that the combined company’s scale, financial strength and flexibility, operational breadth and expertise, enhanced supply chain positioning, and industry-leading operating efficiencies would enable it to buy, build, finance and operate more efficiently than it could on a standalone basis which will inure to the benefit of customers and shareholders.

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Impact on Customers.   The Dominion Energy board evaluated the expected impact of the merger on Dominion Energy’s customers and the attendant impact on Dominion Energy. Specifically, the Dominion Energy board considered that the merger would provide substantial direct and immediate customer benefits through approximately $2.25 billion in bill credits for Dominion Energy customers in Virginia, North Carolina and South Carolina, allocated over the first two years post-closing. The Dominion Energy board also considered that the combined company’s increased scale, improved credit profile and enhanced financial resiliency and flexibility are expected to benefit customers over the long term through lower financing costs and improved operating efficiencies, and that the combined company’s ability to buy, build, finance and operate more efficiently is expected to enhance the company’s ability to provide safe, reliable, and affordable energy service to customers while deploying significant capital to meet customer power demands. Additionally, the Dominion Energy board considered NextEra Energy’s commitments with respect to employees to preserve the standards of service, quality and reliability that Dominion Energy’s customers expect. Finally, the Dominion Energy board considered the NextEra Energy commitments to increase local charitable and civic group giving which allow these organizations to continue to provide valuable services to the communities that Dominion Energy serves.

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Regulatory and Geographic Diversification.   The Dominion Energy board considered that the merger should result in the combined company’s earnings being derived from more diversified operations. Following the merger, the combined company expects to have a 90-95% regulated and long-term contracted business mix while serving utility customers in four rate-regulated jurisdictions — Florida, Virginia, North Carolina and South Carolina — each of which is experiencing significant population and economic growth. The Dominion Energy board considered the merger would improve the company’s business risk profile by enhancing the diversification of its principal revenue streams and decreasing its potential exposure to any particular adverse event in any single regulatory jurisdiction or with respect to any single project.

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Complementary Strengths and Combined Expertise.   The Dominion Energy board considered that both NextEra Energy and Dominion Energy are premier operators and that the merger will combine complementary areas of expertise of each company, enabling it to draw upon the intellectual capital, technical expertise and best practices of the combined company. The Dominion Energy board considered NextEra Energy’s advanced data and analytics capabilities and deployment of artificial intelligence to drive operating efficiency which is expected to enhance the combined company’s ability to provide safe, reliable and affordable energy service to customers while deploying significant capital to meet customer power demands.

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Shared Culture.   The Dominion Energy board considered that Dominion Energy and NextEra Energy share similar cultures emphasizing safety, ethics, excellence, continuous improvement and community. The Dominion Energy board believes this shared culture will help enable the successful integration of the two companies and the complementary focus will benefit the combined company and its customers, employees and communities.

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Growing Power Demand.   The Dominion Energy board considered the effects that the growing power demand, including associated generation, transmission, and distribution requirements, has had, and will continue to have, on Dominion Energy’s business. The Dominion Energy board noted the increased size and complexity of projects required to serve such demand and that the combined company is expected to be better positioned to meet such demand in a more cost-effective manner than Dominion Energy would on a standalone basis. The Dominion Energy board considered that the combined company is anticipated to have a large-load customer pipeline of more than 130 gigawatts across the United States.

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Alternatives to the Merger.   The Dominion Energy board carefully considered a range of strategic alternatives to the merger, including continuing to operate as a standalone entity and the potential to pursue other business combinations or strategic transactions, and the attendant risks of each. The Dominion Energy board concluded that, after thorough consideration of potential alternatives, the merger with NextEra Energy is expected to yield greater benefits to Dominion Energy and its shareholders than the range of alternatives considered. See “— Background of the Mergers” beginning on page 61 of this joint proxy statement/prospectus.
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Merger Consideration.   The Dominion Energy board considered that each outstanding share of Dominion Energy common stock would be converted into the right to receive 0.8138 shares of NextEra Energy common stock and a pro rata portion of an aggregate $360 million one-time cash payment. Dominion Energy shareholders would own approximately 25.5% of the combined company (based on the number of shares of Dominion Energy common stock and NextEra Energy common stock outstanding as of May 14, 2026) and be able to participate in the growth and accretion in the equity value of the combined company.

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Tax Consequences.   The Dominion Energy board considered that the merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, as a more fully described in “— Material U.S. Federal Income Tax Consequences.”

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Share Price.   The Dominion Energy board considered the historical stock prices and total shareholder returns of Dominion Energy and NextEra Energy, including that the exchange ratio for Dominion Energy’s shareholders represented a 23.1% premium over the closing price of Dominion Energy’s common stock on May 15, 2026, the last trading day before the Dominion Energy board adopted the merger agreement.

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Increased EPS Growth Rate.   The Dominion Energy board considered that the combined company expects a compound annual growth rate in adjusted earnings per share of 9%+ through 2032 and anticipates targeting a compound annual growth rate in adjusted earnings per share of 9%+ through 2035 (in each case off of 2025 adjusted earnings per share), providing Dominion Energy shareholders the opportunity to participate in a higher earnings per share growth rate.

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Enhanced Balance Sheet and Credit Profile.   The Dominion Energy board considered that, upon completion of the merger, Dominion Energy would become part of a larger company with a more robust balance sheet and access to greater financial resources, which could lower Dominion Energy’s cost of capital and provide the ability and resources to meet the infrastructure investment needs facing its service territories. The Dominion Energy board also considered the combined company’s regulated and long-term contracted business mix. The Dominion Energy board considered that S&P Global Ratings has indicated that it expects the mergers to result in a ratings upgrade at Dominion Energy and Dominion Energy Virginia, that Moody’s Ratings and Fitch Ratings, Ltd. have indicated that they expect the merger to result in a ratings upgrade at Dominion Energy and that all three credit ratings agencies have indicated that they expect the merger to improve the downgrade thresholds for NextEra Energy.

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Dividend Policy.   The Dominion Energy board considered that NextEra Energy’s existing dividend policy is expected to remain in place for the combined company post-closing, and that Dominion Energy would maintain its existing dividend policy and guidance prior to closing. Further, the board considered that the merger would allow for a resumption of dividend per share growth post-closing more quickly than the standalone business plan. Finally, the board considered the $360 million cash payment to be made to Dominion Energy shareholders at closing as an effective mitigant to the prospect of lower gross dividends to Dominion Energy shareholders, relative to the standalone business plan, in the near term following merger closing.

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Capital Investment Opportunities.   The Dominion Energy board considered that the combined company is expected to have substantial regulated capital investment opportunities with an expected regulatory employed capital growth of approximately 11% annually through 2032.

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Recommendation of Management.   The Dominion Energy board considered the recommendation of Dominion Energy’s senior management in favor of the merger, including the assessment that the combination is expected to be beneficial for the company and its shareholders including by benefitting its customers, its employees and the communities it serves.

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Due Diligence.   The Dominion Energy board considered the scope of the due diligence investigation conducted by Dominion Energy’s management and outside advisors and evaluated the results of that investigation.

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Opinion of Financial Advisors to Dominion Energy.   The Dominion Energy board considered the opinion of Goldman Sachs & Co. LLC, a financial advisor to Dominion Energy, rendered orally to the Dominion Energy board on May 15, 2026 and subsequently confirmed by delivery of a written opinion dated as of May 15, 2026, as to the fairness, from a financial point of view and as of such date, to the holders (other than NextEra Energy and its affiliates) of the outstanding shares of Dominion Energy common stock of the consideration provided for in the merger agreement, as more fully described under the heading “— Opinions of Dominion Energy’s Financial

Advisors — Goldman Sachs & Co. LLC,” beginning on page 106 of this joint proxy statement/prospectus. The Dominion Energy board also considered the opinion of J.P. Morgan Securities LLC, a financial advisor to Dominion Energy, rendered orally to Dominion Energy’s board on May 15, 2026 and subsequently confirmed by delivery of a written opinion dated as of May 18, 2026, as to the fairness, from a financial point of view and as of such date, to the holders (other than NextEra Energy and its affiliates) of the outstanding shares of Dominion Energy common stock of the consideration provided for in the merger agreement. See “— Opinions of Dominion Energy’s Financial Advisors — J.P. Morgan Securities LLC,” beginning on page 114 of this joint proxy statement/prospectus. The Dominion Energy board also considered that the financial advisors’ opinions speak only as of May 15, 2026, and that the receipt of updated opinions is not a condition to Dominion Energy’s obligation to complete the merger.
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Terms of the Merger Agreement.   The Dominion Energy board reviewed and considered the terms of the merger agreement, including the representations, obligations and rights of the parties, the conditions to each party’s obligation to complete the merger, the obligation of each party to use reasonable best efforts to obtain the required regulatory approvals, the circumstances in which each party is permitted to terminate the merger agreement and the related termination fees payable by each party in the event of termination of the merger agreement under specified circumstances. The Dominion Energy board considered the possibility that NextEra Energy may be required, in certain circumstances, to pay Dominion Energy a termination fee of $6.52 billion or a regulatory termination fee of $4.83 billion. The Dominion Energy board considered that the merger agreement allows it to change or withdraw its recommendation regarding the merger proposal if a superior transaction proposal is received from a third party, subject to the payment of a termination fee under certain circumstances. See “The Merger Agreement” beginning on page 141 of this joint proxy statement/prospectus for a detailed discussion of the terms and conditions of the merger agreement.

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Likelihood of Completion of the Merger.   The Dominion Energy board considered the likelihood that the merger will be completed on a timely basis, including the likelihood that the merger will receive approvals from both companies’ shareholders and all necessary federal and state regulatory approvals without unacceptable conditions.

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Impact on Employees.   The Dominion Energy board evaluated the expected impact of the merger on the employees of Dominion Energy and the attendant impact on Dominion Energy. The Dominion Energy board considered that the combined company would provide 18 months of job protection post-closing for Dominion Energy non-union employees, along with 24 months of compensation and benefits protection. Employees covered by collective bargaining agreements will continue under the terms of such agreements. The Dominion Energy board also considered that the combined company expects to increase in size, creating meaningful career opportunities across the enterprise for both existing and new employees.

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Impact on Communities.   The Dominion Energy board considered the expected impact of the merger on the communities served by Dominion Energy and the attendant impact on Dominion Energy. The Dominion Energy board considered that the combined company would increase charitable giving by approximately$10 million per year for five years, distributed among Virginia, North Carolina and South Carolina.

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Corporate Governance.   The Dominion Energy board considered that upon completion of the merger, the size of the NextEra Energy board would be increased to 14 directors and would be composed of four mutually agreeable directors of the Dominion Energy board or Dominion Energy’s executive management, one of which will be Dominion Energy’s current board chair and chief executive officer.

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Continuity of Leadership, Local Presence, and Headquarters.   The Dominion Energy board considered that key aspects of the company’s relationships with its customers, employees, local stakeholders and communities would be maintained. Richmond, Virginia, would become a dual headquarters of NextEra Energy alongside Juno Beach, Florida, with Dominion Energy South Carolina’s operational headquarters continuing in Cayce, South Carolina. The Dominion Energy board also considered that leadership continuity would be maintained, with Robert M. Blue serving as President and CEO of NextEra Energy Regulated Utilities (i.e., Dominion Energy Virginia, Dominion Energy South Carolina and Florida Power and Light) and each existing president of Dominion Energy Virginia and Dominion Energy South Carolina continuing in such role.

The Dominion Energy board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated thereby. These factors included:
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the possibility that the mergers may not be completed or that closing may be unduly delayed for reasons beyond the control of Dominion Energy or NextEra Energy, including the failure to obtain shareholder approval of the NextEra Energy share issuance proposal or the Dominion Energy merger proposal;

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that the exchange ratio provides for a fixed number of shares of NextEra Energy common stock, and, as such, Dominion Energy shareholders cannot be certain at the time of the Dominion Energy special meeting of the market value of the merger consideration to be paid, and the possibility that Dominion Energy shareholders could be adversely affected in the event that the market price of NextEra Energy common stock decreases relative to the market price of Dominion Energy common stock between the date of the merger agreement and the closing;

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the possibility that the combined company may not realize the anticipated improved financial metrics from the mergers, including the anticipated growth rate in adjusted earnings per share or regulatory capital employed or the anticipated credit ratings improvements;

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that Dominion Energy shareholders will have less voting power and may have less influence on the management and policies of the combined company than they currently have with respect to Dominion Energy;

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that there are significant risks inherent in integrating the operations of NextEra Energy with Dominion Energy, and that successful integration will require the dedication of significant management resources, which might temporarily draw attention from the day-to-day businesses of the combined company;

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that the merger agreement provides that in certain circumstances, Dominion Energy would be required to pay a termination fee of $2.24 billion;

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the substantial costs to be incurred in the mergers, including those incurred regardless of whether the mergers are consummated and the costs of integrating the businesses of Dominion Energy and NextEra Energy;

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the possibility that the $6.52 billion termination fee or $4.83 billion regulatory termination fee that NextEra Energy would be required to pay under the merger agreement upon termination of the merger agreement under certain circumstances would be insufficient to compensate Dominion Energy for its costs and other negative impacts in connection with the merger agreement, and the possibility that under certain circumstances Dominion Energy would receive no termination fee;

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that the mergers might not be completed as a result of a failure to satisfy the conditions contained in the merger agreement, including failure to receive necessary regulatory approvals or that governmental authorities or third parties may seek to impose unfavorable terms or conditions on the required approvals;

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the expected length of time until completion of the mergers, including the ability of NextEra Energy to control the federal regulatory approvals timing and process and extend the completion for up to 27 months from the time of announcement under certain circumstances, and the impact such time could have on the Dominion Energy business, operating results and stock price, and the increased risk of intervening events;

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the ability of the NextEra Energy board, in certain circumstances, to effect a change of recommendation;

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the potential for litigation relating to the mergers and the associated costs, burden and inconvenience involved in defending those proceedings;

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that the restrictions on the conduct of Dominion Energy’s business prior to the consummation of the mergers, although believed to be reasonable and not unduly burdensome, may delay or prevent Dominion Energy from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Dominion Energy pending the consummation of the mergers;

•
that the merger agreement restricts Dominion Energy’s ability to entertain other acquisition proposals unless certain conditions are satisfied and requires the payment of a termination fee of $2.24 billion in order to terminate the merger agreement to enter into a superior proposal, which could discourage a potential competing acquiror of Dominion Energy or could result in a competing proposal being at a lower price than it might otherwise be;

•
the possibility of losing management personnel and other key employees and skilled workers due to uncertainties associated with the combined company when the mergers are completed;

•
that the executive officers and directors of Dominion Energy have interests in the first merger that may be different from, or in addition to, those of Dominion Energy shareholders generally (see “— Interests of Dominion Energy Directors and Executive Officers in the Mergers” beginning on page 127 of this joint proxy statement/prospectus); and

•
other risks of the type and nature described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

This discussion of the information and factors considered by the Dominion Energy board in reaching its conclusion and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Dominion Energy board in evaluating the merger agreement and the transactions contemplated thereby, and the complexity of these matters, the Dominion Energy board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Dominion Energy board may have given different weight to different factors. The Dominion Energy board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and the transactions contemplated thereby.
It should be noted that this explanation of the reasoning of the Dominion Energy board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Certain NextEra Energy Unaudited Prospective Financial Information
NextEra Energy does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or other prospective financial information due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the mergers, NextEra Energy’s management provided (i) certain non-public, unaudited internal financial forecasts with respect to NextEra Energy on a stand-alone basis prepared by NextEra Energy management to the NextEra Energy board, Dominion Energy and each of NextEra Energy’s and Dominion Energy’s respective financial advisors and (ii) certain non-public, unaudited financial forecasts with respect to Dominion Energy on a stand-alone basis prepared by Dominion Energy management, as adopted by NextEra Energy’s management, to the NextEra Energy board and NextEra Energy’s financial advisors (collectively, the “NextEra Energy forecasted financial information”). NextEra Energy has included below a summary of these forecasts for the purpose of providing stockholders and investors access to certain non-public information that was furnished to certain other parties in connection with the mergers. Such information may not be appropriate for other purposes.
The NextEra Energy forecasted financial information was not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The NextEra Energy forecasted financial information included in this joint proxy statement/prospectus has been prepared or adopted by, as applicable, and is the responsibility of, NextEra Energy management and was provided to the NextEra Energy board for purposes of evaluating the mergers and to Lazard and BofA Securities for their use and reliance in connection with their financial analyses and opinions as described in the section entitled “— Opinions of NextEra Energy’s Financial Advisors.”
Neither Deloitte & Touche LLP, NextEra Energy’s independent registered public accounting firm, nor any other independent auditor, has audited, reviewed, examined, compiled nor applied any procedures with respect to the NextEra Energy forecasted financial information, and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the NextEra Energy forecasted financial information. The report of Deloitte & Touche LLP contained in NextEra Energy’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this joint proxy statement/prospectus, relates to historical financial information of NextEra Energy, and such report does not extend to the NextEra Energy forecasted financial information and should not be read to do so.
Further, the NextEra Energy forecasted financial information for NextEra Energy includes non-GAAP financial measures, including Adjusted EBITDA and Adjusted Net Income Attributable to NextEra Energy, and the Dominion Energy forecast for Dominion Energy includes non-GAAP financial measures, including Adjusted Net Income. Please see the footnotes to the tables below for a description of how NextEra Energy defines Adjusted EBITDA and Adjusted Net Income Attributable to NextEra Energy and how Dominion Energy defines Adjusted Net Income. NextEra Energy believes that Adjusted EBITDA and Adjusted Net Income Attributable to NextEra Energy provide information useful in assessing operating and financial performance across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by NextEra Energy may not be comparable to similarly titled measures used by other companies.
While presented with numerical specificity, the NextEra Energy forecasted financial information was based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to NextEra Energy’s business) that are inherently subjective and uncertain and are beyond the control of NextEra Energy’s management. Important factors that may affect actual results and cause these internal financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to NextEra Energy’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, commodity prices, demand and market prices for electricity, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The NextEra Energy forecasted financial information also reflects numerous variables, expectations and assumptions available when prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these internal financial forecasts. Accordingly, there can be no assurance that the forecasted results summarized below will be realized.
The NextEra Energy forecasted financial information does not take into account any circumstances or events occurring after the date it was prepared. NextEra Energy can give no assurance that, had these internal financial forecasts been prepared as of the date of this joint proxy statement/prospectus or the date of the NextEra Energy special meeting, similar estimates and assumptions would be used. Except as required by applicable securities laws, NextEra Energy does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the NextEra Energy forecasted financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown not to be appropriate, including with respect to the accounting treatment of the mergers under GAAP, or to reflect changes in general economic or industry conditions. These internal financial forecasts do not take into account the possible financial and other effects on NextEra Energy or Dominion Energy of the mergers, the effect on NextEra Energy or Dominion Energy of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the mergers. Further, the NextEra Energy forecasted financial information does not take into account the effect on NextEra Energy or Dominion Energy of any possible failure of the mergers to occur.
The NextEra Energy forecasted financial information included below is not included to influence your decision whether to vote to approve any of the proposals at the NextEra Energy special meeting or the Dominion Energy special meeting, but instead because these internal financial forecasts were provided by NextEra Energy management to certain parties in connection with the mergers. The inclusion of the NextEra Energy forecasted financial information should not be construed as an indication that NextEra Energy, Dominion Energy, their respective affiliates, officers, directors, advisors, representatives, or any other recipient of such information considered, or now considers, it to be predictive of actual future performance or events, or as financial guidance. Moreover, the inclusion of these internal financial forecasts should not be deemed an admission or representation by NextEra Energy, Dominion Energy, their respective affiliates, or any of their respective officers, directors, advisors, representatives, or other persons that the NextEra Energy forecasted financial information constitutes material information of NextEra Energy, particularly given the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, and considering that the NextEra Energy special meeting and the Dominion Energy special meeting will be held multiple months after the NextEra Energy forecasted financial information was prepared, as well as the uncertainties inherent in any forecasted information, NextEra Energy stockholders and Dominion Energy stockholders are cautioned not to place undue reliance on such information, and NextEra Energy urges you to review NextEra Energy’s and Dominion Energy’s most recent SEC filings for a description of NextEra Energy’s and Dominion Energy’s reported financial results. See the section entitled “Where You Can Find More Information.”
Set forth below are prospective financial forecasts of NextEra Energy for the years ending December 31, 2026 through 2032 as prepared by NextEra Energy’s management and Dominion Energy for the years ending December 31, 2026 through 2030 as prepared by Dominion Energy’s management.
NextEra Energy Forecast for NextEra Energy
The following tables set forth certain summarized prospective financial information regarding NextEra Energy on a standalone basis for the years ending December 31, 2026 through 2032 (the “NextEra Energy forecast for NextEra Energy”), which information was prepared by NextEra Energy management and authorized by NextEra Energy to be used and relied upon by Lazard and BofA Securities in connection with the financial analyses that Lazard and BofA Securities performed in connection with their opinions described in “— Opinions of NextEra Energy’s Financial Advisors.” The NextEra Energy forecast for NextEra Energy should not be regarded as an indication that NextEra Energy considered, or now considers, it to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.

	Unaudited NextEra Energy Financial Forecast Provided by NextEra Energy Management
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Operating Revenues	$29,158	$31,766	$34,675	$38,023	$42,874	$47,774	$52,764
Operating Income	$8,815	$10,876	$11,931	$13,281	$16,376	$18,445	$21,242
Adjusted Net Income Attributable to NextEra Energy(1)	$8,466	$9,400	$10,422	$11,522	$12,680	$14,003	$15,475

(1)
Adjusted Net Income Attributable to NextEra Energy excludes the cumulative effect of adopting new accounting standards, the effects of non-qualifying hedges, XPLR Infrastructure, LP net investment gains, differential membership interests-related costs, change in unrealized gains and losses on equity securities held in NextEra Energy Resources’ nuclear decommissioning funds and other than temporary impairments (OTTI) and impairment charges. Adjusted Net Income Attributable to NextEra Energy is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss) or other measures prepared in accordance with GAAP.

	Unaudited NextEra Energy (FPL) Financial Forecast Provided by NextEra Energy Management
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Operating Revenues	$18,928	$19,637	$20,297	$21,161	$23,370	$24,795	$26,376
Operating Income	$7,022	$8,051	$8,380	$8,528	$10,500	$10,864	$11,701
Net Income Attributable to NextEra Energy	$5,550	$6,093	$6,691	$7,254	$7,872	$8,342	$8,917
	Unaudited NextEra Energy (Energy Resources) Financial Forecast Provided by NextEra Energy Management
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Operating Revenues	$9,575	$11,269	$13,379	$15,736	$18,273	$21,647	$24,935
Operating Income	$2,046	$3,037	$3,756	$4,946	$6,064	$7,756	$9,706
Adjusted EBITDA(1)	$12,486	$14,792	$16,720	$19,601	$22,745	$26,401	$29,343
Adjusted Net Income Attributable to NextEra Energy(2)	$3,970	$4,603	$5,125	$5,996	$6,930	$8,064	$9,003

(1)
Adjusted EBITDA represents projected (a) revenue less (b) fuel expense, less (c) project operating expenses, less (d) a portion of corporate G&A deemed to be associated with project operations, plus (e) other income, less (f) other deductions. Adjusted EBITDA excludes the impact of non-qualifying hedges, OTTI, impairment charges, corporate G&A not allocated to project operations, and certain differential membership costs. Projected revenue as used in the calculations of Adjusted EBITDA represents the sum of projected (w) operating revenue, plus (x) a pre-tax allocation of production tax credits, plus (y) investment tax credits, and plus (z) earnings impact from convertible investment tax credits. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss) or other measures prepared in accordance with GAAP.

(2)
Adjusted Net Income Attributable to NextEra Energy excludes the cumulative effect of adopting new accounting standards, the effects of non-qualifying hedges, XPLR Infrastructure, LP net investment gains, differential membership interests-related costs, change in unrealized gains and losses on equity securities held in NextEra Energy Resources’ nuclear decommissioning funds and OTTI and impairment charges. Adjusted Net Income Attributable to NextEra Energy is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss) or other measures prepared in accordance with GAAP.

Lazard and BofA Securities also relied upon projected Adjusted Earnings Per Share prepared by NextEra Energy for the years ending December 31, 2026 and 2027 of $4.02 and $4.39, respectively (the “NextEra Energy projected Adjusted EPS”). The NextEra Energy projected Adjusted EPS was prepared by NextEra Energy management and authorized by NextEra Energy to be used and relied upon by Lazard and BofA Securities in connection with the financial analyses that each of Lazard and BofA Securities performed in connection with issuing their opinions described in “— Opinions of NextEra Energy’s Financial Advisors.” Adjusted Earnings Per Share excludes the cumulative effect of adopting new accounting standards, the effects of non-qualifying hedges, XPLR Infrastructure, LP net investment gains, differential membership interests-related costs, change in unrealized gains and losses on equity securities held in NextEra Energy Resources’ nuclear decommissioning funds and OTTI and impairment charges. Adjusted Earnings Per Share is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss) or other measures prepared in accordance with GAAP. The NextEra Energy projected Adjusted EPS should not be regarded as an indication that NextEra Energy considered, or now considers, it to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
Dominion Energy Forecast for Dominion Energy
NextEra Energy management also provided to the NextEra Energy board certain unaudited prospective financial information with respect to Dominion Energy on a standalone basis, which was prepared by Dominion Energy management and adopted by NextEra Energy’s management (the “Dominion Energy forecast for Dominion Energy”). Such forecasts with respect to Dominion Energy also were provided to Lazard and BofA Securities and were authorized by NextEra Energy for their use and reliance in connection with the financial analyses that Lazard and BofA Securities performed in connection with their opinions described in “— Opinions of NextEra Energy’s Financial Advisors.” The following table sets forth a summary of this prospective financial information regarding Dominion Energy for the years ending December 31, 2026 through 2030, as prepared by Dominion Energy management. The Dominion Energy forecast for Dominion Energy should not be regarded as an indication that NextEra Energy considered, or now considers, it to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
	Unaudited Dominion Energy Financial Forecast Adopted by NextEra Energy Management(3)
($ in millions)	2026E	2027E	2028E	2029E	2030E
Adjusted Net Income(1)	$3,150	$3,454	$3,709	$4,061	$4,547
Capital Expenditures(2)	$11,589	$11,261	$12,176	$15,171	$14,557

(1)
Adjusted Net Income is defined as reported earnings adjusted for certain items, including the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, market-related impacts on pension and other postretirement benefit plans, impairment charges, acquisitions, divestitures and extreme weather events and other natural disasters. Adjusted Net Income is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or other measures prepared in accordance with GAAP.

(2)
Amounts presented are on a consolidated basis and are not adjusted to reflect (i) amounts attributable to noncontrolling interests with respect to certain joint ventures or (ii) the capital expenditures of joint ventures accounted for as equity method investments.

(3)
The information reflected in the table was provided by Dominion Energy to NextEra Energy management.

Certain Dominion Energy Unaudited Prospective Financial Information
Dominion Energy, as a matter of course, does not make public long-term forecasts or projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with Dominion Energy’s evaluation of the mergers and not for public disclosure, Dominion Energy management provided (i) certain unaudited internal financial forecasts with respect to Dominion Energy on a stand-alone basis prepared by Dominion Energy management to the Dominion Energy board, NextEra Energy and their respective financial advisors, (ii) certain unaudited financial forecasts with respect to NextEra Energy, as provided by NextEra Energy and, in certain instances, adjusted by Dominion Energy management, to the Dominion Energy board and Dominion Energy’s financial advisors, as applicable, and (iii) certain unaudited financial forecasts with respect to Dominion Energy and NextEra Energy on a pro forma combined basis to the Dominion Energy board and Dominion Energy’s financial advisors (collectively, the “Dominion Energy forecasted financial information”).
The Dominion Energy forecasted financial information was not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Dominion Energy forecasted financial information was provided by Dominion Energy to its financial advisors for their use and reliance in connection with their respective financial analyses and respective opinion as described in the section entitled “— Opinions of Dominion Energy’s Financial Advisors.” The inclusion of this Dominion Energy forecasted financial information should not be regarded as an indication that any of Dominion Energy, NextEra Energy, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of such information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Dominion Energy forecasted financial information includes financial measures not calculated in accordance with GAAP, including Adjusted Net Income, Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Earnings Per Share. Please see the summary information below for a description of how Dominion Energy or NextEra Energy, as applicable, defines these measures. Dominion Energy believes that Adjusted Net Income and Unlevered Free Cash Flow provide information useful in assessing operating and financial performance across periods. These financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and these financial measures as used by Dominion Energy or NextEra Energy, as applicable, may not be comparable to similarly titled measures used by other companies. Financial measures included in projections provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the measures noted above, are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC. Therefore, such financial measures are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations were not provided to or relied upon by the Dominion Energy board, the NextEra Energy board or their respective financial advisors in connection with the mergers. Accordingly, no reconciliation of the financial measures included in the summary of the Dominion Energy forecasted financial information provided below is included in this joint proxy statement/prospectus.
The Dominion Energy forecasted financial information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity as of the date on which such forecasts were finalized, the Dominion Energy forecasted financial information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of the Dominion Energy or NextEra Energy management teams. The Dominion Energy forecasted financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Dominion Energy and its affiliates, officers, directors, advisors or other representatives cannot give assurance that the Dominion Energy forecasted financial information and the underlying estimates and assumptions will be realized. This Dominion Energy forecasted financial information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 31 and 33, respectively, of this joint proxy statement/prospectus.
Neither Deloitte & Touche LLP, Dominion Energy’s independent registered public accounting firm, nor any other independent auditor, has audited, reviewed, examined, compiled nor performed any procedures with respect to the Dominion Energy forecasted financial information, and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the Dominion Energy forecasted financial information. The report of Deloitte & Touche LLP contained in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this joint proxy statement/prospectus, relates to historical financial information of Dominion Energy, and such report does not extend to the Dominion Energy forecasted financial information and should not be read to do so.
The Dominion Energy forecasted financial information does not take into account any circumstances or events occurring after the date it was prepared. Dominion Energy cannot give assurance that, had the Dominion Energy forecasted financial information been prepared either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Dominion Energy does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Dominion Energy forecasted financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate. The summary of the Dominion Energy forecasted financial information included below is not being included in this joint proxy statement/prospectus in order to influence any Dominion Energy shareholder’s or NextEra Energy shareholder’s decision or to induce any shareholder to vote in favor of any of the proposals at the Dominion Energy special meeting or the NextEra Energy special meeting, but is being provided solely because it was made available by Dominion Energy management to certain parties in connection with the mergers. The inclusion of the Dominion Energy forecasted financial information should not be construed as an indication that Dominion Energy, NextEra Energy, their respective affiliates, officers, directors, advisors, representatives, or any other recipient of such information considered, or now considers, it to be predictive of actual future performance or events, or as financial guidance. Moreover, the inclusion of the below summary information should not be deemed an admission or representation by Dominion Energy, NextEra Energy, their respective affiliates, officers, directors, advisors, representatives, or other persons that the Dominion Energy forecasted financial information constitutes material information of Dominion Energy, particularly given the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, and considering that the Dominion Energy special meeting and the NextEra Energy special meeting will be held multiple months after the Dominion Energy forecasted financial information was prepared, as well as the uncertainties inherent in any forecasted information, Dominion Energy shareholders and NextEra Energy shareholders are cautioned not to place undue reliance on such information, and Dominion Energy urges you to review Dominion Energy’s and NextEra Energy’s most recent SEC filings for a description of Dominion Energy’s and NextEra Energy’s reported financial results included therein. See the section entitled “Where You Can Find More Information” beginning on page 203 of this joint proxy statement/prospectus.
Dominion Energy Forecast for Dominion Energy
The following table summarizes certain prospective financial information regarding Dominion Energy on a standalone basis for the years ending December 31, 2026 through 2030.
	Unaudited Dominion Energy Financial Forecast Provided by Dominion Energy Management
($ in millions)	2026E	2027E	2028E	2029E	2030E
Adjusted Net Income(1)	$3,150	$3,454	$3,709	$4,061	$4,547
Capital Expenditures(2)	$11,589	$11,261	$12,176	$15,171	$14,557
Unlevered Free Cash Flow(3)	$(2,700)	$(2,046)	$(1,903)	$(3,762)	$(2,386)

(1)
Adjusted Net Income is defined as reported earnings adjusted for certain items, including the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, market-related impacts on pension and other postretirement benefit plans, impairment charges, acquisitions, divestitures and extreme weather events and other natural disasters. Adjusted Net Income is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or other measures prepared in accordance with GAAP.

(2)
Amounts presented are on a consolidated basis and are not adjusted to reflect (i) amounts attributable to noncontrolling interests with respect to certain joint ventures or (ii) the capital expenditures of joint ventures accounted for as equity method investments.

(3)
Unlevered Free Cash Flow is defined as cash generated by operations, adjusted for certain items, including capital expenditures, divestitures, acquisitions and extreme weather events and other natural disasters, before accounting for financing costs such as interest expense and dividends, and excludes distributions from joint ventures. Unlevered Free Cash Flow is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net cash provided by operating activities or other measures prepared in accordance with GAAP.

Dominion Energy’s financial advisors also relied upon projected Adjusted Earnings Per Share prepared by Dominion Energy for the years ending December 31, 2026 and 2027 of $3.57 and $3.78, respectively. This information was prepared by Dominion Energy management and authorized by Dominion Energy to be relied upon by J.P. Morgan and Goldman Sachs in connection with the financial analyses that each of J.P. Morgan and Goldman Sachs performed in connection with issuing their opinions described in “— Opinions of Dominion Energy’s Financial Advisors.” Adjusted Earnings Per Share excludes certain items, including the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, market-related impacts on pension and other postretirement benefit plans, impairment charges, acquisitions, divestitures and extreme weather events and other natural disasters. The Adjusted Earnings Per Share amounts provided above should not be regarded as an indication that Dominion Energy considered, or now considers, such amounts to be necessarily predicated of actual future performance or events, or that such amounts should be construed as financial guidance. As discussed above with respect to all of the Dominion Energy forecasted financial information, the Adjusted Earnings Per Share amounts provided above do not take into account any circumstances or events occurring after the date such amounts were prepared.

Dominion Energy Forecast for NextEra Energy
The following tables summarize certain prospective financial information regarding NextEra Energy as provided by NextEra Energy to Dominion Energy management for the years ending December 31, 2026 through 2032.
	Unaudited NextEra Energy Financial Forecast Provided to Dominion Energy Management(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Operating Revenues	$29,158	$31,766	$34,675	$38,023	$42,874	$47,774	$52,764
Operating Income(2)	$8,815	$10,876	$11,931	$13,281	$16,376	$18,445	$21,242
Adjusted Net Income Attributable to NextEra Energy(3)	$8,466	$9,400	$10,422	$11,522	$12,680	$14,003	$15,475

(1)
The information reflected in the table was provided by NextEra Energy to Dominion Energy management. Then, Dominion Energy management adjusted these forecasts downward for the years presented by between zero and 2.4% in the case of Operating Revenues, between zero and 2.7% in the case of Operating Income and between zero and 2.5% in the case of Adjusted Net Income Attributable to NextEra Energy.

(2)
Operating Income represents (a) operating revenue less (b) fuel expense, less (c) project operating expenses, less (d) a portion of corporate G&A deemed to be associated with project operations, less (e) depreciation & amortization.

(3)
Adjusted Net Income Attributable to NextEra Energy excludes the cumulative effect of adopting new accounting standards, the effects of non-qualifying hedges, XPLR Infrastructure, LP net investment gains, differential membership interests-related costs, change in unrealized gains and losses on equity securities held in NextEra Energy Resources’ nuclear decommissioning funds and other than temporary impairments (OTTI) and impairment charges. Adjusted Net Income Attributable to NextEra Energy is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss) or other measures prepared in accordance with GAAP.

	Unaudited NextEra Energy (FPL) Financial Forecast Provided to Dominion Energy Management(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Operating Revenues	$18,928	$19,637	$20,297	$21,161	$23,370	$24,795	$26,376
Operating Income(2)	$7,022	$8,051	$8,380	$8,528	$10,500	$10,864	$11,701
Net Income Attributable to NextEra Energy	$5,550	$6,093	$6,691	$7,254	$7,872	$8,342	$8,917

(1)
The information reflected in the table was provided by NextEra Energy to Dominion Energy management.

(2)
Operating Income represents (a) operating revenue, less (b) fuel expense, less (c) project operating expenses, less (d) a portion of corporate G&A deemed to be associated with project operations, less (e) depreciation & amortization.

	Unaudited NextEra Energy (Energy Resources) Financial Forecast Provided to Dominion Energy Management(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Operating Revenues	$9,575	$11,269	$13,379	$15,736	$18,273	$21,647	$24,935
Operating Income(2)	$2,046	$3,037	$3,756	$4,946	$6,064	$7,756	$9,706
Adjusted EBITDA(3)	$12,486	$14,792	$16,720	$19,601	$22,746	$26,401	$29,343
Adjusted Net Income Attributable to NextEra Energy(4)	$3,970	$4,603	$5,125	$5,996	$6,930	$8,064	$9,003

(1)
The information reflected in the table was provided by NextEra Energy to Dominion Energy management. Then, Dominion Energy management adjusted these forecasts downward for the years presented by between zero and 5.1% in the case of Operating Revenues, by between zero and 6.3% in the case of Operating Income, by between zero and 3.4% in the case of Adjusted EBITDA, after reversing the adjustments for the impact of non-qualifying hedges, corporate G&A not allocated to project operations and certain differential membership costs made by NextEra Energy to Adjusted EBITDA, and by between zero and 4.9% in the case of Adjusted Net Income Attributable to NextEra Energy.

(2)
Operating Income represents (a) operating revenue, less (b) fuel expense, less (c) project operating expenses, less (d) a portion of corporate G&A deemed to be associated with project operations, less (e) depreciation & amortization.

(3)
Adjusted EBITDA represents projected (a) revenue less (b) fuel expense, less (c) project operating expenses, less (d) a portion of corporate G&A deemed to be associated with project operations, plus (e) other income, less (f) other deductions. Adjusted EBITDA excludes the impact of non-qualifying hedges, OTTI, impairment charges, corporate G&A not allocated to project operations, and certain differential membership costs. Projected revenue as used in the calculations of Adjusted EBITDA represents the sum of projected (w) operating revenue, plus (x) a pre-tax allocation of production tax credits, plus (y) investment tax credits, and plus (z) earnings impact from convertible investment tax credits. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss) or other measures prepared in accordance with GAAP.

(4)
Adjusted Net Income Attributable to NextEra Energy excludes the cumulative effect of adopting new accounting standards, the effects of non-qualifying hedges, XPLR Infrastructure, LP net investment gains, differential membership interests-related costs, change in unrealized gains and losses on equity securities held in NextEra Energy Resources’ nuclear decommissioning funds and OTTI and impairment charges. Adjusted Net Income Attributable to NextEra Energy is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss) or other measures prepared in accordance with GAAP.

Dominion Energy Forecast for Pro Forma Company
The following table summarizes certain prospective financial information regarding Dominion Energy and NextEra Energy on a pro forma basis prepared by Dominion Energy management for the years ending December 31, 2026 through 2030.
	Unaudited Pro Forma Financial Forecast Prepared by Dominion Energy Management
($ in millions)	2026E	2027E	2028E	2029E	2030E
Capital Expenditures(1)	$48,837	$46,403	$51,503	$61,269	$62,433
Unlevered Free Cash Flow(2)	$(17,406)	$(12,883)	$(14,126)	$(18,891)	$(13,467)

(1)
Amounts presented are on a consolidated basis and are not adjusted to reflect (i) amounts attributable to noncontrolling interests with respect to certain joint ventures or (ii) the capital expenditures of joint ventures accounted for as equity method investments.

(2)
Unlevered Free Cash Flow is defined as cash generated by operations, adjusted for certain items, including capital expenditures, divestitures, acquisitions and extreme weather events and other natural disasters, before accounting for financing costs such as interest expense and dividends, and excludes distributions from joint ventures. Unlevered Free Cash Flow is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net cash provided by operating activities or other measures prepared in accordance with GAAP.

Opinions of NextEra Energy’s Financial Advisors
Opinion of Lazard Frères & Co. LLC
NextEra Energy has retained Lazard as one of its financial advisors in connection with the mergers. In connection with Lazard’s engagement, NextEra Energy requested that Lazard evaluate the fairness, from a financial point of view, to NextEra Energy of the merger consideration to be paid by NextEra Energy in the first merger. On May 15, 2026, at a meeting of the NextEra Energy board, Lazard rendered to the NextEra Energy board its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated May 15, 2026, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the merger consideration to be paid by NextEra Energy in the first merger was fair, from a financial point of view, to NextEra Energy.
The full text of Lazard’s written opinion, dated May 15, 2026, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The summary of the written opinion of Lazard, dated May 15, 2026, set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex C. Shareholders are encouraged to read Lazard’s opinion and the summary contained in this joint proxy statement/prospectus carefully and in their entirety. Lazard’s engagement and its opinion were for the benefit of the NextEra Energy board (in its capacity as such) and Lazard’s opinion was rendered to the NextEra Energy board in connection with its evaluation of the first merger and addressed only the fairness, as of the date of the opinion, from a financial point of view, to NextEra Energy of the merger consideration to be paid by NextEra Energy in the first merger. Lazard’s opinion is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the first merger or any matter relating thereto.
In connection with its opinion, Lazard:
•
reviewed the financial terms and conditions of a draft, dated May 15, 2026, of the merger agreement;

•
reviewed certain publicly available historical business and financial information relating to Dominion Energy and NextEra Energy;

•
reviewed various financial forecasts and other data provided to Lazard by NextEra Energy relating to the business of NextEra Energy, and financial forecasts and other data provided to Lazard by Dominion Energy relating to the business of Dominion Energy (which was approved for Lazard’s use by NextEra Energy);

•
held discussions with members of the senior managements of Dominion Energy and NextEra Energy with respect to the businesses and prospects of Dominion Energy and NextEra Energy, respectively;

•
reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Dominion Energy and NextEra Energy, respectively;

•
reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of Dominion Energy;

•
reviewed historical stock prices and trading volumes of Dominion Energy common stock and NextEra Energy common stock;

•
reviewed the potential pro forma financial impact of the first merger on NextEra Energy based on the financial forecasts referred to above relating to Dominion Energy and NextEra Energy; and

•
conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of NextEra Energy or Dominion Energy or concerning the solvency or fair value of NextEra Energy or Dominion Energy, and Lazard was not furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of NextEra Energy, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of NextEra Energy and Dominion Energy, respectively. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based.
Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard further noted that volatility in the credit, commodities and financial markets may have an effect on NextEra Energy, Dominion Energy or the first merger, and Lazard did not express an opinion as to the effects of such volatility on NextEra Energy, Dominion Energy or the first merger. Lazard did not express any opinion as to the prices at which shares of NextEra Energy common stock or Dominion Energy common stock may trade at any time subsequent to the announcement of the mergers. In addition, Lazard’s opinion did not address the relative merits of the first merger as compared to any other transaction or business strategy in which NextEra Energy might engage or the merits of the underlying decision by NextEra Energy to engage in the first merger.
In rendering its opinion, Lazard assumed, with the consent of NextEra Energy, that the first merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Representatives of NextEra Energy advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of NextEra Energy, that obtaining the necessary governmental, regulatory or third party approvals and consents for the first merger would not have an adverse effect on NextEra Energy, Dominion Energy or the first merger. Lazard further assumed, with the consent of NextEra Energy, that the first merger would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Lazard did not express any opinion as to any tax or other consequences that might result from the first merger, nor does Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that NextEra Energy obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the merger consideration to the extent expressly specified in the opinion) of the first merger, including, without limitation, the form or structure of the first merger (including the treatment of Dominion Energy’s existing Series C Preferred stock in the first merger) or any agreements or arrangements entered into in connection with, or contemplated by the first merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the first merger, or class of such persons, relative to the merger consideration or otherwise.
Summary of Lazard Financial Analyses
The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The summary of Lazard’s financial analyses and reviews provided below is not a complete description of the financial analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Selecting portions of the financial analyses described below, without considering the financial analyses described below as a whole, could create an incomplete view of the financial analyses and reviews underlying Lazard’s opinion.
In arriving at its opinion, Lazard considered the results of its financial analyses and did not attribute any particular weight to any factor or financial analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its financial analyses. For purposes of its financial analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NextEra Energy and Dominion Energy. No company, business or transaction used in Lazard’s financial analyses and reviewed as a comparison is identical to NextEra Energy, Dominion Energy or the combined company, or the first merger and related transactions contemplated by the merger agreement, and an evaluation of the results of those financial analyses and reviews is not entirely mathematical.
Rather, the financial analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the first merger, public trading or other values of the companies, businesses or transactions used in Lazard’s financial analyses and reviews. The estimates contained in Lazard’s financial analyses and reviews and the ranges of values resulting from any particular financial analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s financial analyses and reviews. In addition, financial analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s financial analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s financial analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s financial analyses and reviews. Considering the data in the tables below without considering the full narrative description of the financial analyses and reviews, including the methodologies and assumptions underlying the financial analyses and reviews, could create a misleading or incomplete view of Lazard’s financial analyses and reviews.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 15, 2026, the last trading day before the date of Lazard’s opinion, and is not necessarily indicative of current market conditions.
NextEra Energy Financial Analyses
NextEra Energy Sum-of-the-Parts Analyses
A sum-of-the-parts valuation analysis reviews a company’s operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole.
NextEra Energy Sum-of-the-Parts Discounted Cash Flow Analysis
Lazard performed a sum-of-the-parts valuation analysis based on a discounted cash flow analysis. A discounted cash flow analysis is a valuation methodology used to derive a valuation of a company by calculating the present value of the company’s estimated future cash flows. A company’s “estimated future cash flows” are its projected unlevered free cash flows, and “present value” refers to the value today or as of an assumed date of the future cash flows or amounts and is obtained by discounting the estimated future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.

Lazard performed a sum-of-the-parts analysis based on a discounted cash flow analysis for each of the following NextEra Energy segments:
•
NextEra Energy’s Florida Power & Light Company (“FPL”) segment.   For FPL, Lazard performed a seven-year discounted cash flow analysis using a discount rate range of 5.00% to 6.00%. Lazard calculated a terminal value for FPL by applying a terminal year P/E exit multiple ranging from 19.00x to 22.00x to estimated terminal year FPL earnings based on the NextEra Energy forecasted financial information.

•
NextEra Energy Resources (“NEER”) segment.   For NEER, Lazard performed a seven-year discounted cash flow analysis using a discount rate range of 7.50% to 8.50%. Lazard calculated a terminal value for NEER by applying a terminal year exit multiple ranging from 10.75x to 13.75x to the estimated terminal year NEER Adjusted EBITDA based on the NextEra Energy forecasted financial information.

•
NextEra Energy’s Corporate and Other segment.   For the Corporate and Other segment, Lazard performed a seven-year discounted cash flow analysis using a discount rate range of 4.00% to 5.00%. Lazard calculated a terminal value for the Corporate and Other segment by applying a terminal year P/E exit multiple ranging from 19.00x to 22.00x to estimated terminal year Corporate and Other segment earnings.

Also supporting the Sum-of-the-Parts Discounted Cash Flow Analysis was a calculation of segment-level net debt based on the NextEra Energy forecasted financial information. Net Debt is calculated as short-term debt, plus long-term debt, plus finance leases, plus non-controlling interest, less cash and cash equivalents and less equity method investments.
Following these analyses, Lazard totaled the enterprise value reference ranges of implied results obtained from each of the analyses described above to arrive at a sum-of-the-parts enterprise value range. To arrive at an equity value range, Lazard deducted the amount of indebtedness as of December 31, 2025 from the enterprise value obtained in the Sum-of-the-Parts Discounted Cash Flow Analysis described above, per the NextEra Energy forecasted financial information. This implied a per share equity value range of $91.25 to $139.50.
The following table represents the results of the Sum-of-the-Parts Discounted Cash Flow Analysis performed by Lazard, as of May 15, 2026, of NextEra Energy’s business segments in Lazard’s May 15, 2026 presentation to the NextEra Energy board, utilizing the midpoint of the enterprise value range calculated for each segment:
NextEra Energy’s Business Segments
FPL	$174,553
Energy Resources	$174,363
Corporate and Other	$(3,506)
Implied Enterprise Value	$345,409
Less Net Debt	$105,802
Implied Equity Value	$239,607
Implied Per Share Equity Value	$114.57
NextEra Energy Sum-of-the-Parts Company Comparables Analysis
Lazard also performed a sum-of-the-parts valuation analysis based on a company comparables analysis for each of the following NextEra Energy segments:
•
Florida Power & Light Company

•
NextEra Energy’s Energy Resources segment

•
NextEra Energy’s Corporate and Other segment

Using public filings and data sources, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected publicly traded companies in (1) the utility sector and (2) independent power producer sector (referred to in this section as the “selected companies”), the operations of which Lazard believed, based on its professional judgment and experience, to be generally relevant for purposes of this analysis. Lazard compared such information for the selected companies to the corresponding information for NextEra Energy.
The selected companies in the utility sector for purposes of serving as comparable companies to FPL and NextEra Energy’s Corporate and Other segment for this analysis were as follows (“NextEra Energy’s Premium Utility Peers”):
•
Alliant Energy Corporation

•
Ameren Corporation

•
CenterPoint Energy, Inc.

•
CMS Energy Corporation

•
Entergy Corporation

•
The Southern Company

•
WEC Energy Group, Inc.

•
Xcel Energy Inc.

The selected companies in the independent power producer sector for purposes of serving as comparable companies to NextEra Energy’s Energy Resources segment for this analysis were as follows (“NextEra Energy’s Premium Independent Power Producer Peers”):
•
Brookfield Renewable Partners L.P.

•
Clearway Energy, Inc.

•
Constellation Energy Corporation

None of the selected companies is directly comparable to NextEra Energy or any of its segments and certain of these companies may have characteristics that are materially different from those of NextEra Energy or any of its segments. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the first merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of NextEra Energy and the selected companies that could affect the public trading values of each company are also relevant.
For each of the selected companies, Lazard reviewed and compared, among other things, (i) with respect to NextEra Energy’s Premium Utility Peers, the price per share as of May 15, 2026, as a multiple of estimated Adjusted EPS (defined as diluted earnings per share, adjusted, as applicable, for non-recurring items and any other adjustments, as appropriate), based on FactSet Research Systems and the companies’ public filings for fiscal year 2026 and (ii) with respect to NextEra Energy’s Premium Independent Power Producer Peers, the enterprise value of the selected company (defined as equity market capitalization plus total debt, plus preferred equity and noncontrolling interest, less cash and cash equivalents) as of May 15, 2026, as a multiple of such selected company’s estimated Adjusted EBITDA (defined as estimated earnings before interest, taxes, depreciation and amortization, adjusted, as applicable, for non-recurring items and any other adjustments, as appropriate), based on FactSet Research Systems and the companies’ public filings, for fiscal year 2026 and 2027. The results of this analysis are summarized in the following tables (rounded to the nearest 0.25x multiple):
Premium Utilities Sector
Benchmark	High	Low	Mean	Median	Top Quartile
2026E Adjusted EPS	24.8x	18.4x	20.5x	20.0x	21.0x
2027E Adjusted EPS	21.7x	17.2x	18.8x	18.6x	19.4x
Premium Independent Power Producer Sector
Benchmark	High	Low	Mean	Median	Top Quartile
2026E Adjusted EBITDA	13.7x	10.7x	12.6x	13.3x	13.5x
2027E Adjusted EBITDA	12.5x	9.8x	11.5x	12.2x	12.4x
Based on its experience and professional judgment, after taking into account, among other things, such observed multiples:
•
NextEra Energy’s Florida Power & Light Company segment.   For FPL, Lazard selected and applied a range of multiples of price / 2026E Adjusted EPS of 19.50x to 22.50x to NextEra Energy’s estimated Adjusted EPS for FPL for fiscal year 2026, further adding and subtracting 1.50x to the low and high values in such range, based on the NextEra Energy forecasted financial information and a range of multiples of price / 2027E Adjusted EPS of 18.0x to 21.0x to NextEra Energy’s estimated Adjusted EPS for FPL for fiscal year 2027, further adding and subtracting 1.50x to the low and high values in such range, based on the NextEra Energy forecasted financial information.

•
NextEra Energy Resources segment.   For NEER, Lazard selected and applied a range of multiples of enterprise value / 2026E Adjusted EBITDA of 11.00x to 14.00x to NextEra Energy’s estimated Adjusted EBITDA for

NEER for 2026, further adding and subtracting 1.50x to the low and high values in such range, based on the NextEra Energy forecasted financial information and a range of multiples of enterprise value / 2027E Adjusted EBITDA of 10.00x to 13.00x to NextEra Energy’s estimated Adjusted EBITDA for NEER for 2027, further adding and subtracting 1.50x to the low and high values in such range, based on the NextEra Energy forecasted financial information.
•
NextEra Energy’s Corporate and Other segment.   For the Corporate and Other segment, Lazard selected and applied a range of multiples of price / 2026E Adjusted EPS of 19.50x to 22.50x to NextEra Energy’s estimated Adjusted EPS for the Corporate and Other segment for fiscal year 2026, further adding and subtracting 1.50x to the low and high values in such range, based on the NextEra Energy forecasted financial information and a range of multiples of price / 2027E Adjusted EPS of 18.00x to 21.00x to NextEra Energy’s estimated Adjusted EPS for the Corporate and Other segment for fiscal year 2027, further adding and subtracting 1.50x to the low and high values in such range, based on the NextEra Energy forecasted financial information.

Following these analyses, Lazard totaled the enterprise value reference ranges of implied results obtained from each of the analyses described above to arrive at a sum-of-the-parts enterprise value range. To arrive at an equity value range, Lazard deducted the amount of indebtedness as of December 31, 2025 from the enterprise value obtained in the Sum-of-the-Parts Company Comparables Analysis described above, per the NextEra Energy forecasted financial information. This implied a per share equity value of $78.25 to $116.00.
The following table represents the results of the Sum-of-the-Parts Company Comparables Analysis performed by Lazard, as of May 15, 2026, of NextEra Energy’s business segments in Lazard’s May 15, 2026 presentation to the NextEra Energy board, utilizing the midpoint of the enterprise value range calculated for each segment:
NextEra Energy’s Business Segments
FPL	$145,836
Energy Resources	$164,824
Corporate and Other	$(1,826)
Implied Enterprise Value	$308,834
Less Net Debt	$105,802
Implied Equity Value	$203,032
Implied Per Share Equity Value	$97.08
Dominion Energy Financial Analyses
Dominion Energy Sum-of-the-Parts Analyses
A sum-of-the-parts valuation analysis reviews a company’s operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole.
Dominion Energy Sum-of-the-Parts Discounted Cash Flow Analysis
Lazard performed a sum-of-the-parts valuation analysis based on a discounted cash flow analysis. A discounted cash flow analysis is a valuation methodology used to derive a valuation of a company by calculating the present value of the company’s estimated future cash flows. A company’s “estimated future cash flows” are its projected unlevered free cash flows, and “present value” refers to the value today or as of an assumed date of the future cash flows or amounts and is obtained by discounting the estimated future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.
Lazard performed a sum-of-the-parts analysis based on a discounted cash flow analysis for each of the following Dominion Energy segments:
•
Dominion Energy’s Virginia segment.   For the Virginia segment, Lazard performed a five-year discounted cash flow analysis using a discount rate range of 4.50% to 5.50%. Lazard calculated a terminal value for the Virginia segment by applying a terminal year P/E exit multiple ranging from 17.25x to 20.25x to the estimated terminal year Virginia segment earnings.

•
Dominion Energy’s South Carolina segment.   For the South Carolina segment, Lazard performed a five-year discounted cash flow analysis using a discount rate range of 4.50% to 5.50%. Lazard calculated a terminal value for the South Carolina segment by applying a terminal year exit multiple ranging from 17.25x to 20.25x to the estimated South Carolina segment terminal year earnings.

•
Dominion Energy’s Contracted Energy segment.   For the Contracted Energy segment, Lazard performed a five-year discounted cash flow analysis using a discount rate range of 7.25% to 8.25%. Lazard calculated a terminal value for the Contracted Energy segment by applying a terminal year exit multiple ranging from 10.75x to 13.75x to the estimated terminal year Contracted Energy segment Adjusted EBITDA.

•
Dominion Energy’s Corporate and Other segment.   For the Corporate and Other segment, Lazard performed a five-year discounted cash flow analysis using a discount rate range of 3.50% to 4.50%. Lazard calculated a terminal value for the Corporate and Other segment by applying a terminal year exit multiple ranging from 17.25x to 20.25x to the estimated Corporate and Other segment terminal year earnings.

Also supporting the Sum-of-the-Parts Discounted Cash Flow Analysis was a calculation of segment-level net debt based on the Dominion Energy forecast for Dominion Energy. Net Debt is calculated as short-term debt, plus long-term debt, plus finance leases, plus preferred equity, plus non-controlling interest, less cash and cash equivalents and less equity method investments.
Following these analyses, Lazard totaled the enterprise value reference ranges of implied results obtained from each of the analyses described above to arrive at a sum-of-the-parts enterprise value range. To arrive at an equity value range, Lazard deducted the amount of indebtedness as of December 31, 2025 from the enterprise value obtained in the Sum-of-the-Parts Discounted Cash Flow Analysis described above, per the Dominion Energy forecast for Dominion Energy. This implied a per share equity value range of $66.00 to $90.00.
The following table represents the results of the Sum-of-the-Parts Discounted Cash Flow Analysis performed by Lazard, as of May 15, 2026, of Dominion Energy’s business segments in Lazard’s May 15, 2026 presentation to the NextEra Energy board, utilizing the midpoint of the enterprise value range calculated for each segment:
Dominion Energy’s Business Segments
Virginia	$89,215
South Carolina	$18,368
Contracted Energy	$10,552
Corporate and Other	$4,185
Implied Enterprise Value	$122,320
Less Net Debt	$53,884
Implied Equity Value	$68,436
Implied Per Share Equity Value	$77.71
Dominion Energy Sum-of-the-Parts Company Comparables Analysis
Lazard also performed a sum-of-the-parts valuation analysis based on a company comparables analysis for each of the following Dominion Energy segments:
•
Dominion Energy’s Virginia segment

•
Dominion Energy’s South Carolina segment

•
Dominion Energy’s Contracted Energy segment

•
Dominion Energy’s Corporate and Other segment

Using public filings and data sources, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected publicly traded companies in (1) the utility sector and (2) independent power producer sector (referred to in this section as the “selected companies”), the operations of which Lazard believed, based on its professional judgment and experience, to be generally relevant for purposes of this analysis. Lazard compared such information for the selected companies to the corresponding information for Dominion Energy.
The selected companies in the utility sector for purposes of serving as comparable companies to Dominion Energy’s Virginia, South Carolina and Corporate and Other segments for this analysis were as follows (“Dominion Energy’s Utility Peers”):
•
Consolidated Edison Inc.

•
DTE Energy Company

•
Duke Energy Corporation

•
Eversource Energy

•
Public Service Enterprise Group (PSEG)

•
The Southern Company

•
WEC Energy Group, Inc.

•
Xcel Energy Inc.

The selected companies in the independent power producer sector for purposes of serving as comparable companies to Dominion Energy’s Contracted Energy segment for this analysis were as follows (“Dominion Energy’s Premium Independent Power Producer Peers”):
•
Brookfield Renewable Partners L.P.

•
Clearway Energy, Inc.

•
Constellation Energy Corporation

None of the selected companies is directly comparable to Dominion Energy or any of its segments and certain of these companies may have characteristics that are materially different from those of Dominion Energy or any of its segments. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the first merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Dominion Energy and the selected companies that could affect the public trading values of each company are also relevant.
For each of the selected companies, Lazard reviewed and compared, among other things, (i) with respect to Dominion Energy’s Utility Peers, the price per share as of May 15, 2026 as a multiple of Adjusted EPS (defined as diluted earnings per share, adjusted, as applicable, for non-recurring items and any other adjustments, as appropriate), based on FactSet Research Systems and the companies’ public filings for fiscal year 2026 and (ii) with respect to Dominion Energy’s Premium Independent Power Producer Peers, the enterprise value of the selected company (defined as equity market capitalization plus total debt, plus preferred equity and noncontrolling interest, less cash and cash equivalents) as of May 15, 2026, as a multiple of such selected company’s estimated Adjusted EBITDA (defined as estimated earnings before interest, taxes, depreciation and amortization, adjusted, as applicable, for non-recurring items and any other adjustments, as appropriate), based on FactSet Research Systems and the companies’ public filings, for fiscal year 2026 and 2027. The results of this analysis are summarized in the following tables (rounded to the nearest 0.25x multiple):
Utilities Sector
Benchmark	High	Low	Mean	Median	Top Quartile
2026E Adjusted EPS	20.2x	17.3x	18.5x	18.1x	19.2x
2027E Adjusted EPS	18.8x	16.3x	17.2x	16.9x	17.7x
Independent Power Producer Sector
Benchmark	High	Low	Mean	Median	Top Quartile
2026E Adjusted EBITDA	13.7x	10.7x	12.6x	13.3x	13.5x
2027E Adjusted EBITDA	12.5x	9.8x	11.5x	12.2x	12.4x
Based on its experience and professional judgment, after taking into account, among other things, such observed multiples:
•
Dominion Energy’s Virginia segment.   For the Virginia segment, Lazard selected and applied a range of multiples of price / 2026E Adjusted EPS of 17.75x to 20.75x to Dominion Energy’s estimated Adjusted EPS for the Virginia segment for fiscal year 2026, based on the Dominion Energy forecast for Dominion Energy and a range of multiples of price / 2027E Adjusted EPS of 16.25x to 19.25x to Dominion Energy’s estimated Adjusted EPS for the Virginia segment for fiscal year 2027, based on the Dominion Energy forecast for Dominion Energy.

•
Dominion Energy’s South Carolina segment.   For the South Carolina segment, Lazard selected and applied a range of multiples of price / 2026 Adjusted EPS of 17.75x to 20.75x to Dominion Energy’s estimated Adjusted EPS for the South Carolina segment for fiscal year 2026, based on the Dominion Energy forecast for Dominion Energy and a range of multiples of price / 2027 Adjusted EPS of 16.25x to 19.25x to Dominion Energy’s estimated Adjusted EPS for the South Carolina segment for fiscal year 2027, based on the Dominion Energy forecast for Dominion Energy.

•
Dominion Energy’s Contracted Energy segment.   For the Contracted Energy segment, Lazard selected and applied a range of multiples of enterprise value / 2026 Adjusted EBITDA of 11.00x to 14.00x to Dominion

Energy’s estimated Adjusted EBITDA for the Contracted Energy segment for 2026, based on the Dominion Energy forecast for Dominion Energy and a range of multiples of enterprise value / 2027 Adjusted EBITDA of 10.00x to 13.00x to Dominion Energy’s estimated Adjusted EBITDA for the Contracted Energy segment for 2027, based on the Dominion Energy forecast for Dominion Energy.
•
Dominion Energy’s Corporate and Other segment.   For the Corporate and Other segment, Lazard selected and applied a range of multiples of price / 2026 Adjusted EPS of 17.75x to 20.75x to Dominion Energy’s estimated Adjusted EPS for the Corporate and Other segment for fiscal year 2026, based on the Dominion Energy forecast for Dominion Energy and a range of multiples of price / 2027 Adjusted EPS of 16.25x to 19.25x to Dominion Energy’s estimated Adjusted EPS for the Corporate and Other segment for fiscal year 2027, based on the Dominion Energy forecast for Dominion Energy.

Following these analyses, Lazard totaled the enterprise value reference ranges of implied results obtained from each of the analyses described above to arrive at a sum-of-the-parts enterprise value range. To arrive at an equity value range, Lazard deducted the amount of indebtedness as of December 31, 2025 from the enterprise value obtained in the Sum-of-the-Parts Company Comparables Analysis described above, per the Dominion Energy forecast for Dominion Energy. This implied a per share equity value of $56.50 to $74.00.
The following table represents the results of the Sum-of-the-Parts Company Comparables Analysis performed by Lazard, as of May 15, 2026, of Dominion Energy’s business segments in Lazard’s May 15, 2026 presentation to the NextEra Energy board:
Dominion Energy’s Business Segments
Virginia	$80,385
South Carolina	$15,324
Contracted Energy	$6,677
Corporate and Other	$8,943
Implied Enterprise Value	$111,330
Less Net Debt	$53,884
Implied Equity Value	$57,446
Implied Per Share Equity Value	$65.23
Selected Precedent Transactions Analysis
Using public filings and other publicly available information, Lazard reviewed and analyzed selected precedent transactions that Lazard viewed as generally relevant in evaluating the first merger. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to companies in the selected transactions and compared such information to the corresponding information for the first merger.
Specifically, Lazard reviewed 25 acquisition transactions in the utilities industry announced since February 15, 2014, that Lazard believed, based on its experience and its professional judgment, to be generally relevant for the purpose of this analysis. These transactions are listed below.
Announcement Date	Acquiror	Target
August 19, 2025	Black Hills Corp.	NorthWestern Energy Group, Inc.
May 19, 2025	Blackstone Infrastructure Partners	TXNM Energy Inc.
May 17, 2024	Iberdrola, S.A.	Avangrid, Inc.
May 6, 2024	CPP Investments and GIP	Allete Inc.
June 20, 2023	Blackstone Infrastructure Partners	NIPSCO (Northern Indiana Public Service Company)
October 26, 2021	Algonquin Power & Utilities Corp.	Kentucky Power Company (AEP)
January 28, 2021	GIC Private Limited	Duke Energy, Inc. (Indiana)
March 18, 2021	National Grid plc	PPL Corporation (U.K. Utility Business)
March 18, 2021	PPL Corporation	National Grid plc (Narragansett Electric)
October 21, 2020	Avangrid, Inc.	TXNM Energy Inc.
June 3, 2019	Infrastructure Investments Fund (IIF)	El Paso Electric Company
March 25, 2019	ENMAX Corporation	Emera Inc. (Maine)

Announcement Date	Acquiror	Target
October 18, 2018	Sempra	Sharyland Utilities, L.L.C.
October 18, 2018	Oncor Electric Delivery Company LLC	InfraREIT, Inc.
May 21, 2018	NextEra Energy, Inc.	The Southern Company Assets
April 23, 2018	CenterPoint Energy, Inc.	Vectren Corporation
January 3, 2018	Dominion Energy, Inc.	SCANA Corporation
August 21, 2017	Sempra	Oncor Electric Delivery Company LLC
July 19, 2017	Hydro One Limited	Avista Corporation
July 10, 2017	Great Plains Energy Incorporated (Amended)	Westar Energy, Inc. (Amended)
February 9, 2016	Fortis Inc.	ITC Holdings Corp.
February 9, 2016	Algonquin Power & Utilities Corp.	Empire District Electric Company
September 4, 2015	Emera Inc.	TECO Energy, Inc.
February 25, 2015	Iberdrola USA Inc.	UIL Holdings Corporation
December 15, 2014	La Caisse de depot et placement du Quebec (CDPQ)	AES Corporation (IPALCO Enterprises, Inc.)
None of the target companies in the selected transactions is directly comparable to Dominion Energy and none of the selected transactions is directly comparable to the first merger, and certain of these selected transactions and target companies may have characteristics that are materially different from those of the first merger and Dominion Energy. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the transaction and that qualitative judgments concerning differences between the terms of the first merger and the business, financial and operating characteristics and prospects of Dominion Energy and the selected transactions and target companies that could affect the transaction multiples and transaction values of each selected transaction and target company are also relevant.
For each of the selected transactions, Lazard calculated the transaction multiple based on information in public filings, press releases and investor relations documents, as the equity purchase price per share divided by the target company’s expected one-year forward Adjusted EPS at the time of the announcement of the applicable transaction, which Lazard refers to as “FY+1 P/E.” The financial data for the selected transactions and target companies were based on public filings and other publicly available information. The results of this analysis are summarized in the following table (rounded to the nearest 0.25x multiple):
Benchmark	25th Percentile	Median	Mean	75th Percentile
FY+1 P/E	18.00x	21.25x	20.75	24.25x
Based on its professional judgment after taking into account, among other things, such observed multiples for each of the selected transactions, Lazard selected an FY+1 P/E multiple reference range of 18.00x to 24.25x and applied this multiple reference range to Dominion Energy’s Adjusted 2026 estimated EPS based on information provided by Dominion Energy’s management (and approved for Lazard’s use by NextEra Energy’s management), and divided by the number of fully diluted outstanding shares of Dominion Energy common stock (determined using the treasury stock method), based on information provided by Dominion Energy’s management (approved for Lazard’s use by NextEra Energy’s management) with respect to dilutive securities outstanding as of December 31, 2025. The results of this analysis implied an equity value per share range of Dominion Energy common stock of $63.25 to $85.00.
Other Analyses
The analyses and data described below were presented to the NextEra Energy board for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.
Research Analyst Price Targets
Lazard reviewed publicly available research analyst price targets based on selected Wall Street research reports prepared by research analysts covering Dominion Energy. Lazard observed target prices that ranged from $58.25 to $67.75 per share of Dominion Energy common stock.
Lazard also reviewed publicly available research analyst price targets based on selected Wall Street research reports prepared by research analysts covering NextEra Energy. Lazard observed target prices that ranged from $76.25 to $108.00 per share of NextEra Energy common stock.

52-Week Trading Range Analysis
Lazard reviewed the range of trading prices for Dominion Energy common stock and NextEra Energy common stock for the 52-week period ended May 15, 2026. Lazard observed that, during this period, the daily closing prices of Dominion Energy common stock ranged from $53.25 to $67.50 per share. Lazard also observed that, during such period, the daily closing share prices of NextEra Energy common stock ranged from $64.00 to $98.75 per share.
Consolidated Discounted Cash Flow Analysis
Using the Dominion Energy forecast for Dominion Energy, Lazard performed a discounted cash flow analysis of Dominion Energy on a consolidated basis. Lazard calculated a range of implied equity values per share of Dominion Energy common stock of $69.75 to $89.50.
Using the NextEra Energy forecasted financial information, Lazard performed a discounted cash flow analysis of NextEra Energy on a consolidated basis. Lazard calculated a range of implied equity values per share of NextEra Energy common stock of $92.75 to $119.50.
Consolidated Public Company Comparables Analysis
Using public filings and data sources, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to Dominion Energy’s Utility Peers and Dominion Energy’s Premium Independent Power Producer Peers, the operations of which Lazard believed, based on its professional judgment and experience, to be generally relevant for purposes of this analysis. This analysis indicated an implied equity value reference range per share of Dominion Energy common stock of $60.50 to $72.75.
Using public filings and data sources, Lazard also reviewed and analyzed certain financial information, valuation multiples and market trading data related to NextEra Energy’s Premium Utility Peers and NextEra Energy’s Premium Independent Power Producer Peers, the operations of which Lazard believed, based on its professional judgment and experience, to be generally relevant for purposes of this analysis. This analysis indicated an implied equity value reference range per share of NextEra Energy common stock of $78.50 to $92.25.
Relative Implied Exchange Ratio Analysis
By dividing the low and high ends of the implied per share equity value reference range derived for Dominion Energy for each analysis as described above by the high and low ends, respectively, of the implied per share equity value reference range derived for NextEra Energy for each analysis as described above, Lazard calculated the below implied exchange ratio ranges, compared to the exchange ratio of 0.8138 pursuant to the merger agreement.
Analysis	Implied Exchange Ratio Range
52-Week High/Low	0.5392x – 1.0547x
Research Analyst Price Targets	0.5394x – 0.8885x
Consolidated Public Company Comparables Analysis	0.6558x – 0.9268x
Consolidated Discounted Cash Flow Analysis	0.5837x – 0.9650x
Sum-of-The-Parts Public Company Comparables Analysis	0.4871x – 0.9457x
Sum-of-The-Parts Discounted Cash Flow Analysis	0.4731x – 0.9863x
Miscellaneous
In connection with Lazard’s services as a financial advisor to NextEra Energy in connection with the mergers, NextEra Energy agreed to pay Lazard a fee for such services of $70 million, of which $5 million became payable upon the rendering of Lazard’s opinion and the remainder is contingent upon the closing of the first merger. In addition, NextEra Energy has agreed to reimburse certain of Lazard’s expenses arising, and to indemnify Lazard against certain liabilities that may arise, out of Lazard’s engagement. In the two-year period prior to the date of Lazard’s opinion, Lazard has not been engaged to provide financial advisory services to Dominion Energy. Lazard in the past has provided and is presently providing certain investment banking services to NextEra Energy for which fees have been paid to Lazard and fees may become payable to Lazard, including an advisory assignment in the quarter ended March 31, 2025 which resulted in a $1.5 million fee paid to Lazard.
Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for corporate and other purposes. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of NextEra Energy, Dominion Energy and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of NextEra Energy, Dominion Energy and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the Opinion Committee of Lazard.
NextEra Energy and Dominion Energy determined the merger consideration in the first merger through arm’s-length negotiations, and the NextEra Energy board approved such merger consideration. Lazard conducted the analyses and reviews summarized above for the purpose of providing an opinion to the NextEra Energy board as to the fairness, from a financial point of view, to NextEra Energy of the merger consideration to be paid by NextEra Energy in the first merger. Lazard did not recommend any specific consideration to the NextEra Energy board or any other person or indicate that any given consideration constituted the only appropriate consideration for the first merger.
Lazard’s opinion was one of many factors considered by the NextEra Energy board, as discussed further in “—Recommendation of the NextEra Energy Board and Reasons for the Mergers.” Consequently, the summary of the analyses and reviews provided above should not be viewed as determinative of the opinion of the NextEra Energy board with respect to the merger consideration or of whether the NextEra Energy board would have been willing to recommend a different transaction or determine that a different consideration was fair.
Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as financial advisor to the NextEra Energy board after considering Lazard’s qualifications, independence, expertise, international reputation, knowledge of the utilities and independent power producer industries and experience acting as financial advisor in connection with similar partnership and strategic transactions.
Opinion of BofA Securities, Inc.
NextEra Energy has also retained BofA Securities to act as one of NextEra Energy’s financial advisors in connection with the mergers. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. NextEra Energy selected BofA Securities to act as one of NextEra Energy’s financial advisors in connection with the mergers on the basis of BofA Securities’ experience in transactions similar to the mergers, its reputation in the investment community and its familiarity with NextEra Energy and its business.
On May 15, 2026, at a meeting of the NextEra Energy board held to evaluate the mergers, BofA Securities delivered to the NextEra Energy board an oral opinion, which was confirmed by delivery of a written opinion dated May 15, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the merger consideration to be paid in the first merger by NextEra Energy was fair, from a financial point of view, to NextEra Energy.
The full text of BofA Securities’ written opinion to the NextEra Energy board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the NextEra Energy board for the benefit and use of the NextEra Energy board (in its capacity as such) in connection with and for purposes of its evaluation of the mergers. BofA Securities expressed no opinion or view as to any terms or other aspects of the mergers (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the mergers in comparison to other strategies or transactions that might be available to NextEra Energy or in which NextEra Energy might engage or as to the underlying business decision of NextEra Energy to proceed with or effect the mergers. BofA Securities’ opinion does not constitute a recommendation as to how any shareholder should vote or act in connection with the mergers or any related matter.
In connection with rendering its opinion, BofA Securities:
(1)
reviewed certain publicly available business and financial information relating to Dominion Energy and NextEra Energy;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Dominion Energy furnished to or discussed with BofA Securities by the management of Dominion Energy, including the Dominion Energy forecast for Dominion Energy (which was approved for BofA Securities’ use by NextEra Energy) (such forecasts, the “Dominion Energy forecasts”);

(3)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of NextEra Energy furnished to or discussed with BofA Securities by the management of NextEra Energy, including the NextEra Energy forecast for NextEra Energy (such forecasts, the “NextEra Energy forecasts”);

(4)
discussed the past and current business, operations, financial condition and prospects of Dominion Energy with members of senior managements of Dominion Energy and NextEra Energy, and discussed the past and current business, operations, financial condition and prospects of NextEra Energy with members of senior management of NextEra Energy;

(5)
reviewed the potential pro forma financial impact of the first merger on the future financial performance of NextEra Energy, including the potential effect on NextEra Energy’s estimated earnings per share;

(6)
reviewed the trading histories for Dominion Energy common stock and NextEra Energy common stock and a comparison of such trading histories with each other and with the trading histories of other companies BofA Securities deemed relevant;

(7)
compared certain financial and stock market information of Dominion Energy and NextEra Energy with similar information of other companies BofA Securities deemed relevant;

(8)
compared certain financial terms of the first merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(9)
reviewed the relative financial contributions of Dominion Energy and NextEra Energy to the future financial performance of the combined company on a pro forma basis;

(10)
reviewed a draft, dated May 15, 2026, of the merger agreement; and

(11)
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and relied upon the assurances of the managements of NextEra Energy and Dominion Energy that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Dominion Energy forecasts, BofA Securities was advised by Dominion Energy, and assumed, with the consent of NextEra Energy, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Dominion Energy as to the future financial performance of Dominion Energy. With respect to the NextEra Energy forecasts, BofA Securities assumed, at the direction of NextEra Energy, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of NextEra Energy as to the future financial performance of NextEra Energy on a stand-alone basis and NextEra Energy and Dominion Energy on a pro forma basis after giving effect to the first merger. BofA Securities did not make nor was it provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Dominion Energy or NextEra Energy, nor did BofA Securities make any physical inspection of the properties or assets of Dominion Energy or NextEra Energy. BofA Securities did not evaluate the solvency or fair value of Dominion Energy or NextEra Energy under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of NextEra Energy, that the first merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the first merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Dominion Energy, NextEra Energy or the contemplated benefits of the first merger. BofA Securities also assumed, at the direction of NextEra Energy, that the first merger will qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Code. BofA Securities also assumed, at the direction of NextEra Energy, that the final executed merger agreement would not differ in any material respect from the draft, dated May 15, 2026, reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects of the mergers (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the first merger (including the treatment of Dominion Energy’s existing Series C preferred stock). BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the merger consideration to be paid in the first merger and no opinion or view was expressed with respect to any consideration received in connection with the first merger by the holders of any class of securities, creditors or other constituencies of any party, including, without limitation, the holders of the existing Series C preferred stock. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the first merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the mergers in comparison to other strategies or transactions that might be available to NextEra Energy or in which NextEra Energy might engage or as to the underlying business decision of NextEra Energy to proceed with or effect the mergers. BofA Securities did not express any opinion as to what the value of NextEra Energy common stock actually would be when issued or the prices at which NextEra Energy common stock or Dominion Energy common stock would trade at any time, including following announcement or consummation of the mergers. In addition, BofA Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the mergers or any related matter. Except as described in this summary, NextEra Energy imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. As NextEra Energy was aware, the credit, financial and stock markets have been experiencing unusual volatility, and BofA Securities expressed no opinion or view as to any potential effects of such volatility on NextEra Energy, Dominion Energy or the mergers. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The discussions set forth below in the sections entitled “— Summary of Material Dominion Energy Financial Analyses” and “— Summary of Material NextEra Energy Financial Analyses” represent a brief summary of the material financial analyses presented by BofA Securities to the NextEra Energy board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Dominion Energy Financial Analyses
Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial and stock market information for Dominion Energy and the following six publicly traded companies in the regulated utility industry:
•
The Southern Company

•
Duke Energy Corporation

•
American Electric Power Company, Inc.

•
Entergy Corporation

•
WEC Energy Group, Inc.

•
Ameren Corporation

BofA Securities reviewed, among other things, per share equity values, based on closing stock prices on May 15, 2026, of the selected publicly traded companies as a multiple of calendar year 2026 estimated adjusted earnings per share, commonly referred to as adjusted EPS, and as a multiple of calendar year 2027 estimated adjusted EPS. BofA Securities then applied calendar year 2026 adjusted EPS multiples of 18.25x to 24.75x derived from the selected publicly traded companies to Dominion Energy’s calendar year 2026 estimated adjusted EPS and applied calendar year 2027 adjusted EPS multiples of 17.00x to 21.50x derived from the selected publicly traded companies to Dominion Energy’s calendar year 2027 estimated adjusted EPS. Estimated financial data of the selected publicly traded companies was based on publicly available research analysts’ estimates, and estimated financial data of Dominion Energy was based on the Dominion Energy forecasts, which were endorsed and utilized by NextEra Energy management. This analysis indicated the following approximate implied per share equity value reference ranges for Dominion Energy, as compared to the implied value of the per share consideration as of May 15, 2026 (calculated as the exchange ratio of 0.8138 multiplied by the closing price of NextEra Energy common stock on May 15, 2026, plus an implied $0.41 per share in cash consideration):

Implied Per Share Equity Value Reference Ranges for Dominion Energy		Implied Per Share Value of Consideration
2026E Adj. EPS	2027E Adj. EPS
$65.25 – $88.25	$64.25 – $81.25	$76.38
No company used in this analysis is identical or directly comparable to Dominion Energy. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Dominion Energy was compared.
Selected Precedent Transactions Analysis
BofA Securities reviewed, to the extent publicly available, financial information relating to the following 17 selected transactions involving companies in the electric utility industry:
Acquiror	Target
• FirstEnergy Corp.	• Allegheny Energy, Inc.
• Northeast Utilities	• NSTAR
• Duke Energy Corporation	• Progress Energy Inc.
• Algonquin Power & Utilities Corp.	• Empire District Electric Company
• Fortis Inc.	• ITC Holdings Corp.
• Great Plains Energy Incorporated	• Westar Energy, Inc.
• Hydro One Limited	• Avista Corporation
• Dominion Energy, Inc.	• SCANA Corporation
• CenterPoint Energy, Inc.	• Vectren Corporation
• NextEra Energy, Inc.	• Gulf Power (The Southern Company Assets)
• Oncor Electric Delivery Company LLC	• InfraREIT, Inc.
• Infrastructure Investments Fund (IIF)	• El Paso Electric Company
• Avangrid Inc.	• Public Service Company of New Mexico (PNM)
• PPL Corporation	• National Grid plc (Narragansett Electric)
• CPP & GIP	• Allete Inc.
• Blackstone Infrastructure Partners	• TXNM Energy Inc.
• Black Hills Corp.	• NorthWestern Energy Group, Inc.
BofA Securities reviewed the implied share price paid in each of the selected transactions, calculated based on the consideration payable in the selected transaction, as a multiple of the target company’s one-year forward estimated adjusted EPS. BofA Securities then applied one-year forward adjusted EPS multiples of 19.50x to 23.50x derived from the selected transactions to Dominion Energy’s one-year forward estimated adjusted EPS. Estimated financial data of the selected transactions was based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Dominion Energy was based on the Dominion Energy forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for Dominion Energy, as compared to the implied value of the per share consideration as of May 15, 2026 (calculated as the exchange ratio of 0.8138 multiplied by the closing price of NextEra Energy common stock on May 15, 2026, plus an implied $0.41 per share in cash consideration):
Implied Per Share Equity Value Reference Ranges for Dominion Energy	Implied Per Share Value of Consideration
NTM Adjusted EPS
$71.25 – $85.75	$76.38
No company, business or transaction used in this analysis is identical or directly comparable to Dominion Energy or the first merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Dominion Energy and the first merger were compared.
Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of Dominion Energy, using the mid-period convention, to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Dominion Energy was forecasted to generate during Dominion Energy’s last three fiscal quarters of 2026 and for the fiscal years 2027 through 2030 based on the Dominion Energy forecasts. BofA Securities calculated terminal values for Dominion Energy by applying a terminal multiple range of 19.75x to 23.75x of Dominion Energy’s terminal year net income based upon BofA Securities’ professional judgment and experience. The cash flows and terminal values were then discounted to present value as of March 31, 2026 using discount rates ranging from 6.1% to 6.7%, which were based on an estimate of Dominion Energy’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for Dominion Energy as compared to the implied value of the per share consideration as of March 31, 2026 (calculated as the exchange ratio of 0.8138 multiplied by the closing price of NextEra Energy common stock on May 15, 2026, plus an implied $0.41 per share in cash consideration):
Implied Per Share Equity Value Reference Range for Dominion Energy	Implied Per Share Value of Consideration
$66.25 – $85.50	$76.38
Summary of Material NextEra Energy Financial Analyses
Selected Publicly Traded Companies Analysis
BofA Securities performed a sum-of-the-parts selected publicly traded companies analysis for NextEra Energy by separately deriving approximate implied enterprise value reference ranges for FPL and NextEra Energy’s Energy Resources segment. The consolidated enterprise value ranges were used to derive consolidated equity value ranges by subtracting debt and adding cash. Consolidated equity value ranges were then used to derive equity values per share by dividing by fully diluted shares outstanding.
BofA Securities reviewed publicly available financial and stock market information for NextEra Energy and the following (1) six publicly traded companies which were deemed comparable to FPL and (2) four publicly traded companies which were deemed comparable to NextEra Energy’s Energy Resources segment:
FPL Comparables:
•
The Southern Company

•
Duke Energy Corporation

•
American Electric Power Company, Inc.

•
Entergy Corporation

•
WEC Energy Group, Inc.

•
Ameren Corporation

Energy Resources Comparables:
•
Venture Global, Inc.

•
Brookfield Renewable Partners L.P.

•
ClearWay Energy, Inc.

•
Northland Power Inc.

With respect to FPL comparables, BofA Securities reviewed, among other information, the closing share prices of each of the applicable selected companies on May 15, 2026, as a multiple of estimated adjusted EPS, in calendar year 2026 and in calendar year 2027, for the applicable company, which is referred to in this section as 2026E P/E multiples and 2027E P/E multiples, respectively. Financial data of the selected publicly traded companies was based on public filings and publicly available Wall Street research analysts’ estimates as of May 15, 2026 and for NextEra Energy was based on the NextEra Energy forecasts.
With respect to the Energy Resources comparables, BofA Securities reviewed, among other information, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on May 15, 2026, plus debt, less cash, as a multiple of calendar year 2026 estimated adjusted EBITDA and as a multiple of calendar year 2027 estimated adjusted EBITDA. Financial data of the selected publicly traded companies was based on public filings and publicly available Wall Street research analysts’ estimates as of May 15, 2026 and for NextEra Energy was based on the NextEra Energy forecasts.
Based on BofA Securities’ review of 2026E P/E multiples and 2027E P/E multiples observed for FPL comparables and 2026E EV/Adj. EBITDA multiples and 2027E EV/Adj. EBITDA multiples for Energy Resources comparables, and on its professional judgment and experience, BofA Securities calculated implied equity value per share reference ranges (i) for FPL’s industry segment by applying a 2026E P/E multiple reference range of 18.25x to 24.75x to the estimate of NextEra Energy’s calendar year 2026 FPL-level adjusted EPS and a 2027E P/E multiple reference range of 17.00x to 21.50x to the estimate of NextEra Energy’s calendar year 2027 FPL-level adjusted EPS and (ii) for NextEra Energy’s Energy Resources segment by applying a 2026E EV/Adj. EBITDA multiple reference range of 10.00x to 14.00x to the estimate of NextEra Energy’s calendar year 2026 Energy Resources segment-level adjusted EBITDA and applying a 2027E EV/Adj. EBITDA multiple reference range of 9.00x to 12.75x to the estimate of NextEra Energy’s 2027 Energy Resources segment-level adjusted EBITDA, each as reflected in the NextEra Energy forecasts. The sum-of-the-parts selected publicly traded companies analysis of NextEra Energy included valuation of NextEra Energy’s Corporate & Other segment based on NextEra Energy’s trading multiple, calculated to be 13.4x 2026E EV/Adj. EBITDA and 11.7x 2027E EV/Adj. EBITDA as of May 15, 2026. This analysis indicated the following approximate implied per share equity value reference ranges for NextEra Energy based on the combined range of such implied equity values.
2026E	2027E
$67.50 – $108.00	$71.00 – $110.00
No selected publicly traded company used in this analysis is identical or directly comparable to NextEra Energy. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which NextEra Energy was compared.
Discounted Cash Flow Analysis
BofA Securities performed a sum-of-the-parts discounted cash flow analysis of NextEra Energy, using the mid-period convention, to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that NextEra Energy was forecasted to generate during NextEra Energy’s last three fiscal quarters of 2026 and for the fiscal years 2027 through 2032 based on the NextEra Energy forecasts. BofA Securities calculated terminal values for NextEra Energy by applying the following terminal LTM multiples to each of the following NextEra Energy segments:
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FPL

•
Energy Resources

•
Corporate & Other

The cash flows and terminal values were then discounted to present value as of March 31, 2026 using discount rates ranging from 7.1% to 8.1%, which were based on an estimate of NextEra Energy weighted average cost of capital.
With respect to FPL, BofA Securities calculated terminal values for NextEra Energy by applying terminal forward multiples of 19.75x to 23.75x to FPL-level estimated net income for calendar year 2032.
With respect to the Energy Resources segment, BofA Securities calculated terminal values for NextEra Energy by applying terminal forward multiples of 12.25x to 14.25x to NextEra Energy’s Energy Resources segment-level estimated Adjusted EBITDA for calendar year 2032.
With respect to the Corporate & Other segment, BofA Securities calculated terminal values for NextEra Energy by applying terminal forward multiples of 14.00x to 15.00x to NextEra Energy’s calendar year 2032 estimated segment-level Adjusted EBITDA.
BofA Securities then calculated an implied equity value per share reference range for NextEra Energy of $80.50 to $117.00.
Other Factors
In rendering its opinion, BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
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52-Week Trading Range.   BofA Securities reviewed the historical trading prices of NextEra Energy common stock and Dominion Energy common stock during the 52-week period ended May 15, 2026. BofA Securities observed a trading range of $53.77 to $66.51 for Dominion Energy common stock and $66.94 to $97.88 for NextEra Energy common stock.

•
Wall Street Research Analysts Price Targets.   BofA Securities reviewed publicly available equity research analyst price targets for (i) shares of Dominion Energy common stock as of May 15, 2026, which indicated a range of $64.00 to $70.00 and a present value of $58.85 to $64.37 when discounted by one year at Dominion

Energy’s estimated midpoint cost of equity of 8.75% and (ii) shares of NextEra Energy common stock as of May 15, 2026, which indicated a range of $93.00 to $112.00 and a present value of $84.74 to $102.05 when discounted by one year at NextEra Energy’s estimated midpoint cost of equity of 9.75%.
Summary of Material Relative and Pro Forma Analyses
Implied Exchange Ratio Analyses
Utilizing the implied equity value ranges for Dominion Energy and NextEra Energy described above under the captions “— Summary of Material Dominion Energy Financial Analyses — Selected Publicly Traded Companies Analysis,” “— Summary of Material Dominion Energy Financial Analyses — Discounted Cash Flow Analysis,” “— Summary of Material NextEra Energy Financial Analyses — Selected Publicly Traded Companies Analysis” and “— Summary of Material NextEra Energy Financial Analyses — Discounted Cash Flow Analysis” (and, for informational purposes only and not as part of BofA Securities’ financial analyses with respect to its opinion, under “— Summary of Material NextEra Energy Financial Analyses — Other Factors”) for each of Dominion Energy and NextEra Energy, as applicable, BofA Securities derived the implied exchange ratio by dividing the low end and the high end of the implied equity value per share reference range for Dominion Energy by the high end and low end of the implied equity value reference per share range for NextEra Energy, respectively, under each of the financial analyses described above. Utilizing this method, BofA Securities calculated the following implied exchange ratio reference ranges:
Financial Analyses	Implied Exchange Ratio
Publicly Traded Companies Analysis (2026 P/E)(1)	0.6042x – 1.3074x
Publicly Traded Companies Analysis (2027 P/E)(1)	0.5841x – 1.1444x
Discounted Cash Flow Analysis(1)	0.5662x – 1.0621x
52-Week Trading Range (For Reference Only)	0.5493x – 0.9936x
Wall Street Research Analysts Price Targets (For Reference Only)	0.5767x – 0.7596x

(1)
NextEra Energy valuation based on sum-of-the-parts, including separate treatment for FPL, Energy Resources and Corporate & Other segments.

Pro Forma Discounted Cash Flow Analysis
BofA Securities conducted a discounted cash flow analysis of NextEra Energy pro forma for the mergers using the NextEra Energy forecasts and other information and data for each of NextEra Energy and Dominion Energy as described above. The pro forma discounted cash flow analysis reflected (i) the ranges of stand-alone discounted cash flow values derived for each of NextEra Energy and Dominion Energy, in each case as described above in sections “— Summary of Material NextEra Energy Financial Analyses — Discounted Cash Flow Analysis” and “— Summary of Material Dominion Energy Financial Analyses — Discounted Cash Flow Analysis,” respectively, minus (ii) the estimated $1.2 billion of transaction expenses and cash consideration, by applying a discount rate range of 7.1% to 8.1% for NextEra Energy and 6.1% to 6.7% for Dominion Energy, which were selected based on BofA Securities’ professional judgment and experience, to reflect each of NextEra Energy’s and Dominion Energy’s estimated weighted average cost of capital. BofA Securities then divided the resulting implied total equity value ranges by NextEra Energy’s pro forma fully diluted shares outstanding, calculated as NextEra Energy’s fully diluted shares outstanding, as adjusted for newly issued shares in the first merger. Based on this analysis, BofA Securities derived a range of pro forma implied equity values per share of the combined company common stock of $82.25 to $115.75.
Miscellaneous
As noted above, the discussions set forth in the sections entitled “— Summary of Material NextEra Energy Financial Analyses” and “— Summary of Material Dominion Energy Financial Analyses” are a brief summary of the material financial analyses presented by BofA Securities to the NextEra Energy board in connection with BofA Securities’ opinion and are not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of NextEra Energy and Dominion Energy. The estimates of the future performance of NextEra Energy and Dominion Energy in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to NextEra Energy of the merger consideration to be paid by NextEra Energy, and were provided to the NextEra Energy board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of NextEra Energy or Dominion Energy.
The type and amount of consideration payable in the first merger was determined through negotiations between NextEra Energy and Dominion Energy, rather than by any financial advisor, and was approved by the NextEra Energy board. The decision to enter into the merger agreement was solely that of the NextEra Energy board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the NextEra Energy board in its evaluation of the proposed first merger and should not be viewed as determinative of the views of the NextEra Energy board or management with respect to the first merger or the merger consideration.
NextEra Energy has agreed to pay BofA Securities for its services in connection with the mergers an aggregate fee of $30 million, $5 million of which fee was payable in connection with its opinion and $25 million of which is contingent upon the completion of the mergers. NextEra Energy also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of NextEra Energy, Dominion Energy and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other financial services to NextEra Energy and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to NextEra Energy in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as manager, underwriter or placement agent for certain debt and equity offerings of NextEra Energy and/or certain of its affiliates, (iii) having acted or acting as administrative agent, collateral agent, co-lead arranger, co-lead bookrunner for and/or a lender under certain term loans, letters of credit, leasing and credit facilities for NextEra Energy and/or certain of its affiliates, (iv) having provided or providing certain treasury management services and products to NextEra Energy and/or certain of its affiliates and (v) having provided or providing commodity, derivatives and foreign exchange trading services to NextEra Energy and/or certain of its affiliates. From April 1, 2024 through March 31, 2026, BofA Securities and its affiliates derived aggregate revenues from NextEra Energy and its affiliates of approximately $554 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Dominion Energy and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as underwriter, manager or placement agent for certain debt and equity offerings of Dominion Energy and/or certain of its affiliates, (ii) having acted or acting as co-lead arranger, co-lead bookrunner, and/or a lender under certain term loans, letters of credit, leasing, credit and other facilities for Dominion Energy and/or certain of its affiliates, (iii) having provided or providing certain treasury management services and products to Dominion Energy and/or certain of its affiliates and (iv) having provided or providing commodity and derivatives trading services to Dominion Energy and/or certain of its affiliates. From April 1, 2024 through March 31, 2026, BofA Securities and its affiliates derived aggregate revenues from Dominion Energy and its affiliates of approximately $52 million for investment and corporate banking services.
As of the date of BofA Securities’ opinion, BofA Securities and its affiliates were working with Dominion Energy and its affiliates on one or more investment and corporate banking matters unrelated to the mergers and BofA Securities believes, based on the information available to it as of the date of its opinion, that the aggregate revenues BofA Securities and its affiliates will derive from Dominion Energy and its affiliates for those concurrent investment and corporate banking services will be less than the fee payable to BofA Securities for its services in connection with the mergers. In addition, in the ordinary course of their respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with NextEra Energy on the mergers) has pitched, is currently pitching and/or will continue to pitch additional investment and corporate banking services unrelated to the mergers to Dominion Energy and its affiliates but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.
As of the close of trading on May 15, 2026, the date of BofA Securities’ opinion, BofA Securities and its affiliates held on a non-fiduciary basis (i) outstanding common stock of NextEra Energy having a market value of approximately $304 million as of such date, representing less than 0.5% of the outstanding common stock of NextEra Energy as of such date and (ii) outstanding common stock of Dominion Energy having a market value of approximately $221 million as of such date, representing less than 0.5% of the outstanding common stock of Dominion Energy as of such date.
Opinions of Dominion Energy’s Financial Advisors
Opinion of Goldman Sachs & Co. LLC
Dominion Energy has engaged Goldman Sachs as financial advisor to Dominion Energy in connection with the mergers. As part of such engagement, the Dominion Energy board requested that Goldman Sachs evaluate the fairness, from a financial point of view, to the holders of shares of outstanding Dominion Energy common stock of the merger consideration to be received by such holders pursuant to the merger agreement. Goldman Sachs rendered its oral opinion on May 15, 2026, which was subsequently confirmed in writing by delivery of a written opinion, to the Dominion Energy board that, as of May 15, 2026 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than NextEra Energy and its affiliates) of the outstanding shares of Dominion Energy common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated May 15, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement/prospectus. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Dominion Energy board in connection with its consideration of the mergers. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Dominion Energy common stock or NextEra Energy common stock should vote with respect to the mergers, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•
the merger agreement;

•
annual reports to stockholders and Annual Reports on Form 10-K of Dominion Energy and NextEra Energy for each of the five years ended December 31, 2025;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Dominion Energy and NextEra Energy;

•
certain other communications from Dominion Energy and NextEra Energy to their respective stockholders;

•
certain publicly available research analyst reports for Dominion Energy and NextEra Energy;

•
certain internal financial projections for Dominion Energy prepared by its management (the “Dominion projections”) and for NextEra Energy prepared by its management as adjusted by the management of Dominion Energy (the “NextEra projections per Dominion management”), in each case, as approved for Goldman Sachs’ use by Dominion Energy, which we collectively refer to in this section as the “Dominion management projections”, as discussed more fully in the section entitled “— Certain Dominion Energy Unaudited Prospective Financial Information” beginning on page 83 of this joint proxy statement/prospectus; and

•
certain internal estimates of the closing share count and the per share cash amount, which we refer to in this section of this joint proxy statement/prospectus as the “Per Share Cash Estimate,” in each case as approved for Goldman Sachs’ use by Dominion Energy.

Goldman Sachs also held discussions with members of the senior managements of Dominion Energy and NextEra Energy regarding their assessment of the strategic rationale for, and the potential benefits of, the mergers, and the past and current business operations, financial condition and future prospects of Dominion Energy and NextEra Energy; reviewed the reported price and trading activity for the shares of Dominion Energy common stock and the shares of NextEra Energy common stock; compared certain financial and stock market information for Dominion Energy and NextEra Energy with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the utilities industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with Dominion Energy’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Dominion Energy’s consent that the Dominion management projections and the Per Share Cash Estimate have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Dominion Energy. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Dominion Energy or NextEra Energy or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the mergers will be obtained without any adverse effect on Dominion Energy or NextEra Energy or on the expected benefits of the mergers in any way meaningful to its analysis. Goldman Sachs also assumed that the mergers will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Dominion Energy to engage in the mergers or the relative merits of the mergers as compared to any strategic alternatives that may be available to Dominion Energy; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Dominion Energy or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, to the holders (other than NextEra Energy and its affiliates) of the outstanding shares of Dominion Energy common stock of the merger consideration to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the mergers or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the mergers, including any allocation of the merger consideration, the fairness of the mergers to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Dominion Energy; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Dominion Energy, or class of such persons in connection with the mergers, whether relative to the merger consideration to be paid to the holders (other than NextEra Energy and its affiliates) of the outstanding shares of Dominion Energy common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of NextEra Energy common stock or Dominion Energy common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Dominion Energy, NextEra Energy or the mergers, or as to the impact of the mergers on the solvency or viability of Dominion Energy or NextEra Energy or the ability of Dominion Energy or NextEra Energy to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Dominion Energy board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 14, 2026, the last trading day before Goldman Sachs rendered to the Dominion Energy board its opinion, and is not necessarily indicative of current market conditions.
At the direction of Dominion Energy, Goldman Sachs used the exchange ratio of 0.8138 shares of NextEra Energy common stock per share of Dominion Energy common stock and $0.39 per share of Dominion Energy common stock, to calculate, for purposes of its analyses, an implied value for the merger consideration to be paid to the holders (other than NextEra Energy and its affiliates) of outstanding shares of Dominion Energy common stock pursuant to the merger agreement. Goldman Sachs calculated, for purposes of its analyses, an implied value for the merger consideration of $78.25 by adding (i) $77.86, which was obtained by multiplying 0.8138 shares of NextEra Energy common stock by $95.68, which represented the closing price per share of NextEra Energy common stock on May 14, 2026, the last trading day before Goldman Sachs rendered to the Dominion Energy board its opinion, and (ii) the cash consideration of $0.39, which amount was provided by Dominion Energy as the per share cash amount.
Illustrative Discounted Cash Flow Analysis; Dominion Energy Standalone
Using the Dominion projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Dominion Energy to derive a range of illustrative present values per share of Dominion Energy common stock.
Using the mid-year convention for discounting cash flows and discount rates ranging from 5.0% to 6.0%, reflecting estimates of Dominion Energy’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2026 (a) estimates of unlevered free cash flow for Dominion Energy for the last three fiscal quarters of 2026 and for the fiscal years 2027 through 2030 as reflected in the Dominion projections and (b) a range of illustrative terminal values for Dominion Energy, which were calculated by applying a range of LTM (Last Twelve Months) earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, exit multiples of 12.00x to 13.00x, to a terminal year estimate of the EBITDA to be generated by Dominion Energy, as reflected in the Dominion projections (which analysis implied perpetuity growth rates ranging from 0.7% to 1.9%). The range of LTM terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Dominion projections, historical trading multiples of Dominion Energy and the historical trading multiples of certain relevant utility peers, looked at over the last 10 years and the last two years on a 75th and 25th percentile basis, as well as the mean and median. Those peers included Alliant Energy Corporation, Ameren Corporation, American Electric Power Co Inc., CMS Energy Corporation, Duke Energy Corporation, Entergy Corporation, Evergy Inc., The Southern Company, WEC Energy Group, Inc., and Xcel Energy Inc. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Dominion Energy’s target capital structure weightings, the cost of long-term debt, applicable marginal cash tax rate and a beta for Dominion Energy, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Dominion Energy by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Dominion Energy the amount of Dominion Energy’s net debt (calculated as total debt less cash), non-controlling interests, and preferred stock as provided by and approved for Goldman Sachs’ use by the management of Dominion Energy, to derive a range of illustrative equity values for Dominion Energy. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Dominion Energy, as provided by and approved for Goldman Sachs’ use by the management of Dominion Energy, using the treasury stock method, to derive a range of illustrative present values per share ranging from $68.64 to $87.66.
Illustrative Present Value of Future Share Price Analysis; Dominion Energy Standalone
Using the Dominion projections, Goldman Sachs performed an illustrative analysis of the implied present values of illustrative future values per share of Dominion Energy common stock on a standalone basis. Goldman Sachs first derived ranges of implied future share prices (excluding dividends) for shares of Dominion Energy common stock as of December 31 for each of the years 2026 to 2028 by applying a range of next twelve months price to earnings, which is referred to as “NTM P/E”, multiples of 17.0x to 20.0x to the next twelve month earnings per share estimates for Dominion Energy, as reflected in the Dominion projections. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, current and historical NTM P/E multiple ranges for Dominion Energy and for relevant utility peers. Goldman Sachs then added, as applicable, the cumulative dividends per share expected to be paid to Dominion Energy stockholders in each of the last three fiscal quarters of 2026 and for the fiscal years 2027 through 2028, using the Dominion projections. Goldman Sachs then discounted the December 31, 2026, December 31, 2027 and December 31, 2028 implied future price per share of Dominion Energy common stock (including cumulative dividends on a mid-year basis) back to March 31, 2026, using an illustrative discount rate of 6.9%, reflecting an estimate of Dominion Energy’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Dominion Energy, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $63.06 to $79.04 per share of Dominion Energy common stock.
Premia Paid Analysis; Dominion Energy Standalone
Transactions in All Industries
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for acquisition transactions announced since January 2016 involving a public company based in the United States as the target where the disclosed enterprise values for the transactions were greater than $1.0 billion and consideration was comprised of at least 75% stock. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transactions. This analysis indicated a median premium of 12.5% across the period. This analysis also indicated a 25th percentile premium of 3.3% and 75th percentile premium of 21.9% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premia of 3.3% to 21.9% to the undisturbed closing price per share of Dominion Energy common stock of $62.97 as of May 14, 2026, the last trading day before Goldman Sachs rendered to the Dominion Energy board its opinion, and calculated a range of implied equity values per share of Dominion Energy common stock of $65.05 to $76.76.
Selected Utility Transactions
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for acquisition transactions announced since January 2005 involving a public company based in the United States operating as utilities businesses as the target where the disclosed enterprise values for the transactions were greater than $1.0 billion and consideration was comprised of at least 50% stock and excluding “merger of equals” transactions. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transactions. This analysis indicated a median premium of 20.8% across the period. This analysis also indicated a 25th percentile premium of 14.2% and 75th percentile premium of 28.1% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premia of 14.2% to 28.1% to the undisturbed closing price per share of Dominion Energy common stock of $62.97 as of May 14, 2026, the last trading day before Goldman Sachs rendered to the Dominion Energy board its opinion, and calculated a range of implied equity values per share of Dominion Energy common stock of $71.91 to $80.66.
Illustrative Discounted Cash Flow Analysis; NextEra Energy Standalone
Using the NextEra projections per Dominion management, Goldman Sachs performed an illustrative discounted cash flow analysis on NextEra Energy to derive a range of illustrative present values per share of NextEra Energy common stock.
Using the mid-year convention for discounting cash flows and discount rates ranging from 5.75% to 6.75%, reflecting estimates of NextEra Energy’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2026 (a) estimates of unlevered free cash flow for NextEra Energy for the last three fiscal quarters of 2026 and for the fiscal years 2027 through 2032 as reflected in the NextEra projections per Dominion management and (b) a range of illustrative terminal values for NextEra Energy, which were calculated by applying a range of LTM EBITDA exit multiples of 13.00x to 14.00x, to a terminal year estimate of the EBITDA to be generated by NextEra Energy, as reflected in the NextEra projections per Dominion management (which analysis implied perpetuity growth rates ranging from 1.4% to 2.6%). The range of LTM terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the NextEra projections per Dominion management and historical trading multiples of NextEra Energy and the historical trading multiples of certain relevant utility peers, looked at over the last 10 years and the last two years on a 75th and 25th percentile basis, as well as the mean and median. Those peers included Alliant Energy Corporation, Ameren Corporation, American Electric Power Co Inc., CMS Energy Corporation, Duke Energy Corporation, Entergy Corporation, Evergy Inc., The Southern Company, WEC Energy Group, Inc., and Xcel Energy Inc. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including NextEra Energy’s target capital structure weightings, the cost of long-term debt, the cost of hybrid securities, future applicable marginal cash tax rate and a beta for NextEra Energy, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for NextEra Energy by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for NextEra Energy the amount of NextEra Energy’s net debt (calculated as total debt less cash), non-controlling interests, and preferred stock, using publicly available filings as directed by, and approved for Goldman Sachs’ use by, the management of Dominion Energy, to derive a range of illustrative equity values for NextEra Energy. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of NextEra Energy, as provided by the management of NextEra Energy and approved for Goldman Sachs’ use by the management of Dominion Energy, using the treasury stock method, to derive a range of illustrative present values per share ranging from $105.44 to $131.88.
Illustrative Present Value of Future Share Price Analysis; NextEra Energy Standalone
Using the NextEra projections per Dominion management, Goldman Sachs performed an illustrative analysis of the implied present values of illustrative future values per share of NextEra Energy common stock on a standalone basis. Goldman Sachs first derived ranges of implied future share prices (excluding dividends) for shares of NextEra Energy common stock as of December 31 for each of the years 2026 to 2028 by applying a range of NTM P/E multiples of 20.0x to 23.0x to the next twelve month earnings per share estimates for NextEra Energy, as reflected in the NextEra projections per Dominion management. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, current and historical NTM P/E multiple ranges for NextEra Energy and for relevant utility peers. Goldman Sachs then added, as applicable, the cumulative dividends per share expected to be paid to NextEra Energy stockholders in each of the last three fiscal quarters of 2026 and for the fiscal years 2027 through 2028, using the Dominion-adjusted NextEra projections per Dominion management. Goldman Sachs then discounted the December 31, 2026, December 31, 2027 and December 31, 2028 implied future price per share of NextEra Energy common stock (including cumulative dividends on a mid-year basis) back to March 31, 2026, using an illustrative discount rate of 7.50%, reflecting an estimate of NextEra Energy’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for NextEra Energy, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $84.10 to $104.31 per share of NextEra Energy common stock.
Illustrative Discounted Cash Flow Analysis
Goldman Sachs performed an illustrative discounted cash flow analysis on the pro forma combined company to derive a range of illustrative present values per share of the pro forma combined company.
Using the mid-year convention for discounting cash flows and discounted rates ranging from 5.50% to 6.50%, reflecting estimates of the weighted average cost of capital of the pro forma combined company, Goldman Sachs discounted to present value as of March 31, 2026 (i) estimates of unlevered free cash flow for the pro forma combined company for the first three quarters of 2026 through 2030 and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying terminal year exit EBITDA multiples ranging from 13.00x to 14.00x, to a terminal year estimate of the EBITDA to be generated by the pro forma combined company (which analysis implied perpetuity growth rates ranging from 1.2% to 2.5%), in each case as provided by and approved for Goldman Sachs’ use by the management of Dominion Energy. The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Dominion Energy, NextEra Energy and of certain relevant utility peers, looked at over the last 10 years and the last two years on a 75th and 25th percentile basis, as well as the mean and median. Those peers included Alliant Energy Corporation, Ameren Corporation, American Electric Power Co Inc., CMS Energy Corporation, Duke Energy Corporation, Entergy Corporation, Evergy Inc., The Southern Company, WEC Energy Group, Inc., and Xcel Energy Inc. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including the pro forma combined company’s target capital structure weightings, the cost of long-term debt, the cost of hybrid securities, future applicable marginal cash tax rate and a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative pro forma enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative pro forma enterprise values it derived for the pro forma combined company the amount of the pro forma combined company’s total debt, non-controlling interests, preferred stock and cash pro forma for the merger, as provided by and approved for Goldman Sachs’ use by the management of Dominion Energy, to derive a range of illustrative pro forma equity values for the pro forma combined company. Goldman Sachs then divided these implied equity values by the number of fully diluted outstanding shares of Dominion Energy and NextEra Energy, as provided by and approved for Goldman Sachs’ use by the management of Dominion Energy, to derive a range of implied present values per share of the pro forma combined company. Goldman Sachs then multiplied the range of implied present value per share of the pro forma combined company common stock by the exchange ratio, and added the result to the estimated $0.39 per share of Dominion Energy common stock to be paid in cash to the holders (other than NextEra Energy and its affiliates) of shares of Dominion Energy common stock pursuant to the merger agreement. This analysis resulted in a range of implied present values of the pro forma value to be paid per share of Dominion Energy common stock ranging from $78.82 to $96.70.
Illustrative Present Value of Future Share Price Analysis
Goldman Sachs performed an illustrative analysis of the implied present values of illustrative future values per share of the pro forma combined company. Goldman Sachs first derived ranges of implied future share prices (excluding dividends) for the combined company common stock pro forma for the merger as of December 31 for each of the years 2026 to 2028 by applying a range of NTM P/E multiples of 20.0x to 23.0x to the next twelve month earnings per share estimates for the pro forma combined company. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, current and historical NTM P/E multiple ranges for Dominion Energy, NextEra Energy and relevant utility peers. Goldman Sachs then discounted the December 31, 2026, December 31, 2027 and December 31, 2028 implied future price per share of the pro forma combined company common stock (including cumulative dividends on a mid-year basis), as provided by and approved for Goldman Sachs’ use by the management of Dominion Energy. back to March 31, 2026, using an illustrative discount rate of 7.20%, reflecting an estimate of the pro forma combined company’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the applicable company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then calculated a range of illustrative implied present values for the pro forma value to be received per share of Dominion Energy common stock pursuant to the merger agreement taking into account cumulative dividends, discounting present value of 7.20% and adjusting for the estimated $0.39 per share of Dominion Energy common stock to be paid in cash to the holders (other than NextEra Energy and its affiliates) of shares of Dominion Energy common stock pursuant to the merger agreement, which analysis resulted in a range of illustrative implied present values for the pro forma value to be paid per share of Dominion Energy common stock of $69.55 to $86.98.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Dominion Energy or NextEra Energy or the mergers.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Dominion Energy board as to the fairness from a financial point of view, as of the date of the opinion, to the holders (other than NextEra Energy and its affiliates) of the outstanding shares of Dominion Energy common stock of the merger consideration to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Dominion Energy, NextEra Energy, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The merger consideration was determined through arm’s-length negotiations between Dominion Energy and NextEra Energy and was approved by the Dominion Energy board. Goldman Sachs provided advice to Dominion Energy during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Dominion Energy or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the mergers.
As described in the section titled “— Recommendation of the Dominion Energy Board and Reasons for the Mergers,” Goldman Sachs’ opinion to the Dominion Energy board was one of many factors taken into consideration by the Dominion Energy board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex E to this joint proxy statement/prospectus.

Goldman Sachs and its affiliates (which we refer to collectively as “Goldman Sachs affiliated entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs affiliated entities and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Dominion Energy, NextEra Energy, any of their respective affiliates and third parties, which we refer to collectively as the “relevant entities,” or any currency or commodity that may be involved in the mergers.
Goldman Sachs Investment Banking has existing lending relationships with Dominion Energy and NextEra Energy, or majority-owned subsidiaries thereof. Goldman Sachs acted as financial advisor to the Dominion Energy board in connection with, and participated in certain of the negotiations leading to, the mergers.
Goldman Sachs and/or its affiliates have provided certain financial advisory and/or underwriting services to Dominion Energy and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as (i) a book runner in connection with a public offering of junior subordinated notes of Dominion Energy in November 2024, (ii) Dominion Energy’s financial advisor in connection with the sale of a 50% noncontrolling interest in Coastal Virginia Offshore in October 2024, (iii) Dominion Energy’s financial advisor in connection with the sale of PSNC Energy in September 2024, (iv) Dominion Energy’s financial advisor in connection with the sale of Questar Corporation in June 2024 and (v) Dominion Energy’s financial advisor in connection with the sale of East Ohio Gas Company in March 2024. During the two-year period ended May 15, 2026, Goldman Sachs Investment Banking has recognized approximately $24 million in aggregate compensation for financial advisory and underwriting services provided by Goldman Sachs Investment Banking to Dominion Energy and its related entities.
Goldman Sachs and/or its affiliates have also provided certain financial advisory and/or underwriting services to NextEra Energy and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as (i) a book runner in connection with a public offering of equity units of NextEra Energy in February 2026, (ii) a co-manager in connection with a private offering of senior unsecured notes of a subsidiary of NextEra Energy in November 2025, (iii) lead left book runner in connection with a private offering of senior unsecured notes of a subsidiary of NextEra Energy in March 2025, (iv) a book runner in connection with a public offering of junior subordinated debentures of a subsidiary of NextEra Energy in February 2025, (v) a book runner in connection with a public offering of unsecured notes of a subsidiary of NextEra Energy in January 2025 and (vi) an underwriter in connection with a public offering of equity units of NextEra Energy in October 2024. During the two-year period ended May 15, 2026, Goldman Sachs Investment Banking has recognized approximately $11 million in aggregate compensation for underwriting services provided by Goldman Sachs Investment Banking to NextEra Energy and its related entities. Goldman Sachs Investment Banking is currently mandated by NextEra Energy and/or its related entities (excluding, if applicable, any significant shareholders and their other affiliates) to provide financial advisory and/or underwriting services unrelated to the mergers with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking currently expects that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the mergers. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Dominion Energy, NextEra Energy and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with the issuance of NextEra Energy’s 3.00% exchangeable senior notes due 2027 (the “Exchangeable Notes”), NextEra Energy entered into capped call transactions with respect to the Exchangeable Notes (collectively, the “Capped Call Transactions”) with Goldman Sachs and other counterparties (collectively, the “Capped Call Counterparties”), each acting as principal for its own account, consisting of the purchase by NextEra Energy of capped call options with respect to collectively approximately 14,692,700 shares of NextEra Energy common stock, the aggregate number of shares of NextEra Energy common stock underlying the Exchangeable Notes (with 17% purchased from Goldman Sachs). The Capped Call Transactions initially had a strike price of $68.06 per share of NextEra Energy common stock, which is equal to the conversion price of the Exchangeable Notes based on the initial conversion rate of 14.6927 shares of NextEra Energy common stock per $1,000 in principal amount of the Exchangeable Notes, subject to an initial cap price of $83.34 per share of NextEra Energy common stock.
The Capped Call Transactions were intended to offset a portion of the potential dilutive effect on holders of NextEra Energy common stock of the conversion of the Exchangeable Notes and/or any potential cash payment in excess of the principal amount of the Exchangeable Notes that NextEra Energy may make in connection with a cash settlement of the Exchangeable Notes, in each case, up to the cap price. The Capped Call Transactions, upon exercise thereof, generally require the Capped Call Counterparties to deliver to NextEra Energy cash (and/or in certain circumstances, at NextEra Energy’s election, a number of shares of NextEra Energy common stock) determined based on the excess, if any, of the lower of the cap price and the price per share of NextEra Energy common stock at that time (determined over a period specified in the Capped Call Transactions) over the strike price per share of NextEra Energy common stock.
The Capped Call Transactions may be adjusted, exercised, canceled and/or terminated in accordance with their terms in connection with certain events, including the announcement or consummation of the mergers, which could result in a payment from Goldman Sachs to NextEra Energy. In particular, under the terms of the Capped Call Transactions, Goldman Sachs and the other Capped Call Counterparties, each acting separately as the calculation agent under the Capped Call Transactions to which it is a party, is entitled in certain circumstances to make adjustments to the terms of such Capped Call Transactions that reflect the economic effect of the announcement of the mergers on the embedded call options. In addition, each of Goldman Sachs and the other Capped Call Counterparties may, acting separately as the calculation agent, determining party or otherwise as principal under the Capped Call Transactions to which it is a party, determine such adjustments in respect of such Capped Call Transactions in accordance with their terms, including on or following consummation or abandonment of the mergers. All actions or exercises of judgment by Goldman Sachs, in its capacity as calculation agent, pursuant to the terms of the Capped Call Transactions to which it is a party, must be performed in good faith and a commercially reasonable manner.
As a result of the Capped Call Transactions, the Capped Call Counterparties are expected to have market exposure to the price of NextEra Energy common stock. It is the ordinary practice of the Capped Call Counterparties to engage in hedging activities to limit their respective market exposure to the price of the stock underlying privately negotiated equity derivative transactions with issuers of such stock, such as the Capped Call Transactions. In connection with the Capped Call Transactions to which it is a party, Goldman Sachs (and its respective affiliates) have engaged, and will continue to engage, in accordance with applicable law, in hedging and other market transactions (which may include the entering into or unwinding of various derivative transactions with respect to NextEra Energy common stock) that are generally intended to substantially neutralize Goldman Sachs’ exposure as a result of the Capped Call Transactions to which it is a party to changes in the price of NextEra Energy common stock.
Such hedging activity is at Goldman Sachs’ own risk and may result in a gain or loss to Goldman Sachs that may be greater than or less than the initial expected contractual benefit to Goldman Sachs under the Capped Call Transactions to which it is a party. The amount of any such gain or loss will not be known until the applicable Capped Call Transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs shall have completed all of its hedge unwind activities.
Goldman Sachs expects to realize a net gain with respect to the Capped Call Transactions of an amount less than the transaction fee expected to be paid to Goldman Sachs in connection with the mergers, after giving effect to its hedging activities based on the ordinary hedging practices described above and based on a range of stated assumptions, including volatilities and other reasonable assumptions. The amount of any such gain will not be known until the Capped Call Transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs and its affiliates have completed all of their unwind activities, and such amount may differ from the estimates provided above.
The indenture governing the Exchangeable Notes was included as an exhibit to NextEra Energy’s Current Report on Form 8-K filed with the SEC on March 4, 2024, which contains additional disclosure regarding the Exchangeable Notes and a description of the Capped Call Transactions. All references in this section to share counts, conversion prices, cap prices and strike prices are subject to adjustment from time to time in accordance with the terms of the confirmations relating to the Capped Call Transactions.
As of May 15, 2026, Goldman Sachs affiliated entities had (i) an aggregate direct GS Principal Investment (as defined below) in NextEra Energy and/or its related entities of approximately $12 million and (ii) no direct GS Principal Investment (as defined below) in Dominion Energy and/or its affiliates.
On the public side of Goldman Sachs’ informational wall, which is referred to as the “public side” in this section of this joint proxy statement/prospectus, and in the ordinary course of its various business activities, Goldman Sachs affiliated entities may also own equity securities in the relevant entities, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management), which we refer to collectively as “market making activities,” which positions change frequently. Regulatory, informational and operational barriers separate the public side from Goldman Sachs Investment Banking.

For purposes of this section of this joint proxy statement/prospectus, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:
Goldman Sachs Principal Investments, which we refer to as “GS Principal Investments” (including any associated commitments), are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs affiliated entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs affiliated entity which fund is primarily for the benefit of Goldman Sachs affiliated entities and/or its current and former employees and not third-party clients. GS Principal Investments do not include equity interests arising from market making activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs affiliated entities which funds are almost entirely for the benefit of third-party clients, which we refer to as “GS Client Funds,” which funds can co-invest alongside, and/or make investments in, the relevant entities or their respective related entities. As investment managers for GS Client Funds, Goldman Sachs affiliated entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.
Related entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.
The Dominion Energy board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the mergers. Pursuant to an engagement letter dated May 14, 2026, Dominion Energy engaged Goldman Sachs to act as its financial advisor in connection with the mergers. The engagement letter between Dominion Energy and Goldman Sachs provides for a transaction fee of approximately $47 million, $5 million of which became payable upon the presentation of the results of the study to the Dominion Energy board, and the remainder of which is contingent upon completion of the mergers. In addition, Dominion Energy has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter dated May 15, 2026, Dominion Energy retained J.P. Morgan as its financial advisor in connection with the proposed mergers.
At the meeting of the Dominion Energy board on May 15, 2026, J.P. Morgan rendered its oral opinion to the Dominion Energy board that, as of such date and based upon and subject to the assumptions, qualifications, and limitations and other matters set forth in its opinion, the merger consideration to be paid to holders of Dominion Energy common stock in the proposed mergers was fair, from a financial point of view, to such shareholders. J.P. Morgan confirmed its May 15, 2026 oral opinion by delivering its written opinion to the Dominion Energy board, dated as of May 18, 2026, that, as of such date, the merger consideration to be paid to holders of Dominion Energy common stock in the proposed mergers was fair, from a financial point of view, to such shareholders.
The full text of the written opinion of J.P. Morgan, dated as of May 18, 2026, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of Dominion Energy common stock are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Dominion Energy board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed mergers, was directed only to the merger consideration to be paid in the mergers and did not address any other aspect of the mergers. J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the mergers to the holders of any other class of securities, creditors or other constituencies of Dominion Energy or as to the underlying decision by Dominion Energy to engage in the proposed mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth below is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any shareholder of Dominion Energy as to how such shareholder should vote with respect to the proposed mergers or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:

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reviewed the merger agreement;

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reviewed certain publicly available business and financial information concerning Dominion Energy and NextEra Energy and the industries in which they operate;

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compared the proposed financial terms of the mergers with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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compared the financial and operating performance of Dominion Energy and NextEra Energy with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Dominion Energy common stock and NextEra Energy common stock and certain publicly traded securities of such other companies;

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reviewed certain internal financial analyses and forecasts prepared by the managements of Dominion Energy and NextEra Energy relating to their respective businesses, including forecasts of NextEra Energy as adjusted by Dominion Energy management, as well as certain internal estimates of the Closing Share Count and the Per Share Cash Amount (each, as defined in the merger agreement and, collectively, for the purposes of this section of the joint proxy statement/prospectus, the “Per Share Cash Estimate”), in each case as approved for the use of J.P. Morgan by Dominion Energy; and

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performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Dominion Energy and NextEra Energy with respect to certain aspects of the mergers, and the past and current business operations of Dominion Energy and NextEra Energy, the financial condition and future prospects and operations of Dominion Energy and NextEra Energy, the effects of the mergers on the financial condition and future prospects of Dominion Energy and NextEra Energy, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Dominion Energy and NextEra Energy or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with Dominion Energy, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Dominion Energy or NextEra Energy under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Per Share Cash Estimate, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Dominion Energy and NextEra Energy to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Per Share Cash Estimate) or the assumptions on which they were based. J.P. Morgan also assumed that the mergers and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by Dominion Energy, NextEra Energy, Merger Sub Corp and LLC Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by other advisors to Dominion Energy with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the mergers will be obtained without any adverse effect on Dominion Energy or NextEra Energy or on the contemplated benefits of the mergers.
The forecasts for Dominion Energy and NextEra Energy furnished to J.P. Morgan were prepared by Dominion Energy management and NextEra Energy management (in which case further adjusted by Dominion Energy management), and are discussed more fully in the sections entitled “— Certain Dominion Energy Unaudited Prospective Financial Information” and “— Certain NextEra Energy Unaudited Prospective Financial Information.” Such forecasts for Dominion Energy and NextEra Energy, in each case, were discussed with, and approved for J.P. Morgan’s use in connection with its financial analyses by, Dominion Energy and Dominion Energy management. Dominion Energy and NextEra Energy do not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the mergers, and did not prepare such projections with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Dominion Energy management and NextEra Energy management, including, without limitation, factors related to general economic and competitive conditions, prevailing interest rates and other factors as set forth and referred to in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, actual results could vary significantly from those set forth in the projections. For more information regarding the use of projections and other forward-looking statements, please refer to the sections entitled “— Certain Dominion Energy Unaudited Prospective Financial Information” and “— Certain NextEra Energy Unaudited Prospective Financial Information.”
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to holders of Dominion Energy common stock in the proposed mergers, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the mergers to the holders of any other class of securities, creditors or other constituencies of Dominion Energy or the underlying decision by Dominion Energy to engage in the proposed mergers. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed mergers, or any class of such persons relative to the merger consideration to be paid to the holders of Dominion Energy common stock in the proposed mergers or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Dominion Energy common stock or NextEra Energy common stock will trade at any future time.
The terms of the merger agreement, including the merger consideration, were determined through arm’s-length negotiations between Dominion Energy and NextEra Energy, and the decision to enter into the merger agreement was solely that of the Dominion Energy board and the NextEra Energy board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Dominion Energy board in its evaluation of the proposed mergers and should not be viewed as determinative of the views of the Dominion Energy board or Dominion Energy’s management with respect to the proposed mergers or the merger consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its oral opinion to the Dominion Energy board on May 15, 2026, which was subsequently confirmed by delivery of a written opinion, dated May 18, 2026, and in the financial analyses presented to the Dominion Energy board on May 15, 2026 in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its oral opinion to the Dominion Energy board on May 15, 2026, and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of J.P. Morgan’s financial analyses include information presented in tabular format. These tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
The implied value of the merger consideration of $78.25 as used throughout this summary of J.P. Morgan’s analyses was calculated by (1) first multiplying the exchange ratio of 0.8138 of a share of NextEra Energy common stock by $95.68, being the closing price per share of NextEra Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, and (2) then adding the Per Share Cash Estimate to such amount, in each case, as approved for J.P. Morgan’s use by Dominion Energy.
Dominion Energy Analysis
For each of the following analyses, using publicly available information, J.P. Morgan compared selected financial data of Dominion Energy with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to those engaged in by Dominion Energy (or aspects thereof), as applicable.
Dominion Energy Consolidated Public Trading Multiples Analyses
The comparable companies selected by J.P. Morgan with respect to Dominion Energy for its consolidated public trading multiples analyses were as follows (which, collectively, we refer to as the “Dominion selected utilities companies”):
Fully regulated utilities companies:
•
Duke Energy Corporation

•
Xcel Energy Inc.

•
Ameren Corporation

•
FirstEnergy Corp.

•
PPL Corporation

Utilities companies with unregulated exposure:
•
The Southern Company

•
American Electric Power Company, Inc.

•
Sempra

•
Public Service Enterprise Group Incorporated

•
WEC Energy Group, Inc.

•
DTE Energy Company

None of the Dominion selected utilities companies reviewed is identical or directly comparable to Dominion Energy, and certain of these companies may have characteristics that are materially different from those of Dominion Energy. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analyses, were, in J.P. Morgan’s judgment, considered sufficiently similar in certain respects to Dominion Energy. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Dominion Energy. In all instances, multiples were based on the closing stock price on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board.
Using publicly available information, J.P. Morgan calculated for each Dominion selected utilities company and for Dominion Energy, the multiple of price to the estimates for such company’s earnings per share for the fiscal year 2027 (which we refer to for purposes of this section of this joint proxy statement/prospectus as “2027E P/E”). Financial data for the Dominion selected utilities companies was based on the Dominion selected utilities companies’ filings with the SEC, publicly available equity research analysts’ consensus estimates and FactSet Research Systems, each current to May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board.
Based on the results of this analysis and other factors, which J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected a 2027E P/E multiple reference range for Dominion Energy of 16.50x – 19.00x. J.P. Morgan then applied that reference range to Dominion Energy’s projected earnings per share for the year ending December 31, 2027 (which we refer to for purposes of this section of this joint proxy statement/prospectus as “2027E EPS”), as provided in the Dominion Energy projections used by J.P. Morgan as discussed more fully in the section entitled “— Certain Dominion Energy Unaudited Prospective Financial Information,” and derived a range of implied equity values per share for Dominion Energy common stock.
This analysis indicated a range of implied equity values per share of Dominion Energy common stock of $65.00 to $74.75 (in each case, rounded to the nearest $0.25 per share) as compared to (1) the closing price of shares of Dominion Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $62.97 per share, and (2) the implied value of the merger consideration of $78.25 per share of Dominion Energy common stock.
Dominion Energy Sum-of-the-Parts Public Trading Multiples Analyses
The comparable companies selected by J.P. Morgan with respect to Dominion Energy for its sum-of-the-parts public trading multiples analyses include (1) the Dominion selected utilities companies outlined above and (2) the following unregulated companies (which, collectively, we refer to as the “Dominion unregulated selected companies” and together with the Dominion selected utilities companies, the “Dominion selected companies”):
Nuclear companies:
•
Constellation Energy Corporation

•
Vistra Corp.

•
NRG Energy, Inc.

•
Talen Energy Corporation

Renewables companies:
•
Brookfield Renewable Partners L.P.

•
Clearway Energy, Inc.

•
XPLR Infrastructure, LP

Infrastructure/other companies:
•
Kirby Corporation

•
Tidewater Inc.

•
Centuri Holdings, Inc.

•
Cadeler A/S

None of the Dominion selected utilities companies and none of the Dominion unregulated selected companies reviewed is identical or directly comparable to Dominion Energy’s nuclear business, renewables business, or infrastructure/other business, and certain of these companies may have characteristics that are materially different from those of Dominion Energy’s nuclear business, renewables business, or infrastructure/other business. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were, in J.P. Morgan’s judgment, considered sufficiently similar in certain respects to Dominion Energy’s nuclear business, renewables business, or infrastructure/other business. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Dominion Energy’s nuclear business, renewables business, or infrastructure/other business. In all instances, multiples were based on the closing stock price on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board.
Using publicly available information, J.P. Morgan calculated and compared:
•
for each Dominion selected utilities company and for Dominion Energy, the 2027E P/E; and

•
for each Dominion unregulated selected company and for Dominion Energy, the multiple of enterprise value (calculated as the market value of the company’s common stock on a fully diluted basis, plus debt and other adjustments, including non-controlling interests and preferred stock, less cash and unconsolidated investments) to estimated EBITDA (calculated as earnings before interest, taxes, depreciation and amortization, and after taking into account stock-based compensation) for fiscal year 2027 (which we refer to for purposes of this section of this joint proxy statement/prospectus as “2027E EV/EBITDA”).

Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected the following multiple reference ranges for Dominion Energy’s regulated and unregulated businesses:
Multiple Reference Range
2027E P/E (regulated business)	16.50x to 19.00x
2027E EV/EBITDA (unregulated business), calculated based on blended sub-segment multiples from the following business segments:	8.55x to 12.60x
2027E EV/EBITDA (nuclear business)	8.50x to 12.50x
2027E EV/EBITDA (renewables business)	10.50x to 12.50x
2027E EV/EBITDA (infrastructure/other business)	6.00x to 10.00x
J.P. Morgan then calculated the ranges of implied equity values per share of Dominion Energy common stock for Dominion Energy’s regulated business and Dominion Energy’s unregulated business by applying the applicable multiple reference range to the 2027E EPS of Dominion Energy’s regulated business and to the 2027E EBITDA of Dominion Energy’s unregulated business, in each case, as provided in the Dominion Energy projections used by J.P. Morgan, as discussed more fully in the section entitled “— Certain Dominion Energy Unaudited Prospective Financial Information.” After aggregating the ranges of implied equity values per share of Dominion Energy common stock for Dominion Energy’s regulated business and Dominion Energy’s unregulated business, and adding the per share face value of corporate and other net debt (which includes net debt and unconsolidated investments) as of March 31, 2026, in each case as provided by Dominion Energy’s management, this analysis indicated a range of implied equity values per share of Dominion Energy common stock of $47.75 – $60.50 (in each case, rounded to the nearest $0.25 per share).
This range of implied equity values per share of Dominion Energy common stock was compared to (1) the closing price per share of Dominion Energy common stock of $62.97 on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, and (2) the implied value of the merger consideration of $78.25 per share of Dominion Energy common stock.

Dominion Energy Consolidated Discounted Cash Flow Analyses
J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied stand-alone equity present value per share for Dominion Energy common stock. For the purposes of J.P. Morgan’s analysis, “unlevered free cash flows” were calculated by taking earnings before interest and taxes, subtracting cash taxes, adding back depreciation and amortization, subtracting capital expenditures and adjusting for other operating and investing cash flows. The free cash flows and range of terminal values were discounted to present values as of March 31, 2026 using a range of discount rates which were chosen by J.P. Morgan based upon analysis of the weighted average cost of capital applicable to comparable companies and businesses. The sum-of-the-parts discounted cash flow analyses do not imply the value at which the individual Dominion Energy businesses could be sold.
J.P. Morgan conducted discounted cash flow analyses of Dominion Energy by calculating the estimated present value of the unlevered free cash flows expected to be generated by Dominion Energy during fiscal years 2026 through 2030 based on Dominion Energy management’s projections, as discussed more fully in the section entitled “— Certain Dominion Energy Unaudited Prospective Financial Information.” J.P. Morgan also calculated a range of terminal values for Dominion Energy at the end of this period by applying a terminal growth rate estimated by Dominion Energy management ranging from 0.70% to 0.90%. The range of unlevered free cash flow and terminal values for Dominion Energy were discounted to present values (as of March 31, 2026), using discount rates ranging from 5.00% to 5.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital applicable to comparable companies and businesses. The present value of the unlevered free cash flows and the range of terminal values for Dominion Energy were then adjusted for net debt, non-controlling interest, unconsolidated investments and preferred stock balances as of March 31, 2026, in each case as provided by Dominion Energy’s management, as well as certain other adjustments to indicate an implied equity value per share of Dominion Energy common stock.
This analysis indicated a range of implied per share equity values for Dominion Energy common stock (rounded to the nearest $0.25) of $53.50 to $79.00, which J.P. Morgan compared to (1) the closing price of shares of Dominion Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $62.97 per share, and (2) the implied value of the merger consideration of $78.25 per share of Dominion Energy common stock.
Dominion Energy Sum-of-the-Parts Discounted Cash Flow Analyses
Given the nature of the businesses in which Dominion Energy participates, J.P. Morgan conducted a sum-of-the-parts discounted cash flow analysis for purposes of determining an implied equity value per share of Dominion Energy common stock based on Dominion Energy management projections, as discussed more fully in the section entitled “— Certain Dominion Energy Unaudited Prospective Financial Information.”
J.P. Morgan performed separate sum-of-the-parts discounted cash flow analyses on each of (1) Dominion Energy’s regulated businesses, (2) Dominion Energy’s unregulated businesses and (3) Dominion Energy’s corporate and other business segment to estimate the present value of the total unlevered free cash flows that Dominion Energy was projected to generate on a standalone basis for fiscal years 2026 through 2030 for each such business segment, in each case, based on the Dominion Energy management projections, as discussed more fully in the section entitled “— Certain Dominion Energy Unaudited Prospective Financial Information.” The present value of the unlevered free cash flows and the range of terminal values for Dominion Energy businesses were aggregated to derive a range of implied enterprise values, which were then adjusted for net debt and other adjustments and divided by diluted shares outstanding of Dominion Energy common stock to indicate a range of implied equity values per share for Dominion Energy common stock.
For the Dominion Energy valuation analysis, J.P. Morgan performed discounted cash flow analyses on the following business segments with the assumptions and considerations noted below:
•
For Dominion Energy’s regulated business segment, J.P. Morgan calculated a range of terminal values at the end of the projection period by applying a terminal growth rate of 0.70% to 0.90%, estimated by management of Dominion Energy, to the segment’s projected 2030 cash flows. The unlevered free cash flows and ranges of terminal values of the regulated business segment were then discounted to present value using a discount rate range of 4.88% to 5.38%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital applicable to the regulated business segment.

•
For Dominion Energy’s unregulated business segment, J.P. Morgan calculated a range of terminal values at the end of the projection period by applying a terminal growth rate of 2.25% to 2.75%, estimated by management of Dominion Energy, to the segment’s projected 2030 cash flows. The unlevered free cash flows and ranges of terminal values of the unregulated business segment were then discounted to present value using a discount rate range of 6.75% to 7.75%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital applicable to the unregulated business segment.
•
For Dominion Energy’s corporate and other business segment, J.P. Morgan calculated a range of terminal values at the end of the projection period by applying a terminal growth rate of 1.75% to 2.25%, estimated by management of Dominion Energy, to the segment’s projected 2030 cash flows. The unlevered free cash flows and ranges of terminal values of the corporate and other segment were then discounted to present value using a discount rate range of 5.01% to 5.54%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital blended between the regulated and unregulated business segments based on their relative revenue contributions.

The Dominion Energy sum-of-the-parts discounted cash flow analysis indicated a range of implied equity values per share for Dominion Energy common stock of $55.00 to $82.50 (in each case, rounded to the nearest $0.25), which J.P. Morgan compared to (1) the closing price of shares of Dominion Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $62.97 per share, and (2) the implied value of the merger consideration of $78.25 per share of Dominion Energy common stock.
NextEra Energy Analysis
For each of the following analyses, using publicly available information, J.P. Morgan compared selected financial data of NextEra Energy with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to those engaged in by NextEra Energy (or aspects thereof), as applicable.
NextEra Energy Sum-of-the-Parts Public Trading Multiples Analyses
The comparable companies selected by J.P. Morgan with respect to NextEra Energy for its sum-of-the-parts public trading multiples analyses were as follows (which, collectively, we refer to as the “NextEra selected companies”):
Utilities companies:
•
The Southern Company

•
Duke Energy Corporation

•
American Electric Power Company, Inc.

•
Xcel Energy Inc.

•
Entergy Corporation

•
WEC Energy Group, Inc.

•
Ameren Corporation

•
CenterPoint Energy, Inc.

Energy Resources companies:
•
Constellation Energy Corporation

•
Vistra Corp.

•
NRG Energy, Inc.

•
Talen Energy Corporation

•
Brookfield Renewable Partners L.P.

•
Clearway Energy, Inc.

•
Ormat Technologies, Inc.

None of the NextEra selected companies reviewed is identical or directly comparable to FPL or NextEra Energy’s Energy Resources business, and certain of these companies may have characteristics that are materially different from those of FPL or NextEra Energy’s Energy Resources business. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were, in J.P. Morgan’s judgment, considered sufficiently similar in certain respects to FPL or NextEra Energy’s Energy Resources business. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect FPL or NextEra Energy’s Energy Resources business. Financial data for the NextEra selected companies was based on the NextEra selected companies’ filings with the SEC, publicly available equity research analysts’ consensus estimates and FactSet Research Systems, each current to May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board.
Using publicly available information, J.P. Morgan calculated and compared:
•
for FPL, the 2027E P/E; and

•
for NextEra Energy’s Energy Resources business, the 2027E EV/EBITDA.

Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected the following multiple reference ranges for NextEra Energy for FPL and NextEra Energy’s Energy Resources businesses:
=	Multiple Reference Range
2027E P/E (utilities business)	17.50x to 22.50x
2027E EV/EBITDA (Energy Resources business)	8.50x to 13.50x
J.P. Morgan then calculated the ranges of implied equity values per share of NextEra Energy common stock of FPL and NextEra Energy’s Energy Resources business by applying the applicable multiple reference range to the 2027E EPS of FPL and to the 2027E EBITDA of NextEra Energy’s Energy Resources business, in each case, as provided in the NextEra Energy projections, as adjusted by Dominion Energy management and used by J.P. Morgan, and discussed more fully in the section entitled “— Certain NextEra Energy Unaudited Prospective Financial Information.” After aggregating the ranges of implied equity values per share of NextEra Energy common stock for FPL and NextEra Energy’s Energy Resources business, and adding the per share face value of corporate and other net debt (which includes net debt and unconsolidated investments) as of March 31, 2026, in each case as provided by Dominion Energy’s management, this analysis indicated a range of implied equity values per share of NextEra Energy common stock of $64.75 – $109.00 (in each case, rounded to the nearest $0.25 per share).
This range of implied equity values per share of NextEra Energy common stock was compared to the closing price per share of NextEra Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $95.68.
NextEra Energy Sum-of-the-Parts Discounted Cash Flow Analyses
Given the nature of the businesses in which NextEra Energy participates, J.P. Morgan conducted a sum-of-the-parts discounted cash flow analysis for purposes of determining an implied equity value per share of NextEra Energy common stock based on NextEra Energy management projections, as adjusted by Dominion Energy management and as discussed more fully in the section entitled “— Certain NextEra Energy Unaudited Prospective Financial Information.”
J.P. Morgan performed separate sum-of-the-parts discounted cash flow analyses on each of (1) FPL, (2) NextEra Energy’s Energy Resources businesses and (3) NextEra Energy’s corporate and other business segment to estimate the present value of the total unlevered free cash flows that NextEra Energy was projected to generate on a standalone basis for fiscal years 2026 through 2032 for each such business segment, in each case, based on the NextEra Energy management projections, as adjusted by Dominion Energy management and as discussed more fully in the section entitled “— Certain NextEra Energy Unaudited Prospective Financial Information.” The present value of the unlevered free cash flows and the range of terminal values for NextEra Energy businesses, including corporate expenses, were summed and then adjusted for depreciation, tax and certain other adjustments.
For the NextEra Energy valuation analysis, J.P. Morgan performed discounted cash flow analyses on the following business segments with the assumptions and considerations noted below:
•
For FPL, J.P. Morgan calculated a range of terminal values by applying terminal growth rates of 1.20% to 1.30% to the segment’s projected 2032 cash flows (as estimated by Dominion Energy management). The unlevered free cash flows and ranges of terminal values of the utilities business segment were then discounted to present value using a discount rate range of 4.88% to 5.38%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital applicable to the utilities business segment.

•
For NextEra Energy’s Energy Resources business segment, J.P. Morgan calculated a range of terminal values by applying terminal growth rates of 2.90% to 3.10% to the segment’s projected 2032 cash flows (as estimated by Dominion Energy management). J.P. Morgan then discounted those unlevered free cash flows to a present value by using a discount rate range of 5.50% to 6.00%, which range was chosen by J.P. Morgan based upon its analysis of the weighted average cost of capital applicable to the Energy Resources business segment.

•
For NextEra Energy’s corporate and other business segment, J.P. Morgan calculated a range of terminal values by applying terminal growth rates of 1.75% to 2.25% to the segment’s projected 2032 cash flows (as estimated by

Dominion Energy management). The unlevered free cash flows and ranges of terminal values of the corporate and other segment were then discounted to present value using a discount rate range of 5.08% to 5.58%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital applicable to the corporate and other segment.
The NextEra Energy sum-of-the-parts discounted cash flow analysis indicated a range of implied equity values per share for NextEra Energy common stock of $72.75 to $113.00 (in each case, rounded to the nearest $0.25), which J.P. Morgan compared to the closing price per share of NextEra Energy common stock as of May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $95.68.
Implied Relative Value Analysis
Based upon (1) the implied equity values per share of Dominion Energy common stock and NextEra Energy common stock calculated in the sum-of-the-parts public trading multiples analyses described above, and (2) the implied equity values per share of Dominion Energy common stock and NextEra Energy common stock calculated in the sum-of-the-parts discounted cash flow analyses described above, J.P. Morgan calculated an implied range of exchange ratios. J.P. Morgan compared the lowest implied equity value per share of Dominion Energy common stock, adjusted to account for the cash consideration based on the Per Share Cash Estimate, to the highest implied equity value per share of NextEra Energy common stock to derive the lowest exchange ratio that each pair of results implied. J.P. Morgan also compared the highest implied equity value per share of Dominion Energy common stock, adjusted to account for the cash consideration based on the Per Share Cash Estimate, to the lowest implied equity value per share of NextEra Energy common stock to derive the highest exchange ratio that each pair of results implied. The ranges of implied cash adjusted exchange ratios resulting from this analysis were as follows:
Implied Cash Adjusted Exchange Ratios
Metric	Low	High
Sum-of-the-Parts Trading multiples	0.4383x	0.9341x
Sum-of-the-Parts Discounted cash flow	0.4865x	1.1338x
The ranges of implied cash adjusted exchange ratios resulting from the foregoing analysis were compared to (1) the implied exchange ratio of 0.6581x based on the closing prices of Dominion Energy common stock and NextEra Energy common stock as of May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $62.97 per share (for Dominion Energy common stock) and $95.68 per share (for NextEra Energy common stock); and (2) the proposed cash-adjusted exchange ratio of 0.8179x pursuant to the merger agreement.
Intrinsic Value Creation Analysis
J.P. Morgan conducted an illustrative implied intrinsic-based value creation analysis, which compared the implied equity value of Dominion Energy common stock derived from a consolidated discounted cash flow valuation on a standalone basis to the pro forma combined company implied equity value attributable to each share of Dominion Energy common stock. J.P. Morgan determined the pro forma combined company implied equity value by calculating the present value of the unlevered free cash flow to the pro forma combined company (taking into account transaction expenses and customer concessions), as provided by and approved for J.P. Morgan’s use by the management of Dominion Energy, which were discounted to present value using a 5.25% discount rate, less the cash consideration paid to holders of shares of Dominion Energy common stock of $360 million. J.P. Morgan determined the implied value to the holders of Dominion Energy common stock by multiplying the pro forma equity value of the combined company by the pro forma equity ownership percentage of the combined company attributable to the existing holders of Dominion Energy common stock pursuant to the mergers and adding to that the cash consideration paid to holders of shares of Dominion Energy common stock of $360 million. This analysis indicated that, on an illustrative basis, the mergers created hypothetical incremental implied value of 16.4% to the holders of shares of Dominion Energy common stock.
Other Information
J.P. Morgan also reviewed and presented other information, solely for informational purposes and not as a component of its fairness analysis, including the following analyses:
Selected Transaction Analysis
For reference only and not as a component of its fairness analysis, using publicly available information, J.P. Morgan examined selected recent transactions involving businesses which J.P. Morgan judged to be similar to the proposed mergers (or aspects thereof). The following transactions were selected by J.P. Morgan as relevant to the evaluation of the proposed mergers:
Announcement Date	Acquiror	Target
August 2025	Black Hills Corporation	Northwestern Energy Group, Inc.
May 2025	Blackstone Inc.	TXNM Energy, Inc.
May 2024	Canada Pension Plan Investment Board, Global Infrastructure Management, LLC	Allete, Inc.
May 2021	PPL Corporation	The Narragansett Electric Company
None of the selected transactions reviewed was identical to the proposed mergers. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analyses, were, in J.P. Morgan’s judgment, considered similar to the proposed mergers. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed mergers.
Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s equity value to estimated adjusted last twelve month net income as of the announcement date for the applicable transaction (which we refer to for purposes of this section of this joint proxy statement/prospectus as “LTM P/E”). Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected a LTM P/E reference range for Dominion Energy of 16.0x to 24.0x. J.P. Morgan then applied such reference range to the actual earnings per share for the fiscal year 2025 of Dominion Energy based on filings with the SEC as of May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board. This analysis indicated a range of implied equity values per share of Dominion Energy common stock of approximately $54.75 to $82.00 (in each case, rounded to the nearest $0.25 per share), which was compared to (1) the closing price of shares of Dominion Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $62.97 per share, and (2) the implied value of the merger consideration of $78.25 per share of Dominion Energy common stock.
52-Week Historical Trading Range
For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the 52-week trading range of Dominion Energy’s intraday share prices for the period ending May 14, 2026, which was $53.36 (the 52-week low) to $67.57 (the 52-week high) per share of Dominion Energy common stock as compared to (1) the closing price of shares of Dominion Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $62.97 per share, and (2) the implied value of the merger consideration of $78.25 (rounded to the nearest $0.25) per share of Dominion Energy common stock.
For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the 52-week trading range of NextEra Energy’s intraday share prices for the period ending May 14, 2026, which was $63.88 (the 52-week low) to $98.75 (the 52-week high) per share of NextEra Energy common stock as compared to the closing price of shares of NextEra Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $95.68 per share.
Analyst Price Targets
For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the price targets of certain publicly available equity research analyst price targets for shares of Dominion Energy common stock available as of May 14, 2026, which provided a reference range of $59.00 to $70.00 per share of Dominion Energy common stock and $67.00 per share of Dominion Energy common stock at the median. J.P. Morgan compared the analyst price targets analysis to (1) the closing price of shares of Dominion Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $62.97 per share, and (2) the implied value of the merger consideration of $78.25 (rounded to the nearest $0.25) per share of Dominion Energy common stock.
For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the price targets of certain publicly available equity research analyst price targets for shares of NextEra Energy common stock available as of May 14, 2026, which provided a reference range of $55.00 to $112.00 per share of NextEra Energy common stock and $102.00 per share of NextEra Energy common stock at the median. J.P. Morgan compared the analyst price targets analysis to the closing price of shares of NextEra Energy common stock on May 14, 2026, the last full trading day prior to the rendering of J.P. Morgan’s oral opinion to the Dominion Energy board, of $95.68 per share.

Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of J.P. Morgan’s analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Dominion Energy or NextEra Energy. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Dominion Energy or NextEra Energy, and none of the selected transactions reviewed was identical to the mergers. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Dominion Energy and NextEra Energy. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the mergers. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Dominion Energy and NextEra Energy and the transactions compared to the mergers.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Dominion Energy with respect to the mergers on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Dominion Energy, NextEra Energy and the industries in which they operate.
J.P. Morgan received a fee from Dominion Energy of $5 million for delivery of its opinion. Dominion Energy has agreed to pay J.P. Morgan an estimated aggregate fee of $78 million upon the consummation of the mergers for services rendered in connection with the mergers, against which the opinion fee will be credited. In addition, Dominion Energy has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Dominion Energy and NextEra Energy, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period for Dominion Energy have included acting as joint lead arranger and bookrunner on credit facilities of Dominion Energy in April 2025 and April 2026, as joint lead bookrunner on Dominion Energy’s offerings of debt securities in May 2025 and September 2025, and as joint dealer manager on Dominion Energy’s tender offer for its fixed rate perpetual preferred stock in June 2024. Such services during such period for NextEra Energy have included acting as joint lead arranger and bookrunner on credit facilities of NextEra Energy’s affiliated entities in February 2026, as joint lead bookrunner on offerings of debt securities of NextEra Energy’s affiliated entities in June 2024, January 2025, February 2025, March 2025, May 2025, June 2025, November 2025, December 2025 and February 2026, as joint lead bookrunner on NextEra Energy’s offering of equity-linked securities in October 2024, as financial advisor on a NextEra affiliated entity’s sale of Meade Pipeline Co LLC announced in September 2025. In addition, during the two year period preceding the date of J.P. Morgan’s opinion, affiliates of J.P. Morgan have made tax equity investments in certain of NextEra Energy’s affiliated entities with aggregate commitments of approximately $1.34 billion. J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Dominion Energy and NextEra Energy’s affiliated entities, for which it receives customary compensation or other financial benefits. As of the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates held, on a proprietary basis, less than 2% of the outstanding common stock of Dominion Energy and less than 1% of the outstanding common stock of NextEra Energy.

In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Dominion Energy or NextEra Energy for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments. During the two-year period preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan and its affiliates from Dominion Energy and NextEra Energy were approximately $9 million and $29 million, respectively. In addition, J.P. Morgan and/or its affiliates are currently providing investment banking services to NextEra Energy and/or certain of its affiliates, in connection with transactions that are unrelated to the mergers. J.P. Morgan and/or its affiliates expect to receive customary compensation in connection with such investment banking services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan to be less than the fee for financial advisory services that J.P. Morgan expects to receive from the Company in connection with the mergers. Furthermore, certain affiliates of J.P. Morgan have made tax equity investments in NextEra Energy with such affiliates commitments totaling approximately $8 billion in the aggregate as of the date of J.P. Morgan’s opinion and certain affiliates of J.P. Morgan are expected to make additional tax equity investments in Next Era Energy which, considered in the aggregate and assuming all such transactions are actually completed, are expected to result in additional commitments totaling approximately $1 billion.
Board of Directors and Management of the Combined Company
Board of Directors
Pursuant to the merger agreement, NextEra Energy will, subject to the occurrence of the effective time, take all necessary action as soon as practical after the effective time to cause the combined company board at the effective time to consist of 14 members and appoint four mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management, one of whom will be Robert M. Blue, Chair, President and Chief Executive Officer of Dominion Energy, as directors to serve on the combined company board. The other individuals to be selected to serve on the board of directors of the combined company, including the three other mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management to be appointed pursuant to the merger agreement, have not yet been identified and are expected to be agreed to prior to the closing.
The chairman of the NextEra Energy board immediately prior to the effective time will continue to serve as chairman of the combined company board.
Committees of the Board of Directors
After the effective time, the combined company board will continue to have six committees, consisting of (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Governance & Nominating Committee, (iv) a Finance & Investment Committee, (v) a Nuclear Committee and (vi) an Executive Committee.
Management
The chief executive officer of NextEra Energy immediately prior to the effective time will, at the effective time, be the chief executive officer of the combined company. Mr. Blue will be appointed to serve as president and chief executive officer of the combined company’s regulated utilities effective at the effective time. In addition, each existing president of each of Dominion Energy Virginia and Dominion Energy South Carolina will continue in such role following the mergers.
Interests of NextEra Energy Directors and Executive Officers in the Mergers
In considering the recommendation of the NextEra Energy board that shareholders vote “FOR” the NextEra Energy share issuance proposal, NextEra Energy shareholders should be aware that the executive officers and directors of NextEra Energy have interests in the mergers that may be different from, or in addition to, those of NextEra Energy shareholders generally. These interests are described below. The NextEra Energy board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the mergers, in approving the merger agreement, and in recommending the approval of the NextEra Energy share issuance proposal.
Certain NextEra Energy Directors to Be Appointed to the Combined Company Board and NextEra Energy Executive Officers to Serve as Executive Officers of Combined Company
Pursuant to the merger agreement, NextEra Energy and Dominion Energy have agreed that the combined company board will consist of 14 members, including four mutually agreeable current members of the Dominion

Energy board or Dominion Energy’s executive management, one of whom will be Robert M. Blue, Chair, President and Chief Executive Officer of Dominion Energy. See “— Board of Directors and Management of the Combined Company” above.
Continued Indemnification and Insurance Coverage
Pursuant to the terms of NextEra Energy’s organizational documents and existing indemnification agreements, the directors and executive officers of NextEra Energy will be entitled to certain ongoing indemnification rights following the consummation of the mergers, to the fullest extent permitted under the Florida Business Corporation Act (the “FBCA”), against liabilities that may arise by reason of their service to NextEra Energy. Such indemnification rights include the advancement of expenses incurred in connection with any proceeding to the extent permitted under applicable law.
NextEra Energy maintains directors’ and officers’ liability insurance coverage, including a primary D&O policy and multiple layers of excess D&O coverage. Directors and executive officers of NextEra Energy may be entitled to coverage under these policies of the combined company following the effective time.
Treatment of Dominion Energy Indebtedness and Existing Series C Preferred Stock
As of March 31, 2026, Dominion Energy had (i) no revolving loans outstanding under its $7.0 billion joint revolving credit facility, and approximately $14 million of letters of credit outstanding, (ii) no revolving loans outstanding under its $1.0 billion sustainability revolving credit agreement, (iii) no revolving loans outstanding under its $1.0 billion 364-day revolving credit facility, which was replaced by its $1.0 billion supplemental revolving credit facility in April 2026, and (iv) approximately $800 million of term loans outstanding under its $1.25 billion 364-day term loan facility. In April 2026, Dominion Energy borrowed the remaining approximately $450 million under the 364-day term loan facility. Completion of the first merger would give lenders under each of the foregoing credit facilities the right to terminate all outstanding commitments, including letter of credit commitments, and to require prepayment of outstanding loans, as applicable, under each such credit facility. Accordingly, NextEra Energy expects that Dominion Energy will, at the direction of NextEra Energy, seek the consent of, or waiver by, the required lenders thereunder with respect to the first merger, or, alternatively, that each such credit facility will be repaid and terminated, as applicable, in connection with the consummation of the first merger.
In addition, as of April 30, 2026, Dominion Energy and certain of its subsidiaries were party to various bilateral letter of credit facilities providing for aggregate letter of credit commitments of approximately $3.6 billion. As of April 30, 2026, approximately $1.9 billion of letters of credit were issued and outstanding under such bilateral letter of credit facilities. Certain of these bilateral letter of credit facilities contain change of control provisions and/or cross-references to the change of control provisions in Dominion Energy’s joint revolving credit facility that would be triggered by completion of the first merger. Accordingly, NextEra Energy expects that Dominion Energy will, at the direction of NextEra Energy, seek the consent of, or waiver by, the applicable issuing banks with respect to the first merger, or, alternatively, that provision will be made for the reimbursement of any applicable issued letters of credit thereunder in connection with the consummation of the first merger.
Dominion Energy and certain of its subsidiaries are also party to capital lease arrangements in an aggregate original principal amount of $1.1 billion. Such arrangements require counterparty consent or the exercise of purchase options equal to the currently outstanding principal amount under such arrangements, upon certain triggering events, which would include completion of the first merger. Accordingly, NextEra Energy expects that Dominion Energy will, at the direction of NextEra Energy, seek the consent of, or waiver by, the required counterparties under these arrangements with respect to the first merger, or, alternatively, that the capital leases will be terminated, and the purchase options thereunder exercised, in connection with the consummation of the first merger.
As of March 31, 2026, Dominion Energy had approximately $18.6 billion of notes outstanding under five indentures. The consummation of the mergers is not expected to provide the holders of the Dominion Energy notes with any rights.
As of March 31, 2026, Dominion Energy Virginia had approximately $22.8 billion of notes outstanding under two indentures. The consummation of the mergers is not expected to provide the holders of the Dominion Energy Virginia notes with any rights.
As of March 31, 2026, Dominion Energy South Carolina had approximately $4.6 billion of first mortgage bonds outstanding under one indenture. The consummation of the mergers is not expected to provide the holders of the Dominion Energy South Carolina notes with any rights.
NextEra Energy expects that the Dominion Energy notes, the Dominion Energy Virginia notes and the Dominion Energy South Carolina notes will remain outstanding following consummation of the mergers or that it may commence purchases on the open market, tender offers, exchange offers and/or consent solicitations in connection therewith. If NextEra Energy commences open market purchase, tender offers, exchange offers and/or consent solicitations, such action will be set forth in separate documentation and subject to the terms and conditions thereof.
As of March 31, 2026, Dominion Energy had approximately $406 million DERI Notes outstanding. Under the terms of the merger agreement, Dominion Energy is required to redeem or call for redemption all DERI Notes prior to closing.
As of March 31, 2026, Dominion Energy had 1,000,000 shares of its existing Series C preferred stock outstanding. Under the terms of the merger agreement, Dominion Energy is required to redeem all of its currently issued and outstanding existing Series C preferred stock prior to the effective time if the effective time occurs after January 15, 2027. If the effective time occurs on or prior to January 15, 2027, then, at the effective time, each share of existing Series C preferred stock of Dominion Energy will be cancelled in exchange for one share of NextEra Energy preferred stock with terms that are not materially less favorable to holders than the terms of the existing Series C preferred stock immediately prior to the effective time. Accordingly, the holders of shares of existing Series C preferred stock will not have voting rights with respect to the first merger. For further information on the existing Series C preferred stock and how foregoing the second merger, as permitted by the merger agreement, would affect the existing Series C preferred shareholders in the event that the effective time occurs on or prior to January 15, 2027, see “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger” beginning on page 167 of this joint proxy statement/prospectus.
This joint proxy statement/prospectus does not constitute an offer to sell or the solicitation of an offer to buy any debt securities or preferred stock of NextEra Energy or Dominion Energy or its subsidiaries. It does not constitute a prospectus or prospectus equivalent document for any such securities. No offering of any debt securities of NextEra Energy will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom. This joint proxy statement/prospectus also does not constitute a notice of redemption with respect to any Dominion Energy securities. Notice of any redemption of Dominion Energy securities will be given in accordance with the provisions of the applicable document governing the terms of the applicable securities.
For a description of NextEra Energy’s and Dominion Energy’s existing indebtedness, see NextEra Energy’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 13, 2026, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 23, 2026, and Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 23, 2026, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 203 of this joint proxy statement/prospectus.
Interests of Dominion Energy Directors and Executive Officers in the Mergers
In considering the recommendation of the Dominion Energy board that shareholders vote “FOR” the Dominion Energy merger proposal and the Dominion Energy compensation proposal, Dominion Energy shareholders should be aware that the directors and executive officers of Dominion Energy have interests in the mergers that may be different from, or in addition to, those of Dominion Energy shareholders generally. These interests are described below, and certain of them are quantified in the narrative and tabular disclosure included under “— Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers.” The Dominion Energy board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the mergers, in approving the merger agreement, and in recommending the Dominion Energy merger proposal and the Dominion Energy compensation proposal.
Indemnification and Insurance
Pursuant to the terms of the merger agreement, Dominion Energy’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See “The Merger Agreement — Indemnification and Insurance.”
Dominion Directors to Be Appointed to the Combined Company Board
Pursuant to the merger agreement, NextEra Energy and Dominion Energy have agreed that the combined company board will consist of 14 members, including four mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management, one of whom will be Robert M. Blue, Chair, President and Chief Executive Officer of Dominion Energy. See “— Board of Directors and Management of the Combined Company” above.

Treatment of Dominion Energy Equity-Based Awards
The treatment of Dominion Energy PSU awards, Dominion Energy restricted stock awards and Dominion Energy deferred units that are outstanding immediately prior to the effective time, including those held by non-employee members of the Dominion Energy board and Dominion Energy executive officers, as a result of the first merger is described in this section.
Dominion Energy PSU Awards:   Each Dominion Energy PSU award that is outstanding immediately prior to the effective time will, automatically and without any action on the part of the holder thereof, be assumed by NextEra Energy and converted into a NextEra Energy restricted stock unit award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (i) the number of shares of Dominion Energy common stock subject to such Dominion Energy PSU award immediately prior to the effective time (with such number of shares of Dominion Energy common stock determined based upon the number of shares of Dominion Energy common stock that would be earned if the performance level achieved was the greater of (a) the “target” level of performance and (b) the “actual” level of performance measured based on a shortened performance period ending immediately prior to the effective time, as reasonably determined by the Compensation and Talent Development Committee of the Dominion Energy board in good faith (following consultation with NextEra Energy)), and (ii) the equity award exchange ratio, with the same terms and conditions (including service-based vesting conditions, forfeiture conditions and dividend equivalent rights, but excluding performance-based vesting conditions) that applied to such Dominion Energy PSU award immediately prior to the effective time. In addition, each outstanding Dominion Energy PSU award that is converted into a NextEra Energy restricted stock unit award will include an equity award cash distribution right providing for the right to receive an amount in cash equal to (a) the number of shares of NextEra Energy common stock subject to such conversion award, divided by (b) the equity award exchange ratio, multiplied by (c) the per share cash amount. The equity award cash distribution right will be subject to the same vesting, payment and forfeiture terms as the conversion award to which such equity award cash distribution right relates.
The following table sets forth, for each of Dominion Energy’s executive officers who served at any time since January 1, 2025, the aggregate number of outstanding unvested Dominion Energy PSU awards, based on the deemed achievement of “target” performance (100%), held by them as of July 9, 2026 and the aggregate value of such awards assuming the closing price of a Dominion Energy share of common stock is $67.88 (which is the average closing price of Dominion Energy common stock over the first five business days following the first public announcement of the merger). None of the Dominion Energy non-employee directors hold Dominion Energy PSU awards.
Executive Officer	Number of Outstanding Unvested Dominion Energy PSU Awards (Based on Target Performance) (#)	Value of Outstanding Unvested Dominion Energy PSU Awards (Based on Target Performance) ($)
Robert M. Blue	459,276	31,175,655
Edward H. Baine	45,790	3,108,225
Carlos M. Brown	69,760	4,735,309
Michele L. Cardiff	4,589	311,501
Eric S. Carr	54,096	3,672,036
Regina J. Elbert	20,177	1,369,615
W. Keller Kissam	19,321	1,311,509
Gary G. Ratliff	5,357	363,633
Steven D. Ridge	69,760	4,735,309
Dominion Energy Restricted Stock Awards:   Each Dominion Energy restricted stock award that is outstanding immediately prior to the effective time will be assumed by NextEra Energy and converted into a NextEra Energy restricted stock award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Dominion Energy common stock subject to such Dominion Energy restricted stock award immediately prior to the effective time, and (b) the equity award exchange ratio, with the same terms and conditions (including dividend rights) that applied to such Dominion Energy restricted stock award immediately prior to the effective time. In addition, each outstanding Dominion Energy restricted stock award that is converted into a NextEra Energy restricted stock award will include an equity award cash distribution right providing for the right to receive an amount in cash equal to (a) the number of shares of NextEra Energy common stock subject to such conversion award, divided by (b) the equity award exchange ratio, multiplied by (c) the per share cash amount. The equity award cash distribution right will be subject to the same vesting, payment and forfeiture terms as the conversion award to which such equity award cash distribution right relates.
The following table sets forth, for each of Dominion Energy’s executive officers who served at any time since January 1, 2025, the aggregate number of outstanding unvested Dominion Energy restricted stock awards held by them as of July 9, 2026 and the aggregate value of such awards assuming the closing price of a Dominion Energy share of common stock is $67.88 (which is the average closing price of Dominion Energy common stock over the first five business days following the first public announcement of the merger). The table does not include Michele L. Cardiff, former senior vice president, controller and chief accounting officer, who does not hold Dominion Energy restricted stock awards. None of the Dominion Energy non-employee directors hold Dominion Energy restricted stock awards.
Executive Officer	Number of Outstanding Unvested Dominion Energy Restricted Stock Awards (#)	Value of Outstanding Unvested Dominion Energy Restricted Stock Awards ($)
Robert M. Blue	47,193	3,203,461
Edward H. Baine	22,323	1,515,285
Carlos M. Brown	36,195	2,456,917
Eric S. Carr	18,724	1,270,985
Regina J. Elbert	10,795	732,765
W. Keller Kissam	8,281	562,114
Gary G. Ratliff	5,609	380,739
Steven D. Ridge	36,195	2,456,917
For the estimated values of the potential accelerated vesting of the Dominion Energy PSU awards and Dominion Energy restricted stock awards held by Dominion Energy’s named executive officers upon a termination without cause or due to a constructive termination (or upon the closing of the mergers for a pro rata portion of certain Dominion Energy key contributor restricted stock awards and Dominion Energy leadership incentive program restricted stock awards), see the “Equity” column of the table below under “— Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers.”
Dominion Energy Deferred Units:   Each Dominion Energy deferred unit that is outstanding immediately prior to the effective time will automatically be converted into a number of NextEra Energy deferred units in respect of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number, of (x) the number of shares of Dominion Energy common stock subject to such Dominion Energy deferred unit (including any additional shares of Dominion Energy common stock credited as accumulated dividend equivalent rights with respect to such Dominion Energy deferred unit immediately prior to the effective time) multiplied by (y) the equity award exchange ratio, to be payable pursuant to the terms of Dominion Energy’s Non-Employee Directors Compensation Plan. In addition, each outstanding Dominion Energy deferred unit that is converted into a NextEra Energy deferred unit will include an equity award cash distribution right providing for the right to receive an amount in cash equal to (a) the number of shares of NextEra Energy common stock subject to such conversion award, divided by (b) the equity award exchange ratio, multiplied by (c) the per share cash amount. The equity award cash distribution right will be subject to the same vesting, payment and forfeiture terms as the conversion award to which such equity award cash distribution right relates.
The following table sets forth, for each of Dominion Energy’s non-employee directors who served at any time since January 1, 2025, the aggregate number of shares of Dominion Energy common stock subject to outstanding Dominion Energy deferred units held by them as of July 9, 2026 and the aggregate value of such awards assuming the closing price of a Dominion Energy share of common stock is $67.88 (which is the average closing price of Dominion Energy common stock over the first five business days following the first public announcement of the merger). The table does not include Paul M. Dabbar, who resigned from the Dominion Energy board in 2025 and does not hold Dominion Energy deferred units. None of the Dominion Energy executive officers hold Dominion Energy deferred units.
Non-Employee Directors	Number of Shares Subject to Outstanding Dominion Energy Deferred Units (#)	Value of Outstanding Dominion Energy Deferred Units ($)
James A. Bennett	27,182	1,845,114
D. Maybank Hagood	21,911	1,487,319

Non-Employee Directors	Number of Shares Subject to Outstanding Dominion Energy Deferred Units (#)	Value of Outstanding Dominion Energy Deferred Units ($)
Mark J. Kington	140,628	9,545,829
Kristin G. Lovejoy	25,407	1,724,627
Jeffrey J. Lyash	5,826	395,469
Joseph M. Rigby	36,194	2,456,849
Pamela J. Royal, M.D.	44,986	3,053,650
Robert H. Spilman, Jr	29,426	1,997,437
Susan N. Story	24,965	1,694,624
Vanessa Allen Sutherland	19,415	1,317,890
Change in Control Payments and Benefits
Employment Continuity Agreements.   Each of the current executive officers of Dominion Energy is eligible for certain change in control payments and benefits under such executive officer’s employment continuity agreement.
Pursuant to the employment continuity agreements, for the three-year period following a change in control (including completion of the mergers), the executive officer will be entitled to (i) an annual base salary no less than the executive officer’s annual base salary implied by the executive officer’s highest monthly salary during the 12 months preceding the change in control, (ii) a target and maximum annual bonus opportunity no less than the largest target and maximum bonus payable to the executive officer under Dominion Energy’s annual bonus plan as in effect at any time during the three-year period prior to the change in control, (iii) participate in all incentive, savings and retirement benefit and welfare benefit plans and programs applicable generally to other peer executives of Dominion Energy but, in no event, will such plans or programs be less favorable in the aggregate than the greater of (a) those provided by Dominion Energy during the 90 days prior to the change in control, or (b) those provided generally at any time after the change in control to other peer executives of Dominion Energy, and (iv) other employee benefits and perquisites in accordance with the most favorable plan and programs of Dominion Energy during the 90-day period preceding the change in control or, if more favorable, as in effect generally with respect to other peer executives of Dominion Energy. The table below under “— Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers” assumes that each Dominion Energy named executive officer experiences a qualifying termination immediately following the effective time and, therefore, no amount relating to these benefits is shown in such table.
In the event the executive officer is terminated without cause or due to a constructive termination (as each such term is defined in the respective executive officer’s employment continuity agreement) during the three-year period following a change in control (including the completion of the mergers) (a “qualifying termination”), he or she will be entitled to (i) a cash payment equal to the sum of (x) his or her unpaid salary and accrued paid time off through the termination date, plus (y) his or her annual incentive plan award for the year in which the termination occurs, prorated for the days actually worked through the termination date (or, if greater, the amount of any annual incentive plan award paid or payable for the year in which the termination occurs), (ii) a cash payment equal to three times the sum of (x) his or her annual base salary in effect at the termination of employment, plus (y) his or her annual incentive plan award (determined as the greater of (a) the target annual award for the year in which the termination occurs, or (b) the highest actual annual incentive plan payout for any of the three years preceding the year in which the termination occurs), (iii) 12 months of company-paid premiums for group term life insurance (if the executive officer elects to convert any group term life insurance to an individual policy), (iv) 12 months of company-paid premiums for COBRA continuation coverage (if the executive officer is not eligible for retiree medical coverage and elects COBRA), (v) company-paid premiums for executive life insurance until the earlier of (x) the fifth anniversary of the termination date, or (y) the later of the tenth anniversary of the policy or the date the executive attains age 64, (vi) five additional years credited to age and five additional years credited to service under the Dominion Energy retiree medical plan, (vii) full vesting under the Dominion Energy supplemental executive retirement plans with five additional years credited to age and five additional years credited to service under such plans, (viii) outplacement services for one year (up to $25,000), (ix) payment in a lump sum of all amounts previously deferred by the executive officer under any nonqualified deferred compensation plan sponsored by Dominion Energy, together with any accrued earnings thereon (subject to applicable tax rules and plan terms), and (x) continued welfare benefits (including disability, individual life and group life insurance benefits, but excluding medical or other health plans) for the remainder of the three-year period immediately following the change in control, with such level of benefits being no less favorable than the greater of (a) those provided by

Dominion Energy during the 90 days prior to the change in control, or (b) those provided generally after the change in control to other peer executives of Dominion Energy.
The employment continuity agreements for Messrs. Blue and Baine provide that in the event that the payment of any amounts to such executive officer would subject him to the excise tax provisions of Section 4999 of the Code, Dominion Energy will pay such executive officer an amount equal to the amount of such excise taxes plus a gross-up multiple. The employment continuity agreements for the other executive officers do not contain this provision. Instead, the employment continuity agreements for Messrs. Brown, Carr, Kissam, Ratliff and Ridge and Ms. Elbert provide for a “best net” approach such that if the payment of any amounts to the executive officer would subject him or her to the excise tax provisions of Section 4999 of the Code, the payments will be reduced to an amount below the threshold at which such penalty tax provisions apply if such reduction (and the avoidance of such penalty taxes) would be more favorable to him or her on an after-tax basis. In addition, prior to the effective time of the mergers, Dominion Energy will, in consultation with NextEra Energy, review and, if possible, implement measures intended to mitigate potential tax under Sections 4999 and 280G of the Code.
Under the Dominion Energy employment continuity agreements, “cause” means (i) fraud or material misappropriation with respect to the business or assets of Dominion Energy, (ii) persistent refusal or willful failure of the executive officer to perform substantially their duties and responsibilities to Dominion Energy, which continues after the executive officer receives notice of such refusal or failure, (iii) conviction of a felony or crime involving moral turpitude, or (iv) the use of drugs or alcohol that interferes materially with the executive officer’s performance of duties. The term “constructive termination” means any material breach of the employment continuity agreement by Dominion Energy during the three-year period following a change in control, including (i) the failure to maintain the executive officer in the office or position, or in a substantially equivalent office or position, held by the executive officer immediately prior to change in control, (ii) a material adverse alteration in the nature or scope of the executive officer’s position, duties, functions, responsibilities or authority as compared to the nature or scope immediately prior to the change in control, (iii) a reduction of the executive officer’s annual base salary in violation of the employment continuity agreement or a reduction in such executive officer’s annual bonus in violation of the employment continuity agreement, (iv) a failure by Dominion Energy to provide the executive officer with an increase in annual base salary or participation in bonus plans or incentive plans comparable to peer executives of Dominion Energy, (v) the failure of any successor to Dominion Energy to assume the employment continuity agreement, (vi) a relocation of more than 50 miles of (x) the executive officer’s workplace, or (y) the principal offices of Dominion Energy (if such offices are the executive officer’s workplace), in each case without the consent of the executive officer, or (vii) any failure by Dominion Energy to comply during the three-year period following a change in control with the provisions in the employment continuity agreement applicable to outstanding stock incentive awards.
Dominion Energy Equity Awards.   Messrs. Baine, Brown, Carr, Ratliff, and Ridge and Ms. Elbert each hold Dominion Energy key contributor restricted stock awards and Mr. Ratliff holds Dominion Energy leadership incentive program restricted stock awards that, in each case, will single-trigger vest pro rata upon the closing of the mergers pursuant to the terms of the applicable award agreements. The remaining portion of such Dominion Energy restricted stock awards and all other Dominion Energy equity awards held by Dominion Energy’s executive officers and non-employee directors will be assumed and converted into NextEra Energy equity awards as described above under “— Treatment of Dominion Energy Equity-Based Awards.” Pursuant to the applicable award agreement and the merger agreement, each NextEra Energy restricted stock unit that was converted from a Dominion Energy PSU award and each NextEra Energy restricted stock award that was converted from a Dominion Energy restricted stock award (other than those that single-trigger vest upon the closing) that are held by the executive officers will fully vest upon a qualifying termination. Each NextEra Energy deferred unit award that was converted from a Dominion Energy deferred unit award will be settled when the non-employee director ceases to serve on the Dominion Energy board at closing or the NextEra Energy board following closing, as applicable. In addition, under Dominion Energy’s Non-Employee Directors Compensation Plan, if the non-employee director has served at least five years, he or she will receive a departure stock grant of 1,000 shares of vested Dominion Energy common stock upon departure from the Dominion Energy board. If that non-employee director also served as a committee chair or lead director in the year preceding the year of departure, he or she will be granted an additional 1,000 shares of vested Dominion Energy common stock for each such position held upon departure from the Dominion Energy board.
Deferred Compensation Plan.   Under the Dominion Energy, Inc. Deferred Compensation Plan (the “DCP”), participants are permitted to elect a change in control as a permissible payment event, which will occur upon completion of the mergers. The following executive officers have elected to receive payments under the DCP upon a change in control: Messrs. Baine, Brown, Carr and Kissam. Pursuant to their deferral elections under the DCP, upon a change in control Mr. Brown would receive $69,519 in one lump sum payment; Mr. Baine would receive $345,825 ($237,862 in one lump sum payment and $107,963 in two annual installments); Mr. Carr would receive $2,788,647 in 10 annual installments; and Mr. Kissam would receive $160,846 ($131,742 in one lump sum payment and $29,104 in two annual installments). Messrs. Blue, Ratliff and Ridge and Ms. Elbert have not elected to receive any of their DCP benefits upon a change in control.
Cash Retention Award.   In addition to the payments and benefits described above, Mr. Carr is entitled to a cash retention award in the amount of $2,500,000, plus interest, subject to his continuing employment with Dominion Energy through age 55. The retention award was offered to recruit Mr. Carr from his prior employer, where he also served as the chief nuclear officer, and to encourage his continuing employment with Dominion Energy. Upon satisfaction of the service condition, the payment of the award will be deferred under the DCP. The merger agreement provides that, in the event Mr. Carr’s employment is terminated without cause or due to constructive termination (as those terms are defined in his employment continuity agreement), the award will fully vest. None of the other executive officers have a similar retention award.
Retention Bonuses.   The merger agreement provides that Dominion Energy may enter into retention agreements with employees providing for payments not to exceed $25,000,000 in the aggregate, subject to consultation with NextEra Energy regarding the allocation of the retention pool and terms of the retention agreements. As of the date hereof, no such retention bonuses have been granted to Dominion Energy’s executive officers or non-employee directors.
Closing Year Bonuses.   The merger agreement provides that each Dominion Energy non-union employee who is eligible for an annual bonus for the fiscal year in which the effective time occurs and remains employed through the applicable payment date for the bonus, will receive an annual bonus, payable at the time annual bonuses are normally paid by NextEra Energy and based on the level of attainment of the applicable performance goals for such fiscal year under the Dominion Energy annual bonus plan, except that if the level of attainment for the applicable performance goals under NextEra Energy’s annual bonus plan for such fiscal year would result in a larger payout, the portion of the annual bonus for the period from the day immediately following the closing date to the end of the fiscal year will be calculated based on the level of attainment of the NextEra Energy annual bonus plan performance goals. The table below under “— Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers” assumes that each Dominion Energy named executive officer experiences a qualifying termination immediately following the effective time and, therefore, no amount relating to the annual bonus for the fiscal year in which the effective time occurs is shown in such table.
Continued Employment.   The merger agreement provides that each Dominion Energy employee, including the executive officers, will not be terminated during the 18-month period following the closing of the mergers other than for cause or material failure to satisfactorily perform such employee’s assigned duties. In addition, for the 18-month period following the closing, each Dominion Energy non-union employee, including the executive officers, will remain employed within a 50-mile radius from his or her location immediately prior to the closing. The table below under “— Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers” assumes that each Dominion Energy named executive officer experiences a qualifying termination immediately following the effective time and, therefore, no amount relating to these benefits is shown in such table.
Future Arrangements
As of the date of this joint proxy statement/prospectus, none of Dominion Energy’s non-employee directors or executive officers has entered into any agreement, arrangement or understanding with NextEra Energy regarding employment or service with, or compensation following the mergers to be paid by, NextEra Energy, other than as provided for under the merger agreement. However, prior to or following the closing of the mergers, certain of Dominion Energy’s non-employee directors or executive officers may have discussions or enter into arrangements with NextEra Energy regarding post-closing service or compensation.
Quantification of Potential Payments and Benefits to Dominion Energy’s Named Executive Officers
In accordance with Item 402(t) of Regulation S-K under the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the first merger that will or may become payable to each named executive officer of Dominion Energy in connection with the first merger. For additional details regarding the terms of the payments and benefits described below, see the discussion in the other sections of this section of this joint proxy statement/prospectus titled “Interests of Dominion Energy Directors and Executive Officers in the Mergers.” The individuals disclosed within this section and referred to as the “named executive officers” are Dominion Energy’s (i) current principal executive officer, (ii) current principal financial officer, and (iii) three most highly compensated executive officers other than the principal executive officer and principal financial officer as disclosed in the Summary Compensation Table of Dominion Energy’s most recently filed definitive proxy statement for its 2026 annual meeting of shareholders, filed with the SEC on March 19, 2026. Accordingly, the “named executive officers” for purposes of this section are:

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Robert M. Blue, Chair, President and Chief Executive Officer

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Steven D. Ridge, Executive Vice President and Chief Financial Officer

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Carlos M. Brown, Executive Vice President, Chief Administrative and Projects Officer and Corporate Secretary

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Edward H. Baine, Executive Vice President — Utility Operations and President — Dominion Energy Virginia

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Eric S. Carr, Chief Nuclear Officer and President — Nuclear Operations and Contracted Energy

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the first merger that Dominion Energy’s named executive officers could receive in connection with the first merger. Such amounts have been calculated assuming that (a) the mergers closed on July 9, 2026, which is the latest practicable date prior to this filing, (b) the value per share of Dominion Energy common stock at the time the mergers are completed is $67.88 (which, in accordance with SEC requirements, is the average closing price of Dominion Energy common stock over the first five business days following the first public announcement of the mergers), (c) the performance vesting conditions applicable to any Dominion Energy performance awards are deemed achieved at “target” performance (i.e., payout at 100% of the number of shares or units covered by such awards), (d) none of Dominion Energy’s named executive officers receives any additional equity awards or retention bonus awards following the date hereof, (e) the equity awards held by each of Dominion Energy’s named executive officers that are outstanding as of the date hereof do not otherwise vest prior to closing, (f) each of Dominion Energy’s named executive officers experiences a qualifying termination immediately following closing (making all payments and benefits that are attributable to a “double-trigger” arrangement payable at such time), (g) each of Dominion Energy’s named executive officers’ respective base salaries and group health plan elections remain unchanged from those in effect as of the date hereof, and (h) each of Dominion Energy’s named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive all payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of Dominion Energy’s named executive officers may differ materially from the amounts set forth below. The payments and benefits described below are calculated based on, to the extent applicable, the arrangements between Dominion Energy and its named executive officers as of July 9, 2026. See “— Change in Control Payments and Benefits” above for a description of the change in control payments and treatment of the named executive officers’ equity awards.
The actual amounts payable to Dominion Energy’s named executive officers will depend on whether the named executive officer experiences a qualifying termination, the date of such termination (if any) and the terms of the plans or agreements in effect at such time, and accordingly may differ materially from the amounts set forth below.
Change in Control Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursements ($)(5)	Other ($)(6)	Total ($)
Robert M. Blue	11,359,936	34,379,116	2,347,101	79,302	24,627,761	0	72,793,216
Steven D. Ridge	5,368,396	7,192,225	0	154,484	0	0	12,715,105
Carlos M. Brown	5,368,396	7,192,225	3,529,204	126,780	0	0	16,216,605
Edward H. Baine	4,913,096	4,623,510	3,784,944	116,554	6,998,935	0	20,437,039
Eric S. Carr	4,810,088	4,943,021	2,788,647	117,163	0	2,799,358	15,458,277

(1)
These amounts reflect the lump sum cash payments payable under the employment continuity agreements to each of Dominion Energy’s named executive officers upon a termination of employment without cause or due to constructive termination within the three-year period following closing as described above under “— Change in Control Payments and Benefits.” The first payment is equal to the sum of (x) the named executive officer’s unpaid salary and accrued paid time off through the termination date (which we have assumed will be $0), plus (y) his annual incentive plan award for the year in which the termination occurs (which we have assumed will be at “target” performance level), prorated for the days actually worked through the termination date (or, if greater, the amount of any annual incentive plan award paid or payable for the year in which the termination occurs, but we have assumed such amount would not be greater). The second payment is equal to three times the sum of the named executive officer’s (x) annual base salary in effect at the termination of employment, plus (y) annual incentive plan award (determined as the greater of (i) the target annual award for the year in which the termination occurs, or (ii) the highest actual annual incentive plan payout for any of the three years preceding the year in which the termination occurs). Details of the cash payments are shown in the following supplemental table:

Name	Pro Rata Bonus ($)	Base Salary ($)	Annual Bonus ($)	Total ($)
Robert M. Blue	993,082	4,050,000	6,316,854	11,359,936
Steven D. Ridge	381,062	2,590,088	2,397,246	5,368,396
Carlos M. Brown	381,062	2,590,088	2,397,246	5,368,396
Edward H. Baine	353,096	2,400,000	2,160,000	4,913,096
Eric S. Carr	321,361	2,457,332	2,031,395	4,810,088

(2)
These amounts reflect the value of unvested Dominion Energy PSU awards and Dominion Energy restricted stock awards as described under “— Treatment of Dominion Energy Equity-Based Awards” and “— Change in Control Payments and Benefits.” The amount is based on a per-share value of Dominion Energy common stock of $67.88 (which, in accordance with SEC requirements, is the average closing price of Dominion Energy common stock over the first five business days following the first public announcement of the mergers). Details of the equity award payments are shown in the following supplemental table:

Name	PSU Awards ($)(a)	Restricted Stock Awards (Single-Trigger) ($)(b)	Restricted Stock Awards (Double-Trigger) ($)(c)	Equity Total ($)
Robert M. Blue	31,175,655	0	3,203,461	34,379,116
Steven D. Ridge	4,735,309	201,807	2,255,109	7,192,225
Carlos M. Brown	4,735,309	201,807	2,255,109	7,192,225
Edward H. Baine	3,108,225	86,479	1,428,806	4,623,510
Eric S. Carr	3,672,036	84,986	1,185,999	4,943,021

(a)
Reflects each named executive officer’s unvested Dominion Energy PSU awards at “target” performance (i.e., payout at 100% of the number of shares or units covered by such awards). Pursuant to the merger agreement, each such award will be converted into a time-based NextEra Energy restricted stock unit award covering a number of shares of NextEra Energy common stock based on the equity award exchange ratio (and assuming the performance-based vesting requirements applicable to such award were achieved at the greater of “target” and “actual” performance). Each named executive officer’s unvested Dominion Energy PSU awards that convert into unvested time-based awards will become fully vested in the event of a termination of employment without cause or due to constructive termination following the occurrence of the first merger as described in “— Change in Control Payments and Benefits.”

(b)
Reflects each named executive officer’s unvested Dominion Energy restricted stock awards (or the portion thereof) that are subject to single-trigger vesting and will vest upon closing as described in “— Change in Control Payments and Benefits.”

(c)
Reflects each named executive officer’s unvested Dominion Energy restricted stock awards, other than those that are subject to single-trigger vesting. Pursuant to the merger agreement, each such award will be converted into a NextEra Energy restricted stock award based on the equity award exchange ratio. Each named executive officer’s unvested Dominion Energy restricted stock awards that convert into NextEra Energy restricted stock awards will become fully vested in the event of a termination without cause or due to constructive termination following the occurrence of the first merger as described in “— Change in Control Payments and Benefits.”

(3)
These amounts reflect the aggregate dollar value of the pension and nonqualified deferred compensation benefit enhancements provided by full vesting under the Dominion Energy supplemental executive retirement plans with five additional years credited to age and five additional years credited to service under such plans pursuant to the named executive officers’ employment continuity agreements. In addition, Messrs. Brown, Baine and Carr have elected to receive payments under the DCP upon a change in control and would receive payment of their nonqualified deferred compensation regardless of whether they experience a qualifying termination. The amounts for Mr. Brown will be paid in a lump sum. For Mr. Baine, $237,862 will be paid in a lump sum and $107,963 will be paid in two annual installments. The amounts for Mr. Carr will be paid in 10 annual installments. Messrs. Blue and Ridge have not elected to receive any of their DCP benefits upon a change in control. Details of the pension and nonqualified deferred compensation benefit enhancements are shown in the following supplemental table:
Name	Supplemental Executive Retirement Plan Vesting ($)	Nonqualified Deferred Compensation Payments ($)	Pension / NQDC Total ($)
Robert M. Blue	2,347,101	0	2,347,101
Steven D. Ridge	0	0	0
Carlos M. Brown	3,459,685	69,519	3,529,204
Edward H. Baine	3,439,119	345,825	3,784,944
Eric S. Carr	0	2,788,647	2,788,647

(4)
These amounts reflect the estimated value of the benefits the named executive officers would receive under their employment continuity agreements for (i) continued premium payments for health benefits under COBRA for 12 months (if the executive officer is not eligible for retiree medical coverage and elects COBRA), (ii) five additional years credited to age and five additional years credited to service under the Dominion Energy retiree medical plan, (iii) continued premium payments for executive life insurance until the earlier of (x) the fifth anniversary of the termination date, or (y) the later of the tenth anniversary of the policy or the date the executive attains age 64, (iv) continued premium payments for group term life insurance for 12 months (if the executive officer elects to convert any group term life insurance to an individual policy, which we have assumed will occur), (v) outplacement services for one year pursuant to their respective employment continuity agreements (which we have assumed will be the maximum amount of $25,000), and (vi) continued welfare benefits (including disability, individual life and group life insurance benefits, but excluding medical or other health plans) for the remainder of the three-year period immediately following the change in control, with such level of benefits being no less favorable than the greater of (a) those provided by Dominion Energy during the 90 days prior to the change in control, or (b) those provided generally after the change in control to other peer executives of Dominion Energy (and we have assumed the level of benefits will be those provided by Dominion Energy during the 90 days prior to the change in control). Such amounts are contingent upon a termination of employment without cause or due to constructive termination within the three-year period following the first merger. Mr. Blue is eligible for retiree medical coverage. Messrs. Ridge, Brown, Baine and Carr are not eligible for retiree medical coverage (and we assume Messrs. Ridge, Baine and Carr would elect COBRA). Mr. Brown is not enrolled in a Dominion Energy medical plan and would therefore not be entitled to COBRA. Details of the perquisites / benefit payments are shown in the following supplemental table:

Name	COBRA ($)	Retiree Medical ($)	Group Term Life Insurance ($)	Executive Life Insurance ($)	Outplacement Services ($)	Continued Welfare Benefits ($)	Perquisites / Benefits Total ($)
Robert M. Blue	0	43,439	1,751	0	25,000	9,112	79,302
Steven D. Ridge	25,974	0	4,445	82,330	25,000	16,735	154,484
Carlos M. Brown	0	0	6,520	74,060	25,000	21,200	126,780
Edward H. Baine	25,974	0	6,438	38,395	25,000	20,747	116,554
Eric S. Carr	31,454	0	1,063	51,910	25,000	7,736	117,162

(5)
These amounts reflect the gross-up payments to which Messrs. Blue and Baine are entitled under their respective employment continuity agreements in connection with any Section 4999 of the Code excise tax on the payments and benefits that such named executive officer may receive in connection with the first merger, including the payments and benefits reflected above. The employment continuity agreements for the other named executive officers do not provide a gross-up payment. Instead, the employment continuity agreements for Messrs. Ridge, Brown and Carr provide for a “best net” approach such that if the payment of any amounts to the named executive officer would subject him to the excise tax provisions of Section 4999 of the Code, the payments will be reduced to an amount below the threshold at which such penalty tax provisions apply if such reduction (and the avoidance of such penalty taxes) would be more favorable to him on an after-tax basis. The amounts shown in the tables above have not been reduced to reflect any potential cutback of compensation.

(6)
This amount reflects the aggregate dollar value of Mr. Carr’s retention award (including the interest thereon as of December 31, 2025), which fully vests in the event of his involuntary termination without cause or due to constructive termination.

Material U.S. Federal Income Tax Consequences
The following is a general discussion of the material U.S. federal income tax consequences of the mergers to U.S. holders (as defined below) who exchange their eligible shares of Dominion Energy common stock for the merger consideration in the first merger. The following discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial interpretations thereof and published rulings and other positions of the IRS, each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is limited to U.S. holders that hold their Dominion Energy common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the mergers, nor does it describe any tax consequences of the mergers arising under the laws of any state, local or non-U.S. jurisdiction or under any U.S. federal laws other than those pertaining to U.S. federal income taxation. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their individual circumstances (including the impact of the Medicare surtax on certain net investment income) or to U.S. holders that are subject to special treatment under the U.S. federal income tax laws, such as:
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banks, insurance companies or other financial institutions;

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partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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tax-exempt or governmental organizations;

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dealers in securities or traders in securities that elect to use a mark-to-market method of accounting;

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persons that hold Dominion Energy common stock as part of a straddle, hedge, conversion transaction or other integrated investment or risk reduction transaction;

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persons that purchased or sell their shares of Dominion Energy common stock as part of a wash sale;

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certain former citizens or long-term residents of the United States or persons whose functional currency is other than the U.S. dollar;

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persons who acquired their Dominion Energy common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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persons who actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the mergers) 5% or more of the shares of Dominion Energy common stock; and

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persons that hold existing Series C preferred stock.

DOMINION ENERGY SHAREHOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
U.S. Holder Defined
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Dominion Energy common stock that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Dominion Energy common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, if you are a partner in a partnership (including an entity or arrangement treated as a partnership for U.S.

federal income tax purposes) that holds Dominion Energy common stock, you should consult your tax advisor regarding the tax consequences to you of the mergers.
Treatment of the Mergers
Subject to the discussion below under “— Possibility of Not Completing the Second Merger,” NextEra Energy and Dominion Energy intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The obligation of NextEra Energy and Dominion Energy to consummate the mergers is not conditioned upon the receipt of an opinion from counsel. However, in connection with the registration statement of which this joint proxy statement/prospectus is a part, Kirkland, counsel to NextEra Energy, and McGuireWoods, counsel to Dominion Energy, have each delivered a legal opinion to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each opinion is based on representations from each of NextEra Energy and Dominion Energy and on customary factual assumptions, as well as certain covenants and undertakings by NextEra Energy and Dominion Energy. If any of such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the U.S. federal income tax consequences of the mergers could differ materially from those described below under “— Tax Consequences of the Mergers Assuming the Second Merger is Completed.” In addition, the opinions are not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinions or that a court will not sustain such a challenge. NextEra Energy and Dominion Energy have not requested, and do not intend to request, any ruling from the IRS with respect to the tax consequences of the mergers. The remainder of this discussion (except under “— Possibility of Not Completing the Second Merger”) assumes that the second merger will be completed and that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.
Possibility of Not Completing the Second Merger
If the second merger would reasonably be expected to materially increase the risk of not obtaining any material consent (including any regulatory clearance) with respect to the first merger, or would reasonably be expected to prevent, prohibit, impede, interfere with, hinder or delay the first merger, NextEra Energy and Dominion Energy will forego the second merger and proceed solely with the first merger. See “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.” If the second merger does not occur, NextEra Energy and Dominion Energy expect the first merger, standing alone, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, but there can be no assurance as to such treatment due to certain factual uncertainties as of the date of this joint proxy statement/prospectus.
In order for the first merger, standing alone, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, certain requirements must be satisfied, including the requirement that Dominion Energy must retain “substantially all” of its assets. The Code and applicable U.S. Treasury regulations do not define “substantially all,” but historically, for purposes of issuing advance rulings on a transaction, the IRS has stated that this requirement is generally satisfied if the target corporation retains assets representing at least 90% of the fair market value of the target corporation’s net assets and at least 70% of the fair market value of the target corporation’s gross assets immediately prior to the transaction. This standard was intended to provide a safe harbor and was not intended to set the lower limit for satisfying the “substantially all” requirement. Dominion Energy is required to redeem certain securities prior to the first merger, including its existing Series C preferred stock if the effective time occurs after January 15, 2027. Based on the value of the securities to be redeemed relative to the current value of Dominion Energy’s net and gross assets, the “substantially all” requirement is expected to be satisfied. However, since the “substantially all” requirement depends on the fair market value of Dominion Energy’s net and gross assets as of the closing date, there can be no assurance that such requirement will be satisfied.
If the first merger, standing alone, does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the receipt of the merger consideration will constitute a taxable transaction. In such case, a U.S. holder generally would recognize gain or loss in an amount equal to the excess, if any, of (i) the sum of the fair market value of the NextEra Energy common stock received by such U.S. holder pursuant to the first merger and the amount of cash consideration received by such U.S. holder (plus any cash received in lieu of a fractional share of NextEra Energy common stock) over (ii) the U.S. holder’s tax basis in the shares of Dominion Energy common stock surrendered in the first merger. Any gain or loss recognized by a U.S. holder would generally be capital gain or loss, and would be long-term capital gain or loss if, as of the effective time of the first merger, such U.S. holder’s holding period for its Dominion Energy common stock surrendered pursuant to the first merger is greater than one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. A U.S. holder’s holding period in shares of NextEra Energy common stock received in the first merger would begin on the day following the first merger. Conversely, if the first merger, standing alone, does qualify as a

“reorganization” within the meaning of Section 368(a) of the Code, then the material U.S. federal income tax consequences to U.S. holders are expected to be generally the same as those described below under “— Tax Consequences of the Mergers Assuming the Second Merger is Completed.”
The remainder of this discussion assumes that the second merger will be completed and that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.
Tax Consequences of the Mergers Assuming the Second Merger is Completed
Assuming that the second merger is completed and that the mergers, taken together, are treated as described above under “— Treatment of the Mergers,” the material U.S. federal income tax consequences of the mergers to U.S. holders will be as follows:
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a U.S. holder will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the excess, if any, of (A) the sum of the fair market value of the NextEra Energy common stock received by such U.S. holder pursuant to the first merger (including any fractional share of NextEra Energy common stock deemed received and treated as exchanged for cash, as discussed below) and the amount of cash consideration received by such U.S. holder over (B) the U.S. holder’s tax basis in the shares of Dominion Energy common stock surrendered in the first merger, and (ii) the amount of cash consideration received by such U.S. holder;

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the aggregate tax basis of the shares of NextEra Energy common stock received by a U.S. holder in the first merger (including any fractional share of NextEra Energy common stock deemed received and treated as exchanged for cash, as discussed below) will generally equal the aggregate adjusted tax basis of such U.S. holder’s shares of Dominion Energy common stock surrendered in the first merger, decreased by the amount of cash consideration and increased by the amount of gain recognized; and

•
the holding period of the NextEra Energy common stock received by a U.S. holder in the first merger (including any fractional share of NextEra Energy common stock deemed received and treated as exchanged for cash, as discussed below) will include the holding period of the Dominion Energy common stock surrendered in the first merger.

Any gain recognized by a U.S. holder will generally be capital gain, and will be long-term capital gain if, as of the effective time of the first merger, such U.S. holder’s holding period for its Dominion Energy common stock surrendered pursuant to the first merger is greater than one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. If a U.S. holder acquired different blocks of Dominion Energy common stock at different times or at different prices, such U.S. holder’s basis and holding period in its shares of NextEra Energy common stock may be determined separately with reference to each block of Dominion Energy common stock. Any such U.S. holder should consult its tax advisor regarding the tax bases and holding periods of the particular shares of NextEra Energy common stock received in the first merger.
Cash Received in Lieu of Fractional Shares
A U.S. holder who receives cash in lieu of a fractional share of NextEra Energy common stock generally will be treated for U.S. federal income tax purposes as having received such fractional share in the first merger and then as having sold such fractional share of NextEra Energy common stock for cash. As a result, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. holder’s aggregate adjusted tax basis in its Dominion Energy common stock surrendered that is allocated to such fractional share of NextEra Energy common stock. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of NextEra Energy common stock deemed to be received exceeds one year at the effective time of the first merger. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.
Information Reporting and Backup Withholding
Information returns may be required to be filed with the IRS in connection with the mergers. Further, the consideration payable to U.S. holders in the first merger may be subject to deduction or withholding as required under applicable law. A U.S. holder may be subject to U.S. backup withholding on any cash payments made in the first merger unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the U.S. backup withholding rules or otherwise is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder timely furnishes the required information to the IRS.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR U.S. HOLDER. ALL DOMINION ENERGY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS TO THEM, INCLUDING TAX REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
Accounting Treatment of the Mergers
NextEra Energy prepares its financial statements in accordance with GAAP. The mergers will be accounted for as a business combination, using the acquisition method of accounting with NextEra Energy being considered the acquirer of Dominion Energy for accounting purposes. This means that NextEra Energy will record all assets acquired and liabilities assumed from Dominion Energy at their fair values at the effective date of the mergers.
As part of the mergers, NextEra Energy management has determined NextEra Energy to be the accounting acquirer of Dominion Energy for the following reasons:
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NextEra Energy will be issuing purchase consideration in the first merger in the form of equity consideration at a premium over the pre-combination fair value of the equity of Dominion Energy;

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the proposed composition of the combined company board will consist of 14 total members, composed of (a) 10 directors from among the members of the NextEra Energy board and (b) four directors from among the members of the Dominion Energy board or management as of the date of the merger agreement, as mutually agreed upon by NextEra Energy and Dominion Energy, one of whom will be Mr. Blue, Chair, President and Chief Executive Officer of Dominion Energy;

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the chief executive officer of NextEra Energy will continue to serve as chief executive officer of the combined company, and the chairman of the NextEra Energy board will continue as the chairman of the board of the combined company;

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the combined company will be named NextEra Energy, and its ticker symbol will be the same as NextEra Energy’s current ticker symbol; and

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NextEra Energy, as the combined company, will maintain dual headquarters in Juno Beach, Florida and Richmond, Virginia and operating headquarters in Cayce, South Carolina.

Regulatory Approvals
Antitrust Clearance
The closing is subject to the antitrust laws of the United States. Under the HSR Act, and the rules promulgated thereunder, the mergers and the other transactions contemplated by the merger agreement cannot be completed until the parties to the merger agreement have filed the required notification with the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated.
At any time before or after consummation of the mergers, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the closing of the mergers or seeking the divestiture of substantial assets of NextEra Energy or Dominion Energy or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
Securities and Exchange Commission
NextEra Energy has filed a registration statement on Form S-4 with the SEC under the Securities Act, of which this joint proxy statement/prospectus forms a part, which has been declared effective by the SEC, pursuant to which the issuance of shares of NextEra Energy common stock issuable upon the effective time will be registered with the SEC.
NYSE
Shares of NextEra Energy common stock currently trade on the NYSE under the stock symbol “NEE.” The closing is subject to approval for listing on the NYSE of the shares of NextEra Energy common stock to be issued in the first merger, subject to official notice of issuance.

FERC
The transmission and sale of electric power, capacity, and ancillary services at wholesale is subject to the jurisdiction of FERC under the FPA. Further, Section 203 of the FPA requires prior approval from FERC for certain transactions involving a public utility (as defined in Section 201(e) of the FPA) including a change of control of a public utility. Dominion Energy and NextEra Energy own and control public utilities. Accordingly, the mergers will require prior authorization from FERC under FPA Section 203.
NRC
Section 184 of the Atomic Energy Act of 1954, as amended (“AEA”), requires that any license granted pursuant to the AEA cannot be transferred, directly or indirectly, by change of control or otherwise, without the prior written consent of the NRC. Dominion Energy’s subsidiaries own and operate nuclear generating facilities licensed by NRC pursuant to the AEA; and the mergers will result in an indirect transfer of control over these licenses. As a result, the mergers and the other transactions contemplated by the merger agreement will require consent from the NRC.
VSCC
Dominion Energy’s subsidiary Dominion Energy Virginia is a “public utility” under the Virginia law. A change of control of a public utility, including the acquisition of 25% or more of its voting stock, requires prior authorization from the VSCC under Virginia Code §§ 56-88 et seq.
NCUC
Dominion Energy’s subsidiary Dominion Energy Virginia is a “public utility” under North Carolina law. The acquisition of control of a public utility requires prior authorization from the NCUC under North Carolina General Statutes § 62-111(a).
SCPSC
Dominion Energy’s subsidiary Dominion Energy South Carolina is a “public utility” under South Carolina law. The acquisition of control of a public utility requires prior authorization from the SCPSC under South Carolina Code § 58-27-1300.
Other
Although not a condition to the closing, the transfer of control of Dominion Energy and certain of its subsidiaries holding FCC licenses will require consent from the FCC pursuant to Section 310(d) of the Communications Act for the indirect transfer of control of the licenses.
NextEra Energy and Dominion Energy have made or intend to make various filings and submissions for the above-mentioned authorizations and approvals. NextEra Energy and Dominion Energy cannot assure that they will obtain such consents or approvals on terms and subject to conditions that will satisfy the requirements of the merger agreement.
Listing of NextEra Energy Common Stock; Delisting and Deregistration of Dominion Energy Common Stock
NextEra Energy agreed to use its reasonable best efforts to cause the shares of NextEra Energy common stock to be issued to Dominion Energy shareholders pursuant to the merger agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing date.
Shares of Dominion Energy common stock currently trade on the NYSE under the stock symbol “D.” When the first merger is completed, Dominion Energy common stock will cease to be traded on the NYSE and will thereafter be deregistered under the Exchange Act.
Appraisal Rights or Dissenters’ Rights
Under Florida law, NextEra Energy shareholders are not entitled to appraisal rights or dissenters’ rights in connection with the NextEra Energy share issuance proposal as contemplated by the merger agreement.
Under Virginia law, because shares of Dominion Energy common stock are listed on the NYSE and holders of eligible shares of Dominion Energy common stock are not required to receive consideration other than the per share cash amount, shares of NextEra Energy common stock, which are also listed on the NYSE, and any cash received in lieu of fractional shares of NextEra Energy common stock in the first merger, Dominion Energy shareholders are not entitled to exercise appraisal rights in connection with the first merger.

THE MERGER AGREEMENT
The following summarizes material provisions of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus. NextEra Energy shareholders are urged to read the merger agreement carefully and in its entirety as well as this joint proxy statement/prospectus before making any decisions regarding the mergers. Dominion Energy shareholders are urged to read the merger agreement and the first plan of merger carefully and in their entirety as well as this joint proxy statement/prospectus before making any decisions regarding the matters to be voted on at the Dominion Energy special meeting.
Explanatory Note Regarding the Merger Agreement
In reviewing the merger agreement, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual information about NextEra Energy or Dominion Energy. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other party to the merger agreement and:
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may be intended not as statements of fact, but rather as a way of allocating the contractual risk to one of the parties if those statements prove to be inaccurate;

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have been qualified by certain confidential disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement;

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may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors; and

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information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the merger agreement.

Accordingly, the representations and warranties and other provisions of the merger agreement and the first plan of merger should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page 203 of this joint proxy statement/prospectus.
Effects of the Mergers
Upon the terms and subject to the conditions set forth in the merger agreement and the first plan of merger and in accordance with the VSCA and the Virginia Limited Liability Company Act, (i) at the effective time, Merger Sub Corp will merge with and into Dominion Energy, with Dominion Energy continuing as the surviving corporation and a wholly owned subsidiary of NextEra Energy; and (ii) immediately thereafter, at the second effective time, the surviving corporation intends to merge with and into LLC Sub, with LLC Sub continuing as the surviving entity and a wholly owned subsidiary of NextEra Energy, provided that under certain circumstances NextEra Energy and Dominion Energy may forego the second merger and proceed solely with the first merger as described in “— Compliance with the Merger Agreement; Completion of the Second Merger” beginning on page 167 of this joint proxy statement/prospectus.
At the effective time:
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each share of Dominion Energy common stock issued and outstanding immediately prior to the effective time (other than cancelled shares) will be automatically converted into the right to receive (i) the per share cash amount and (ii) 0.8138 shares of NextEra Energy common stock, with cash paid in lieu of the issuance of any fractional shares of NextEra Energy common stock;

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each Dominion Energy PSU award that is outstanding immediately prior to the effective time will, automatically and without any action on the part of the holder thereof, be assumed by NextEra Energy and converted into a NextEra Energy restricted stock unit award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (i) the number of shares of Dominion Energy common stock subject to such Dominion Energy PSU award immediately prior to the effective time (with such number of shares of Dominion Energy common stock determined based upon the number of shares of Dominion Energy common stock that would be earned if the performance level achieved was the greater of (a) the “target” level of performance and (b) the “actual” level of performance measured based on a shortened performance period ending immediately prior to the effective time, as reasonably determined by the Compensation and Talent Development Committee of the Dominion Energy board in good faith (following consultation with

NextEra Energy)), and (ii) the equity award exchange ratio, with the same terms and conditions (including service-based vesting conditions, forfeiture conditions and dividend equivalent rights, but excluding performance-based vesting conditions) that applied to such Dominion Energy PSU award immediately prior to the effective time;
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each Dominion Energy restricted stock award that is outstanding immediately prior to the effective time will be assumed by NextEra Energy and converted into a NextEra Energy restricted stock award relating to a number of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number of shares, of (a) the number of shares of Dominion Energy common stock subject to such Dominion Energy restricted stock award immediately prior to the effective time, and (b) the equity award exchange ratio, with the same terms and conditions (including dividend rights) that applied to such Dominion Energy restricted stock award immediately prior to the effective time; and

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each Dominion Energy deferred unit that is outstanding immediately prior to the effective time will automatically be converted into a number of NextEra Energy deferred units in respect of shares of NextEra Energy common stock equal to the product, rounded to the nearest whole number, of (a) the number of shares of Dominion Energy common stock subject to such Dominion Energy deferred unit (including any additional shares of Dominion Energy common stock credited as accumulated dividend equivalent rights with respect to such Dominion Energy deferred unit immediately prior to the effective time) multiplied by (b) the equity award exchange ratio, to be payable pursuant to the terms of Dominion Energy’s Non-Employee Directors Compensation Plan.

Each outstanding Dominion Energy equity award that is converted into a NextEra Energy restricted stock award, NextEra Energy restricted stock unit award or NextEra Energy deferred unit in accordance with the preceding three bullets will include an equity award cash distribution right providing for the right to receive an amount in cash equal to (a) the number of shares of NextEra Energy common stock subject to such conversion award, divided by (b) the equity award exchange ratio, multiplied by (c) the per share cash amount. The equity award cash distribution right will be subject to the same vesting, payment and forfeiture terms as the conversion award to which such equity award cash distribution right relates.
NextEra Energy will pay cash in lieu of issuing fractional shares of NextEra Energy common stock in the first merger. Each Dominion Energy shareholder who would otherwise be entitled to receive fractional shares of NextEra Energy common stock in the first merger (after aggregating all fractional shares of NextEra Energy common stock issuable to such Dominion Energy shareholder) will be entitled to an amount of cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of such fractional shares of NextEra Energy common stock issuable to such Dominion Energy shareholder and (ii) the volume-weighted average price of NextEra Energy common stock for the 10 consecutive trading days ending on and including the second trading day prior to the effective time.
At the effective time, each share of common stock of Merger Sub Corp issued and outstanding immediately prior to the effective time will be automatically converted into and become one share of common stock of the surviving corporation.
At the second effective time, each share of common stock of the surviving corporation will be cancelled without any conversion or payment of any consideration, and the membership interests of LLC Sub outstanding immediately prior to the second effective time will remain outstanding as membership interests of the surviving entity.
Amendments to Organizational Documents; Directors and Officers
The articles of incorporation and bylaws of Dominion Energy as in effect immediately prior to the effective time will, as of the effective time, be amended and restated to be in substantially the form of the articles of incorporation and bylaws of Merger Sub Corp in effect immediately prior to the effective time, and as so amended and restated will be the articles of incorporation and bylaws of the surviving corporation until thereafter amended in accordance with the provisions thereof and applicable law, except that no such amendment will be inconsistent with NextEra Energy’s or the surviving corporation’s obligations under the indemnification provisions of the merger agreement described in “— Indemnification and Insurance” beginning on page 165 of this joint proxy statement/prospectus.
At the second effective time, the articles of organization and limited liability company agreement of LLC Sub in effect immediately prior to the second effective time will be the articles of organization and limited liability company agreement of the surviving entity until thereafter amended in accordance with the provisions thereof and applicable law, except that no such amendment will be inconsistent with NextEra Energy’s or the surviving entity’s obligations under the indemnification provisions of the merger agreement described in “— Indemnification and Insurance” below.
NextEra Energy is required under the merger agreement to take all necessary action as soon as practicable after the effective time to cause the combined company board, as of the effective time, to consist of 14 members and to appoint four mutually agreeable current members of the Dominion Energy board or Dominion Energy’s executive management, one of whom will be Robert M. Blue, to serve as directors on the combined company board. In addition, NextEra Energy is required to take all necessary action such that, as of the effective time, Mr. Blue will hold a senior executive-level position with NextEra Energy as President and Chief Executive Officer of Regulated Utilities (i.e., Dominion Energy Virginia, Dominion Energy South Carolina and Florida Power & Light), and each existing president of each of Dominion Energy Virginia and Dominion Energy South Carolina will continue in such role.
The directors of Merger Sub Corp will be appointed by NextEra Energy pursuant to applicable law to be the directors of the surviving corporation after the effective time, following the resignation or removal of the individuals serving as directors of Dominion Energy prior to the effective time. Such directors will serve until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s articles of incorporation and bylaws.
The officers of Dominion Energy immediately prior to the effective time will, from and after the effective time, be the officers of the surviving corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s articles of incorporation and bylaws.
From and after the second effective time, the directors and officers of the surviving corporation as of the second effective time will be the managers and officers, respectively, of the surviving entity until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the surviving entity.
Headquarters
The merger agreement also requires NextEra Energy, from and after the effective time, to (i) maintain dual headquarters in Juno Beach, Florida and Richmond, Virginia and operating headquarters in Cayce, South Carolina, and (ii) give the employees of Dominion Energy and its subsidiaries due and fair consideration for other employment and promotion opportunities within the larger NextEra Energy organization, both inside and outside of Virginia, North Carolina and South Carolina. NextEra Energy is also required to take the additional actions as set forth under “— Reasonable Best Efforts to Obtain Regulatory Approvals” beginning on page 148 of this joint proxy statement/prospectus.
Completion of the Mergers
The first merger will become effective at the time when the VSCC issues a certificate of merger with respect to the articles of first merger (or at such later time as Dominion Energy and NextEra Energy agree in writing and specify in the articles of first merger), and, subject to the terms and conditions of the merger agreement, the second merger, if it occurs, will become effective immediately thereafter.
Exchange and Payment Procedures
Prior to the effective time, NextEra Energy will select a paying and exchange agent reasonably acceptable to Dominion Energy (the “exchange agent”). NextEra Energy will enter into an agreement with the exchange agent in form and substance reasonably acceptable to Dominion Energy pursuant to which the exchange agent will (i) act as agent for the Dominion Energy shareholders in connection with the first merger and receive payment and delivery of the merger consideration to which the Dominion Energy shareholders will become entitled pursuant to the merger agreement and (ii) act as agent for NextEra Energy in transmitting the merger consideration to the Dominion Energy shareholders following the effective time in accordance with the merger agreement. At or prior to the effective time, NextEra Energy will deposit, or cause to be deposited, with the exchange agent, in trust for the benefit of the holders of Dominion Energy common stock, (i) an amount of cash in immediately available funds and (ii) an amount of shares of NextEra Energy common stock in book-entry form, in each case sufficient for the exchange agent to pay and deliver the merger consideration required to be paid and delivered by NextEra Energy in accordance with the merger agreement. NextEra Energy will also deposit or cause to be deposited with the exchange agent from time to time following the effective time (i) any dividends or other distributions payable pursuant to the merger agreement (the “dividend payment”) and (ii) any cash in lieu of fractional shares of NextEra Energy common stock payable pursuant to the merger agreement (see the section entitled “— Effects of the Mergers” beginning on page 141 of this joint proxy statement/prospectus) (the “fractional shares payment”).
Promptly after the effective time (and in any event within three business days thereafter), NextEra Energy will cause the exchange agent to mail or otherwise provide to each person who was, as of immediately prior to the effective time, a holder of record of shares of Dominion Energy common stock (other than holders of cancelled shares) transmittal materials, including a letter of transmittal, and instructions for effecting the surrender of Dominion Energy common stock to the exchange agent.
Upon surrender of Dominion Energy common stock certificates, or an affidavit of loss in lieu of such Dominion Energy common stock certificates along with the posting of a bond, if required by the exchange agent or NextEra Energy, for cancellation, in accordance with the instructions set forth in the transmittal materials, a Dominion Energy shareholder will be entitled to receive (i) the number of shares of NextEra Energy common stock equal to the number of shares of Dominion Energy common stock represented by such Dominion Energy common stock certificates (or affidavit of loss in lieu of such Dominion Energy common stock certificates) multiplied by the exchange ratio (subject to the treatment of fractional shares described in the section entitled “— Effects of the Mergers” beginning on page 141 of this joint proxy statement/prospectus), (ii) a cash amount equal to the number of shares of Dominion Energy common stock represented by such Dominion Energy common stock certificates (or affidavit of loss in lieu of such Dominion Energy common stock certificates) multiplied by the per share cash amount and (iii) a cash amount equal to the dividend payment and the fractional shares payment such Dominion Energy shareholder has the right to receive pursuant to the merger agreement. The shares of NextEra Energy common stock issued in exchange for such Dominion Energy common stock certificates will be in non-certificated, book-entry form and no interest will be paid or accrued on any cash amount payable upon surrender of such Dominion Energy common stock certificates.
Holders of Dominion Energy common stock in book-entry form (“book-entry shares”), will not be required to obtain and deliver Dominion Energy common stock certificates or an executed letter of transmittal to the exchange agent in order to receive the merger consideration that such holder is entitled to receive. Instead, each holder of record of book-entry shares (other than cancelled shares) will be deemed to have surrendered such book-entry shares upon receipt by the exchange agent of an “agent’s message” in customary form (or such other evidence, if any, as the exchange agent may reasonably request). Upon the exchange agent’s receipt of such an “agent’s message,” each such holder of book-entry shares will be entitled to receive, and NextEra Energy will cause the exchange agent to pay and deliver as promptly as practicable following the effective time, to each such holder of book-entry shares (i) the number of shares of NextEra Energy common stock equal to the number of book-entry shares held by such holder multiplied by the exchange ratio (subject to the treatment of fractional shares described in the section entitled “— Effects of the Mergers” beginning on page 141 of this joint proxy statement/prospectus), (ii) a cash amount equal to the number of book-entry shares of Dominion Energy common stock multiplied by the per share cash amount and (iii) a cash amount equal to the dividend payment and the fractional shares payment such holder has the right to receive pursuant to the merger agreement. The shares of NextEra Energy common stock issued in exchange for such book-entry shares will be in non-certificated, book-entry form and no interest will be paid or accrued on any cash amount payable upon surrender of such book-entry shares.
At any time after the effective time, until surrendered or exchanged in the manner contemplated above, each share of Dominion Energy common stock will be deemed to represent only the right to receive, upon such surrender or exchange, the merger consideration, the dividend payment and the fractional shares payment. NextEra Energy is required to pay or cause to be paid all charges and expenses of the exchange agent set forth in the agreement with the exchange agent.
Any merger consideration and any amounts with respect to the aggregate dividend payments and the aggregate fractional share payments deposited with the exchange agent (including the proceeds of any investment thereof) that remain undistributed one year after the effective time will be delivered to NextEra Energy or the surviving entity upon demand by NextEra Energy. Thereafter, any holders of shares of Dominion Energy common stock (other than cancelled shares) will be entitled to look only to NextEra Energy and the surviving entity for payment and delivery of the merger consideration, the dividend payment and the fractional shares payment due upon surrender of their Dominion Energy common stock certificates or exchange of their book-entry shares in accordance with the procedures for surrender and exchange set forth above, and NextEra Energy and the surviving entity will remain liable (subject to applicable abandoned property, escheat or other similar law) for payment of claims for the merger consideration payable upon surrender of such Dominion Energy common stock certificates or exchange of such book-entry shares.
From and after the effective time, the stock transfer books of Dominion Energy will be closed and there will be no transfers on the stock transfer books of Dominion Energy of the shares of Dominion Energy common stock that were outstanding immediately prior to the effective time.
If any Dominion Energy stock certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Dominion Energy stock certificate to be lost, stolen or destroyed and, if required by the exchange agent or NextEra Energy, the posting by such person of a bond in a reasonable amount as indemnity against any claim that may be made against it with respect to such Dominion Energy stock certificate, the exchange agent will pay and deliver in exchange for such Dominion Energy stock certificate the merger consideration, the dividend payment and the fractional share payment the holder of such Dominion Energy stock certificate is entitled to pursuant to the merger agreement.
At the second effective time, (i) each share of capital stock of the surviving corporation issued and outstanding immediately prior to the second effective time will be cancelled without any conversion thereof or payment of any consideration therefor and (ii) the membership interests of LLC Sub will be unaffected by the second merger and will remain outstanding as membership interests of the surviving entity.
Holders of Dominion Energy common stock will not be entitled to receive any dividends or other distributions declared or made on NextEra Energy common stock with a record date after the effective time until the first merger is completed and such holders have surrendered (or are deemed to have surrendered) their Dominion Energy common stock in exchange for NextEra Energy common stock in accordance with the instructions included with the letter of transmittal. If NextEra Energy effects any dividend or other distribution on NextEra Energy common stock with a record date after the effective time of the first merger and a payment date before a Dominion Energy shareholder surrenders (or is deemed to surrender) their Dominion Energy common stock, such Dominion Energy shareholder will be entitled to receive such dividend or distribution, without interest, with respect to the shares of NextEra Energy common stock to be issued to such Dominion Energy shareholder promptly after the proper surrender (or deemed surrender) of such Dominion Energy shareholder’s Dominion Energy common stock.
NextEra Energy, the surviving corporation and the surviving entity will be entitled to deduct and withhold any applicable taxes from the merger consideration otherwise payable pursuant to the merger agreement to any holder of shares of Dominion Energy common stock, Dominion Energy PSU awards, Dominion Energy deferred units and Dominion Energy restricted stock awards, and pay over such withheld amount to the appropriate governmental entity. Any amount so withheld will be promptly remitted to the applicable governmental entity and be treated for all purposes under the merger agreement as having been paid to the person in respect of whom such deduction and withholding was made.
The merger consideration and any other payments to be made to Dominion Energy shareholders pursuant to the merger agreement will be adjusted to reflect the effect of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, mergers, issuer tender or exchange offer, or other similar transaction with respect to the shares of either NextEra Energy common stock or Dominion Energy common stock that occurs between the date of the merger agreement and the effective time to provide the Dominion Energy shareholders and the holders of performance share awards and restricted stock units the same economic effect as provided under the merger agreement before such change.
Conditions to the Completion of the First Merger
The obligation of NextEra Energy, Dominion Energy, Merger Sub Corp and LLC Sub to effect the first merger is subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following mutual conditions (the “mutual closing conditions”):
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the receipt of the Dominion Energy required vote;

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the receipt of the NextEra Energy shareholder approval of the NextEra Energy share issuance proposal;

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the orders closing condition;

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the regulatory clearances closing condition;

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the absence of burdensome condition closing condition;

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the approval for listing on the NYSE of the shares of NextEra Energy common stock to be issued in connection with the first merger and other transactions contemplated by the merger agreement, subject to official notice of issuance; and

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the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, becoming effective and not being subject to any stop order or proceeding seeking a stop order.

If a federal governmental entity issues an executive order or other order with respect to the first merger that imposes a material remedial action that was not agreed to by NextEra Energy in writing (a “federal remedial order”), NextEra Energy will be permitted to seek and pursue reconsideration or appeal of such federal remedial order (and, subject to the limitations set forth in the merger agreement, if required by NextEra Energy in writing, Dominion Energy will use reasonable best efforts to do so), and so long as NextEra Energy delivers a written notice to Dominion Energy that it will seek and pursue reconsideration or appeal of such federal remedial order (a “remedial order notice”) and is promptly and diligently pursuing such reconsideration or appeal, the regulatory clearances closing condition will be deemed not satisfied (solely with respect to such federal remedial order) until the earlier of (i) the date that is 10 business days prior to the termination date and (ii) the date such federal remedial order is reversed, withdrawn or otherwise agreed to by NextEra Energy.
The obligations of NextEra Energy, Merger Sub Corp and LLC Sub to effect the first merger are subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following additional conditions (the “additional NextEra closing conditions”):
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the representations and warranties of Dominion Energy relating to Dominion Energy’s capitalization being true and correct in all respects, except for de minimis inaccuracies, as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date);

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the representations and warranties of Dominion Energy relating to (i) Dominion Energy’s authority to execute and deliver the merger agreement and perform its obligations under the merger agreement and (ii) broker’s and advisor’s fees and commissions owed by Dominion Energy to brokers or other financial advisors in connection with the first merger, each being true and correct in all material respects (disregarding all qualifications or limitations as to materiality and words of similar import set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date);

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the representations and warranties of Dominion Energy relating to (i) the absence of any changes since January 1, 2026 that have or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in “— Material Adverse Effect” beginning on page 169 of this joint proxy statement/prospectus) and (ii) the Dominion Energy required vote being the only vote of the Dominion Energy shareholders required to approve the merger agreement and the first plan of merger and complete the first merger and the other transactions contemplated by the merger agreement with respect to the first merger, each being true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date);

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each of the representations and warranties of Dominion Energy other than those referred to in the immediately preceding three bullets being true and correct in all respects (disregarding all qualifications or limitations as to materiality and words of similar import set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date), except where the failure of such representations and warranties to be true and correct has not had or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (collectively with the immediately preceding three bullets, the “Dominion Energy representation condition”);

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performance by Dominion Energy in all material respects of all obligations required to be performed by it under the merger agreement on or prior to the closing date (the “Dominion Energy covenant condition”);

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NextEra Energy having received a certificate of the chief executive officer or the chief financial officer of Dominion Energy, certifying that the Dominion Energy representation condition and the Dominion Energy covenant condition have been satisfied; and

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the absence of any change or changes since the date of the merger agreement that have or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (which Company Material Adverse Effect is continuing).

The obligation of Dominion Energy to effect the first merger is subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the closing of each of the following additional conditions (the “additional Dominion Energy closing conditions”):
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the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub relating to their respective capitalization being true and correct in all respects, except for de minimis inaccuracies, as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date);

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the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub relating to (i) their authority to execute and deliver the merger agreement and perform their respective obligations under the merger agreement and (ii) broker’s and advisor’s fees and commissions owed by NextEra Energy, Merger Sub Corp or LLC Sub to brokers or other financial advisors in connection with the first merger, each being true and correct in all material respects (disregarding all qualifications or limitations as to materiality and words of similar import set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date);

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the representations and warranties of NextEra Energy, Merger Sub Corp and LLC Sub relating to (i) the absence of any changes since January 1, 2026 that have or would be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in “— Material Adverse Effect” beginning on page 169 of this joint proxy statement/prospectus) and (ii) the NextEra Energy shareholder approval and the approval of the merger agreement by the sole shareholder of Merger Sub Corp being the only vote or consent of any class of capital stock of NextEra Energy or any of its affiliates necessary for NextEra Energy and Merger Sub Corp to approve the merger agreement and complete the first merger and the other transactions contemplated by the merger agreement, each being true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date);

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each of the representations and warranties of NextEra Energy and Merger Sub Corp other than those referred to in the immediately preceding three bullets being true and correct in all respects (disregarding all qualifications or limitations as to materiality and words of similar import set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the merger agreement), in which case such representation or warranty will be true and correct only as of such specified date), except where the failure of such representations and warranties to be true and correct has not had or would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect (collectively with the immediately preceding three bullets, the “NextEra Energy representation condition”);

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performance by NextEra Energy, Merger Sub Corp and LLC Sub in all material respects of all of the respective obligations required to be performed by them under the merger agreement on or prior to the closing date (the “NextEra Energy covenant condition”);

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Dominion Energy having received a certificate of the chief executive officer or the chief financial officer of NextEra Energy, certifying that the NextEra Energy representation condition and the NextEra Energy covenant condition have been satisfied; and

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the absence of any change or changes since the date of the merger agreement that have or would be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect on NextEra Energy and its subsidiaries, taken as a whole (which Parent Material Adverse Effect is continuing).

If the conditions required to obligate any party to effect the first merger are not satisfied, then such party may elect to not effect the first merger (and may not be required to pay a termination fee). We cannot be certain when, or if, the conditions to the first merger will be satisfied or waived, or that the first merger will be completed.
Approval of the NextEra Energy charter amendment proposal is not a condition to completion of the first merger. However, if the NextEra Energy charter amendment proposal is not approved, NextEra Energy may need to seek approval of an additional charter amendment or take other actions to increase or make available a sufficient number of authorized shares, the failure of which could prevent or delay completion of the first merger.
Actions to Obtain Required Shareholder Vote
Subject to the fiduciary duties of the NextEra Energy board under applicable law, as provided in “— Change in NextEra Energy Board Recommendation,” NextEra Energy has agreed to take, in accordance with applicable law and NextEra Energy’s organizational documents, all action necessary to call, give notice of, convene and hold the NextEra Energy special meeting as promptly as practicable after the Form S-4 (of which this joint proxy statement/prospectus is a part) is declared effective under the Securities Act. The merger agreement requires the NextEra Energy board to recommend approval of the NextEra Energy share issuance proposal and take all lawful action to solicit and obtain the NextEra Energy shareholder approval unless the NextEra Energy board changes its recommendation in accordance with the terms of the merger agreement (see the section entitled “— Change in NextEra Energy Board Recommendation” beginning on page 155 of this joint proxy statement/prospectus). NextEra Energy may, but is not required to, adjourn or postpone the NextEra Energy special meeting, (i) to the extent necessary to ensure that any necessary supplement or amendment to this joint proxy statement/prospectus is provided to the NextEra Energy shareholders a reasonable amount of time in advance of the vote on the approval of the NextEra Energy share issuance proposal, (ii) if NextEra Energy reasonably believes it is necessary and advisable to do so in order to solicit additional proxies in order to obtain the NextEra Energy shareholder approval, (iii) if, as of the time for which the NextEra Energy special meeting is originally scheduled, there are insufficient shares of NextEra Energy common stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the NextEra Energy special meeting or (iv) as required by law.
Subject to the fiduciary duties of the Dominion Energy board under applicable law, as provided in “— Change in Dominion Energy Board Recommendation,” Dominion Energy has agreed to take, in accordance with applicable law and Dominion Energy’s organizational documents, all action necessary to call, give notice of, convene and hold the Dominion Energy special meeting as promptly as practicable after the Form S-4 (of which this joint proxy statement/prospectus is a part) is declared effective under the Securities Act. The merger agreement requires the Dominion Energy board to recommend approval of the Dominion Energy merger proposal and take all lawful action to solicit and obtain the Dominion Energy required vote unless the Dominion Energy board changes its recommendation in accordance with the terms of the merger agreement (see the section entitled “— Change in Dominion Energy Board Recommendation” beginning on page 154 of this joint proxy statement/prospectus). Dominion Energy may, but is not required to, adjourn or postpone the Dominion Energy special meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to this joint proxy statement/prospectus is provided to the Dominion Energy shareholders a reasonable amount of time in advance of the vote on the approval of the merger proposal, (ii) if Dominion Energy reasonably believes it is necessary and advisable to do so in order to solicit additional proxies in order to obtain the Dominion Energy required vote, (iii) if, as of the time for which the Dominion Energy special meeting is originally scheduled, there are insufficient shares of Dominion Energy common stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the Dominion Energy special meeting or (iv) as required by law.
Each party is required to adjourn or postpone the applicable special meeting once for up to 30 days upon reasonable request of the other party if such party has postponed its shareholder meeting so that the special meetings may occur on the same day.
Reasonable Best Efforts to Obtain Regulatory Approvals
Subject to the limitations set forth in the merger agreement and as further described below, NextEra Energy, Dominion Energy, Merger Sub Corp and LLC Sub are required under the terms of the merger agreement to (and will cause their respective subsidiaries and controlled affiliates to) cooperate and use their respective reasonable best efforts to (i) promptly make any required submissions and filings under applicable law or to governmental entities with respect to the mergers and the other transactions contemplated by the merger agreement, (ii) promptly furnish information requested in connection with such submissions and filings to such governmental entities or under such applicable law, (iii) keep the other parties reasonably informed with respect to the status of any such submissions and filings to such governmental entities or under such applicable law, including with respect to: (A) the occurrence or receipt of any consent, clearance, approval, order, authorization, waiver, license, notice filing, registration, declaration, action or non-action under such applicable law, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under such applicable law, and (D) the nature and status of any objections raised or proposed or threatened to be raised under such applicable law with respect to the mergers or the other transactions contemplated by the merger agreement, (iv) obtain all consents and permits from any governmental entity or any other person necessary to consummate the mergers and other transactions contemplated by the merger agreement by the termination date and (v) take or cause to be taken all other actions, and do or cause to be done all other things, reasonably necessary to consummate and make effective the mergers and the other transactions contemplated by the merger agreement by the termination date.
Subject to the limitations set forth in the merger agreement and as further described below, Dominion Energy and NextEra Energy also agreed to use their respective reasonable best efforts to take or cause to be taken all actions consistent with the terms of the merger agreement to obtain the expiration or termination of all waiting periods applicable to the consummation of the first merger under the HSR Act (or any extension thereof), and obtain any necessary consents and permits from the FERC, the NRC, the FCC, the NCUC, the SCPSC and the VSCC relating to the mergers and the other transactions contemplated by the merger agreement by the termination date.

Subject to the limitations set forth in the merger agreement and as further described below, NextEra Energy, Merger Sub Corp and LLC Sub have agreed to take (and cause their subsidiaries and affiliates to agree to take) any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all consents under applicable laws that may be required in writing by any governmental entity (including any regulatory clearances), so as to enable the parties to consummate the mergers and the other transactions contemplated by the merger agreement by the termination date, including committing to and effecting by consent decree, hold separate orders, trust, settlement or otherwise, (i) selling, licensing, holding separate, limiting NextEra Energy’s freedom of action with respect to, or otherwise disposing of assets or businesses of NextEra Energy or Dominion Energy or any of their respective subsidiaries, (ii) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of NextEra Energy or Dominion Energy or any of their respective subsidiaries and (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of NextEra Energy or Dominion Energy or any of their respective subsidiaries (such steps to agree, commit or effect, including, if any, the steps set forth in clauses (i)  – (iii), a “remedial action”). However, any remedial action will not be required to be agreed to, committed to or effected unless it is conditioned upon the closing, unless otherwise agreed by Dominion Energy and NextEra Energy. At the written request of NextEra Energy, Dominion Energy shall, and shall cause its subsidiaries and affiliates to, agree to a remedial action so long as such remedial action is conditioned upon and will not be effective until closing.
Subject to the limitations set forth in the merger agreement, NextEra Energy has agreed to use reasonable best efforts to take or cause to be taken all actions to avoid or resolve by the termination date any proceeding that is commenced, threatened or is reasonably foreseeable challenging the mergers or the other transactions contemplated by the merger agreement that seeks, or would reasonably be expected to seek, to prevent, prohibit or materially impede, delay, interfere with or hinder the consummation of such transactions. NextEra Energy has agreed to use reasonable best efforts to take or cause to be taken all actions to avoid or resolve any such proceeding by the termination date. Each of NextEra Energy, Dominion Energy, Merger Sub Corp and LLC Sub has agreed to cooperate with each other and use its respective reasonable best efforts to contest, defend and resist any such proceeding and to have any order, whether temporary, preliminary or permanent, that is in effect vacated, lifted, reversed or overturned that prohibits, prevents, delays, interferes with or restricts the completion of the mergers or the other transactions contemplated by the merger agreement by the termination date.
NextEra Energy, Merger Sub Corp, LLC Sub and Dominion Energy shall not, and shall not permit their respective subsidiaries to, acquire or agree to acquire any rights, assets, business, person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to materially increase the risk of not obtaining, or would reasonably be expected to prevent or prohibit, or materially impede, materially interfere with, materially hinder or materially delay obtaining, any applicable consent under applicable laws (including any regulatory clearance) with respect to the mergers and the other transactions contemplated by the merger agreement.
The reasonable best efforts standard described in the above paragraphs is modified with respect to the second merger, such that Dominion Energy is only required to undertake commercially reasonable efforts with respect to the second merger. For information on the modified efforts standard applicable to Dominion Energy and its subsidiaries with respect to the second merger, and on the circumstances under which NextEra Energy and Dominion Energy are required to forego the second merger and proceed solely with the first merger, see “— Compliance with the Merger Agreement; Completion of the Second Merger” beginning on page 167 of this joint proxy statement/prospectus.
In connection with obtaining any consent, permit or regulatory approval as described in the above paragraphs, NextEra Energy, Merger Sub Corp, LLC Sub and their respective subsidiaries and affiliates are not required to, and Dominion Energy and its subsidiaries and affiliates are not required to and are not permitted to (without NextEra Energy’s prior written consent, which consent may be withheld at NextEra Energy’s sole discretion), offer, accept, consent to or agree to, or commit to offer, accept, consent to or agree to, any undertaking, term, condition, liability, obligation, commitment or sanction (including any remedial action) that constitutes a burdensome condition (as described in the immediately following paragraph).
The merger agreement provides that a “burdensome condition” means any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures (including any remedial action) that, individually or in the aggregate, would have or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Dominion Energy and its subsidiaries, taken as a whole, or of NextEra Energy and its subsidiaries, taken as a whole; provided, however, that, for this purpose, NextEra Energy and its subsidiaries, both before and after giving effect to the first merger, will be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of Dominion Energy and its subsidiaries, taken as a whole as of immediately prior to the effective time; provided, further, that certain specified regulatory commitments agreed to by NextEra Energy in connection with the transaction, including its commitment to offer customer rate credits to Dominion Energy’s utility customers in the aggregate amount of $2.25 billion, will not constitute, or be taken into account in determining whether there has been, is or would reasonably be expected to be, a burdensome condition.
NextEra Energy, Dominion Energy and their respective subsidiaries and controlled affiliates (as applicable) have agreed to file the required applications, notifications and other submissions with the relevant regulators pursuant to the HSR Act and with the FERC, the NRC, the FCC, the SCPSC, the NCUC and the VSCC at such times as set forth in the Dominion Energy disclosure letter.
NextEra Energy, Merger Sub Corp, LLC Sub and Dominion Energy have agreed to, subject to applicable law relating to the exchange of information and the limitations set forth in the merger agreement:
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promptly notify the other parties of (and if in writing, furnish the other parties, other than copies of the Notification and Report Forms filed pursuant to the HSR Act, with copies of) any material communication to such person from any third party (other than a representative of any of the parties to the merger agreement or any of their respective subsidiaries) or any governmental entity regarding the filings and submissions made in connection with the mergers and the other transactions contemplated by the merger agreement and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written response to any material communication from any third party (other than a representative of any of the parties to the merger agreement or any of their respective subsidiaries) or any governmental entity regarding such filings and submissions;

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keep the other parties reasonably informed of any material developments, meetings or discussions with any third party (other than a representative of any of the parties to the merger agreement or any of their respective subsidiaries) or any governmental entity in respect of any filings, submissions, investigations, or inquiries concerning the mergers or the other transactions contemplated by the merger agreement;

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not independently participate in any material meeting or discussion with any governmental entity or any intervenors or other parties, or likely intervenors or other parties, to any proceedings with respect to the regulatory clearances, in respect of any filings, submissions, investigations or inquiries concerning the mergers or the other transactions contemplated by the merger agreement without giving the other party or parties to the merger agreement reasonable prior notice of such meeting or discussions to the extent it is reasonably practical to do so and, unless prohibited by such governmental entity or otherwise not reasonably practical, the opportunity to attend or participate; and

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reasonably cooperate with each other and collaborate in good faith with respect to the regulatory clearances or consents related to the mergers or the other transactions contemplated by the merger agreement.

Notwithstanding the obligations described in the first three bullets above, NextEra Energy, Merger Sub Corp, LLC Sub and Dominion Energy are permitted to redact any correspondence, filing, submission or communication prior to furnishing it to the other parties to the extent it contains information relating to the valuation of the mergers or the other transactions contemplated by the merger agreement or information subject of attorney-client privilege or to comply with applicable laws. Notwithstanding the obligations described in the third bullet above, NextEra Energy, Merger Sub Corp, LLC Sub and Dominion Energy are not prohibited from independently participating in meetings and discussions with such governmental entities or intervenors or other parties, or likely intervenors or other parties, to any proceedings with respect to the regulatory clearances, that solely relate to an explanation of the terms of the merger agreement.
With respect to matters under federal law, enacted, entered into or promulgated by federal governmental entities or brought by state attorneys general (in each case to the extent such matter is not with respect to any state regulatory clearance), NextEra Energy, subject to compliance with its obligations under the merger agreement, and upon reasonable consultation and good faith collaboration with Dominion Energy, will have final decision-making authority with respect to regulatory strategy and any proposals to and any settlements with governmental entities regarding remedial actions (and responses thereto, including defending any related proceedings). With respect to matters not covered by the foregoing sentence, NextEra Energy and Dominion Energy will, subject to compliance with their respective obligations under the merger agreement, and upon reasonable consultation and good faith collaboration with one another, have joint decision-making authority with respect to state regulatory strategy and any proposals to and any settlements with, state governmental entities regarding remedial actions (and responses thereto, including defending any related proceedings), provided that Dominion Energy will lead the process, including taking the lead in all meetings and communications and developing and recommending an appropriate course of action and strategy to NextEra Energy.
NextEra Energy, Dominion Energy and their respective subsidiaries (as applicable), are required to use commercially reasonable efforts to do the following, to the extent reasonably practicable and subject to applicable law relating to the exchange of information and except as would be in violation of, or result in a waiver or loss of, the attorney-client privilege or work-product doctrine, with respect to certain material litigation or regulatory proceedings specified in the NextEra Energy disclosure letter and the Dominion Energy disclosure letter, as applicable (“Dominion Energy material regulatory proceedings,” “Dominion Energy material litigation proceedings,” “NextEra Energy material regulatory proceedings” and “NextEra Energy material litigation proceedings,” respectively):
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promptly upon the receipt thereof, but in no event more than three business days after receipt thereof, notify the other party of (and if in writing, furnish such other party with copies of) any material non-public communication from any governmental entity related to or arising out of such material litigation or regulatory proceeding, whether criminal or civil in nature, and permit such other party to review and discuss in advance (and consider in good faith any comments made by such other party in relation to) any proposed written response to any material communication from any governmental entity related to or arising out of such material litigation or regulatory proceeding;

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keep the other party reasonably informed of any material developments, meetings or discussions with any governmental entity related to or arising out of such material litigation or regulatory proceeding; and

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use good faith efforts to give the other party notice (which notice will be prior notice to the extent providing prior notice is reasonably practical) of any material meetings or discussions relating to or arising out of such material litigation or regulatory proceeding (and consider in good faith any comments or guidance from such other party in relation to such meeting or discussions) and, if appropriate, in the applicable party’s reasonable judgment, provide such other party the opportunity to attend or participate in such meetings or discussions.

Non-Solicitation of Alternative Proposals by Dominion Energy
The merger agreement provides that neither Dominion Energy nor any of its subsidiaries nor any of their respective directors or officers will, and Dominion Energy will instruct and use its reasonable best efforts to cause its and its subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors or representatives (“representatives”), not to, directly or indirectly:
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initiate, solicit or knowingly encourage or facilitate any acquisition proposal (described in the following paragraph) or the making of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding any inquiry, indication of interest, proposal or offer that constitutes or could reasonably be expected to lead to, an acquisition proposal;

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furnish, provide or afford access to any information or data to any third party in connection with any inquiry, indication of interest, proposal or offer that constitutes or could reasonably be expected to lead to, an acquisition proposal; or

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otherwise authorize, commit to or resolve to do or knowingly facilitate any effort or attempt with respect to any of the actions contemplated by the three immediately preceding bullets.

The merger agreement provides that an “acquisition proposal” with respect to Dominion Energy means any bona fide proposal or offer from any third party or group of third parties (other than NextEra Energy, Merger Sub Corp, LLC Sub or any of their respective affiliates) relating to (i) any acquisition or purchase directly or indirectly, in a single transaction or series of transactions, of a business or assets of Dominion Energy or its subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of Dominion Energy and its subsidiaries, taken as a whole, or more than 20% of the total voting power of the equity securities of Dominion Energy, (ii) any tender offer or exchange offer that if completed would result in any third party beneficially owning more than 20% of the total voting power of the equity securities of Dominion Energy or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving directly or indirectly, in a single transaction or series of transactions, Dominion Energy or any subsidiary or subsidiaries of Dominion Energy that if completed would result in such third party or group of third parties acquiring a business or assets of Dominion Energy or its subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of Dominion Energy and its subsidiaries, taken as a whole.
In addition, the merger agreement requires Dominion Energy and its subsidiaries and their respective directors, officers and employees to, and Dominion Energy will instruct and use its reasonable best efforts to cause its and its subsidiaries’ representatives to, immediately (i) cease and terminate any solicitation, discussions, negotiations or knowing facilitation or encouragement with any third party that may be ongoing with respect to any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) terminate any such third party’s access to any physical or electronic data rooms and (iii) request that any such third party promptly return or destroy all confidential information concerning Dominion Energy and its subsidiaries previously furnished to such third party by or on behalf of Dominion Energy or any of its subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such third party that contain, reflect or analyze such information, in each case, to the extent required by, and in accordance with the terms of the applicable confidentiality agreement between Dominion Energy and such third party.
Notwithstanding the restrictions described above, prior to the time the Dominion Energy required vote is obtained, the Dominion Energy board will be permitted to (i) furnish or provide information (including non-public information or data) regarding, and provide access to, the business, properties, assets, books, records and personnel of, Dominion Energy and its subsidiaries, to a third party making an unsolicited bona fide written acquisition proposal (and will as promptly as is reasonably practicable make available to NextEra Energy any non-public information concerning Dominion Energy or its subsidiaries that is provided to any such third party pursuant to this clause (i) to the extent not previously made available to NextEra Energy) and (ii) engage in discussions and negotiations with such third party with respect to such acquisition proposal, provided that the Dominion Energy board has determined in good faith, (a) after consultation with Dominion Energy’s financial advisors and outside legal counsel, that such acquisition proposal is, or could reasonably be expected to lead to, a superior proposal (described in the following paragraph) and (b) after consultation with Dominion Energy’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the Dominion Energy board’s fiduciary duties under applicable law. Furthermore, such acquisition proposal must be unsolicited, bona fide and in writing and must not have resulted from a breach of the non-solicitation restrictions described above. Before Dominion Energy is permitted to take any of the actions described in clauses (i) or (ii) of this paragraph, the third party making such acquisition proposal is required to enter into a confidentiality agreement (an “acceptable confidentiality agreement”), having provisions with respect to the confidential treatment of Dominion Energy’s information that are not materially less favorable to those contained in the confidentiality agreement by and between NextEra Energy and Dominion Energy dated as of November 4, 2025 (as may be amended from time to time).
The merger agreement provides that a “superior proposal” with respect to Dominion Energy means any unsolicited bona fide written acquisition proposal relating to any direct or indirect acquisition or purchase of (i) assets that generate more than 50% of the consolidated total revenues or net income of Dominion Energy and its subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated total assets of Dominion Energy and its subsidiaries, taken as a whole or (iii) more than 50% of the total voting power of the equity securities of Dominion Energy, in each case, that the Dominion Energy board determines in good faith after consultation with Dominion Energy’s financial advisors and outside legal counsel is more favorable to the Dominion Energy shareholders than the first merger, taking into account the third party making the acquisition proposal and all legal, financial and regulatory aspects of the acquisition proposal (including the likelihood that such acquisition proposal would be completed in accordance with its terms) and all other relevant circumstances.
The merger agreement also requires that Dominion Energy promptly (but in any event within 48 hours) notify NextEra Energy in writing of the receipt of any acquisition proposal or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an acquisition proposal, indicating the identity of the third party making such acquisition proposal and the terms and conditions of such acquisition proposal and providing NextEra Energy with the most current version (if any) of such inquiry, indication of interest, proposal or offer.
Dominion Energy may not terminate, amend, modify, waive or fail to enforce any standstill provisions or similar obligation with respect to any class of equity securities of Dominion Energy or any of its subsidiaries, unless the failure to take such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law.
Non-Solicitation of Alternative Proposals by NextEra Energy
The merger agreement provides that neither NextEra Energy nor any of its subsidiaries nor any of their respective directors or officers will, and NextEra Energy will instruct and use its reasonable best efforts to cause its and its subsidiaries’ employees, investment bankers, attorneys, accountants and other representatives, not to, directly or indirectly:
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initiate, solicit or knowingly encourage or facilitate any acquisition proposal (described in the following paragraph) or the making of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to an acquisition proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding any inquiry, indication of interest, proposal or offer that constitutes or could reasonably be expected to lead to, an acquisition proposal;

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furnish, provide or afford access to any information or data to any third party in connection with any inquiry, indication of interest, proposal or offer that constitutes or could reasonably be expected to lead to, an acquisition proposal; or

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otherwise authorize, commit to or resolve to do or knowingly facilitate any effort or attempt with respect to any of the actions contemplated by the three immediately preceding bullets.

The merger agreement provides that an “acquisition proposal” with respect to NextEra Energy means any bona fide proposal or offer from any third party or group of third parties (other than Dominion Energy or any of its affiliates) relating to (i) any acquisition or purchase directly or indirectly, in a single transaction or series of transactions, of a business or assets of NextEra Energy or its subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of NextEra Energy and its subsidiaries, taken as a whole, or more than 20% of the total voting power of the equity securities of NextEra Energy, (ii) any tender offer or exchange offer that if completed would result in any third party beneficially owning more than 20% of the total voting power of the equity securities of NextEra Energy or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving directly or indirectly, in a single transaction or series of transactions, NextEra Energy or any subsidiary or subsidiaries of NextEra Energy that if completed would result in such third party or group of third parties acquiring a business or assets of NextEra Energy or its subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of NextEra Energy and its subsidiaries, taken as a whole.
In addition, the merger agreement requires NextEra Energy and its subsidiaries and their respective directors, officers and employees to, and NextEra Energy will instruct and use its reasonable best efforts to cause its and its subsidiaries’ representatives to, immediately (i) cease and terminate any solicitation, discussions, negotiations or knowing facilitation or encouragement with any third party that may be ongoing with respect to any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) terminate any such third party’s access to any physical or electronic data rooms and (iii) request that any such third party promptly return or destroy all confidential information concerning NextEra Energy and its subsidiaries previously furnished to such third party by or on behalf of NextEra Energy or any of its subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such third party that contain, reflect or analyze such information, in each case, to the extent required by, and in accordance with the terms of the applicable confidentiality agreement between NextEra Energy and such third party.
Notwithstanding the restrictions described above, prior to the time the NextEra Energy shareholder approval is obtained, the NextEra Energy board will be permitted to (i) furnish or provide information (including non-public information or data) regarding, and provide access to, the business, properties, assets, books, records and personnel of, NextEra Energy and its subsidiaries, to a third party making an unsolicited bona fide written acquisition proposal (and will as promptly as is reasonably practicable make available to Dominion Energy any non-public information concerning NextEra Energy or its subsidiaries that is provided to any such third party pursuant to this clause (i) to the extent not previously made available to Dominion Energy) and (ii) engage in discussions and negotiations with such third party with respect to such acquisition proposal, provided that the NextEra Energy board has determined in good faith, (a) after consultation with NextEra Energy’s financial advisors and outside legal counsel, that such acquisition proposal is, or could reasonably be expected to lead to, a superior proposal (described in the following paragraph) and (b) after consultation with NextEra Energy’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the NextEra Energy board’s fiduciary duties under applicable law. Furthermore, such acquisition proposal must be unsolicited, bona fide and in writing and must not have resulted from a breach of the non-solicitation restrictions described above. Before NextEra Energy is permitted to take any of the actions described in clauses (i) or (ii) of this paragraph, the third party making such acquisition proposal is required to enter into an acceptable confidentiality agreement, having provisions with respect to the confidential treatment of NextEra Energy’s information that are not materially less favorable to those contained in the confidentiality agreement by and between NextEra Energy and Dominion Energy dated as of November 4, 2025 (as may be amended from time to time).
The merger agreement provides that a “superior proposal” with respect to NextEra Energy means any unsolicited bona fide written acquisition proposal relating to any direct or indirect acquisition or purchase of (i) assets that generate more than 50% of the consolidated total revenues or net income of NextEra Energy and its subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated total assets of NextEra Energy and its subsidiaries, taken as a whole or (iii) more than 50% of the total voting power of the equity securities of NextEra Energy, in each case, that the NextEra Energy board determines in good faith after consultation with NextEra Energy’s financial advisors and outside legal counsel is more favorable to the NextEra Energy shareholders than the first merger, taking into account the third party making the acquisition proposal and all legal, financial and regulatory aspects of the acquisition proposal (including the likelihood that such acquisition proposal would be completed in accordance with its terms) and all other relevant circumstances. Any acquisition or purchase will not constitute a superior proposal if the shareholders of NextEra Energy immediately prior to consummation of such transaction would hold, directly or indirectly, more than 50% of the capital stock or other equity ownership interests in the combined entity following the consummation of such transaction.

The merger agreement also requires that NextEra Energy promptly (but in any event within 48 hours) notify Dominion Energy in writing of the receipt of any acquisition proposal or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an acquisition proposal, indicating the identity of the third party making such acquisition proposal and the terms and conditions of such acquisition proposal and providing Dominion Energy with the most current version (if any) of such inquiry, indication of interest, proposal or offer.
NextEra Energy may not terminate, amend, modify, waive or fail to enforce any standstill provisions or similar obligation with respect to any class of equity securities of NextEra Energy or any of its subsidiaries, unless the failure to take such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law.
Change in Dominion Energy Board Recommendation
The merger agreement requires that, subject to certain exceptions described below, the Dominion Energy board (and each committee thereof) will not (i) withdraw, change, qualify, withhold or modify, or propose to do any of the foregoing, in a manner adverse to NextEra Energy, Merger Sub Corp or LLC Sub, the Dominion Energy board recommendation, (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, any acquisition proposal, (iii) fail to include the Dominion Energy board recommendation in this joint proxy statement/prospectus, (iv) fail to recommend against any acquisition proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within 10 business days after NextEra Energy requests in writing, (v) if an acquisition proposal or any modification thereof is made public or sent to the Dominion Energy shareholders, fail to issue a press release that reaffirms the Dominion Energy board recommendation within 10 business days after NextEra Energy requests in writing or (vi) agree or resolve to take any action set forth in the foregoing clauses (i) through (v) (collectively, a “Dominion Energy board adverse recommendation change”). The Dominion Energy board may not, subject to certain exceptions described below, authorize, cause or permit Dominion Energy or any of its affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, definitive agreement or other similar commitment that provides for or would reasonably be expected to lead to an acquisition proposal (other than an acceptable confidentiality agreement) (an “alternative acquisition agreement”).
Notwithstanding the general restrictions described above, at any time prior to obtaining the Dominion Energy required vote, the Dominion Energy board may make a Dominion Energy board adverse recommendation change under two circumstances:
•
an acquisition proposal has been received without violating the non-solicitation provisions of the merger agreement and the Dominion Energy board (or a duly authorized committee thereof) determines in good faith, (x) after consultation with Dominion Energy’s financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal under the terms of the merger agreement and (y) after consultation with Dominion Energy’s outside legal counsel, that the failure to make a Dominion Energy board adverse recommendation change in response to the receipt of such superior proposal would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law; or

•
an intervening event (described in the following paragraph) occurs and in response thereto the Dominion Energy board (or a duly authorized committee thereof) determines in good faith, after consultation with Dominion Energy’s outside legal counsel, that the failure to make a Dominion Energy board adverse recommendation change would be or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law.

The merger agreement provides that an “intervening event” with respect to Dominion Energy means any beneficial material event, development or change in circumstances that materially affects the business, assets or operations of Dominion Energy and its subsidiaries, taken as a whole, that first becomes known to the Dominion Energy board after the date of the merger agreement but before the Dominion Energy required vote is obtained, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of the merger agreement or which would not reasonably be expected to have become known after reasonable investigation or inquiry as of or prior to the date of the merger agreement; provided, however, that in no event will (i) the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof, (ii) any action taken or omitted to be taken by any party pursuant to or in compliance with the merger agreement, including any action taken or omitted to be taken or requirement imposed in connection with seeking any regulatory clearances, (iii) any changes in law, legislative or political conditions or policy or practices of any governmental entity or the settlement, commencement or threat of any lawsuits, investigations, inquiries or proceedings, (iv) changes in the market price or trading volume of shares of Dominion Energy common stock or NextEra Energy common stock, or the credit rating of Dominion Energy or NextEra Energy or any of their respective subsidiaries, or Dominion Energy or NextEra Energy or any of their respective subsidiaries meeting or exceeding internal or published projections, budgets, plans, forecasts or revenue, earnings or other financial performance predictions or results of operations for any period, (v) changes in general economic, business, financial, political, social or market conditions or in the energy markets or industry or in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes to interest rates, (vi) changes in general economic, business, financial, political, social or market conditions or changes in the electricity and natural gas industries or other commodities, (vii) changes in applicable accounting regulations or principles or interpretations thereof, (viii) an act of terrorism, sabotage, cyberattack, military action, hostilities or war (whether declared or not declared) or an outbreak, escalation or worsening thereof or any act of God, epidemic, outbreak of disease, earthquake, any weather-related or other force majeure event or other natural disaster or any national or international calamity or crisis or any escalation or worsening thereof, (ix) changes arising from or related to the announcement, execution or delivery of the merger agreement or the public announcement or pendency of the mergers or the other transactions contemplated by the merger agreement, including any impact thereof on relationships, contractual or otherwise, with governmental entities or customers, suppliers, distributors, lenders, partners or employees of Dominion Energy and its subsidiaries, or (x) any event, development or change relating solely to NextEra Energy or its affiliates, in each case, constitute an “intervening event” or be taken into account in determining whether an intervening event has occurred or would reasonably be expected to result.
In each of the two circumstances described above, to make a Dominion Energy board adverse recommendation change (and, solely with respect to a superior proposal, terminate the merger agreement to enter into an alternative acquisition agreement in accordance with the merger agreement), (i) Dominion Energy must provide NextEra Energy with prior written notice of its intent to make such Dominion Energy board adverse recommendation change (or, solely with respect to a superior proposal, terminate the merger agreement) at least four business days prior to the Dominion Energy board taking such action, which notice will specify the basis for such Dominion Energy board adverse recommendation change (or termination, with respect to a superior proposal), provide the terms and conditions of such superior proposal and include the most current draft of any letter of intent, memorandum of understanding, agreement in principle, definitive agreement or other similar commitment that provides for or would reasonably be expected to lead to an acquisition proposal (such agreement or commitment, an “alternative acquisition agreement”) and any other documents with respect to such superior proposal, if applicable, and, with respect to an intervening event, include a reasonably detailed description of the intervening event, if applicable, (ii) during such four business day period, if requested by NextEra Energy, Dominion Energy must make its representatives reasonably available to negotiate in good faith with NextEra Energy and its representatives regarding any modifications to the terms and conditions of the merger agreement that NextEra Energy proposes to make and (iii) at the end of such four business day period, after taking into account any modifications to the terms of the merger agreement proposed by NextEra Energy to Dominion Energy in a written, binding and irrevocable offer, the Dominion Energy board must determine in good faith, (a) after consultation with Dominion Energy’s outside legal counsel, that the failure to effect a Dominion Energy board adverse recommendation change would be, or would reasonably be expected to be, inconsistent with the Dominion Energy board’s fiduciary duties under applicable law and (b) in the case of a Dominion Energy board adverse recommendation change with respect to a superior proposal, after consultation with Dominion Energy’s outside legal counsel and financial advisors, that such superior proposal still constitutes a superior proposal. In the event of a change in price or revision or amendment to the terms of a superior proposal, or a material change to the facts or circumstances relating to an intervening event, Dominion Energy must deliver an additional written notice summarizing such change, revision or amendment and comply anew with the obligations described in this paragraph, except that, in the case of such a new notice, the four business day period referred to above will instead be deemed to refer to a two business day period (such obligations set forth in this paragraph, the “match right obligations”).
Nothing contained in the merger agreement prohibits Dominion Energy or any of its subsidiaries from (i) complying with its disclosure obligations under U.S. federal or state law, including making any “stop, look and listen” communication to the Dominion Energy shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the Dominion Energy shareholders) or (ii) making any other disclosure to its shareholders if the Dominion Energy board determines in good faith after consultation with Dominion Energy’s outside legal counsel that the failure to make such disclosure would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law (it being understood that such action will constitute a Dominion Energy board adverse recommendation change if it otherwise satisfies the definition of Dominion Energy board adverse recommendation change).
Change in NextEra Energy Board Recommendation
The merger agreement requires that, subject to certain exceptions described below, the NextEra Energy board (and each committee thereof) will not (i) withdraw, change, qualify, withhold or modify, or propose to do any of the foregoing, in a manner adverse to Dominion Energy, the NextEra Energy board recommendation, (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, any acquisition proposal, (iii) fail to include the NextEra

Energy board recommendation in this joint proxy statement/prospectus, (iv) fail to recommend against any acquisition proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within 10 business days after Dominion Energy requests in writing, (v) if an acquisition proposal or any modification thereof is made public or sent to the NextEra Energy shareholders, fail to issue a press release that reaffirms the NextEra Energy board recommendation within 10 business days after Dominion Energy requests in writing or (vi) agree or resolve to take any action set forth in the foregoing clauses (i) through (v) (collectively, a “NextEra Energy board adverse recommendation change”). The NextEra Energy board may not, subject to certain exceptions described below, authorize, cause or permit NextEra Energy or any of its affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, definitive agreement or other similar commitment that provides for or would reasonably be expected to lead to an acquisition proposal (other than an acceptable confidentiality agreement) (an “alternative acquisition agreement”).
Notwithstanding the general restrictions described above, at any time prior to obtaining the NextEra Energy shareholder approval, the NextEra Energy board may make a NextEra Energy board adverse recommendation change under two circumstances:
•
an acquisition proposal has been received without violating the non-solicitation provisions of the merger agreement and the NextEra Energy board (or a duly authorized committee thereof) determines in good faith, (x) after consultation with NextEra Energy’s financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal under the terms of the merger agreement and (y) after consultation with NextEra Energy’s outside legal counsel, that the failure to make a NextEra Energy board adverse recommendation change in response to the receipt of such superior proposal would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law; or

•
an intervening event (described in the following paragraph) occurs and in response thereto the NextEra Energy board (or a duly authorized committee thereof) determines in good faith, after consultation with NextEra Energy’s outside legal counsel, that the failure to make a NextEra Energy board adverse recommendation change would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law.

The merger agreement provides that an “intervening event” with respect to NextEra Energy means any beneficial material event, development or change in circumstances that materially affects the business, assets or operations of NextEra Energy and its subsidiaries, taken as a whole, that first becomes known to the NextEra Energy board after the date of the merger agreement but before the NextEra Energy shareholder approval is obtained, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of the merger agreement or which would not reasonably be expected to have become known after reasonable investigation or inquiry as of or prior to the date of the merger agreement; provided, however, that in no event will (i) the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof, (ii) any action taken or omitted to be taken by any party pursuant to or in compliance with the merger agreement, including any action taken or omitted to be taken or requirement imposed in connection with seeking any regulatory clearances, (iii) any changes in law, legislative or political conditions or policy or practices of any governmental entity or the settlement, commencement or threat of any lawsuits, investigations, inquiries or proceedings, (iv) changes in the market price or trading volume of shares of NextEra Energy common stock or shares of Dominion Energy common stock, or the credit rating of NextEra Energy or Dominion Energy or any of their respective subsidiaries, or NextEra Energy or Dominion Energy or any of their respective subsidiaries meeting or exceeding internal or published projections, budgets, plans, forecasts or revenue, earnings or other financial performance predictions or results of operations for any period, (v) changes in general economic, business, financial, political, social or market conditions or in the energy markets or industry or in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes to interest rates, (vi) changes in general economic, business, financial, political, social or market conditions or changes in the electricity and natural gas industries or other commodities, (vii) changes in applicable accounting regulations or principles or interpretations thereof, (viii) an act of terrorism, sabotage, cyberattack, military action, hostilities or war (whether declared or not declared) or an outbreak, escalation or worsening thereof or any act of God, epidemic, outbreak of disease, earthquake, any weather-related or other force majeure event or other natural disaster or any national or international calamity or crisis or any escalation or worsening thereof, (ix) changes arising from or related to the announcement, execution or delivery of the merger agreement or the public announcement or pendency of the mergers or the other transactions contemplated by the merger agreement, including any impact thereof on relationships, contractual or otherwise, with governmental entities or customers, suppliers, distributors, lenders, partners or employees of NextEra Energy and its subsidiaries, or (x) any event, development or change relating solely to Dominion Energy or its affiliates, in each case, constitute an “intervening event” or be taken into account in determining whether an intervening event has occurred or would reasonably be expected to result.
In each of the two circumstances described above, to make a NextEra Energy board adverse recommendation change (and, solely with respect to a superior proposal, terminate the merger agreement to enter into an alternative acquisition agreement in accordance with the merger agreement), (i) NextEra Energy must provide Dominion Energy with prior written notice of its intent to make such NextEra Energy board adverse recommendation change (or, solely with respect to a superior proposal, terminate the merger agreement) at least four business days prior to the NextEra Energy board taking such action, which notice will specify the basis for such NextEra Energy board adverse recommendation change (or termination, with respect to a superior proposal), provide the terms and conditions of such superior proposal and include the most current draft of any letter of intent, memorandum of understanding, agreement in principle, definitive agreement or other similar commitment that provides for or would reasonably be expected to lead to an alternative acquisition agreement and any other documents with respect to the superior proposal, if applicable, and, with respect to an intervening event, include a reasonably detailed description of such intervening event, if applicable, (ii) during such four business day period, if requested by Dominion Energy, NextEra Energy must make its representatives reasonably available to negotiate in good faith with Dominion Energy and its representatives regarding any modifications to the terms and conditions of the merger agreement that Dominion Energy proposes to make and (iii) at the end of such four business day period, after taking into account any modifications to the terms of the merger agreement proposed by Dominion Energy to NextEra Energy in a written, binding and irrevocable offer, the NextEra Energy board must determine in good faith, (a) after consultation with NextEra Energy’s outside legal counsel, that the failure to effect a NextEra Energy board adverse recommendation change would be, or would reasonably be expected to be, inconsistent with the NextEra Energy board’s fiduciary duties under applicable law and (b) in the case of a NextEra Energy board adverse recommendation change with respect to a superior proposal, after consultation with NextEra Energy’s outside legal counsel and financial advisors, that such superior proposal still constitutes a superior proposal. In the event of a change in price or revision or amendment to the terms of a superior proposal, or a material change to the facts or circumstances relating to an intervening event, NextEra Energy must deliver an additional written notice summarizing such change, revision or amendment and comply anew with the obligations described in this paragraph, except that, in the case of such a new notice, the four business day period referred to above will instead be deemed to refer to a two business day period (such obligations set forth in this paragraph, the “match right obligations”).
Nothing contained in the merger agreement prohibits NextEra Energy or any of its subsidiaries from (i) complying with its disclosure obligations under U.S. federal or state law, including making any “stop, look and listen” communication to the NextEra Energy shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the NextEra Energy shareholders) or (ii) making any other disclosure to its shareholders if the NextEra Energy board determines in good faith after consultation with NextEra Energy’s outside legal counsel that the failure to make such disclosure would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable law (it being understood that such action will constitute a NextEra Energy board adverse recommendation change if it otherwise satisfies the definition of NextEra Energy board adverse recommendation change).
Termination of the Merger Agreement
The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time, whether before or after (except as set forth below) the Dominion Energy required vote or the NextEra Energy shareholder approval is obtained:
•
by mutual written consent of NextEra Energy and Dominion Energy;

•
by either NextEra Energy or Dominion Energy:

•
if the first merger has not been completed on or before November 15, 2027 (such date, as it may be extended, the “termination date”); provided that if (x) any of the orders closing condition, the regulatory clearances closing condition or the absence of a burdensome condition closing condition has not been satisfied at such time, or (y) NextEra Energy has delivered a remedial order notice to Dominion Energy, either party may, by written notice delivered to the other party on or up to 15 business days prior to November 15, 2027, extend the termination date to August 15, 2028, provided, however, that this termination right will not be available to a party (in NextEra Energy’s case, treating NextEra Energy, Merger Sub Corp and LLC Sub as one party) whose breach of its obligations under the merger agreement was the principal cause of, or resulted in, the failure of a condition to closing (such termination, a “termination date termination”);

•
if, at the NextEra Energy special meeting (or any adjournment or postponement thereof in accordance with the merger agreement), the NextEra Energy shareholder approval is not obtained (such termination, a “NextEra Energy “no” vote termination”);

•
if, at the Dominion Energy special meeting (or any adjournment or postponement thereof in accordance with the merger agreement), the Dominion Energy required vote is not obtained (such termination, a “Dominion Energy “no” vote termination”);

•
if any order permanently restraining, enjoining, preventing or otherwise prohibiting completion of the first merger has become final and non-appealable, provided, however, that this termination right will not be available to a party whose breach of its obligations under the merger agreement was the principal cause of or resulted in such order (such termination, a “permanent order termination”);

•
by Dominion Energy:

•
if the Dominion Energy board has effected a Dominion Energy board adverse recommendation change with respect to a superior proposal and has approved and entered into, concurrently with the termination of the merger agreement, an alternative acquisition agreement with respect to such superior proposal, provided, however, that such termination will not be effective and Dominion Energy will not be permitted to enter into an alternative acquisition agreement unless (i) Dominion Energy complied with the match right obligations and (ii) Dominion Energy pays NextEra Energy the Dominion Energy termination fee (described in the section entitled “— Termination Fees” beginning on page 158 of this joint proxy statement/prospectus); provided, further, that this termination right will not be available after the Dominion Energy required vote will have been obtained (such termination, a “Dominion Energy superior proposal termination”);

•
if NextEra Energy, Merger Sub Corp or LLC Sub has breached any of its respective representations or warranties or failed to perform any of its respective covenants or other agreements under the merger agreement and such breach or failure to perform (i) would give rise to the failure of the applicable additional Dominion Energy closing condition and (ii) cannot be cured by NextEra Energy, Merger Sub Corp or LLC Sub by the termination date, or if capable of being cured, is not cured prior to the earlier of (a) the 30th day after written notice thereof is given by Dominion Energy to NextEra Energy and (b) the third business day immediately preceding the termination date, provided, however, that Dominion Energy will not have this termination right if Dominion Energy is then in material breach of the merger agreement (such termination, a “NextEra Energy breach termination”);

•
if the NextEra Energy board (or a committee thereof) has effected a NextEra Energy board adverse recommendation change, except that this termination right will not be available after the NextEra Energy shareholder approval will have been obtained (such termination, a “NextEra Energy adverse recommendation change termination”);

•
by NextEra Energy:

•
if the Dominion Energy board (or a committee thereof) has effected a Dominion Energy board adverse recommendation change, except that this termination right will not be available after the Dominion Energy required vote will have been obtained (such termination, a “Dominion Energy adverse recommendation change termination”);

•
if Dominion Energy has breached any of its representations or warranties or failed to perform any of its covenants or other agreements under the merger agreement and such breach or failure to perform (i) would give rise to the failure of the applicable additional NextEra Energy closing condition and (ii) cannot be cured by Dominion Energy by the termination date, or if capable of being cured, is not cured prior to the earlier of (a) the 30th day after written notice thereof is given by NextEra Energy to Dominion Energy and (b) the third business day immediately preceding the termination date, except that NextEra Energy will not have this termination right if NextEra Energy, Merger Sub Corp or LLC Sub is then in material breach of the merger agreement (such termination, a “Dominion Energy breach termination”); or

•
if the NextEra Energy board has effected a NextEra Energy board adverse recommendation change with respect to a superior proposal and has approved and entered into concurrently with the termination of the merger agreement an alternative acquisition agreement with respect to such superior proposal, provided, however, that such termination will not be effective and NextEra Energy will not be permitted to enter into an alternative acquisition agreement unless (i) NextEra Energy complied with the match right obligations and (ii) NextEra Energy pays Dominion Energy the NextEra Energy termination fee (described in the section entitled “— Termination Fees” beginning on page 158 of this joint proxy statement/prospectus); provided, further, that this termination right will not be available after the NextEra Energy shareholder approval will have been obtained (such termination, a “NextEra Energy superior proposal termination”).

Termination Fees
Dominion Energy will be required to pay NextEra Energy a non-refundable termination fee equal to $2.24 billion (the “Dominion Energy termination fee”) if:

•
Dominion Energy effects a Dominion Energy superior proposal termination;

•
(i) NextEra Energy or Dominion Energy effects a Dominion Energy “no” vote termination or NextEra Energy effects a Dominion Energy breach termination, (ii) a bona fide acquisition proposal with respect to Dominion Energy is publicly announced or publicly disclosed and not withdrawn (a) in the case of a Dominion Energy breach termination, prior to the date of such termination, and (b) in the case of a Dominion Energy “no” vote termination, prior to the Dominion Energy special meeting, and (iii) thereafter during the 12-month period immediately following such termination, (a) Dominion Energy enters into an alternative acquisition agreement or (b) an acquisition proposal with respect to Dominion Energy is completed (except that for the purpose of determining whether Dominion Energy will be required to pay the Dominion Energy termination fee under these circumstances, the references to “twenty percent (20%)” in the definition of acquisition proposal with respect to Dominion Energy in the merger agreement will be deemed to be references to “fifty percent (50%)”); or

•
NextEra Energy effects a Dominion Energy adverse recommendation change termination.

NextEra Energy will be required to pay Dominion Energy a non-refundable termination fee equal to $6.52 billion (the “NextEra Energy termination fee”) if:
•
NextEra Energy effects a NextEra Energy superior proposal termination;

•
(i) Dominion Energy or NextEra Energy effects a NextEra Energy “no” vote termination or Dominion Energy effects a NextEra Energy breach termination, (ii) a bona fide acquisition proposal with respect to NextEra Energy is publicly announced or publicly disclosed and not withdrawn (a) in the case of a NextEra Energy breach termination, prior to the date of such termination or (b) in the case of a NextEra Energy “no” vote termination, prior to or at the NextEra Energy special meeting, and (iii) thereafter during the 12-month period immediately following such termination, (a) NextEra Energy enters into an alternative acquisition agreement or (b) an acquisition proposal with respect to NextEra Energy is consummated (except that for the purpose of determining whether NextEra Energy will be required to pay the NextEra Energy termination fee under these circumstances, the references to “twenty percent (20%)” in the definition of acquisition proposal with respect to NextEra Energy in the merger agreement will be deemed to be references to “fifty percent (50%)”); or

•
Dominion Energy effects a NextEra Energy adverse recommendation change termination.

NextEra Energy will be required to pay Dominion Energy a non-refundable regulatory termination fee equal to $4.83 billion (the “regulatory termination fee”) if:
•
either NextEra Energy or Dominion Energy effects a termination date termination and, at the time of such termination, (i) any of the orders closing condition (other than due to an excluded order), the regulatory clearances closing condition or the absence of burdensome condition closing condition has not been satisfied or waived and (ii) all of the additional NextEra Energy closing conditions have been satisfied or waived (other than those whose failure to be satisfied relates to a failure to satisfy the orders closing condition, the regulatory clearances closing condition or the absence of burdensome condition closing condition, or those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at the time of such termination);

•
either NextEra Energy or Dominion Energy effects a permanent order termination (other than due to an excluded order) and, at the time of such termination, the shareholder approvals condition (if the NextEra Energy special meeting and the Dominion Energy special meeting have occurred) and the additional NextEra Energy closing conditions have been satisfied or waived (other than those whose failure to be satisfied relates to a failure to satisfy the orders closing condition, the regulatory clearances closing condition or the absence of burdensome condition closing condition, or those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at the time of such termination);

•
Dominion Energy terminates the merger agreement as a result of a material breach by NextEra Energy or either of Merger Sub Corp or LLC Sub of its respective obligations to take certain actions to avoid or resolve proceedings or take all actions to obtain the regulatory clearances (as described in the section entitled “— Reasonable Best Efforts to Obtain Regulatory Approvals” beginning on page 148 of this joint proxy statement/prospectus), and at the time of such termination any of the orders closing condition, the regulatory clearances closing condition or the absence of burdensome condition closing condition has not been satisfied or waived; or

•
(A) NextEra Energy has delivered a remedial order notice to Dominion Energy, (B) all of the mutual closing conditions and the additional NextEra closing conditions would have been satisfied or waived (other than those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at such time) absent such delivery at the time NextEra Energy delivers the remedial order notice or at any time thereafter, and (C) the merger agreement is terminated by either NextEra Energy or Dominion Energy other than by NextEra Energy effecting a Dominion Energy breach termination.
An “excluded order” refers to any order that (a) is enacted, entered or promulgated by any governmental entity (other than (i) by a federal governmental entity or (ii) in respect to matters (x) under federal law, (y) enacted, entered into or promulgated by federal governmental entities or (z) brought by state attorneys general (in each case of subclauses (x) through (z), to the extent such matter is not with respect to any state regulatory clearance)) and (b) (i) restrains, enjoins, prevents or otherwise prohibits the consummation of the first merger or makes the consummation of the first merger illegal, (ii) is not with respect to any regulatory clearance and (iii) is not primarily caused by NextEra Energy’s breach of the merger agreement.
Notwithstanding the foregoing, in the case of a termination date termination, NextEra Energy will not be obligated to pay the regulatory termination fee if, at least five business days prior to the effectiveness of such termination date termination, (i) NextEra Energy has irrevocably waived in writing the absence of a burdensome condition closing condition, (ii) all of the other mutual closing conditions and the additional Dominion Energy closing conditions (other than those that by their nature cannot be satisfied until closing but are capable of being satisfied at closing if the closing were to occur at the time of such termination) have been satisfied or waived, (iii) NextEra Energy has delivered to Dominion Energy written notice that it stands ready, willing and able to consummate the closing and (iv) Dominion Energy has not waived the absence of a burdensome condition closing condition.
In the event the merger agreement is terminated under circumstances in which (i) Dominion Energy is required to pay the Dominion Energy termination fee or (ii) NextEra Energy is required to pay the NextEra Energy termination fee or the regulatory termination fee and such termination fee, as applicable, is paid, the payment of such termination fee will be the sole and exclusive remedy of NextEra Energy, Merger Sub Corp and LLC Sub against Dominion Energy, or of Dominion Energy against NextEra Energy, Merger Sub Corp and LLC Sub, as applicable, except for willful breach or fraud.
Conduct of Business
Under the merger agreement, each of Dominion Energy and NextEra Energy has agreed to restrict the conduct of its and its subsidiaries’ respective business between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement, in each case, subject to certain exceptions or the other party’s prior written consent.
In general, Dominion Energy has agreed to, and to cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve substantially intact its current business organizations, maintain adequate and comparable insurance coverage, and preserve its relationships with its employees, counterparties, customers, suppliers and governmental entities with jurisdiction over Dominion Energy and any of its subsidiaries.
In addition, Dominion Energy has agreed to various specific restrictions relating to the conduct of its business and the business of its subsidiaries, including restrictions on the following:
•
declaring, setting aside or paying any dividends on or making any other distributions (whether in cash, stock or property) in respect of any of its capital stock, other than (i) regular quarterly cash dividends payable in respect of Dominion Energy common stock not in excess of a certain amount, (ii) semi-annual cash dividends payable in respect of the existing Series C preferred stock in accordance with its terms, (iii) dividends or distributions by a subsidiary of Dominion Energy to Dominion Energy or to any wholly owned subsidiary of Dominion Energy or (iv) dividends or distributions required by, and in accordance with, the organizational documents of a subsidiary of Dominion Energy, or as permitted thereby and as has been done routinely in the ordinary course of business;

•
splitting, combining, subdividing or reclassifying any of its capital stock, equity securities or other equity or ownership interests or securities convertible into or exchangeable or exercisable for such stock, securities or interests (collectively, “equity interests”) or issuing any other securities in respect of, in lieu of or in substitution for shares of its equity interests, other than as set forth in the mutually agreed financing plan of Dominion Energy (the “Dominion Energy financing plan”) (subject to certain limitations set forth in the Dominion Energy disclosure letter) or in transactions solely between or among Dominion Energy and its wholly owned subsidiaries;

•
purchasing, redeeming or otherwise acquiring any of its or its subsidiaries’ equity interests or any rights, warrants or options to acquire such equity interests, other than (i) withholding to satisfy tax obligations or the exercise price with respect to awards granted pursuant to the Dominion Energy equity award plans or settlement of awards granted pursuant to the Dominion Energy LTIP, (ii) the acquisition by Dominion Energy of awards granted pursuant to the Dominion Energy LTIP in connection with the forfeiture or settlement of such awards, (iii) the redemption of the existing Series C preferred stock in accordance with the merger agreement or (iv) intercompany acquisitions by Dominion Energy or a wholly owned subsidiary of Dominion Energy;
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issuing, delivering, selling, pledging, disposing of, encumbering or subjecting to any lien any of its equity interests or any rights, warrants or options to acquire any equity interests or any “phantom” stock rights, stock appreciation rights or stock-based performance units, other than (i) upon the exercise, vesting or settlement of awards under the Dominion Energy LTIP outstanding as of, or granted after, the date of the merger agreement in accordance with the merger agreement, (ii) pursuant to Dominion Energy’s dividend reinvestment and direct stock purchase plan or as set forth in the Dominion Energy financing plan, (iii) by a subsidiary of Dominion Energy as required by its organizational documents, (iv) upon physical settlement of issuer forward transactions under Dominion Energy’s at-the-market common stock program outstanding as of the date of the merger agreement, (v) sales of publicly traded securities held by Dominion Energy or its subsidiaries in the ordinary course of business consistent with past practice or (vi) the issuance of equity interests by a wholly owned subsidiary of Dominion Energy to another wholly owned subsidiary of Dominion Energy or (vii) as set forth on the Dominion Energy disclosure letter;

•
amending its articles of incorporation or bylaws or the comparable organizational documents of any of its subsidiaries, other than, in the case of its subsidiaries, immaterial amendments in the ordinary course of business or amendments that would not reasonably be expected to prevent, materially impede, interfere with, hinder or delay the mergers or other transactions contemplated by the merger agreement;

•
acquiring (whether by merger, consolidation, purchase of property or assets (including equity interests) or otherwise) any corporation, partnership or other business organization or division thereof, or any material assets or interests in any person, with an aggregate value in excess of $1 billion, other than (i) transactions solely between or among Dominion Energy and its subsidiaries or between or among the subsidiaries of Dominion Energy (subject to certain limitations set forth in the Dominion Energy disclosure letter), (ii) as set forth on the Dominion Energy disclosure letter or (iii) the procurement of inventory, equipment, materials and supplies in the ordinary course of business;

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selling, licensing, leasing, transferring, assigning, divesting, cancelling, encumbering, abandoning or otherwise disposing of any of its properties, rights or assets which are material to Dominion Energy and its subsidiaries taken as a whole or have a value in excess of $1 billion other than (i) sales, transfers, assignments and dispositions of obsolete, non-operating or worthless assets or properties, (ii) sales, leases, transfers, assignments or other dispositions made in connection with any transactions solely between or among Dominion Energy and its subsidiaries or between or among the subsidiaries of Dominion Energy, (iii) sales, leases, transfers, assignments or other dispositions (A) of natural gas capacity or commodities or fuel, electricity, capacity, environmental attributes (including renewable energy certificates, emissions allowances, carbon credits, and similar environmental commodities), production tax credits and investment tax credits, whether transferred, sold, or otherwise monetized, ancillary services or transmission rights in the ordinary course of business, (B) in connection with any demand response or tolling arrangements or agreements, power purchase agreements or interconnection agreements in the ordinary course of business or (C) pursuant to any hedging, swap or other derivative arrangements relating to any of the foregoing products or services in the ordinary course of business, (iv) as set forth in the Dominion Energy disclosure letter or (v) sales of inventory, equipment, materials and supplies in the ordinary course of business;

•
incurring, redeeming, prepaying, defeasing, cancelling, or modifying in any material respect any indebtedness (including issuing or selling any debt securities) except for (i) borrowings and repayments under existing revolving credit facilities or letter of credit facilities (or replacements or extensions thereof in the same aggregate principal amount on comparable terms not materially more restrictive on Dominion Energy or any subsidiary, taken as a whole, than the existing terms) or commercial paper programs in the ordinary course of business, (ii) incurring any indebtedness in replacement of indebtedness existing as of the date of the merger agreement or otherwise in the ordinary course of business not in excess of $500 million in the aggregate in any fiscal year, (iii) redeeming, repurchasing, prepaying, defeasing, cancelling or modifying any indebtedness in the ordinary course of business not to exceed $500 million in the aggregate in any fiscal year (or redeeming any indebtedness pursuant to a par call provision in the applicable instrument as of the date of the merger agreement), (iv) incurring, redeeming, prepaying, defeasing, cancelling or modifying any indebtedness among Dominion Energy or any of its subsidiaries, and (v) providing guarantees and other credit support by Dominion Energy or any of its subsidiaries with respect to the obligations of Dominion Energy or any of its subsidiaries, (vi) as set forth in the Dominion Energy financing plan, or (vii) the issuance of any DERI Notes in the ordinary course of business and the redemption of the DERI Notes and/or discharge of the related indenture pursuant to the merger agreement; provided, however, that all such indebtedness will be subject to the terms set forth in the Dominion Energy disclosure letter;
•
settling any claim, investigation or proceeding (other than any proceeding relating to taxes which is subject to the tax covenant below) with a governmental entity or third party, in each case, threatened, made or pending against Dominion Energy or any of its subsidiaries, which, in the case of any settlement, (i) contains non-monetary terms which would (A) result in an admission of criminal liability by Dominion Energy or any of its subsidiaries or (B) materially restrict the operations of the business of (including as a result of any injunctive or equitable relief on) Dominion Energy and its subsidiaries taken as a whole or (ii) requires payment in excess of $20 million for any individual regulatory proceeding, $50 million for any individual non-regulatory proceeding, or $100 million in the aggregate (excluding any amounts that are covered by any insurance policies of Dominion Energy or its subsidiaries, as applicable), other than the settlement of any claims, investigations or proceedings (other than Dominion Energy material litigation proceedings or Dominion Energy material regulatory proceedings) (x) made in the ordinary course of business, for an amount (excluding any amounts that are covered by any insurance policies of Dominion Energy or its subsidiaries, as applicable) not in excess of the amount reflected or reserved therefor in the most recent financial statements (or the notes thereto) of Dominion Energy included in its SEC Reports or (y) in connection with the mergers or the other transactions contemplated by the merger agreement;

•
initiating or settling any Dominion Energy material litigation proceeding or any Dominion Energy material regulatory proceeding, provided that (A) Dominion Energy or any of its subsidiaries may initiate any Dominion Energy material regulatory proceeding required by law or reasonably deemed necessary by Dominion Energy based on good utility practice so long as Dominion Energy incorporates NextEra Energy’s good faith, timely and reasonable comments; and (B) Dominion Energy or any of its subsidiaries may initiate any Dominion Energy material litigation proceeding on an emergency basis, so long as Dominion Energy provides an advance copy of such filing to NextEra Energy, after which NextEra Energy will have 12 hours to provide its response to such request and, if it fails to respond within such period, it will be deemed to have consented in writing to such emergency initiation;

•
except as required pursuant to the terms of any Dominion Energy benefit plan or other written agreement, in each case, in effect on the date of the merger agreement, (i) grant to any director, officer or employee any increase in compensation or pay, or award any bonuses or incentive compensation, (ii) grant to any current or former director, officer or employee any increase in severance, retention or termination pay, (iii) grant or amend any equity awards, (iv) enter into any new, or modify any existing, employment or consulting agreement with any current or former director or officer pursuant to which the annual base compensation of such individual under such agreement exceeds $225,000 or the term of which exceeds 12 months, other than entry into an employment continuity agreement in connection with the promotion of a new officer in the ordinary course of business consistent with past practice, or (v) establish, adopt, enter into or amend in any material respect any material collective bargaining agreement or material Dominion Energy benefit plan; provided, that the foregoing will not restrict Dominion Energy or any of its subsidiaries from taking any such actions in the ordinary course of business consistent with past practice including in connection with annual salary reviews, annual equity awards or with respect to newly hired officers or employees or in the context of promotions, backfills or rotations;

•
other than as required (i) by GAAP or (ii) by a governmental entity or law, making any change in accounting methods, principles or practices where such changes would reasonably be expected to be material to Dominion Energy and its subsidiaries, taken as a whole;

•
(i) making any material tax election inconsistent with past practice, (ii) changing or rescinding any material tax election, (iii) adopting or changing any tax accounting period or material method of tax accounting, (iv) settling or compromising any tax liability with respect to a material amount of taxes or consenting to any material claim or assessment or obtaining any material ruling relating to taxes, (v) filing any amended material tax return or (vi) entering into any material closing agreement relating to taxes, subject to certain exceptions specified in the merger agreement;

•
materially amending, modifying or terminating, or entering into, any contract that, if entered into prior to the date of the merger agreement, would have been deemed a Dominion Energy material contract (which, for these purposes, means any contract required to be filed by Dominion Energy as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act), other than in the ordinary course of business consistent with past practice or as otherwise permitted by the merger agreement;

•
adopting or entering into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than (A) the mergers, (B) plans of complete or partial liquidation or dissolution of wholly owned subsidiaries of Dominion Energy or (C) any other mergers, consolidations, restructurings, recapitalizations or other reorganizations solely between or among Dominion Energy’s wholly owned subsidiaries; and
•
authorizing any of, or committing to or agreeing to take any of the foregoing actions.

In general, NextEra Energy has agreed to, and to cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve substantially intact its current business organizations, maintain adequate and comparable insurance coverage, and preserve its relationships with its employees, counterparties, customers, suppliers and governmental entities with jurisdiction over NextEra Energy and any of its subsidiaries.
In addition, NextEra Energy has agreed to various specific restrictions relating to the conduct of its business and the business of its subsidiaries, including restrictions on the following:
•
declaring, setting aside or paying any dividends on or making any other distributions (whether in cash, stock or property) in respect of any of its capital stock, other than (i) regular quarterly cash dividends payable in respect of NextEra Energy common stock, (ii) dividends or distributions by a subsidiary of NextEra Energy to NextEra Energy or to any wholly owned subsidiary of NextEra Energy or (iii) dividends or distributions required by, and in accordance with, the organizational documents of a subsidiary of NextEra Energy, or as permitted thereby and as has been done routinely in the ordinary course of business;

•
splitting, combining or reclassifying any equity interests, or issuing any other securities in respect of, in lieu of or in substitution for shares of its equity interests other than (i) as set forth in the mutually agreed financing plan of NextEra Energy (the “NextEra Energy financing plan”) or (ii) in transactions solely between or among NextEra Energy and its wholly owned subsidiaries;

•
purchasing, redeeming or otherwise acquiring any of its or its subsidiaries’ equity interests or any rights, warrants or option to acquire such equity interests, other than (i) withholding to satisfy tax obligations or the exercise price with respect to awards granted pursuant to the NextEra Energy equity award plans, (ii) the acquisition by NextEra Energy of awards granted pursuant to the NextEra Energy equity award plans in connection with the forfeiture or settlement of such awards, (iii) as set forth in the NextEra Energy financing plan or (iv) intercompany acquisitions by NextEra Energy or a wholly owned subsidiary of NextEra Energy;

•
issuing, delivering, selling, pledging, disposing of, encumbering or subjecting to any lien any equity interests or any rights, warrants or options to acquire any equity interest or any “phantom” stock rights, stock appreciation rights or stock-based performance units, other than (i) upon the exercise, vesting or settlement of awards under the NextEra Energy equity award plans, (ii) pursuant to NextEra Energy’s dividend reinvestment and direct stock purchase plan or as set forth in the NextEra Energy financing plan, (iii) by a subsidiary of NextEra Energy as required by its organizational documents, (iv) as set forth in the NextEra Energy disclosure letter; (v) sales of publicly traded securities held by NextEra Energy or its subsidiaries in the ordinary course of business consistent with past practice, (vi) the issuance of equity interests by a wholly owned subsidiary of NextEra Energy to another wholly owned subsidiary of NextEra Energy or (vii) as set forth in the NextEra Energy disclosure letter;

•
amending the NextEra Energy articles of incorporation or bylaws or the comparable organizational documents of any of its subsidiaries, other than, in the case of its subsidiaries, immaterial amendments in the ordinary course of business or amendments that would not reasonably be expected to prevent, materially impede, interfere with, hinder or delay the mergers or other transactions contemplated by the merger agreement;

•
acquiring (whether by merger, consolidation, purchase of property or assets (including equity interests) or otherwise) any corporation, partnership or other business organization or division thereof, or any material assets or interests in any person, with an aggregate value in excess of $4 billion, other than (i) transactions solely between or among NextEra Energy and its subsidiaries or between or among subsidiaries of NextEra Energy, (ii) as set forth in the NextEra Energy financing plan or the NextEra Energy disclosure letter or (iii) the procurement of inventory, equipment, materials and supplies in the ordinary course of business;

•
settling any claim, investigation or proceeding (other than any proceeding relating to taxes, which is subject to the tax covenant below and proceedings set forth in the NextEra Energy disclosure letter) with a governmental entity or third party, in each case, threatened, made or pending against NextEra Energy or any of its subsidiaries, which, in the case of any settlement, (A) contains non-monetary terms which would (1) result in an admission of criminal liability by NextEra Energy or any of its subsidiaries or (2) materially restrict the operations of the business of NextEra Energy and its subsidiaries taken as a whole or (B) requires payment in excess of $80 million for any individual regulatory proceeding, $200 million for any individual non-regulatory proceeding, or

$400 million in the aggregate (excluding any amounts covered by insurance policies of NextEra Energy or its subsidiaries), other than the settlement of any claims, investigations or proceedings (other than NextEra Energy material litigation proceedings or NextEra Energy material regulatory proceedings) (x) made in the ordinary course of business, for an amount (excluding any amounts covered by insurance policies of NextEra Energy or its subsidiaries, as applicable) not in excess of the amount reflected or reserved therefor in the most recent financial statements (or the notes thereto) of NextEra Energy included in NextEra Energy’s SEC Reports or (y) in connection with the mergers or the other transactions contemplated by the merger agreement;
•
settling any NextEra Energy material litigation proceeding or any NextEra Energy material regulatory proceeding;

•
materially amending, modifying or terminating, or entering into, any contract that, if entered into prior to the date of the merger agreement, would have been deemed a NextEra Energy material contract (which, for these purposes, means any contract required to be filed by NextEra Energy as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act), other than (i) in the ordinary course of business consistent with past practice, (ii) as set forth in the NextEra Energy disclosure letter or the NextEra Energy financing plan or (iii) as otherwise permitted by the merger agreement;

•
other than as required (i) by GAAP or (ii) by a governmental entity or law, making any change in accounting methods, principles or practices where such changes would reasonably be expected to be material to NextEra Energy and its subsidiaries, taken as a whole;

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(i) making any material tax election inconsistent with past practice, (ii) changing or rescinding any material tax election, (iii) adopting or changing any tax accounting period or material method of tax accounting, (iv) settling or compromising any tax liability with respect to a material amount of taxes or consenting to any material claim or assessment or obtaining any material ruling relating to taxes, (v) filing any amended material tax return or (vi) entering into any material closing agreement relating to taxes, subject to certain exceptions specified in the merger agreement;

•
adopting or entering into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than (i) the mergers, (ii) plans of complete or partial liquidation or dissolution of wholly owned subsidiaries of NextEra Energy or (iii) any other mergers, consolidations, restructurings, recapitalizations or other reorganizations solely between or among NextEra Energy’s wholly owned subsidiaries; and

•
authorizing any of, or committing to or agreeing to take any of the foregoing actions.

Other Covenants and Agreements
The merger agreement contains certain additional covenants and agreements between NextEra Energy and Dominion Energy relating to the following matters, among other things:
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cooperation between NextEra Energy and Dominion Energy in preparation of the Form S-4 (of which this joint proxy statement/prospectus is a part);

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confidentiality and access by each party to certain information about the other party and its subsidiaries prior to the effective time;

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NextEra Energy’s use of reasonable best efforts to cause NextEra Energy common stock to be issued in connection with the first merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing date;

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consulting with the other party and obtaining the other party’s consent prior to making certain public announcements concerning the mergers or certain other matters;

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cooperating in good faith to identify and using commercially reasonable efforts to obtain any material consents relating to the second merger;

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using reasonable best efforts to take all actions as are necessary to eliminate or minimize the effects of any anti-takeover statutes that may become applicable to the first merger;

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each party providing the other party with prompt written notice of any proceeding brought by a shareholder or any other third party against such party or its directors or officers arising out of or relating to the merger agreement, the mergers or the other transactions contemplated by the merger agreement and requesting the other party’s consent prior to settling any such proceeding;

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coordinating regarding the declaration of dividends on shares of NextEra Energy common stock or Dominion Energy common stock and the record and payment dates relating thereto; and

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Dominion Energy redeeming (or calling for redemption and discharging the related indenture) all of the issued and outstanding DERI Notes prior to the effective time.

Financing Cooperation
Dominion Energy has agreed to provide commercially reasonable assistance to NextEra Energy with the preparation of rating agency presentations and lender, underwriter and initial purchaser presentations, offering memoranda and prospectuses, related business, financial and management discussions, and any registration statement filed with the SEC where NextEra Energy determines such information is required or desirable. Dominion Energy will, and will cause its subsidiaries to, request that its independent accountants provide customary comfort letters in connection with NextEra Energy’s financing activities. At NextEra Energy’s written request and expense, Dominion Energy will, and will cause its subsidiaries to, commence and conduct consent solicitations with respect to certain outstanding notes regarding proposed amendments related to Dominion Energy’s and its subsidiaries’ reporting obligations under the applicable instrument or agreement governing such notes (or to otherwise seek such amendments), and will execute, and use reasonable best efforts to cause any trustee, collateral agent or other requisite third party to execute, any supplemental indenture or amendment relating thereto, in each case subject to receipt of any requisite consents. Any consent solicitation will be on terms and conditions reasonably specified by NextEra Energy in consultation with Dominion Energy.
These cooperation obligations are subject to customary limitations, including that Dominion Energy and its subsidiaries will not be required to (among other things) pay any pre-closing fees, incur any liabilities or give any indemnities, provide cooperation that would unreasonably interfere with the ongoing business or operations of Dominion Energy or its subsidiaries, enter into any agreement effective prior to the effective time (other than as required by the consent solicitations or as described in the paragraph below), prepare pro forma financial statements reflecting NextEra Energy’s financing activities, give any representations or warranties in connection with NextEra Energy’s financing, or take any action that would result in a breach of the merger agreement or the failure of a closing condition. NextEra Energy is required to promptly reimburse Dominion Energy for out-of-pocket costs and expenses (including counsel and accountants’ fees) incurred in connection with such cooperation, and to indemnify and hold harmless Dominion Energy, its subsidiaries and their representatives against claims, losses or expenses incurred in connection with the cooperation or NextEra Energy’s financing activities or any information used in connection with such financing activities, unless Dominion Energy acted in bad faith, engaged in willful misconduct or committed fraud.
In addition, promptly upon NextEra Energy’s request, Dominion Energy will (i) deliver notices (and, at NextEra Energy’s election, requests for consents to the mergers and related transactions or to specified modifications) to lenders or holders of specified existing indebtedness of Dominion Energy and its subsidiaries, or, at NextEra Energy’s election, deliver customary executed payoff letters with respect to such indebtedness prior to closing; and (ii) reasonably cooperate with NextEra Energy in facilitating the replacement, back-stop, “roll-over” or termination of letters of credit, bank guarantees and similar instruments issued for the account of Dominion Energy and its subsidiaries. The obtaining of any financing or any such consent is not a condition to the completion of the first merger.
Indemnification and Insurance
The merger agreement provides that from and after the effective time, NextEra Energy will indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director, officer, employee, agent, advisor or representative of Dominion Energy and its subsidiaries (in each case, when acting in such capacity) for any costs and expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities arising out of or pertaining to matters existing or occurring at or prior to the effective time, including the merger agreement, the mergers and the other transactions contemplated by the merger agreement, and will advance expenses to each such person claiming indemnification to the fullest extent permitted under applicable law.
In addition, from and after the effective time, NextEra Energy will cause the surviving corporation and the surviving entity to honor the provisions regarding exculpation of directors, limitation of liability of directors and officers, advancement of expenses and indemnification set forth in the organizational documents of Dominion Energy and its subsidiaries (as in effect on the date of the merger agreement) or certain indemnification contracts existing immediately prior to the effective time and will not, for a period of six years following the effective time, amend, replace or otherwise modify such provisions.
NextEra Energy is also required to cause the surviving corporation and the surviving entity to maintain directors’ and officers’ liability insurance and fiduciary liability insurance policies for at least six years following the effective time, subject to certain limitations on the amount of premiums payable under such policies. In lieu of such insurance,

Dominion Energy may, or at the direction of NextEra Energy, will, prior to the effective time, purchase a six-year pre-paid “tail” directors’ and officers’ liability insurance policy for its current and former directors and officers who are currently covered by the liability insurance coverage currently maintained by Dominion Energy.
Employee Matters
The merger agreement provides that, following the effective time and until the 18-month anniversary of the effective time, NextEra Energy will not terminate the employment of the individuals who are employed by Dominion Energy or any of its subsidiaries immediately before the effective time (“Dominion Energy employees”) other than (x) for cause or (y) a Dominion Energy employee’s material failure to satisfactorily perform such Dominion Energy employee’s assigned duties (provided that such duties are substantially similar to the duties assigned to such Dominion Energy employee immediately prior to the effective time or, if not substantially similar, such duties are commensurate with such Dominion Energy employee’s education, skills and experience), in each case, as reasonably determined by NextEra Energy on an individualized basis in good faith. Any determination of a Dominion Energy employee’s material failure to satisfactorily perform their assigned duties will be made in a manner consistent with NextEra Energy’s then-effective performance management practices applicable to similarly situated employees of NextEra Energy. For the period that begins at the effective time and ends on the two-year anniversary of the effective time (or, if earlier, the date of termination of the relevant Dominion Energy non-union employee) (the “continuation period”), NextEra Energy will provide, or will cause the surviving entity to provide, each Dominion Energy employee who is not covered by a collective bargaining agreement (“Dominion Energy non-union employees”) with (i) annual base salary or wage rate, as applicable, no less than the annual base salary or wage rate provided to such Dominion Energy non-union employee immediately prior to the effective time; (ii) annual target cash incentive opportunities and long-term target incentive award opportunities, each that are no less favorable than such opportunities provided to such Dominion Energy non-union employee immediately prior to the effective time, subject to the satisfaction of performance criteria determined by NextEra Energy (consistent with the form and terms and conditions of such awards provided to other similarly situated employees of NextEra Energy), and other terms and conditions of NextEra Energy’s annual incentive program or long-term incentive plan or award agreement thereunder; (iii) employment within a 50-mile radius from each such Dominion Energy non-union employee’s location of employment immediately prior to the effective time (however this clause (iii) will only apply until the 18-month anniversary of the effective time); (iv) severance benefits that are no less favorable than those set forth in the Dominion Energy disclosure letter, and (v) other employee benefits that are substantially comparable in the aggregate to the other employee benefits (excluding change of control, transaction, retention, extraordinary bonus or other one-time awards) provided to such Dominion Energy non-union employee immediately prior to the effective time. NextEra Energy will provide, or will cause the surviving entity to provide, the Dominion Energy employees who are covered by a collective bargaining agreement with terms and conditions of employment in accordance with the terms of such collective bargaining agreement until the expiration, modification, or termination of such collective bargaining agreement in accordance with its terms or applicable law.
The merger agreement provides that, during the continuation period or, if later, until all obligations have been satisfied, NextEra Energy will (or will cause the surviving entity to) assume, honor and continue all of Dominion Energy’s employment, severance, retention, termination, deferred compensation, and change in control plans, policies, programs, agreements and arrangements maintained by Dominion Energy or any of its subsidiaries as in effect at the effective time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by the merger agreement, and will not amend, modify or terminate them unless permitted under their terms as in effect at the effective time or as required to comply with applicable law. NextEra Energy will also (or will cause the surviving entity to) expressly assume and agree to perform all obligations under the terms of such plans.
The merger agreement provides that NextEra Energy will (or will cause the surviving entity to) pay to each Dominion Energy non-union employee who (i) as of immediately prior to the effective time, is eligible under a Dominion Energy benefit plan for an annual bonus for the fiscal year in which the effective time occurs and (ii) remains employed through the applicable payment date, an annual bonus in respect of the fiscal year in which the effective time occurs, payable at the time annual bonuses are normally paid by NextEra Energy and based on the level of attainment of the applicable performance goals for such fiscal year under the applicable Dominion Energy benefit plan. However, if the level of attainment for the applicable performance goals under NextEra Energy’s annual bonus plan for such fiscal year would result in a larger payout, then the portion of the annual bonus for the period from the day immediately following the closing date to the end of the fiscal year will be calculated based on the level of attainment for such NextEra Energy performance goals.
The merger agreement also provides that each Dominion Energy employee’s service with Dominion Energy and its subsidiaries and predecessors (to the extent such predecessor service was recognized under the comparable Dominion Energy plan) will be treated as service with NextEra Energy and its subsidiaries for eligibility, vesting and level-of-benefit purposes (other than benefit accrual under any defined benefit pension plan, for purposes of retiree medical or welfare benefits, or to the extent such service crediting would result in a duplication of benefits) under any employee benefit plans maintained by NextEra Energy or its subsidiaries in which Dominion Energy employees are eligible to participate after the closing date, including vacation, paid time off and severance plans. However, such service will not entitle any Dominion Energy employee to participate in any frozen or grandfathered plan or benefit formula of NextEra Energy or its subsidiaries that would not be offered to employees first hired by NextEra Energy or its subsidiaries. In addition, NextEra Energy will (or will cause the surviving entity to) waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by NextEra Energy, the surviving entity or its subsidiaries in which Dominion Energy employees and their eligible dependents will be eligible to participate from and after the effective time, except to the extent such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Dominion Energy plan immediately prior to the effective time. NextEra Energy will (or will cause the surviving entity to) recognize the dollar amount of all co-payments, deductibles and similar expenses paid by each Dominion Energy employee (and his or her eligible dependents) during the calendar year or plan year in which the effective time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the effective time. For any insured plan, such waivers and crediting of amounts will be subject to the consent of the insurer, which NextEra Energy will use commercially reasonable efforts to obtain.
Treatment of Existing Series C Preferred Stock
Under the merger agreement, Dominion Energy is required to give notice of its intent to redeem all of the issued and outstanding shares of Series C preferred stock by November 30, 2026.
If the effective time occurs after January 15, 2027, Dominion Energy is required to redeem, prior to the effective time, all of the issued and outstanding shares of Series C preferred stock.
If the effective time occurs on or prior to January 15, 2027, then, at the effective time, each share of existing Series C preferred stock issued and outstanding immediately prior to the effective time will cease to be outstanding, will be cancelled and cease to exist, and will be exchanged for one share of NextEra Energy preferred stock with terms that are not materially less favorable to holders than the terms of the existing Series C preferred stock immediately prior to the effective time. Accordingly, holders of shares of existing Series C preferred stock will not have voting rights with respect to the first merger. In the event that the second merger is abandoned pursuant to the merger agreement, the shares of replacement preferred stock issued in the exchange are intended to constitute “voting stock” for U.S. federal income tax purposes. For further information, see “Summary — Treatment of Dominion Energy Indebtedness” and “— Compliance with the Merger Agreement; Completion of the Second Merger.”
Compliance with the Merger Agreement; Completion of the Second Merger
Under the merger agreement, NextEra Energy is required to cause Merger Sub Corp, LLC Sub, the surviving corporation and the surviving entity, as applicable, to comply with all of their respective obligations under the merger agreement. Prior to the effective time, neither Merger Sub Corp nor LLC Sub is permitted to engage in any activities of any nature other than as provided in or in furtherance of, or contemplated by, the merger agreement.
Under the merger agreement, the parties are required to cooperate in good faith to identify, and to use commercially reasonable efforts to obtain, any material consents related to the second merger. Notwithstanding anything to the contrary in the merger agreement, with respect to the obligations of Dominion Energy and its subsidiaries relating to the second merger only, the “reasonable best efforts” standard otherwise applicable under the merger agreement means commercially reasonable efforts.
Notwithstanding anything to the contrary in the merger agreement, if the second merger would reasonably be expected to (i) materially increase the risk of not obtaining any material consent (including any regulatory clearance) with respect to the first merger, or (ii) prevent, prohibit, impede, interfere with, hinder or delay the first merger, NextEra Energy and Dominion Energy are required to abandon the second merger and proceed solely with the first merger.
Representations and Warranties
Mutual Representations and Warranties
The merger agreement contains certain customary representations and warranties by Dominion Energy and NextEra Energy, Merger Sub Corp and LLC Sub that are subject, in some cases, to specific exceptions and qualifications contained in the merger agreement, in any form, statement, certification, report or other document filed with or furnished to the SEC by the parties or certain of the subsidiaries since January 1, 2024 and publicly available at least 24 hours prior to the date of the merger agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent such disclosures are forward-looking statements or are cautionary, predictive or forward-looking in nature), or in the Dominion Energy disclosure letter and the NextEra Energy disclosure letter, respectively (with any item disclosed in any section or subsection of either of the disclosure letters deemed disclosed with respect to any representation or warranty of such party to which the relevance of such item is reasonably apparent).
These representations and warranties relate to, among other things:
•
organization, good standing and corporate power;

•
subsidiaries;

•
capital structure;

•
corporate authority and approval related to the execution, delivery and performance of the merger agreement;

•
the absence of violations of, or conflicts with, either Dominion Energy’s or NextEra Energy’s, or their respective subsidiaries’, governing documents, or governmental orders, applicable law and certain agreements, in each case as a result of entering into and performing under the merger agreement;

•
governmental filings, notices, declarations, registrations, consents, approvals or authorizations required to complete the mergers;

•
proper and accurate filings with the SEC since January 1, 2024;

•
accuracy of financial statements and compliance with disclosure controls and procedures required under the Exchange Act;

•
absence of undisclosed liabilities;

•
since January 1, 2026, the absence of any changes, developments, circumstances, effects, events or occurrences that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable (see “— Material Adverse Effect” beginning on page 169 of this joint proxy statement/prospectus for additional discussion of material adverse effect);

•
since January 1, 2026, the conduct of Dominion Energy’s and NextEra Energy’s respective businesses in all material respects in the ordinary course of business consistent with past practice;

•
absence of certain litigation;

•
material contracts;

•
compliance with applicable laws;

•
compliance with applicable permits;

•
labor and employment matters;

•
employee benefits;

•
certain tax matters;

•
environmental matters;

•
insurance policies;

•
real property;

•
intellectual property, privacy and information technology matters;

•
regulatory status and compliance matters;

•
broker’s and finder’s fees payable in connection with the mergers; and

•
accuracy of information supplied for the Form S-4 (of which this joint proxy statement/prospectus is a part).

NextEra Energy Additional Representations and Warranties
The merger agreement also contains additional representations and warranties by NextEra Energy relating to the following:
•
that no vote or consent of NextEra Energy’s shareholders or of any of NextEra Energy’s affiliates’ shareholders, other than the approval of NextEra Energy’s shareholders of the NextEra Energy share issuance proposal and approval of the sole shareholder of Merger Sub Corp, is necessary for NextEra Energy and Merger Sub Corp to approve the merger agreement and complete the mergers and the other transactions contemplated by the merger agreement;
•
capitalization and operations of Merger Sub Corp and LLC Sub;

•
the ownership of shares of Dominion Energy common stock by NextEra Energy, Merger Sub Corp, LLC Sub or any of their subsidiaries;

•
receipt by the NextEra Energy board of opinions from NextEra Energy’s financial advisors; and

•
available funds and financial ability to pay all amounts payable to holders of Dominion Energy common stock pursuant to the merger agreement and any repayment or refinancing of then-outstanding indebtedness of Dominion Energy or any of its subsidiaries that is required as a result of the first merger, after taking into account any consents or waivers obtained from holders of such indebtedness prior to the effective time.

Dominion Energy Additional Representations and Warranties
The merger agreement also contains additional representations and warranties by Dominion Energy relating to the following:
•
the voting requirements of the Dominion Energy shareholders in order for Dominion Energy to approve the merger agreement and approve and complete the first merger and the other transactions contemplated by the merger agreement;

•
takeover statutes; and

•
receipt by the Dominion Energy board of opinions from Dominion Energy’s financial advisors.

Specific Performance
NextEra Energy, Merger Sub Corp, LLC Sub and Dominion Energy have agreed that irreparable damage, for which monetary damages would not be an adequate remedy even if available, would occur in the event that any of the parties does not perform the provisions of the merger agreement in accordance with its specified terms — including by failing to take the actions required of it in order to consummate the mergers and the other transactions contemplated by the merger agreement — or otherwise breaches such provisions. Accordingly, the parties have acknowledged and agreed that each party will be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically its terms and provisions, this being in addition to any other remedy to which it is entitled at law or in equity. Each party has further agreed that it will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or that specific performance is not an appropriate remedy, and that any party seeking such relief will not be required to provide any bond or other security in connection with it.
In addition, each of Dominion Energy, NextEra Energy, Merger Sub Corp and LLC Sub has irrevocably submitted to the personal jurisdiction of the Court of Chancery of the State of Delaware and any appellate court therefrom in connection with any matter arising out of or relating to the merger agreement or the mergers and the other transactions contemplated by the merger agreement, has agreed not to bring any such action in any other court, and has agreed that certain specified procedures will constitute effective service of process. Each party has also irrevocably waived any objection to such jurisdiction, venue or service, including any claim that the proceeding is brought in an inconvenient forum, and any consent to jurisdiction and service described above is solely for such purposes and will not be deemed a general submission to such courts.
Material Adverse Effect
Many of Dominion Energy’s and NextEra Energy’s representations and warranties in the merger agreement are qualified by, among other things, exceptions relating to the absence of a “material adverse effect,” which means any change that has a material adverse effect on the business, financial condition, assets, liabilities or results of operations of, as applicable, Dominion Energy and its subsidiaries, taken as a whole, or NextEra Energy and its subsidiaries, taken as a whole, except that no change arising out of or resulting from any of the following will, either alone or in combination, constitute or contribute to a material adverse effect:
•
changes in the economy in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions;

•
changes that affect any of the industries in which Dominion Energy and its subsidiaries or NextEra Energy and its subsidiaries, as applicable, operate;

•
changes in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes in interest rates;

•
changes in the stock price or trading volume of shares of Dominion Energy’s common stock or shares of NextEra Energy’s common stock, as applicable, or credit rating of Dominion Energy or any of its subsidiaries or NextEra Energy or any of its subsidiaries, as applicable, or any failure by Dominion Energy or NextEra Energy, as applicable, to meet published analyst estimates or expectations of such party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by Dominion Energy or NextEra Energy, as applicable, to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period, except that the changes underlying any such change or failure that are not otherwise excluded from the definition of material adverse effect may be considered in determining whether there has been a material adverse effect;

•
changes in any applicable law, legislative or political conditions or policy or practices of any governmental entity;

•
changes in applicable accounting regulations or principles or interpretations thereof;

•
in the case of Dominion Energy only, any significant project adverse effect (defined to mean any change that materially and adversely affects certain projects specified in the Dominion Energy disclosure letter relating to certain actions or orders);

•
an act of terrorism, sabotage, cyberattack, military action, hostilities or war (whether declared or not declared) or an outbreak or escalation or worsening thereof or any act of God, epidemic, outbreak of disease, earthquake, any weather-related or other force majeure event or other natural disaster or any national or international calamity or crisis or any escalation or worsening thereof;

•
the announcement, execution or delivery of the merger agreement or the public announcement or pendency of the mergers or the other transactions contemplated by the merger agreement, in each case, including any impact thereof on relationships, contractual or otherwise, with governmental entities or customers, suppliers, distributors, lenders, partners or employees of Dominion Energy and its subsidiaries or NextEra Energy and its subsidiaries, as applicable;

•
actions taken or requirements imposed by any governmental entities, in connection with obtaining the regulatory approvals; and

•
any proceeding brought by a Dominion Energy shareholder or NextEra Energy shareholder or any other person against Dominion Energy, NextEra Energy or their respective directors or officers arising out of or relating to the merger agreement, the mergers or the other transactions contemplated by the merger agreement or changes with respect thereto.

Except, with respect to the first, second, third, fifth, sixth and eighth bullets above, in the case of changes, to the extent not otherwise excluded under the merger agreement, such change may be taken into account in determining whether a material adverse effect has occurred solely to the extent that such change has a disproportionate adverse effect on Dominion Energy and its subsidiaries, taken as a whole, or NextEra Energy and its subsidiaries, taken as a whole, as applicable, as compared to other persons engaged in the relevant business affected by such change. The foregoing changes, with respect to Dominion Energy and its subsidiaries, taken as a whole, are referred to herein as a “Company Material Adverse Effect,” and, with respect to NextEra Energy and its subsidiaries, taken as a whole, a “Parent Material Adverse Effect.”
Amendment
At any time prior to the effective time, the merger agreement may be amended by the parties; however, no amendment of the merger agreement will be made which, pursuant to applicable law or the rules of the NYSE, requires further approval by the Dominion Energy shareholders or approval by the NextEra Energy shareholders, as applicable, without such approval being obtained.
Extension; Waiver
At any time prior to the effective time, any party to the merger agreement may, subject to certain exceptions and limitations, (i) extend the time for performance of any obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement or (iii) waive compliance by another party with any of the agreements or conditions contained in the merger agreement; provided, however, that neither NextEra Energy on the one hand nor Merger Sub Corp or LLC Sub on the other hand may perform any of the foregoing with respect to Merger Sub Corp or LLC Sub or NextEra Energy, respectively. No extension or waiver will be made which, pursuant to applicable law or the rules of the NYSE, requires further approval by the Dominion Energy shareholders or approval by the NextEra Energy shareholders, as applicable, without such approval being obtained.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Under the terms of the merger agreement, at the effective time, each outstanding share of Dominion Energy common stock, other than shares to be cancelled as described in the merger agreement, will be converted into the right to receive (i) the per share cash amount (i.e., $360 million divided by the closing share count, without interest), and (ii) 0.8138 shares of NextEra Energy common stock.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026 gives effect to the mergers as if they had been completed on March 31, 2026. The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2025 and the three months ended March 31, 2026 give effect to the mergers as if they had been completed on January 1, 2025. The unaudited pro forma condensed combined financial information (the “pro forma financial information”) has been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of NextEra Energy and accompanying notes included in NextEra Energy’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026, (ii) the historical unaudited condensed consolidated financial statements of NextEra Energy and accompanying notes included in NextEra Energy’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on April 23, 2026, (iii) the historical audited consolidated financial statements of Dominion Energy and accompanying notes included in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 23, 2026, (iv) the historical unaudited condensed consolidated financial statements of Dominion Energy and accompanying notes included in Dominion Energy’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 1, 2026, and (v) other information relating to NextEra Energy and Dominion Energy contained in or incorporated by reference into this joint proxy statement/prospectus.
The pro forma financial information is presented for illustrative and informational purposes only and is not intended to represent what the combined company’s results of operations or financial position would have been had the mergers occurred on the dates indicated, nor is it intended to project the results of operations or financial position of the combined company for any future period or as of any future date. The pro forma financial information is based on currently available information and certain assumptions that NextEra Energy believes are reasonable under the circumstances. Such assumptions include the following: (a) that the effective time will not occur on or before January 15, 2027 and, in turn, that the existing Series C preferred stock will be redeemed by Dominion Energy prior to the effective time as required under the merger agreement, (b) that the DERI Notes will be redeemed or called for redemption by Dominion Energy prior to the effective time as required under the merger agreement, (c) that the requisite counterparty consents and any necessary waivers under certain of Dominion Energy’s credit facilities, under which there are outstanding loans, letter of credit commitments or other commitments that would be subject to termination upon the completion of the first merger, will be obtained, and (d) that counterparty consents will be obtained with respect to capital lease arrangements of Dominion Energy and certain of its subsidiaries that require such consent prior to the completion of the first merger. The pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analyses are performed. The actual financial position and results of operations of the combined company following completion of the mergers may differ materially from the unaudited pro forma amounts reflected herein.
The mergers are expected to be accounted for as a business combination using the acquisition method of accounting under GAAP, with NextEra Energy treated as the accounting acquirer based on various factors including the role of NextEra Energy in providing the merger consideration and its governance and management control of the combined company. Under the acquisition method of accounting, the consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed of Dominion Energy based on their estimated fair values as of the closing of the mergers, and any excess of the consideration transferred over the fair value of the net assets acquired will be recognized as goodwill, if applicable. The allocation of the consideration transferred reflected in the pro forma financial information is preliminary and is based on management’s estimates and assumptions using information currently available. The final acquisition accounting will be completed after the closing of the mergers and may differ materially from the preliminary amounts reflected in the pro forma financial information.

NEXTERA ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(millions)
	March 31, 2026
	NextEra Energy Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,998	$351	$(610)	4A, 4F	$1,739
Customer receivables, net of allowances	4,131	2,388	—		6,519
Other receivables	2,176	920	—		3,096
Materials, supplies and fuel inventory	2,577	1,942	—		4,519
Regulatory assets	448	1,290	(4)	4L	1,734
Derivatives	1,237	303	—		1,540
Other	1,291	1,803	46	4C	3,140
Total current assets	13,858	8,997	(568)		22,287
Other assets:
Property, plant and equipment – net	162,361	80,208	172	4B	242,741
Special use funds	10,707	8,956	—		19,663
Investment in equity method investees	5,989	132	—		6,121
Prepaid benefit costs	2,922	2,709	—		5,631
Regulatory assets	7,199	9,028	(484)	4L	15,743
Derivatives	1,820	483	—		2,303
Goodwill	5,150	4,143	33,730	4D	43,023
Other	11,418	3,922	364	4C	15,704
Total other assets	207,566	109,581	33,782		350,929
TOTAL ASSETS	$221,424	$118,578	$33,214		$373,216
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$5,360	$2,692	$1,397	4E	$9,449
Other short-term debt	1,258	524	(406)	4E	1,376
Current portion of long-term debt	3,837	3,439	—		7,276
Accounts payable	5,743	1,168	—		6,911
Customer deposits	731	274	—		1,005
Accrued interest and taxes	1,393	824	—		2,217
Derivatives	1,176	237	—		1,413
Accrued construction-related expenditures	2,927	724	—		3,651
Regulatory liabilities	294	459	—		753
Other	2,854	1,233	301	4C, 4F, 4H, 4K	4,388
Total current liabilities	25,573	11,574	1,292		38,439
Other liabilities and deferred credits:
Long-term debt	93,948	45,110	(58)	4G	139,000
Asset retirement obligations	3,730	7,415	—		11,145
Deferred income taxes	13,106	8,186	96	4H, 4M	21,388
Regulatory liabilities	12,095	8,985	161	4L, 4M	21,241
Derivatives	1,834	130	—		1,964
Other	4,506	3,470	(695)	4C, 4K, 4M	7,281
Total other liabilities and deferred credits	129,219	73,296	(496)		202,019
TOTAL LIABILITIES	154,792	84,870	796		240,458
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock	—	991	(991)	4I	—
Common stock – par value	21	—	7,311	4I	7,332
Additional paid-in capital	19,251	25,931	28,785	4I	73,967
Retained earnings	35,984	2,341	(2,803)	4I	35,522
Accumulated other comprehensive income (loss)	(34)	(116)	116	4I	(34)
Total common shareholders’ equity	55,222	29,147	32,418		116,787
Noncontrolling interests	11,410	4,561	—		15,971
TOTAL EQUITY	66,632	33,708	32,418		132,758
TOTAL LIABILITIES AND EQUITY	$221,424	$118,578	$33,214		$373,216

NEXTERA ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(millions, except per share amounts)
	Three months ended March 31, 2026
	NextEra Energy Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
OPERATING REVENUES	$6,701	$5,019	$(281)	4J	$11,439
OPERATING EXPENSES
Fuel, purchased power and interchange	1,329	1,818	—		3,147
Other operations and maintenance	1,422	985	—		2,407
Depreciation and amortization	1,371	631	—		2,002
Taxes other than income taxes and other – net	628	193	—		821
Total operating expenses – net	4,750	3,627	—		8,377
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	257	—	—		257
OPERATING INCOME	2,208	1,392	(281)		3,319
OTHER INCOME (DEDUCTIONS)
Interest expense	(1,287)	(561)	—		(1,848)
Other – net	278	3	—		281
Total other income (deductions) – net	(1,009)	(558)	—		(1,567)
INCOME (LOSS) BEFORE INCOME TAXES	1,199	834	(281)		1,752
INCOME TAX (BENEFIT) EXPENSE	(489)	48	(70)	4H	(511)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,688	786	(211)		2,263
NET LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	494	(164)	—		330
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NEE	$2,182	$622	$(211)		$2,593
Weighted-average shares outstanding:
Basic	2,082.5		731.1	4N	2,813.6
Assuming dilution	2,092.4		731.1	4N	2,823.5
Earnings from continuing operations per share attributable to NEE:
Basic	$1.05			4N	$0.92
Assuming dilution	$1.04			4N	$0.92

NEXTERA ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(millions, except per share amounts)
	Year ended December 31, 2025
	NextEra Energy Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
OPERATING REVENUES	$27,412	$16,506	$(996)	4C, 4J	$42,922
OPERATING EXPENSES
Fuel, purchased power and interchange	4,944	4,868	—		9,812
Other operations and maintenance	5,399	3,547	500	4F	9,446
Depreciation and amortization	6,580	2,387	—		8,967
Taxes other than income taxes and other – net	2,469	1,290	—		3,759
Total operating expenses – net	19,392	12,092	500		31,984
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	260	—	—		260
OPERATING INCOME	8,280	4,414	(1,496)		11,198
OTHER INCOME (DEDUCTIONS)
Interest expense	(4,572)	(2,022)	—		(6,594)
Other – net	822	1,219	(151)	4L	1,890
Total other income (deductions) – net	(3,750)	(803)	(151)		(4,704)
INCOME (LOSS) BEFORE INCOME TAXES	4,530	3,611	(1,647)		6,494
INCOME TAX (BENEFIT) EXPENSE	(802)	532	(750)	4H, 4M	(1,020)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	5,332	3,079	(897)		7,514
NET LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,503	(67)	—		1,436
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NEE	$6,835	$3,012	$(897)		$8,950
Weighted-average shares outstanding:
Basic	2,064.5		731.1	4N	2,795.6
Assuming dilution	2,070.6		731.1	4N	2,801.7
Earnings from continuing operations per share attributable to NEE:
Basic	$3.31			4N	$3.20
Assuming dilution	$3.30			4N	$3.19

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1.   Basis of Presentation
The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) were derived from historical consolidated financial statements of NextEra Energy and Dominion Energy which were prepared in accordance with GAAP. Certain accounting policy alignment and reclassification adjustments were made to conform Dominion Energy’s historical financial statement presentation with NextEra Energy’s historical financial statement presentation. See Note 3 and Note 4 for additional information. Further, there were no material intercompany transactions between NextEra Energy and Dominion Energy for the three months ended March 31, 2026 and for the year ended December 31, 2025.
The mergers are being accounted for as a business combination using the acquisition method of accounting under GAAP, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. As the transactions have not closed, the initial accounting for the mergers is not complete and the valuations necessary to assess the fair values of certain assets acquired and liabilities assumed are preliminary. Therefore, the allocation of the purchase price as reflected in the pro forma financial statements is based upon NextEra Energy’s management’s preliminary estimates of the fair value of the assets acquired and liabilities assumed. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that exist as of the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.
2.   Preliminary Purchase Price Allocation
The table below represents the preliminary calculation of estimated merger consideration for the purposes of the pro forma financial statements.
Estimated Merger Consideration
(millions)
Purchase price from stock consideration(a)(b)	$62,027
Cash consideration	360
Total estimated merger consideration	$62,387

(a)
Represents the estimated fair value of approximately 731 million shares of NextEra Energy common stock which shares were calculated per the merger agreement using Dominion Energy share counts and conversion methods outlined therein. For the purposes of the pro forma financial statements, the estimate is based on the closing sale price of a share of NextEra Energy common stock of $84.84 on June 11, 2026.

(b)
Certain NextEra Energy common stock issued to Dominion Energy employees is subject to a vesting period of three years from the initial grant date. The estimated fair value of the awards attributed to pre-merger services was deemed not material and is not included in the purchase price from stock consideration. The estimated fair value of the awards attributed to post-merger services has been excluded from the purchase price and instead will be accounted for post-merger as stock-based compensation expense in accordance with GAAP.

The preliminary estimated merger consideration could significantly differ from the amounts presented due to movements in the price of NextEra Energy common stock until the mergers are consummated. A sensitivity analysis related to the fluctuation in the price of NextEra Energy common stock was performed to assess the impact that a hypothetical change of 10% on the closing sale price of NextEra Energy common stock on June 11, 2026 would have on the estimated merger consideration and preliminary goodwill at the closing of the mergers:
Change in Stock Price	Stock Price	Estimated Merger Consideration	Preliminary Goodwill Impact
	(millions)
10% Increase	$93.32	$68,587	$6,200
10% Decrease	$76.36	$56,187	$(6,200)
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from Dominion Energy are recognized and measured at fair value. The purchase price allocation is preliminary and is based on available information and certain assumptions, which NextEra Energy believes are reasonable.

In estimating the fair value of regulatory assets and liabilities, NextEra Energy considered the applicable regulatory framework, under which rates are designed to allow recovery of the costs of providing service to customers, including a reasonable rate of return on invested capital. These regulatory constructs represent a key input in the valuation of such balances and indicate that the carrying values of the assets and liabilities recoverable through rates are representative of their fair values.
The following table presents a preliminary allocation of the estimated merger consideration to the fair values of the identifiable assets acquired and liabilities assumed from Dominion Energy, based on Dominion Energy’s balance sheet as of March 31, 2026, as adjusted for accounting policy alignment and reclassification adjustments as well as acquisition accounting adjustments shown below.
March 31, 2026
(millions)
Total estimated merger consideration	$62,387
Total current assets	$9,039
Property, plant, and equipment	80,380
Regulatory assets	8,544
Special use funds	8,956
Other assets, including intangible assets	7,610
Total estimated fair value of assets acquired	114,529
Total current liabilities	12,694
Long-term debt	45,052
Regulatory liabilities	9,146
Deferred income taxes	8,282
Asset retirement obligations	7,415
Other liabilities	2,865
Total estimated fair value of liabilities assumed	85,454
Noncontrolling interest	4,561
Estimated net assets acquired	$24,514
Goodwill	$37,873
3.   Accounting Policy Alignment and Reclassification Adjustments
Certain reclassification and accounting policy alignment adjustments have been made to conform Dominion Energy’s historical financial statement presentation to NextEra Energy’s historical financial statement presentation and accounting policies as part of the preparation of the pro forma financial statements. During the preparation of the pro forma financial statements, NextEra Energy performed a preliminary analysis of Dominion Energy’s historical financial information to identify any differences in accounting policies that would require reclassification of Dominion Energy’s historical financial statement presentation to conform to NextEra Energy’s accounting policies. Aside from the accounting policy alignment and reclassification adjustments identified herein and in Note 4, NextEra Energy is not aware of any material differences between the accounting policies of NextEra Energy and Dominion Energy. However, upon completion of the mergers and a more comprehensive comparison and assessment, additional differences may be identified.
The following reflects the accounting policy alignment and reclassification adjustments made to present Dominion Energy’s historical consolidated balance sheet as of March 31, 2026 in conformity with that of NextEra Energy:
		March 31, 2026
		(millions)
Presentation in Historical Financial Statements	NextEra Energy Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Assets
Cash and cash equivalents	Cash and cash equivalents	$351	—		$351
Customer receivables (less allowance for doubtful accounts)	Customer accounts receivable, net of allowance	2,388	—		2,388

		March 31, 2026
		(millions)
Presentation in Historical Financial Statements	NextEra Energy Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Tax receivables		434	(434)	(a)	—
Other receivables (less allowance for doubtful accounts)	Other receivables	486	434	(a)	920
Inventories	Materials, supplies and fuel inventory	1,942	—		1,942
Regulatory assets	Regulatory assets	1,290	—		1,290
Prepayments		641	(641)	(b)	—
	Derivatives		303	(c)	303
Other (current assets)	Other (current assets)	779	1,024	(b)(c)(d)	1,803
Assets held for sale		686	(686)	(d)	—
Nuclear decommissioning trust funds	Special use funds	8,956	—		8,956
Investment in equity method affiliates	Investment in equity method investees	132	—		132
Other (investments)		378	(378)	(e)	—
Property, plant and equipment	Property, plant and equipment — net	107,928	(27,720)	(f)	80,208
Accumulated depreciation and amortization		(27,720)	27,720	(f)	—
Goodwill	Goodwill	4,143	—		4,143
	Prepaid benefit costs	—	2,709	(g)	2,709
	Derivatives	—	483	(h)	483
Regulatory assets	Regulatory assets	9,028	—		9,028
Other (noncurrent assets)	Other (noncurrent assets)	6,736	(2,814)	(e)(g)(h)	3,922
Total Assets		$118,578	$—		$118,578
Liabilities and equity
Securities due within one year	Current portion of long-term debt	$3,557	$(118)	(i)	$3,439
Short-term debt	Other short-term debt	3,098	(2,574)	(i)(j)	524
	Commercial paper	—	2,692	(j)	2,692
Accounts payable	Accounts payable	1,168	—		1,168
	Customer deposits	—	274	(k)	274
	Accrued interest and taxes	—	824	(l)	824
Accrued interest, payroll and taxes		986	(986)	(l)(m)	—
	Derivatives	—	237	(n)	237
	Accrued construction-related expenses	—	724	(n)	724
Regulatory liabilities	Regulatory liabilities	459	—		459
Other (current liabilities)	Other (current liabilities)	2,120	(887)	(k)(m) (n)(o)	1,233
Liabilities held for sale		186	(186)	(o)	—
Long-term debt	Long-term debt	37,809	7,301	(p)	45,110
Securitization bonds		883	(883)	(p)	—
Junior subordinated notes		5,978	(5,978)	(p)	—
Other (long-term debt)		440	(440)	(p)	—
Deferred income taxes	Deferred income taxes	8,186	—		8,186

		March 31, 2026
		(millions)
Presentation in Historical Financial Statements	NextEra Energy Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Deferred investment tax credits		1,523	(1,523)	(q)	—
Regulatory liabilities	Regulatory liabilities	8,985	—		8,985
	Asset retirement obligations	—	7,415	(r)	7,415
	Derivatives	—	130	(s)	130
Other (long-term liabilities)	Other (long-term liabilities)	9,492	(6,022)	(q)(r) (s)	3,470
Preferred stock	Preferred stock	991	—		991
Common stock – no par	Additional paid-in capital	25,931	—		25,931
Retained earnings	Retained earnings	2,341	—		2,341
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(116)	—		(116)
Noncontrolling interests	Noncontrolling interests	4,561	—		4,561
Total liabilities and equity		$118,578	$—		$118,578

(a)
Reclassification of $434 million from tax receivables to other receivables.

(b)
Reclassification of $641 million from prepayments to other (current assets).

(c)
Reclassification of $303 million from other (current assets) to derivatives (current assets).

(d)
Reclassification of $686 million from assets held for sale to other (current assets).

(e)
Reclassification of $378 million from other (investments) to other (noncurrent assets).

(f)
Reclassification of $27,720 million from accumulated depreciation and amortization to property, plant and equipment — net.

(g)
Reclassification of $2,709 million from other (noncurrent assets) to prepaid benefit costs.

(h)
Reclassification of $483 million from other (noncurrent assets) to derivatives (noncurrent assets).

(i)
Relates to reclassification of $118 million of lease obligations from securities due within one year to other short-term debt.

(j)
Reclassification of $2,692 million from short-term debt to commercial paper.

(k)
Reclassification of $274 million from other (current liabilities) to customer deposits.

(l)
Reclassification of $824 million from accrued interest, payroll and taxes to accrued interest and taxes.

(m)
Relates to reclassification of $162 million of accrued payroll from accrued interest, payroll and taxes to other (current liabilities).

(n)
Reclassification of $237 million and $724 million from other (current liabilities) to derivatives (current liabilities) and accrued construction-related expenses, respectively.

(o)
Reclassification of $186 million from liabilities held for sale to other (current liabilities).

(p)
Reclassification of $883 million, $5,978 million and $440 million from securitization bonds, junior subordinated notes and other (long-term debt), respectively, to long-term debt.

(q)
Relates to the reclassification of $1,523 million from deferred investment tax credits to other (noncurrent liabilities).

(r)
Reclassification of $7,415 million from other (noncurrent liabilities) to asset retirement obligations.

(s)
Reclassification of $130 million from other (noncurrent liabilities) to derivatives (noncurrent liabilities).

The following accounting policy alignment and reclassification adjustments were made to present Dominion Energy’s historical consolidated statement of income for the three months ended March 31, 2026 in conformity with that of the NextEra Energy:

		Three Months Ended March 31, 2026
		(millions)
Presentation in Historical Financial Statements	NextEra Energy Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Operating revenue	Operating revenues	$5,019	$—		$5,019
Electric fuel and other energy-related purchases	Fuel, purchased power and interchange	1,606	212	(a)	1,818
Purchased electric capacity		69	(69)	(a)	—
Purchased gas		143	(143)	(a)	—
Other operations and maintenance	Other operations and maintenance	985	—		985
Depreciation and amortization	Depreciation and amortization	631	—		631
Other taxes	Taxes other than income taxes and other — net	228	(35)	(b)	193
Impairment of assets and other charges		(35)	35	(b)	—
Other income (expense)	Other — net	3	—		3
Interest and related charges	Interest expense	561	—		561
Income tax expense	Income tax expense (benefit)	48	—		48
Noncontrolling interests	Net income attributable to noncontrolling interests	164	—		164
Net income from continuing operations attributable to Dominion Energy	Net income from continuing operations attributable to NEE	$622	$—		$622

(a)
Reclassification of $69 million from purchased electric capacity and $143 million from purchased gas to fuel, purchase power and interchange.

(b)
Reclassification of $35 million from impairment of assets and other charges to taxes other than income taxes and other — net.

The following accounting policy alignment and reclassification adjustments were made to present Dominion Energy’s historical consolidated statement of income for the year ended December 31, 2025 in conformity with that of NextEra Energy:
		Year Ended December 31, 2025
		(millions)
Presentation in Historical Financial Statements	NextEra Energy Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Operating revenue	Operating revenues	$16,506	$—		$16,506
Electric fuel and other energy-related purchases	Fuel, purchased power and interchange	4,489	379	(a)	4,868
Purchased electric capacity		82	(82)	(a)	—
Purchased gas		297	(297)	(a)	—
Other operations and maintenance	Other operations and maintenance	3,547	—		3,547
Depreciation and amortization	Depreciation and amortization	2,387	—		2,387
Other taxes	Taxes other than income taxes and other — net	773	517	(b)	1,290

		Year Ended December 31, 2025
		(millions)
Presentation in Historical Financial Statements	NextEra Energy Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Impairment of assets and other charges		517	(517)	(b)	—
Other income (expense)	Other — net	1,219	—		1,219
Interest and related charges	Interest expense	2,022	—		2,022
Income tax expense	Income tax expense (benefit)	532	—		532
Noncontrolling interests	Net income attributable to noncontrolling interests	67	—		67
Net income from continuing operations attributable to Dominion Energy	Net income from continuing operations attributable to NEE	$3,012	$—		$3,012

(a)
Reclassification of $82 million from purchased electric capacity and $297 million from purchased gas to fuel, purchase power and interchange.

(b)
Reclassification of $517 million from impairment of assets and other charges to taxes other than income taxes and other — net.

4.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements
A.
Reflects a reduction of $360 million to reflect the cash portion of the merger consideration to be paid by NextEra Energy (see Note 2).

B.
Reflects a step-up of $172 million in the fair value of the property, plant and equipment associated with the unregulated operations to be acquired. Fair value was estimated using significant assumptions about operating strategies and estimates of future cash flows, which required assessments of current and projected market conditions. Forecasting future cash flows requires assumptions regarding forecasted commodity prices for the sale of power and purchases of fuel and the expected operations of assets. For the three months ended March 31, 2026 and the year ended December 31, 2025, the change between Dominion Energy’s historical depreciation and the depreciation calculated based on the estimated fair valued property, plant and equipment was not material.

C.
Reflects adjustments to measure the acquired intangible assets and liabilities related to the unregulated operations at their preliminary estimated fair value. The intangible assets relate to commodity and services contracts related to nuclear fuel and the intangible liabilities relate to solar and nuclear purchased power agreements (“PPAs”), respectively, at their preliminary estimated fair value (see table below). The nuclear fuel contract assets represent non-derivative commodity and supply contracts acquired from Dominion Energy. The initial amount recorded for the nuclear fuel contracts is the difference between the market value of the contract at the time of acquisition and the contract value based on the terms of the contract. The nuclear fuel contract assets are amortized over the life of the contract in relation to the expected realization of the underlying cash flows. Amortization of the nuclear fuel contract assets is ultimately recorded in fuel, purchased power and interchange. Solar and nuclear PPA liabilities represent non-derivative energy contracts acquired from Dominion Energy. The initial amount recorded for the solar and nuclear PPAs is the difference between the market value of the contracts at the time of acquisition and the contract value based on the terms of each contract. The solar and nuclear PPA liabilities are amortized over the life of the respective contract in relation to the expected realization of the underlying cash flows. Amortization of the solar and nuclear PPA liabilities is recorded in operating revenues.

For the three months ended March 31, 2026, the amortization of solar and nuclear PPA liabilities was not material. For the year ended December 31, 2025, the amortization of solar and nuclear PPA liabilities resulted in an increase of $129 million to operating revenue. For the three months ended March 31, 2026 and the year ended December 31, 2025, the amortization of the nuclear fuel contract assets was not material.

	Preliminary Fair Value	Estimated Weighted Average Useful Life
	(millions)
Nuclear fuel contract assets(a)	$410	12 years
Solar and nuclear PPA liabilities(b)	$917	11 years

(a)
Nuclear fuel contract assets totaling $46 million and $364 million are included in other (current assets) and other (noncurrent assets), respectively.

(b)
Solar and nuclear PPA liabilities totaling $129 million and $788 million are included in other liabilities (current liabilities) and other (noncurrent liabilities), respectively.

D.
Reflects the elimination of Dominion Energy’s historical goodwill and the recognition of preliminary estimated goodwill as a result of the mergers. The preliminary estimated goodwill is not tax deductible. Refer to Note 2 for the preliminary purchase price allocation.

E.
Reflects (i) the repayment, through the issuance of commercial paper, of $406 million of DERI Notes prior to the effective time as required by the merger agreement, and (ii) the redemption of $991 million of issued and outstanding shares of existing Series C preferred stock, which shares, per the terms of the merger agreement, are required to be redeemed by Dominion Energy to the extent the effective time occurs after January 15, 2027. For the three months ended March 31, 2026 and the year ended December 31, 2025, the interest expense associated with this issuance of commercial paper was not material.

F.
Represents the additional estimated merger-related transaction costs yet to be expensed or accrued in NextEra Energy’s historical financial statements through March 31, 2026. Estimated merger-related transaction costs include investment banker, advisory, legal, valuation and other professional fees. NextEra Energy’s total estimated merger-related transaction costs amount to approximately $500 million, with less than $1 million in expense recognized through March 31, 2026 resulting in a pro forma adjustment of $500 million to other operations and maintenance. Approximately $250 million in fees are expected to be paid at closing and are reflected as a reduction to cash and cash equivalents with the remaining balance reflected in other current liabilities. These transaction costs are non-recurring.

G.
Reflects an adjustment of $58 million to measure the long-term debt related to the unregulated operations, net of amounts due within one year, at its estimated fair value. For the three months ended March 31, 2026 and the year ended December 31, 2025, the amortization of the fair value adjustment to interest expense was not material.

H.
Represents the estimated tax impact of the pro forma adjustments based on an assumed tax rate of 25.0%. The assumed tax rate reflects a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure. The effective tax rate of NextEra Energy following the acquisition could be different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the Unaudited Pro Forma Condensed Combined Statement of Income are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. For the three months ended March 31, 2026 and the year ended December 31, 2025, the estimated tax benefit of $70 million and $375 million, respectively, is reflected in income tax expense (benefit). At March 31, 2026, the $88 million estimated tax benefit related to the merger-related transaction costs (see Note 4F) is reflected as a reduction in other (current liabilities) and the $224 million estimated tax impact of the pro forma adjustments is a deferred income tax asset and is reflected as a reduction in deferred income taxes (liability).

I.
The following tables summarize the transaction accounting adjustments impacting the equity balances of NextEra Energy as combined with Dominion Energy:

	Elimination of Dominion Energy’s Historical Equity	Stock Consideration (See Note 2)	Transaction Adjustments		Total Pro Forma Adjustments
	(millions)
Preferred stock	$—	$—	$(991)	(a)	$(991)
Common stock – par value	—	7,311	—		7,311
Additional paid-in capital	(25,931)	54,716	—		28,785
Retained earnings	(2,341)	—	(462)	(b)	(2,803)
Accumulated other comprehensive loss	116	—	—		116
Total	$(28,156)	$62,027	$(1,453)		$32,418

(a)
Reflects the redemption of issued and outstanding shares of existing Series C preferred stock before the effective time (see Note 4E).

(b)
Reflects the after-tax estimated merger-related transaction costs (see Note 4F) and the incremental charitable contribution commitment (see Note 4K).

J.
This adjustment reflects a straight-line recognition of the $2.25 billion customer bill credits to be provided by certain Dominion Energy subsidiaries over a 24-month period beginning subsequent to the closing of the mergers. For the three months ended March 31, 2026, the recognition of customer bill credits resulted in a decrease of $281 million to operating revenue. For the year ended December 31, 2025, the recognition of customer bill credits resulted in a decrease of $1,125 million to operating revenue. Actual recognition pattern has not been determined.

K.
Reflects the commitment of the $50 million over 5 years incremental charitable contributions commitment of NextEra Energy, subsequent to the closing of the mergers, to be shared among Virginia, North Carolina and South Carolina, $10 million of which is reflected in other (current liabilities).

L.
This adjustment removes current and noncurrent regulatory assets of $4 million and $484 million, respectively, and noncurrent regulatory liabilities of $84 million related to the defined benefit pension and other postretirement benefit plans after reflecting the impact of conforming to NextEra Energy’s accounting policy related to the recognition of actuarial gains and losses on the defined benefit pension and other postretirement benefit plans from immediate recognition to an amortization approach for the unregulated operations and the removal of unrecognized gains and losses in applying purchase accounting. For the three months ended March 31, 2026, the impact of this change was not material. For the year ended December 31, 2025, the impact of this change was a decrease to net pension and other postretirement benefits credits of $151 million, which is reflected in other — net.

M.
This adjustment reclassifies $245 million of deferred investment tax credits (“ITCs”) related to the regulated operations from other (noncurrent liabilities) to regulatory liabilities (noncurrent), as well as, removes the deferred ITCs related to the unregulated operations of $1,278 million in other (noncurrent liabilities) and the related $320 million deferred income tax asset in deferred income taxes (liability) to reflect the net impact of conforming with NextEra Energy’s accounting policy of recognizing ITCs as a reduction to income tax expense when the related energy property is placed into service versus deferring ITCs and recognizing over the depreciable life of the related energy property. For the three months ended March 31, 2026, the net impact was not material. For the year ended December 31, 2025, the net impact was an increase of $375 million to income tax benefit.

N.
The unaudited pro forma combined basic and diluted earnings per share calculations are based on the average basic and diluted shares of NextEra Energy. The following table summarizes the computation of the unaudited pro forma combined basic and diluted earnings per share:

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
	(millions, except per share amounts)
Numerator – Pro forma combined net income from continuing operations attributable to NEE	$2,593	$8,950
Denominator:
Weighted-average number of NEE shares outstanding – basic	2,082.5	2,064.5
Shares of NEE common stock issued	731.1	731.1
Pro forma NEE shares outstanding – basic	2,813.6	2,795.6
Equity units, stock options, performance share awards, restricted stock and exchangeable notes	9.9	6.1
Pro forma NEE shares outstanding – assuming dilution	2,823.5	2,801.7
Pro forma earnings from continuing operations per share attributable to NEE:
Basic	$0.92	$3.20
Assuming dilution	$0.92	$3.19

COMPARISON OF SHAREHOLDERS’ RIGHTS
Dominion Energy shareholders will receive shares of NextEra Energy common stock in the first merger. NextEra Energy is a Florida corporation and is subject to the FBCA. Dominion Energy is a Virginia corporation and is subject to the VSCA. If the first merger is completed, the rights of Dominion Energy shareholders who become NextEra Energy shareholders through the receipt of NextEra Energy common stock and the rights of NextEra Energy shareholders will be governed by the FBCA, the NextEra Energy articles of incorporation, including the amendment pursuant to the NextEra Energy charter amendment proposal (if approved), and the NextEra Energy bylaws. The following summary compares the rights of Dominion Energy shareholders to the rights of NextEra Energy shareholders.
The following summary is not a complete statement of the rights of NextEra Energy shareholders or Dominion Energy shareholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the FBCA, the VSCA and NextEra Energy’s and Dominion Energy’s respective articles of incorporation and bylaws in effect as of the date hereof, which Dominion Energy shareholders should read. For information on how copies of these documents may be obtained, please see “Where You Can Find More Information.”
NextEra Energy	Dominion Energy
Authorized Capital Stock

NextEra Energy’s articles of incorporation authorize NextEra Energy to issue 3,300,000,000 shares of capital stock, each with a par value of $0.01, consisting of 3,200,000,000 shares of common stock and 100,000,000 shares of preferred stock.
As of the record date, NextEra Energy had 2,085,978,209 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
If the NextEra Energy charter amendment proposal is approved and the Articles of Amendment to Second Restated Articles of Incorporation of NextEra Energy, Inc. becomes effective, NextEra Energy will be authorized to issue 5,100,000,000 shares of capital stock, consisting of 100,000,000 shares of serial preferred stock, par value $0.01 per share, and 5,000,000,000 shares of common stock, par value $0.01 per share.

Dominion Energy’s articles of incorporation authorize Dominion Energy to issue 1,750,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock with such par value, if any, as may be determined by the Dominion Energy board.
As of the record date, Dominion Energy had 879,525,949 shares of common stock issued and outstanding and 1,000,000 shares of Series C Preferred Stock issued and outstanding.

Rights of Preferred Stock

The rights and privileges of holders of NextEra Energy common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which the NextEra Energy board may authorize for issuance from time to time.
The NextEra Energy board has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time.
NextEra Energy’s articles of incorporation authorize the NextEra Energy board from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights.

The Dominion Energy board can, without approval of shareholders, create and approve the issuance of one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each series and the terms and conditions of issue.
Dominion Energy currently has 1,000,000 shares of Series C Preferred Stock outstanding. For information concerning the impact of the merger on the Series C Preferred Stock, see “Summary — Treatment of Dominion Energy Indebtedness” and “The Merger Agreement — Compliance with the Merger Agreement; Completion of the Second Merger.”

NextEra Energy	Dominion Energy
Voting Rights
In general, each holder of NextEra Energy common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of NextEra Energy common stock, including the election of directors. Each holder of NextEra Energy common stock is entitled to attend all special and annual meetings of NextEra Energy’s shareholders. The holders of NextEra Energy common stock do not have cumulative voting rights. In general, if a quorum exists at a meeting of NextEra Energy’s shareholders, unless a greater or different vote is required by the FBCA, NextEra Energy’s articles of incorporation or NextEra Energy’s bylaws, or by action of the NextEra Energy board, on all matters other than the election of directors, an action will be approved if the votes cast favoring the action exceed the votes cast opposing the action.
The VSCA provides that each shareholder is entitled to one vote for each share of capital stock held by such shareholder, unless otherwise provided in a corporation’s articles of incorporation. Each share of Dominion Energy common stock entitles its holder to one vote for each share held of record on each matter submitted to a vote of shareholders.
Subject to the discussions in “— Election of Directors” and “— Amendment of Governing Documents” below, with respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, Dominion Energy’s articles of incorporation or bylaws or the rules or regulations of any stock exchange applicable to Dominion Energy, the matter will be approved if the votes cast favoring the matter exceed the votes cast against the matter at the shareholders’ meeting, assuming a quorum is present.

Number of Directors and Size of Board
NextEra Energy’s bylaws provide that the number of directors of NextEra Energy shall not be less than three nor more than 16. The authorized number of directors, within the limits specified in the preceding sentence, shall be determined by the affirmative vote of a majority of the entire board of directors given at a regular or special meeting thereof. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. The NextEra Energy board currently has 12 directors.
The VSCA provides that the board of directors of a Virginia corporation must consist of one or more directors as specified or fixed in accordance with the company’s articles of incorporation or bylaws.
The Dominion Energy board currently has 11 members. Dominion Energy’s articles of incorporation provide that the number of directors will not be less than 10 nor more than 17 with the exact number of directors to be determined from time to time by resolution adopted by (i) the affirmative vote of a majority of the directors then in office or (ii) the shareholders of Dominion Energy by majority of the votes entitled to be cast at an election of directors.

Election of Directors
Under NextEra Energy’s bylaws, if a quorum exists, a nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election by shareholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such shareholders against such nominee’s election; provided, however, that if the number of persons considered by the shareholders for election as directors exceeds the total number of directors to be elected, directors shall be elected by a plurality of the votes cast. All persons considered for election (other than those recommended for nomination by or at the direction of the board of directors or any duly authorized committee thereof) must have met all applicable requirements and procedures in being placed in nomination and considered for election.
Dominion Energy’s bylaws provide that uncontested elections of directors will be decided by the vote of a majority of the votes cast at any meeting of shareholders for the election of directors at which a quorum is present.
Dominion Energy’s bylaws provide that in a contested election at which a quorum is present, directors will be elected by the vote of a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors.

NextEra Energy	Dominion Energy
Removal of Directors
NextEra Energy’s bylaws provide that a director may be removed by the majority vote of the entire NextEra Energy board. A director may also be removed by NextEra Energy’s shareholders. In the event that holders of any class or series of NextEra Energy preferred stock are entitled, voting separately as a class, to elect one or more directors, only the holders of that class or series may participate in a vote with respect to the removal by shareholders of a director so elected, except as otherwise provided by law.
Under the VSCA, shareholders may remove one or more directors with or without cause, unless the corporation’s articles of incorporation provide that directors may be removed only for cause.
Dominion Energy’s articles of incorporation provide that a director may be removed by shareholders only for cause and only if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors.

Vacancies
Any vacancy occurring in the NextEra Energy board, including any vacancy created by reason of an increase in the number of directors, shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders.
The VSCA provides that, unless otherwise provided in the corporation’s articles of incorporation, vacancies and newly created directorships may be filled by the shareholders, the board of directors or a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum.
Under Dominion Energy’s bylaws, any vacancy in the board will be filled by the board at any meeting by the affirmative vote of a majority of the remaining directors, notwithstanding that the remaining directors may be less than a quorum. A vacancy resulting from an increase in the number of directors will be filled in the same manner. If the vacancy results from the removal of a director for cause by the shareholders at a meeting called for that purpose, shareholders may elect a successor if such purpose was included in the meeting notice.
A director chosen to fill a vacancy will hold office until the next annual meeting of shareholders.

Quorum for Board Meetings
NextEra Energy’s bylaws provide that a majority of the number of directors fixed by, or in the manner provided in, NextEra Energy’s bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the board of directors, the quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the NextEra Energy board.
The VSCA provides that in no case will a quorum be less than one-third of the authorized number of directors.
Dominion Energy’s bylaws provide that a majority of the number of directors then in office, or such greater number as may be specifically provided in the VSCA, will constitute a quorum for the transaction of business at any meeting of the board of directors. When a quorum is present at any meeting, a majority of the directors present will decide any question brought before such meeting, except as otherwise provided by law, by Dominion Energy’s articles of incorporation, or by Dominion Energy’s bylaws.

Annual Meetings of Shareholders
NextEra Energy’s bylaws provide that the annual meeting of the shareholders of NextEra Energy shall be held at the time and place, if any, designated by the NextEra Energy board. The NextEra Energy board may determine that any annual meeting will be held solely by means of remote communication and without a physical place to the fullest extent permitted by the FBCA. Meetings of the shareholders of NextEra Energy may be held within or without the State of Florida or solely by means of remote	Dominion Energy’s bylaws provide the annual meeting of the shareholders will be held on any date and at any time as determined by the Dominion Energy board, at such place, within or without the Commonwealth of Virginia, as provided in the notice of the meeting; provided, however, that the Dominion Energy board may, in its sole discretion, determine that the meeting will not be held at any place and will instead be held solely by means of remote communication as provided under the VSCA. Any

NextEra Energy	Dominion Energy

communication (as authorized by the NextEra Energy board). If authorized by the NextEra Energy board, subject to any guidelines and procedures adopted by the board and to any applicable requirements of the FBCA, shareholders may, by means of remote communication, participate in, and be deemed present in person and vote at a meeting of shareholders, whether held at a designated place or solely by remote communication.
Meetings of the shareholders may be presided over by the chairman of the board, the president or any vice president, and the secretary of NextEra Energy (or any person chosen by the person presiding over the meeting) shall act as secretary for the meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting; if, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

previously scheduled shareholder meeting may be adjourned, postponed or rescheduled from time to time by the Dominion Energy board, whether or not a quorum is present. In addition, the chair of a meeting of shareholders may adjourn a meeting if a quorum is not present.
Under the VSCA, on petition of any shareholder of the corporation, if a corporation does not hold an annual meeting to elect directors within the 15-month period following its last annual meeting, the circuit court of the city or county where the corporation’s principal office is located may, after notice to the corporation, order a meeting to be held.

Quorum for Shareholder Meetings
Under NextEra Energy’s bylaws, a majority of the total number of shares outstanding and entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by the FBCA or NextEra Energy’s articles of incorporation. If a specified item of business is required to be voted on by a class or series of shares, a majority of the total number of shares outstanding and entitled to vote of such class or series, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of shareholders for the transaction of such item of business by such class or series. If a quorum does not exist at a meeting, the holders of a majority of the shares present at such meeting and entitled to vote may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite number of shares entitled to vote shall be present. After a quorum has been established at a meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Shares entitled to vote on any item of business presented for action by NextEra Energy shareholders at a meeting, present in person or represented by proxy thereat, shall be counted for purposes of establishing a quorum for the transaction of all business at such meeting. Broker non-votes, if any, with respect to any item of business shall not count as shares entitled to vote on that item of business.	A majority of the outstanding shares of common stock entitled to vote at the meeting present or by proxy will constitute a quorum at all meetings of the shareholders.

NextEra Energy	Dominion Energy
Notice of Annual and Special Meetings of Shareholders
NextEra Energy’s bylaws provide that written notice stating the place, if any, day and hour of the meeting, the means of remote communications authorized by the board of directors, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the meeting, personally, by U.S. mail, or in such other manner as may be permitted by law, by or at the direction of the chairman of the board, the president, the secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed given when deposited in the U.S. mail addressed to the shareholder at his or her address as it appears on the stock transfer books of NextEra Energy, with postage thereon prepaid.	Under the VSCA and Dominion Energy’s bylaws, notice of any meeting of shareholders must be sent not less than 10 nor more than 60 days before the date of the meeting; provided, however, that notice of a shareholder meeting to act on an amendment to Dominion Energy’s articles of incorporation, on a plan of merger, share exchange, domestication or conversion, on a proposed dissolution of Dominion Energy, or on a proposed sale of Dominion Energy’s assets that would require shareholder approval must be given not less than 25 days nor more than 60 days before the date of the meeting.
Proxy Access for Director Nominations
NextEra Energy’s bylaws permit a shareholder, or a group of no more than 20 shareholders, that has owned (as defined in NextEra Energy’s bylaws) continuously for at least three years 3% or more of the outstanding NextEra Energy common stock, and that satisfies the other requirements of NextEra Energy’s bylaws (an “Eligible Shareholder”), to nominate and include in NextEra Energy’s annual meeting proxy materials director candidates to occupy (together with any nominees of other Eligible Shareholders) up to two or 20% of the number of directors in office (whichever is greater). The requirements in NextEra Energy’s bylaws generally include receipt by NextEra Energy’s secretary of written notice from an eligible shareholder of the nomination not earlier than 150 days or later than 120 days before the first anniversary of the mailing of NextEra Energy’s proxy materials for the most recent annual meeting. For the Eligible Shareholder’s notice to be in proper form, it must include all of the information specified in NextEra Energy’s bylaws.	Dominion Energy’s bylaws provide that nominations of persons for election to the board (up to two directors or 20% of the Dominion Energy board, rounded down to the nearest whole number, whichever is greater) may be made at an annual meeting of shareholders by any shareholder or group of shareholders of Dominion Energy who has or have owned (as defined in Dominion Energy’s bylaws) continuously for at least three years that number of shares of common stock constituting 3% or more of Dominion Energy’s outstanding common stock (as of both (a) the date the Proxy Access Nomination (as defined in Dominion Energy’s bylaws) is delivered to, or mailed to and received by, Dominion Energy’s Corporate Secretary in accordance with Dominion Energy’s bylaws and (b) the record date for determining shareholders entitled to vote at the annual meeting) and complies with the notice procedures by giving timely notice to Dominion Energy’s Corporate Secretary. For notice to be timely, the written notice, which must comply with certain provisions in Dominion Energy’s bylaws, must be received by Dominion Energy’s Corporate Secretary at the principal executive offices of Dominion Energy not earlier than the close of business on the 150th day prior to the first anniversary of the date that Dominion Energy’s proxy statement was released to shareholders for the preceding year’s annual meeting of shareholders and not later than the close of business on the 120th day prior to the first anniversary of the date that Dominion Energy’s proxy statement was released to shareholders for the preceding year’s annual meeting of shareholders. If the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, then notice is timely if received by Dominion Energy’s Corporate Secretary at the principal executive offices of Dominion Energy not later than the 10th day following the date that notice of the date of the annual meeting was mailed or of the first public announcement of the annual meeting of shareholders, whichever first occurs.

NextEra Energy	Dominion Energy
Calling Special Meetings of Shareholders
Special meetings of the shareholders of NextEra Energy may be called by the chairman of the NextEra Energy board, the president or the secretary of NextEra Energy, and shall be called upon the written request of a majority of the entire NextEra Energy board or the holder or holders of not less than 20% of all the outstanding shares of stock of NextEra Energy entitled to vote on the matter or matters to be presented at the meeting. The request shall state the purpose or purposes of the proposed meeting. No business shall be conducted at any special meeting other than the business for which the special meeting is called as set forth in the notice of the special meeting. Special meetings shall be held at the time and place designated by the chief executive officer of NextEra Energy, or at the time and place, if any, designated by the NextEra Energy board. The NextEra Energy board may determine that any special meeting will be held solely by means of remote communication and without a physical place to the fullest extent permitted by the FBCA. Meetings of the shareholders of NextEra Energy may be held within or without the State of Florida or solely by means of remote communication (as authorized by the NextEra Energy board). If authorized by the NextEra Energy board, subject to any guidelines and procedures adopted by the board and to any applicable requirements of the FBCA, shareholders may, by means of remote communication, participate in, and be deemed present in person and vote at a meeting of shareholders, whether held at a designated place or solely by remote communication.
The VSCA provides that special meetings may be called by the board of directors or by such person as may be authorized by the corporation’s articles of incorporation or bylaws.
Dominion Energy’s bylaws provide that special meetings of the shareholders may be called by the chairman of the board, the vice chairman of the board, if any, the chief executive officer, or by a majority of the directors. Special meetings of the shareholders may also be held following the accrual or termination of voting rights of the preferred stock of Dominion Energy, whenever requested to be called in the manner provided in Dominion Energy’s articles of incorporation.
Additionally, Dominion Energy’s Corporate Secretary may call a special meeting of the shareholders upon the written request of one or more shareholders of record who collectively (x) own shares representing at least 15% of the outstanding shares of Dominion Energy and (y) have continuously owned such percentage for at least one year prior to the date of such request. Only such business will be conducted at a special meeting of the shareholders as was stated in the valid shareholder request related to such meeting and any additional matters that the Dominion Energy board determines to include in the notice of the meeting. Dominion Energy’s bylaws specify the requirements as to the form and content of a notice requesting a special meeting of shareholders.

Shareholders Action by Written Consent
Under NextEra Energy’s articles of incorporation, any action required or permitted to be taken by the shareholders of NextEra Energy must be effected at a duly called annual or special meeting of shareholders of NextEra Energy and may not be effected by any consent in writing by such shareholders.
Under the VSCA, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. In addition, the VSCA provides that the articles of incorporation may authorize action by shareholders by less than unanimous written consent provided that the taking of such action is consistent with any requirements that may be set forth in the corporation’s articles of incorporation, bylaws or the VSCA provision. In the case of a public corporation, the inclusion of such a provision in the articles of incorporation must be approved by more than two-thirds of any voting group entitled to vote on the amendment.
The VSCA further provides that less than unanimous written consent is not available at any public corporation whose articles of incorporation or bylaws allow a special meeting to be called by shareholders (or a group of shareholders) holding 30% or fewer of all votes entitled to be cast.
Dominion Energy’s articles of incorporation do not authorize action by shareholders by less than unanimous written consent. In addition, Dominion Energy’s bylaws provide that shareholders (or a group of shareholders)

NextEra Energy	Dominion Energy
holding at least 15% of Dominion Energy’s common stock can call a special meeting of shareholders. Therefore, before Dominion Energy shareholders may have the right to act by less than unanimous written consent, the Dominion Energy board and more than two-thirds of the holders of Dominion Energy common stock would need to approve an amendment to Dominion Energy’s articles of incorporation to add such a provision and its bylaws would need to be amended to increase the percentage of shareholders required to call a special meeting above 30%.
Amendment of Governing Documents

Amendment of Articles of Incorporation.   Section 607.1003 of the FBCA generally provides that, with the exception of certain amendments that may be effected by a corporation’s board of directors without shareholder approval, a Florida corporation’s articles of incorporation may be amended upon approval by the board of directors, the recommendation of the amendment to the shareholders by the board of directors and, unless the FBCA, the corporation’s articles of incorporation, or the board of directors requires a greater vote or a greater quorum, approval of the shareholders at a meeting at which a quorum exists consisting of at least a majority of the shares entitled to be cast on the amendment.
Pursuant to NextEra Energy’s articles of incorporation, the affirmative vote of the holders of at least a majority of the then-outstanding shares of Voting Stock (as defined in NextEra Energy’s articles of incorporation), voting together as a single class, is required to alter, amend or repeal specified provisions of NextEra Energy’s articles of incorporation.
Amendment of Bylaws.   The power to adopt, alter, amend or repeal NextEra Energy’s bylaws is vested in the NextEra Energy board. Bylaws adopted by the NextEra Energy board may be repealed or changed, and new bylaws may be adopted, by NextEra Energy’s shareholders, only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least a majority of the then outstanding Voting Stock (as defined in NextEra Energy’s articles of incorporation), voting together as a single class.

Amendment of Articles of Incorporation.   Under the VSCA, a corporation’s articles of incorporation may generally be amended upon approval by the corporation’s board of directors and the affirmative vote of more than two-thirds of all votes entitled to be cast on the amendment.
The articles of incorporation may provide for a greater or lesser vote so long as the vote provided for is not less than a majority of all votes entitled to be cast on the amendment.
Pursuant to the VSCA, a proposed amendment to the articles of incorporation to increase or decrease the number of shares of the same class of stock may generally be approved by the affirmative vote of more than two-thirds of the votes cast of the outstanding shares entitled to vote thereon. The articles of incorporation may provide for a greater or lesser vote so long as the vote provided for is not less than a majority of all votes entitled to be cast on the amendment.
Generally, Dominion Energy’s articles of incorporation may only be amended or repealed by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter, including with respect to any amendment to increase or decrease the number of shares of the same class of stock.
Amendment of Bylaws.   Dominion Energy’s bylaws may generally be altered, amended or repealed either by the Dominion Energy board or by shareholders if the number of votes cast in favor exceed the number of votes cast in opposition at a duly called meeting of shareholders, assuming a quorum is present; provided, however, that provisions of Dominion Energy’s bylaws relating to the board of directors and special meetings of shareholders may not be amended, altered, changed or repealed without the affirmative vote of a majority of the votes entitled to be cast on the amendment.

Exculpation and Indemnification of Directors and Officers
Florida law generally provides that a Florida corporation, such as NextEra Energy, may indemnify its directors and officers against liabilities and expenses they may incur. Florida law also limits the liability of directors to NextEra Energy and other persons. NextEra Energy’s
Under the VSCA, articles of incorporation may limit or eliminate the liability of a director or an officer for monetary damages in any proceeding brought by or in the right of a corporation or by or on behalf of shareholders; provided that such limit or elimination of liability will not apply if the

NextEra Energy	Dominion Energy

bylaws contain provisions requiring NextEra Energy to indemnify its directors, officers, employees and agents under specified conditions. In addition, NextEra Energy carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.
Dominion Energy’s articles of incorporation limit the liability of directors and officers to the fullest extent permitted by the VSCA.
The VSCA permits a corporation to indemnify its directors and officers and, subject to certain requirements, advance expenses in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires a corporation to indemnify a director or officer when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation. The VSCA further provides that a corporation may make further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and make additional provision for advances and reimbursement of expenses as authorized by its articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of the criminal law.
Dominion Energy’s articles of incorporation provide that it shall indemnify any director or officer to the fullest extent permitted by the VSCA.

State Takeover Defense Statutes

Control Share Acquisitions.   The FBCA contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the FBCA are the acquisition of a number of shares representing:
•
one-fifth or more, but less than one-third, of all voting power of the corporation;

•
one-third or more, but less than a majority, of all voting power of the corporation; or

•
a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:
•
or
is approved by the corporation’s board of directors;

Control Share Acquisitions.   The VSCA contains provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1∕3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.
Dominion Energy’s bylaws give it the right to redeem the shares purchased by an acquiring person in a control share acquisition. Dominion Energy can do this if the acquiring person fails to deliver a statement listing information required by the VSCA or if Dominion Energy’s shareholders vote not to grant voting rights to the acquiring person.
The VSCA permits corporations to opt out of the control share acquisition provisions. Dominion Energy has not opted out.

NextEra Energy	Dominion Energy

•
is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NextEra Energy’s articles of incorporation and bylaws do not contain such provisions.
Affiliated Transactions.   The FBCA provides that a Florida corporation generally may not engage in an “affiliated transaction” with an “interested shareholder,” as those terms are defined in the statute, for three years following the date a shareholder becomes an “interested shareholder,” unless:
•
prior to the time that such shareholder became an interested shareholder, the board of directors approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, subject to certain exclusions; or

•
at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

The FBCA generally defines an “interested shareholder” as any person who is the beneficial owner of more than 15% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:
•
mergers and consolidations to which the corporation and the interested shareholder are parties;

•
sales or certain other dispositions of assets representing 10% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder;

•
generally, issuances by the corporation of 10% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

Affiliated Transactions.   Article 14 of the VSCA contains several provisions relating to transactions with “interested shareholders.” Interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as “affiliated transactions.” The VSCA requires that material affiliated transactions be approved by at least two-thirds of the shareholders, not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries that increases the percentage of voting shares owned by an interested shareholder by more than five percent.
For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, an affiliated transaction must be approved by either two-thirds of disinterested voting shares or a majority of disinterested directors.
The provisions of the VSCA relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.
The VSCA permits corporations to opt out of the affiliated transactions provisions. Dominion Energy has not opted out.

NextEra Energy	Dominion Energy

•
the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

•
any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 10% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

•
the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.
The voting requirements above will not apply if, among other things, subject to specified qualifications:
•
the transaction has been approved by a majority of the corporation’s disinterested directors;

•
the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the transaction;

•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

•
specified fair price and procedural requirements are satisfied.

Anti-Takeover Provisions

Articles of Incorporation and Bylaw Provisions.   NextEra Energy’s articles of incorporation and bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NextEra Energy’s board and management oppose, even if a change in control of NextEra Energy might be beneficial to the interests of holders of NextEra Energy common stock. Among NextEra Energy’s articles of incorporation provisions that could have an anti-takeover effect are those that:
•
provide that a vacancy on the NextEra Energy board may be filled only by a majority vote of the remaining directors;

•
prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

•
the board, or the holders of 20% of the outstanding
limit the persons who may call a special meeting of shareholders to the chairman of the NextEra Energy board, the president or the secretary, a majority of

Dominion Energy’s articles of incorporation and bylaws contain provisions that could hinder management changes while others could have an anti-takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might be otherwise reflected in the value of Dominion Energy’s common stock. These provisions include the following:
•
requiring a vacancy on the Dominion Energy board to be filled by a majority vote of directors in office;

•
prohibiting the shareholders from taking action by written consent in lieu of a meeting of shareholders;

•
limitations on the persons who may call a special meeting of shareholders to the chairman of the Dominion Energy board, the vice chairman, the president or a majority of the board; special meetings may also be called by the Corporate Secretary upon the request of shareholders owning continuously for a period of one year more than 15% of all of Dominion Energy’s outstanding shares of common stock; and

NextEra Energy	Dominion Energy

shares of stock entitled to vote on the matter or matters to be presented at the meeting;
•
require any action by shareholders to amend or repeal NextEra Energy’s bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Voting Stock (as defined in NextEra Energy’s articles of incorporation), voting together as a single class; and

•
require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Voting Stock (as defined in NextEra Energy’s articles of incorporation), voting together as a single class, to alter, amend or repeal specified provisions of NextEra Energy’s articles of incorporation, including the foregoing provisions.

NextEra Energy’s bylaws contain some of the foregoing provisions contained in NextEra Energy’s articles of incorporation, and also contain a provision limiting to 16 directors the maximum number of authorized directors of NextEra Energy. The bylaws also contain provisions establishing advance notice requirements for shareholders to nominate candidates for election as directors or to present other business at meetings of shareholders and proxy access provisions, subject to numerous eligibility, ownership, holding-period, procedural and substantive disqualification requirements. The NextEra Energy board also has authority to issue up to 100,000,000 shares of preferred stock in one or more series, and to determine the rights, preferences and limitations of any such series, without further shareholder action; the issuance of preferred stock with particular voting, conversion or other rights could adversely affect the voting power of the holders of common stock and could discourage attempts to effect a change in control of NextEra Energy.

•
generally, requiring the majority of votes entitled to be cast on such matter by each voting group entitled to vote on the matter to amend or repeal Dominion Energy’s articles of incorporation and bylaws.

Exclusive Forum
Neither NextEra Energy’s articles of incorporation nor NextEra Energy’s bylaws contains an exclusive forum provision.	Unless Dominion Energy consents in writing to the selection of an alternative forum, a federal or state court located within the Commonwealth of Virginia will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Dominion Energy, (ii) any action for breach of duty owed to Dominion Energy or Dominion Energy’s shareholders by any current or former director, officer or shareholder of Dominion Energy, (iii) any action asserting a claim arising pursuant to any provision of the VSCA or Dominion Energy’s articles of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine that is not governed in clause (i), (ii) or (iii), in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

NextEra Energy	Dominion Energy

Unless Dominion Energy consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of Dominion Energy will be deemed to have notice of and consented to the provisions of the forum provisions in Dominion Energy’s bylaws.

Appraisal and Dissenters’ Rights

The FBCA provides that shareholders who comply with certain procedural requirements of the FBCA are generally entitled to appraisal rights, and to obtain payment of the fair value of their shares, in the event of certain transactions including a proposed merger, conversion of the corporation into another business entity, or sale of all or substantially all of the assets of the corporation, as well as certain amendments to the corporation’s articles of incorporation or bylaws.
However, appraisal rights generally are not available to holders of shares, such as shares of NextEra Energy common stock, which are registered on a national securities exchange or quoted on a national market security system.
Under the VSCA, appraisal rights are available to shareholders in certain mergers that require shareholder approval. For a discussion of appraisal rights or dissenters’ rights in connection with the mergers, please see “The Mergers — Appraisal Rights or Dissenters’ Rights.”

CERTAIN BENEFICIAL OWNERS OF NEXTERA ENERGY COMMON STOCK
Security Ownership of Certain Beneficial Owners
The following table shows the beneficial ownership of NextEra Energy common stock by the only persons known by NextEra Energy to own beneficially more than 5% of the outstanding shares of NextEra Energy common stock based on shares outstanding as of July 24, 2026.
NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Vanguard Capital Management 100 Vanguard Blvd. Malvern, PA 19355	157,335,982(1)	7.54%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	151,490,645(2)	7.26%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	116,304,947(3)	5.58%
JPMorgan Chase & Co 270 Park Avenue New York, NY 10017	109,203,321(4)	5.24%

(1)
This information has been derived from a statement on Schedule 13G of Vanguard Capital Management, filed with the SEC on April 30, 2026. Vanguard Capital Management, an investment adviser, reported that, as of March 31, 2026, it had sole dispositive power with respect to 157,335,982 shares reported as beneficially owned, no shared dispositive power, sole voting power as to 21,952,228 shares reported as beneficially owned and no shares with shared voting power.

(2)
This information has been derived from a statement on Schedule 13G/A of BlackRock, Inc., filed with the SEC on February 13, 2024. As of December 31, 2023, BlackRock, Inc., a parent holding company, reported that it had sole dispositive power with respect to all of the shares reported as beneficially owned and sole voting power as to 138,638,766 of such shares and no shares with shared voting or dispositive power.

(3)
This information has been derived from a statement on Schedule 13G/A of State Street Corporation, filed with the SEC on January 29, 2024. As of December 31, 2023, State Street Corporation, a parent holding company, reported that it had shared dispositive power with respect to 116,003,650 shares reported as beneficially owned, shared voting power with respect to 76,368,218 shares reported as beneficially owned and no sole voting or dispositive power.

(4)
This information has been derived from a statement on Schedule 13G of JPMorgan Chase & Co, filed with the SEC on May 13, 2026. JPMorgan Chase & Co reported that, as of March 31, 2026, it had sole dispositive power with respect to 108,358,553 shares reported as beneficially owned, shared dispositive power with respect to 829,798 shares reported as beneficially owned, shared voting power as to 1,042,347 shares reported as beneficially owned and 86,816,953 shares with sole voting power.

Security Ownership of NextEra Energy’s Directors and Executive Officers
The table below shows the number of shares of NextEra Energy common stock beneficially owned as of July 24, 2026 by each of NextEra Energy’s directors and NEOs and by all directors, director nominees and executive officers as a group. As of July 24, 2026, all directors, director nominees and executive officers as a group beneficially owned less than 1% of NextEra Energy common stock. No shares are pledged as security.

	COMMON STOCK BENEFICIALLY OWNED
NAME	SHARES OWNED(1)	SHARES WHICH MAY BE ACQUIRED WITHIN 60 DAYS(2)	TOTAL SHARES BENEFICIALLY OWNED(3)	PHANTOM/ DEFERRED SHARES(4)
Nicole S. Arnaboldi	8,501	—	8,501	20,290
Brian W. Bolster	45,328	50,858	96,186	1,501
Scott R. Bores	36,986	12,253	49,239	840
James L. Camaren	166,450	—	166,450	34,680
Michael H. Dunne	72,007	77,021	149,028	1,621
Naren K. Gursahaney	26,378	—	23,378	23,581
Kirk S. Hachigian	102,492	—	102,492	—
Maria G. Henry	9,060	—	9,060	—
John W. Ketchum	412,842	1,065,839	1,478,681	32,934
Amy B. Lane	24,752	—	24,752	29,533
Geoffrey S. Martha	3,862	—	3,862	2,160
David L. Porges	45,658	—	45,658	14,787
Charles E. Sieving	201,768	254,300	456,068	37,123
Dev Stahlkopf	9,620	—	9,620	—
John A. Stall	19,280	—	19,280	—
Darryl L. Wilson	23,179	—	23,179	1,067
All directors and executive officers as a group (22 persons)	1,372,296	1,712,284	3,084,580	216,591

(1)
Includes shares of restricted stock (performance-based for executive officers) for Messrs. Ketchum 9,803, Dunne 30,728, Bolster 38,841, Bores 26,388, Sieving 9,904 and Camaren 12,800, and a total of 202,745 shares of restricted stock for all directors and executive officers as a group. The holders of such shares of restricted stock have voting power, but not dispositive power.

(2)
Includes, for executive officers, shares which may be acquired as of or within 60 days after July 24, 2026, upon the exercise of stock options and, for directors, shares payable under NextEra Energy’s Deferred Compensation Plan, amended and restated effective January 1, 2003 or the NextEra Energy, Inc. Deferred Compensation Plan effective January 1, 2005, as amended and restated through February 11, 2016, as amended, the receipt of which has been deferred until the first day of the month after termination of service as a Board member.

(3)
Represents the total number of shares listed under the columns “Shares Owned” and “Shares Which May Be Acquired Within 60 Days.” Under SEC rules, beneficial ownership as of any date includes any shares as to which a person, directly or indirectly, has or shares voting power or dispositive power and also any shares as to which a person has the right to acquire such voting or dispositive power as of or within 60 days after such date through the exercise of any stock option or other right.

(4)
Includes phantom shares under the NextEra Energy, Inc. Supplemental Executive Retirement Plan, amended and restated effective January 1, 2005.

CERTAIN BENEFICIAL OWNERS OF DOMINION ENERGY COMMON STOCK
The following tables set forth certain information with respect to the beneficial ownership of Dominion Energy common stock as of the close of business on July 24, 2026 (except as noted in the footnotes below) by: each current director on the Dominion Energy board; each named executive officer of Dominion Energy; all current directors on the Dominion Energy board and executive officers as a group; and any person who is known by Dominion Energy to beneficially own more than 5% of the issued and outstanding shares of Dominion Energy common stock based on Dominion Energy’s review of the reports regarding ownership of Dominion Energy common stock filed with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act.
Security Ownership of Dominion Energy’s Directors and Executive Officers
The following table shows the amount of Dominion Energy common stock beneficially owned (unless otherwise indicated) by Dominion Energy’s named executive officers, Dominion Energy’s directors and all of Dominion Energy’s current executive officers and directors as a group. All information listed below is as of July 24, 2026.
Name of Beneficial Owner(1)	Shares of Common Stock	Deferred Stock Accounts(2)	Restricted Shares	Total(3)
James A. Bennett	8,997	27,447	—	36,444
Robert M. Blue	165,760	—	47,193	212,953
D. Maybank Hagood	5,943	22,124	—	28,067
Mark J. Kington	93,570	141,995	—	235,565
Kristen G. Lovejoy	—	25,654	—	25,654
Jeffrey J. Lyash	—	5,882	—	5,882
Joseph M. Rigby	9,286	36,546	—	45,833
Pamela J. Royal, M.D	18,059	45,423	—	63,482
Robert H. Spilman, Jr	35,664	29,712	—	65,376
Susan N. Story	35,532	25,208	—	60,740
Vanessa Allen Sutherland	475	19,603	—	20,078
Edward H. Baine	32,403	—	22,323	54,726
Carlos M. Brown	25,362	3,616	36,195	65,173
Eric S. Carr	1,830	50,723	25,331	77,884
Steven D. Ridge	22,481	—	36,195	58,676
All directors and executive officers as a group (18 persons)	504,464	433,933	191,922	1,130,319

(1)
The address of each person named in the table is c/o Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219. For purposes of this table, beneficial ownership includes securities over which a person, directly or indirectly, has sole or shared voting or investment power and securities that a person has a right to acquire beneficial ownership of within 60 days after the date referenced above. Unless otherwise noted, all securities are held directly by the director or executive officer and such person has sole voting and investment power with respect to such securities. Fractional shares have been rounded to the nearest whole share and totals may not foot due to rounding.

(2)
Includes shares in trust under the Dominion Energy Non-Employee Directors Compensation Plan for which a director has voting rights and deferred shares held in the Dominion Energy Deferred Compensation Plan by executive officers.

(3)
Includes shares as to which a director or executive officer (i) has sole voting and/or investment power or (ii) voting and/or investment power is shared with or controlled by another person as follows: Mr. Kington, 12,142 (shares held in joint tenancy); Mr. Spilman, 2,834 (shares held in trust); Mr. Brown, 28 (shares held in joint tenancy with spouse); and all directors and executive officers as a group (18 persons), 15,004. Neither any individual director or executive officer nor all of the directors and executive officers as a group owns more than 1% of Dominion Energy’s outstanding shares of common stock as of the date referenced above.

Security Ownership of Other Beneficial Owners
Based on information available to Dominion Energy as of July 24, 2026, Dominion Energy knew of no person who beneficially owned more than 5% of the issued and outstanding shares of Dominion Energy common stock, except as set forth below:

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(7)
BlackRock, Inc.(1)	69,476,083	7.90%
Vanguard Capital Management(2)	65,271,427	7.42%
Capital Research Global Investors(3)	54,850,042	6.24%
State Street Corporation(4)	47,918,597	5.45%
Wellington Management Group LLP(5)	44,943,745	5.11%
Vanguard Portfolio Management(6)	44,526,935	5.06%

(1)
The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G/A filed with the SEC on January 31, 2025, which reported sole voting power with respect to 63,903,140 shares, sole dispositive power with respect to 69,476,083 shares and no shared voting or shared dispositive power. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, NY 10001.

(2)
The beneficial ownership information for Vanguard Capital Management is based upon the Schedule 13G filed with the SEC on April 29, 2026, which reported sole voting power with respect to 9,024,160 shares, sole dispositive power with respect to 65,271,427 shares and no shared voting or shared dispositive power. Vanguard Capital Management listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

(3)
The beneficial ownership information for Capital Research Global Investors is based upon the Schedule 13G/A filed with the SEC on November 13, 2025, which reported sole voting power with respect to 54,843,504 shares, sole dispositive power with respect to 54,850,042 shares and no shared voting or shared dispositive power. Capital Research Global Investors listed its address as 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(4)
The beneficial ownership information for State Street Corporation is based upon the Schedule 13G/A filed with the SEC on January 29, 2024, which reported shared voting power with respect to 29,529,860 shares, shared dispositive power with respect to 47,786,569 shares and no sole voting or sole dispositive power. State Street Corporation listed its address as 1 Congress Street, Suite 1, Boston, MA 02114.

(5)
The beneficial ownership information for Wellington Management Group LLP is based upon the Schedule 13G filed with the SEC on February 10, 2026, which reported shared dispositive power with respect to 43,532,257 shares, shared dispositive power with respect to 44,943,727 and no sole voting or sole dispositive power. Wellington Management Group LLP listed its address as 280 Congress Street, Boston, MA 02210.

(6)
The beneficial ownership information for Vanguard Portfolio Management is based upon the Schedule 13G filed with the SEC on April 29, 2026, which reported sole voting power with respect to 103,360 shares, sole dispositive power with respect to 44,526,935 shares and no shared voting or shared dispositive power. Vanguard Portfolio Management listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Calculated as the beneficial ownership of shares as reported divided by the shares of Dominion Energy common stock outstanding as of the date referenced above.

LEGAL MATTERS
The legality of the shares of NextEra Energy common stock issuable in the first merger will be passed upon for NextEra Energy by Squire Patton Boggs (US) LLP. Certain U.S. federal income tax consequences relating to the mergers will be passed upon for NextEra Energy by Kirkland & Ellis LLP and for Dominion Energy by McGuireWoods LLP.
EXPERTS
NextEra Energy
The consolidated financial statements of NextEra Energy, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this joint proxy statement/prospectus, and the effectiveness of NextEra Energy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
Dominion Energy
The consolidated financial statements of Dominion Energy, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this joint proxy statement/prospectus, and the effectiveness of Dominion Energy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

SHAREHOLDER PROPOSALS
NextEra Energy
NextEra Energy held its regular annual meeting of shareholders on May 21, 2026 (the “NextEra Energy 2026 annual meeting”). NextEra Energy expects to hold a regular annual meeting of shareholders in 2027 (the “NextEra Energy 2027 annual meeting”) regardless of whether the mergers are completed.
Proposals for Inclusion in the Proxy Statement.   Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in NextEra Energy’s proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to NextEra Energy in a timely manner. In order to be included in NextEra Energy’s proxy statement for the NextEra Energy 2027 annual meeting, proposals from shareholders must be received by NextEra Energy no later than the close of business on December 2, 2026, and must otherwise comply with the requirements of Rule 14a-8.
Proposals or Director Nominations not Included in the Proxy Statement.   NextEra Energy’s bylaws establish an advance notice procedure with regard to NextEra Energy shareholder proposals and director nominations not included in NextEra Energy’s proxy statement. Under NextEra Energy’s bylaws, a shareholder proposal or director nomination submitted for consideration at the NextEra Energy 2027 annual meeting, but not for inclusion in NextEra Energy’s proxy statement and form of proxy, must be received by NextEra Energy’s Corporate Secretary at NextEra Energy’s principal executive offices, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408, no earlier than January 21, 2027 and no later than February 20, 2027. Notice of any such proposal or nomination must contain the information specified in NextEra Energy’s bylaws. In addition to satisfying the foregoing advance notice requirements under NextEra Energy’s bylaws, to comply with the universal proxy rules under the Exchange Act, NextEra Energy shareholders who intend to solicit proxies in support of director nominees other than NextEra Energy’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to NextEra Energy’s Corporate Secretary no later than March 22, 2027.
Dominion Energy
Dominion Energy held its regular annual meeting of shareholders on May 5, 2026. Dominion Energy will hold an annual meeting of its shareholders in 2027 only if the first merger has not already been completed. If Dominion Energy holds an annual meeting in 2027, shareholders will be able to submit shareholder proposals or director nominations to be included in the proxy statement for the 2027 annual meeting and to submit other director nominations or shareholder proposals to be presented at the 2027 annual meeting as discussed below.
Shareholder Proposals to be Included in Next Year’s Proxy Statement.   Shareholders interested in submitting a proposal to be considered for inclusion in Dominion Energy’s proxy materials and for presentation at the 2027 Dominion Energy annual meeting (if held) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in Dominion Energy’s proxy materials, shareholder proposals must be received by Dominion Energy’s Corporate Secretary at Dominion Energy’s principal executive offices (located at 600 East Canal Street, Richmond, Virginia 23219) no later than November 19, 2026 (assuming that the date of the 2027 Dominion Energy annual meeting is within 30 days before or after May 5, 2027).
Director Nominations to be Included in Next Year’s Proxy Statement.   Dominion Energy’s bylaws allow eligible shareholders to nominate a candidate for election to the Dominion Energy board for inclusion in Dominion Energy’s proxy materials in accordance with the “proxy access” provisions of Dominion Energy bylaws, which are contained in Article XII thereto. The “proxy access” provisions allow a Dominion Energy shareholder who satisfies, or a group of Dominion Energy shareholders who collectively satisfy, the requirements of Article XII of Dominion Energy’s bylaws and who has or have owned (as defined in Dominion Energy’s bylaws) continuously for at least three years that number of Dominion Energy’s shares of common stock constituting 3% or more of Dominion Energy’s outstanding common stock (as of both (a) the date the Notice of Proxy Access Nomination (as defined in Dominion Energy’s bylaws) is delivered to, or mailed to and received by, Dominion Energy’s Corporate Secretary in accordance with Article XII of Dominion Energy’s bylaws and (b) the record date for determining shareholders entitled to vote at the 2027 Dominion Energy annual meeting), to nominate and include in Dominion Energy’s proxy materials director candidates constituting up to two directors or 20% of the Dominion Energy board (rounded down to the nearest whole number), whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Dominion Energy’s bylaws (including similar information requirements to those set forth in Article XII of Dominion Energy’s bylaws). If a Dominion Energy shareholder or group of Dominion Energy shareholders wishes to nominate one or more director candidates to be included in Dominion Energy’s proxy statement for the 2027 Dominion Energy annual meeting pursuant to these proxy access provisions in Article XII of Dominion Energy’s bylaws, written notice must be delivered to Dominion Energy’s Corporate Secretary at Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219,

Attention: Corporate Secretary, not later than the close of business on November 19, 2026 and not earlier than the close of business on October 20, 2026. However, if the date of the 2027 Dominion Energy annual meeting is not within 30 days before or after May 5, 2027, such written notice must be received by the Dominion Energy Corporate Secretary at Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219, Attention: Corporate Secretary, no later than the close of business on the 10th day following the day on which the notice of the date of the 2027 Dominion Energy annual meeting was mailed or public disclosure of the date of the 2027 Dominion Energy annual meeting was made, whichever first occurs. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in Dominion Energy’s bylaws.
Director Nominations and Shareholder Proposals for Presentation at the 2027 Annual Meeting.   Dominion Energy shareholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2027 Dominion Energy annual meeting (other than nominations pursuant to the “proxy access” provisions of Dominion Energy’s bylaws or Rule 14a-8 under the Exchange Act), must be a shareholder of record and must notify in writing the Dominion Energy Corporate Secretary and provide the information required by Article X of Dominion Energy’s bylaws. The notice must be delivered to, or mailed and received at, Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219, Attention: Corporate Secretary, not later than the close of business on February 4, 2027 and not earlier than the close of business on January 5, 2027. However, if the date of the 2027 Dominion Energy annual meeting is more than 30 days before or more than 60 days after May 5, 2027, then such notice must be delivered to, or mailed and received at, Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219, Attention: Corporate Secretary, not later than the close of business on the 90th calendar day prior to the date of the 2027 Dominion Energy annual meeting or, if later, the 10th day following the day on which the public disclosure of the date of such annual meeting is first made. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in Dominion Energy’s bylaws.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Requests for additional copies of this joint proxy statement/prospectus should be directed to, as applicable:
NextEra Energy, Inc. Attn: Investor Relations 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Dominion Energy, Inc. Attn: Shareholder Services P.O. Box 26532 Richmond, Virginia 23219 (800) 552-4034

WHERE YOU CAN FIND MORE INFORMATION
NextEra Energy and Dominion Energy each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including NextEra Energy and Dominion Energy, who file electronically with the SEC. The address of that site is http://www.sec.gov. Investors may also consult NextEra Energy’s or Dominion Energy’s website for more information about NextEra Energy and Dominion Energy, respectively. NextEra Energy’s website is www.nexteraenergy.com and Dominion Energy’s website is www.dominionenergy.com. Information included on, or that can be accessed through, these websites is not incorporated by reference into this joint proxy statement/prospectus.
NextEra Energy has filed with the SEC a registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part. The registration statement registers the issuance of shares of NextEra Energy common stock to be issued in the first merger. The registration statement, including the attached exhibits, contains additional relevant information about NextEra Energy and Dominion Energy. The rules and regulations of the SEC allow NextEra Energy and Dominion Energy to omit certain information included in the registration statement from this joint proxy statement/prospectus.
In addition, the SEC allows NextEra Energy and Dominion Energy to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below. This joint proxy statement/prospectus also contains summaries of certain provisions contained in some of the NextEra Energy or Dominion Energy documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Items 2.02 and 7.01 of Current Report on Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this joint proxy statement/prospectus.
Some of the filings NextEra Energy makes with the SEC are on a combined basis with one of its subsidiaries, Florida Power & Light Company. NextEra Energy’s combined filings with the SEC represent separate filings by each of NextEra Energy and Florida Power & Light Company.
Some of the filings Dominion Energy makes with the SEC are on a combined basis with one of its subsidiaries, Dominion Energy Virginia. Dominion Energy’s combined filings with the SEC represent separate filings by each of Dominion Energy and Dominion Energy Virginia.
This joint proxy statement/prospectus incorporates by reference (i) the documents listed below that NextEra Energy has previously filed with the SEC, except those portions of any combined filings that relate to Florida Power & Light Company as a separate registrant, and (ii) the documents listed below that Dominion Energy has previously filed with the SEC, except those portions of any combined filings that relate to Dominion Energy Virginia as a separate registrant. These documents contain important information about NextEra Energy and Dominion Energy, their respective financial condition and other matters.
NextEra Energy SEC Filings (SEC File No. 001-08841; CIK No. 0000753308)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2025, filed on February 13, 2026.
Quarterly Report on Form 10-Q	Fiscal quarter ended March 31, 2026, filed on April 23, 2026.
Current Reports on Form 8-K	Filed on February 5, 2026, February 10, 2026, February 26, 2026, March 3, 2026, March 10, 2026, March 20, 2026, May 18, 2026, May 18, 2026 (both), May 26, 2026, May 27, 2026, June 1, 2026, June 15, 2026, June 22, 2026 and July 8, 2026.
Definitive Proxy Statement on Schedule 14A to the extent incorporated by reference into NextEra Energy’s Annual Report on Form 10-K for the year ended December 31, 2025	Filed on April 1, 2026.

NextEra Energy SEC Filings (SEC File No. 001-08841; CIK No. 0000753308)	Period or Date Filed
The description of NextEra Energy’s securities registered pursuant to Section 12 set forth in Exhibit 4(aaaa) to NextEra Energy’s Annual Report on Form 10-K for the year ended December 31, 2025	Filed on February 13, 2026.
Dominion Energy SEC Filings (SEC File No. 001-08489; CIK No. 0000715957)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2025, filed on February 23, 2026.
Quarterly Report on Form 10-Q	Fiscal quarter ended March 31, 2026, filed on May 1, 2026.
Current Reports on Form 8-K	Filed on January 20, 2026, January 30, 2026, February 3, 2026, April 8, 2026, May 7, 2026, May 18, 2026, May 22, 2026, June 5, 2026 and June 16, 2026.
Definitive Proxy Statement on Schedule 14A to the extent incorporated by reference into Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025	Filed on March 19, 2026.
The description of Dominion Energy’s common stock set forth in Exhibit 4.10 to Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025	Filed on February 23, 2026.
In addition, NextEra Energy and Dominion Energy incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, except those portions of any combined filings that relate to Florida Power & Light Company or Dominion Energy Virginia as a separate registrant, as applicable, (i) after the date of the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, (ii) on or after the date of this joint proxy statement/prospectus and until the date of the NextEra Energy special meeting and the Dominion Energy special meeting and (iii) with respect to any such future filings made by NextEra Energy, after the date of the NextEra Energy special meeting and until the date that the offering is terminated (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents (other than those portions expressly not incorporated by reference herein, as described above) are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or NextEra Energy or Dominion Energy, as applicable, will provide you with copies of these documents, without charge, upon written or oral request to:
NextEra Energy, Inc. Attn: Investor Relations 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Dominion Energy Attn: Investor Relations 600 East Canal Street Richmond, Virginia 23219 (804) 819-2438
In the event of conflicting information in this joint proxy statement/prospectus in comparison to any document incorporated by reference into this joint proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Neither NextEra Energy nor Dominion Energy has authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated July 24, 2026, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date.
Further, you should also assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate only as of the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to NextEra Energy shareholders or Dominion Energy shareholders nor the issuance by NextEra Energy of shares of NextEra Energy common stock in the first merger will create any implication to the contrary.

This joint proxy statement/prospectus contains a description of the representations and warranties that each of NextEra Energy and Dominion Energy made to the other in the merger agreement. Representations and warranties made by NextEra Energy, Dominion Energy and other applicable parties are also set forth in contracts and other documents that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus. These materials are included or incorporated by reference to provide you with information regarding the terms and conditions of the agreements. Accordingly, the representations and warranties and other provisions of the merger agreement and the contracts and other documents that are attached to or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
NextEra Energy, Inc.,
WG Development Corp.,
CS Holdco, LLC
and
Dominion Energy, Inc.
Dated as of May 15, 2026

A-i

Exhibits
Exhibit A – Definitions
Exhibit B-1 – First Plan of Merger
Exhibit B-2 – Second Plan of Merger

A-ii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of May 15, 2026 (this “Agreement”), is entered into by and among NextEra Energy, Inc., a Florida corporation (“Parent”), WG Development Corp., a Virginia corporation and a wholly-owned Subsidiary of Parent (“Merger Sub Corp”), CS Holdco, LLC, a Virginia limited liability company and wholly-owned Subsidiary of Parent (“LLC Sub” and together with Merger Sub Corp, the “Merger Subs”) and Dominion Energy, Inc., a Virginia corporation (the “Company”).
RECITALS
WHEREAS, the board of directors of Parent (the “Parent Board”) has (a) determined, in accordance with its good faith business judgment, that it is in the best interests of Parent and, as the sole shareholder of Merger Sub Corp and sole member of LLC Sub, the Merger Subs, that Parent and the Merger Subs enter into this Agreement and consummate the merger of Merger Sub Corp with and into the Company (the “First Merger”) and, immediately following the First Merger, the merger of the Surviving Corporation (as defined below) with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with LLC Sub continuing as the surviving entity as a wholly-owned Subsidiary of Parent, (b) approved this Agreement and the plans of merger in the form attached hereto as Exhibit B-1 (the “First Plan of Merger”) and Exhibit B-2 (the “Second Plan of Merger” and together with the First Plan of Merger, the “Plans of Merger”) and approved the transactions contemplated by this Agreement, including the Mergers and the issuance of Parent Shares in connection with the First Merger (the “Parent Share Issuance”), in each case on the terms and subject to the conditions set forth in this Agreement and the Plans of Merger, and (c) resolved to recommend that the shareholders of Parent approve the Parent Share Issuance and directed that such matter be submitted for consideration of the shareholders of Parent at the Parent Shareholder Meeting;
WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined, in accordance with its good faith business judgment, that it is in the best interests of the Company and the shareholders of the Company that the Company enter into this Agreement and consummate the Mergers (including, subject to Section 5.12(b), the Second Merger) and the other transactions contemplated by this Agreement with respect to the Mergers (including, subject to Section 5.12(b), the Second Merger) on the terms and subject to the conditions set forth in this Agreement and the Plans of Merger, (b) adopted this Agreement and the Plans of Merger (including, subject to Section 5.12(b), the Second Plan of Merger) and approved the Mergers (including, subject to Section 5.12(b), the Second Merger) and the other transactions contemplated by this Agreement with respect to the Mergers (including, subject to Section 5.12(b), the Second Plan of Merger), (c) directed that the approval of this Agreement and the First Plan of Merger be submitted to a vote at the Company Shareholders Meeting and (d) resolved to recommend that the shareholders of the Company approve this Agreement and the First Plan of Merger;
WHEREAS, the board of directors of Merger Sub Corp has (a) determined, in accordance with its good faith business judgment, that it is in the best interests of Merger Sub Corp and the sole shareholder of Merger Sub Corp that Merger Sub Corp enter into this Agreement and consummate the First Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement and the First Plan of Merger, (b) adopted this Agreement and the First Plan of Merger and approved the transactions contemplated by this Agreement, including the First Merger and (c) resolved to recommend that the sole shareholder of Merger Sub Corp approve this Agreement and the First Plan of Merger;
WHEREAS, Parent, as the sole member of LLC Sub, has adopted and approved this Agreement and the Second Plan of Merger and the transactions contemplated by this Agreement, including the Second Merger, on the terms and subject to the conditions set forth in this Agreement and the Second Plan of Merger;
WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that (a) the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), and (b) this Agreement is, and be adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and Treasury Regulations Section 1.368-2(g); and
WHEREAS, the Company, Parent and the Merger Subs desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the First Merger.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and the Merger Subs hereby agree as follows:

ARTICLE I
THE MERGERS
SECTION 1.01   The Mergers.
(a)   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the VSCA, at the Effective Time, Merger Sub Corp shall be merged with and into the Company and the separate corporate existence of Merger Sub Corp shall thereupon cease and the Company shall continue as the surviving corporation in the First Merger (the “Surviving Corporation”) and a wholly-owned Subsidiary of Parent. The First Merger shall have the effects set forth in this Agreement and the First Plan of Merger and in the applicable provisions of the VSCA.
(b)   Immediately following the Effective Time, the Surviving Corporation shall be merged with and into LLC Sub, and the separate corporate existence of the Surviving Corporation shall thereupon cease and LLC Sub shall continue as the surviving entity in the Second Merger (the “Surviving Entity”) and a wholly-owned Subsidiary of Parent. The Second Merger shall have the effects set forth in this Agreement and in the applicable provisions of the VSCA and the Virginia Limited Liability Company Act (the “VLLCA”).
SECTION 1.02   Closing.   The closing of the First Merger (the “Closing”) shall take place remotely via the electronic exchange of executed documents at 9:00 a.m. Eastern time on the third (3rd) Business Day following the day on which all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement, or at such other time and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
SECTION 1.03   Effective Times.   As soon as practicable on the Closing Date, the Company and Parent will cause the First Merger to become effective by filing the articles of merger containing the First Plan of Merger (the “Articles of First Merger”) with the Clerk of the VSCC, which Articles of Merger will be executed and filed in accordance with the applicable provisions of the VSCA. The First Merger shall become effective at the time when the VSCC issues a certificate of merger with respect to the Articles of First Merger or at such later time as may be agreed by Parent and the Company in writing and specified in the Articles of First Merger (the “Effective Time”). Subject to Section 5.12(b), immediately following the Effective Time, Parent and the Surviving Corporation shall cause the Second Merger to become effective by filing articles of merger containing the Second Plan of Merger (the “Articles of Second Merger”) with the Clerk of the VSCC in accordance with the applicable provisions of the VSCA and the VLLCA. The Second Merger shall become effective at the time when the VSCC issues a certificate of merger with respect to the Articles of Second Merger or at such later time as may be specified therein (the “Second Effective Time”).
SECTION 1.04   Organizational Documents.
(a)   At the Effective Time, the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in substantially the form of the articles of incorporation and bylaws of Merger Sub Corp in effect immediately prior to the Effective Time until thereafter amended in accordance with the provisions thereof and applicable Law; provided, however, that no such amendment shall be inconsistent with the obligations of Parent or the Surviving Corporation under Section 5.08.
(b)   At the Second Effective Time, the articles of organization and limited liability company agreement of LLC Sub in effect immediately prior to the Second Effective Time shall be the articles of organization and limited liability company agreement of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Law; provided, however, that no such amendment shall be inconsistent with the obligations of Parent or the Surviving Entity under Section 5.08.
SECTION 1.05   Directors and Officers.
(a)   The directors of Merger Sub Corp will be appointed by Parent pursuant to applicable Law to be the directors of the Surviving Corporation after the Effective Time following the resignation or removal of the individuals serving as directors of the Company prior to the Effective Time in accordance with Section 5.15, with such directors appointed by Parent to serve until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.
(b)   The officers of the Company as of immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.
(c)   The directors and officers of the Surviving Corporation shall, from and after the Second Effective Time, be the managers (in the case of the directors of the Surviving Corporation) and officers of the Surviving Entity until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Entity.
ARTICLE II
EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS
SECTION 2.01   Effect on Capital Stock.   At the Effective Time, by virtue of the First Merger and without any action on the part of the Company, Parent, Merger Sub Corp or the holders of any shares of capital stock of the Company, Parent or Merger Sub Corp:
(a)   Merger Consideration.   Each Company Share issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares, which shall be treated in accordance with Section 2.01(b)) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each such Company Share, whether represented by a certificate (“Certificate”) or in non-certificated form and represented by book-entry (“Book-Entry Share”), shall automatically be converted into the right to receive (i) an amount equal to the Per Share Cash Amount, and (ii) 0.8138 validly issued, fully paid and non-assessable Parent Shares (the “Per Share Stock Amount” and, together with the Per Share Cash Amount, the “Merger Consideration”). Following the Effective Time, the holders of Company Shares as of immediately prior to the Effective Time shall cease to have any rights with respect thereto, except for the rights set forth in Section 2.03(b)(v).
(b)   Cancellation of Cancelled Shares.   Each Company Share owned by Parent, Merger Sub Corp or any other wholly-owned Subsidiary of Parent and each Company Share owned by the Company or any wholly-owned Subsidiary of the Company (collectively, the “Cancelled Shares”) shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.
(c)   Capital Stock of Merger Sub Corp.   Each share of common stock, without par value, of Merger Sub Corp issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock, without par value, of the Surviving Corporation, and all such shares together shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(d)   Effect of Second Merger.   At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the Surviving Corporation, LLC Sub or any holder of capital stock thereof, (i) each share of capital stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled without any conversion thereof or payment of any consideration therefor, and (ii) the membership interests of LLC Sub shall be unaffected by the Second Merger and shall remain outstanding as membership interests of the Surviving Entity.
SECTION 2.02   Treatment of Company Equity Awards.
(a)   Treatment of Performance Shares and Performance Share Units.   At the Effective Time, each performance share award and performance share unit granted under a Company Equity Award Plan that is outstanding immediately prior to the Effective Time (a “Company Performance Share Award”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed and converted into (or canceled and replaced by) an award of Parent restricted stock units (a “Parent RSU Conversion Award”) relating to a number of Parent Shares equal to the product, rounded to the nearest whole number of shares, of (i) the number of Company Shares subject to such Company Performance Share Award immediately prior to the Effective Time (with such number of Company Shares determined based upon the number of Company Shares that would be earned if the performance level achieved was the greater of (A) the “target” level of performance and (B) the actual level of performance measured based on a shortened performance period ending immediately prior to the Effective Time, as reasonably determined by the Compensation and Talent Development Committee of the Company Board in good faith (following consultation with Parent)) (such greater performance level, the “Subject Performance Level”), and (ii) the Equity Award Exchange Ratio, with the same terms and conditions (including service-based vesting conditions, forfeiture conditions and dividend equivalent rights, but excluding performance-based vesting conditions) that applied to such Company Performance Share Award immediately prior to the Effective Time, and the terms of such Parent RSU Conversion Award will also include an Equity Award Cash Distribution Right.

(b)   Treatment of Restricted Stock.   At the Effective Time, each restricted stock award in respect of Company Shares granted under a Company Equity Award Plan that is outstanding immediately prior to the Effective Time (a “Company RSA”) shall be assumed and converted into (or canceled and replaced by) a Parent Restricted Stock Award, relating to a number of Parent Shares equal to the product, rounded to the nearest whole number of shares, of (A) the number of Company Shares subject to such Company RSA immediately prior to the Effective Time, and (B) the Equity Award Exchange Ratio, with the same terms and conditions (including dividend rights) that applied to such Company RSA immediately prior to the Effective Time, and the terms of such Parent Restricted Stock Award will also include an Equity Award Cash Distribution Right.
(c)   Treatment of Deferred Units.   At the Effective Time, each deferred unit in respect of Company Shares credited or deemed credited to a stock unit account under the Company’s Non-Employee Directors Compensation Plan that is outstanding immediately prior to the Effective Time (a “Company Deferred Unit”) shall be converted automatically into a number of deferred unit(s) in respect of Parent Shares (a “Parent Deferred Unit”) equal to the product, rounded to the nearest whole number, of (x) the number of Company Shares subject to such Company Deferred Unit (including any additional Company Shares credited as accumulated dividend equivalent rights with respect to such Company Deferred Unit immediately prior to the Effective Time) multiplied by (y) the Equity Award Exchange Ratio, to be payable pursuant to the terms of the Company’s Non-Employee Directors Compensation Plan, and the terms of such Parent Deferred Unit will also include an Equity Award Cash Distribution Right.
(d)   Corporate Actions.   At or prior to the Effective Time, the Company, the Company Board or any authorized committee thereof, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of Section 2.02(a), Section 2.02(b) and Section 2.02(c). The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Company Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Performance Share Awards, Company RSAs, Company Deferred Units or any other awards under any Company Equity Award Plan.
(e)   Registration.   As soon as reasonably practicable following the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form) with respect to the issuance of Parent Shares subject to Parent RSU Conversion Awards and Parent Restricted Stock Awards pursuant to this Section 2.02 (collectively, “Converted Parent Awards”) that are eligible to be registered on Form S-8. The Surviving Corporation shall cooperate with, and assist Parent in the preparation of, such registration statement. Parent shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Parent Awards remain outstanding.
SECTION 2.03   Exchange of Company Shares.
(a)   Exchange Agent.   Prior to the Effective Time, Parent shall select a paying and exchange agent reasonably acceptable to the Company (the “Exchange Agent”) and enter into an agreement with such Exchange Agent in form and substance reasonably acceptable to the Company pursuant to which the Exchange Agent will (i) act as agent for the shareholders of the Company in connection with the First Merger and receive payment and delivery of the Merger Consideration to which the shareholders of the Company shall become entitled pursuant to Section 2.01(a) and (ii) act as agent for Parent in transmitting the Merger Consideration to such shareholders following the occurrence of the Effective Time in accordance with this Agreement. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of the holders of Company Shares, an amount of cash in immediately available funds and an amount of Parent Shares in book-entry form, in each case, sufficient for the Exchange Agent to pay and deliver the Merger Consideration required to be paid and delivered by Parent in accordance with Section 2.01(a). In addition, Parent shall deposit, or cause to be deposited, with the Exchange Agent, from time to time after the Effective Time, (A) any dividends or other distributions payable pursuant to Section 2.03(g) and (B) cash in lieu of any fractional Parent Shares payable pursuant to Section 2.03(h). All cash and Parent Shares, together with any dividends or other distributions, deposited with the Exchange Agent pursuant to this Section 2.03(a) shall be referred to as the “Exchange Fund.”
(b)   Exchange Procedures.
(i)   Transmittal Materials and Instructions.   Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), Parent shall cause the Exchange Agent to mail or otherwise provide to each holder of record of Company Shares (other than holders of Cancelled Shares) (A) transmittal materials, including a letter of transmittal in form as agreed by Parent and the Company, specifying that delivery shall be effected, and risk of loss and title shall pass, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Exchange Agent may reasonably request), and with respect to Certificates, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.03(f) to the Exchange Agent), all such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Book-Entry Shares or Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.03(f)) to the Exchange Agent.
(ii)   Certificates.   Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.03(f)) to the Exchange Agent in accordance with the terms of transmittal materials and instructions referred to in Section 2.03(b)(i), the holder of such Certificate shall be entitled to receive in exchange therefor (A) a cash amount in immediately available funds equal to (1) the number of Company Shares represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.03(f)) multiplied by the Per Share Cash Amount, plus (2) any dividends and other distributions such holder has the right to receive pursuant to Section 2.03(g) plus (3) any cash in lieu of any fractional Parent Shares such holder has the right to receive pursuant to Section 2.03(h) and (B) the number of Parent Shares, in uncertificated book-entry form, equal to the number of Company Shares represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.03(f)) multiplied by the Per Share Stock Amount. No interest will be paid or accrued on any cash amount payable upon due surrender of the Certificates.
(iii)   Book-Entry Shares.   Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the aggregate Merger Consideration that such holder is entitled to receive as a result of the First Merger pursuant to Section 2.01(a). In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares) shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Company Shares upon receipt by the Exchange Agent of such “agent’s message” or such other evidence, if any, as the Exchange Agent may reasonably request) be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as practicable after the Effective Time, (A) a cash amount in immediately available funds equal to (1) the number of Company Shares represented by such Book-Entry Shares multiplied by the Per Share Cash Amount plus (2) any dividends and other distributions such holder has the right to receive pursuant to Section 2.03(g) plus (3) any cash in lieu of any fractional Parent Shares such holder has the right to receive pursuant to Section 2.03(h) and (B) the number of Parent Shares, in uncertificated book-entry form, equal to the number of Company Shares represented by such Book-Entry Shares multiplied by the Per Share Stock Amount. For Book-Entry Shares held through the Depository Trust Company (the “DTC”), Parent and the Company shall cooperate to establish procedures with the DTC to ensure that the Exchange Agent will transmit the amounts set forth in the foregoing subclauses (A) and (B) to the DTC or its nominees as soon as practicable after the Effective Time upon surrender of shares held of record by the DTC or its nominees in accordance with the DTC’s customary surrender procedures. No interest will be paid or accrued on any cash amount payable upon due surrender of the Book-Entry Shares.
(iv)   Unrecorded Transfers; Other Payments.   In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company or if payment and delivery of the Merger Consideration and the other payments contemplated by Section 2.01(a) and this Section 2.03 is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, such Certificate or Book-Entry Share may be exchanged in accordance with this Article II if the Certificate or Book-Entry Share formerly representing such Company Shares is presented to the Exchange Agent accompanied by all documents required (as reasonably determined by Parent) to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.
(v)   Rights of Holders of Company Shares; Expenses.   Until surrendered or exchanged pursuant to this Section 2.03(b), each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or exchange the Merger Consideration pursuant to Section 2.01(a), any dividends and other distributions pursuant to Section 2.03(g) and any cash in lieu of any fractional Parent Shares pursuant to Section 2.03(h). Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Company Shares pursuant to this Article II.
(c)   Termination of the Exchange Fund; No Liability.   Any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains undistributed one (1) year after the Effective Time shall be delivered to Parent or the Surviving Entity, upon demand by Parent. Any holders of Company Shares (other than Cancelled Shares) who have not theretofore complied with this Article II shall thereafter be entitled to look only to Parent and the Surviving Entity for payment and delivery of the Merger Consideration pursuant to Section 2.01(a), any dividends and other distributions pursuant to Section 2.03(g) and any cash in lieu of any fractional Parent Shares pursuant to Section 2.03(h) upon surrender of their Certificates or exchange of their Book-Entry Shares in accordance with the provisions set forth in Section 2.03(b), and Parent and the Surviving Entity shall remain liable for (subject to applicable abandoned property, escheat or other similar Law) payment of their claims for the Merger Consideration payable upon surrender of their Certificates or exchange of their Book-Entry Shares. Notwithstanding the foregoing, none of the Surviving Corporation, the Surviving Entity, Parent, the Company, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares or any other Person for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or other similar Law. Immediately prior to such date on which any portion of the Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any portion of the Merger Consideration (or any dividends or distributions payable to the holder thereof or cash in lieu of fractional Parent Shares issuable to former holders of Company Shares) remaining in the Exchange Fund shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(d)   Investment of the Exchange Fund.   The Exchange Agent shall invest the cash portion of the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds that are invested in instruments that consist of U.S. Treasury obligations and repurchase agreements collateralized by U.S. Treasury obligations or having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity that could prevent or delay payments to be made pursuant to this Agreement. Subject to Section 2.03(c), to the extent that there are losses with respect to such investment of the cash portion of the Exchange Fund, or the cash portion of the Exchange Fund diminishes for other reasons, such that the amount of cash in the Exchange Fund is below the level required to make prompt cash payment of any dividends and other distributions pursuant to Section 2.03(g) and any cash in lieu of any fractional Parent Shares pursuant to Section 2.03(h), Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all applicable times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amount of the payments described in the immediately preceding sentence will be promptly returned to Parent or the Surviving Entity, as requested by Parent. The Exchange Fund shall not be used for any purpose other than as contemplated by Section 2.03(a) and this Section 2.03(d).
(e)   Transfers.   From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, acceptable (as reasonably determined by Parent) evidence of a Certificate or Book-Entry Share is presented to the Surviving Entity, Parent or the Exchange Agent for transfer, (i) in the case of Certificates, the holder of such Certificate shall be given a copy of the transmittal materials and instructions referred to in Section 2.03(b)(i) and instructed to comply with the instructions thereto in order to receive the Merger Consideration pursuant to Section 2.01(a) and (ii) in the case of Book-Entry Shares, such Book-Entry Share shall be cancelled and exchanged as contemplated by this Article II.
(f)   Lost Certificates.   In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such Person of a bond in a reasonable amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay and deliver in exchange for such Certificate the Merger Consideration pursuant to Section 2.01(a), any dividends or other distributions payable pursuant to Section 2.03(g) and any cash in lieu of any fractional Parent Shares pursuant to Section 2.03(h).
(g)   Dividends.
(i)   Certificates.   No dividends or other distributions declared or made with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any Certificate with respect to the Parent Shares that such holder would be entitled to receive upon surrender of such Certificate, until such holder shall surrender such Certificate in accordance with Section 2.03(b)(ii). Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of Parent Shares issued in exchange therefor, without interest, (A) promptly after the time of such surrender, the amount of dividends and other distributions with a record date after the Effective Time but prior to such surrender and a payment date prior to such surrender payable with respect to such Parent Shares and (B) at the appropriate payment date, the amount of dividends and other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Shares.
(ii)   Book-Entry Shares.   Subject to applicable Law, there shall be paid to the holder of Parent Shares issued in exchange for Book-Entry Shares in accordance with Section 2.03(b)(iii), without interest, (A) promptly upon receipt by the Exchange Agent of an “agent’s message” (or such other evidence, if any, of surrender as the Exchange Agent may reasonably request), the amount of dividends and other distributions with a record date after the Effective Time but prior to such receipt and a payment date prior to such receipt payable with respect to such Parent Shares and (B) at the appropriate payment date, the amount of dividends and other distributions with a record date after the Effective Time but prior to such receipt and a payment date subsequent to such receipt payable with respect to such Parent Shares.
(h)   Fractional Shares.   No certificates or scrip representing fractional Parent Shares shall be issued upon the conversion of the Company Shares into the Merger Consideration pursuant to Section 2.01(a), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Shares. For purposes of this Section 2.03(h), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to four (4) decimal places. In lieu of any such fractional Parent Shares, each holder of Company Shares who would otherwise be entitled to such fractional Parent Shares shall be entitled to receive an amount in cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of such fractional Parent Share and (ii) the Average Price.
SECTION 2.04   Withholding Rights.   Each of Parent, the Surviving Corporation and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Company Performance Share Awards, Company Deferred Units and Company RSAs such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law, taking into account any applicable exemption under such Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Surviving Entity, as the case may be, such withheld amounts (a) shall be promptly remitted by Parent, the Surviving Corporation or the Surviving Entity, as applicable, to the applicable Governmental Entity and (b) shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares, Company Performance Share Awards, Company Deferred Units and Company RSAs (as applicable) in respect of which such deduction and withholding were made by the Surviving Entity, the Surviving Corporation or Parent, as the case may be.
SECTION 2.05   No Dissenters’ Rights.   In accordance with Section 13.1-730(B) of the VSCA, no holder of Company Shares shall be entitled to exercise dissenters’ rights, appraisal rights or other similar rights in connection with the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger.
SECTION 2.06   Adjustments.   In the event of any change to the Company Shares or Parent Shares (or securities convertible thereto or exchangeable or exercisable therefor) issued and outstanding in the period between the date of this Agreement and the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and any other payments to be made pursuant to this Article II shall be equitably adjusted, without duplication, to provide the holders of Company Shares, Company Performance Share Awards, Company RSAs and Company Deferred Units the same economic effect contemplated by this Agreement prior to such change; provided, however, that nothing in this Section 2.06 shall be construed to permit the Company, Parent, any of their respective Subsidiaries or any other Person to take any action that is otherwise prohibited by the terms of this Agreement; and provided, further, that any adjustment pursuant to this Section 2.06 to any Company Performance Share Awards, Company RSAs and Company Deferred Units shall be done in all respects in accordance with Section 409A of the Code, if applicable, and the terms of the applicable Company Equity Award Plan.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.01   Representations and Warranties of the Company.   Except (x) as disclosed in the SEC Reports of the Company, Virginia Electric and Power Company or Dominion Energy South Carolina, Inc. (each, a “Reporting Company”) filed with or furnished to the SEC since January 1, 2024 and publicly available at least twenty-four (24) hours prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or in any other section to the extent such disclosures are forward-looking statements or are cautionary, predictive or forward-looking in nature), or (y) as set forth in the Company Disclosure Letter (it being agreed that disclosure of any item in any subsection of Section 3.01 of the Company Disclosure Letter shall also be deemed disclosed with respect to any other subsection of this Section 3.01 to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and the Merger Sub Corp as follows:
(a)   Organization, Standing and Corporate Power.   The Company is a corporation duly incorporated and validly existing under the Laws of the Commonwealth of Virginia and has all requisite corporate power and authority to carry on its business as currently conducted and is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Law of its jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as currently conducted, and each of the Company’s Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of the Amended and Restated Articles of Incorporation of the Company and any amendments thereto (collectively, the “Company Articles of Incorporation”) and the Bylaws, as amended and restated, of the Company and any amendments thereto (collectively, the “Company Bylaws” and together with the Company Articles of Incorporation, the “Company Organizational Documents”).
(b)   Subsidiaries.   Section 3.01(b) of the Company Disclosure Letter sets forth a list of all Subsidiaries of the Company. All of the outstanding shares of capital stock or other securities of, or other equity or ownership interests in, each Subsidiary of the Company have, in all cases, been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights, and are owned, directly or indirectly, by the Company free and clear of all pledges, liens, charges, mortgages, encumbrances, adverse claims and interests, licenses, purchase options, call options, rights of first offer and rights of first refusal, easements, rights-of-way, security interests and other use agreements, covenants and encroachments of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” Laws of the various States of the United States or similar Law of other applicable jurisdictions) (collectively, “Liens”), other than transfer restrictions contained in the articles of incorporation, bylaws and limited liability company agreements (or any equivalent constituent documents) of such Subsidiary. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other securities of, or other equity or ownership interests in, any Person. The Company has made available to Parent true and complete copies of the articles of incorporation, bylaws and limited liability company agreements (or equivalent constituent documents) of each Company Significant Subsidiary as in effect on the date of this Agreement.
(c)   Capital Structure.
(i)   The authorized capital stock of the Company consists of 1,750,000,000 Company Shares and 20,000,000 shares of preferred stock. At the close of business on May 14, 2026, there were (A) 879,512,484 Company Shares issued and outstanding, (B) 1,000,000 shares of 4.35% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred”) issued and outstanding, (C) 207,077 Company Shares underlying the outstanding Company Performance Share Awards (assuming target level performance), (D) 1,933,416 Company Shares underlying the outstanding Company RSAs, (E) 375,940 Company Shares in stock unit accounts under the Company’s Non-Employee Directors Compensation Plan and (F) 20,808,346 Company Shares issuable upon full physical settlement of outstanding forward confirmations under the Company’s at-the-market common stock program. Except as set forth in the immediately preceding sentence, at the close of business on May 14, 2026, no shares of capital stock or other equity securities of, or other equity or ownership interests in, the Company were issued or outstanding or subject to outstanding awards under the Company Equity Award Plans. Since May 14, 2026 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock or other equity securities of, or other equity or ownership interests in, the Company other than pursuant to the exercise or vesting of equity awards under the Company Equity Award Plans, in each case, outstanding as of May 14, 2026 and (y) there have been no issuances by the Company of or any securities convertible into, exercisable or exchangeable for, or any rights, warrants or options to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company

Shares. All outstanding Company Shares are, and all such Company Shares that may be issued prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.
(ii)   No Subsidiary of the Company (it being understood and agreed that for purposes of this Section 3.01(c)(ii), Subsidiaries of the Company shall not include (x) any benefit plan maintained by the Company or any of its Subsidiaries or (y) any nuclear decommissioning trusts maintained by the Company or any of its Subsidiaries) owns any Company Shares or other shares of capital stock of the Company. There are no bonds, debentures, notes or other Indebtedness of the Company or of any of its Subsidiaries that give the holders thereof the right to vote (or that are convertible into, exercisable for or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”). Except for any obligations pursuant to this Agreement, pursuant to the terms of any Company equity award plans or as otherwise set forth in the organizational documents of the Company or any of its Subsidiaries, there are no options, warrants, rights (including preemptive, conversion, stock appreciation, redemption or repurchase rights), convertible, exercisable or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (A) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of, or other equity or ownership interests in, or any security convertible, exercisable or exchangeable for any capital stock or other securities of, or other equity or ownership interests in, the Company or any of its Subsidiaries or any Voting Company Debt, (B) obligating the Company or any of its Subsidiaries to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking to declare or pay any dividend or distribution or (C) that give any Person the right to subscribe for or acquire any securities of the Company or any of its Subsidiaries, or to receive any economic interest of a nature accruing to the holders of Company Shares or otherwise based on the performance or value of shares of capital stock of the Company or any of its Subsidiaries. Except for any obligations pursuant to this Agreement, pursuant to the terms of any Company equity award plans or as otherwise set forth in the organizational documents of the Company or any of its Subsidiaries, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other equity or ownership interests in, the Company or any of its Subsidiaries. There are no voting agreements, voting trusts, shareholders agreements, proxies or other agreements to which the Company or any of its Subsidiaries is bound with respect to the voting of the capital stock or other securities of, or other equity or ownership interests in, or restricting the transfer of, or providing registration rights with respect to, such capital stock, securities or interests.
(d)   Authority; Noncontravention.
(i)   The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger, subject to receipt of the Company Requisite Vote. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger have been duly authorized by all necessary corporate action on the part of the Company, subject, to receipt of the Company Requisite Vote. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company Board has duly and validly adopted resolutions (A) determining that it is in the best interests of the Company and the shareholders of the Company that the Company enter into this Agreement and consummate the First Merger and, subject to Section 5.12(b), the Second Merger and the other transactions contemplated by this Agreement with respect to the First Merger and, subject to Section 5.12(b), the Second Merger, on the terms and subject to the conditions set forth in this Agreement and the Plans of Merger (as applicable), (B) adopting this Agreement and the Plans of Merger (as applicable) and approving the First Merger and, subject to Section 5.12(b), the Second Merger, and the other transactions contemplated by this Agreement with respect to the First Merger, (C) directing that the approval of this Agreement and the First Plan of Merger be submitted to a vote at a meeting of the shareholders of the Company and (D) recommending that the shareholders of the Company approve this Agreement and the First Plan of Merger and the transactions contemplated by this Agreement with respect to the First Merger (the “Company Board Recommendation”), which resolutions, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way.

(ii)   The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger and compliance with the provisions of this Agreement and the First Plan of Merger will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right (including a right of termination, cancellation or acceleration of any obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (A) the Company Organizational Documents or the comparable organizational documents of any of the Company Significant Subsidiaries or the Company’s wholly owned Subsidiaries or (B) subject to the filings and other matters referred to in Section 3.01(d)(iii), (1) any Contract or (2) any Law, in each case, applicable to the Company, the Company Significant Subsidiaries or any of its wholly owned Subsidiaries or any of their respective properties or assets, other than, in the case of the foregoing clause (B), any such conflicts, violations, defaults, rights, losses or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(iii)   No Consent of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger, except for (A) the Consents of or under, and compliance with any other applicable requirements of, (1) the HSR Act, (2) the Federal Energy Regulatory Commission (the “FERC”), (3) the U.S. Nuclear Regulatory Commission (the “NRC”), (4) the Federal Communications Commission (the “FCC”), (5) the Virginia State Corporation Commission (the “VSCC”), (6) the North Carolina Utilities Commission (the “NCUC”), and (7) the South Carolina Public Service Commission (the “SCPSC”) (the items set forth in this clause (A), collectively, the “Company Regulatory Clearances”), (B) the filing with the SEC of such reports and other documents (including the filing of the Joint Proxy Statement/Prospectus) under, and compliance with all other applicable requirements of, the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder and any applicable state securities, takeover and “blue sky” Laws, (C) the filing of the Articles of First Merger with the Clerk of the VSCC, (D) any filings under, and compliance with all other applicable requirements of, the rules and regulations of the NYSE and (E) such other Consents, registrations, declarations, filings and notices, the failure of which to be obtained or made has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the consummation of the First Merger or any of the other material transactions contemplated by this Agreement with respect to the First Merger.
(e)   Applicable Company SEC Reports; Financial Statements; Undisclosed Liabilities.
(i)   The Reporting Companies have filed or furnished, as applicable, all SEC Reports such companies were required or otherwise obligated to file with or furnish to the SEC since January 1, 2024 (such SEC Reports, the “Applicable Company SEC Reports”). As of their respective dates of filing, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the Applicable Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the Applicable Company SEC Reports so filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Applicable Company SEC Reports has been amended or superseded by a later Applicable Company SEC Report.
(ii)   As of their respective dates, the audited and unaudited financial statements (consolidated, as applicable, and including any related notes thereto) of each of the Reporting Companies and their Subsidiaries, as applicable, included in the Applicable Company SEC Reports have been prepared in all material respects (except, as applicable, as permitted by Form 10-Q of the SEC or other applicable rules and regulations of the SEC) in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of each Reporting Company and its Subsidiaries, as applicable, as of the respective dates thereof (taking into account the notes thereto) and the consolidated results of their operations and cash flows for the periods indicated

(taking into account the notes thereto) and subject, in the case of unaudited financial statements, to normal year-end adjustments, except to the extent that the financial statements (consolidated, as applicable, including any related notes thereto) in such Applicable Company SEC Reports have been, prior to the date of this Agreement, amended, restructured, recast, corrected or superseded in a later Applicable Company SEC Report.
(iii)   Each Reporting Company maintains disclosure controls and procedures required by Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act and such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by such Reporting Company in the SEC Reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such Reporting Company’s SEC Reports and other public disclosure documents. Each Reporting Company maintains internal control over financial reporting required by Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act and such internal control is effective in all material respects in providing reasonable assurance regarding the reliability of such Reporting Company’s financial reporting and such Reporting Company’s preparation of financial statements for external purposes in accordance with GAAP. Each Reporting Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to such Reporting Company’s outside auditors and the audit committee of such Reporting Company’s board of directors, (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect such Reporting Company’s ability to record, process, summarize and report financial information and (B) to the Knowledge of the Company, any fraud that involves management or other employees of such Reporting Company who have a significant role in such Reporting Company’s internal control over financial reporting.
(iv)   There are no liabilities or obligations of any Reporting Company or any Subsidiary of any Reporting Company of a nature that would be required under GAAP to be reflected or reserved on a balance sheet (or stated in the notes thereto) (consolidated, as applicable) of such Reporting Company, other than (A) liabilities or obligations reflected or reserved against in such Reporting Company’s most recent balance sheet (including the notes thereto) included in the Applicable Company SEC Reports filed prior to the date hereof, (B) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2025, (C) liabilities or obligations incurred under or in accordance with this Agreement or in connection with the Mergers and the other transactions contemplated by this Agreement and (D) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Absence of Certain Changes or Events.
(i)   Since January 1, 2026, there have not been any changes, developments, circumstances, effects, events or occurrences (changes, developments, circumstances, effects, events and occurrences being collectively referred to as “Changes”) that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii)   Since January 1, 2026, except as contemplated or required by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice.
(g)   Litigation.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) suit, action, arbitration, mediation or legal, arbitral, administrative or other proceeding (a “Proceeding”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, pending or threatened investigation or inquiry by a Governmental Entity of the Company or any of its Subsidiaries and (iii) Order, decree or writ of any Governmental Entity outstanding or, to the Knowledge of the Company, threatened to be imposed against the Company or any of its Subsidiaries.
(h)   Contracts.   Except for this Agreement and the Contracts set forth in Section 3.01(h) of the Company Disclosure Letter and Company Benefit Plans, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any Company Material Contract. Each Company Material Contract required to be filed by any Reporting Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act has been so filed. Each of the Company Material Contracts is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company as of the date hereof, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no default under any Company Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company as of the date hereof, by any other party thereto, in each case except for such defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(i)   Compliance with Law; Permits.   Since January 1, 2024, the Company and each of its Subsidiaries have been in compliance with and have not been in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2024, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in possession of all franchises, grants, permits, easements, variances, exceptions, Consents, certificates, permissions, qualifications and registrations and Orders of all Governmental Entities (collectively, “Permits”), and have filed all tariffs, reports, notices, and other documents with all Governmental Entities, necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as currently conducted, except where the failure to possess any of such Permits or make any such filings has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such Permits are valid and in full force and effect and there are no pending or, to the Knowledge of the Company, threatened administrative or judicial Proceedings that would reasonably be expected to result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2024, the Company and each of its Subsidiaries have been in compliance with the terms and requirements of such Permits, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(j)   Labor and Employment Matters.
(i)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other similar agreement with a labor union, works council or similar organization. To the Knowledge of the Company, as of the date hereof, (A) there are no union or other labor organizing activities occurring concerning any employees of the Company or any of its Subsidiaries and (B) there are no labor strikes, slowdowns, work stoppages or lockouts pending or threatened in writing against the Company or any of its Subsidiaries, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2024, the Company and its Subsidiaries have not engaged in any action that required any notifications under the Workers Adjustment and Retraining Notification (WARN) Act of 1989, as amended, except as has not had and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.
(ii)   The Company and its Subsidiaries are in compliance with all applicable Law respecting labor, employment, discrimination in employment, payroll, worker classification, wages and hours, occupational safety and health and employment practices, other than instances of non-compliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(k)   Employee Benefit Matters.
(i)   Section 3.01(k)(i) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Benefit Plan. The Company has made available to Parent correct and complete copies of, to the extent applicable: (A) the current plan document for each material Company Benefit Plan, (B) the most recent annual report on Form 5500 required to be filed with the Department of Labor with respect to each material Company Benefit Plan, (C) the most recent summary plan description for each material Company Benefit Plan, (D) the most recent actuarial reports and financial statements for each material Company Benefit Plan, (E) each trust agreement relating to any material Company Benefit Plan, and (F) the most recent determination or opinion letter, as applicable, for each Qualified Plan.
(ii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each Company Benefit Plan (and any related trust or other funding vehicle) has been established, operated and administered in accordance with its terms and is in compliance with ERISA, the Code and all other applicable Law, (B) all contributions or other amounts payable by the Company or any of its Commonly Controlled Entities with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, (C) each Company Benefit Plan (and any related trust) that is intended to be qualified under Section 401(a) of the Code (each, a

“Qualified Plan”) is the subject of a favorable determination or opinion letter issued by the Internal Revenue Service, and, to the Knowledge of the Company, no condition exists that would reasonably be expected to result in the loss of any such Qualified Plan’s qualified status and (D) to the Knowledge of the Company, there has been no non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty under Section 404 of ERISA with respect to any Company Benefit Plan.
(iii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (A) no Proceedings (other than routine claims for benefits in the ordinary course of business) are pending or, to the Knowledge of the Company, threatened relating to or otherwise in connection with any Company Benefit Plan or the assets thereof and (B) to the Knowledge of the Company, there are no pending or threatened administrative investigations, audits or other administrative Proceedings by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other Governmental Entity relating to any Company Benefit Plan.
(iv)   None of the Company or any of its Commonly Controlled Entities has, within the past six (6) years, sponsored, maintained, contributed to or been required to maintain or contribute to, or has any liability under, any employee benefit plan (within the meaning of Section 3(3) of ERISA) that is (and no Company Benefit Plan is) subject to Section 302 or Title IV of ERISA or Sections 412 or 4971 of the Code, or is otherwise a defined benefit plan (as defined in Section 4001 of ERISA). With respect to any plan set forth in Section 3.01(k)(iv) of the Company Disclosure Letter, the Pension Benefit Guaranty Corporation (the “PBGC”) has not instituted Proceedings to terminate any such plan (and, to the Knowledge of the Company, no condition exists that would reasonably be expected to result in such Proceedings being instituted) and the Company and its Commonly Controlled Entities do not have any material liability to the PBGC with respect to such plan other than premium payments required by ERISA. Neither the Company nor any of its Commonly Controlled Entities has, within the past six (6) years, sponsored, maintained, contributed to or been required to maintain or contribute to, nor has any liability under, any multiemployer plan (as defined in Section 3(37) of ERISA).
(v)   The Company has no liability for providing health, medical or life insurance or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or other similar applicable Law), except for such liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. With respect to any plan set forth in Section 3.01(k)(v) of the Company Disclosure Letter, to the Knowledge of the Company, the Company has the right to amend or terminate such plan in its discretion without the consent of any participant.
(vi)   None of the execution and delivery of this Agreement, obtaining the Company Requisite Vote or the consummation of the First Merger (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) would reasonably be expected to (A) entitle any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries to any compensation or material benefit, (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or material benefits or trigger any other material obligation under any Company Benefit Plan, (C) result in any material breach or violation of, or material default under, or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan, (D) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits, or otherwise give rise to any material liability, under any Company Benefit Plan or (E) result in payments to any “disqualified individual” (as defined for purposes of Section 280G(c) of the Code) which would not be deductible under Section 280G of the Code.
(l)   Taxes.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are correct and complete.
(ii)   All Taxes of the Company and its Subsidiaries that are required to be paid or discharged, other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been made in the SEC Reports filed or furnished by the applicable Reporting Company to the SEC, have been timely paid and discharged.
(iii)   No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries which has not been fully paid or adequately reserved in the SEC Reports filed or furnished by the applicable Reporting Company to the SEC.

(iv)   There are no Tax Liens, other than Permitted Liens, on any asset of the Company or any of its Subsidiaries.
(v)   Other than in connection with the Company’s participation in the Internal Revenue Service Compliance Assurance Process, neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations for the assessment or collection of any Tax.
(vi)   Other than in connection with the Company’s participation in the Internal Revenue Service Compliance Assurance Process, as of the date hereof, no audit or other examination or Proceeding of, or with respect to, any Tax Return or Taxes of the Company or any of its Subsidiaries is pending and, between January 1, 2024 and the date hereof, no written notice thereof has been received by the Company or any of its Subsidiaries.
(vii)   None of the Company or any of its Subsidiaries (A) is a party to any Tax allocation, Tax sharing, or Tax indemnity agreement (other than (i) commercial Contracts the primary purpose of which is not Taxes; (ii) Contracts providing for the transfer or sale of federal tax credits; or (iii) any such agreement entered into between the Company and any of its Subsidiaries) or (B) is under an obligation under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as transferee or successor, such that, in each case, the Company or any of its Subsidiaries is, after the date hereof or after the Closing (as the case may be), liable for any Taxes of another Person (other than the Company or any of its Subsidiaries).
(viii)   There are no closing agreements, private letter rulings, technical advice memoranda or rulings that have been entered into or issued by any Tax authority with respect to the Company or any of its Subsidiaries which are still in effect as of the date of this Agreement.
(ix)   Neither the Company nor any of its Subsidiaries has “participated” within the meaning of Treasury Regulation Section 1.6011-4(c)(3)(i)(A) in any “listed transaction” within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder, as in effect and as amended by any guidance published by the Internal Revenue Service for the applicable period.
(x)   Each of the Company and its Subsidiaries has properly and timely withheld or collected and timely paid over to the appropriate Governmental Entity (or each is properly holding for such timely payment) all Taxes required to be withheld, collected and paid over by applicable Law.
(xi)   To the Knowledge of the Company, the Company and its Subsidiaries have complied with the normalization rules described in Section 168(i)(9) and 50(d)(2) of the Code and any other applicable provisions of the Code or the Treasury Regulations thereunder with respect to any “public utility property” (as defined in Section 168(i)(10) of the Code).
(xii)   Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact that would reasonably be expected to prevent the Mergers, taken together, from qualifying for the Intended Tax Treatment.
(m)   Environmental Matters.   Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and since January 1, 2024 has been, in compliance with all applicable Environmental Law and, as of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of, or has any liability under, any Environmental Law, (ii) each of the Company and its Subsidiaries possesses and is, and since January 1, 2024 has been, in compliance with all Permits required under applicable Environmental Law to conduct its business as currently conducted, and all such Permits are valid and in good standing and neither the Company nor any of its Subsidiaries has received notice from any Governmental Entity seeking to modify, revoke or terminate any such Permits, (iii) there are no Proceedings pursuant to any Environmental Law pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) there have been no releases of Hazardous Materials at or on any property owned, leased or operated by the Company or any of its Subsidiaries, in each case, in a manner that would reasonably be expected to result in any obligation to conduct any investigation, remediation or other corrective or responsive action by the Company or any of its Subsidiaries and (v) neither the Company nor any of its Subsidiaries is subject to any consent decrees, Orders, settlements or compliance agreements that impose any current or future obligations on the Company and its Subsidiaries under Environmental Law.
(n)   Insurance.   The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks as the Company believes to be customary for companies of a comparable size in the industries in which it and its Subsidiaries operate. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all material insurance policies carried by or covering the Company and its Subsidiaries with respect to their business, assets and properties are in full force and effect, and, to the Knowledge of the Company, no notice of cancellation has been given with respect to any such policy.
(o)   Real Property.
(i)   Subject, as to enforceability, to bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles, each Contract under which the Company or any Subsidiary thereof is the tenant, lessee, licensee, subtenant or occupant (each, a “Company Real Property Lease”) with respect to material real property leased, subleased, licensed or otherwise occupied (whether as tenant, lessee, licensee, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the “Company Leased Real Property”) is valid and binding on the Company or the Subsidiary of the Company party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no uncured default of any material provision of any Company Real Property Lease by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would reasonably be expected to constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, in each case except for such defaults and events that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii)   The Company or one of its Subsidiaries has good and valid title to all material real property currently owned by the Company or any of its Subsidiaries (collectively, “Company Owned Real Property”) free and clear of all Liens (other than Permitted Liens), except where absence of good and valid title or any such Lien has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(iii)   Each of the Company and its Subsidiaries has such consents, easements, rights-of-way, permits and licenses with respect to any real property (collectively, “Rights-of-Way”) as are sufficient to conduct its business in the manner described, and subject to the limitations, qualifications, reservations and encumbrances contained, in any Applicable Company SEC Report, except for such Rights-of-Way the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All pipelines and electric transmission assets owned or operated by the Company and its Subsidiaries are subject to Rights-of-Way, there are no encroachments or encumbrances or other Rights-of-Way that affect the use thereof and there are no gaps in the Rights-of-Way that are material for such pipelines or electric transmission assets, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(iv)   Each of the Company and its Subsidiaries have sufficient rights with respect to their Company Leased Real Property and Company Owned Real Property and under their Rights-of-Way to conduct its business as currently conducted, except where a failure to have such rights would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(p)   Intellectual Property, Privacy, and Information Technology.
(i)   The Company and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of the business of the Company and its Subsidiaries, except where the failure to own or have the right to use such Intellectual Property has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries does not infringe upon or misappropriate any Intellectual Property of any other Person as of the date of this Agreement, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable precautions to protect the secrecy and confidentiality of the trade secrets owned by the Company and its Subsidiaries, except where the failure to take reasonable precautions has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) to the Knowledge of the Company, the Company has not suffered any security breach of its IT Systems that has caused any loss of data, disruption or damage to the Company’s operations, (B) the Company has not experienced any security breaches of personal data or IT Systems that required or would require law enforcement or Governmental Entity notification or any remedial action under applicable Law or any Data Privacy Legal Requirement, (C) to the Knowledge of the Company, since January 1, 2024, there has been no unauthorized access to, or other misuse of, personal data or IT Systems and (D) there are no pending or expected complaints, claims, actions, fines, or other penalties facing the Company in connection with any of the foregoing.
(iii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2024, the Company and its Subsidiaries have been in compliance with Data Privacy Legal Requirements and the Company has implemented and maintained industry standard administrative, technical, physical and organizational security measures, including written policies and procedures designed to protect the integrity, confidentiality and security of personal data processed by the Company or its Subsidiaries.
(iv)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has security, back-ups, disaster recovery arrangements, and administrative, physical, and technical safeguards in place that are reasonably appropriate for a company in the business in which the Company is engaged and the Company has implemented security patches or upgrades that are reasonably available for the IT Systems where such patches or upgrades are reasonably required to maintain the security of such IT Systems.
(q)   Regulatory Matters.
(i)   All filings (other than immaterial filings) required to be made by the Company or any of its Subsidiaries since January 1, 2024 with the FERC, the Department of Energy (the “DOE”), the Department of the Interior, the Bureau of Ocean Energy Management (“BOEM”), the NRC, the FCC, the North American Electric Reliability Corporation (the “NERC”), the SCPSC, the NCUC, the VSCC, the United States Pipeline Hazardous Materials Safety Administration (the “PHMSA”) and the United States Department of Transportation (the “DOT”), as the case may be, have been made, including all forms, notices, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, except for any filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii)   Since January 1, 2024, none of the Company or any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other written communication from the FERC, the DOE, the BOEM, the NRC, the FCC, the NERC, the SCPSC, the NCUC, the VSCC, the PHMSA or the DOT regarding any actual or purported violation of, or failure to comply with, any Law, in each case that would be material to the Company and its Subsidiaries, taken as a whole.
(r)   Voting Requirements.   Assuming the accuracy of the representations and warranties set forth in Section 3.02(v) and except as set forth on Section 3.01(r) of the Company Disclosure Letter, the affirmative vote of holders of a majority of the outstanding Company Shares entitled to vote thereon at the Company Shareholders Meeting or any adjournment or postponement thereof to approve this Agreement and the First Plan of Merger (the “Company Requisite Vote”) is the only vote of the holders of any class or series of capital stock of the Company necessary for the Company to approve this Agreement and the First Plan of Merger and approve and consummate the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger.
(s)   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person, other than as set forth in Section 3.01(s) of the Company Disclosure Letter, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger based upon arrangements made by or on behalf of the Company.
(t)   Opinions of Financial Advisors.   The Company Board has received (i) an oral opinion from Goldman Sachs & Co. LLC, to be subsequently confirmed in a written opinion to the Company Board, to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of Company Shares pursuant to this Agreement is fair from a financial point of view to such holders and (ii) an oral opinion from J.P. Morgan Securities LLC, to be subsequently confirmed in a written opinion to the Company Board, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company Shares (other than Parent and its Affiliates) pursuant to the transactions contemplated by this Agreement is fair, from a financial point of view, to such holders. True and complete copies of such written opinions will be made available by the Company to Parent following the date of this Agreement, which Parent and Merger Sub Corp acknowledge and agree (A) are being provided to Parent for informational purposes only and (B) may not be relied upon by Parent or Merger Sub Corp.
(u)   State Takeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 3.02(v), the Company Board has taken all action necessary to render inapplicable to this Agreement and the First Plan of Merger and the First Merger and the other transactions contemplated by this Agreement with respect to the First Merger all potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Company Articles of Incorporation and the Company Bylaws. As of the date of this Agreement, no “fair price”, “business combination”, “moratorium”, “control share acquisition” or other state takeover Law or similar Law (collectively, “Takeover Statutes”) enacted by any state will prohibit or impair the consummation of the First Merger or the other transactions contemplated by this Agreement with respect to the First Merger.
(v)   Information Supplied.   None of the information supplied or to be supplied by the Company or the Company’s Subsidiaries specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, at (i) the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective, (ii) the date the Joint Proxy Statement/Prospectus is first published or mailed to the holders of Company Shares and Parent Shares or (iii) the time of each of the Company Shareholders Meeting and the Parent Shareholders Meeting (except, with respect to the foregoing clauses (i) through (iii), to the extent that any such information is amended or superseded by any subsequent SEC Reports of Parent or the Company), will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
SECTION 3.02   Representations and Warranties of Parent and the Merger Subs.   Except (x) as disclosed in the SEC Reports of Parent or its Subsidiaries filed with or furnished to the SEC since January 1, 2024 and publicly available at least twenty-four (24) hours prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or in any other section to the extent such disclosures are forward-looking statements or are cautionary, predictive or forward-looking in nature) or (y) as set forth in the Parent Disclosure Letter (it being agreed that disclosure of any item in any subsection of Section 3.02 of the Parent Disclosure Letter shall also be deemed disclosed with respect to any other subsection of this Section 3.02 of this Agreement to which the relevance of such item is reasonably apparent), Parent and each Merger Sub represent and warrant to the Company as follows:
(a)   Organization, Standing and Corporate Power.   Each of Parent and Merger Sub Corp is a corporation duly incorporated, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the State of Florida, in the case of Parent, and the Laws of the Commonwealth of Virginia, in the case of Merger Sub Corp, and has all requisite corporate power and authority to carry on its business as currently conducted and is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. LLC Sub is a limited liability company duly formed, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the Commonwealth of Virginia and has all requisite limited liability company power and authority to carry on its business as currently conducted and is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Law of its jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as currently conducted, and each of Parent’s Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company a true and complete copy of the organizational documents of Parent (the “Parent Organizational Documents”) and the comparable organizational documents of each Merger Sub, in each case as amended and in effect as of the date of this Agreement.
(b)   Subsidiaries.   All of the outstanding shares of capital stock or other securities of, or other equity or ownership interests in, each wholly-owned Subsidiary of Parent have, in all cases, been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights, and are wholly-owned, directly or indirectly, by Parent free and clear of all Liens, other than transfer restrictions contained in the articles of incorporation, bylaws and limited liability company agreements (or any equivalent constituent documents) of such wholly-owned Subsidiary.
(c)   Capital Structure.
(i)   The authorized capital stock of Parent consists of 3,200,000,000 Parent Shares and 100,000,000 shares of preferred stock (such preferred stock, the “Parent Preferred Stock”). At the close of business on May 14, 2026, there were (A) 2,085,605,358 Parent Shares issued and outstanding and (B) no shares of Parent Preferred Stock issued or outstanding. Except as set forth in the immediately preceding sentence, at the close of business on May 14, 2026, no shares of capital stock or other equity securities of, or other equity or ownership interests in, Parent were issued or outstanding. Since May 14, 2026 to the date of this Agreement, (x) there have been no issuances by Parent of shares of capital stock or other equity securities of, or other equity or ownership interests in, Parent other than pursuant to the exercise or vesting of equity awards under any Parent equity award plans or pursuant to Parent’s dividend reinvestment and direct stock purchase plan, in each case, outstanding as of May 14, 2026, and (y) there have been no issuances by Parent of or any securities convertible into, exercisable or exchangeable for, or any rights, warrants or options to acquire shares of capital stock of Parent or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Parent Shares. All outstanding Parent Shares are, and all such Parent Shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.
(ii)   No Subsidiary of Parent (it being understood and agreed that for purposes of this Section 3.02(c)(ii), Subsidiaries of Parent shall not include (x) any benefit plan maintained by Parent or any of its Subsidiaries or (y) any nuclear decommissioning trusts maintained by Parent or any of its Subsidiaries) owns any Parent Shares or other shares of capital stock of Parent. There are no bonds, debentures, notes or other Indebtedness of Parent or of any of its Subsidiaries that give the holders thereof the right to vote (or that are convertible into, exercisable for or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Shares may vote (“Voting Parent Debt”). Except for any obligations pursuant to this Agreement, pursuant to the terms of any Parent equity award plans or as otherwise set forth in the organizational documents of Parent or any of its Subsidiaries, there are no options, warrants, rights (including preemptive, conversion, stock appreciation, redemption or repurchase rights), convertible, exercisable or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound (A) obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of, or other equity or ownership interests in, or any security convertible, exercisable or exchangeable for any capital stock or other securities of, or other equity or ownership interests in, Parent or any of its Subsidiaries or any Voting Parent Debt, (B) obligating Parent or any of its Subsidiaries to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking to declare or pay any dividend or distribution or (C) that give any Person the right to subscribe for or acquire any securities of Parent or any of its Subsidiaries, or to receive any economic interest of a nature accruing to the holders of Parent Shares or otherwise based on the performance or value of shares of capital stock of Parent or any of its Subsidiaries. Except for any obligations pursuant to this Agreement, pursuant to the terms of any Parent equity award plans or as otherwise set forth in the organizational documents of Parent or any of its Subsidiaries, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other equity or ownership interests in, Parent or any of its Subsidiaries. There are no voting agreements, voting trusts, shareholders agreements, proxies or other agreements to which Parent or any of its Subsidiaries is bound with respect to the voting of the capital stock or other securities of, or other equity or ownership interests in, or restricting the transfer of, or providing registration rights with respect to, such capital stock, securities or interests.
(d)   Authority; Noncontravention.
(i)   Parent and each Merger Sub has all requisite corporate or limited liability company power and authority, as applicable to execute and deliver, and perform its obligations under, this Agreement and to consummate the Mergers and the other transactions contemplated by this Agreement, subject, in the case of the Parent Share Issuance, to receipt of the Parent Shareholder Approval and, in the case of the First Merger, to the delivery by Parent of the written consent, as sole shareholder of Merger Sub Corp, referenced in Section 5.11. The execution, delivery and performance of this Agreement by Parent and each Merger Sub and the consummation by Parent and each Merger Sub of the Mergers and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub Corp, subject, in the case of the Parent Share Issuance, to receipt of the Parent Shareholder Approval and, in the case of the First Merger, to the delivery by Parent of the written consent, as sole shareholder of Merger Sub Corp, referenced in Section 5.11. This Agreement has been duly executed and delivered by each of Parent and the Merger Subs and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and the Merger Subs, enforceable against each of Parent and each Merger Sub in accordance with its terms, subject, as to enforceability, bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles. The Parent Board has duly and validly adopted resolutions (A) approving this Agreement and the Plans of Merger and the Mergers and the other transactions contemplated by this Agreement, including the Parent Share Issuance, in each case, on the terms and subject to the conditions set forth in this Agreement and the Plans of Merger, and (B) resolving to recommend that the shareholders of Parent approve the Parent Share Issuance and the other transactions contemplated hereby and directing that such matters be submitted for consideration of the shareholders of Parent at the Parent Shareholder Meeting (the “Parent Board Recommendation”), and the board of directors of Merger Sub Corp has duly and validly adopted resolutions (X) determining that it is in the best interests of Merger Sub Corp and its sole shareholder that Merger Sub Corp enter into this Agreement and consummate the First Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement and the First Plan of Merger, (Y) adopting this Agreement and the First Plan of Merger and approving the First Merger and the other transactions contemplated by this Agreement, and (Z) recommending that the sole shareholder of Merger Sub Corp approve this Agreement and the First Plan of Merger, which resolutions of Parent and Merger Sub Corp, in each case, have not been rescinded, modified or withdrawn in any way. Parent, as the sole member of LLC Sub, has adopted resolutions approving this Agreement and the Second Merger, which resolutions have not been rescinded, modified or withdrawn in any way.
(ii)   The execution, delivery and performance by Parent and each Merger Sub of this Agreement do not, and the consummation of the Mergers and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement and the Plans of Merger will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right (including a right of termination, cancellation or acceleration of any obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or the Merger Subs or any of their respective Subsidiaries under, any provision of (A) the Parent Organizational Documents or the comparable organizational documents of any of Parent’s wholly owned Subsidiaries, including those of each Merger Sub or (B) subject to the filings and other matters referred to in Section 3.02(d)(iii), (1) any Contract or (2) any Law, in each case, applicable to Parent or the Merger Subs or any of their respective Subsidiaries or any of their respective properties or assets, other than, in the case of the foregoing clause (B), any such conflicts, violations, defaults, rights, losses or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(iii)   No Consent of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent or the Merger Subs or any of their respective Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and the Merger Subs or the consummation by Parent and each Merger Sub of the Mergers and the other transactions contemplated by this Agreement, except for (A) the Consents of or under, and compliance with any other applicable requirements of, (1) the HSR Act, (2) the FERC, (3) the NRC, (4) the FCC, (5) the VSCC, (6) the NCUC and (7) the SCPSC (the items set forth in this clause (A), collectively, the “Parent Regulatory Clearances” and together with the Company Regulatory Clearances, the “Regulatory Clearances”), (B) the filing with the SEC of such reports and other documents (including the filing of the Form S-4 and the Joint Proxy Statement/Prospectus) under, and compliance with all other applicable requirements of, the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder and any applicable state securities, takeover and “blue sky” Laws, (C) the filing of the applicable Articles of Merger with the Clerk of the VSCC, (D) any filings under, and compliance with all other applicable requirements of, the rules and regulations of the NYSE (including the Parent Shareholder Approval of the Parent Share Issuance) and (E) such other

Consents, registrations, declarations, filings and notices, the failure of which to be obtained or made has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and would not reasonably be expected to prevent, or materially impair or delay, the consummation of the Mergers or any of the other material transactions contemplated by this Agreement.
(e)   Applicable Parent SEC Reports; Financial Statements; Undisclosed Liabilities.
(i)   Parent and its Subsidiaries have filed or furnished, as applicable, all SEC Reports such companies were required or otherwise obligated to file with or furnish to the SEC since January 1, 2024 (such SEC Reports, the “Applicable Parent SEC Reports”). As of their respective dates of filing, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the Applicable Parent SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the Applicable Parent SEC Reports so filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Applicable Parent SEC Reports has been amended or superseded by a later Applicable Parent SEC Report.
(ii)   As of their respective dates, the audited and unaudited financial statements (consolidated, as applicable, and including any related notes thereto) of each of Parent and its Subsidiaries, as applicable, included in the Applicable Parent SEC Reports have been prepared in all material respects (except, as applicable, as permitted by Form 10-Q of the SEC or other applicable rules and regulations of the SEC) in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries, as applicable, as of the respective dates thereof (taking into account the notes thereto) and the consolidated results of their operations and cash flows for the periods indicated (taking into account the notes thereto) and subject, in the case of unaudited financial statements, to normal year-end adjustments, except to the extent that the financial statements (consolidated, as applicable, including any related notes thereto) in such Applicable Parent SEC Reports have been, prior to the date of this Agreement, amended, restructured, recast, corrected or superseded in a later Applicable Parent SEC Report.
(iii)   Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act and such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the SEC Reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of Parent’s SEC Reports and other public disclosure documents. Parent maintains internal control over financial reporting required by Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act and such internal control is effective in all material respects in providing reasonable assurance regarding the reliability of Parent’s financial reporting and Parent’s preparation of financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s outside auditors and the audit committee of Parent’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) to the Knowledge of Parent, any fraud that involves management or other employees of Parent who have a significant role in Parent’s internal control over financial reporting.
(iv)   There are no liabilities or obligations of Parent or any of its Subsidiaries of a nature that would be required under GAAP to be reflected or reserved on a balance sheet (or stated in the notes thereto) (consolidated, as applicable) of Parent, other than (A) liabilities or obligations reflected or reserved against in Parent’s most recent balance sheet (including the notes thereto) included in the Applicable Parent SEC Reports filed prior to the date hereof, (B) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2025, (C) liabilities or obligations incurred under or in accordance with this Agreement or in connection with the Mergers and the other transactions contemplated by this Agreement and (D) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(f)   Absence of Certain Changes or Events.
(i)   Since January 1, 2026, there have not been any Changes that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(ii)   Since January 1, 2026, except as contemplated or required by this Agreement, Parent and its wholly-owned Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice.
(g)   Litigation.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (i) Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, (ii) to the Knowledge of Parent, pending or threatened investigation or inquiry by a Governmental Entity of Parent or any of its Subsidiaries and (iii) Order, decree or writ of any Governmental Entity outstanding or, to the Knowledge of Parent, threatened to be imposed against Parent or any of its Subsidiaries.
(h)   Contracts.   Except for this Agreement and the Contracts set forth in Section 3.02(h) of the Parent Disclosure Letter, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any Parent Material Contract. Each Parent Material Contract required to be filed by Parent or any of its Subsidiaries as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act has been so filed. Each of the Parent Material Contracts is valid and binding on Parent or the Subsidiary of Parent party thereto and, to the Knowledge of Parent as of the date hereof, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no default under any Parent Material Contract by Parent or any of its Subsidiaries or, to the Knowledge of Parent as of the date hereof, by any other party thereto, in each case except for such defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(i)   Compliance with Law; Permits.   Since January 1, 2024, Parent and each of its Subsidiaries have been in compliance with and have not been in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2024, neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are in possession of all Permits, and have filed all tariffs, reports, notices, and other documents with all Governmental Entities, necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as currently conducted, except where the failure to possess any of such Permits or make any such filings has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All such Permits are valid and in full force and effect and there are no pending or, to the Knowledge of Parent, threatened administrative or judicial Proceedings that would reasonably be expected to result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2024, Parent and each of its Subsidiaries have been in compliance with the terms and requirements of such Permits, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(j)   Labor and Employment Matters.
(i)   Except as set forth on Section 3.02(j) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other similar agreement with a labor union, works council or similar organization. Except as set forth on Section 3.02(j) of the Parent Disclosure Letter, to the Knowledge of Parent, as of the date hereof, (A) there are no union or other labor organizing activities occurring concerning any employees of Parent or any of its Subsidiaries and (B) there are no labor strikes, slowdowns, work stoppages or lockouts pending or threatened in writing against Parent or any of its Subsidiaries, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2024, Parent and its Subsidiaries have not engaged in any action that required any notifications under the Workers Adjustment and Retraining Notification (WARN) Act of 1989, as amended, except as has not had and would not reasonably be expected to have, individually or in the aggregate a Parent Material Adverse Effect.
(ii)   Parent and its Subsidiaries are in compliance with all applicable Law respecting labor, employment, discrimination in employment, payroll, worker classification, wages and hours, occupational safety and health and employment practices, other than instances of non-compliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(k)   Employee Benefit Matters.
(i)   Parent has made available to the Company correct and complete copies of, to the extent applicable, each material Parent Benefit Plan.
(ii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (A) each Parent Benefit Plan (and any related trust or other funding vehicle) has been established, operated and administered in accordance with its terms and is in compliance with ERISA, the Code and all other applicable Law, (B) all contributions or other amounts payable by Parent or any of its Commonly Controlled Entities with respect to each Parent Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, (C) each Parent Benefit Plan (and any related trust) that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter issued by the Internal Revenue Service, and, to the Knowledge of Parent, no condition exists that would reasonably be expected to result in the loss of any such Qualified Plan’s qualified status and (D) to the Knowledge of Parent, there has been no non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty under Section 404 of ERISA with respect to any Parent Benefit Plan.
(iii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date hereof, (A) no Proceedings (other than routine claims for benefits in the ordinary course of business) are pending or, to the Knowledge of Parent, threatened relating to or otherwise in connection with any Parent Benefit Plan or the assets thereof and (B) to the Knowledge of Parent, there are no pending or threatened administrative investigations, audits or other administrative Proceedings by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other Governmental Entity relating to any Parent Benefit Plan.
(iv)   None of Parent or any of its Commonly Controlled Entities has, within the past six (6) years, sponsored, maintained, contributed to or been required to maintain or contribute to, or has any liability under, any employee benefit plan (within the meaning of Section 3(3) of ERISA) that is (and no Parent Benefit Plan is) subject to Section 302 or Title IV of ERISA or Sections 412 or 4971 of the Code, or is otherwise a defined benefit plan (as defined in Section 4001 of ERISA). With respect to any plan set forth in Section 3.02(k)(iv) of the Parent Disclosure Letter, PBGC has not instituted Proceedings to terminate any such plan (and, to the Knowledge of Parent, no condition exists that would reasonably be expected to result in such Proceedings being instituted) and Parent and its Commonly Controlled Entities do not have any material liability to the PBGC with respect to such plan other than premium payments required by ERISA. Neither Parent nor any of its Commonly Controlled Entities has, within the past six (6) years, sponsored, maintained, contributed to or been required to maintain or contribute to, nor has any liability under, any multiemployer plan (as defined in Section 3(37) of ERISA).
(v)   Parent has no liability for providing health, medical or life insurance or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or other similar applicable Law), except for such liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. With respect to any plan set forth in Section 3.02(k)(v) of the Parent Disclosure Letter, to the Knowledge of Parent, Parent has the right to amend or terminate such plan in its discretion without the consent of any participant.
(vi)   None of the execution and delivery of this Agreement or the consummation of the Mergers (alone or in conjunction with any other event) would reasonably be expected to (A) entitle any current or former director, officer, employee or independent contractor of Parent or any of its Subsidiaries to any compensation or material benefit, (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or material benefits or trigger any other material obligation under any Parent Benefit Plan, (C) result in any material breach or violation of, or material default under, or limit Parent’s right to amend, modify, terminate or transfer the assets of, any Parent Benefit Plan, (D) directly or indirectly cause Parent to transfer or set aside any assets to fund any benefits, or otherwise give rise to any material liability, under any Parent Benefit Plan or (E) result in payments to any “disqualified individual” (as defined for purposes of Section 280G(c) of the Code) which would not be deductible under Section 280G of the Code.
(l)   Taxes.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i)   All Tax Returns required to be filed by or with respect to Parent or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are correct and complete.
(ii)   All Taxes of Parent and its Subsidiaries that are required to be paid or discharged, other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been made in the SEC Reports filed or furnished by Parent to the SEC, have been timely paid and discharged.
(iii)   No deficiency with respect to Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries which has not been fully paid or adequately reserved in the SEC Reports filed or furnished by Parent to the SEC.
(iv)   There are no Tax Liens, other than Permitted Liens, on any asset of Parent or any of its Subsidiaries.
(v)   Neither Parent nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations for the assessment or collection of any Tax.
(vi)   As of the date hereof, no audit or other examination or Proceeding of, or with respect to, any Tax Return or Taxes of Parent or any of its Subsidiaries is pending and, between January 1, 2024 and the date hereof, no written notice thereof has been received by Parent or any of its Subsidiaries.
(vii)   None of Parent or any of its Subsidiaries (A) is a party to any Tax allocation, Tax sharing, or Tax indemnity agreement (other than (i) commercial Contracts the primary purpose of which is not Taxes; (ii) Contracts providing for the transfer or sale of federal tax credits; or (iii) any such agreement entered into between Parent and any of its Subsidiaries) or (B) is under an obligation under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as transferee or successor, such that, in each case, Parent or any of its Subsidiaries is, after the date hereof or after the Closing (as the case may be), liable for any Taxes of another Person (other than Parent or any of its Subsidiaries).
(viii)   There are no closing agreements, private letter rulings, technical advice memoranda or rulings that have been entered into or issued by any Tax authority with respect to Parent or any of its Subsidiaries which are still in effect as of the date of this Agreement.
(ix)   Neither Parent nor any of its Subsidiaries has “participated” within the meaning of Treasury Regulation Section 1.6011-4(c)(3)(i)(A) in any “listed transaction” within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder, as in effect and as amended by any guidance published by the Internal Revenue Service for the applicable period.
(x)   Each of Parent and its Subsidiaries has properly and timely withheld or collected and timely paid over to the appropriate Governmental Entity (or each is properly holding for such timely payment) all Taxes required to be withheld, collected and paid over by applicable Law.
(xi)   To the Knowledge of Parent, Parent and its Subsidiaries have complied with the normalization rules described in Section 168(i)(9) and 50(d)(2) of the Code and any other applicable provisions of the Code or the Treasury Regulations thereunder with respect to any “public utility property” (as defined in Section 168(i)(10) of the Code).
(xii)   Neither Parent nor any of its Subsidiaries has taken any action or knows of any fact that would reasonably be expected to prevent the Mergers, taken together, from qualifying for the Intended Tax Treatment.
(m)   Environmental Matters.   Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each of Parent and its Subsidiaries is, and since January 1, 2024 has been, in compliance with all applicable Environmental Law and, as of the date hereof, neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity alleging that Parent or any of its Subsidiaries is in violation of, or has any liability under, any Environmental Law, (ii) each of Parent and its Subsidiaries possesses and is, and since January 1, 2024 has been, in compliance with all Permits required under applicable Environmental Law to conduct its business as currently conducted, and all such Permits are valid and in good standing and neither Parent nor any of its Subsidiaries has received notice from any Governmental Entity seeking to modify, revoke or terminate any such Permits, (iii) there are no Proceedings pursuant to any Environmental Law pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, (iv) there have been no releases of Hazardous Materials at or on any property owned, leased or operated by Parent or any of its Subsidiaries, in each case, in a manner that would reasonably be expected to result in any obligation to conduct any investigation, remediation or other corrective or responsive action by Parent or any of its Subsidiaries and (v) neither Parent nor any of its Subsidiaries is subject to any consent decrees,

Orders, settlements or compliance agreements that impose any current or future obligations on Parent and its Subsidiaries under Environmental Law.
(n)   Insurance.   Parent and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks as Parent believes to be customary for companies of a comparable size in the industries in which it and its Subsidiaries operate. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all material insurance policies carried by or covering Parent and its Subsidiaries with respect to their business, assets and properties are in full force and effect, and, to the Knowledge of Parent, no notice of cancellation has been given with respect to any such policy.
(o)   Real Property.
(i)   Subject, as to enforceability, to bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles, each Contract under which Parent or any Subsidiary thereof is the tenant, lessee, licensee, subtenant or occupant (each, a “Parent Real Property Lease”) with respect to material real property leased, subleased, licensed or otherwise occupied (whether as tenant, lessee, licensee, subtenant or pursuant to other occupancy arrangements) by Parent or any of its Subsidiaries (collectively, including the improvements thereon, the “Parent Leased Real Property”) is valid and binding on Parent or the Subsidiary of Parent party thereto, and, to the Knowledge of Parent, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no uncured default of any material provision of any Parent Real Property Lease by Parent or any of its Subsidiaries or, to the Knowledge of Parent, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would reasonably be expected to constitute a default thereunder by Parent or any of its Subsidiaries or, to the Knowledge of Parent, by any other party thereto, in each case except for such defaults and events that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(ii)   Parent or one of its Subsidiaries has good and valid title to all material real property currently owned by Parent or any of its Subsidiaries (collectively, “Parent Owned Real Property”) free and clear of all Liens (other than Permitted Liens), except where absence of good and valid title or any such Lien has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(iii)   Each of Parent and its Subsidiaries has such Rights-of-Way as are sufficient to conduct its business in the manner described, and subject to the limitations, qualifications, reservations and encumbrances contained, in any Applicable Parent SEC Report, except for such Rights-of-Way the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All pipelines and electric transmission assets owned or operated by Parent and its Subsidiaries are subject to Rights-of-Way, there are no encroachments or encumbrances or other Rights-of-Way that affect the use thereof and there are no gaps in the Rights-of-Way that are material for such pipelines or electric transmission assets, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(iv)   Each of Parent and its Subsidiaries have sufficient rights with respect to their Parent Leased Real Property and Parent Owned Real Property and under their Rights-of-Way to conduct its business as currently conducted, except where a failure to have such rights would not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(p)   Intellectual Property, Privacy, and Information Technology.
(i)   Parent and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of the business of Parent and its Subsidiaries, except where the failure to own or have the right to use such Intellectual Property has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent, the operation of the business of Parent and its Subsidiaries does not infringe upon or misappropriate any Intellectual Property of any other Person as of the date of this Agreement, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries have taken commercially reasonable precautions to protect the secrecy and confidentiality of the trade secrets owned by Parent and its Subsidiaries, except where the failure to take reasonable precautions has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(ii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (A) to the Knowledge of Parent, Parent has not suffered any security breach of its IT Systems that has caused any loss of data, disruption or damage to Parent’s operations, (B) Parent has not experienced any security breaches of personal data or IT Systems that required or would require law enforcement or Governmental Entity notification or any remedial action under applicable Law or any Data Privacy Legal Requirement, (C) to the Knowledge of Parent, since January 1, 2024, there has been no unauthorized access to, or other misuse of, personal data or IT Systems and (D) there are no pending or expected complaints, claims, actions, fines, or other penalties facing Parent in connection with any of the foregoing.
(iii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 1, 2024, Parent and its Subsidiaries have been in compliance with Data Privacy Legal Requirements and Parent has implemented and maintained industry standard administrative, technical, physical and organizational security measures, including written policies and procedures designed to protect the integrity, confidentiality and security of personal data processed by Parent or its Subsidiaries.
(iv)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent has security, back-ups, disaster recovery arrangements, and administrative, physical, and technical safeguards in place that are reasonably appropriate for a company in the business in which Parent is engaged and Parent has implemented security patches or upgrades that are reasonably available for the IT Systems where such patches or upgrades are reasonably required to maintain the security of such IT Systems.
(q)   Regulatory Matters.
(i)   All filings (other than immaterial filings) required to be made by Parent or any of its Subsidiaries since January 1, 2024 with the FERC, the DOE, the NRC, the NERC and any other Governmental Entity, as the case may be, have been made, including all forms, notices, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, except for any filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, that has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(ii)   Since January 1, 2024, none of Parent or any of its Subsidiaries has received any written notice or, to the Knowledge of Parent, any other written communication from the FERC, the DOE, the NRC, the NERC or any other Governmental Entity regarding any actual or purported violation of, or failure to comply with, any Law, in each case that would be material to Parent and its Subsidiaries, taken as a whole.
(r)   Voting Requirements.   Other than (x) the affirmative vote of a majority of the votes cast by the holders of outstanding Parent Shares represented in person or by proxy and entitled to vote on such matter in favor of the approval of the Parent Share Issuance at the Parent Shareholder Meeting, or any adjournment or postponement thereof, in accordance with the rules and policies of the NYSE (the “Parent Shareholder Approval”) and (y) the approval of this Agreement and the First Plan of Merger by the sole shareholder of Merger Sub Corp referenced in Section 5.11 and the approval of this Agreement and the Second Plan of Merger by the sole shareholder of the Surviving Corporation, no vote or consent of the holders of any class or series of capital stock of Parent is necessary for Parent and the Merger Subs to approve this Agreement and the Plans of Merger and approve and consummate the Mergers and the other transactions contemplated by this Agreement.
(s)   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person, other than as set forth in Section 3.02(s) of the Parent Disclosure Letter, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subs.
(t)   Opinions of Financial Advisors.   The Parent Board has received separate oral opinions of each of Lazard Freres & Co. LLC and BofA Securities, Inc., which opinions will be subsequently confirmed in writing, to the effect that, as of the applicable date of each such opinion and based upon and subject to the various factors, assumptions, limitations, qualifications and other matters set forth in the written opinions, the Merger Consideration is fair, from a financial point of view, to Parent. Signed, true and complete written copies of such opinions will be made available to the Company, which the Company acknowledges and agrees (i) are being provided to the Company for informational purposes only and (ii) may not be relied upon by the Company.
(u)   Ownership and Operation of Merger Subs.   The authorized capital stock of Merger Sub Corp consists solely of one thousand (1,000) shares of common stock, without par value, all of which are validly issued and outstanding as of the date hereof. All of the issued and outstanding capital stock of Merger Sub Corp is, and at and immediately prior to the Effective Time will be, owned by Parent. All of the issued and outstanding membership interests in LLC Sub are, and at and immediately prior to the Second Effective Time will be, owned by Parent. The Merger Subs have been formed solely for the purpose of engaging in the Mergers and the other transactions contemplated by this Agreement and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than those incident to its formation and its entry into this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement.
(v)   Ownership of Shares.   None of Parent, the Merger Subs or any of their Subsidiaries (it being understood and agreed that, for purposes of this Section 3.02(v), Subsidiaries of Parent and Merger Sub Corp shall not include any benefit plan maintained by Parent or any of its Subsidiaries) is, directly or indirectly, a “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of any (i) Company Shares, (ii) securities that are convertible into or exchangeable or exercisable for Company Shares, or (iii) any rights to acquire or vote any Company Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, the Merger Subs, or any of their respective Subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Company Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Company Shares, in any case without regard to whether (A) such derivative conveys any voting rights in such securities to such Person, (B) such derivative is required to be, or capable of being, settled through delivery of securities or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative, other than any Company Shares or securities, rights, options, warrants, agreements and derivatives with respect to any Company Shares in an amount equal to, in the aggregate, less than five percent (5%) of the total number of issued and outstanding Company Shares.
(w)   Information Supplied.   None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, at (i) the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective, (ii) the date the Joint Proxy Statement/Prospectus is first published or mailed to the holders of Company Shares and Parent Shares or (iii) the time of each of the Company Shareholders Meeting and the Parent Shareholders Meeting (except, with respect to the foregoing clauses (i) through (iii), to the extent that any such information is amended or superseded by any subsequent SEC Reports of Parent or the Company), will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
(x)   Financial Ability.   Parent has, and at the Closing Parent will have, sufficient immediately available funds and the financial ability to pay all amounts payable to holders of Company Shares pursuant to Section 2.03(g) and any repayment or refinancing of then outstanding Indebtedness of the Company or any of its Subsidiaries, which repayment or refinancing is required as a result of the First Merger, including as set forth in Section 3.02(x) of the Company Disclosure Letter, after taking into account any consents or waivers obtained from any holder of such Indebtedness prior to the Effective Time.
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 4.01   Conduct of Business Pending the First Merger.
(a)   Conduct of Business by the Company.   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, except as otherwise expressly contemplated by this Agreement, set forth in Section 4.01(a) of the Company Disclosure Letter, required by applicable Law, required by a Governmental Entity or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (x) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve substantially intact its current business organizations, maintain adequate and comparable insurance coverage, preserve its relationships with its employees, counterparties, customers, suppliers, and Governmental Entities with jurisdiction over the Company or any of its Subsidiaries and (y) without limiting the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to:
(i)   declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (A) regular quarterly cash dividends payable by the Company in respect of Company Shares not in excess of the amount set forth in Section 4.01(a)(i) of the Company Disclosure Letter, (B) semi-annual cash dividends payable by the Company in respect of the Series C Preferred in accordance with the terms thereof as reflected in the Company Articles of Incorporation as of the date of this Agreement, (C) dividends or distributions by a Subsidiary of the Company to the Company or to any wholly-owned Subsidiary of the Company or (D) dividends or distributions as required by and in accordance with the organizational documents of a Subsidiary of the Company, or as permitted thereby and as has been done routinely in the ordinary course of business;
(ii)   split, combine or reclassify any of its capital stock, equity securities, or other equity or ownership interests, or securities convertible into or exchangeable or exercisable for any such shares of capital stock, securities, equity or interests, or issue or authorize the issuance of any other equity securities in respect of, in lieu of or in substitution for shares of its capital stock, equity securities, or other equity or ownership interests, other than (A) as set forth in the last mutually agreed financing plan of the Company provided to Parent prior to the date hereof (the “Company Financing Plan”) provided, however, that any such action shall be subject to the terms set forth on Section 4.01(a)(ii) of the Company Disclosure Letter, or (B) transactions solely between or among the Company and its wholly-owned Subsidiaries or between or among the Company’s wholly-owned Subsidiaries;
(iii)   purchase, redeem or otherwise acquire any of its or its Subsidiaries’ shares of capital stock, equity securities, or other equity or ownership interests, or securities convertible into or exchangeable or exercisable for any such shares of capital stock, securities, equity or interests, or any rights, warrants or options to acquire any such shares of capital stock, securities, equity or interests, other than (A) the withholding of Company Shares to satisfy Tax obligations or the exercise price with respect to awards granted pursuant to the Company Equity Award Plans or settlement of awards granted pursuant to the Company Equity Award Plans, (B) the acquisition by the Company of awards granted pursuant to the Company Equity Award Plans in connection with the forfeiture or settlement of such awards or rights, in each case, that are outstanding as of the date hereof and in accordance with their terms as of the date hereof or granted after the date hereof in accordance with this Agreement, (C) the redemption of the Series C Preferred pursuant to Section 5.21(a) or (D) the purchase, redemption or other acquisition of shares of capital stock or equity securities of a wholly-owned Subsidiary of the Company by the Company or another wholly-owned Subsidiary of the Company;
(iv)   issue, deliver, sell, pledge, dispose of, encumber or subject to any Lien, any shares of its capital stock or other equity securities, or other equity or ownership interests (other than the issuance of shares of capital stock or other equity securities by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company), or any securities convertible into, exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares of capital stock, securities, equity or interests or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than (A) upon the exercise, vesting or settlement of awards granted pursuant to the Company Equity Award Plans that are outstanding as of the date hereof or granted after the date hereof in accordance with this Agreement, in each case, exercised, vested or settled in accordance with their terms, (B) pursuant to Company’s dividend reinvestment and direct stock purchase plan or as set forth in the Company Financing Plan, provided, however, that any such action shall be subject to the terms set forth on Section 4.01(a)(iv) of the Company Disclosure Letter, (C) by a Subsidiary of the Company to the extent required by and in accordance with the organizational documents of such Subsidiary of the Company, (D) upon any physical settlement of an issuer forward transaction pursuant to a confirmation entered into in connection with the Company’s at-the-market common stock program and outstanding as of the date hereof, (E) sales of publicly traded securities held by the Company or Subsidiaries of the Company in the ordinary course of business consistent with past practice or (F) as set forth on Section 4.01(a)(iv) of the Company Disclosure Letter;
(v)   amend (A) any of the Company Organizational Documents or (B) the comparable organizational documents of any Subsidiary of the Company, other than, in the case of this clause (B), amendments that are immaterial and in the ordinary course of business or would not reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Mergers or any of the other transactions contemplated by this Agreement;
(vi)   acquire (whether by merger, consolidation, purchase of property or assets (including equity interests) or otherwise) any corporation, partnership or other business organization or division thereof or any material assets of or interests in any Person, with an aggregate value in excess of One Billion Dollars ($1,000,000,000.00), other than (A) transactions solely between or among the Company and its Subsidiaries or between or among the Company’s Subsidiaries, subject to the restrictions set forth on Section 4.01(a)(vi)(A) of the Company Disclosure Letter, (B) as set forth on Section 4.01(a)(vi)(B) of the Company Disclosure Letter or (C) the procurement of inventory, equipment, materials and supplies in the ordinary course of business;
(vii)   sell, license, lease, transfer, assign, divest, cancel, encumber, abandon or otherwise dispose of any of its properties, rights or assets which (A) are material to the Company and its Subsidiaries, taken as a whole, or (B) have a value in excess of One Billion Dollars ($1,000,000,000.00) in the aggregate, other than (1) sales, transfers, assignments and dispositions of obsolete, non-operating or worthless assets or properties, (2) sales, leases, transfers, assignments or other dispositions made in connection with any transactions solely between or among the Company and its Subsidiaries or between or among the Company’s Subsidiaries, (3) sales, leases, transfers, assignments or other dispositions (x) of natural gas capacity or commodities or fuel, electricity, capacity, environmental attributes (including renewable energy certificates, emissions allowances, carbon credits, and similar environmental commodities), production tax credits and investment tax credits, whether transferred, sold, or otherwise monetized, ancillary services or transmission rights in the ordinary course of business, (y) in connection with any demand response or tolling arrangements or agreements, power purchase agreements or interconnection agreements in the ordinary course of business or (z) pursuant to any hedging, swap or other derivative arrangements relating to any of the foregoing products or services in the ordinary course of business, (4) as set forth on Section 4.01(a)(vii) of the Company Disclosure Letter or (5) sales of inventory, equipment, materials and supplies in the ordinary course of business;
(viii)   incur, redeem, prepay, defease, cancel, or, in any material respect, modify any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee, assume or endorse or otherwise as an accommodation become responsible for any such indebtedness or any debt securities or other financial obligations of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (other than any Subsidiary of the Company) (collectively, “Indebtedness” and which for the avoidance of doubt shall not include any hedging, swap or other derivative arrangements relating to any of the foregoing), other than (A) borrowings and repayments under revolving and/or letter of credit facilities of the Company or any of its Subsidiaries existing as of the date of this Agreement (or replacements or extensions thereof in the same aggregate principal amount or less on comparable terms not materially more restrictive on the Company or any such Subsidiary, taken as a whole, compared to the terms of such existing revolving and/or letter of credit facility being replaced), in each case, in the ordinary course of business and consistent with past practice or commercial paper programs in the ordinary course of business, (B) other than as set forth in the foregoing clause (A) incurring any Indebtedness in replacement of Indebtedness existing as of the date of this Agreement or otherwise in the ordinary course of business not in excess of Five Hundred Million Dollars ($500,000,000.00) in the aggregate in any fiscal year, (C) redeeming, repurchasing, prepaying, defeasing, cancelling or modifying any Indebtedness in the ordinary course of business not to exceed Five Hundred Million Dollars ($500,000,000.00) in the aggregate in any fiscal year or redeeming any Indebtedness pursuant to a par call provision included in the applicable instrument or agreement governing such Indebtedness as of the date of this Agreement, (D) incurring, redeeming, prepaying, defeasing, cancelling or modifying any Indebtedness among the Company and/or any of its Subsidiaries, (E) providing guarantees and other credit support by the Company or any of its Subsidiaries with respect to the obligations of any of the Company or any of its Subsidiaries, (F) as set forth in the Company Financing Plan or (G) the issuance of any DERI Notes in the ordinary course of business and the redemption of the DERI Notes and/or discharge of the related indenture pursuant to Section 5.21(b); provided, however, that all such Indebtedness shall be subject to the terms set forth on Section 4.01(a)(viii) of the Company Disclosure Letter;
(ix)   settle any claim, investigation or Proceeding (other than any Proceeding relating to Taxes, which are subject to Section 4.01(a)(xii)) with a Governmental Entity or third party, in each case, threatened, made or pending against the Company or any of its Subsidiaries, which, in the case of any settlement, (A) contains non-monetary terms which would (1) result in an admission of criminal liability by the Company or any of its Subsidiaries or (2) materially restrict the operations of the business of (including as a result of any injunctive or equitable relief on) the Company and its Subsidiaries taken as a whole or (B) requires payment in excess of Twenty Million Dollars ($20,000,000.00) for any individual regulatory Proceeding, Fifty Million Dollars ($50,000,000.00) for any individual non-regulatory Proceeding, or One Hundred Million Dollars ($100,000,000.00) in the aggregate (excluding any amounts that are covered by any insurance policies of the Company or its Subsidiaries, as applicable), other than the settlement of any claims, investigations or

Proceedings (other than Company Material Litigation Proceedings or Company Material Regulatory Proceedings) (x) made in the ordinary course of business, for an amount (excluding any amounts that are covered by any insurance policies of the Company or its Subsidiaries, as applicable) not in excess of the amount reflected or reserved therefor in the most recent financial statements (or the notes thereto) of the Company included in the Company’s SEC Reports or (y) in connection with the Mergers or the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries shall initiate or settle any Company Material Litigation Proceeding or any Company Material Regulatory Proceeding without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), provided that (1) the Company or any of its Subsidiaries may initiate any Company Material Regulatory Proceeding required by Law or reasonably deemed necessary by the Company based on Good Utility Practice so long as the Company incorporates Parent’s good faith, timely and reasonable comments; and (2) the Company or any Subsidiary may initiate any Company Material Litigation Proceeding on an emergency basis, so long as the Company provides an advance copy of such filing to Parent, after which Parent shall have 12 hours to provide its response to such request and, if it fails to respond within such period, it will be deemed to have consented in writing to such emergency initiation;
(x)   except as required pursuant to the terms of any Company Benefit Plan or other written agreement, in each case, in effect on the date hereof, (A) grant to any director, officer or employee any increase in compensation or pay, or award any bonuses or incentive compensation, (B) grant to any current or former director, officer or employee any increase in severance, retention or termination pay, (C) grant or amend any equity awards, (D) enter into any new, or modify any existing, employment or consulting agreement with any current or former director or officer pursuant to which the annual base compensation of such individual under such agreement exceeds Two Hundred Twenty-Five Thousand Dollars ($225,000.00) or the term of which exceeds twelve (12) months, other than entry into an Employment Continuity Agreement in connection with the promotion of a new officer in the ordinary course of business consistent with past practice, or (E) establish, adopt, enter into or amend in any material respect any material collective bargaining agreement or material Company Benefit Plan; provided, however, that, the foregoing shall not restrict the Company or any of its Subsidiaries from taking any such actions in the ordinary course of business consistent with past practice including in connection with annual salary reviews, annual equity awards or with respect to newly hired officers or employees or in the context of promotions, backfills or rotations;
(xi)   other than as required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (B) by a Governmental Entity or Law (including pursuant to any applicable SEC rule or policy), make any change in accounting methods, principles or practices where such changes would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;
(xii)   (A) make any material Tax election inconsistent with past practice, (B) change or rescind any material Tax election, (C) adopt or change any Tax accounting period or material method of Tax accounting, (D) settle or compromise any Tax liability with respect to a material amount of Taxes or consent to any material claim or assessment or obtain any material ruling relating Taxes, (E) file any amended material Tax Return or (F) enter into any material closing agreement relating to Taxes; provided, however, that none of the foregoing shall restrict the Company or any of its Subsidiaries from (1) making any election to claim, transfer or sell any investment Tax credits or production Tax credits, (2) making any election or determination with respect to any research or experimental expenditures pursuant to Section 174 of the Code and the Treasury Regulations thereunder (or analogous provision of state or local Law), (3) filing any Tax Return to carryback any Tax credits to any Tax period (or portion thereof) ending on or before the Closing Date or (4) making, changing or rescinding any election or method of Tax accounting relating to any alternative minimum tax under Section 55 of the Code (or analogous provision of state or local Law);
(xiii)   other than in the ordinary course of business consistent with past practice, materially amend, modify or terminate, or enter into, any Contract which if entered into prior to the date of this Agreement would have been deemed, a Company Material Contract; provided, that any Company Material Contract pertaining or relating to any action addressed in or otherwise permitted by any other subsection of this Section 4.01(a) or as set forth in Section 4.01(a)(xiii) of the Company Disclosure Letter shall be excluded from this prohibition;
(xiv)   adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than (A) the Mergers, (B) plans of complete or partial liquidation or dissolution of wholly-owned Subsidiaries of the Company or (C) any other mergers, consolidations, restructurings, recapitalizations or other reorganizations solely between or among the Company’s wholly-owned Subsidiaries; or

(xv)   authorize any of, or commit or agree to take any of, the foregoing actions prohibited pursuant to clauses (i) through (xiv) of this Section 4.01(a).
(b)   Conduct of Business by Parent.   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, except as otherwise expressly contemplated by this Agreement, set forth in Section 4.01(b) of the Parent Disclosure Letter, required by applicable Law, required by a Governmental Entity or with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), (x) Parent shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve substantially intact its current business organizations, maintain adequate and comparable insurance coverage, preserve its relationships with its employees, counterparties, customers, suppliers, and Governmental Entities with jurisdiction over Parent or any of its Subsidiaries and (y) without limiting the foregoing, Parent shall not, and shall not permit any of its Subsidiaries to:
(i)   declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (A) regular quarterly cash dividends payable by Parent in respect of Parent Shares, (B) dividends or distributions by a Subsidiary of Parent to Parent or to any wholly-owned Subsidiary of Parent or (C) dividends or distributions by a Subsidiary of Parent as required by and in accordance with the organizational documents of such Subsidiary of Parent, or as permitted thereby and as has been done routinely in the ordinary course of business;
(ii)   split, combine or reclassify any of its capital stock, equity securities, or other equity or ownership interests, or securities convertible into or exchangeable or exercisable for any such shares of capital stock, securities, equity or interests, or issue or authorize the issuance of any other equity securities in respect of, in lieu of or in substitution for shares of its capital stock, equity securities, or other equity or ownership interests, other than (A) as set forth in the last mutually agreed financing plan of Parent provided to the Company prior to the date hereof (the “Parent Financing Plan”) or (B) in transactions solely between or among Parent and its wholly-owned Subsidiaries;
(iii)   purchase, redeem or otherwise acquire any of its or its Subsidiaries’ shares of capital stock, equity securities, or other equity or ownership interests, or securities convertible into or exchangeable or exercisable for any such shares of capital stock, securities, equity or interests, or any rights, warrants or options to acquire any such shares of capital stock, securities, equity or interests, other than (A) the withholding of Parent Shares or any of Parent’s Subsidiaries’ capital stock to satisfy Tax obligations or the exercise price with respect to awards granted pursuant to any of Parent’s equity award plans, (B) purchasing, redeeming or acquiring any of Parent’s equity awards pursuant to any of Parent’s equity award plans, (C) as set forth in the Parent Financing Plan or (D) the purchase, redemption or other acquisition of shares of capital stock or equity securities of a wholly-owned Subsidiary of Parent by Parent or another wholly-owned Subsidiary of Parent;
(iv)   issue, deliver, sell, pledge, dispose of, encumber or subject to any Lien, any shares of its capital stock or other equity securities, or other equity or ownership interests (other than the issuance of shares of capital stock or other equity securities by a wholly-owned Subsidiary of Parent to Parent or another wholly-owned Subsidiary of Parent), or any securities convertible into, exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares of capital stock, securities, equity or interests or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than (A) upon the exercise, vesting or settlement of awards granted pursuant to any Parent equity award plans, (B) pursuant to Parent’s dividend reinvestment and direct stock purchase plan, (C) as set forth in the Parent Financing Plan, (D) by a Subsidiary of Parent to the extent required by the organizational documents of such Subsidiary of Parent, (E) sales of publicly traded securities held by Parent or Subsidiaries of Parent in the ordinary course of business consistent with past practice or (F) as set forth on Section 4.01(b)(iv) of the Parent Disclosure Letter;
(v)   amend (A) any of the Parent Organizational Documents or (B) the comparable organizational documents of any Subsidiary of Parent, other than, in the case of this clause (B), amendments that are immaterial and in the ordinary course of business or would not reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by Parent of the Mergers or any of the other transactions contemplated by this Agreement;
(vi)   acquire (whether by merger, consolidation, purchase of property or assets (including equity interests) or otherwise) any corporation, partnership or other business organization or division thereof or any material assets of or interests in any Person, with an aggregate value in excess of Four Billion Dollars ($4,000,000,000.00), other than (A) transactions solely between or among Parent and its Subsidiaries or between or among Parent’s Subsidiaries, (B) as set forth on the Parent Financing Plan or (C) the procurement of inventory, equipment, materials and supplies in the ordinary course of business;
(vii)   settle any claim, investigation or Proceeding (other than any Proceeding relating to Taxes, which are subject to Section 4.02(b)(x)) with a Governmental Entity or third party, in each case, threatened, made or pending against Parent or any of its Subsidiaries, which, in the case of any settlement, (A) contains non-monetary terms which would (1) result in an admission of criminal liability by Parent or any of its Subsidiaries or (2) materially restrict the operations of the business of (including as a result of any injunctive or equitable relief on) Parent and its Subsidiaries taken as a whole or (B) requires payment in excess of Eighty Million Dollars ($80,000,000.00) for any individual regulatory Proceeding, Two Hundred Million Dollars ($200,000,000.00) for any individual non-regulatory Proceeding, or Four Hundred Million Dollars ($400,000,000.00) in the aggregate (excluding any amounts that are covered by any insurance policies of Parent or its Subsidiaries, as applicable), other than the settlement of any claims, investigations or Proceedings (other than Parent Material Litigation Proceedings or Parent Material Regulatory Proceedings) (x) made in the ordinary course of business, for an amount (excluding any amounts that are covered by any insurance policies of Parent or its Subsidiaries, as applicable) not in excess of the amount reflected or reserved therefor in the most recent financial statements (or the notes thereto) of Parent included in Parent’s SEC Reports or (y) in connection with the Mergers or the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Subsidiaries shall settle any Parent Material Litigation Proceeding or any Parent Material Regulatory Proceeding without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed);
(viii)   other than in the ordinary course of business consistent with past practice, materially amend, modify or terminate, or enter into, any Contract which if entered into prior to the date of this Agreement would have been deemed, a Parent Material Contract, and excluding any Parent Material Contract pertaining or relating to any action addressed in or otherwise permitted by any other subsection of this Section 4.01(b), as contemplated by the Parent Financing Plan or otherwise as set forth on Section 4.01(b)(viii) of the Parent Disclosure Letter;
(ix)   other than as required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (B) by a Governmental Entity or Law (including pursuant to any applicable SEC rule or policy), make any change in accounting methods, principles or practices where such changes would reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole;
(x)   (A) make any material Tax election inconsistent with past practice, (B) change or rescind any material Tax election, (C) adopt or change any Tax accounting period or material method of Tax accounting, (D) settle or compromise any Tax liability with respect to a material amount of Taxes or consent to any material claim or assessment or obtain any material ruling relating Taxes, (E) file any amended material Tax Return or (F) enter into any material closing agreement relating to Taxes; provided, however, that none of the foregoing shall restrict Parent or any of its Subsidiaries from (1) making any election to claim, transfer or sell any investment Tax credits or production Tax credits, (2) making any election or determination with respect to any research or experimental expenditures pursuant to Section 174 of the Code and the Treasury Regulations thereunder (or analogous provision of state or local Law), (3) filing any Tax Return to carryback any Tax credits to any Tax period (or portion thereof) ending on or before the Closing Date or (4) making, changing or rescinding any election or method of Tax accounting relating to any alternative minimum tax under Section 55 of the Code (or analogous provision of state or local Law);
(xi)   adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than (A) the Mergers, (B) plans of complete or partial liquidation or dissolution of wholly-owned Subsidiaries of Parent or (C) any other mergers, consolidations, restructurings, recapitalizations or other reorganizations solely between or among Parent’s wholly-owned Subsidiaries; or
(xii)   authorize any of, or commit or agree to take any of, the foregoing actions prohibited pursuant to clauses (i) through (xi) of this Section 4.01(b).
(c)   Notwithstanding anything to the contrary herein, the Company or Parent may, and may cause its Subsidiaries to, take reasonable good faith actions in compliance with applicable Law to respond to operational emergencies, equipment failures or outages or that the Company or Parent (as applicable) reasonably determines are then necessary and prudent based on Good Utility Practice to maintain the safety and integrity of any asset or property in response to any unanticipated or unforeseen and subsequently discovered events, occurrences or developments.

SECTION 4.02   Company Acquisition Proposals.
(a)   The Company agrees that, except as permitted by this Section 4.02, neither it nor any of its Subsidiaries, or any of their respective directors or officers, shall, and it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors or representatives (such employees, investment bankers, attorneys, accountants and other advisors or representatives of a Person, collectively, “Representatives”) not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate any Company Acquisition Proposal or the making of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, (iii) furnish or provide or afford access to any information or data to any Person in connection with any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal or (iv) otherwise authorize, commit to or resolve to do any of the foregoing or knowingly facilitate any effort or attempt with respect to the foregoing.
(b)   The Company agrees that it and its Subsidiaries and their respective directors, officers, and employees, shall, and it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, immediately (i) cease and cause to be terminated any solicitation, discussions, negotiations or knowing facilitation or encouragement with any Person that may be ongoing with respect to any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, (ii) terminate any such Person’s access to any physical or electronic data rooms and (iii) request that any such Person and its Representatives promptly return or destroy all confidential information concerning the Company and its Subsidiaries theretofore furnished thereto by or on behalf of the Company or any of its Subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze such information, in each case, to the extent required by, and in accordance with, the terms of the applicable confidentiality agreement between the Company and such Person.
(c)   The Company shall promptly (but in any event within forty-eight (48) hours) notify Parent in writing of the receipt of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Acquisition Proposal, indicating (i) the identity of the Person making such Company Acquisition Proposal and (ii) the terms and conditions of such Company Acquisition Proposal and providing Parent with the most current version (if any) of such inquiry, indication of interest, proposal or offer and all related documentation exchanged in connection therewith. With respect to any Company Acquisition Proposal described in the immediately preceding sentence, the Company shall keep Parent reasonably informed, on a prompt basis (but in any event within forty-eight (48) hours of any such event), of (x) any changes or modifications to the terms of any such Company Acquisition Proposal and (y) any communications from such Person to the Company or from the Company to such Person with respect to any changes or modifications to the terms of any such Company Acquisition Proposal. The Company shall not terminate, amend, modify, waive or fail to enforce any provision of any standstill or similar obligation with respect to any class of equity securities of the Company or any of its Subsidiaries unless failure to take such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law.
(d)   Notwithstanding anything to the contrary contained in Section 4.02(a) or Section 4.02(b), prior to the Company Requisite Vote, in response to a bona fide written Company Acquisition Proposal that did not result from a breach of this Section 4.02, if the Company Board determines in good faith (x) after consultation with the Company’s financial advisors and outside legal counsel, that such Company Acquisition Proposal is, or could reasonably be expected to lead to, a Company Superior Proposal and (y) after consultation with the Company’s outside legal counsel, that the failure to take any of the following actions would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law, the Company may (i) furnish or provide information (including non-public information or data) regarding, and afford access to, the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries, to the Person making such Company Acquisition Proposal and its Representatives; provided, however, that the Company shall as promptly as is reasonably practicable make available to Parent any non-public information concerning the Company or its Subsidiaries that is provided to any Person pursuant to this clause (i) to the extent such information was not previously made available to Parent and (ii) engage in discussions and negotiations with such Person and its Representatives with respect to such Company Acquisition Proposal; provided, further, that, prior to taking any of the actions set forth in the foregoing clauses (i) or (ii), the Person making such Company Acquisition Proposal has entered into an Acceptable Company Confidentiality Agreement (it being understood that the negotiation of such Acceptable Company Confidentiality Agreement shall not be deemed to be a breach of Section 4.02(a) or Section 4.02(b)).

(e)   Except as set forth in Section 4.02(f) and Section 4.02(g), the Company shall not, and the Company Board (and each committee thereof) shall not (i) (A) withdraw, change, qualify, withhold or modify, or propose to do any of the foregoing, in a manner adverse to Parent or the Merger Subs, the Company Board Recommendation, (B) adopt, approve or recommend, or propose to adopt, approve or recommend, any Company Acquisition Proposal, (C) fail to include the Company Board Recommendation in the Joint Proxy Statement/Prospectus, (D) fail to recommend against any Company Acquisition Proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after Parent so requests in writing, (E) if a Company Acquisition Proposal or any modification thereof is made public or sent to the holders of Company Shares, fail to issue a press release that reaffirms the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing or (F) agree or resolve to take any action set forth in the foregoing clauses (A) through (E) (any action set forth in this clause (i), a “Company Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, definitive agreement, or other similar commitment that provides for or would reasonably be expected to lead to a Company Acquisition Proposal (other than an Acceptable Company Confidentiality Agreement) (a “Company Alternative Acquisition Agreement”).
(f)   Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company Board may make a Company Adverse Recommendation Change (and, solely with respect to a Company Superior Proposal, terminate this Agreement pursuant to Section 7.01(c)(i)) if (i) the Company has received a Company Acquisition Proposal other than as a result of a breach of this Section 4.02 and the Company Board (or a duly authorized committee thereof) determines in good faith, (x) after consultation with the Company’s financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal and (y) after consultation with the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change in response to the receipt of such Company Superior Proposal would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law and (ii) (A) the Company provides Parent prior written notice of its intent to make any Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(c)(i) at least four (4) Business Days prior to taking such action to the effect that, absent any modification to the terms and conditions of this Agreement that would cause the Company Superior Proposal to no longer be a Company Superior Proposal, the Company Board has resolved to effect a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.01(c)(i), which notice shall specify the basis for such Company Adverse Recommendation Change or termination, shall provide the terms and conditions of such Company Superior Proposal and shall attach the most current draft of any Company Alternative Acquisition Agreement, and any other documents with respect to the Company Superior Proposal that (x) include any terms and conditions of the Company Superior Proposal and (y) were not produced by the Company, any of its Subsidiaries or any of its or their Representatives solely for internal purposes, if applicable (a “Company Notice of Recommendation Change”) (it being understood that such Company Notice of Recommendation Change shall not in itself be deemed a Company Adverse Recommendation Change and that any change in price or revision or amendment to the terms of a Company Superior Proposal, if applicable, shall require a new notice to which the provisions of clauses (A), (B) and (C) of this Section 4.02(f) shall apply mutatis mutandis except that, in the case of such a new notice, all references to four (4) Business Days in this Section 4.02(f) shall be deemed to be two (2) Business Days), (B) during such four (4) Business Day period, if requested by Parent, the Company shall make its Representatives reasonably available to negotiate in good faith with Parent and its Representatives regarding any modifications to the terms and conditions of this Agreement that Parent proposes to make and (C) at the end of such four (4) Business Day period and taking into account any modifications to the terms of this Agreement proposed by Parent to the Company in a written, binding and irrevocable offer, the Company Board determines in good faith (x) after consultation with the Company’s financial advisors and outside legal counsel, that such Company Superior Proposal still constitutes a Company Superior Proposal and (y) after consultation with the Company’s outside legal counsel, that the failure to make such a Company Adverse Recommendation Change would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law.
(g)   Notwithstanding anything to the contrary in this Agreement, other than in connection with a Company Acquisition Proposal (which shall be governed by Section 4.02(f)), at any time prior to obtaining the Company Requisite Vote, the Company Board may make a Company Adverse Recommendation Change if (i) a Company Intervening Event occurs and in response thereto the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change in response to the Company Intervening Event would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law and (ii) (A) the Company provides Parent prior written notice of its intent to make any Company Adverse Recommendation Change at least four (4) Business Days prior to taking such action to the effect that the Company Board has resolved to effect a Company Adverse Recommendation Change, which notice shall specify the basis for such Company Adverse Recommendation Change and include a reasonably detailed description of the Company Intervening Event (it being understood that such notice of intent to make a Company Adverse Recommendation Change shall not in itself be deemed a Company Adverse Recommendation Change), (B) during such four (4) Business Day period, if requested by Parent, the Company shall make its Representatives reasonably available to negotiate in good faith with Parent and its Representatives regarding any modifications to the terms and conditions of this Agreement that Parent proposes to make and (C) at the end of such four (4) Business Day period and taking into account any modifications to the terms of this Agreement proposed by Parent to the Company in a written, binding and irrevocable offer, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make such a Company Adverse Recommendation Change would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law. Each time there is a material change to the facts or circumstances relating to the Company Intervening Event prior to obtaining the Company Requisite Vote, the Company will be required to deliver to Parent prompt written notice of such material change (which notice shall include a reasonably detailed description of such material change) and the Company will provide Parent with an additional two (2) Business Day period prior to making a Company Adverse Recommendation Change, such period shall begin upon the date of Parent’s receipt of the notice of such material change.
(h)   Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company or any of its Subsidiaries from (i) complying with its disclosure obligations under U.S. federal or state Law, including making any “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the shareholders of the Company) or (ii) making any other disclosure to its shareholders if the Company Board determines in good faith after consultation with the Company’s outside legal counsel that the failure to make such disclosure would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law (it being understood that such action shall constitute a Company Adverse Recommendation Change if it otherwise satisfies the definition thereof).
SECTION 4.03   Parent Acquisition Proposals.
(a)   Parent agrees that, except as permitted by this Section 4.03, neither it nor any of its Subsidiaries, or any of their respective directors or officers, shall, and it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate any Parent Acquisition Proposal or the making of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Parent Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Parent Acquisition Proposal, (iii) furnish or provide or afford access to any information or data to any Person in connection with any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Parent Acquisition Proposal, or (iv) otherwise authorize, commit to or resolve to do any of the foregoing or knowingly facilitate any effort or attempt with respect to the foregoing.
(b)   Parent agrees that it and its Subsidiaries and their respective directors, officers, and employees, shall, and it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, immediately (i) cease and cause to be terminated any solicitation, discussions, negotiations or knowing facilitation or encouragement with any Person that may be ongoing with respect to any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Parent Acquisition Proposal, (ii) terminate any such Person’s access to any physical or electronic data rooms and (iii) request that any such Person and its Representatives promptly return or destroy all confidential information concerning Parent and its Subsidiaries theretofore furnished thereto by or on behalf of Parent or any of its Subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze such information, in each case, to the extent required by, and in accordance with, the terms of the applicable confidentiality agreement between Parent and such Person.
(c)   Parent shall promptly (but in any event within forty-eight (48) hours) notify the Company in writing of the receipt of any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Parent Acquisition Proposal, indicating (i) the identity of the Person making such Parent Acquisition Proposal and (ii) the terms and conditions of such Parent Acquisition Proposal and providing the Company with the most current version (if any) of such inquiry, indication of interest, proposal or offer and all related documentation exchanged in connection therewith. With respect to any Parent Acquisition Proposal described in the immediately preceding sentence, Parent shall keep the Company reasonably informed, on a prompt basis (but in any event within forty-eight (48) hours of any such event), of (x) any changes or modifications to the terms of any such Parent Acquisition Proposal and (y) any communications from such Person to Parent or from Parent to such Person with respect to any changes or modifications to the terms of any such Parent Acquisition Proposal. Parent shall not terminate, amend, modify, waive or fail to enforce any provision of any standstill or similar obligation with respect to any class of equity securities of Parent or any of its Subsidiaries unless failure to take such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law.
(d)   Notwithstanding anything to the contrary contained in Section 4.03(a) or Section 4.03(b), prior to the Parent Shareholder Approval, in response to a bona fide written Parent Acquisition Proposal that did not result from a breach of this Section 4.03, if the Parent Board determines in good faith (x) after consultation with Parent’s financial advisors and outside legal counsel, that such Parent Acquisition Proposal is, or could reasonably be expected to lead to, a Parent Superior Proposal and (y) after consultation with Parent’s outside legal counsel, that the failure to take any of the following actions would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law, Parent may, (i) furnish or provide information (including non-public information or data) regarding, and afford access to, the business, properties, assets, books, records and personnel of, Parent and its Subsidiaries, to the Person making such Parent Acquisition Proposal and its Representatives; provided, however, that Parent shall as promptly as is reasonably practicable make available to the Company any non-public information concerning Parent or its Subsidiaries that is provided to any Person pursuant to this clause (i) to the extent such information was not previously made available to the Company and (ii) engage in discussions and negotiations with such Person and its Representatives with respect to such Parent Acquisition Proposal; provided, further, that, prior to taking any of the actions set forth in the foregoing clauses (i) or (ii), the Person making such Parent Acquisition Proposal has entered into an Acceptable Parent Confidentiality Agreement (it being understood that the negotiation of such Acceptable Parent Confidentiality Agreement shall not be deemed to be a breach of Section 4.03(a) or Section 4.03(b)).
(e)   Except as set forth in Section 4.03(f) and Section 4.03(g), Parent shall not, and the Parent Board (and each committee thereof) shall not (i) (A) withdraw, change, qualify, withhold or modify, or propose to do any of the foregoing, in a manner adverse to the Company, the Parent Board Recommendation, (B) adopt, approve or recommend, or propose to adopt, approve or recommend, any Parent Acquisition Proposal, (C) fail to include the Parent Board Recommendation in the Joint Proxy Statement/Prospectus, (D) fail to recommend against any Parent Acquisition Proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the Company so requests in writing, (E) if a Parent Acquisition Proposal or any modification thereof is made public or sent to the holders of Parent Shares, fail to issue a press release that reaffirms the Parent Board Recommendation within ten (10) Business Days after the Company so requests in writing or (F) agree or resolve to take any action set forth in the foregoing clauses (A) through (E) (any action set forth in this clause (i), a “Parent Adverse Recommendation Change”) or (ii) authorize, cause or permit Parent or any of its Affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, definitive agreement, or other similar commitment that provides for or would reasonably be expected to lead to a Parent Acquisition Proposal (other than an Acceptable Parent Confidentiality Agreement) (a “Parent Alternative Acquisition Agreement”).
(f)   Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Parent Shareholder Approval, the Parent Board may make a Parent Adverse Recommendation Change (and, solely with respect to a Parent Superior Proposal, terminate this Agreement pursuant to Section 7.01(d)(iii)) if (i) Parent has received a Parent Acquisition Proposal other than as a result of a breach of this Section 4.03 and the Parent Board (or a duly authorized committee thereof) determines in good faith, (x) after consultation with Parent’s financial advisors and outside legal counsel, that such Parent Acquisition Proposal constitutes a Parent Superior Proposal and (y) after consultation with Parent’s outside legal counsel that the failure to make a Parent Adverse Recommendation Change in response to the receipt of such Parent Superior Proposal would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law and (ii) (A) Parent provides the Company prior written notice of its intent to make any Parent Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(d)(iii) at least four (4) Business Days prior to taking such action to the effect that, absent any modification to the terms and conditions of this Agreement that would cause the Parent Superior Proposal to no longer be a Parent Superior Proposal, the Parent Board has resolved to effect a Parent Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.01(d)(iii), which notice shall specify the basis for such Parent Adverse Recommendation Change or termination, shall provide the terms and conditions of such Parent Superior Proposal and shall attach the most current draft of any Parent Alternative Acquisition

Agreement, and any other documents with respect to the Parent Superior Proposal that (x) include any terms and conditions of the Parent Superior Proposal and (y) were not produced by Parent, any of its Subsidiaries or any of its or their Representatives solely for internal purposes, if applicable (a “Parent Notice of Recommendation Change”) (it being understood that such Parent Notice of Recommendation Change shall not in itself be deemed a Parent Adverse Recommendation Change and that any change in price or revision or amendment to the terms of a Parent Superior Proposal, if applicable, shall require a new notice to which the provisions of clauses (A), (B) and (C) of this Section 4.03(f) shall apply mutatis mutandis except that, in the case of such a new notice, all references to four (4) Business Days in this Section 4.03(f) shall be deemed to be two (2) Business Days), (B) during such four (4) Business Day period, if requested by the Company, Parent shall make its Representatives reasonably available to negotiate in good faith with the Company and its Representatives regarding any modifications to the terms and conditions of this Agreement that the Company proposes to make and (C) at the end of such four (4) Business Day period and taking into account any modifications to the terms of this Agreement proposed by the Company to Parent in a written, binding and irrevocable offer, the Parent Board determines in good faith (x) after consultation with Parent’s financial advisors and outside legal counsel, that such Parent Superior Proposal still constitutes a Parent Superior Proposal and (y) after consultation with Parent’s outside legal counsel, that the failure to make such a Parent Adverse Recommendation Change would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law.
(g)   Notwithstanding anything to the contrary in this Agreement, other than in connection with a Parent Acquisition Proposal (which shall be governed by Section 4.03(f)), at any time prior to obtaining the Parent Shareholder Approval, the Parent Board may make a Parent Adverse Recommendation Change if (i) a Parent Intervening Event occurs and in response thereto the Parent Board (or a duly authorized committee thereof) determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to make a Parent Adverse Recommendation Change in response to the Parent Intervening Event would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law and (ii) (A) Parent provides the Company prior written notice of its intent to make any Parent Adverse Recommendation Change at least four (4) Business Days prior to taking such action to the effect that the Parent Board has resolved to effect a Parent Adverse Recommendation Change, which notice shall specify the basis for such Parent Adverse Recommendation Change and include a reasonably detailed description of the Parent Intervening Event (it being understood that such notice of intent to make a Parent Adverse Recommendation Change shall not in itself be deemed a Parent Adverse Recommendation Change), (B) during such four (4) Business Day period, if requested by the Company, Parent shall make its Representatives reasonably available to negotiate in good faith with the Company and its Representatives regarding any modifications to the terms and conditions of this Agreement that the Company proposes to make and (C) at the end of such four (4) Business Day period and taking into account any modifications to the terms of this Agreement proposed by the Company to Parent in a written, binding and irrevocable offer, the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to make such a Parent Adverse Recommendation Change would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law. Each time there is a material change to the facts or circumstances relating to the Parent Intervening Event prior to obtaining the Parent Shareholder Approval, Parent will be required to deliver to the Company prompt written notice of such material change (which notice shall include a reasonably detailed description of such material change) and Parent will provide the Company with an additional two (2) Business Day period prior to making a Parent Adverse Recommendation Change, such period shall begin upon the date of the Company’s receipt of the notice of such material change.
(h)   Nothing contained in this Section 4.03 or elsewhere in this Agreement shall prohibit Parent or any of its Subsidiaries from (i) complying with its disclosure obligations under U.S. federal or state Law, including making any “stop, look and listen” communication to the shareholders of Parent pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the shareholders of Parent) or (ii) making any other disclosure to its shareholders if the Parent Board determines in good faith after consultation with Parent’s outside legal counsel that the failure to make such disclosure would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law (it being understood that such action shall constitute a Parent Adverse Recommendation Change if it otherwise satisfies the definition thereof).

ARTICLE V
ADDITIONAL AGREEMENTS
SECTION 5.01   Form S-4 and Joint Proxy Statement/Prospectus; Shareholders Meetings.
(a)   As soon as reasonably practicable following the date of this Agreement, but in any event within 30 Business Days thereafter, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC a joint proxy statement/prospectus (together with any amendment or supplement thereto, the “Joint Proxy Statement/Prospectus”) that includes (A) a proxy statement relating to the Company Shareholders Meeting, (B) a proxy statement relating to the Parent Shareholders Meeting and, with respect to Parent, the issuance of Parent Shares in the First Merger and (C) a prospectus relating to the registration of the Parent Shares constituting the aggregate Merger Consideration to be issued by Parent and (ii) Parent shall prepare and cause to be filed with the SEC a registration statement on Form S-4 (the “Form S-4”), which shall include the Joint Proxy Statement/Prospectus. The Company and Parent shall, in consultation with the other, set a record date for the Company Shareholders Meeting or Parent Shareholders Meeting, as applicable, and each of the Company and Parent shall, when reasonably practicable, commence a broker search pursuant to Rule 14a-13 under the Exchange Act in connection therewith. The Company and Parent shall use their respective reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after the Form S-4 is filed, (B) ensure that the Form S-4 and the Joint Proxy Statement/Prospectus comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder and (C) keep the Form S-4 effective for as long as may be reasonably determined by Parent and the Company in connection with the preparation, filing and distribution of the Form S-4 and the Joint Proxy Statement/Prospectus. As promptly as practicable after the date of this Agreement, each of the Company and Parent will furnish or cause to be furnished to the other party the information relating to itself and its Subsidiaries, and cooperate with the other party, as may reasonably be requested, in connection with the preparation, filing and distribution of the Form S-4 and the Joint Proxy Statement/Prospectus. The Form S-4 and Joint Proxy Statement/Prospectus shall include all information reasonably requested by the parties hereto pursuant to the immediately preceding sentence.
(b)   Each party hereto shall promptly notify the other parties of the receipt of any comments of the SEC to the Form S-4 or the Joint Proxy Statement/Prospectus and of any request by the SEC for any amendment or supplement thereto or for additional information in connection therewith. As promptly as practicable after receipt of any such comment or request from the SEC, the party that received such comment or request shall provide the other parties copies of all correspondence between the receiving party and its Representatives, on the one hand, and the SEC, on the other hand, regarding such comments or request. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Form S-4 or the Joint Proxy Statement/Prospectus from the SEC.
(c)   Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall (i) provide the other party an opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall consider such comments in good faith and (ii) promptly provide the other party with a copy of any such document or response.
(d)   Each of the Company and Parent shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Shares to be issued in connection with the consummation of the First Merger and the other transactions contemplated by this Agreement for offering or sale in any jurisdiction. Each of the Company and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Company and Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the First Merger and the issuance of the Parent Shares to be issued in connection with the consummation of the First Merger and the other transactions contemplated by this Agreement.
(e)   If, prior to the Effective Time, any event occurs with respect to any party hereto or any of its Subsidiaries, or any change occurs with respect to other information supplied by such party for inclusion in the Form S-4 or the Joint Proxy Statement/Prospectus, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Joint Proxy Statement/Prospectus, such party shall promptly notify the other parties hereto of such event, and the Company and Parent shall cooperate (i) in the prompt filing with the SEC of any necessary amendment or supplement to the Form S-4 or the Joint Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and (ii) to the extent required by Law, in disseminating the information contained in such amendment or supplement to the holders of Company Shares and the holders of Parent Shares.
(f)   Subject to Section 4.02, the Company will take, in accordance with applicable Law and the Company Organizational Documents, all action necessary to call, give notice of, convene and hold a meeting of holders of Company Shares (the “Company Shareholders Meeting”) as promptly as practicable after the Form S-4 is declared effective under the Securities Act, to consider and vote upon the approval of this Agreement and the First Plan of Merger. Subject to Section 4.02, the Company Board shall recommend such approval and shall take all lawful action to solicit and obtain the Company Requisite Vote. Notwithstanding anything to the contrary in this Agreement, the Company may, but shall not be required to, adjourn or postpone the Company Shareholders Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus (including with respect to a Company Acquisition Proposal) is provided to the holders of Company Shares a reasonable amount of time in advance of a vote on the approval of this Agreement and the First Plan of Merger, (ii) if the Company reasonably believes it is necessary and advisable to do so in order to solicit additional proxies in order to obtain the Company Requisite Vote, (iii) if, as of the time for which the Company Shareholders Meeting is originally scheduled, there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting or (iv) as required by applicable Law, provided, that in the event Parent postpones the Parent Shareholders Meeting pursuant to Section 5.01(i), the Company shall postpone or adjourn the Company Shareholders Meeting once for up to thirty (30) days upon reasonable request of Parent so that the Parent Shareholders Meeting and Company Shareholders Meeting occur on the same calendar day.
(g)   Parent shall use its reasonable best efforts to cause to be delivered to the Company two (2) letters from Parent’s independent accountants, one dated a date within two (2) Business Days before the date on which the Form S-4 shall become effective and one dated a date within two (2) Business Days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.
(h)   The Company shall use its reasonable best efforts to cause to be delivered to Parent two (2) letters from the Company’s independent accountants, one dated a date within two (2) Business Days before the date on which the Form S-4 shall become effective and one dated a date within two (2) Business Days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.
(i)   Subject to Section 4.03, Parent will take, in accordance with applicable Law and the Parent Organizational Documents, all action necessary to call, give notice of, convene and hold a meeting of holders of Parent Shares (the “Parent Shareholders Meeting”) as promptly as practicable after the Form S-4 is declared effective under the Securities Act, for the purpose of obtaining the Parent Shareholder Approval. The Parent Board shall recommend such approval and shall take all lawful action to solicit and obtain the Parent Shareholder Approval. Notwithstanding anything to the contrary in this Agreement, Parent may, but shall not be required to, adjourn or postpone the Parent Shareholders Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the holders of Parent Shares a reasonable amount of time in advance of a vote on the Parent Shareholder Approval, (ii) if Parent reasonably believes it is necessary and advisable to do so in order to solicit additional proxies in order to obtain the Parent Shareholder Approval, (iii) if, as of the time for which the Parent Shareholders Meeting is originally scheduled, there are insufficient Parent Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting or (iv) as required by applicable Law, provided, that in the event Company postpones the Company Shareholders Meeting pursuant to Section 5.01(f), Parent shall postpone or adjourn the Parent Shareholders Meeting once for up to thirty (30) days upon reasonable request of the Company so that the Parent Shareholders Meeting and Company Shareholders Meeting occur on the same calendar day.
(j)   It is the intention of the parties hereto that, and each of the parties hereto shall reasonably cooperate and use their commercially reasonable efforts to cause, the date and time of the Company Shareholders Meeting and the Parent Shareholders Meeting be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).

SECTION 5.02   Filings; Other Actions; Notification.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the Company, Parent and the Merger Subs shall (and shall cause its respective Subsidiaries and controlled Affiliates to) cooperate and use its respective reasonable best efforts to (i) promptly make any required submissions and filings under applicable Law or to Governmental Entities with respect to the Mergers and the other transactions contemplated by this Agreement, (ii) promptly furnish information requested in connection with such submissions and filings to such Governmental Entities or under such applicable Law, (iii) keep the other parties reasonably informed with respect to the status of any such submissions and filings to such Governmental Entities or under such applicable Law, including with respect to: (A) the occurrence or receipt of any Consent under such applicable Law, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under such applicable Law, and (D) the nature and status of any objections raised or proposed or threatened to be raised under such applicable Law with respect to the Mergers or the other transactions contemplated by this Agreement, (iv) obtain all Consents and Permits from any Governmental Entity (including the Regulatory Clearances) or any other Person necessary to consummate the Mergers and the other transactions contemplated by this Agreement by the Termination Date, and (v) take or cause to be taken all other actions, and do or cause to be done all other things, reasonably necessary to consummate and make effective the Mergers and the other transactions contemplated by this Agreement by the Termination Date.
(b)   In furtherance and not in limitation of the foregoing, each of the Company, Parent and the Merger Subs shall and shall cause its respective Subsidiaries and controlled Affiliates to (i) (A) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Mergers and the other transactions contemplated by this Agreement as promptly as reasonably practicable following the date of this Agreement and in any event by the date with respect to such filing set forth on Section 5.02(b) of the Company Disclosure Letter (provided that such filing shall not occur earlier than the date set forth on Section 5.02(b) of the Company Disclosure Letter), (B) make an appropriate response as soon as reasonably practicable to any request for additional information and documentary material that may be made pursuant to and in accordance with the HSR Act and (C) use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.02 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) by the Termination Date and (ii) (A) make or cause to be made the appropriate filings (including notice filings) as soon as reasonably practicable and in any event by the dates with respect to such filings set forth on Section 5.02(b) of the Company Disclosure Letter (provided that any such filings shall not occur earlier than the dates set forth on Section 5.02(b) of the Company Disclosure Letter (unless the parties hereto otherwise agree)) with the FERC, the NRC, the FCC, the SCPSC, the NCUC and the VSCC relating to the Mergers and the other transactions contemplated by this Agreement, (B) supply as soon as reasonably practicable any additional information and documentary material that may be required or requested by the FERC, the NRC, the FCC, the SCPSC, the NCUC and the VSCC, as applicable, in connection with the Regulatory Clearances or the Mergers and the other transactions contemplated by this Agreement and (C) use its reasonable best efforts to take or cause to be taken all other actions consistent with this Section 5.02 as necessary to obtain any necessary Consents and Permits from the FERC, the NRC, the FCC, the SCPSC, the NCUC and the VSCC, as applicable, in connection with the Regulatory Clearances or the Mergers and the other transactions contemplated by this Agreement by the Termination Date. The Company shall use commercially reasonable efforts to cooperate with Parent and provide information reasonably requested by Parent in connection with receipt of a waiver of the FERC’s affiliate pricing and cross-subsidization rules set out in 18 C.F.R. §§ 35.44(b)(1) and (b)(2) and 35.39(e)(1) and (e)(2) and Parent shall use its reasonable best efforts to obtain such waiver by the Termination Date.
(c)   The Company, Parent and each Merger Sub shall, subject to applicable Law relating to the exchange of information: (i) promptly notify the other parties of (and if in writing, furnish the other parties, other than copies of the Notification and Report Forms filed pursuant to the HSR Act, with copies of) any material communication to such Person from any third party (other than a Representative of any of the parties hereto or any of their respective Subsidiaries) or any Governmental Entity regarding the filings and submissions described in this Section 5.02 and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written response to any material communication from any third party (other than a Representative of any of the parties hereto or any of their respective Subsidiaries) or any Governmental Entity regarding such filings and submissions, (ii) keep the other parties reasonably informed of any material developments, meetings or discussions with any third party (other than a Representative of any of the parties hereto or any of their respective Subsidiaries) or any Governmental Entity in respect of any filings, submissions, investigations, or inquiries concerning the Mergers or the other transactions contemplated by this Agreement and (iii) not independently participate in any material meeting or discussion with any Governmental

Entity or any intervenors or other parties, or likely intervenors or other parties, to any Proceedings with respect to the Regulatory Clearances, in respect of any filings, submissions, investigations or inquiries concerning the Mergers or the other transactions contemplated by this Agreement without giving the other party or parties hereto reasonable prior notice of such meeting or discussions to the extent it is reasonably practical to do so and, unless prohibited by such Governmental Entity or otherwise not reasonably practical, the opportunity to attend or participate; provided, however, that (x) the Company, Parent and each Merger Sub shall be permitted to redact any correspondence, filing, submission or communication prior to furnishing it to the other parties to the extent such correspondence, filing, submission or communication contains information relating to the valuation of the Mergers or the other transactions contemplated by this Agreement or information subject of attorney-client privilege or to comply with applicable Laws, and (y) for the avoidance of doubt, the foregoing clause (iii) shall not prohibit the Company, Parent or the Merger Subs from independently participating in meetings and discussions with such Governmental Entities or intervenors or other parties, or likely intervenors or other parties, to any Proceedings with respect to the Regulatory Clearances, that relate to an explanation of the terms of this Agreement, including the conditions set forth in Article VI. The parties hereto shall reasonably cooperate with each other and collaborate in good faith with respect to the Regulatory Clearances or Consents related to the Mergers or the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement (i) with respect to matters set forth on Section 5.02(c) of the Parent Disclosure Letter, Parent shall, subject to compliance with its obligations under this Section 5.02, and upon reasonable consultation and good faith collaboration with the Company, have final decision making authority with respect to (A) regulatory strategy and (B) any proposals to and any settlements with Governmental Entities regarding Remedial Actions (and responses thereto, including defending any related Proceedings) and (ii) with respect to matters not covered by clause (i) of this sentence, Parent and the Company shall, subject to compliance with their respective obligations under this Section 5.02, and upon reasonable consultation and good faith collaboration with one another, have joint decision making authority with respect to state regulatory strategy and any proposals to and any settlements with, state Governmental Entities regarding Remedial Actions (and responses thereto, including defending any related Proceedings), provided, that with respect to this clause (ii) the Company shall lead the process, including taking the lead in all meetings and communications and developing and recommending an appropriate course of action and strategy to Parent.
(d)   Subject to the other terms and conditions of this Section 5.02, Parent and each Merger Sub shall and shall cause their Subsidiaries and Affiliates to agree to take any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all Consents under applicable Laws that may be required in writing by any Governmental Entity (including any Regulatory Clearances), so as to enable the parties to consummate the Mergers and the other transactions contemplated by this Agreement by the Termination Date, including committing to and effecting by consent decree, hold separate orders, trust, settlement or otherwise, (i) selling, licensing, holding separate, limiting Parent’s freedom of action with respect to, or otherwise disposing of assets or businesses of Parent or the Company or any of their respective Subsidiaries, (ii) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or any of their respective Subsidiaries and (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or any of their respective Subsidiaries (such steps to agree, commit or effect, including, if any, the steps set forth in clauses (i)  – (iii), a “Remedial Action”); provided, however, that any Remedial Action shall not be required to be agreed to, committed to or effected unless it is conditioned upon the Closing, unless otherwise agreed by the Company and Parent. At the written request of Parent, the Company shall, and shall cause its Subsidiaries and Affiliates to, agree to a Remedial Action, so long as such Remedial Action is conditioned upon and will not be effective until Closing.
(e)   In the event that any Proceeding is commenced, threatened or is reasonably foreseeable challenging the Mergers or the other transactions contemplated by this Agreement and such Proceeding seeks, or would reasonably be expected to seek, to prevent, prohibit or materially impede, delay, interfere with or hinder the consummation of such transactions, Parent shall use reasonable best efforts to take or cause to be taken all actions to avoid or resolve any such Proceeding before the Termination Date. Each of the Company, Parent and each Merger Sub shall cooperate with each other and use its respective reasonable best efforts to contest, defend and resist any such Proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays, interferes with or restricts consummation of the Mergers and the other transactions contemplated by this Agreement by the Termination Date. Until the date that is ten (10) Business Days prior to the Termination Date, (i) Parent will be permitted (and the Company shall use reasonable best efforts, if requested by Parent in writing) to seek and pursue reconsideration or appeal of any federal executive order or any Order, in each case with respect to the First Merger, from a federal Governmental Entity that imposes a material Remedial Action that was not agreed to by Parent in writing (such federal executive order or Order from a federal Governmental Entity, a “Federal Remedial Order”), and (ii) upon written notice by Parent to the Company that it shall take the actions set forth in clause (i) of this sentence (a “Remedial Order Notice”) and for so long as Parent is promptly and diligently pursuing such reconsideration or appeal and using its reasonable best efforts to reverse any such Federal Remedial Order as soon as reasonably practicable and in any event before the Termination Date and otherwise complying in all material respects with its obligations under this Section 5.02, the condition set forth in Section 6.01(c) (solely for a Federal Remedial Order) shall not be satisfied until the earlier of (i) the date that is ten (10) Business Days prior to the Termination Date or (ii) the date such Federal Remedial Order is reversed, withdrawn, or otherwise agreed to by Parent.
(f)   From the date hereof until the earlier of the Effective Time and the date this Agreement is terminated pursuant to Article VII, none of Parent, the Merger Subs or the Company shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to materially increase the risk of not obtaining, or would reasonably be expected to prevent or prohibit, or materially impede, materially interfere with, materially hinder or materially delay obtaining, any applicable Consent under applicable Laws (including any Regulatory Clearance) with respect to the Mergers and the other transactions contemplated by this Agreement.
(g)   The Company and its Subsidiaries (as applicable) and Parent and its Subsidiaries (as applicable) shall use commercially reasonable efforts, and to the extent reasonably practicable, subject to applicable Law relating to the exchange of information and except as would be in violation of, or result in a waiver or loss of, the attorney-client privilege or work-product doctrine: (i) promptly upon receipt thereof, but in no event more than three (3) Business Days after receipt thereof, notify the other party of (and if in writing, furnish the other party with copies of) any material non-public communication to the Company or its Subsidiaries or Parent and its Subsidiaries from any Governmental Entity related to or arising out of the Material Litigation Proceedings or the Material Regulatory Proceedings, whether criminal or civil in nature, and permit the other party to review and discuss in advance (and consider in good faith any comments made by the other party in relation to) any proposed written response to any material communication from any Governmental Entity related to or arising out the Material Litigation Proceedings or the Material Regulatory Proceedings, (ii) keep the other party reasonably informed of any material developments, meetings or discussions with any Governmental Entity related to or arising out of the Material Litigation Proceedings or the Material Regulatory Proceedings, and (iii) use good faith efforts to give the other party notice (which notice shall be prior notice to the extent providing prior notice is reasonably practical) of any material meetings or discussions relating to or arising out of the Material Litigation Proceedings or the Material Regulatory Proceedings (and consider in good faith any comments or guidance from the other party in relation to such meeting or discussions) and, if appropriate in the Company or Parent’s reasonable judgment, provide the other party the opportunity to attend or participate in such meetings or discussions.
(h)   Notwithstanding anything to the contrary in this Agreement, (x) Parent, the Merger Subs and their respective Subsidiaries and Affiliates shall not be required to, (y) the Company and its Subsidiaries and Affiliates shall not be required to and (z) without the prior written consent of Parent (which consent may be withheld at Parent’s sole discretion), the Company shall not and shall cause its Subsidiaries and Affiliates not to, in each case of clauses (x), (y) or (z) in connection with obtaining any Consent or Permit, or with respect to any actions required under this Section 5.02, offer, accept, consent to or agree to, or commit to offer, accept, consent to or agree to, any undertaking, term, condition, liability, obligation, commitment or sanction (including any Remedial Action), that constitutes a Burdensome Condition. Notwithstanding anything to the contrary in this Section 5.02, none of Parent, the Company or their respective Subsidiaries and Affiliates shall be required to offer, accept, consent to or agree to any Remedial Action, that is not conditioned upon, and not effective until, Closing.
(i)   Any filing fees payable under the HSR Act shall be borne by Parent.
(j)   Notwithstanding anything to the contrary contained herein, the Company, Parent and each Merger Sub agree that the applications submitted to the VSCC, the NCUC and the SCPSC with respect to the First Merger shall include (i) the information concerning the Mergers, the Company, Parent and each Merger Sub required by the laws of each applicable state and (ii) specific commitments and agreements in each such application to implement the commitments and principles set forth in Section 5.16 and in Section 5.16 of Parent Disclosure Letter.
SECTION 5.03   Access and Reports; Confidentiality.
(a)   Subject to applicable Law relating to the exchange of information, upon reasonable notice, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, afford to the other party’s Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records. During such period, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other party (i) to the extent not publicly available, a copy of each material report, material schedule, registration statement and other material document (A) filed by it during such period pursuant to applicable securities Law or (B) filed with, furnished to or sent to the SEC, the FERC, the FCC, the NRC, the SCPSC, the NCUC, the VSCC or any other federal or state regulatory agency or commission and (ii) all information concerning its business, properties and personnel as may reasonably be requested by the other party; provided, however, that no investigation pursuant to this Section 5.03(a) shall affect or be deemed to modify any representation or warranty made herein; provided, further, that the foregoing shall not require the Company and Parent to (A) permit any inspection, or to disclose any information, that in the reasonable judgment of such party, would result in the disclosure of any trade secrets of third parties or violate any of its obligations to a third party with respect to confidentiality if the Company or Parent, as applicable, shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (B) disclose any privileged information of such party or any of its Subsidiaries, (C) permit any invasive environmental testing or sampling at any property or (D) take or allow any action that would unreasonably interfere with such party’s or any of its Subsidiaries’ business or operations. All requests for information made pursuant to this Section 5.03 shall be directed to the Persons set forth on Section 5.03 of the Company Disclosure Letter (for requests to the Company) or Section 5.03 of the Parent Disclosure Letter (for requests to Parent), as applicable, in each case as may be updated by the Company or Parent from time to time or such other Person designated by the Company or Parent, as applicable. Notwithstanding the foregoing, with respect to Parent and its Subsidiaries, the access to and exchange of information described in this Section 5.03(a) shall be limited to the extent reasonably necessary or related to the consummation of the Mergers and the other transactions contemplated by this Agreement.
(b)   Each of the Company, Parent and the Merger Subs will comply with the terms and conditions of that certain letter agreement, dated November 4, 2025, between Parent and the Company (as may be amended from time to time, the “Confidentiality Agreement”), and will hold and treat, and will cause their respective Representatives to hold and treat, in confidence all documents and information exchanged pursuant to Section 5.03(a) in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.
SECTION 5.04   Stock Exchange Delisting and Listing.
(a)   Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Company Shares from the NYSE and the deregistration of the Company Shares under the Exchange Act as promptly as practicable after the Effective Time and in accordance with applicable Law.
(b)   If the Surviving Corporation may be required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and that falls on a date that is on or prior to the first date on which the Surviving Corporation may file a Form 15 terminating its reporting obligations pursuant to the Exchange Act in respect of the First Merger, the Company will deliver to Parent at least three (3) Business Days prior to the Closing Date a substantially final draft of any such annual or quarterly report, and, subject to Parent’s prior review and comment, which comments, if any, the Company shall consider reasonably and in good faith, the Company will file, or cause to be filed, such annual or quarterly report, as applicable, prior to the Closing Date. Any such report, when filed, will (i) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the NYSE.
(c)   Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in connection with the First Merger and the other transactions contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.
SECTION 5.05   Publicity.   The initial news release regarding the Mergers shall be a joint news release reasonably agreed between Parent and the Company and, except with respect to any action taken pursuant to Section 4.02 or Section 7.01, thereafter the Company and Parent each shall consult with each other prior to issuing, and give each other the opportunity to review and comment upon, any news releases or otherwise making public announcements with respect to the Mergers and the other transactions contemplated by this Agreement, except as such party may reasonably conclude may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or as may be requested by any Governmental Entity, provided, that, without the prior written consent of the other party, no party shall make or publish any material new news releases or material new public announcements with respect to the matters set forth on Section 5.05 of the Company Disclosure Letter or with respect to the Mergers or other transactions contemplated by this Agreement, unless, in the case of each of clauses (x) and (y) of this proviso such party reasonably concludes that such news release or public announcement may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or as may be requested by any Governmental Entity (subject to reasonable opportunity for prior review and comment by the other party).
SECTION 5.06   Employee Matters.
(a)   Following the Effective Time and until the eighteen-month anniversary of the Effective Time, Parent shall not terminate the employment of the individuals who are employed by the Company or any of its Subsidiaries immediately before the Effective Time (the “Company Employees”) other than (x) for cause or (y) a Company Employee’s material failure to satisfactorily perform such Company Employee’s assigned duties (provided that such duties are substantially similar to the duties assigned to such Company Employee immediately prior to the Effective Time or, if not substantially similar, such duties are commensurate with such Company Employee’s education, skills and experience), in the case of each of the foregoing clauses (x) and (y), as reasonably determined by Parent on an individualized basis in good faith; provided, that, any determination pursuant to clause (y) shall be made in a manner consistent with Parent’s then-effective performance management practices applicable to similarly situated employees of Parent. Following the Effective Time and until the two-year anniversary of the Effective Time (or, if earlier, the date of termination of the Company Non-Union Employee) (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Entity to provide, the Company Employees who are not covered by any collective bargaining agreement (the “Company Non-Union Employees”) with (i) annual base salary or wage rate, as applicable, no less than the annual base salary or wage rate, as applicable, provided to such Company Non-Union Employees immediately prior to the Effective Time, (ii) annual target cash incentive opportunities and long-term target incentive award opportunities, each that are no less favorable, than such opportunities provided to such Company Non-Union Employees immediately prior to the Effective Time, subject to the satisfaction of performance criteria determined by Parent (consistent with the form and terms and conditions of such awards provided to other similarly situated employees of Parent) and other terms and conditions of Parent’s annual incentive program or long-term incentive plan or award agreement thereunder, as applicable, (iii) employment within a 50-mile radius from each such Company Non-Union Employee’s location of employment immediately prior to the Effective Time (provided that this clause (iii) shall only apply until the eighteen-month anniversary of the Effective Time and not for the entire Continuation Period), (iv) severance benefits that are no less favorable than those set forth in Section 5.06(a) of the Company Disclosure Letter and (v) other employee benefits that are substantially comparable in the aggregate to the other employee benefits (excluding change of control, transaction, retention, extraordinary bonus or other one-time awards) provided to such Company Non-Union Employees immediately prior to the Effective Time. Notwithstanding anything to the contrary in this Agreement, Parent shall provide, or shall cause the Surviving Entity to provide, the Company Employees who are covered by a collective bargaining agreement with terms and conditions of employment in accordance with the terms of such collective bargaining agreement until the expiration, modification, or termination of such collective bargaining agreement in accordance with its terms or applicable Law.
(b)   Without limiting the generality of Section 5.06(a) but subject to the obligations set forth in Section 5.06(a), from and after the Effective Time, Parent shall, or shall cause the Surviving Entity to, assume, honor and continue during the Continuation Period (or, if later, until all obligations thereunder have been satisfied) all of the Company’s employment, severance, retention, termination, deferred compensation, and change in control plans, policies, programs, agreements and arrangements maintained by the Company or any of its Subsidiaries, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Mergers and the other transactions contemplated by this Agreement (either alone or in combination with any other event), and none of Parent, the Surviving Corporation or the Surviving Entity may amend, modify or terminate any such plan, policy, program, agreement or arrangement unless and solely to the extent permitted under the terms thereof as in effect at the Effective Time or otherwise as required to comply with applicable Law. In addition, to the extent required by the express terms of any Company Benefit Plan, Parent shall, or shall cause the Surviving Entity to, expressly assume and agree to perform all obligations under and with respect to the terms of each such Company Benefit Plan. Notwithstanding anything to the contrary in this Agreement, Parent shall, or shall cause the Surviving Entity to, maintain without amendment (other than as required to comply with applicable Law) for the duration of the Continuation Period each of the Company Benefit Plans listed on Section 5.06(b) of the Company Disclosure Letter. For avoidance of doubt, Parent shall assume, honor and continue the Company’s change in control plans in accordance with the foregoing solely with respect to any payments, benefits or rights arising as a result of the Mergers and the other transactions contemplated by this Agreement (either alone or in combination with any other event), and shall not be obligated to provide any additional payments, benefits or rights under such plans in connection with any subsequent change in control of Parent or the Surviving Entity that may occur after the Mergers.
(c)   Parent shall take the actions set forth on Section 5.06(c) of the Company Disclosure Letter.
(d)   Parent shall, or shall cause the Surviving Entity to, pay to each Company Non-Union Employee who (i) as of immediately prior to the Effective Time, is eligible under a Company Benefit Plan for an annual bonus for the fiscal year in which the Effective Time occurs and (ii) remains employed through the applicable payment date, an annual bonus in respect of the fiscal year in which the Effective Time occurs, payable at the time annual bonuses are normally paid by Parent and based on the level of attainment of the applicable performance goals for such fiscal year under the applicable Company Benefit Plan; provided that, if the level of attainment for the applicable performance goals under Parent’s annual bonus plan (the “Parent Bonus Goals”) for such fiscal year would result in a larger payout, then the portion of the annual bonus for the period from the day immediately following the Closing Date to the end of the fiscal year shall be calculated based on the level of attainment for the Parent Bonus Goals.
(e)   With respect to all plans maintained by Parent, the Surviving Entity or their respective Subsidiaries in which the Company Employees are eligible to participate after the Closing Date (including any vacation, paid time-off and severance plans) for purposes of determining eligibility to participate, level of benefits and vesting (but not benefit accruals under any defined benefit pension plan or for purposes of retiree medical or welfare benefits), each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary) shall be treated as service with Parent, the Surviving Entity or any of their respective Subsidiaries or any Commonly Controlled Entity, in each case, to the extent such service would have been recognized by the Company or its Subsidiaries under analogous Company Benefit Plans prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service; and, provided further, that no Company Employee shall be entitled based on such prior credited service or otherwise to participate in any frozen or grandfathered plan or benefit formula of Parent or any of its Subsidiaries that would not be offered to employees first hired by Parent or its Subsidiaries after the Effective Time.
(f)   Without limiting the generality of Section 5.06(a), Parent shall, or shall cause the Surviving Entity to, waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent, the Surviving Entity or any of their respective Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time; provided, however, that in the case of an insured plan, such waivers shall be made only to the extent the insurer consents thereto, and Parent and the Surviving Entity shall use commercially reasonable efforts to obtain such consent. Parent shall, or shall cause the Surviving Entity to, recognize the dollar amount of all co-payments, deductibles and similar expenses paid by each Company Employee (and his or her eligible dependents) during the calendar year or plan year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time; provided, however, that in the case of an insured plan, such amounts shall be taken into account only to the extent the insurer consents thereto, and Parent and the Surviving Entity shall use commercially reasonable efforts to obtain such consent.
(g)   The provisions of this Section 5.06 are solely for the benefit of the parties to this Agreement, and no other Person (including any current or former employee of the Company or its Subsidiaries or any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Section 5.06, and no provision of this Section 5.06 shall create such rights in any such Persons. Except as set forth in Section 5.06(b), no provision of this Agreement shall be construed (i) as a guarantee of continued employment of any employee of the Company or its Subsidiaries, (ii) to prohibit Parent or its Subsidiaries (including the Surviving Entity) from having the right to terminate the employment of any such employee, (iii) to require Parent or its Subsidiaries to continue to pay or provide any such employee any compensation or benefits after such termination of employment, other than any severance benefits that may be provided pursuant to Section 5.06(a)(iv), (iv) to limit the ability of Parent or its Subsidiaries to amend, modify or terminate any Company Benefit Plan or other benefit or compensation plan, program, policy, agreement or arrangement of Parent or its Subsidiaries or (v) as an establishment, termination, amendment or modification of any Company Benefit Plan or other benefit plan, program, policy, agreement or arrangement of Parent or its Subsidiaries.

SECTION 5.07   Expenses.   Except as set forth in Section 5.02(i) or Section 5.09(c), whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the Mergers and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
SECTION 5.08   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable Law, each present and former director, officer, employee, agent, advisor or representative of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Indemnified Parties”) from and against any and all costs and expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including this Agreement, the Mergers and the other transactions contemplated by this Agreement. From and after the Effective Time, Parent shall advance expenses to each Indemnified Party claiming indemnification pursuant to this Section 5.08 as incurred to the fullest extent permitted under applicable Law; provided, however, that such Indemnified Party provides an undertaking to repay such advances if it is ultimately determined by a final, nonappealable order of a court of competent jurisdiction that such Indemnified Party is not entitled to such indemnification.
(b)   From and after the Effective Time, Parent shall cause the Surviving Corporation and the Surviving Entity to honor the provisions regarding (i) exculpation of directors, (ii) limitation of liability of directors and officers, (iii) advancement of expenses and (iv) indemnification, in each case, contained in the Company Organizational Documents (as in effect as of the date hereof), the comparable organizational documents of any of the Company’s Subsidiaries (as in effect as of the date hereof) or any indemnification Contract set forth in Section 5.08(b) of the Company Disclosure Letter between the applicable Indemnified Party and the Company or any of its Subsidiaries existing immediately prior to the Effective Time. For a period of six (6) years following the Effective Time, Parent shall cause the Surviving Corporation and the Surviving Entity and its Subsidiaries not to amend, replace or otherwise modify the provisions regarding (A) exculpation of directors, (B) limitation of liability of directors and officers, (C) advancement of expenses and (D) indemnification, in each case, contained in their respective organizational documents; provided, however, that such six (6) year period shall be extended for so long as any Proceeding is pending or asserted against an Indemnified Party that implicates the rights set forth in the foregoing clauses (A) through (D); provided, further, that such prohibition on amendments, replacements and other modifications shall not apply to amendments, replacements and other modifications that are prospective in their application and exclude any effect on the Indemnified Parties.
(c)   From and after the Effective Time, Parent shall cause the Surviving Corporation and the Surviving Entity to maintain for a period of at least six (6) years following the Effective Time directors’ and officers’ liability insurance and fiduciary liability insurance policies (collectively, “D&O Insurance”) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with benefits, levels of coverage and terms and conditions at least as favorable as the Company’s D&O Insurance existing immediately prior to the Effective Time with respect to matters existing or occurring at or prior to the Effective Time, including for acts or omissions in connection with this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event shall Parent, the Surviving Corporation, or the Surviving Entity be required to expend for such D&O Insurance coverage an annual premium amount greater than three hundred percent (300%) of the aggregate amount of the annual premiums currently paid by the Company for D&O Insurance immediately prior to the date hereof (such maximum amount, the “Maximum Annual Premium”). If the annual premiums of such D&O Insurance coverage exceed the Maximum Annual Premium, Parent, the Surviving Corporation and the Surviving Entity shall obtain a policy with as much coverage as reasonably available for an annual cost not exceeding the Maximum Annual Premium.
(d)   Notwithstanding Section 5.08(c), the Company may, or at the direction of Parent shall, obtain, prior to the Effective Time, six (6) year pre-paid “tail” insurance coverage, at an aggregate cost no greater than the Maximum Annual Premium, providing for D&O Insurance not materially less favorable than that described in Section 5.08(c). If the Company has obtained such policy pursuant to this Section 5.08(d), Parent will cause such policy to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by the Surviving Corporation and the Surviving Entity, and Parent will have no further obligation to purchase or pay for insurance pursuant to Section 5.08(c).
(e)   If Parent, the Surviving Corporation, the Surviving Entity or any of their respective successors or assigns (i) consolidates or merges with or into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made by Parent so that the successors and assigns of Parent, the Surviving Corporation or the Surviving Entity, as applicable, shall assume and comply with all of the obligations applicable to Parent, the Surviving Corporation or the Surviving Entity, respectively, set forth in this Section 5.08.
(f)   The provisions of this Section 5.08 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties who are intended to be third-party beneficiaries of the provisions of this Section 5.08. The obligations of Parent, the Surviving Corporation and the Surviving Entity in this Section 5.08 may not be terminated or modified in any manner that adversely affects any Indemnified Party without the written consent of such Indemnified Party. Parent will honor, guaranty and stand as surety for, and will cause the Surviving Corporation and the Surviving Entity and its Subsidiaries and successors to honor and comply with, the covenants contained in this Section 5.08.
(g)   The rights of the Indemnified Parties under this Section 5.08 shall be in addition to, and not in limitation of, any rights such Indemnified Parties may have under the Company Organizational Documents or any of the comparable organizational documents of any of the Company’s Subsidiaries, or under any applicable Contracts or Law.
SECTION 5.09   Financing.
(a)   The Company shall, and shall cause its Subsidiaries to, (i) provide commercially reasonable assistance with the preparation of rating agency presentations and lender, underwriter and initial purchaser presentations, offering memoranda and prospectuses and any discussions regarding the business, financial statements, and management discussion and analysis of the Company and its Subsidiaries, all for use in connection with the financing activities of Parent, including any registration statement filed with the SEC where Parent determines that the inclusion of such information is required or desirable, (ii) request that its independent accountants provide customary and reasonable assistance to Parent or any of its Subsidiaries, as applicable, in connection with providing customary comfort letters in connection with the financing activities of Parent, and (iii) if requested by Parent in writing and at Parent’s expense, commence and conduct consent solicitations with respect to notes outstanding under the Notes Indebtedness regarding certain proposed amendments related to Company’s and its Subsidiaries’ reporting obligations under the applicable instrument or agreement governing such Notes Indebtedness or otherwise seek or obtain such proposed amendments (the “Consent Solicitations”); provided, further, that nothing in this Agreement shall require the Company to cause the delivery of (A) legal opinions or reliance letters or any certificate as to solvency or any other certificate necessary for such financing activities, other than as allowed by the preceding clauses (ii) and (iii), (B) any audited financial information or any financial information prepared in accordance with Regulation S-K or Regulation S-X under the Securities Act or any financial information in a form not customarily prepared by the Company with respect to any period or (C) any financial information with respect to a month or fiscal period that has not yet ended or has ended less than forty-five (45) days prior to the date of such request. Any Consent Solicitation shall be made on such terms and conditions, including applicable amendments sought, consent fees, pricing terms and timing, as reasonably specified by Parent in consultation with the Company. Subject to the receipt of any requisite consents, the Company and/or any of its Subsidiaries shall execute a supplemental indenture, amendment or other supplemental documentation to the applicable instrument or agreement governing such Notes Indebtedness as described in the applicable documents related to the Consent Solicitation, and the Company shall use reasonable best efforts to the cause any trustee, collateral agent or any other requisite third-party (if any) to execute the same.
(b)   Notwithstanding anything to the contrary in this Agreement (including this Section 5.09): (i) nothing in this Agreement (including this Section 5.09) shall require any such cooperation or actions set forth in this Section 5.09 to the extent that it would require the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives to (A) pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Effective Time, (B) provide any cooperation that would unreasonably interfere with the ongoing business or operations of the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives, (C) other than solely to the extent required by the Consent Solicitations as expressly contemplated by Section 5.09(a), enter into or approve any agreement or other documentation effective prior to the Effective Time or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Effective Time, (D) require the Company to provide pro forma financial statements or pro forma adjustments reflecting the financing activities of Parent or any description of all or any component of such financing activities (it being understood that the Company shall use reasonable best efforts to assist in preparation of pro forma financial adjustments to the extent otherwise relating to the Company and required by the financing activities of Parent), (E) require the Company or the Subsidiaries of the Company to provide pro forma financial statements or pro forma adjustments reflecting transactions contemplated or required hereunder (it being understood that the Company shall use commercially reasonable efforts to assist in preparation of pro forma financial adjustments to the extent otherwise relating to the Company and required by the financing activities of Parent), (F) provide any cooperation or take any action that, in the reasonable judgment of the Company, would result in a violation of any confidentiality agreement or material agreement or the loss of any attorney-client or other similar privilege, (G) make any representation or warranty in connection with the financing activities of Parent or the marketing or arrangement thereof, (H) provide any cooperation, or take any action, that would cause any representation or warranty in this Agreement to be breached or any condition to the Closing set forth in this Agreement to fail to be satisfied or (I) cause the Company, any of its Subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the financing activities of Parent, and (ii) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives under any certificate, agreement, arrangement, document or instrument relating to the financing activities of Parent shall be effective until the Effective Time.
(c)   Parent shall (i) promptly reimburse the Company for all reasonable and out-of-pocket costs or expenses (including reasonable and documented costs and expenses of counsel and accountants) incurred by the Company, any of its Subsidiaries and any of their respective Representatives in connection with any cooperation provided for in Section 5.09(a) and (ii) indemnify and hold harmless the Company, each of its Subsidiaries and each of their respective Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, cost (including cost of investigation), expense (including fees and expenses of counsel and accountants) or settlement payment incurred as a result of, or in connection with, any cooperation provided for in Section 5.09(a) or the financing activities of Parent and any information used in connection therewith, unless the Company acted in bad faith or engaged in willful misconduct and other than in the case of fraud.
(d)   Without limiting the generality of the foregoing, promptly following Parent’s request and at Parent’s election, the Company shall, (i) with respect to the Indebtedness set forth in Section 5.09(d) of the Parent Disclosure Letter or any other then-outstanding Indebtedness of the Company and its Subsidiaries, (A) deliver to each of the lenders or holders of such Indebtedness (the “Existing Loan Lenders”) a notice (an “Existing Loan Notice”) prepared by Parent, in form and substance reasonably acceptable to the Company, notifying each of the Existing Loan Lenders of this Agreement and the contemplated Mergers, which may (at Parent’s election) include a request for a consent (an “Existing Loan Consent”) to (1) the consummation of the Mergers and the other transactions contemplated by this Agreement and/or (2) certain modifications of (or waivers under or other changes to) any agreement or documentation relating to the Company’s or its Subsidiaries’, as applicable, relationship with the applicable Existing Loan Lender; provided, however, that no such modifications, waivers or changes shall be effective prior to the Effective Time, or (B) prior to the Closing, deliver executed payoff letters with respect to such Indebtedness in customary form and substance for the Existing Loan Lenders of such Indebtedness, relating to the repayment in full of all obligations in respect of such Indebtedness and (ii) reasonably cooperate with Parent in facilitating the replacement, back-stop, “roll-over” or termination of any letters of credit, bank guarantees or similar instruments issued for the account of the Company and its Subsidiaries.
(e)   Parent and each Merger Sub acknowledge and agree that the obtaining of any financing or any Existing Loan Consent is not a condition to the Closing.
SECTION 5.10   Rule 16b-3.   Prior to the Effective Time, each of the Company and Parent shall take such steps as may be reasonably necessary or advisable to cause (a) any dispositions of Company equity securities (including derivative securities) pursuant to the First Merger and the other transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Parent equity securities (including derivative securities) pursuant to the First Merger and the other transactions contemplated by this Agreement by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.
SECTION 5.11   Parent Consent.   Within twenty-four (24) hours after the execution of this Agreement, Parent shall (i) execute and deliver, in accordance with Section 13.1-720 of the VSCA and in its capacity as the sole shareholder of Merger Sub Corp, a written consent approving this Agreement and the First Plan of Merger and (ii) shall execute and deliver in accordance with Section 13.1-720 of the VSCA and in its capacity as the sole shareholder of the Surviving Corporation, a written consent approving this Agreement and the Second Plan of Merger, which consent shall be effective immediately following the Effective Time and prior to the filing of the Articles of the Second Merger with the Clerk of the VSCC.

SECTION 5.12   Merger Subs, Surviving Corporation and Surviving Entity Compliance.
(a)   Parent shall cause Merger Subs, the Surviving Corporation or the Surviving Entity, as applicable, to comply with all of its respective obligations under this Agreement, and prior to the Effective Time, Merger Subs shall not engage in any activities of any nature except as provided in or in furtherance of, or contemplated by, this Agreement.
(b)   The parties hereto shall cooperate in good faith to identify and use commercially reasonable efforts to obtain any material Consents related to the Second Merger. Notwithstanding anything to the contrary in this Agreement (i) with respect to the obligations of the Company or its Subsidiaries relating to the Second Merger only, reasonable best efforts shall mean commercially reasonable efforts, and (ii) if the Second Merger would reasonably be expected to materially increase the risk of not obtaining any material Consent (including any Regulatory Clearance) with respect to the First Merger, or would reasonably be expected to prevent, prohibit, impede, interfere with, hinder or delay the First Merger, the parties shall abandon the Second Merger and proceed solely with the First Merger.
SECTION 5.13   Takeover Statutes.   If any Takeover Statute is or may become applicable to the First Merger or the other transactions contemplated by this Agreement with respect to the First Merger, Parent, each Merger Sub, the Company and the Company Board shall use reasonable best efforts to take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.
SECTION 5.14   Control of Operations.   Without limiting any party’s rights or obligations under this Agreement, the parties hereto understand and agree that (a) nothing contained in this Agreement will give any party hereto, directly or indirectly, the right to control, direct or influence any other party’s operations prior to the Effective Time and (b) prior to the Effective Time, each party hereto will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
SECTION 5.15   Resignation of Directors.   The Company will cause each of the directors of the Company to submit at the Closing a letter of resignation in form reasonably satisfactory to Parent and effective as of the Effective Time. Notwithstanding the foregoing, the Company will not be in breach of this Section 5.15 if it fails to obtain the resignation of any such director if Parent will have the power, directly or indirectly, to remove any such Person from his or her position as a director of the Company without cause immediately after the Effective Time.
SECTION 5.16   Additional Matters.   Parent hereby confirms that, subject to the occurrence of the Effective Time, it:
(a)   shall maintain dual headquarters in Juno Beach, Florida and in Richmond, Virginia and operating headquarters in Cayce, South Carolina;
(b)   shall give the employees of the Company and its Subsidiaries due and fair consideration for other employment and promotion opportunities within the larger Parent organization, both inside and outside of Virginia, South Carolina and North Carolina;
(c)   shall take all necessary action as soon as practical after the Effective Time to cause Parent’s board of directors at the Effective Time to consist of fourteen (14) members and appoint four (4) mutually agreeable current members of the Company Board or the Company’s executive management, one of which shall be Robert M. Blue, as directors to serve on Parent’s board of directors; and
(d)   shall take the actions set forth on Section 5.16 of the Parent Disclosure Letter.
SECTION 5.17   Shareholder Litigation.   The Company or Parent, as applicable, shall advise the other parties hereto promptly in writing of any Proceeding brought by a holder of Company Shares or Parent Shares, as applicable, or any other Person against the Company, Parent or their respective directors or officers arising out of or relating to this Agreement or the Mergers and the other transactions contemplated by this Agreement (the “Shareholder Litigation”) and shall keep the other parties hereto reasonably informed regarding any such matter. Neither party shall settle any such shareholder litigation without the other party’s consent, not to be unreasonably withheld, conditioned or delayed.
SECTION 5.18   Advice of Changes.   Each of Parent and the Company will, to the extent not in violation of applicable Law, promptly advise the other of any Change of which it has Knowledge, (a) having or reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect or a Company Material Adverse Effect, as the case may be, or (b) that would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that (i) no such notification will operate as a waiver of or otherwise affect the representations, warranties or covenants of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement, (ii) the delivery of any notice pursuant to this Section 5.18 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice and (iii) a failure to comply with this Section 5.18 shall not constitute the failure of any condition set forth in Article VI.
SECTION 5.19   Certain Tax Matters.
(a)   Each of the parties hereto shall (and shall cause their respective Affiliates to) use its reasonable best efforts to cause the Mergers, taken together, to qualify for the Intended Tax Treatment. None of the parties hereto shall (and each of the parties hereto shall cause their respective Subsidiaries not to) take any action (or fail to take any action) if taking (or failing to take) such action could reasonably be expected to cause the Mergers, taken together, to fail to qualify for the Intended Tax Treatment; provided that if any party hereto (or its respective Affiliates) is required to take such an action or not take such an action pursuant to other provisions of this Agreement that, in each case, could reasonably be expected to cause the Mergers, taken together, to fail to qualify for the Intended Tax Treatment, it shall notify the other parties, and the parties hereto shall consider in good faith the effect of such action or inaction on the Intended Tax Treatment, and the parties hereto shall use reasonable best efforts to pursue an alternative action or inaction that would satisfy the applicable provision of this Agreement without adversely affecting the qualification of the Mergers, taken together, for the Intended Tax Treatment. The parties hereto shall consider in good faith such amendments to this Agreement as may be reasonably required to cause the Mergers, taken together, to qualify for the Intended Tax Treatment.
(b)   Each of the parties hereto shall use its reasonable best efforts to obtain the Tax opinions to be attached as exhibits to the Joint Proxy Statement/Prospectus and the Form S-4, including by (i) delivering to Parent Tax Counsel and Company Tax Counsel, prior to the filing of the Joint Proxy Statement/Prospectus and the Form S-4, Tax representation letters in substantially the forms set forth in Section 5.19(b) of the Parent Disclosure Letter and Section 5.19(b) of the Company Disclosure Letter, respectively, and (ii) delivering to Parent Tax Counsel and Company Tax Counsel, dated and executed as of the Closing Date, Tax representation letters in substantially the forms set forth in Section 5.19(b) of the Parent Disclosure Letter and Section 5.19(b) of the Company Disclosure Letter, respectively. Each of the parties hereto shall use its reasonable best efforts not to, and not permit any of its Affiliates to, take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations, warranties and covenants made to counsel in the Tax representation letters described in this Section 5.19(b).
(c)   Parent shall promptly notify the Company if, at any time before the Effective Time, Parent becomes aware of any fact or circumstance that could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment.
(d)   The Company shall promptly notify Parent if, at any time before the Effective Time, the Company becomes aware of any fact or circumstance that could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment.
(e)   This Agreement is intended to constitute, and the parties hereto adopt this Agreement as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). The parties hereto shall treat the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code for United States federal, state and other relevant Tax purposes. Each party hereto shall comply with the recordkeeping and information reporting requirements imposed on it, including, if applicable, but not limited to those set forth in Treasury Regulations Section 1.368-3. Each party hereto shall report the Mergers, taken together, in a manner consistent with the Intended Tax Treatment, except as otherwise required pursuant to a “determination” under Section 1313 of the Code.
SECTION 5.20   Dividends.   After the date of this Agreement, the Company and Parent shall coordinate with the other regarding the declaration of any dividends in respect of Parent Shares and Company Shares and the record dates and payment dates relating thereto, it being the intention that holders of Parent Shares and Company Shares shall not receive two (2) dividends or fail to receive one (1) dividend in any quarter with respect to their Parent Shares or Company Shares (and any Parent Shares that the former holders of Company Shares receive in exchange therefor in the First Merger). For the avoidance of doubt, nothing in this Section 5.20 is intended to require the declaration or payment of dividends by Parent or the Company.
SECTION 5.21   Redemption of Series C Preferred and DERI Notes.
(a)   The Company shall take the actions set forth on Section 5.21(a) of the Company Disclosure Letter. If the Effective Time has not occurred on or before January 15, 2027, the Company shall, prior to the Effective Time, redeem all of the issued and outstanding shares of Series C Preferred on the terms set forth on Section 5.21(a) of the Company Disclosure Letter; and

(b)   Prior to the Effective Time, the Company shall redeem all of the issued and outstanding Dominion Energy Reliability Investment Demand Notes (the “DERI Notes”) or call such notes for redemption and discharge the related indenture.
ARTICLE VI
CONDITIONS
SECTION 6.01   Conditions to Each Party’s Obligation to Effect the First Merger.   The respective obligation of each party hereto to effect the First Merger is subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of each of the following conditions:
(a)   Shareholder Approvals.   This Agreement and the First Plan of Merger shall have been duly approved by holders of Company Shares constituting the Company Requisite Vote and the Parent Shareholder Approval of the Parent Share Issuance shall have been obtained;
(b)   Orders.   No Governmental Entity of competent jurisdiction shall have enacted, entered, promulgated or enforced any Law, executive order, ruling, judgment, injunction or other order (collectively, “Orders”) that is in effect and restrains, enjoins, prevents or otherwise prohibits the consummation of the First Merger or makes the consummation of the First Merger illegal;
(c)   Regulatory Clearances.   Subject to the last sentence of Section 5.02(e) (solely for a Federal Remedial Order), each of the conditions set forth in Section 6.01(c) of the Company Disclosure Letter with respect to the Regulatory Clearances described therein shall have been satisfied;
(d)   Absence of Burdensome Condition.   The Regulatory Clearances or Orders with respect to the First Merger, and solely to the extent they relate to the First Merger, shall not impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or any structural or remedial actions (including a Remedial Action), that, individually or in the aggregate, constitute a Burdensome Condition;
(e)   Listing.   The Parent Shares to be issued in connection with the First Merger and the other transactions contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; and
(f)   Form S-4.   The Form S-4 shall have been declared effective under the Securities Act and shall not be subject to any stop order or Proceeding seeking a stop order.
SECTION 6.02   Additional Conditions to Obligations of Parent and Merger Subs.   The obligations of Parent and each Merger Sub to effect the First Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of each of the following conditions:
(a)   Representations and Warranties.   (i) Each of the representations and warranties of the Company set forth in Section 3.01 (except for those contained in Section 3.01(c) (Capital Structure), Section 3.01(d)(i) (Authority; Noncontravention), Section 3.01(f)(i) (Absence of Certain Changes or Events), Section 3.01(r) (Voting Requirements) and Section 3.01(s) (Brokers and Other Advisors)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) each of the representations and warranties of the Company set forth in Section 3.01(c) (Capital Structure) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (iii) each of the representations and warranties of the Company set forth in Section 3.01(d)(i) (Authority; Noncontravention) and Section 3.01(s) (Brokers and Other Advisors) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iv) each of the representations and warranties of the Company set forth in Section 3.01(f)(i) (Absence of Certain Changes or Events) and Section 3.01(r) (Voting Requirements) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date);
(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects each obligation required to be performed by it under this Agreement on or prior to the Closing Date;
(c)   Certificate.   Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied; and
(d)   No MAE.   Since the date of this Agreement, there shall not have occurred any Change or Changes that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (which Company Material Adverse Effect is continuing).
SECTION 6.03   Additional Conditions to Obligation of the Company.   The obligation of the Company to effect the First Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing of each of the following conditions:
(a)   Representations and Warranties.   (i) Each of the representations and warranties of Parent and each Merger Sub set forth in Section 3.02 (except for those contained in Section 3.02(c) (Capital Structure), Section 3.02(d)(i) (Authority; Noncontravention), Section 3.02(f)(i) (Absence of Certain Changes or Events), Section 3.02(r) (Voting Requirements) and Section 3.02(s) (Brokers and Other Advisors)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) each of the representations and warranties of Parent and each Merger Sub set forth in Section 3.02(c) (Capital Structure) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (iii) each of the representations and warranties of Parent and each Merger Sub set forth in Section 3.02(d)(i) (Authority; Noncontravention) and Section 3.02(s) (Brokers and Other Advisors) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iv) each of the representations and warranties of Parent and each Merger Sub set forth in Section 3.02(f)(i) (Absence of Changes) and Section 3.02(r) (Voting Requirements) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date);
(b)   Performance of Obligations of Parent and the Merger Subs.   Each of Parent and the Merger Subs shall have performed in all material respects each obligation required to be performed by it under this Agreement on or prior to the Closing Date;
(c)   Certificate.   The Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied; and
(d)   No MAE.   Since the date of this Agreement, there shall not have occurred any Change or Changes that have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (which Parent Material Adverse Effect is continuing).
SECTION 6.04   Frustration of Closing Conditions.   None of the Company, Parent or the Merger Subs may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was primarily caused by such party’s breach of this Agreement.

ARTICLE VII
TERMINATION
SECTION 7.01   Termination.   This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after (except as set forth below) the Company Requisite Vote or Parent Shareholder Approval is obtained:
(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company:
(i)   if the First Merger shall not have been consummated on or before November 15, 2027 (such date, as it may be extended pursuant to this Section 7.01(b)(i), the “Termination Date”); provided, however, that if (x) any condition set forth in Section 6.01(b) (Orders), Section 6.01(c) (Regulatory Clearances) or Section 6.01(d) (Absence of Burdensome Condition) shall not have been satisfied at such time or (y) Parent shall have delivered a Remedial Order Notice to the Company pursuant to Section 5.02(e), Parent or the Company may, by written notice to the other party on or up to fifteen (15) Business Days prior to November 15, 2027, extend the Termination Date to August 15, 2028; provided, further, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party if such party (or, in the case of Parent, the Merger Subs) has breached its obligations under this Agreement in any manner that shall have been the principal cause of or resulted in the failure of a condition to any party’s obligation to effect the First Merger;
(ii)   if at the Company Shareholders Meeting (or any adjournment or postponement thereof done in accordance with this Agreement), the Company Requisite Vote shall not have been obtained;
(iii)   if any Order permanently restraining, enjoining, preventing or otherwise prohibiting consummation of the First Merger shall have become final and non-appealable; provided, however, that a party may not terminate this Agreement pursuant to this Section 7.01(b)(iii) if such party (or, in the case of Parent, the Merger Subs) has breached its obligations under this Agreement in a manner that shall have been the principal cause of or resulted in such Order; or
(iv)   if at the Parent Shareholders Meeting (or any adjournment or postponement thereof done in accordance with this Agreement), the Parent Shareholder Approval shall not have been obtained;
(c)   by the Company:
(i)   if the Company Board has effected a Company Adverse Recommendation Change with respect to a Company Superior Proposal in accordance with Section 4.02(f) and shall have approved, and concurrently with the termination hereunder the Company shall have entered into, a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal; provided, however, that such termination shall not be effective and the Company shall not enter into a Company Alternative Acquisition Agreement, unless (A) the Company shall have complied with the provisions of Section 4.02(f) and (B) the Company pays, in accordance with Section 7.02(b), the Company Termination Fee to Parent; provided, further, that the right to terminate this Agreement under this Section 7.01(c)(i) shall not be available after the Company Requisite Vote shall have been obtained;
(ii)   if Parent or either of the Merger Subs shall have breached any of their respective representations or warranties or failed to perform any of their respective covenants or other agreements contained in this Agreement, where such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (B) cannot be cured by Parent or either of the Merger Subs by the Termination Date, or if capable of being cured, is not cured prior to the earlier of (1) the thirtieth (30th) day after written notice thereof is given by the Company to Parent and (2) the third (3rd) Business Day immediately preceding the Termination Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(ii) if the Company is then in material breach of this Agreement; or
(iii)   if the Parent Board (or a committee thereof) shall have effected a Parent Adverse Recommendation Change; provided, however, that the right to terminate this Agreement under this Section 7.01(c)(iii) shall not be available after the Parent Shareholder Approval shall have been obtained.
(d)   by Parent:
(i)   if the Company Board (or a committee thereof) shall have effected a Company Adverse Recommendation Change; provided, however, that the right to terminate this Agreement under this Section 7.01(d)(i) shall not be available after the Company Requisite Vote shall have been obtained;

(ii)   if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, where such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) cannot be cured by Company by the Termination Date, or if capable of being cured, is not cured prior to the earlier of (1) the thirtieth (30th) day after written notice thereof is given by Parent to the Company and (2) the third (3rd) Business Day immediately preceding the Termination Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(ii) if either Parent or either of the Merger Subs is then in material breach of this Agreement; or
(iii)   if the Parent Board has effected a Parent Adverse Recommendation Change with respect to a Parent Superior Proposal in accordance with Section 4.03(f) and shall have approved, and concurrently with the termination hereunder Parent shall have entered into, a Parent Alternative Acquisition Agreement with respect to a Parent Superior Proposal; provided, however, that such termination shall not be effective and Parent shall not enter into a Parent Alternative Acquisition Agreement, unless (A) Parent shall have complied with the provisions of Section 4.03(f) and (B) Parent pays, in accordance with Section 7.02(d), the Parent Termination Fee to the Company; provided, further, that the right to terminate this Agreement under this Section 7.01(d)(iii) shall not be available after the Parent Shareholder Approval shall have been obtained.
SECTION 7.02   Effect of Termination and Abandonment.
(a)   In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article VII, this Agreement shall forthwith become void and of no effect and there shall be no liability or obligation on the part of any party hereto (or of any of its Representatives or Affiliates), except as provided in Section 5.03(b), Section 5.07, Section 5.09(c), this Section 7.02 and Article VIII, which provisions shall survive such termination; provided, however, that subject to Section 7.02(b), Section 7.02(c), Section 7.02(d) and Section 7.02(e), no such termination shall relieve any party hereto (treating Parent and the Merger Subs as one party) of any liability for damages to any other party hereto resulting from any Willful Breach or fraud by the party (treating Parent and the Merger Subs as one party) committing such Willful Breach or fraud prior to such termination, and the aggrieved party will be entitled to all rights and remedies available at law or in equity. The parties hereto acknowledge and agree that nothing in this Section 7.02 shall be deemed to affect their right to specific performance under Section 8.12.
(b)   The Company shall pay or cause to be paid to Parent or its designee a non-refundable fee of Two Billion Two Hundred Forty Million Dollars ($2,240,000,000.00) (the “Company Termination Fee”) if:
(i)   this Agreement is terminated by the Company pursuant to Section 7.01(c)(i) (Company Superior Proposal);
(ii)
(A)   this Agreement is terminated (1) by Parent or the Company pursuant to Section 7.01(b)(ii) (Company Vote Failure) or (2) by Parent pursuant to Section 7.01(d)(ii) (Company Breach);
(B)   a bona fide Company Acquisition Proposal is publicly announced or publicly disclosed and not withdrawn (1) in the case of a termination pursuant to Section 7.01(d)(ii) (Company Breach), prior to the date of such termination, or (2) in the case of a termination pursuant to Section 7.01(b)(ii) (Company Vote Failure), prior to or at the Company Shareholders Meeting; and
(C)   thereafter during the twelve (12) month period immediately following such termination, (1) the Company enters into a Company Alternative Acquisition Agreement or (2) a Company Acquisition Proposal is consummated; or
(iii)   this Agreement is terminated by Parent pursuant to Section 7.01(d)(i) (Company Adverse Recommendation Change).
If the Company Termination Fee becomes due pursuant to this Section 7.02(b), the Company shall pay Parent or its designee such Company Termination Fee by wire transfer of immediately available funds (x) in the case of a payment required by Section 7.02(b)(i), on the date of termination of this Agreement, (y) in the case of a payment required by Section 7.02(b)(ii), within three (3) Business Days after the earlier of the time when a Company Acquisition Proposal is consummated or a Company Alternative Acquisition Agreement is executed and (z) in the case of a payment required by Section 7.02(b)(iii), within three (3) Business Days of the date of termination of this Agreement, it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Parent shall provide to the Company notice designating an account for purposes of payment of the Company Termination Fee within forty-eight (48) hours of a request by the Company to provide such information. For purposes of Section 7.02(b)(ii), the term “Company Acquisition Proposal” shall have the meaning assigned to such term in Exhibit A, except that all references to 20% therein shall be deemed to be references to 50%.
(c)   Parent shall pay or cause to be paid to the Company or its designee a non-refundable fee of Four Billion Eight Hundred Thirty Million Dollars ($4,830,000,000.00) (the “Regulatory Termination Fee”) if:
(i)   this Agreement is terminated by Parent or the Company pursuant to Section 7.01(b)(i) (Termination Date) and, at the time of any such termination (A) any condition set forth in Section 6.01(b) (Orders) (other than due to any Excluded Order), Section 6.01(c) (Regulatory Clearances) or Section 6.01(d) (Absence of Burdensome Condition) shall not have been satisfied or waived, and (B) the conditions set forth in Section 6.02 (Additional Conditions to Obligations of Parent and the Merger Subs) shall have been satisfied or waived (except for any such conditions (x) whose failure to be satisfied relates to a failure to satisfy the conditions set forth in Section 6.01(b) (Orders), Section 6.01(c) (Regulatory Clearances) or Section 6.01(d) (Absence of Burdensome Condition), or (y) that, by their nature, cannot be satisfied until the Closing, but, in the case of this clause (y), are capable of being satisfied and would be satisfied at the Closing if the Closing were to occur at the time of such termination);
(ii)   this Agreement is terminated by Parent or the Company pursuant to Section 7.01(b)(iii) (Permanent Order) (other than due to any Excluded Order) and, at the time of any such termination, the conditions set forth in Section 6.01(a) (Shareholder Approvals) (solely if the Company Shareholders Meeting and the Parent Shareholders Meeting shall have occurred) and Section 6.02 (Additional Conditions to Obligations of Parent and the Merger Subs) shall have been satisfied or waived (except for such conditions (x) whose failure to be satisfied relates to a failure to satisfy the conditions set forth in Section 6.01(b) (Orders), Section 6.01(c) (Regulatory Clearances) or Section 6.01(d) (Absence of Burdensome Condition), or (y) that, by their nature, cannot be satisfied until the Closing, but, in the case of this clause (y) are capable of being satisfied and would be satisfied at the Closing if the Closing were to occur at the time of such termination);
(iii)   this Agreement is terminated by the Company pursuant to Section 7.01(c)(ii) (Parent Breach) due to a material breach by Parent or either of the Merger Subs of its respective obligations under Section 5.02 (Filings; Other Actions; Notification) and at the time of any such termination a condition set forth in Section 6.01(b) (Orders), Section 6.01(c) (Regulatory Clearances) or Section 6.01(d) (Absence of Burdensome Condition) shall not have been satisfied or waived; or
(iv)   (A) Parent has delivered a Remedial Order Notice to the Company pursuant to Section 5.02(e), (B) all of the conditions set forth in Section 6.01 (Conditions to Each Party’s Obligations to Effect the First Merger) and Section 6.02 (Additional Conditions to Obligations of Parent and Merger Subs) would have been satisfied or waived absent such delivery (except for any such conditions that by their nature, cannot be satisfied until the Closing, but are capable of being satisfied and would be satisfied at the Closing if the Closing were to occur at such time) at the time Parent delivers a Remedial Order Notice to the Company pursuant to Section 5.02(e) or any time thereafter, and (C) this Agreement is terminated by either Parent or the Company other than a termination by Parent pursuant to Section 7.01(d)(ii).
Notwithstanding the foregoing or anything to the contrary in this Agreement, if this Agreement is terminated by Parent or the Company pursuant to Section 7.01(b)(i) (Termination Date) and, at least five (5) Business Days prior to the effective date of any such termination (i) Parent has irrevocably waived in writing the condition set forth in Section 6.01(d) (Absence of Burdensome Condition), (ii) all of the other conditions set forth in Section 6.01 (Conditions to Each Party’s Obligations) and Section 6.03 (Additional Conditions to Obligations of Company) shall have been satisfied or waived (except for any such conditions that by their nature, cannot be satisfied until the Closing, but, are capable of being satisfied and would be satisfied at the Closing if the Closing were to occur at the time of such termination), (iii) Parent shall have delivered to the Company written notice that it stands ready, willing and able to consummate the Closing and (iv) the Company has not waived the condition set forth in Section 6.01(d) (Absence of Burdensome Condition), by the effective date of such termination, then Parent shall not be obligated to pay the Regulatory Termination Fee.
If the Regulatory Termination Fee becomes due pursuant to this Section 7.02(c), Parent shall pay the Company or its designee the Regulatory Termination Fee by wire transfer of immediately available funds within three (3) Business Days of the date of termination of this Agreement. The Company shall provide to Parent notice designating an account for purposes of payment of the Regulatory Termination Fee within forty-eight (48) hours of a request by Parent to provide such information.
(d)   Parent shall pay or cause to be paid to the Company or its designee a non-refundable fee of Six Billion Five Hundred Twenty Million Dollars ($6,520,000,000.00) (the “Parent Termination Fee”) if:

(i)   this Agreement is terminated by Parent pursuant to Section 7.01(d)(iii) (Parent Superior Proposal);
(ii)
(A)   this Agreement is terminated (1) by the Company or Parent pursuant to Section 7.01(b)(iv) (Parent Vote Failure) or (2) by the Company pursuant to Section 7.01(c)(ii) (Parent Breach);
(B)   a bona fide Parent Acquisition Proposal is publicly announced or publicly disclosed and not withdrawn (1) in the case of a termination pursuant to Section 7.01(c)(ii) (Parent Breach), prior to the date of such termination, or (2) in the case of a termination pursuant to Section 7.01(b)(iv) (Parent Vote Failure), prior to or at the Parent Shareholders Meeting; and
(C)   thereafter during the twelve (12) month period immediately following such termination, (1) Parent enters into a Parent Alternative Acquisition Agreement or (2) a Parent Acquisition Proposal is consummated; or
(iii)   this Agreement is terminated by the Company pursuant to Section 7.01(c)(iii) (Parent Adverse Recommendation Change).
If the Parent Termination Fee becomes due pursuant to this Section 7.02(d), Parent shall pay the Company or its designee such Parent Termination Fee by wire transfer of immediately available funds (x) in the case of a payment required by Section 7.02(d)(i), on the date of termination of this Agreement, (y) in the case of a payment required by Section 7.02(d)(ii), within three (3) Business Days after the earlier of the time when a Parent Acquisition Proposal is consummated or a Parent Alternative Acquisition Agreement is executed and (z) in the case of a payment required by Section 7.02(d)(iii), within three (3) Business Days of the date of termination of this Agreement; it being understood that in no event shall Parent be required to pay both the Parent Termination Fee and the Regulatory Termination Fee, or either of the Parent Termination Fee or the Regulatory Termination Fee on more than one occasion. The Company shall provide to Parent notice designating an account for purposes of payment of the Parent Termination Fee within forty-eight (48) hours of a request by Parent to provide such information. For purposes of Section 7.02(d)(ii), the term “Parent Acquisition Proposal” shall have the meaning assigned to such term in Exhibit A, except that all references to 20% therein shall be deemed to be references to 50%.
(e)   Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated under circumstances in which the Company is required to pay the Company Termination Fee pursuant to Section 7.02(b) and such Company Termination Fee is paid, the payment of the Company Termination Fee shall be Parent’s and each Merger Sub’s sole and exclusive remedy against the Company and its Affiliates, and their respective shareholders and Representatives, relating to or arising out of this Agreement, any agreement entered into in connection herewith or the Mergers and the other transactions contemplated by this Agreement or thereby, except for Willful Breach or fraud. Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated under circumstances in which Parent is required to pay the Regulatory Termination Fee pursuant to Section 7.02(c), or the Parent Termination Fee pursuant to Section 7.02(d) and either the Regulatory Termination Fee or the Parent Termination Fee is paid, the payment of such fee shall be the Company’s sole and exclusive remedy against Parent, the Merger Subs and their respective Affiliates, and their respective shareholders and Representatives, relating to or arising out of this Agreement, any agreement entered into in connection herewith or the Mergers and the other transactions contemplated by this Agreement or thereby, except for Willful Breach or fraud.
(f)   Each party hereto acknowledges that the agreements contained in Section 7.02(b), Section 7.02(c) and Section 7.02(d) are an integral part of the Mergers and the other transactions contemplated by this Agreement and that, without these agreements, such party would not enter into this Agreement. Accordingly, if the applicable party fails promptly to pay any amount due pursuant to Section 7.02(b), Section 7.02(c) or Section 7.02(d), such party shall also pay any reasonable out-of-pocket costs, fees and expenses incurred by the other party (including reasonable legal fees and expenses) in connection with a Proceeding to enforce this Agreement that results in a judgment for such amount against the party failing to promptly pay such amount. Any amount not paid when due pursuant to Section 7.02(b), Section 7.02(c) or Section 7.02(d) shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition, plus one percent (1%) in effect on the date of such payment. Notwithstanding anything to the contrary in this Agreement, Parent and the Company agree that each of the Company Termination Fee, the Parent Termination Fee and the Regulatory Termination Fee constitute liquidated damages that will compensate Parent or the Company, as applicable, in the circumstances in which such fees are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers and the other transactions contemplated by this Agreement, which amounts would otherwise be impossible to calculate with precision. The parties hereto agree that this Agreement does not confer upon either Parent or the Company “a right or obligation with respect to” the Company Shares within the meaning of Section 1234A of the Code.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01   Non-Survival.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article VIII.
SECTION 8.02   Modification or Amendment.   Subject to the requirements of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective parties. No modification or amendment will be made which, pursuant to applicable Law or the rules of the NYSE, requires further approval by the holders of Company Shares or the holders of the Parent Shares, as applicable, without such further approval being obtained.
SECTION 8.03   Waiver.   Subject to the requirements of applicable Law, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, or (c) waive compliance by the other parties with any of the agreements or conditions contained herein; provided, however, that neither Parent nor the Merger Subs may perform any of the actions set forth in the foregoing clauses (a), (b) or (c) with respect to the Merger Subs or Parent, respectively. No extension or waiver will be made which, pursuant to applicable Law or the rules of the NYSE, requires further approval by the holders of Company Shares or the holders of the Parent Shares, as applicable, without such further approval being obtained. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party hereto to assert any rights or remedies shall not constitute a waiver of such rights or remedies.
SECTION 8.04   No Other Representations or Warranties.
(a)   Except for the representations and warranties set forth in Section 3.01, each of Parent and the Merger Subs acknowledges and agrees that (i) none of the Company, its Subsidiaries or any other Person makes any other express or implied representation or warranty in connection with the Mergers and the other transactions contemplated by this Agreement, (ii) it has relied solely on the representations and warranties of the Company expressly set forth in Section 3.01 and (iii) it has not been induced to enter into this Agreement by any representation, warranty or statement of or by the Company, any of its Subsidiaries or any other Person.
(b)   Except for the representations and warranties set forth in Section 3.02, the Company acknowledges and agrees that (i) none of Parent, the Merger Subs, any of Parent’s other Subsidiaries or any other Person makes any other express or implied representation or warranty in connection with the Mergers and the other transactions contemplated by this Agreement, (ii) it has relied solely on the representations and warranties of Parent and each Merger Sub expressly set forth in Section 3.02 and (iii) it has not been induced to enter into this Agreement by any representation, warranty or statement of or by Parent, the Merger Subs, any of the other Subsidiaries of Parent or any other Person.
SECTION 8.05   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, electronically mailed in portable document format (PDF) (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to the Company, to:
Dominion Energy, Inc.
600 East Canal St.
Richmond, Virginia 23219
Attention:
Regina J. Elbert, Senior Vice President and Chief Legal and Human Resources Officer

Email:
regina.j.elbert@dominionenergy.com

with a copy to (which shall not constitute notice):
McGuireWoods LLP
Gateway Plaza 800 East Canal Street
Richmond, Virginia 23219
Attention:
Joanne Katsantonis; Michael B. Woodard; Emilie J. McNally

Email:
jkatsantonis@mcguirewoods.com;
mwoodard@mcguirewoods.com; emcnally@mcguirewoods.com

if to Parent or the Merger Subs, to:
NextEra Energy, Inc.
700 Universe Blvd.
Juno Beach, Florida 33408
Attention:
Charles E. Sieving
Executive Vice President, Chief Legal, Environmental and Federal Regulatory Affairs Officer

Email:
charles.sieving@nee.com

with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention: Andrew T. Calder, P.C.; David Feirstein, P.C.; Zach Savrick
Email: andrew.calder@kirkland.com; david.feirstein@kirkland.com; zach.savrick@kirkland.com
SECTION 8.06   Definitions.   Capitalized terms used in this Agreement have the meanings specified in Exhibit A.
SECTION 8.07   Interpretation.
(a)   When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(b)   Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. Whenever this Agreement contemplates any notice to, notification of, furnishing of information to, consent or waiver by or cooperation with, any “party” or “parties” hereto, Parent and each Merger Sub shall be treated as one party, such that no separate notification of, furnishing of information to, consent or waiver by, or cooperation with both Parent and each Merger Sub shall be required.
(c)   When a reference is made in this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter to information or documents being “provided”, “made available” or “disclosed” by a party hereto to another party, such information or documents shall include any information or documents (i) included in the SEC Reports of such disclosing party which are publicly available at least twenty-four (24) hours prior to the date of this Agreement, (ii) furnished prior to the execution of this Agreement in the electronic “data room” maintained by such disclosing party and to which access has been granted to the other party and its Representatives at least twenty-four (24) hours prior to the date of this Agreement, or (iii) otherwise provided in writing (including electronically) to the other party or any of its Representatives at least twenty-four (24) hours prior to the date of this Agreement.
(d)   The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.
(e)   Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and all attachments thereto and instruments incorporated therein.
(f)   References to a Person are also to its permitted successors and permitted assigns.

(g)   Where this Agreement states that a party “shall”, “will” or “must” perform in some manner, it means that the party is legally obligated to do so under this Agreement.
(h)   When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.
(i)   Unless otherwise specifically indicated, any reference herein to $ means U.S. dollars.
(j)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
SECTION 8.08   Counterparts.   This Agreement may be executed in one or more counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original but all of which taken together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
SECTION 8.09   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) after the Effective Time, with respect to the provisions of Section 5.08 which shall inure to the benefit of the Indemnified Parties who are intended to be third-party beneficiaries thereof, (b) after the Effective Time, the rights of the holders of Company Shares to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, and (c) after the Effective Time, the rights of the holders of Company Performance Share Awards, Company Deferred Units, Company RSAs and Company Deferred Units to receive the payments contemplated by the applicable provisions of Section 2.02, in each case, in accordance with the terms and conditions of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.03 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
SECTION 8.10   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the internal Laws and judicial decisions of the State of Delaware applicable to agreements executed and performed entirely within such State, regardless of the Law that might otherwise govern under applicable principles of conflicts of law thereof, except that (a) matters related to the obligations of the Company Board under the VSCA and matters that are specifically required by the VSCA in connection with the Mergers and the other transactions contemplated by this Agreement shall be governed by the laws of the Commonwealth of Virginia and (b) matters related to the obligations of the Parent Board under the Florida Business Corporation Act (“FBCA”) and matters that are specifically required by the FBCA in connection with the Mergers and the other transactions contemplated by this Agreement shall be governed by the laws of the State of Florida.
SECTION 8.11   Entire Agreement; Assignment.   This Agreement (including Exhibits hereto, the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment in contravention of this Agreement is and shall be null and void. Subject to the immediately preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
SECTION 8.12   Specific Enforcement; Consent to Jurisdiction.
(a)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate the

Mergers and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that each party hereto shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity. Each of the parties hereto further agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (A) the other party has an adequate remedy at law or (B) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party hereto seeking an Order to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order.
(b)   Each of the parties hereto irrevocably (i) submits itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and any appellate court therefrom, in connection with any claim or matter directly or indirectly based upon, arising out of or relating to this Agreement or any of the Mergers and the other transactions contemplated by this Agreement or the actions of Parent, the Merger Subs or the Company in the negotiation, administration, performance and enforcement of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the Mergers and the other transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and (iv) agrees that the service of any process, summons, notice or document through the notice procedures set forth in Section 8.05 or by U.S. registered mail to the respective addresses set forth in Section 8.05 shall be effective service of process for any Proceeding in connection with this Agreement or the Mergers and the other transactions contemplated by this Agreement. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, any claim that (A) it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.12(b), (B) it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (C) the Proceeding in any such court is brought in an inconvenient forum, (D) the venue of such Proceeding is improper, or (E) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Furthermore, each of the Company, Parent and the Merger Subs irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which any party is entitled pursuant to the final judgment of any court having jurisdiction. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 8.12 is solely for the purpose referred to in this Section 8.12 and shall not be deemed to be a general submission to said courts or to courts in the State of Delaware other than for such purpose.
SECTION 8.13   WAIVER OF JURY TRIAL.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT, THE MERGER SUBS OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.13.
SECTION 8.14   Severability.   If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the Mergers and the other transactions contemplated by this Agreement are fulfilled to the fullest extent possible.
SECTION 8.15   Transfer Taxes.   Except as provided in Section 2.03(b)(iv), all transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including penalties and interest) incurred in connection with the Mergers shall be paid by Parent, the Surviving Corporation and the Surviving Entity when due.
SECTION 8.16   Disclosure Letters.   Certain items and matters are listed in the Company Disclosure Letter and the Parent Disclosure Letter for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Letter or the Parent Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants and agreements contained in this Agreement. No reference to, or disclosure of, any item or matter in any section of this Agreement or any section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter shall be construed as an admission or indication that such item or matter is material or that such item or matter is required to be referred to or disclosed in this Agreement or in the Company Disclosure Letter or the Parent Disclosure Letter, as applicable. Without limiting the foregoing, no reference to, or disclosure of, a possible breach or violation of any Contract or Law in the Company Disclosure Letter or the Parent Disclosure Letter shall be construed as an admission or indication that a breach or violation exists or has actually occurred. Each section or subsection of the Company Disclosure Letter and the Parent Disclosure Letter, as the case may be, shall be deemed to qualify the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, Parent and each Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
Dominion Energy, Inc.
By:
/s/ Robert M. Blue

Name:
Robert M. Blue

Title:
Chair, President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

NextEra Energy, Inc.
By:
/s/ John W. Ketchum

Name:
John W. Ketchum

Title:
Chairman, President & Chief Executive Officer

WG Development Corp.
By:
/s/ Mark E. Hickson

Name:
Mark E. Hickson

Title:
President

CS Holdco, LLC
By:
/s/ Mark E. Hickson

Name:
Mark E. Hickson

Title:
President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
DEFINITIONS
(a)   The following terms have the following meanings:
“Acceptable Company Confidentiality Agreement” means a confidentiality agreement with the Company having customary provisions that are not materially less favorable to the Company and not materially less restrictive on the Company’s counterparty than those contained in the Confidentiality Agreement (but, for the avoidance of doubt, such confidentiality agreement need not contain a “standstill” or similar obligation).
“Acceptable Parent Confidentiality Agreement” means a confidentiality agreement with Parent having customary provisions that are not materially less favorable to Parent and not materially less restrictive on Parent’s counterparty than those contained in the Confidentiality Agreement (but, for the avoidance of doubt, such confidentiality agreement need not contain a “standstill” or similar obligation).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. Notwithstanding anything to the contrary in this definition or this Agreement, XPLR Infrastructure, LP and its subsidiaries shall not be deemed to be Affiliates of Parent.
“Atomic Energy Act” means the Atomic Energy Act of 1954, as amended.
“Average Price” means the volume-weighted average price, rounded to four decimal places, of Parent Shares for the ten (10) consecutive trading days ending on and including the second (2nd) trading day prior to the Effective Time.
“Burdensome Condition” means any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures (including any Remedial Action) that, individually or in the aggregate, would have or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole; provided, however, that, for this purpose, Parent and its Subsidiaries, both before and after giving effect to the First Merger, shall be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of the Company and its Subsidiaries, taken as a whole as of immediately prior to the Effective Time; provided, further, that any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions and other measures set forth in Section 5.16 and in Part A of Section 5.16 of the Parent Disclosure Letter shall not constitute or be taken into account in determining whether there has been, is or would reasonably expected to be, a Burdensome Condition.
“Business Day” means any day other than a Saturday or Sunday or a day on which banks in the City of New York are required or authorized to be closed.
“Byproduct Material” means any radioactive material (except Special Nuclear Material) yielded in, or made radioactive by, exposure to radiation in the process of producing or utilizing Special Nuclear Material.
“Closing Share Count” means the sum of (a) the number of Company Shares issued and outstanding immediately prior to the Effective Time (including Company RSAs but excluding the Cancelled Shares) and (b) the number of Company Shares underlying (i) Company Performance Share Awards based upon the Subject Performance Level and (ii) Company Deferred Units.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commonly Controlled Entity” means, with respect to any Person, any other Person that, together with such first Person, is treated as a single employer under Section 414 of the Code.
“Company Acquisition Proposal” means any bona fide proposal or offer from any Person or group of Persons (other than Parent, the Merger Subs or their respective Affiliates) relating to (i) any acquisition or purchase directly or indirectly, in a single transaction or series of transactions, by such Person or group of Persons of a business or assets of the Company or its Subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole, or more than 20% of the total voting power of the equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in such Person beneficially owning more than 20% of the total voting power of the equity securities of the Company or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving directly or indirectly, in a single transaction or series of transactions, the Company or any Subsidiary or Subsidiaries of the Company that if consummated would result in such Person or group of Persons acquiring a business or

Exhibit A-1

assets of the Company or its Subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole.
“Company Benefit Plan” means any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA), (ii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement (including the Company Equity Award Plans), (iii) severance, change in control, employment, consulting, retirement, retention or termination plan, program, agreement, policy or arrangement or (iv) other compensation or benefit plan, program, agreement, policy, practice, Contract, arrangement or other obligation, whether or not in writing and whether or not subject to ERISA, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any of its Commonly Controlled Entities or with respect to which the Company or any of its Commonly Controlled Entities had or has any present or future liability, in any case other than any (A) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (B) plan, program, policy or arrangement mandated by applicable Law.
“Company Disclosure Letter” means the confidential disclosure letter dated as of the date of this Agreement delivered by the Company to Parent and each Merger Sub.
“Company Equity Award Plans” means the 2014 Incentive Compensation Plan, the 2024 Incentive Compensation Plan and the Non-Employee Directors Compensation Plan, each as amended and restated from time to time.
“Company Intervening Event” means any beneficial material event, development or change in circumstances that materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, that first becomes known to the Company Board after the date of this Agreement but before the Company Requisite Vote is obtained, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of this Agreement or which would not reasonably be expected to have become known after reasonable investigation or inquiry as of or prior to the date of this Agreement; provided, however, that in no event will (i) the receipt, existence or terms of a Company Acquisition Proposal or any matter relating thereto or consequence thereof, (ii) any action taken or omitted to be taken by any party pursuant to or in compliance with this Agreement, including any action taken or omitted to be taken or requirement imposed in connection with seeking any Regulatory Clearances, (iii) any changes in Law, legislative or political conditions or policy or practices of any Governmental Entity or the settlement, commencement or threat of any lawsuits, investigations, inquiries or Proceedings, (iv) changes in the market price or trading volume of the Company Shares or Parent Shares, or the credit rating of Company or Parent or any of their respective Subsidiaries, or the Company or Parent or any of their respective Subsidiaries meeting or exceeding internal or published projections, budgets, plans, forecasts or revenue, earnings or other financial performance predictions or results of operations for any period, (v) changes in general economic, business, financial, political, social or market conditions or in the energy markets or industry or in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes to interest rates, (vi) changes in general economic, business, financial, political, social or market conditions or changes in the electricity and natural gas industries or other commodities, (vii) changes in applicable accounting regulations or principles or interpretations thereof, (viii) an act of terrorism, sabotage, cyberattack, military action, hostilities or war (whether declared or not declared) or an outbreak, escalation or worsening thereof or any act of God, epidemic, outbreak of disease, earthquake, any weather-related or other force majeure event or other natural disaster or any national or international calamity or crisis or any escalation or worsening thereof, (ix) changes arising from or related to the announcement, execution or delivery of this Agreement or the public announcement or pendency of the Mergers or the other transactions contemplated by this Agreement, in each case, including any impact thereof on relationships, contractual or otherwise, with Governmental Entities or customers, suppliers, distributors, lenders, partners or employees of Company and its Subsidiaries, or (x) any event, development or change relating solely to Parent or its Affiliates, in each case, constitute a “Company Intervening Event” or contribute to or be taken into account, alone or in combination, in determining whether a Company Intervening Event has occurred or would reasonably be expected to result.
“Company Material Adverse Effect” means any Change that has a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall, either alone or in combination, constitute or contribute to a Company Material Adverse Effect: (i) Changes in the economy in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) Changes that affect any of the industries in which the Company or any of its Subsidiaries operate, (iii) Changes in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes in interest rates, (iv) any Change in the stock price, trading volume or credit rating of the Company or any of its Subsidiaries or any failure by the Company to meet published analyst estimates or expectations of its revenue, earnings or other financial

Exhibit A-2

performance or results of operations for any period, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (it being understood that the Changes underlying any such Change or failure described in this clause (iv) to the extent not otherwise excluded from the definition of a “Company Material Adverse Effect” may be considered in determining whether there has been a Company Material Adverse Effect), (v) Changes in Law, legislative or political conditions or policy or practices of any Governmental Entity, (vi) Changes in applicable accounting regulations or principles or interpretations thereof, (vii) an act of terrorism, sabotage, cyberattack, military action, hostilities or war (whether declared or not declared) or an outbreak or escalation or worsening thereof or any act of God, epidemic, outbreak of disease, earthquake, any weather-related or other force majeure event or other natural disaster or any national or international calamity or crisis or any escalation or worsening thereof, (viii) the announcement, execution or delivery of this Agreement or the public announcement or pendency of the Mergers or the other transactions contemplated by this Agreement, in each case, including any impact thereof on relationships, contractual or otherwise, with Governmental Entities or customers, suppliers, distributors, lenders, partners or employees of the Company and its Subsidiaries, (ix) actions taken or requirements imposed by any Governmental Entities, in connection with obtaining the Regulatory Clearances, (x) any Shareholder Litigation or Changes with respect thereto and (xi) any Significant Project Adverse Effect; provided, further, that any Change set forth in the foregoing clauses (i), (ii), (iii), (v), (vi) or (vii), to the extent not otherwise excluded hereunder, may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent that such Change has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other Persons engaged in the relevant business affected by such Change.
“Company Material Contract” means any Contract required to be filed by a Reporting Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC; provided, that solely for purposes of Section 3.01(h), the term “Company Material Contract” shall also include any Contract that requires the Company or any of its Subsidiaries to incur Indebtedness or to make payments or expenditures, of more than Two Billion Five Hundred Million Dollars ($2,500,000,000.00) in any one future fiscal year through fiscal year 2028, excluding (A) any Contracts that can be terminated for convenience on less than ninety (90) days’ notice without material payment or penalty and (B) (i) any Contracts for the purchase, sale or supply of natural gas capacity or commodities or fuel, electricity, capacity, environmental attributes (including renewable energy certificates, emissions allowances, carbon credits, and similar environmental commodities), tax credits (including production tax credits and investment tax credits, whether transferred, sold, or otherwise monetized), ancillary services or transmission rights, (ii) any demand response or tolling arrangements or agreements, power purchase agreements or interconnection agreements or (iii) any hedging, swap or other derivative arrangements relating to any of the foregoing products or services.
“Company Material Litigation Proceedings” means any Proceedings set forth on Section 1.01(b) of the Company Disclosure Letter or any settlement or stipulation in respect thereof.
“Company Material Regulatory Proceedings” means any Proceedings set forth on Section 1.01(c) of the Company Disclosure Letter or any settlement or stipulation in respect thereof.
“Company Share” means a share of common stock, without par value, of the Company.
“Company Significant Subsidiaries” means (i) the significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company, determined as of the fiscal year ended December 31, 2025 and (ii) the entities set forth on Section 1.01(a) of the Company Disclosure Letter.
“Company Superior Proposal” means an unsolicited bona fide written Company Acquisition Proposal relating to any direct or indirect acquisition or purchase of (i) assets that generate more than 50% of the consolidated revenues or net income of the Company and its Subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated assets of the Company and its Subsidiaries, taken as a whole or (iii) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel is more favorable to the Company’s shareholders than the First Merger, taking into account the Person making the Company Acquisition Proposal and all legal, financial and regulatory aspects of the Company Acquisition Proposal (including the likelihood that such Company Acquisition Proposal would be consummated in accordance with its terms) and all other relevant circumstances.
“Company Tax Counsel” means McGuireWoods LLP.
“Consent” means any consent, clearance, approval, Order, authorization, waiver, license, notice filing, registration, declaration, action or non-action.

Exhibit A-3

“Contract” means a contract, purchase order, license, sublicense, lease, sublease, option, warrant, guaranty, indenture, note, bond, mortgage or other legally binding agreement or instrument, whether written or unwritten.
“control” (including in the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Data Privacy Legal Requirements” means with respect to any Person (i) all applicable requirements imposed by applicable Laws relating to (A) the security or privacy of information systems, networks, or data; (B) the use, collection, recording, storing, altering, retrieving, transferring, disclosing (whether authorized or unauthorized) or otherwise processing of data owned or used by such Person or its Subsidiaries; (C) the unauthorized access, acquisition, use, modification, disclosure or misuse of data; (D) the notification to affected parties, regulators, or credit reporting agencies as a result of any breach of systems, networks or data; or (E) any other cybersecurity or data privacy incident requiring reporting outside of such Person; (ii) all contractual standards, rules and requirements that the such Person or any of its Subsidiaries is or has been contractually obligated to comply with; and (iii) each published external or internal, past or present privacy policy or security policy of such Person or its Subsidiaries applicable to any information systems, networks, or data, including personal data and any published policy of such Person or its Subsidiaries relating to: (A) the privacy of any Person, (B) financial records or information pertaining to any Person, (C) the collection, storage, disclosure, transfer, disposal, other processing or security of any personal data, or (D) personally identifying information, sensitive customer information, financial records, security records and associated information, about Persons.
“Environmental Law” means any Law relating to pollution or protection of the environment or natural resources, including ambient air, soil, surface water or groundwater, sediment, flora and fauna, or, as it relates to the exposure to hazardous, deleterious or toxic materials, human health or safety.
“Equity Award Cash Distribution Right” means, with respect to a Parent RSU Conversion Award, Parent Restricted Stock Award, or Parent Deferred Unit (collectively, “Parent Conversion Awards”), the right to receive an amount in cash equal to (a) the number of Parent Shares subject to such Parent Conversion Award, divided by (b) the Equity Award Exchange Ratio, multiplied by (c) the Per Share Cash Amount. Each Equity Award Cash Distribution Right shall be subject to the same vesting, payment, and forfeiture terms as the Parent Conversion Award to which such Equity Award Cash Distribution Right relates.
“Equity Award Exchange Ratio” means the Per Share Stock Amount.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Order” means any Order enacted, entered or promulgated by any Governmental Entity, other than a federal Governmental Entity or any other matters set forth on Section 5.02(c) of the Parent Disclosure Letter, that restrains, enjoins, prevents or otherwise prohibits the consummation of the First Merger or makes the consummation of the First Merger illegal and which is not with respect to a Regulatory Clearance and which is not primarily caused by Parent’s breach of this Agreement.
“Good Utility Practice” means (i) any of the practices, methods and acts engaged in or approved by a significant portion of the electric or natural gas utility industries, as applicable, during the relevant time period or (ii) any of the practices, methods or acts that, in the exercise of reasonable, good faith judgment in light of the facts known at the time the decision was made, would have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; provided that Good Utility Practice is not intended to be limited to optimum practices, methods or acts to the exclusion of all others but rather to be acceptable practices, methods or acts generally accepted in the geographic location of the performance of such practice, method or act.
“Governmental Entity” means any federal, state, local, or non-United States government, any court or tribunal, any administrative, regulatory (including any stock exchange) or other governmental or quasi-governmental agency, commission, branch or authority or other governmental entity or body, in each case, of competent jurisdiction.
“Hazardous Materials” means any substance, waste or material defined or regulated as hazardous, acutely hazardous or toxic or that could reasonably be expected to result in liability under any applicable Environmental Law currently in effect, including petroleum, petroleum products, High-Level Waste, Spent Nuclear Fuel, by-products and distillates, pesticides, dioxin, polychlorinated biphenyls, mold, biological hazards, asbestos and asbestos-containing materials.

Exhibit A-4

“High-Level Waste” means (i) irradiated nuclear reactor fuel, (ii) liquid wastes resulting from the operation of the first cycle solvent extraction system, or its equivalent, and the concentrated wastes from subsequent extraction cycles, or their equivalent, in a facility for reprocessing irradiated reactor fuel and (iii) solids into which such liquid wastes have been converted.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Intellectual Property” means all intellectual property and proprietary rights, and applications with respect thereto, including (i) patents and patent applications, (ii) trademarks, service marks, trade dress, logos, Internet domain names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (iii) copyrights and rights under copyrights, whether registered or unregistered, and any registrations and applications for registration thereof, (iv) trade secrets and other rights in know-how and confidential or proprietary information, including any technical data, specifications, techniques, inventions and discoveries, in each case, to the extent that it qualifies as a trade secret under applicable Law and (v) all other intellectual property rights recognized by applicable Law.
“IT Systems” means all computer systems, computer programs, networks, hardware, software, software engines, electronic databases and websites used to process, store, maintain and operate data, information and control systems owned, used or provided by the Company.
“Knowledge” means (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of any of the Persons set forth in Section 8.06(a) of the Company Disclosure Letter and their successors and (ii) with respect to Parent, the actual knowledge, after reasonable inquiry, of any of the Persons set forth in Section 8.06 of the Parent Disclosure Letter and their successors.
“Law” means any federal, state, local or non-United States law (including common law), statute, regulation, rule, ordinance, Order or decree of any Governmental Entity.
“Material Litigation Proceedings” means the Company Material Litigation Proceedings and the Parent Material Litigation Proceedings.
“Material Regulatory Proceedings” means the Company Material Regulatory Proceedings and the Parent Material Regulatory Proceedings.
“Notes Indebtedness” means the Indebtedness set forth on Section 5.09(a) of the Company Disclosure Letter.
“NYSE” means the New York Stock Exchange.
“Parent Acquisition Proposal” means any bona fide proposal or offer from any Person or group of Persons (other than the Company and its Affiliates) relating to (i) any acquisition or purchase directly or indirectly, in a single transaction or series of transactions, by such Person or group of Persons of a business or assets for Parent or its Subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of Parent and its Subsidiaries, taken as a whole, or more than 20% of the total voting power of the equity securities of Parent, (ii) any tender offer or exchange offer that if consummated would result in such Person or groups of Persons beneficially owning more than 20% of the total voting power of the equity securities of Parent or (iii) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving directly or indirectly, in a single transaction or series of transactions, Parent or any Subsidiary or Subsidiaries of Parent that if consummated would result in such Person or group of Persons acquiring a business or assets of Parent or its Subsidiaries that constitutes more than 20% of the consolidated revenues, net income or consolidated assets of Parent and its Subsidiaries, taken as a whole.
“Parent Benefit Plan” means any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA), (ii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (iii) severance, change in control, employment, consulting, retirement, retention or termination plan, program, agreement, policy or arrangement or (iv) other compensation or benefit plan, program, agreement, policy, practice, Contract, arrangement or other obligation, whether or not in writing and whether or not subject to ERISA, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by Parent or any of its Commonly Controlled Entities or with respect to which Parent or any of its Commonly Controlled Entities had or has any present or future liability, in any case other than any (A) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (B) plan, program, policy or arrangement mandated by applicable Law.
“Parent Disclosure Letter” means the confidential disclosure letter dated as of the date of this Agreement delivered by Parent to the Company.

Exhibit A-5

“Parent Intervening Event” means any beneficial material event, development or change in circumstances that materially affects the business, assets or operations of Parent and its Subsidiaries, taken as a whole, that first becomes known to the Parent Board after the date of this Agreement but before the Parent Shareholder Approval is obtained, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of this Agreement or which would not reasonably be expected to have become known after reasonable investigation or inquiry as of or prior to the date of this Agreement; provided, however, that in no event will (i) the receipt, existence or terms of a Parent Acquisition Proposal or any matter relating thereto or consequence thereof, (ii) any action taken or omitted to be taken by any party pursuant to or in compliance with this Agreement, including any action taken or omitted to be taken or requirement imposed in connection with seeking any Regulatory Clearances, (iii) any changes in Law, legislative or political conditions or policy or practices of any Governmental Entity or the settlement, commencement or threat of any lawsuits, investigations, inquiries or Proceedings, (iv) changes in the market price or trading volume of the Company Shares or Parent Shares, or the credit rating of Company or Parent or any of their respective Subsidiaries, or the Company or Parent or any of their respective Subsidiaries meeting or exceeding internal or published projections, budgets, plans, forecasts or revenue, earnings or other financial performance predictions or results of operations for any period, (v) changes in general economic, business, financial, political, social or market conditions or in the energy markets or industry or in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes to interest rates, (vi) changes in general economic, business, financial, political, social or market conditions or changes in the electricity and natural gas industries or other commodities, (vii) changes in applicable accounting regulations or principles or interpretations thereof, (viii) an act of terrorism, sabotage, cyberattack, military action, hostilities or war (whether declared or not declared) or an outbreak, escalation or worsening thereof or any act of God, epidemic, outbreak of disease, earthquake, any weather-related or other force majeure event or other natural disaster or any national or international calamity or crisis or any escalation or worsening thereof, (ix) changes arising from or related to the announcement, execution or delivery of this Agreement or the public announcement or pendency of the Mergers or the other transactions contemplated by this Agreement, in each case, including any impact thereof on relationships, contractual or otherwise, with Governmental Entities or customers, suppliers, distributors, lenders, partners or employees of Parent and its Subsidiaries, or (x) any event, development or change relating solely to the Company or its Affiliates, in each case, constitute a “Parent Intervening Event” or contribute to or be taken into account, alone or in combination, in determining whether a Parent Intervening Event has occurred or would reasonably be expected to result.
“Parent Material Adverse Effect” means any Change that has a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that none of the following shall, either alone or in combination, constitute or contribute to a Parent Material Adverse Effect: (i) Changes in the economy in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) Changes that affect any of the industries in which Parent or any of its Subsidiaries operate, (iii) Changes in the financial, debt, capital, credit or securities markets generally in the United States or elsewhere in the world, including changes in interest rates, (iv) any Change in the stock price, trading volume or credit rating of Parent or any of its Subsidiaries or any failure by Parent to meet published analyst estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, or any failure by Parent to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (it being understood that the Changes underlying any such Change or failure described in this clause (iv) to the extent not otherwise excluded from the definition of a “Parent Material Adverse Effect” may be considered in determining whether there has been a Parent Material Adverse Effect), (v) Changes in Law, legislative or political conditions or policy or practices of any Governmental Entity, (vi) Changes in applicable accounting regulations or principles or interpretations thereof, (vii) an act of terrorism, sabotage, cyberattack, military action, hostilities or war (whether declared or not declared) or an outbreak or escalation or worsening thereof or any act of God, epidemic, outbreak of disease, earthquake, any weather-related or other force majeure event or other natural disaster or any national or international calamity or crisis or any escalation or worsening thereof, (viii) the announcement, execution or delivery of this Agreement or the public announcement or pendency of the Mergers or the other transactions contemplated by this Agreement, in each case, including any impact thereof on relationships, contractual or otherwise, with Governmental Entities or customers, suppliers, distributors, lenders, partners or employees of Parent and its Subsidiaries, (ix) actions taken or requirements imposed by any Governmental Entities, in connection with obtaining the Regulatory Clearances and (x) any Shareholder Litigation or Changes with respect thereto provided, further, that any Change set forth in the foregoing clauses (i), (ii), (iii), (v), (vi) or (vii), to the extent not otherwise excluded hereunder, may be taken into account in determining whether a Parent Material Adverse Effect has occurred solely to the extent that such Change has a disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, as compared to other Persons engaged in the relevant business affected by such Change.

Exhibit A-6

“Parent Material Contract” means any Contract required to be filed as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC.
“Parent Material Litigation Proceedings” means the Proceedings set forth on Section 1.01(d) of the Parent Disclosure Letter or any settlement or stipulation in respect thereof.
“Parent Material Regulatory Proceedings” means the Proceedings set forth on Section 1.01(e) of the Parent Disclosure Letter or any settlement or stipulation in respect thereof.
“Parent Restricted Stock Award” means an award of restricted Parent Shares.
“Parent Share” means a share of common stock, par value $0.01 per share, of Parent.
“Parent Superior Proposal” means an unsolicited bona fide written Parent Acquisition Proposal relating to any direct or indirect acquisition or purchase of (i) assets that generate more than 50% of the consolidated revenues or net income of Parent and its Subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated assets of Parent and its Subsidiaries, taken as a whole or (iii) more than 50% of the total voting power of the equity securities of Parent, in each case, that the Parent Board determines in good faith after consultation with Parent’s financial advisors and outside legal counsel is more favorable to Parent’s shareholders than the First Merger, taking into account the Person making the Parent Acquisition Proposal and all legal, financial and regulatory aspects of the Parent Acquisition Proposal (including the likelihood that such Parent Acquisition Proposal would be consummated in accordance with its terms) and all other relevant circumstances. For the avoidance of doubt any such acquisition or purchase shall not constitute a Parent Superior Proposal, if the shareholders of Parent immediately prior to the consummation of such transaction would hold, directly or indirectly, more than fifty percent (50%) of the capital stock or other equity ownership interests in the combined entity following the consummation of such transaction.
“Parent Tax Counsel” means Kirkland & Ellis LLP.
“Per Share Cash Amount” means an amount equal to $360,000,000 divided by the Closing Share Count.
“Permitted Liens” means, with respect to any Person, (i) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Liens, if any, that do not materially detract from the value of or materially interfere with the use of any of the assets of such Person and its Subsidiaries as currently conducted, (ii) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) title defects or Liens (other than those constituting Liens for the payment of Indebtedness), if any, that do not or would not, individually or in the aggregate, impair in any material respect the use or occupancy of the assets of such Person and its Subsidiaries, taken as a whole, (iv) Liens for Taxes that are not yet due or payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (v) Liens supporting surety bonds, performance bonds and similar obligations issued in connection with the businesses of such Person and its Subsidiaries, (vi) Liens not created by such Person or its Subsidiaries that affect the underlying fee interest of a Company Leased Real Property, (vii) Liens that are disclosed on the most recent consolidated balance sheet of such Person included in its SEC Reports or notes thereto or securing liabilities reflected on such balance sheet, (viii) Liens arising under or pursuant to the organizational documents of such Person or any of its Subsidiaries, (ix) grants to others of rights-of-way, surface leases or crossing rights and amendments, modifications, and releases of rights-of-way, surface leases or crossing rights in the ordinary course of business, (x) with respect to rights-of-way, restrictions on the exercise of any of the rights under a granting instrument that are set forth therein or in another executed agreement, that is of public record or to which such Person or any of its Subsidiaries otherwise has access, between the parties thereto, (xi) Liens which an accurate up-to-date survey would show, (xii) Liens resulting from any facts or circumstances relating to, if such Person is the Company, Parent, the Merger Subs or any of their Affiliates or, if such Person is Parent or the Merger Subs, the Company or any of its Affiliates and (xiii) Liens that do not and would not reasonably be expected to materially impair the continued use of a Company Owned Real Property or a Company Leased Real Property as currently operated.
“Person” means an individual, corporation (including not-for-profit), Governmental Entity, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity of any kind or nature or group (as defined in Section 13(d)(3) of the Exchange Act).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the United States Securities and Exchange Commission.
“SEC Reports” means all forms, statements, certifications, reports and other documents a Person is required or otherwise obligated to file or furnish with the SEC, including (i) those filed or furnished subsequent to the date of this Agreement and (ii) all exhibits and other information incorporated therein and all amendments and supplements thereto.

Exhibit A-7

“Securities Act” means the Securities Act of 1933, as amended.
“Significant Project Adverse Effect” shall have the meaning assigned to such term in Section 8.06(b) of the Company Disclosure Letter.
“Source Material” means (i) uranium or thorium, or any combination thereof, in any physical or chemical form or (ii) ores that contain by weight one-twentieth of one percent (0.05%) or more of (A) uranium, (B) thorium or (C) any combination thereof.
“Special Nuclear Material” means plutonium, uranium-233, uranium enriched in the isotope-233 or in the isotope-235, and any other material that the NRC determines to be “Special Nuclear Material.” Special Nuclear Material also refers to any material artificially enriched by any of the foregoing materials or isotopes. Special Nuclear Material does not include Source Material.
“Spent Nuclear Fuel” means fuel that has been withdrawn from a nuclear reactor following irradiation, and has not been chemically separated into its constituent elements by reprocessing. Spent Nuclear Fuel includes Special Nuclear Material, Byproduct Material, Source Material and other radioactive materials associated with nuclear fuel assemblies.
“Subsidiary” means, with respect to any Person, (i) any other Person (other than a partnership, joint venture or limited liability company) of which 50% or more of the total voting power of shares of stock or other equity interests entitled to vote in the election of directors, managers or trustees is at the time of determination owned or controlled, directly or indirectly, by such first Person and (ii) any partnership, joint venture or limited liability company of which (A) 50% or more of the capital accounts, distribution rights, total equity or voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person, whether in the form of membership, general, special or limited partnership interests or otherwise or (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Notwithstanding anything to the contrary in this definition or this Agreement, XPLR Infrastructure, LP and its subsidiaries shall not be deemed to be Subsidiaries of Parent.
“Tax Return” means any return, declaration, report, election, claim for refund or information return or any other statement or form filed or required to be filed with any Governmental Entity relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxes” means all forms of taxes, fees or duties or any similar charges imposed by any Governmental Entity, or required by any Governmental Entity to be reported, collected or withheld, together with any related interest, penalties and any other additional amounts in respect of or related to tax.
“VSCA” means the Virginia Stock Corporation Act, as amended.
“Willful Breach” means, with respect to any breach or failure to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would result in or constitute a breach of this Agreement. For the avoidance of doubt, the failure of a party hereto to consummate the Closing when required pursuant to Section 1.02, or, on the Closing Date, cause the Effective Time to occur pursuant to Section 1.03, shall be a Willful Breach of this Agreement.
(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Agreement	Preamble
Applicable Company SEC Reports	3.01(e)(i)
Applicable Parent SEC Reports	3.02(e)(i)
Articles of First Merger	1.03
Articles of Second Merger	1.03
BOEM	3.01(q)(i)
Book-Entry Share	2.01(a)
Cancelled Shares	2.01(b)
Certificate	2.01(a)
Changes	3.01(f)(i)
Closing	1.02
Closing Date	1.02

Exhibit A-8

Term	Section
Company	Preamble
Company Adverse Recommendation Change	4.02(e)
Company Alternative Acquisition Agreement	4.02(e)
Company Articles of Incorporation	3.01(a)
Company Board	Recitals
Company Board Recommendation	3.01(d)(i)
Company Bylaws	3.01(a)
Company Deferred Unit	2.02(c)
Company Employees	5.06(a)
Company Financing Plan	4.01(a)(ii)
Company Leased Real Property	3.01(o)(i)
Company Non-Union Employees	5.06(a)
Company Notice of Recommendation Change	4.02(f)
Company Organizational Documents	3.01(a)
Company Owned Real Property	3.01(o)(ii)
Company Performance Share Award	2.02(a)
Company Real Property Lease	3.01(o)(i)
Company Regulatory Clearances	3.01(d)(iii)
Company Requisite Vote	3.01(r)
Company RSA	2.02(b)
Company Shareholders Meeting	5.01(f)
Company Termination Fee	7.02(b)
Confidentiality Agreement	5.03(b)
Consent Solicitations	5.09(a)
Continuation Period	5.06(a)
Converted Parent Awards	2.02(e)
D&O Insurance	5.08(c)
DERI Notes	5.21(b)
DOE	3.01(q)(i)
DOT	3.01(q)(i)
DTC	2.03(b)(iii)
Effective Time	1.03
Exchange Agent	2.03(a)
Exchange Fund	2.03(a)
Existing Loan Consent	5.09(d)
Existing Loan Lenders	5.09(d)
Existing Loan Notice	5.09(d)
FBCA	8.10
FCC	3.01(d)(iii)
Federal Remedial Order	5.02(e)
FERC	3.01(d)(iii)
First Merger	Recitals
First Plan of Merger	Recitals
Form S-4	5.01(a)
GAAP	3.01(e)(ii)
Indebtedness	4.01(a)(viii)
Indemnified Parties	5.08(a)
Intended Tax Treatment	Recitals
Joint Proxy Statement/Prospectus	5.01(a)

Exhibit A-9

Term	Section
Liens	3.01(b)
LLC Sub	Preamble
Maximum Annual Premium	5.08(c)
Merger Consideration	2.01(a)
Merger Sub Corp	Preamble
Merger Subs	Preamble
Mergers	Recitals
NCUC	3.01(d)(iii)
NERC	3.01(q)(i)
NRC	3.01(d)(iii)
Orders	6.01(b)
Parent	Preamble
Parent Adverse Recommendation Change	4.03(e)
Parent Alternative Acquisition Agreement	4.03(e)
Parent Board	Recitals
Parent Board Recommendation	3.02(d)(i)
Parent Bonus Goals	5.06(d)
Parent Deferred Unit	2.02(c)
Parent Financing Plan	4.01(b)(ii)
Parent Leased Real Property	3.01(o)(i)
Parent Notice of Recommendation Change	4.03(f)
Parent Organizational Documents	3.02(a)
Parent Owned Real Property	3.02(o)(ii)
Parent Preferred Stock	3.02(c)(i)
Parent Real Property Lease	3.01(o)(i)
Parent Regulatory Clearances	3.02(d)(iii)
Parent RSU Conversion Award	2.02(a)
Parent Share Issuance	Recitals
Parent Shareholder Approval	3.02(r)
Parent Shareholders Meeting	5.01(i)
Parent Termination Fee	7.02(d)
PBGC	3.01(k)(iv)
Per Share Stock Amount	2.01(a)
Permits	3.01(i)
PHMSA	3.01(q)(i)
Plans of Merger	Recitals
Proceeding	3.01(g)
Qualified Plan	3.01(k)(ii)
Regulatory Clearances	3.02(d)(iii)
Regulatory Termination Fee	7.02(c)
Remedial Action	5.02(d)
Remedial Order Notice	5.02(e)
Reporting Company	3.01
Representatives	4.02(a)
Rights-of-Way	3.01(o)(iii)
SCPSC	3.01(d)(iii)
Second Effective Time	1.03
Second Merger	Recitals
Second Plan of Merger	Recitals

Exhibit A-10

Term	Section
Series C Preferred	3.01(c)
Shareholder Litigation	5.17
Subject Performance Level	2.02(a)
Surviving Corporation	1.01
Surviving Entity	1.01
Takeover Statutes	3.01(u)
Termination Date	7.01(b)(i)
VLLCA	1.01
Voting Company Debt	3.01(c)(ii)
Voting Parent Debt	3.02(c)(ii)
VSCC	3.01(d)(iii)

Exhibit A-11

Annex B
FIRST PLAN OF MERGER
Plan of Merger
merging
WG Development Corp.,
a Virginia corporation
with and into
Dominion Energy, Inc.,
a Virginia corporation
ARTICLE I
THE MERGER
Section 1.1   The Merger.
(a)   Surviving Corporation.   Upon the terms and subject to the conditions set forth in this plan of merger (the “Plan of Merger”) and in accordance with the Virginia Stock Corporation Act (the “VSCA”), WG Development Corp., a Virginia corporation (“Merger Sub”), shall be merged with and into Dominion Energy, Inc., a Virginia corporation (the “Company”), at the Effective Time (as defined below) (the “Merger”), and the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned Subsidiary of Parent.
(b)   Effective Time.   The Parties to the Merger will cause the Merger to become effective by filing articles of merger containing the Plan of Merger (the “Articles of Merger”) with the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “VSCC”), which Articles of Merger will be executed and filed in accordance with the applicable provisions of the VSCA. The Merger shall become effective at the time when the VSCC issues a certificate of merger with respect to the Articles of Merger or at such later time as may be agreed by Parent and the Company in writing and specified in the Articles of Merger (the “Effective Time”).
(c)   Articles of Incorporation and Bylaws.   At the Effective Time, (i) the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to be in the form set forth in Exhibit A attached hereto and as so amended and restated shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law; and (ii) the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to be the same as the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Dominion Energy, Inc.”, and as so amended and restated shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law.
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS
Section 2.1   Effect on Capital Stock.
At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:
(a)   Merger Consideration.   Each Company Share issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares (as defined below), which shall be treated in accordance with Section 2.1(b)) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each such Company Share, whether represented by a certificate (“Certificate”) or in non-certificated form and represented by book-entry (“Book-Entry Share”), shall automatically be converted into the right to receive (i) an amount equal to the Per Share Cash Amount, and (ii) [•] validly issued, fully paid and non-assessable Parent Shares (the “Per Share Stock Amount” and, together with the Per Share Cash Amount, the “Merger Consideration”). Following the Effective Time, the holders of Company Shares as of immediately prior to the Effective Time shall cease to have any rights with respect thereto, except for the rights set forth in Section 2.1(e).
(b)   Cancellation of Cancelled Shares.   Each Company Share owned by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent and each Company Share owned by the Company or any wholly-owned

Subsidiary of the Company (collectively, the “Cancelled Shares”) shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.
(c)   Series C Preferred.   Each share of Series C Preferred issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be cancelled and shall cease to exist, and each such share of Series C Preferred shall automatically be converted into the right to receive one (1) share of Parent Preferred Stock.
(d)   Capital Stock of Merger Sub.   Each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock, without par value, of the Surviving Corporation, and all such shares together shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(e)   Rights of Holders of Company Shares.   Until surrendered or exchanged pursuant to Section 2.03(b) of the Agreement, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or exchange the Merger Consideration, any dividends and other distributions pursuant to Section 2.03(g) of the Agreement and any cash in lieu of any fractional Parent Shares.
Section 2.2   Treatment of Company Equity Awards.
(a)   Treatment of Performance Shares and Performance Share Units.   At the Effective Time, each performance share award and performance share unit granted under a Company Equity Award Plan that is outstanding immediately prior to the Effective Time (a “Company Performance Share Award”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed and converted into (or cancelled and replaced by) an award of Parent restricted stock units (a “Parent RSU Conversion Award”) relating to a number of Parent Shares equal to the product, rounded to the nearest whole number of shares, of (i) the number of Company Shares subject to such Company Performance Share Award immediately prior to the Effective Time (with such number of Company Shares determined based upon the number of Company Shares that would be earned if the performance level achieved was the greater of (A) the “target” level of performance and (B) the actual level of performance measured based on a shortened performance period ending immediately prior to the Effective Time, as reasonably determined by the Compensation and Talent Development Committee of the Company Board in good faith (following consultation with Parent)) (such greater performance level, the “Subject Performance Level”), and (ii) the Equity Award Exchange Ratio, with the same terms and conditions (including service-based vesting conditions, forfeiture conditions and dividend equivalent rights, but excluding performance-based vesting conditions) that applied to such Company Performance Share Award immediately prior to the Effective Time, and the terms of such Parent RSU Conversion Award will also include an Equity Award Cash Distribution Right.
(b)   Treatment of Restricted Stock.   At the Effective Time, each restricted stock award in respect of Company Shares granted under a Company Equity Award Plan that is outstanding immediately prior to the Effective Time (a “Company RSA”) shall be assumed and converted into (or cancelled and replaced by) a Parent Restricted Stock Award, relating to a number of Parent Shares equal to the product, rounded to the nearest whole number of shares, of (A) the number of Company Shares subject to such Company RSA immediately prior to the Effective Time, and (B) the Equity Award Exchange Ratio, with the same terms and conditions (including dividend rights) that applied to such Company RSA immediately prior to the Effective Time, and the terms of such Parent Restricted Stock Award will also include an Equity Award Cash Distribution Right.
(c)   Treatment of Deferred Units.   At the Effective Time, each deferred unit in respect of Company Shares credited or deemed credited to a stock unit account under the Company’s Non-Employee Directors Compensation Plan that is outstanding immediately prior to the Effective Time (a “Company Deferred Unit”) shall be converted automatically into a number of deferred unit(s) in respect of Parent Shares (a “Parent Deferred Unit”) equal to the product, rounded to the nearest whole number, of (x) the number of Company Shares subject to such Company Deferred Unit (including any additional Company Shares credited as accumulated dividend equivalent rights with respect to such Company Deferred Unit immediately prior to the Effective Time) multiplied by (y) the Equity Award Exchange Ratio, to be payable pursuant to the terms of the Company’s Non-Employee Directors Compensation Plan, and the terms of such Parent Deferred Unit will also include an Equity Award Cash Distribution Right.

Section 2.3   Exchange of Company Shares.
(a)   Exchange Agent.   Prior to the Effective Time, Parent shall select a paying and exchange agent reasonably acceptable to the Company (the “Exchange Agent”) and enter into an agreement with such Exchange Agent in form and substance reasonably acceptable to the Company pursuant to which the Exchange Agent will (i) act as agent for the shareholders of the Company in connection with the Merger and receive payment and delivery of the Merger Consideration to which the shareholders of the Company shall become entitled pursuant to Section 2.1(a) and (ii) act as agent for Parent in transmitting the Merger Consideration to such shareholders following the occurrence of the Effective Time in accordance with the Agreement. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of the holders of Company Shares, an amount of cash in immediately available funds and an amount of Parent Shares in book-entry form, in each case, sufficient for the Exchange Agent to pay and deliver the Merger Consideration required to be paid and delivered by Parent in accordance with Section 2.1(a). In addition, Parent shall deposit, or cause to be deposited, with the Exchange Agent, from time to time after the Effective Time, (A) any dividends or other distributions payable pursuant to the Agreement and (B) cash in lieu of any fractional Parent Shares payable pursuant to Section 2.3(b).
(b)   Fractional Shares.   No certificates or scrip representing fractional Parent Shares shall be issued upon the conversion of the Company Shares into the Merger Consideration pursuant to Section 2.1(a), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Shares. For purposes of this Section 2.3(b), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to four (4) decimal places. In lieu of any such fractional Parent Shares, each holder of Company Shares who would otherwise be entitled to such fractional Parent Shares shall be entitled to receive an amount in cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of such fractional Parent Share and (ii) the Average Price.
Section 2.4   No Dissenters’ Rights.   In accordance with Section 13.1-730(B) of the VSCA, no holder of Company Shares shall be entitled to exercise dissenters’ rights, appraisal rights or other similar rights in connection with the Merger.
Section 2.5   Adjustments.   In the event of any change to the Company Shares or Parent Shares (or securities convertible thereto or exchangeable or exercisable therefor) issued and outstanding in the period between the date of the Agreement and the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and any other payments to be made pursuant to this Article II shall be equitably adjusted, without duplication, to provide the holders of Company Shares, Company Performance Share Awards, Company RSAs and Company Deferred Units the same economic effect contemplated by this Article II prior to such change; provided, however, that nothing in this Section 2.5 shall be construed to permit the Company, Parent, any of their respective Subsidiaries or any other Person to take any action that is otherwise prohibited by the terms of the Agreement; and provided, further, that any adjustment pursuant to this Section 2.5 to any Company Performance Share Awards, Company RSAs and Company Deferred Units shall be done in all respects in accordance with Section 409A of the Code, if applicable, and the terms of the applicable Company Equity Award Plan.
ARTICLE III
AMENDMENT
Section 3.1   Modification or Amendment.   Subject to the requirements of applicable law, at any time prior to the Effective Time, the Parties may modify or amend this Plan of Merger by written agreement, executed and delivered by duly authorized officers of the respective Parties. No modification or amendment will be made which, pursuant to applicable law or the rules of the NYSE, requires further approval by the holders of Company Shares or the holders of the Parent Shares, as applicable, without such further approval being obtained.
ARTICLE IV
DEFINITIONS
Section 4.1   Definitions.   As used in this Plan of Merger, the following terms shall have the meanings below:
“Agreement” means the Agreement and Plan of Merger, dated as of May 15, 2026, by and among Parent, Merger Sub, CS Holdco, LLC, a Virginia limited liability company, and the Company.
“Average Price” means the volume-weighted average price, rounded to four decimal places, of Parent Shares for the ten (10) consecutive trading days ending on and including the second (2nd) trading day prior to the Effective Time.

“Closing Share Count” means the sum of (a) the number of Company Shares issued and outstanding immediately prior to the Effective Time (including Company RSAs but excluding the Cancelled Shares) and (b) the number of Company Shares underlying (i) Company Performance Share Awards based upon the Subject Performance Level and (ii) Company Deferred Units.
“Company Board” means the board of directors of the Company.
“Company Equity Award Plans” means the Company’s 2014 Incentive Compensation Plan, the 2024 Incentive Compensation Plan and the Non-Employee Directors Compensation Plan, each as amended and restated from time to time.
“Company Share” means a share of common stock, without par value, of the Company.
“Equity Award Cash Distribution Right” means, with respect to a Parent RSU Conversion Award, Parent Restricted Stock Award, or Parent Deferred Unit (collectively, “Parent Conversion Awards”), the right to receive an amount in cash equal to (a) the number of Parent Shares subject to such Parent Conversion Award, divided by (b) the Equity Award Exchange Ratio, multiplied by (c) the Per Share Cash Amount. Each Equity Award Cash Distribution Right shall be subject to the same vesting, payment, and forfeiture terms as the Parent Conversion Award to which such Equity Award Cash Distribution Right relates.
“Equity Award Exchange Ratio” means the Per Share Stock Amount.
“NYSE” means the New York Stock Exchange or any successor thereto.
“Parent” means NextEra Energy, Inc., a Florida corporation.
“Parent Preferred Stock” means preference securities of Parent with such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred immediately prior to the Effective Time.
“Parent Restricted Stock Award” means an award of restricted Parent Shares.
“Parent Share” means a share of common stock, par value $0.01 per share, of Parent.
“Party” means the Company, Parent or Merger Sub, as the case may be.
“Per Share Cash Amount” means an amount equal to $360,000,000 divided by the Closing Share Count.
“Person” means any natural person, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Series C Preferred” means the Company’s 4.35% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock.
“Subsidiary” means, with respect to any Person, (i) any other Person (other than a partnership, joint venture or limited liability company) of which 50% or more of the total voting power of shares of stock or other equity interests entitled to vote in the election of directors, managers or trustees is at the time of determination owned or controlled, directly or indirectly, by such first Person and (ii) any partnership, joint venture or limited liability company of which (A) 50% or more of the capital accounts, distribution rights, total equity or voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person, whether in the form of membership, general, special or limited partnership interests or otherwise or (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

EXHIBIT A
[SECOND] AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
DOMINION ENERGY, INC.
ARTICLE I
The name of the corporation is Dominion Energy, Inc. (the “Corporation”).
ARTICLE II
The name of the registered agent of the Corporation is Corporation Service Company. The Corporation’s registered office address, which is identical to the residence address of the registered agent, is 100 Shockoe Slip, 2nd Floor, Richmond, VA 23219. The registered office is located in the City of Richmond.
ARTICLE III
The purpose for which the Corporation was formed is to transact any and all lawful business for which a corporation may be formed under the Virginia Stock Corporation Act (the “Act”), as amended from time to time.
ARTICLE IV
The Corporation is authorized to issue One Thousand (1,000) shares of common stock.
ARTICLE V
The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.
ARTICLE VI
1.
To the full extent that the Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

2.
To the full extent permitted and in the manner prescribed by the Act and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

3.
The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article VI who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2 of this Article VI.

4.
The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

[Exhibit A to Plan of Merger]
B-A-1

5.
In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

6.
The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

7.
Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

ARTICLE VII
In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.
ARTICLE VIII
The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles, in the manner now or hereafter prescribed to by statute, and all rights conferred upon shareholders, directors or any other person herein are granted subject to this reservation.

B-A-2

Annex C
Privileged & Confidential
Attorney-Client Communication
May 15, 2026
The Board of Directors
NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408
Dear Members of the Board:
We understand that NextEra Energy, Inc., a Florida corporation (“NextEra”), WG Development Corp., a Virginia corporation and wholly owned subsidiary of NextEra (“Merger Sub”), CS Holdco, LLC, a Virginia limited liability company and wholly owned subsidiary of NextEra, and Dominion Energy, Inc., a Virginia corporation (“Dominion”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which NextEra will acquire Dominion (the “Transaction”). Pursuant to the Agreement, among other things, each outstanding share of the common stock, without par value, of Dominion (“Dominion Common Stock”), other than shares of Dominion Common Stock owned by NextEra, Merger Sub or any other wholly-owned subsidiary of NextEra and shares of Dominion Common Stock owned by Dominion or any wholly-owned subsidiary of Dominion, will be converted into the right to receive (i) a cash amount equal to the quotient of $360,000,000 divided by the Closing Share Count (as defined in the Agreement) (the “Cash Consideration”) and (ii) 0.8138 shares of common stock, par value $0.01 per share, of NextEra (“NextEra Common Stock”) (such number of shares so issuable, the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to NextEra of the Consideration to be paid by NextEra in the Transaction.
In connection with this opinion, we have:
(i)
Reviewed the financial terms and conditions of a draft, dated May 15, 2026 of the Agreement;

(ii)
Reviewed certain publicly available historical business and financial information relating to Dominion and NextEra;

(iii)
Reviewed various financial forecasts and other data provided to us by NextEra relating to the business of NextEra, and financial forecasts and other data provided to us by Dominion relating to the business of Dominion (which was approved for our use by NextEra);

(iv)
Held discussions with members of the senior managements of Dominion and NextEra with respect to the businesses and prospects of Dominion and NextEra, respectively;

(v)
Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Dominion and NextEra, respectively;

(vi)
Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Dominion;

(vii)
Reviewed historical stock prices and trading volumes of Dominion Common Stock and NextEra Common Stock;

(viii)
Reviewed the potential pro forma financial impact of the Transaction on NextEra based on the financial forecasts referred to above relating to Dominion and NextEra; and

(ix)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Dominion or NextEra or concerning the solvency or fair value of Dominion or NextEra, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of NextEra, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Dominion and NextEra, respectively. In addition, we have assumed, with the consent of NextEra, that such financial forecasts will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

C-1

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We further note that volatility in the credit, commodities and financial markets, may have an effect on Dominion or NextEra or the Transaction and we are not expressing an opinion as to the effects of such volatility on Dominion or NextEra or the Transaction. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of NextEra Common Stock or Dominion Common Stock may trade at any time subsequent to the announcement of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which NextEra might engage or the merits of the underlying decision by NextEra to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of NextEra, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of NextEra have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of NextEra, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on NextEra, Dominion or the Transaction. We further have assumed, with the consent of NextEra, that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that NextEra obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction (including the treatment of Dominion’s Series C Preferred (as defined in the Agreement) in the Transaction) or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.
Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to NextEra in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided, currently are providing and in the future may provide certain investment banking services to NextEra, for which we have received and may receive compensation, including a current engagement in connection with a potential acquisition of another company. In addition, in the ordinary course, certain of Lazard and its affiliates and its and their employees trade securities for their own accounts and for the accounts of their customers, and, accordingly, hold and/or may at any time hold a long or short position in securities of NextEra, Dominion and certain of their respective affiliates, and certain of Lazard’s affiliates also trade and hold securities on behalf of clients, which include and/or may at any time include NextEra, Dominion and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of NextEra (in its capacity as such) and our opinion is rendered to the Board of Directors of NextEra in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by NextEra in the Transaction is fair, from a financial point of view, to NextEra.
Very truly yours,
LAZARD FRERES & CO. LLC
By
/s/ George Bilic

George Bilic
Vice Chairman of Investment Banking, Managing Director

C-2

Annex D

Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
May 15, 2026
The Board of Directors
NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408
Members of the Board of Directors:
We understand that NextEra Energy, Inc. (“NextEra”) proposes to enter into a Merger Agreement among NextEra, WG Development Corp., a wholly owned subsidiary of NextEra (“Merger Sub”), CS Holdco, LLC, a wholly owned subsidiary of NextEra and Dominion Energy, Inc. (“Dominion”), pursuant to which, among other things, Merger Sub will merge with and into Dominion (the “Transaction”). Pursuant to the Agreement, each outstanding share of the common stock, without par value, of Dominion (“Dominion Common Stock”), other than shares of Dominion Common Stock owned by NextEra, Merger Sub or any other wholly owned subsidiary of NextEra and shares of Dominion Common Stock owned by Dominion or any wholly owned subsidiary of Dominion, will be converted into the right to receive (i) a cash amount equal to the quotient of $360,000,000 divided by the Closing Share Count (as defined in the Agreement) (the “Cash Consideration”) and (ii) 0.8138 shares of the common stock, par value $0.01 per share, of NextEra (“NextEra Common Stock”) (the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to NextEra of the Consideration to be paid by NextEra in the Transaction.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to Dominion and NextEra;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Dominion furnished to or discussed with us by the management of Dominion, including certain financial forecasts relating to Dominion prepared by the management of Dominion (which was approved for our use by NextEra) (such forecasts, the “Dominion Forecasts”);

(3)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of NextEra furnished to or discussed with us by the management of NextEra, including certain financial forecasts relating to NextEra prepared by the management of NextEra (such forecasts, the “NextEra Forecasts”);

(4)
reviewed certain financial forecasts relating to Dominion and NextEra on a pro forma basis after giving effect to the Transaction, in each case, prepared by the management of NextEra (the “Pro Forma Forecasts”);

(5)
discussed the past and current business, operations, financial condition and prospects of Dominion with members of senior managements of Dominion and NextEra, and discussed the past and current business, operations, financial condition and prospects of NextEra with members of senior management of NextEra;

(6)
reviewed the potential pro forma financial impact of the Transaction on the future financial performance of NextEra, including the potential effect on NextEra’s estimated earnings per share;

(7)
reviewed the trading histories for Dominion Common Stock and NextEra Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

(8)
compared certain financial and stock market information of Dominion and NextEra with similar information of other companies we deemed relevant;

(9)
compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of other transactions we deemed relevant;

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

(10)
reviewed the relative financial contributions of Dominion and NextEra to the future financial performance of the combined company on a pro forma basis;

(11)
reviewed a draft, dated May 15, 2026, of the Agreement (the “Draft Agreement”); and

(12)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of NextEra and Dominion that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Dominion Forecasts, we have been advised by Dominion, and have assumed, with the consent of NextEra, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Dominion as to the future financial performance of Dominion. With respect to the NextEra Forecasts and the Pro Forma Forecasts, we have assumed, at the direction of NextEra, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of NextEra as to the future financial performance of NextEra on a stand-alone basis and NextEra and Dominion on a pro forma basis after giving effect to the Transaction. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Dominion or NextEra, nor have we made any physical inspection of the properties or assets of Dominion or NextEra. We have not evaluated the solvency or fair value of Dominion or NextEra under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of NextEra, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Dominion, NextEra or the contemplated benefits of the Transaction. We also have assumed, at the direction of NextEra, that the Transaction will qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. We also have assumed, at the direction of NextEra, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction (including the treatment of Dominion’s Series C Preferred (as defined in the Agreement) in the Transaction). Our opinion is limited to the fairness, from a financial point of view, to NextEra of the Consideration to be paid in the Transaction and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party, including, without limitation, the holders of the Series C Preferred. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to NextEra or in which NextEra might engage or as to the underlying business decision of NextEra to proceed with or effect the Transaction. In addition, we are not expressing any view or opinion with respect to, and have relied, with the consent of NextEra, upon the assessments of representatives of NextEra regarding legal, regulatory, accounting, tax and similar matters relating to NextEra or Dominion and the Transaction (including the contemplated benefits thereof) as to which we understand that NextEra obtained such advice as it deemed necessary from qualified professionals. We are not expressing any opinion as to what the value of NextEra Common Stock actually will be when issued or the prices at which NextEra Common Stock or Dominion Common Stock will trade at any time, including following announcement or consummation of the Transaction. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction or any related matter.
We have acted as financial advisor to NextEra in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, NextEra has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of NextEra, Dominion and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to NextEra and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to NextEra in connection with certain mergers and acquisitions transactions, (ii) having acted or acting as manager, underwriter or placement agent for certain debt and equity offerings of NextEra and/or certain of its affiliates, (iii) having acted or acting as administrative agent, collateral agent, co-lead arranger, co-lead bookrunner for, and/or a lender under certain term loans, letters of credit, leasing and credit facilities for NextEra and/or certain of its affiliates, (iv) having provided or providing certain treasury management services and products to NextEra and/or certain of its affiliates and (v) having provided or providing commodity, derivatives and foreign exchange trading services to NextEra and/or certain of its affiliates.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Dominion and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as underwriter, manager or placement agent for certain debt and equity offerings of Dominion and/or certain of its affiliates, (ii) having acted or acting as co-lead arranger, co-lead bookrunner, and/or a lender under certain term loans, letters of credit, leasing, credit and other facilities for Dominion and/or certain of its affiliates, (iii) having provided or providing certain treasury management services and products to Dominion and/or certain of its affiliates and (iv) having provided or providing commodity and derivatives trading services to Dominion and/or certain of its affiliates.
It is understood that this letter is for the benefit and use of the Board of Directors of NextEra (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on NextEra, Dominion or the Transaction. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be paid in the Transaction by NextEra is fair, from a financial point of view, to NextEra.
Very truly yours,
/s/ BofA Securities, Inc.
BOFA SECURITIES, INC.

Annex E
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000
PERSONAL AND CONFIDENTIAL
May 15, 2026
Board of Directors
Dominion Energy, Inc.
600 E Canal Street
Richmond, VA 23219
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than NextEra Energy, Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, without par value (the “Shares”), of Dominion Energy, Inc. (the “Company”) of the Merger Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of May 15, 2026 (the “Agreement”), by and among Parent, WG Development Corp., a wholly owned subsidiary of Parent (“Merger Sub Corp”), CS Holdco, LLC, a wholly owned subsidiary of Parent (“LLC Sub”), and the Company. The Agreement provides, among other things, that Merger Sub Corp will be merged with and into the Company (the “First Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”), and, immediately following the First Merger, that the Surviving Corporation will be merged with and into LLC Sub, with LLC Sub surviving as a wholly owned subsidiary of Parent. As a result of the First Merger, each Share issued and outstanding immediately prior to the effective time of the First Merger (other than the Cancelled Shares (as defined in the Agreement)) will automatically be converted into the right to receive (i) an amount in cash equal to $360,000,000 divided by the Closing Share Count (as defined in the Agreement) (such amount, the “Per Share Cash Amount”) and (ii) 0.8138 shares of common stock, par value $0.01 per share, of Parent (“Parent Shares”) (the “Per Share Stock Amount”; together with the Per Share Cash Amount, the “Merger Consideration”).
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, and any of their respective affiliates or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has existing lending relationships with the Company and Parent or majority owned subsidiaries thereof. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as (i) a book runner in connection with a public offering of junior subordinated notes of the Company in November 2024, (ii) the Company’s financial advisor in connection with the sale of a 50% noncontrolling interest in Coastal Virginia Offshore in October 2024, (iii) the Company’s financial advisor in connection with the sale of PSNC Energy in September 2024, (iv) the Company’s financial advisor in connection with the sale of Questar Corporation in June 2024 and (v) the Company’s financial advisor in connection with the sale of East Ohio Gas Company in March 2024. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to Parent and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as (i) a book runner in connection with a public offering of equity units of Parent in February 2026, (ii) a co-manager in connection with a private offering of senior unsecured notes of a subsidiary of Parent in November 2025, (iii) lead left book runner in connection with a private offering of senior unsecured notes of a subsidiary of Parent in March 2025, (iv) a book runner in connection with a public offering of junior subordinated debentures of a subsidiary of Parent in February 2025,

(v) a book runner in connection with a public offering of unsecured notes of a subsidiary of Parent in January 2025 and (vi) an underwriter in connection with a public offering of equity units of Parent in October 2024. Goldman Sachs & Co. LLC is a counterparty to Parent with respect to certain capped call transactions (the “Capped Call Transactions”) entered into in connection with Parent’s sale of certain convertible notes. Pursuant to the terms of the Capped Call Transactions, Goldman Sachs & Co. LLC, acting as the calculation agent, is entitled in certain circumstances, including announcement and closing of the Transaction, to make one or more adjustments to the cap price and other terms of such Capped Call Transaction to reflect the economic effect of such event on certain embedded call options. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Parent for the five years ended December 31, 2025; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; and certain internal financial analyses and forecasts for the Company prepared by its management and for Parent standalone prepared by its management as adjusted by the management of the Company, and certain financial analyses and forecasts for Parent pro forma for the Transaction prepared by the managements of the Company, in each case, as approved for our use by the Company (the “Forecasts”), and certain internal estimates of the Closing Share Count and the Per Share Cash Amount (collectively, the “Per Share Cash Amount Estimate”), in each case as approved for our use by the Company. We have also held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Parent; reviewed the reported price and trading activity for the Shares and Parent Shares; compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the utilities industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Per Share Cash Amount Estimate have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Merger Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any allocation of the Merger Consideration, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which Shares or Parent Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,
/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

Annex F
J.P. Morgan
May 18, 2026
The Board of Directors
Dominion Energy, Inc.
600 E Canal Street
Richmond, VA 23219
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, without par value (the “Company Common Stock”), of Dominion Energy, Inc. (the “Company”) of the Merger Consideration (as defined below) to be paid to such holders in the proposed mergers (the “Transaction”) of the Company with wholly owned subsidiaries of NextEra Energy, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of May 15, 2026 (the “Agreement”), by and among the Acquiror, WG Development Corp., a wholly owned subsidiary of the Acquiror (“Merger Sub Corp”), CS Holdco, LLC, a wholly owned subsidiary of the Acquiror (“LLC Sub”), and the Company, Merger Sub Corp will be merged with and into the Company (the “First Merger”), with the Company surviving as a wholly owned subsidiary of the Acquiror (the “Surviving Corporation”), and, immediately following the First Merger, the Surviving Corporation will be merged with and into LLC Sub, with LLC Sub surviving as a wholly owned subsidiary of the Acquiror. At the effective time of the First Merger, each issued and outstanding share of Company Common Stock, other than the Cancelled Shares (as defined in the Agreement), will be automatically converted into the right to receive (i) an amount in cash equal to $360,000,000 divided by the Closing Share Count (as defined in the Agreement) (the “Per Share Cash Amount”) and (ii) 0.8138 shares of the Acquiror’s common stock, par value $0.01 per share (the “Acquiror Common Stock”) (the “Per Share Stock Amount”; together with the Per Share Cash Amount, the “Merger Consideration”).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Acquiror relating to their respective businesses, as well as certain internal estimates of the Closing Share Count and the Per Share Cash Amount (collectively, the “Per Share Cash Estimate”), in each case as approved for our use by the Company; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Per Share Cash Estimate, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts, including the Per Share Cash Estimate, or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the

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Acquiror, Merger Sub Corp and LLC Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Merger Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Acquiror Common Stock will trade at any future time.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period for the Company have included acting as joint lead arranger and bookrunner on credit facilities of the Company in April 2025 and April 2026, as joint lead bookrunner on the Company’s offerings of debt securities in May 2025 and September 2025, and as joint dealer manager on the Company’s tender offer for its fixed rate perpetual preferred stock in June 2024. Such services during such period for the Acquiror have included acting as joint lead arranger and bookrunner on credit facilities of the Acquiror’s affiliated entities in February 2026, as joint lead bookrunner on offerings of debt securities of the Acquiror’s affiliated entities in June 2024, January 2025, February 2025, March 2025, May 2025, June 2025, November 2025, December 2025 and February 2026, as joint lead bookrunner on the Acquiror’s offering of equity-linked securities in October 2024, as financial advisor on an Acquiror affiliated entity’s sale of Meade Pipeline Co LLC announced September 2025. In addition, during the two years preceding the date of this letter, affiliates of J.P. Morgan have made tax equity investments in certain of the Acquiror’s affiliated entities with aggregate commitments of approximately $1.34 billion. Our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and the Acquiror’s affiliated entities, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 2% of the outstanding common stock of the Company and less than 1% of the outstanding common stock of the Acquiror. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we are likely to hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Merger Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

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Annex G
ARTICLES OF AMENDMENT TO
SECOND RESTATED ARTICLES OF INCORPORATION
OF
NEXTERA ENERGY, INC.
Document Number of Corporation: M04961
Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation hereby submits the following amendment to its Second Restated Articles of Incorporation:
1.   The name of the corporation is NextEra Energy, Inc. (the “Corporation”).
2.   The text of ARTICLE III Section 1 of the Second Restated Articles of Incorporation of the Corporation is amended and restated in its entirety to read as follows (the “Amendment”):
Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation is authorized to issue is 5,100,000,000 shares, consisting of 100,000,000 shares of Serial Preferred Stock, $.01 par value, and 5,000,000,000 shares of Common Stock, $.01 par value.
3.   The aforesaid Amendment to the Second Restated Articles of Incorporation was approved and recommended to the shareholders of the Corporation by the board of directors of the Corporation on [           ], 2026, and was duly adopted by the shareholders of the Corporation on [           ], 2026, in accordance with the provisions of Section 607.1003 of the Florida Business Corporation Act. The number of votes cast for the Amendment by the shareholders was sufficient for approval.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name by the undersigned, thereunto duly authorized, on [           ], 2026.
NEXTERA ENERGY, INC.
By:

Charles E. Sieving
Executive Vice President,
Chief Legal, Environmental and Federal Regulatory Affairs Officer

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DOMINION ENERGY, INC. P.O. BOX 26532 RICHMOND, VIRGINIA 23261SCAN TO VIEW MATERIALS & VOTEUse one of the voting methods below up until 11:59 p.m. Eastern Time on September 2, 2026, or 11:59 p.m. Eastern Time on August 26, 2026 for shares held in one of the employee 401(k) plans sponsored by Dominion Energy, Inc. or its subsidiaries.ELECTRONIC VOTING INSTRUCTIONSVote 24 hours a day, 7 days a week. If you vote by telephone or Internet, please do not send your proxy in by mail.VOTE BY INTERNETGo to www.proxyvote.com/dominion or scan the QR Barcode above.Use the Internet to transmit your voting instructions and for electronic delivery of proxy materials.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:T02575-S46432KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYDOMINION ENERGY, INC.The Board of Directors recommends you vote FOR the following proposals:ForAgainstAbstain1. To approve the Agreement and Plan of Merger, dated as of May 15, 2026, by and among NextEra Energy, Inc., a Florida corporation (“NextEra Energy”),!!!WG Development Corp., a Virginia corporation and direct wholly owned subsidiary of NextEra Energy, CS Holdco, LLC, a Virginia limited liability company and direct wholly owned subsidiary of NextEra Energy and Dominion Energy, Inc., a Virginia corporation (“Dominion Energy”), and the first plan of merger (as defined in the accompanying joint proxy statement/prospectus) (the "first merger" and such proposal, the “Dominion Energy merger proposal”);2.To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Dominion Energy’s named executive officers in connection with the first merger; and 3.To approve the adjournment of the special meeting to solicit additional proxies if there is a quorum present and there are not sufficient votes at the time of the special meeting to approve the Dominion Energy merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Dominion Energy shareholders. ! ! !! ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

DOMINION ENERGY, INC.Special Meeting of Shareholders Thursday, September 3, 2026, 9:30 a.m. ET Attending the Special Meeting We are pleased to welcome shareholders to the Special Meeting being held in connection with Dominion Energy, Inc.'s proposed merger with NextEra Energy, Inc. The Special Meeting will be held in a virtual format. To attend and vote during the Special Meeting, visit www.virtualshareholdermeeting.com/D2026SM and enter the 16-digit control number included in your proxy card or voting instruction card. Online access to the webcast will open approximately 15 minutes prior to the start of the Special Meeting. Attendance at the Special Meeting is subject to capacity limits set by the virtual meeting platform provider. Even if you plan on attending the Special Meeting, we encourage you to vote your shares in advance online, by phone or by mail to ensure that your vote will be represented at the Special Meeting. For more detailed information on the Special Meeting, see the section entitled "Dominion Energy Special Meeting" in the Proxy Statement. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com/dominion.T02576-S46432DOMINION ENERGY, INC. Special Meeting Thursday, September 3, 2026, 9:30 a.m. ET This Proxy is solicited on behalf of the Board of Directors. The undersigned appoints Pamela J. Royal, M.D., Susan N. Story and Carlos M. Brown, or any one of them, with the power of substitution, as proxies to vote all shares of the undersigned at the Special Meeting on September 3, 2026, and at any and all adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed on the reverse side by the undersigned. If this card is returned signed with no direction given, this proxy will be voted "FOR" Items 1, 2 and 3. In their discretion, the proxies are authorized to vote on any other matters that properly come before the Special Meeting. This card also serves as voting instructions to the applicable Trustee of each of the employee 401(k) plans sponsored by Dominion Energy, Inc. or its subsidiaries (the Employee 401(k) Plans). This card, when properly executed, directs the applicable Trustee to vote the Dominion Energy shares related to your Employee 401(k) Plan account at the Special Meeting as indicated on the reverse side. If this card is returned signed with no direction given or is not returned at all, shares will be voted by the applicable Trustee as directed by an independent fiduciary hired by the Plan Administrator for all Employee 401(k) Plans. All voting instructions will be kept confidential. You may not vote your Employee 401(k) Plan shares at the Special Meeting. To be counted in the final tabulation, the applicable Trustee must receive your proxy instructions and vote your Employee 401(k) Plan shares no later than 11:59 p.m. Eastern Time on August 26, 2026.(This card must be signed and dated on the other side).